UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.   )

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Preliminary Information Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Thermon Group Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 Filed Pursuant to Rule 424b3
 Registration No. 333-294924

JOINT PROXY STATEMENT/PROSPECTUS
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
On behalf of the boards of directors of CECO Environmental Corp. (“CECO” or “Parent”) and Thermon Group Holdings, Inc. (“Thermon” or the “Company”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the proposed combination of CECO and Thermon. We are requesting that you take certain actions as a CECO or Thermon stockholder.
On February 23, 2026, CECO, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CECO (“Merger Sub LLC”), and Thermon entered into an Agreement and Plan of Merger (as may be amended from time to time, the “merger agreement”), pursuant to which CECO will acquire Thermon through a series of mergers.
In the first merger, Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO (the “first merger” and the surviving entity, the “surviving corporation”). Immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “second merger” and, together with the first merger, the “mergers,” and the surviving entity, the “surviving company”). The first merger will become effective at such time as the parties shall agree and shall specify in the certificate of merger filed with the Secretary of State of the State of Delaware (the “effective time”). The second merger will become effective one minute after the effective time, or at such later time as the parties shall agree and shall specify in the certificate of merger for the second merger (the “second merger effective time”).
In the first merger, each share of common stock, par value $0.001 per share, of Thermon (“Thermon common stock”) (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, one of the following forms of merger consideration, subject, in the case of any cash election or stock election, to proration as described in the merger agreement:
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Mixed Election: 0.6840 shares of common stock, par value $0.01 per share, of CECO (“CECO common stock”) and $10.00 in cash, without interest (the “mixed consideration”). Shares for which no election is made will be treated as mixed election shares.

•
Cash Election: $63.89 in cash per share, without interest (the “cash consideration”).

•
Stock Election: 0.8110 shares of CECO common stock per share (the “stock consideration”).

Importantly, although Thermon stockholders may elect among these three options, the aggregate amount of cash and stock to be paid by CECO in the mergers is fixed. Based on the number of shares of Thermon common stock expected to be outstanding at closing, the total cash payable by CECO is capped at approximately $334 million and the total CECO shares issuable is capped at approximately 22.9 million shares. Cash and stock needed to pay the mixed consideration (the default for stockholders who make no election) are funded first from each pool, and only the remainder is available to satisfy cash elections and stock elections. Accordingly, all elections for all-cash or all-stock consideration are subject to mandatory proration to the extent cumulative elections exceed the amounts available, and stockholders who made those elections may receive a prorated amount of their chosen consideration and the balance in the alternative form. The mixed consideration is not subject to proration.
Following the closing of the mergers, it is anticipated that persons who were stockholders of CECO or Thermon immediately prior to the mergers will own approximately 62.5% and 37.5% of the combined company on a fully diluted basis, respectively. The actual ownership percentages will depend on the number of shares of CECO common stock and Thermon common stock issued and outstanding immediately prior to the effective time.
CECO and Thermon will each hold meetings of their respective stockholders in connection with the mergers (as may be adjourned or postponed from time to time, respectively, the “CECO annual meeting” and the “Thermon special meeting”).

At the CECO annual meeting, CECO stockholders will be asked to consider and vote various proposals described herein, including on a proposal to approve the issuance of shares of CECO common stock in connection with the first merger and other shares of CECO common stock to be issued in the mergers or reserved for issuance in connection with the mergers (the “CECO stock issuance proposal”).
The CECO board of directors unanimously recommends that CECO stockholders vote “FOR” the CECO stock issuance proposal and the other proposals described herein.
At the Thermon special meeting, Thermon stockholders will be asked to consider and vote on proposals to (1) adopt the merger agreement (the “Thermon merger proposal”) and (2) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers (the “Thermon compensation proposal”).
The Thermon board of directors unanimously recommends that Thermon stockholders vote “FOR” each of the proposals to be considered at the Thermon special meeting.
Concurrently with the execution of the merger agreement, Jason DeZwirek, Chairman of the CECO board, and Todd Gleason, Chief Executive Officer and a director of CECO, entered into voting agreements with CECO and Thermon, pursuant to which, subject to the terms and conditions therein, each has agreed to vote all of his respective shares of CECO common stock in favor of the CECO stock issuance proposal. As of April 17, 2026, Messrs. DeZwirek and Gleason collectively owned approximately 5,519,870 shares of CECO common stock (including shares beneficially owned), representing approximately 15.4% of the outstanding shares of CECO common stock. Copies of the voting agreements are attached as Annex G to this joint proxy statement/prospectus. For additional information, see the section titled “Voting Agreements” beginning on page 37 of this joint proxy statement/prospectus.
CECO common stock is traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CECO,” and Thermon common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “THR.” The market prices of both CECO common stock and Thermon common stock will fluctuate before the mergers, and you should obtain current stock price quotations for CECO common stock and Thermon common stock.
Your vote is very important.   We cannot complete the mergers unless the CECO stockholders vote to approve the CECO stock issuance proposal and the Thermon stockholders vote to adopt the merger agreement.
This document is a prospectus relating to the CECO common stock to be issued to Thermon stockholders in the first merger and a joint proxy statement for CECO and Thermon to solicit proxies for their respective meetings of stockholders. It contains answers to frequently asked questions and a summary of the important terms of the mergers, the merger agreement and related transactions, followed by a more detailed discussion.
Please carefully read this entire document, including “Risk Factors” beginning on page 29, for a discussion of the risks relating to CECO, Thermon and the mergers.
Sincerely,

Todd Gleason Chief Executive Officer CECO Environmental Corp.	Bruce Thames Chief Executive Officer Thermon Group Holdings, Inc.
Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved of the mergers or the securities to be issued under this joint proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The date of the accompanying joint proxy statement/prospectus is April 23, 2026, and it is first being mailed or otherwise delivered to CECO stockholders and Thermon stockholders on or about April 23, 2026.

CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026
To the Stockholders of CECO Environmental Corp.:
We are pleased to invite you to participate in the annual meeting of stockholders of CECO Environmental Corp., a Delaware corporation (“CECO”), which will be held virtually at www.virtualshareholdermeeting.com/CECO2026, on May 27, 2026, at 8:00 a.m., Central Time, for the following purposes (the “CECO annual meeting”):
1.
CECO Stock Issuance Proposal.   To vote on a proposal to approve the issuance of shares of CECO’s common stock, par value $0.01 per share (“CECO common stock”), constituting the stock consideration to be issued to stockholders of Thermon Group Holdings, Inc. (“Thermon”) in the first merger contemplated by the Agreement and Plan of Merger, dated as of February 23, 2026, by and among CECO, Longhorn Merger Sub, Inc., a direct wholly owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a direct wholly owned subsidiary of CECO (“Merger Sub LLC”), and Thermon (as that agreement may be amended from time to time, the “merger agreement”), a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus, and other shares of CECO common stock to be issued in the mergers or reserved for issuance in connection with the mergers (the “CECO stock issuance proposal”).

2.
Adjournment Proposal.   To vote on a proposal to adjourn the CECO annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the CECO stock issuance proposal at the time of the CECO annual meeting (the “CECO adjournment proposal”).

3.
CECO Director Election Proposal.   To vote on a proposal to elect the eight directors named in the accompanying joint proxy statement/prospectus to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified (the “CECO director election proposal”);

4.
Advisory Vote on Executive Compensation.   To approve, on a non-binding advisory basis, the compensation of CECO’s named executive officers (the “CECO say-on-pay proposal”);

5.
CECO Equity Plan Proposal.   To vote on a proposal to approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan (the “CECO equity plan proposal”); and

6.
CECO Auditor Ratification Proposal.   To vote on a proposal to ratify the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026 (the “CECO auditor ratification proposal”).

CECO will transact no other business at the CECO annual meeting except such business as may properly be brought before the CECO annual meeting by or at the direction of the CECO board of directors (the “CECO board”). References to the CECO annual meeting in the accompanying joint proxy statement/prospectus are to such annual meeting, as may be adjourned or postponed from time to time. Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the CECO annual meeting.
The CECO board has fixed the close of business on April 17, 2026 as the record date for the CECO annual meeting (the “CECO record date”). Only CECO stockholders of record at that time are entitled to receive notice of, and to vote at, the CECO annual meeting. A list of the CECO stockholders of record who are entitled to vote at the CECO annual meeting will be available for inspection at CECO’s executive offices at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, during ordinary business hours, for a period of no less than 10 days before the CECO annual meeting.
The closing of the mergers is conditioned on approval of the CECO stock issuance proposal, but is not conditioned on approval of the CECO adjournment proposal, the election of the director nominees set forth in the CECO director election proposal, or approval of the CECO say-on-pay proposal, the CECO equity plan proposal, or the CECO auditor ratification proposal. Approval of the CECO stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of Nasdaq and CECO’s organizational documents. Each director nominee standing for election pursuant to the CECO director election proposal will be elected by the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting. Approval of each of the CECO adjournment proposal, the CECO say-on-pay proposal, the CECO equity plan proposal, and the CECO auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.
The CECO board unanimously (a) determined that the terms of the merger agreement, the voting agreements and the transactions contemplated by the merger agreement, including the mergers, are in the best interests of CECO and its stockholders, (b) approved, adopted and declared advisable the merger agreement, the voting agreements and the transactions contemplated by the merger agreement, including the mergers, (c) directed that the stock issuance be submitted to the holders of CECO common stock for their approval and (d) resolved to recommend that the CECO stockholders vote in favor of the stock issuance.
The CECO board unanimously recommends that CECO stockholders vote “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, “FOR” the CECO equity plan proposal, and “FOR” the CECO auditor ratification proposal.
Your vote is very important regardless of the number of shares that you own. Whether or not you expect to attend the CECO annual meeting, to ensure your representation at the meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (a) accessing the internet site listed on the CECO proxy card, (b) calling the toll-free number listed on the CECO proxy card or (c) submitting your CECO proxy card by mail by using the provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from voting at the CECO annual meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of CECO common stock who is present at the CECO annual meeting may vote, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the CECO annual meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by such broker, bank or other nominee.
The accompanying joint proxy statement/prospectus provides a detailed description of the mergers, the merger agreement and the other matters to be considered at the CECO annual meeting. We urge you to read carefully the joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes in their entirety.
If you have any questions concerning the mergers or the joint proxy statement/prospectus or if you would like additional copies or need help voting your shares of CECO common stock, please contact CECO’s proxy solicitor:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Banks and brokers, please call: (212) 448-4476
All others, please call toll-free: (800) 515-4507
E-mail: CECO@dfking.com
BY ORDER OF THE BOARD OF DIRECTORS,
Jason DeZwirek
Chairman of the Board
April 23, 2026

Thermon Group Holdings, Inc.
7171 Southwest Parkway Bld. 300, Suite 200
Austin, Texas 78735
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2026
To the Stockholders of Thermon Group Holdings, Inc.:
We are pleased to invite you to attend the special meeting of stockholders of Thermon Group Holdings, Inc., a Delaware corporation (“Thermon”), which will be held virtually at www.virtualshareholdermeeting.com/THR2026SM, on May 27, 2026, at 8:00 a.m., Central Time, for the following purposes (the “Thermon special meeting”):
1.
Thermon Merger Proposal.   To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 23, 2026, by and among CECO Environmental Corp., a Delaware corporation (“CECO”), Longhorn Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CECO (“Merger Sub LLC”), and Thermon (as that agreement may be amended from time to time, the “merger agreement”), a copy of which is included as Annex A to the accompanying joint proxy statement/prospectus, pursuant to which (a) Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO (the “first merger” and the surviving entity, the “surviving corporation”), and (b) immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (together with the first merger, the “mergers”), and each share of common stock, par value $0.001 per share, of Thermon (“Thermon common stock”) (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, (i) mixed consideration consisting of 0.6840 shares of common stock, par value $0.01 per share, of CECO (“CECO common stock”) and $10.00 in cash, (ii) cash consideration of $63.89 per share or (iii) stock consideration of 0.8110 shares of CECO common stock per share (the “Thermon merger proposal”). The cash election and stock election are each subject to proration as described in the merger agreement. The mixed consideration is not subject to proration.

2.
Thermon Compensation Proposal.   To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers (the “Thermon compensation proposal”).

3.
Adjournment Proposal.   To vote on a proposal to adjourn the Thermon special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Thermon special meeting (the “Thermon adjournment proposal”).

Thermon will transact no other business at the Thermon special meeting except such business as may properly be brought before the Thermon special meeting by or at the direction of the Thermon board of directors (the “Thermon board”). References to the Thermon special meeting in the accompanying joint proxy statement/prospectus are to such special meeting, as may be adjourned or postponed from time to time. Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the Thermon special meeting.
The Thermon board has fixed the close of business on April 20, 2026 as the record date for the Thermon special meeting (the “Thermon record date”). Only Thermon stockholders of record at that time are entitled to receive notice of, and to vote at, the Thermon special meeting. A list of the Thermon stockholders of record who are entitled to vote at the Thermon special meeting will be available for inspection at Thermon’s executive offices at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, during ordinary business hours, for a period of no less than 10 days before the Thermon special meeting. The stockholder list will also be available for examination by Thermon stockholders during the Thermon special meeting, which can be accessed electronically at www.virtualshareholdermeeting.com/THR2026SM.
Closing of the mergers is conditioned on approval of the Thermon merger proposal but is not conditioned on approval of the Thermon compensation proposal or the Thermon adjournment proposal.

Adoption of the merger agreement (the Thermon merger proposal) requires the affirmative vote of the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon.
Approval of the Thermon compensation proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote on such proposal. The vote on the Thermon compensation proposal is advisory only and will not be binding on CECO, Thermon or their respective boards of directors.
Approval of the Thermon adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote on such proposal.
The Thermon board unanimously (a) determined that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the mergers, are in the best interests of Thermon’s stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the mergers, (c) directed that the merger agreement be submitted to the Thermon stockholders for adoption and (d) resolved to recommend that the Thermon stockholders vote in favor of the adoption of the merger agreement.
The Thermon board unanimously recommends that Thermon stockholders vote “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal.
Your vote is very important regardless of the number of shares that you own. Whether or not you expect to attend the Thermon special meeting, to ensure your representation at the Thermon special meeting, we urge you to submit a proxy to vote your shares as promptly as possible by (a) accessing the internet site listed on the Thermon proxy card, (b) calling the toll-free number listed on the Thermon proxy card or (c) submitting your Thermon proxy card by mail by using the provided self-addressed, stamped envelope. Failure to vote your shares of Thermon common stock is a vote “AGAINST” the merger proposal. Submitting a proxy will not prevent you from voting at the Thermon special meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Thermon common stock who is present at the Thermon special meeting may vote, thereby canceling any previous proxy. In any event, a proxy may be revoked at any time before the Thermon special meeting in the manner described in the accompanying joint proxy statement/prospectus. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by such broker, bank or other nominee.
The accompanying joint proxy statement/prospectus provides a detailed description of the mergers, the merger agreement, the election procedures, the proration mechanics and the other matters to be considered at the Thermon special meeting. We urge you to read carefully the joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes in their entirety.
If you have any questions concerning the mergers or the joint proxy statement/prospectus or if you would like additional copies or need help voting your shares of Thermon common stock, please contact Thermon’s proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokerage Firms Call: (212) 750-5833
Stockholders Call Toll Free: (877) 717-3905
BY ORDER OF THE BOARD OF DIRECTORS,
John U. Clarke
Chairman of the Board
April 23, 2026

ADDITIONAL INFORMATION
Each of CECO and Thermon file annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”) electronically, and the SEC maintains a website located at www.sec.gov containing this information. You can also obtain these documents, free of charge, from CECO at www.cecoenviro.com and from Thermon at www.thermon.com, as applicable. The information contained on, or that may be accessed through, the respective websites of CECO and Thermon is not incorporated by reference into, and is not a part of, this joint proxy statement/prospectus.
CECO has filed a registration statement on Form S-4 with respect to the shares of CECO common stock to be issued in the first merger, of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. You may read the registration statement, including any amendments and exhibits, at the SEC’s website mentioned above. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other documents referred to in this joint proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document filed as an exhibit to the registration statement.
This joint proxy statement/prospectus incorporates important business and financial information about CECO and Thermon from documents that are not attached to this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:
For CECO stockholders:	For Thermon stockholders:
CECO Environmental Corp. Attn: Investor Relations 5080 Spectrum Drive, Suite 800E Addison, Texas 75001 (214) 272-5300	Thermon Group Holdings, Inc. Attn: Investor Relations 7171 Southwest Parkway Bld. 300, Suite 200 Austin, Texas 78735 (512) 690-0600
D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, NY 10005 Banks and brokers, please call: (212) 448-4476 All others, please call toll-free: (800) 515-4507 E-mail: CECO@dfking.com	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Banks and Brokerage Firms Call: (212) 750-5833 Stockholders Call Toll Free: (877) 717-3905
If you would like to request any documents, please do so by May 19, 2026, which is five business days prior to the date of the CECO annual meeting and the Thermon special meeting, in order to receive them before the applicable meeting.
For a more detailed description of the information incorporated by reference into this joint proxy statement/prospectus and how you may obtain it, please see “Where You Can Find More Information.”

i

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of the registration statement on Form S-4 filed with the SEC by CECO, constitutes a prospectus of CECO under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of CECO common stock to be issued to Thermon stockholders in the first merger. This document also constitutes a proxy statement of each of CECO and Thermon under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a notice of meeting with respect to each of the CECO annual meeting and the Thermon special meeting.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Neither CECO nor Thermon has authorized anyone to provide you with information that is different from, or in addition to, that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated April 23, 2026, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. Further, you should also assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate only as of the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to CECO stockholders or Thermon stockholders nor the issuance by CECO of shares of CECO common stock in the first merger will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. CECO has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to CECO, and Thermon has supplied all such information relating to Thermon. CECO and Thermon have both contributed to the information related to the mergers contained in this joint proxy statement/prospectus.
All currency amounts referenced in this joint proxy statement/prospectus are in U.S. dollars.

v

COMMONLY USED TERMS
The following terms have the following meanings in this joint proxy statement/prospectus:
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“business day” means any day other than a Saturday, a Sunday or a day on which banks in New York or Texas are authorized or required by applicable Law to be closed;

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“cash consideration” means $63.89 in cash, without any interest thereon, to be paid per share of Thermon common stock to stockholders who validly make a cash election, subject to the proration mechanisms set forth in the merger agreement;

•
“cash election” means a valid election made by a Thermon stockholder to receive the cash consideration with respect to a share of Thermon common stock;

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“CECO” means CECO Environmental Corp., a Delaware corporation;

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“CECO board” means the Board of Directors of CECO;

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“CECO common stock” means the common stock, par value $0.01 per share, of CECO;

•
“CECO annual meeting” means the annual meeting of the CECO stockholders to be held to consider and vote upon the stock issuance and the other matters described herein, as it may be adjourned or postponed from time to time;

•
“closing” means the closing of the mergers;

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“closing date” means the date on which the closing occurs;

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“Code” means the Internal Revenue Code of 1986, as amended;

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“Company option” means all options to purchase shares of Thermon common stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the effective time under a Thermon equity plan;

•
“Company PU award” means each award of performance units granted under the Thermon equity plans;

•
“Company RSU award” means each award of restricted stock units granted under the Thermon equity plans;

•
“Company termination fee” means $74,700,000, payable by Thermon to CECO in certain circumstances as described in the merger agreement;

•
“converted RSU award” means an award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to a Company RSU award or Company PU award (with such number of shares calculated, in the case of the Company PU awards, based on actual and/or target performance as set forth in the merger agreement) and (b) the stock election share amount (0.8110);

•
“DGCL” means the General Corporation Law of the State of Delaware;

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“DLLCA” means the Delaware Limited Liability Company Act;

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“effective time” means the time the first merger becomes effective upon the filing of the first certificate of merger with the Secretary of State of the State of Delaware, or at such later time as the parties shall agree in writing and specify in the first certificate of merger;

•
“election deadline” means 5:00 p.m., Central Time, on the business day that is five business days prior to the closing date (or such other date as CECO and Thermon mutually agree in writing), which is the deadline for Thermon stockholders to submit an election form;

•
“election form” means the form and other appropriate and customary transmittal materials to be mailed to holders of Thermon common stock to enable such holders to make an election with respect to the form of merger consideration they wish to receive;

•
“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•
“exchange agent” means the bank or trust company designated by CECO and reasonably acceptable to Thermon to act as the exchange agent in connection with the mergers;

•
“exchange fund” means all certificates representing shares of CECO common stock, dividends, distributions and cash deposited with the exchange agent for the benefit of holders of Thermon common stock;

•
“first merger” means the merger of Merger Sub Inc. with and into Thermon, with Thermon continuing as the surviving corporation;

•
“Form S-4” means the registration statement on Form S-4 filed by CECO with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part;

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“GAAP” means generally accepted accounting principles in the United States;

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

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“joint proxy statement” means this joint proxy statement/prospectus;

•
“maximum aggregate cash amount” means the product of (a) $10.00, multiplied by (b) the number of shares of Thermon common stock outstanding on the date of determination, which serves as the cap on the aggregate cash payable in respect of cash election shares;

•
“maximum aggregate stock shares” means the number of shares of CECO common stock resulting from the product of (a) 0.6840 shares of CECO common stock, multiplied by (b) the number of shares of Thermon common stock outstanding on the date of determination, which serves as the cap on the aggregate number of shares of CECO common stock issuable in respect of stock election shares;

•
“merger agreement” means the Agreement and Plan of Merger, dated as of February 23, 2026, by and among CECO, Merger Sub Inc., Merger Sub LLC, and Thermon, as it may be amended from time to time;

•
“merger consideration” means the mixed consideration, the cash consideration, or the stock consideration, as applicable, subject to any required tax withholding and proration;

•
“mergers” means the first merger and the second merger, collectively;

•
“Merger Sub Inc.” means Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CECO;

•
“Merger Sub LLC” means Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CECO;

•
“mixed consideration” means the combination of (a) 0.6840 shares of CECO common stock and (b) $10.00 in cash, without any interest thereon;

•
“mixed election” means a valid election made by a Thermon stockholder to receive the mixed consideration with respect to a share of Thermon common stock;

•
“Nasdaq” means the Nasdaq Stock Market LLC;

•
“no election share” means each share of Thermon common stock for which no election to receive mixed consideration, cash consideration or stock consideration has been properly made, or for which such election has been properly revoked. No election shares will be converted into the right to receive the mixed consideration;

•
“NYSE” means the New York Stock Exchange;

•
“outside date” means August 24, 2026, subject to automatic extension to November 23, 2026 if, as of the initial outside date, the conditions relating to antitrust approvals have not been satisfied or waived but all other closing conditions have been satisfied or waived (or are capable of being satisfied);

•
“Parent termination fee” means $105,000,000, payable by CECO to Thermon in certain circumstances as described in the merger agreement;

•
“SEC” means the Securities and Exchange Commission;

•
“second merger” means the merger of the surviving corporation with and into Merger Sub LLC immediately following the first merger, with Merger Sub LLC continuing as the surviving company;

•
“Securities Act” means the Securities Act of 1933, as amended;

•
“stock consideration” means 0.8110 shares of CECO common stock to be issued per share of Thermon common stock to stockholders who validly make a stock election, subject to the proration mechanisms set forth in the merger agreement;

•
“stock election” means a valid election made by a Thermon stockholder to receive the stock consideration with respect to a share of Thermon common stock;

•
“stock issuance” means the issuance of shares of CECO common stock constituting the stock consideration to be issued in the first merger and other shares of CECO common stock to be issued or reserved for issuance in connection with the mergers;

•
“surviving company” means Merger Sub LLC, as the surviving entity of the second merger;

•
“surviving corporation” means Thermon, as the surviving entity of the first merger;

•
“Thermon” means Thermon Group Holdings, Inc., a Delaware corporation;

•
“Thermon board” means the board of directors of Thermon;

•
“Thermon common stock” means the common stock, par value $0.001 per share, of Thermon;

•
“Thermon equity plans” means the Thermon 2011 Long Term Incentive Plan and the Thermon 2020 Long Term Incentive Plan;

•
“Thermon special meeting” means the special meeting of the Thermon stockholders to be held to consider the adoption of the merger agreement, as it may be adjourned or postponed from time to time; and

•
“voting agreements” means the voting agreements, each dated as of February 23, 2026, entered into by and among CECO, Thermon and each of Jason DeZwirek and Todd Gleason, respectively, pursuant to which, subject to the terms and conditions therein, each such holder has agreed to vote his shares of CECO common stock in favor of the stock issuance. Copies of the voting agreements are attached as Annex G to this joint proxy statement/prospectus.

QUESTIONS AND ANSWERS ABOUT THE MEETINGS
The following questions and answers briefly address some commonly asked questions about the CECO annual meeting, the Thermon special meeting, the merger agreement and the mergers. These questions and answers may not address all questions that are important to you as a stockholder of CECO or Thermon. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, the Annexes to this joint proxy statement/prospectus and the documents referred to or incorporated by reference in this joint proxy statement/prospectus.
General and Transaction Structure
Q:
Why am I receiving this joint proxy statement/prospectus?

A:
CECO and Thermon have entered into the merger agreement, pursuant to which, upon the terms and subject to the conditions set forth in the merger agreement, (a) Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO, and (b) immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity. Your vote is required in connection with the mergers. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus.

In order to complete the mergers, CECO stockholders must vote to approve the issuance of shares of CECO common stock in connection with the first merger and shares of CECO common stock to be issued in the mergers or reserved for issuance in connection with the mergers (the “CECO stock issuance proposal”), and Thermon stockholders must vote to adopt the merger agreement (the “Thermon merger proposal”). In addition, at the CECO annual meeting, CECO stockholders will also be asked to vote on the election of eight directors (the “CECO director election proposal”), the compensation of CECO’s named executive officers on a non-binding advisory basis (the “CECO say-on-pay proposal”), the approval of the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan (the “CECO equity plan proposal”), and the ratification of the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026 (the “CECO auditor ratification proposal”). Additionally, Thermon stockholders will be asked to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers that is based on or otherwise relates to the mergers (the “Thermon compensation proposal”). The closing of the mergers is not conditioned on the election of the director nominees set forth in the CECO director election proposal or the approval of the CECO say-on-pay proposal, the CECO equity plan proposal, or the CECO auditor ratification proposal. CECO and Thermon will each hold a meeting of their respective stockholders in connection with the mergers. This joint proxy statement/prospectus is being sent to you to assist you in deciding how to vote your shares at the applicable meeting.
This document is also a prospectus of CECO, relating to the shares of CECO common stock to be issued to Thermon stockholders in the first merger, and forms part of a registration statement on Form S-4 filed by CECO with the SEC.
Q:
What is the transaction?

A:
Under the merger agreement, the combination of CECO and Thermon will be accomplished through a two-step merger structure:

•
First Merger:   Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO. In the first merger, each share of Thermon common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive merger consideration consisting of CECO common stock, cash, or a combination thereof, at the election of the holder and subject, in the case of any cash election or stock election, to proration as described in the merger agreement.

•
Second Merger:   Immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity.

Following completion of the mergers, Thermon will cease to exist as a separate company and will become a wholly owned subsidiary of CECO. Thermon common stock will no longer be traded on the NYSE, and former Thermon stockholders who receive CECO common stock will become stockholders of CECO, whose shares trade on the Nasdaq under the symbol “CECO.”
Consideration, Election and Proration
Q:
What will Thermon stockholders receive for their shares in the first merger?

A:
In the first merger, each share of Thermon common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, one of the following three forms of merger consideration:

•
Mixed Consideration:   0.6840 shares of CECO common stock plus $10.00 in cash, without interest. Shares for which no valid election is made (“no election shares”) will also receive the mixed consideration.

•
Cash Consideration:   $63.89 in cash per share, without interest.

•
Stock Consideration:   0.8110 shares of CECO common stock per share.

Importantly, the cash election and stock election are each subject to proration as described below and in the merger agreement. The mixed consideration is not subject to proration.
Q:
How and when do I make my merger consideration election?

A:
If you are a Thermon stockholder, you will receive an election form and other customary transmittal materials (collectively, the “election form”). The election form will be mailed to holders of record of Thermon common stock and will enable you to make an election with respect to the form of merger consideration you wish to receive for your shares of Thermon common stock.

The period during which you may submit your election (the “election period”) will begin on the date the election form is mailed and will end at 5:00 p.m., Central Time, on the business day that is five business days prior to the closing date of the mergers (or such other date as CECO and Thermon mutually agree in writing) (the “election deadline”). CECO and Thermon will publicly announce the anticipated election deadline at least five business days prior to the election deadline. If the closing date is delayed, the election deadline will be similarly delayed, and CECO and Thermon will promptly announce any such delay and, when determined, the rescheduled election deadline.
Q:
What do I do if I want to change or revoke my merger consideration election?

A:
You may change or revoke your election at any time prior to the election deadline by submitting a written notice to the exchange agent. To change your election, you must submit a properly completed and executed revised election form to the exchange agent prior to the election deadline. To revoke your election without making a new election, you must submit written notice of revocation to the exchange agent prior to the election deadline, in which case your shares will be treated as no election shares and you will receive the mixed consideration. After the election deadline, elections are final and may not be changed or revoked. In addition, if you transfer any shares of Thermon common stock with respect to which you have made an election prior to the election deadline, your election will be automatically revoked with respect to the transferred shares, and those shares will be treated as no election shares unless the transferee makes a separate valid and timely election. All elections will also be automatically revoked if the merger agreement is terminated. See “The Merger Agreement — Election Procedures.”

Q:
What happens if I do not make a valid election?

A:
If you are a Thermon stockholder and you do not submit a valid election form before the election deadline, or if your election is not properly made or is properly revoked and not resubmitted, your shares will be treated as “no election shares” and you will receive the mixed consideration, which consists of 0.6840 shares of CECO common stock plus $10.00 in cash, without interest, for each share of Thermon common stock you hold. The mixed consideration is not subject to proration.

Q:
Can I sell or transfer my shares of Thermon common stock after I make an election?

A:
No. If you make a valid cash election, stock election or mixed election with respect to any of your shares of Thermon common stock, you will not be able to sell or otherwise transfer those shares during the period between the submission of your election and the earlier of the closing of the mergers or the revocation of your election. If you wish to sell or transfer your shares after making an election, you must first revoke your election by submitting written notice to the exchange agent prior to the election deadline. Once the election deadline has passed, elections can no longer be revoked and shares subject to an election will not be available for trading. You should carefully consider this restriction before submitting an election form. See “Risk Factors — If you make a merger consideration election, you will not be able to sell or transfer the shares subject to your election prior to the closing of the mergers.”

Q:
What if I hold my shares of Thermon common stock in “street name” or through a retirement or savings plan?

A:
If your shares of Thermon common stock are held in “street name” by a broker, bank or other nominee, you should follow the instructions provided by your nominee regarding how to make your election. Your nominee may establish its own deadline for receipt of election instructions, which may be earlier than the election deadline applicable to record holders generally.

If you hold shares of Thermon common stock through a 401(k) plan or other retirement or savings plan, your election instructions must be received by the plan trustee by a deadline that may be earlier than the election deadline applicable to stockholders generally to allow sufficient time for the trustee to make the merger consideration election on your behalf. You will receive separate instructions regarding how to direct the trustee and the applicable deadline.
Q:
If I make a valid election, will I definitely receive exactly what I elected?

A:
Not necessarily. If you elect the mixed consideration (or make no election), you will receive the mixed consideration and your shares will not be subject to proration. However, if you make a cash election or a stock election, the consideration you actually receive may be adjusted through the proration process described in Section 2.3 of the merger agreement.

The merger agreement establishes two pools to ensure the overall mix of consideration paid in the mergers remains consistent with what would be paid if all stockholders received the mixed consideration:
•
Maximum Aggregate Cash Amount:   This is the total amount of cash available for cash election shares, equal to $10.00 multiplied by the total number of shares of Thermon common stock outstanding as of the determination date. Cash needed to pay the cash component of the mixed consideration to mixed election and no election shares is deducted first, and only the remaining cash (the “available cash election amount”) is available to satisfy cash elections.

•
Maximum Aggregate Stock Shares:   This is the total number of shares of CECO common stock available for stock election shares, equal to 0.6840 multiplied by the total number of shares of Thermon common stock outstanding as of the determination date. CECO shares needed to pay the stock component of the mixed consideration to mixed election and no election shares are deducted first, and only the remaining shares (the “available stock election shares”) are available to satisfy stock elections.

The proration works as follows:
•
If the cash election is oversubscribed (i.e., the aggregate cash consideration that would be payable to all cash election shares exceeds the available cash election amount), each holder who made a cash election will receive: (a) a pro rata portion of the available cash election amount in cash; and (b) for the remaining portion, shares of CECO common stock based on the stock election exchange ratio (0.8110 shares per share of Thermon common stock) in lieu of the excess cash.

•
If the stock election is oversubscribed (i.e., the aggregate number of shares of CECO common stock that would be issuable to all stock election shares exceeds the available stock election shares), each holder who made a stock election will receive: (a) a pro rata portion of the available stock election shares in CECO common stock; and (b) for the remaining portion, cash based on the cash election amount ($63.89 per share of Thermon common stock) in lieu of the excess stock.
•
If neither the cash election nor the stock election is oversubscribed, each holder who made a cash election will receive the full cash consideration ($63.89 per share) and each holder who made a stock election will receive the full stock consideration (0.8110 shares per share).

In all cases, the mixed consideration paid to holders who elected (or are deemed to have elected) the mixed consideration is not subject to proration.
Because proration depends on the aggregate elections made by all Thermon stockholders, you will not know at the time you make your election whether and to what extent proration will apply. The exchange agent will perform the proration calculations promptly after the election deadline.
Q:
What happens to fractional shares?

A:
No fractional shares of CECO common stock will be issued in the first merger. Instead, each former Thermon stockholder who would otherwise be entitled to receive a fractional share of CECO common stock (after aggregating all shares of Thermon common stock held by such holder) will receive a cash payment (without interest) in lieu of such fractional share. The cash payment will be determined by multiplying (a) the fraction of a share of CECO common stock to which such holder would otherwise be entitled (rounded to the nearest thousandth when expressed in decimal form) by (b) the average of the closing prices of one share of CECO common stock on the Nasdaq for the five trading days ending on the last trading day immediately prior to the closing of the mergers.

Equity Awards
Q:
What will happen to my Thermon equity awards?

A:
The merger agreement provides for the following treatment of Thermon equity awards at the effective time of the first merger:

•
Company RSU Awards (Restricted Stock Unit Awards):   Each outstanding Company RSU award will be automatically assumed by CECO and converted into a “converted RSU award” with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company RSU award immediately prior to the effective time and (b) 0.8110 (the “stock election share amount”). Each converted RSU award will otherwise be subject to the same terms and conditions (including vesting or forfeiture) as applied to the corresponding Company RSU award immediately prior to the effective time, except as otherwise required by applicable law.

•
Company PU Awards (Performance Unit Awards):   Each outstanding Company PU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award immediately prior to the effective time (determined in accordance with the following sentence) and (b) 0.8110. The number of shares of Thermon common stock deemed subject to each Company PU award will be determined as follows: (a) for any completed performance period, based on actual achievement of the applicable performance-based vesting conditions; (b) for any performance period in which the effective time occurs (i.e., the performance period is not yet completed and performance goals have been established), based on the greater of target performance and actual performance as of the effective time (with performance goals and achievement thereof equitably adjusted as necessary to reflect a shortened performance period); and (c) for any performance period for which performance goals have not yet been established, based on target performance. Each such converted RSU award will be subject to the same terms and conditions (including any time-based vesting and forfeiture provisions and, as applicable, dividend equivalent rights) as applied to the corresponding Company PU award immediately prior to the effective time, except as otherwise required by applicable law, but will no longer be subject to performance-based vesting conditions.
•
Company Options:   Each outstanding Company option that has an exercise price per share of Thermon common stock that is less than $63.89 (an “in-the-money Company option”), whether or not vested or exercisable, will be cancelled at the effective time and converted into the right to receive a cash payment (without interest, and less applicable tax withholdings) equal to the product of (a) the number of shares of Thermon common stock subject to such Company option immediately prior to the effective time, multiplied by (b) the excess of $63.89 over the exercise price per share of such Company option (the “option consideration”). Each outstanding Company option that has an exercise price per share of Thermon common stock that is equal to or greater than $63.89 (an “out-of-the-money Company option”) will be cancelled at the effective time for no consideration. CECO will cause the option consideration to be paid through CECO’s or Thermon’s payroll system as promptly as reasonably practicable following the effective time.

•
Non-U.S. Cash-Out Right:   The merger agreement provides that, with respect to any Company RSU award or Company PU award held by a holder who is not a resident of the United States or is providing services outside of the United States immediately prior to the effective time (a “non-U.S. award”), CECO may, in its sole discretion, elect to cancel such non-U.S. award and pay the holder a cash amount equal to the product of (a) the number of shares of Thermon common stock subject to such non-U.S. award immediately prior to the effective time (determined, with respect to Company PU awards, as described above) and (b) $63.89 in lieu of converting such award into a CECO equity award, subject to applicable tax withholding. CECO will cause the non-U.S. award cash consideration, if any, to be paid through CECO’s or Thermon’s payroll system as promptly as reasonably practicable following the effective time.

Meeting Mechanics and Voting
Q:
When and where is the CECO annual meeting and the Thermon special meeting?

A:
The CECO annual meeting will be held virtually at www.virtualshareholdermeeting.com/CECO2026 on May 27, 2026, at 8:00 a.m., Central Time.

The Thermon special meeting will be held virtually at www.virtualshareholdermeeting.com/THR2026SM on May 27, 2026, at 8:00 a.m., Central Time.
Both meetings are expected to be conducted virtually. Instructions for accessing the virtual meetings will be included on your proxy card.
Q:
What am I being asked to vote on?

A:
The proposals differ depending on whether you are a CECO stockholder or a Thermon stockholder.

If you are a CECO stockholder, you will be asked to vote:
1.
to approve the issuance of shares of CECO common stock in connection with the first merger and shares of CECO common stock to be issued in the mergers or reserved for issuance in connection with the mergers;

2.
to approve the adjournment of the CECO annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the CECO stock issuance proposal;

3.
to elect the eight directors named in this joint proxy statement/prospectus to serve until the next annual meeting of CECO stockholders;

4.
to approve, on a non-binding advisory basis, the compensation of CECO’s named executive officers;

5.
to approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan; and

6.
to ratify the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026.

If you are a Thermon stockholder, you will be asked to vote:
1.
to adopt the merger agreement;

2.
to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers; and

3.
to approve the adjournment of the Thermon special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

Q:
What vote is required to approve each proposal?

A:
CECO:   Approval of the CECO stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of the Nasdaq and CECO’s organizational documents. The approval of the CECO stock issuance proposal is a condition to the closing of the mergers.

Approval of the CECO adjournment proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.
Each director nominee standing for election pursuant to the CECO director election proposal will be elected by the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.
Approval of the CECO say-on-pay proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting. This vote is advisory only and is not binding on CECO or the CECO board. The outcome of this vote will not affect the validity or enforceability of any compensation arrangement, nor is its approval a condition to the closing of the mergers. However, the CECO board will consider the outcome of this vote in future deliberations regarding executive compensation.
Approval of the CECO equity plan proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of the Nasdaq. The approval of the CECO equity plan proposal is not a condition to the closing of the mergers.
Approval of the CECO auditor ratification proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting. This vote is advisory only and is not binding on CECO or the CECO board, and the audit committee retains full discretion regarding the appointment of CECO’s independent registered public accounting firm regardless of the outcome of this vote. The approval of the CECO auditor ratification proposal is not a condition to the closing of the mergers.
Thermon:   Approval of the Thermon merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon. The approval of the Thermon merger proposal is a condition to the closing of the mergers.
Approval of the Thermon compensation proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote on such proposal. This vote is advisory only and is not binding on CECO, Thermon or their respective boards of directors. Approval of this proposal is not a condition to the closing of the mergers.
Approval of the Thermon adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the

Thermon special meeting and entitled to vote on such proposal. Approval of this proposal is not a condition to the closing of the mergers.
Q:
How do the respective boards recommend that I vote?

A:
The CECO board unanimously recommends that CECO stockholders vote “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, “FOR” the CECO equity plan proposal, and “FOR” the CECO auditor ratification proposal. For additional information regarding how the CECO board recommends that CECO stockholders vote on the CECO stock issuance proposal, see the section titled “The Mergers — Recommendation of the CECO Board and Reasons for the Mergers.” For additional information regarding how the CECO board recommends that CECO stockholders vote on the CECO director election proposal, the CECO say-on-pay proposal, the CECO equity plan proposal, and the CECO auditor ratification proposal, see the section titled “CECO Proposals.”

The Thermon board unanimously recommends that Thermon stockholders vote “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal. For additional information regarding how the Thermon board recommends that Thermon stockholders vote, see the section titled “The Mergers — Recommendation of the Thermon Board and Reasons for the Mergers.”
Q:
Who can vote at the meetings?

A:
CECO Annual Meeting:   Only CECO stockholders of record at the close of business on April 17, 2026 (the “CECO record date”) are entitled to receive notice of, and to vote at, the CECO annual meeting. Each share of CECO common stock is entitled to one vote on each matter properly brought before the CECO annual meeting. As of the CECO record date, there were 35,873,031 shares of CECO common stock outstanding and entitled to vote.

Thermon Special Meeting:   Only Thermon stockholders of record at the close of business on April 20, 2026 (the “Thermon record date”) are entitled to receive notice of, and to vote at, the Thermon special meeting. Each share of Thermon common stock is entitled to one vote on each matter properly brought before the Thermon special meeting. As of the Thermon record date, there were 32,869,538 shares of Thermon common stock outstanding and entitled to vote.
Q:
What constitutes a quorum?

A:
CECO Annual Meeting:   The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of CECO common stock will constitute a quorum.

Thermon Special Meeting:   The presence, in person or by proxy, of the holders of shares representing a majority of the outstanding shares of Thermon common stock entitled to vote at the Thermon special meeting will constitute a quorum.
Virtual attendance at each meeting constitutes presence in person for purposes of establishing a quorum. Abstentions will be counted as present for purposes of determining whether a quorum is present at each meeting.
Q:
What happens if I fail to vote, abstain or have a broker non-vote?

A:
The effect of a failure to vote, an abstention or a broker non-vote depends on the specific proposal and whether you are a CECO or Thermon stockholder.

CECO Stock Issuance Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal.
CECO Adjournment Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal.

CECO Director Election Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the applicable nominee. Election of the directors set forth in this proposal is not a condition to the closing of the mergers.
CECO Say-on-Pay Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal. Approval of this proposal is not a condition to the closing of the mergers.
CECO Equity Plan Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal. Approval of this proposal is not a condition to the closing of the mergers.
CECO Auditor Ratification Proposal (majority of shares present):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention or broker non-vote, if any, will have the same effect as a vote “AGAINST” the proposal. Approval of this proposal is not a condition to the closing of the mergers.
Thermon Merger Proposal (majority of outstanding shares):   Because this proposal requires the affirmative vote of a majority of the outstanding shares of Thermon common stock, a failure to vote, an abstention and a broker non-vote will each have the same effect as a vote “AGAINST” the Thermon merger proposal.
Thermon Compensation Proposal (majority of shares present and entitled to vote):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention will have the same effect as a vote “AGAINST” the proposal. A broker non-vote, if any, will have no effect on the outcome (assuming a quorum is present).
Thermon Adjournment Proposal (majority of shares present and entitled to vote):   A failure to vote will have no effect on the outcome (assuming a quorum is present). An abstention will have the same effect as a vote “AGAINST” the proposal. A broker non-vote, if any, will have no effect on the outcome (assuming a quorum is present).
Your vote is very important regardless of the number of shares you own. CECO and Thermon each strongly encourage you to vote your shares.
Q:
Are any stockholders already committed to voting in favor of the proposals?

A:
Yes. Concurrently with the execution of the merger agreement, Jason DeZwirek, Chairman of the CECO board, and Todd Gleason, Chief Executive Officer and a director of CECO, each entered into a voting agreement with CECO and Thermon (collectively, the “voting agreements”). Under the voting agreements, subject to the terms and conditions therein, each of Messrs. DeZwirek and Gleason has agreed to vote all of his respective shares of CECO common stock in favor of the CECO stock issuance proposal and approve the transactions contemplated by the merger agreement, including the mergers, subject to the terms and conditions set forth in the voting agreements. The voting agreements do not obligate Messrs. DeZwirek or Gleason to vote their shares in any particular manner with respect to the CECO director election proposal, the CECO say-on-pay proposal, the CECO equity plan proposal, or the CECO auditor ratification proposal.

As of the date of the voting agreements, Mr. DeZwirek beneficially owned 4,198,111 shares of CECO common stock (including shares held through Icarus Investment Corp. and 0to100 Inc.) and Mr. Gleason beneficially owned 1,229,359 shares of CECO common stock. In the aggregate, Messrs. DeZwirek and Gleason beneficially owned approximately 5,427,470 shares of CECO common stock, representing approximately 15.2% of the outstanding shares of CECO common stock as of February 24, 2026. As of April 17, 2026, Messrs. DeZwirek and Gleason collectively owned approximately 5,519,870 shares of CECO common stock (including shares beneficially owned), representing approximately 15.4% of the outstanding shares of CECO common stock. Copies of the voting agreements are attached as Annex G to this joint proxy statement/prospectus. For additional information, see the section titled “Voting Agreements” beginning on page 37 of this joint proxy statement/prospectus.
There are no voting agreements or similar arrangements applicable to the Thermon stockholder vote.
Appraisal Rights
Q:
Do Thermon stockholders have appraisal or dissenters’ rights?

A:
Yes. Holders of Thermon common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares in compliance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to seek appraisal of the fair value of their shares of Thermon common stock as determined by the Delaware Court of Chancery, if the first merger is completed. To exercise appraisal rights, a Thermon stockholder must strictly comply with the procedures prescribed by Section 262 of the DGCL.

Shares of Thermon common stock held by a stockholder who properly demands and perfects appraisal rights (“dissenting shares”) will not be converted into the right to receive the merger consideration. If a Thermon stockholder who demands appraisal fails to perfect, withdraws, or loses the right to appraisal prior to the election deadline, such stockholder’s shares will be treated as no election shares (unless such stockholder thereafter makes a timely election). If a Thermon stockholder fails to perfect, withdraws, or loses the right to appraisal after the election deadline, such stockholder’s shares will be converted into the right to receive the mixed consideration.
For a more detailed description of the appraisal rights available to Thermon stockholders, including the procedures to be followed, see the section titled “Appraisal Rights” beginning on page 166 of this joint proxy statement/prospectus, and a copy of the full text of Section 262 of the DGCL is attached as Annex H to this joint proxy statement/prospectus.
CECO stockholders are not entitled to appraisal rights in connection with the mergers because CECO stockholders are not being asked to adopt the merger agreement, and the CECO stock issuance does not entitle CECO stockholders to appraisal rights under the DGCL.
Additional Questions
Q:
When is the merger expected to be completed?

A:
CECO and Thermon are using reasonable best efforts to complete the mergers in the most expeditious manner practicable. The mergers are subject to the satisfaction or waiver of the closing conditions set forth in the merger agreement, including receipt of the required stockholder approvals and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The Federal Trade Commission (“FTC”) granted CECO’s request for early termination of the HSR Act waiting period on April 2, 2026. If the closing conditions are not satisfied or waived by August 24, 2026 (the initial “outside date”), either party may generally terminate the merger agreement, subject to certain exceptions; provided, that if, as of the initial outside date, the conditions relating to antitrust approvals have not been satisfied or waived but all other closing conditions have been satisfied or waived (or are capable of being satisfied), then the outside date will be automatically extended to November 23, 2026.

Q:
What do I need to do now?

A:
After you have carefully read and considered the information contained in this joint proxy statement/prospectus, please submit your proxy as soon as possible so that your shares will be represented at the applicable meeting. You may submit your proxy by (a) accessing the internet site listed on your proxy card, (b) calling the toll-free number listed on your proxy card, or (c) completing, signing and returning the enclosed proxy card by mail in the postage-paid envelope provided. If your shares are held in “street name” by a broker, bank or other nominee, please follow the voting instructions provided by your nominee.

Q:
Who can help answer my questions?

A:
If you have questions about the mergers or the proposals, need additional copies of this joint proxy statement/prospectus or need help voting your shares, please contact the applicable proxy solicitor:

For CECO stockholders:	For Thermon stockholders:
D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, NY 10005 Banks and brokers, please call: (212) 448-4476 All others, please call toll-free: (800) 515-4507 E-mail: CECO@dfking.com	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Banks and Brokerage Firms Call: (212) 750-5833 Stockholders Call Toll Free: (877) 717-3905

SUMMARY
The following summary highlights selected information described in more detail elsewhere in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus and may not contain all the information that may be important to you. To understand the mergers and the matters being voted on by CECO and Thermon stockholders at their respective meetings more fully, and to obtain a more complete description of the legal terms of the merger agreement and the agreements related thereto, you should carefully read this entire document, including the annexes and the documents incorporated by reference herein and to which CECO and Thermon refer you. Items in this summary include page references directing you to a more complete description of the topics. See “Where You Can Find More Information.”
The Parties
CECO Environmental Corp.
CECO is a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment. CECO provides critical solutions across the product recovery, air pollution control, fluid handling, and filtration industries, serving a broad, global customer base with customized systems and technology. CECO’s common stock is traded on Nasdaq under the symbol “CECO.” CECO’s principal executive offices are located at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, and its telephone number is (214) 357-6181. Additional information about CECO and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 230.
Longhorn Merger Sub, Inc.
Merger Sub Inc. is a Delaware corporation and a direct, wholly owned subsidiary of CECO that was formed solely for the purpose of engaging in the first merger. Under the merger agreement, Merger Sub Inc. will merge with and into Thermon, with Thermon surviving the first merger as the surviving corporation and a direct wholly owned subsidiary of CECO. Since the date of its incorporation and prior to the effective time, Merger Sub Inc. has not engaged in any activities other than the execution of the merger agreement, the performance of its obligations thereunder, and matters ancillary thereto.
Longhorn Merger Sub LLC
Merger Sub LLC is a Delaware limited liability company and a direct, wholly owned subsidiary of CECO that was formed solely for the purpose of engaging in the second merger. Under the merger agreement, the surviving corporation of the first merger will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company. Since the date of its formation and prior to the second merger effective time, Merger Sub LLC has not engaged in any activities other than the execution of the merger agreement, the performance of its obligations thereunder, and matters ancillary thereto.
Thermon Group Holdings, Inc.
Thermon is a diversified industrial technology company and a global leader in industrial process heating, temperature maintenance, environmental monitoring, and temporary power distribution solutions. Thermon delivers engineered solutions that enhance operational awareness, safety, reliability, and efficiency to deliver the lowest total cost of ownership. Thermon offers over 250 products, software and services across multiple brands, providing a range of offerings from boilers, transportation heaters, and liquid load banks to tubing bundles and heat trace. Thermon’s common stock is traded on the NYSE under the symbol “THR.” Thermon’s principal executive offices are located at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, and its telephone number is (512) 690-0600. Additional information about Thermon and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 230.
The Mergers (See page 110)
Upon satisfaction or waiver of the conditions to closing in the merger agreement, at the effective time, Merger Sub Inc. will merge with and into Thermon, with Thermon surviving the first merger as the surviving corporation and a direct wholly owned subsidiary of CECO. Immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC surviving the second merger as the surviving company. At the effective time, each eligible share of Thermon common stock will be converted automatically into the right to receive the merger consideration elected by the holder (or the mixed consideration, if no election is made), subject, in the case of any cash election or stock election, to proration as described below and in the merger agreement, with cash paid in lieu of the issuance of any fractional shares of CECO common stock.
Merger Consideration (See page 181)
In the first merger, each share of Thermon common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, one of the following forms of merger consideration:
Election	Consideration Per Share of Thermon Common Stock
Mixed Election	0.6840 shares of CECO common stock plus $10.00 in cash, without interest
Cash Election	$63.89 in cash per share, without interest
Stock Election	0.8110 shares of CECO common stock per share
Shares for which no valid election is made (“no election shares”) will receive the mixed consideration.
The cash election and the stock election are each subject to proration to ensure that the aggregate cash and aggregate stock paid in the mergers does not exceed the caps described below. The mixed consideration is not subject to proration.
Proration
The merger agreement establishes the following proration mechanisms to maintain the overall mix of consideration:
•
The total amount of cash available is capped at $10.00 multiplied by the total number of shares of Thermon common stock outstanding (the “maximum aggregate cash amount”). The maximum aggregate cash amount is anticipated to be approximately $334 million based on the number of shares of Thermon common stock currently expected to be outstanding at closing. Cash needed for mixed election and no election shares is deducted first. If the cash election is oversubscribed, each cash election holder will receive a pro rata portion of the available cash in cash and the remaining portion in CECO common stock at the stock election exchange ratio (0.8110 shares per share).

•
The total number of shares of CECO common stock available is capped at 0.6840 multiplied by the total number of shares of Thermon common stock outstanding (the “maximum aggregate stock shares”). The number of maximum aggregate stock shares is anticipated to be approximately 22.9 million based on the number of shares of Thermon common stock currently expected to be outstanding at closing. CECO shares needed for mixed election and no election shares are deducted first. If the stock election is oversubscribed, each stock election holder will receive a pro rata portion of the available stock in CECO common stock and the remaining portion in cash at the cash election amount ($63.89 per share).

•
If neither the cash election nor the stock election is oversubscribed, holders will receive the full amount of their elected consideration. Because proration depends on the aggregate elections made by all Thermon stockholders, holders will not know at the time of election whether and to what extent proration will apply.

•
CECO will not issue any fractional shares of CECO common stock in the first merger. In lieu of the issuance of any such fractional share, CECO will pay to each former holder of Thermon common stock who otherwise would be entitled to receive a fractional share of CECO common stock an amount in cash (without interest) determined by multiplying (a) the fraction of a share of CECO common stock which such holder would otherwise be entitled to receive (taking into account all shares of Thermon common stock held at the effective time by such holder and rounded to the nearest thousandth when expressed in decimal form) by (b) the average price per share of CECO common stock on the Nasdaq for the five trading days ending on the last trading day immediately prior to the date on which the effectiveness of the first merger occurs.
CECO Annual Meeting (See page 35)
The CECO annual meeting will be held in a virtual meeting format only. CECO stockholders will not be able to attend the annual meeting physically in person. The CECO annual meeting is being held to consider and vote on:
1.
a proposal to approve the issuance of shares of CECO common stock to stockholders of Thermon in the first merger contemplated by the merger agreement and other shares of CECO common stock to be issued or reserved for issuance in connection with the mergers (the “CECO stock issuance proposal”);

2.
a proposal to adjourn the CECO annual meeting, if necessary or appropriate, to solicit additional proxies (the “CECO adjournment proposal”);

3.
a proposal to elect the eight directors named in this joint proxy statement/prospectus to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified (the “CECO director election proposal”);

4.
a proposal to approve, on a non-binding advisory basis, the compensation of CECO’s named executive officers (the “CECO say-on-pay proposal”);

5.
a proposal to approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan (the “CECO equity plan proposal”); and

6.
a proposal to ratify the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026 (the “CECO auditor ratification proposal”).

Closing of the mergers is conditioned on approval by CECO stockholders of the CECO stock issuance proposal.
Only record holders of shares of CECO common stock at the close of business on April 17, 2026, the record date for the CECO annual meeting, are entitled to notice of, and to vote at, the CECO annual meeting. At the close of business on the record date, the only outstanding voting securities of CECO were common stock, and 35,873,031 shares of CECO common stock were issued and outstanding, of which approximately 6,145,522 were owned and entitled to be voted by CECO directors and executive officers.
Approval of the CECO stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of Nasdaq and CECO’s organizational documents.
The CECO board unanimously recommends that the CECO stockholders vote “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, and “FOR” the CECO auditor ratification proposal.
For additional information on the recommendation of the CECO board, please see “The Mergers — Recommendation of the CECO Board and Reasons for the Mergers.”
Vote of CECO’s Directors and Executive Officers
As of April 17, 2026, CECO directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 6,145,522 shares of CECO common stock, or 17.1% of the total outstanding shares of CECO common stock.
Thermon Special Meeting (See page 41)
The Thermon special meeting will be held in a virtual meeting format only. Thermon stockholders will not be able to attend the special meeting physically in person. The Thermon special meeting is being held to consider and vote on:

1.
a proposal to adopt the merger agreement (the “Thermon merger proposal”);

2.
a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers (the “Thermon compensation proposal”); and

3.
a proposal to adjourn the Thermon special meeting, if necessary or appropriate, to solicit additional proxies (the “Thermon adjournment proposal”).

Closing of the mergers is conditioned on approval by Thermon stockholders of the Thermon merger proposal, but not on approval by Thermon stockholders of the Thermon compensation proposal.
Only record holders of shares of Thermon common stock at the close of business on April 20, 2026, the record date for the Thermon special meeting, are entitled to notice of, and to vote at, the Thermon special meeting. At the close of business on the record date, the only outstanding voting securities of Thermon were common stock, and 32,869,538 shares of Thermon common stock were issued and outstanding, of which approximately 2.4% were owned and entitled to be voted by Thermon directors and executive officers. The Thermon directors and executive officers are currently expected to vote their shares in favor of each Thermon proposal listed above.
Adoption of the merger agreement (the Thermon merger proposal) requires the affirmative vote of the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon. The Thermon compensation proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote on such proposal. The vote on the Thermon compensation proposal is advisory only and is not binding on CECO, Thermon or their respective boards of directors.
The Thermon board unanimously recommends that the Thermon stockholders vote “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal.
For additional information on the recommendation of the Thermon board, please see “The Mergers — Recommendation of the Thermon Board and Reasons for the Mergers.”
Vote of Thermon’s Directors and Executive Officers
As of April 20, 2026, Thermon directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 864,041 shares of Thermon common stock, or 2.6% of the total outstanding shares of Thermon common stock as of April 20, 2026.
Voting Agreements (See page 37)
Concurrently with the execution of the merger agreement, on February 23, 2026, CECO and Thermon entered into voting agreements with Jason DeZwirek, Chairman of the CECO board, and Todd Gleason, Chief Executive Officer and a director of CECO. Copies of the voting agreements are included as Annex G to this joint proxy statement/prospectus.
The voting agreements obligate Mr. DeZwirek and Mr. Gleason, respectively, to vote in favor of the CECO stock issuance proposal and approve the transactions contemplated by the merger agreement, including the mergers, subject to the terms and conditions set forth in the voting agreements. As of the date of the voting agreements, Mr. DeZwirek beneficially owned 4,198,111 shares of CECO common stock (including shares held through Icarus Investment Corp. and 0to100 Inc.) and Mr. Gleason beneficially owned 1,229,359 shares of CECO common stock, representing in the aggregate approximately 15.2% of the outstanding shares of CECO common stock as of February 24, 2026. As of April 17, 2026, Messrs. DeZwirek and Gleason collectively owned approximately 5,519,870 shares of CECO common stock (including shares beneficially owned), representing approximately 15.4% of the outstanding shares of CECO common stock.
Opinion of CECO’s Financial Advisor (See page 131 and Annex E)
CECO retained Citigroup Global Markets Inc. (“Citi”) as its financial advisor in connection with a possible transaction involving Thermon. In connection with Citi’s engagement, CECO requested that Citi evaluate the fairness, from a financial point of view, to CECO of the merger consideration to be paid by CECO pursuant to the merger agreement. On February 23, 2026, at a meeting of the CECO board held to evaluate the proposed mergers and at which the merger agreement was approved, Citi rendered to the CECO board an oral opinion, confirmed by delivery of a written opinion, dated February 23, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration to be paid by CECO pursuant to the merger agreement was fair, from a financial point of view, to CECO.
The full text of Citi’s written opinion, dated February 23, 2026, to the CECO board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex E and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the CECO board (in its capacity as such) in connection with its evaluation of the proposed mergers and was limited to the fairness, from a financial point of view, as of the date of the opinion, to CECO of the merger consideration to be paid by CECO pursuant to the merger agreement. Citi’s opinion did not address any other terms, aspects or implications of the proposed mergers. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed mergers.
For more information, see “The Mergers — Opinion of CECO’s Financial Advisor” beginning on page 131 of this joint proxy statement/prospectus.
Opinion of Thermon’s Financial Advisor (See page 139 and Annex F)
The Thermon board retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as its financial advisor in connection with the mergers. As part of this engagement, the Thermon board requested that Morgan Stanley evaluate the fairness of the merger consideration pursuant to the merger agreement, from a financial point of view, to holders of Thermon common stock. At a meeting of the Thermon board held on February 23, 2026, Morgan Stanley rendered to the Thermon board its oral opinion, subsequently confirmed by delivery of a written opinion dated February 23, 2026, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Morgan Stanley’s written opinion, the merger consideration to be received by the holders of Thermon common stock (other than certain excluded shares and dissenting shares) was fair, from a financial point of view, to such holders.
The full text of the written opinion of Morgan Stanley, dated February 23, 2026, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex F and is incorporated herein by reference into this joint proxy statement/prospectus in its entirety. You are urged to read Morgan Stanley’s opinion carefully and in its entirety. Morgan Stanley’s opinion was addressed to, and provided for the information and benefit of, the Thermon board (solely in its capacity as such) in connection with its evaluation of the proposed mergers. Morgan Stanley’s opinion does not address any other aspect of the mergers and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the mergers or any related matter.
Interests of Thermon Directors and Executive Officers in the Mergers (See page 159)
Thermon directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of the Thermon stockholders generally. In considering the recommendation of the Thermon board that Thermon stockholders vote to approve the Thermon merger proposal, Thermon stockholders should be aware that, aside from their interests as stockholders of Thermon, Thermon’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Thermon stockholders generally. These interests include, among other things, the following:
•
outstanding equity awards held by Thermon’s executive officers will be treated as set forth in the merger agreement, as described in more detail in “The Mergers — Interests of Thermon Directors and

Executive Officers in the Mergers” and “The Merger Agreement — Treatment of Thermon Equity-Based Awards,” including that outstanding Company RSU awards and Company PU awards will be assumed by CECO and converted into awards with respect to shares of CECO common stock based on the stock election share amount (0.8110), with such converted awards remaining subject to the same terms and conditions (including vesting and forfeiture provisions) as applied to the corresponding Thermon awards immediately prior to the effective time, and in-the-money Company options will be cancelled and converted into the right to receive a cash payment;
•
Thermon’s severance plans and policies and non-qualified deferred compensation plan provide for certain severance payments and benefits upon a qualifying termination, and for a period of one year following the effective time, CECO is required to provide continuing employees with severance benefits that are no less favorable than those provided under Thermon’s severance plans or policies applicable to such employees immediately prior to the effective time; and

•
executive officers and directors of Thermon have rights to indemnification, advancement of expenses, and directors’ and officers’ liability insurance that will survive the closing of the mergers for a period of six years.

For more information on these interests and quantification of certain of these interests, please see “The Mergers — Interests of Thermon Directors and Executive Officers in the Mergers.” The Thermon board was aware of and carefully considered these interests, among other matters, in evaluating the terms and structure, and overseeing the negotiation, of the mergers, in approving the merger agreement and the transactions contemplated thereby, including the mergers, and in recommending that the Thermon stockholders approve the Thermon merger proposal and the Thermon compensation proposal.
Board of Directors and Management of the Combined Company (See page 158)
Pursuant to the merger agreement, prior to the effective time, CECO will take all necessary corporate action to increase the size of the CECO board from eight members to 10 members. Effective as of the effective time, CECO will cause the CECO board to appoint two directors currently serving on the Thermon board to fill the newly created vacancies:
•
one of which will be designated by Thermon, in its sole discretion; and

•
one of which will be designated by mutual agreement of the Chairman of the Thermon board and the Chairman of the CECO board, with such agreement and designation to be made prior to the time at which the Form S-4 becomes effective under the Securities Act.

Each such appointee is referred to herein as a “new board designee.” If a new board designee is either unwilling or unable to serve as a member of the CECO board at the effective time, then another member of the Thermon board, designated in the same manner as the new board designee being replaced, will be appointed to fill such vacancy.
Each new board designee must satisfy the independence standards of the Nasdaq and the written corporate governance policies generally applicable to all members of the CECO board.
For additional information, please see “The Mergers — Board of Directors and Management of the Combined Company.”
Appraisal Rights (See page 166)
Under Section 262 of the DGCL, holders of Thermon common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares in compliance with Section 262 of the DGCL will be entitled to seek appraisal of the fair value of their shares of Thermon common stock as determined by the Delaware Court of Chancery, if the first merger is completed. To exercise appraisal rights, a Thermon stockholder must strictly comply with the procedures prescribed by Section 262 of the DGCL.
CECO stockholders are not entitled to appraisal rights in connection with the mergers.

For additional information, see the section titled “Appraisal Rights” beginning on page 166 of this joint proxy statement/prospectus, and a copy of the full text of Section 262 of the DGCL is attached as Annex H to this joint proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences (See page 171)
The merger agreement provides that it is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and the parties have agreed to treat the mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal, state and other relevant income tax purposes.
The tax consequences to Thermon stockholders will depend on the form of consideration they receive. Thermon stockholders who receive only stock consideration in exchange for their Thermon common stock generally should not recognize any gain or loss for U.S. federal income tax purposes. Thermon stockholders who receive mixed consideration in exchange for their Thermon common stock may recognize gain (but not loss) in an amount not in excess of the cash received. Thermon stockholders who receive only cash consideration in exchange for their Thermon common stock will generally recognize gain or loss on the exchange in an amount equal to the difference, if any, between the (a) amount of cash received and (b) stockholder’s adjusted tax basis in the shares of Thermon common stock surrendered. For additional information regarding the material U.S. federal income tax consequences of the mergers to holders of Thermon common stock and CECO common stock, see “Material U.S. Federal Income Tax Consequences.”
Accounting Treatment of the Mergers (See page 176)
The mergers will be accounted for as a business combination, using the acquisition method of accounting with CECO being considered the acquirer of Thermon for accounting purposes. This means that CECO will record all assets acquired and liabilities assumed from Thermon at their fair values at the effective date of the mergers.
Regulatory Approvals (See page 177)
Antitrust Clearance
The closing of the mergers is subject to antitrust review in the United States. Under the HSR Act, and the rules promulgated thereunder, the transactions contemplated by the merger agreement cannot be completed until the parties to the merger agreement have given notification and furnished information to the FTC and the United States Department of Justice (the “DOJ”) and until the applicable waiting period under the HSR Act has expired or has been terminated. The FTC granted early termination of the HSR waiting period on April 2, 2026.
At any time before or after consummation of the mergers, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the closing of the mergers or seeking the divestiture of substantial assets of CECO or Thermon or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
Securities and Exchange Commission
CECO has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part, that must be declared effective by the SEC and pursuant to which the issuance of shares of CECO common stock issuable upon the effective time will be registered with the SEC.
Nasdaq
Shares of CECO common stock currently trade on the Nasdaq under the stock symbol “CECO.” The closing of the mergers is subject to approval for listing on the Nasdaq of the shares of CECO common stock to be issued in the first merger, subject to official notice of issuance.

Treatment of Thermon Equity-Based Awards (See page 182)
At the effective time of the first merger, each outstanding equity award issued pursuant to the Thermon equity plans will be treated as follows:
•
each Company RSU award that is outstanding immediately prior to the effective time shall automatically be assumed by CECO and remain subject to the same terms and conditions as were applicable to such Company RSU award as of immediately prior to the effective time (including any vesting and forfeiture provisions), but shall be converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company RSU award immediately prior to the effective time and (b) 0.8110;

•
each Company PU award that is outstanding immediately prior to the effective time shall automatically be assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award (based on (i) actual performance for any completed performance periods, (ii) the greater of target and actual performance for any performance period in which the effective time occurs (with performance goals and achievement thereof equitably adjusted as necessary to reflect a shortened performance period), and (iii) target performance for any performance period for which performance goals have not been established) and (b) 0.8110, with time-based vesting continuing but performance-based vesting conditions no longer applying;

•
each in-the-money Company option will be cancelled and converted into the right to receive a cash payment equal to $63.89 minus the exercise price per share, for each share subject to such option; and

•
each out-of-the-money Company option will be cancelled for no consideration.

With respect to any non-U.S. award, CECO may, in its sole discretion, elect to cancel such non-U.S. award and pay the holder a cash amount equal to the product of (a) the number of shares of Thermon common stock subject to such non-U.S. award immediately prior to the effective time (determined, with respect to Company PU awards, as described above) and (b) $63.89 in lieu of converting such award into a CECO equity award, subject to applicable tax withholding.
Delisting and Deregistration of Thermon Common Stock (See page 178)
Shares of Thermon common stock currently trade on the NYSE under the stock symbol “THR.” When the first merger is completed, the Thermon common stock will cease to be traded on the NYSE and will thereafter be deregistered under the Exchange Act.
No Solicitation; Recommendations (See page 187)
The merger agreement contains mutual provisions that restrict each of CECO’s and Thermon’s ability to solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to, or the making or submission of, any Acquisition Proposal, and CECO and Thermon have each agreed to certain terms and conditions relating to their ability to enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, any Acquisition Proposal.
Further, even if the CECO board or the Thermon board withdraws, modifies or qualifies in any manner adverse to the other party its recommendation with respect to the CECO stock issuance proposal or the Thermon merger proposal, as applicable, unless the merger agreement has been terminated in accordance with its terms, the parties will still be required to submit the CECO stock issuance proposal or the Thermon merger proposal, as applicable, to a vote at their respective meetings.
In addition, CECO and Thermon generally must be given an opportunity by the other to offer to modify the terms of the merger agreement in response to any competing Acquisition Proposals or intervening events before the Thermon board or CECO board, respectively, may withdraw, modify or qualify their respective recommendations.

Notwithstanding the non-solicitation restrictions, if at any time after the date of the merger agreement and prior to obtaining the applicable stockholder approval, a party receives a written Acquisition Proposal (as such term is described in “The Merger Agreement — Definition of ‘Acquisition Proposal’”) that such party believes in good faith to be bona fide and that did not result from a material breach of the non-solicitation provisions, and the applicable board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a superior proposal, and that such party’s board of directors determines in good faith (after consultation with outside counsel) the failure to take certain actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, such party may (a) furnish non-public information to the person making such proposal (subject to an acceptable confidentiality agreement and the prompt provision of such information to the other party) and (b) participate in discussions or negotiations with such person and their respective representatives and financing sources regarding such proposal and otherwise assist and facilitate such discussions or negotiations.
The merger agreement may be terminated by each party at any time prior to the applicable stockholder approval if such party elects to enter into a definitive agreement to effect a Superior Proposal (as such term is described in “The Merger Agreement — Definition of ‘Superior Proposal’”) subject to compliance with the applicable terms of the merger agreement (subject to concurrent payment of the respective termination fee). See further detail in “The Merger Agreement — Fiduciary Exception” and “The Merger Agreement — Termination of the Merger Agreement.”
Conditions to the Closing of the Mergers (See page 193)
Conditions to Each Party’s Obligation to Effect the Mergers.
The obligation of each party to effect the mergers is subject to the satisfaction at or prior to the effective time of the following conditions:
•
receipt of the Thermon stockholder approval (adoption of the merger agreement);

•
receipt of the CECO stockholder approval (approval of the CECO stock issuance);

•
expiration or earlier termination of any waiting period (and any extension of such period) under the HSR Act, which the FTC terminated early on April 2, 2026, and no agreement not to close embodied in a “timing agreement” being in effect with the FTC and the DOJ;

•
no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition being in effect, and no material law having been enacted or promulgated after the date of the merger agreement in any jurisdiction material to Thermon and its subsidiaries, taken as a whole, or CECO and its subsidiaries, taken as a whole, that in any such case, prohibits or makes illegal the consummation of the mergers;

•
the shares of CECO common stock issuable in accordance with the merger agreement being approved for listing on the Nasdaq, subject to official notice of issuance; and

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, having been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 having been issued and no proceedings by the SEC for that purpose having been initiated or threatened.

Additional Conditions to CECO’s Obligations
The obligation of CECO to effect the mergers is also subject to the satisfaction or waiver of additional conditions, including the accuracy of Thermon’s representations and warranties (subject to specified materiality standards) and performance by Thermon of its obligations in all material respects.
Additional Conditions to Thermon’s Obligations
The obligation of Thermon to effect the mergers is also subject to the satisfaction or waiver of additional conditions, including the accuracy of CECO’s representations and warranties (subject to specified materiality standards), performance by CECO of its obligations in all material respects, receipt of a tax opinion from Sidley Austin LLP, counsel to Thermon (or, if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to Thermon) that the mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”), and the appointment of the new board designees to the CECO board.
Termination of the Merger Agreement (See page 194)
The merger agreement may be terminated at any time prior to the effective time under the following circumstances:
•
by mutual written consent of CECO and Thermon;

•
by either CECO or Thermon if:

•
the mergers have not been consummated by August 24, 2026 (the initial “outside date”); provided, that if the conditions relating to antitrust approvals (including expiration or termination of the HSR Act waiting period, which the FTC terminated early effective April 2, 2026) have not been satisfied or waived as of the initial outside date but all other closing conditions have been satisfied or waived (or are capable of being satisfied), the outside date will be automatically extended to November 23, 2026 (provided that this termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the merger agreement has been a principal cause of or a principal factor, that resulted in the failure of the mergers to be consummated by the outside date);

•
a court of competent jurisdiction has issued a final, nonappealable order permanently prohibiting or making illegal the mergers or any material law has been enacted or promulgated after the date of the merger agreement in a jurisdiction material to Thermon and its subsidiaries, taken as a whole, or CECO and its subsidiaries, taken as a whole, that prohibits or makes the mergers illegal (provided that this termination right is not available to any party whose failure to fulfill in any material respect any of its obligations under the merger agreement has been a principal cause of, or a principal factor that resulted in, such order or law);

•
the Thermon stockholder approval was not obtained at the Thermon special meeting (provided that this termination right is not available to Thermon if Thermon’s failure to fulfill in any material respect any of its obligations under the merger agreement has been a principal cause of the failure to obtain such approval); or

•
the CECO stockholder approval was not obtained at the CECO annual meeting (provided that this termination right is not available to CECO if CECO’s failure to fulfill in any material respect any of its obligations under the merger agreement has been a principal cause of the failure to obtain such approval);

•
by CECO if:

•
Thermon has breached its representations, warranties, covenants or agreements such that the closing conditions would not be satisfied and such breach cannot be or has not been cured by the earlier of the outside date and 30 days after written notice of such breach to Thermon; provided that this termination right is not available to CECO if CECO is then in material breach of the merger agreement such that Thermon’s corresponding closing conditions would not be satisfied;

•
a Thermon adverse recommendation change has occurred, or Thermon has failed to publicly recommend against a tender or exchange offer within 10 business days or failed to publicly reaffirm the Thermon board recommendation within 10 business days after a written request for such a reaffirmation has been made by CECO following an acquisition proposal that has been publicly made;

•
at any time prior to the receipt of Thermon stockholder approval, Thermon has committed a willful and material breach of its non-solicitation obligations; or

•
at any time prior to the receipt of CECO stockholder approval, CECO elects to enter into a definitive agreement to effect a Parent Superior Proposal (as such term is described in “The Merger Agreement — Definition of ‘Superior Proposal’”) subject to compliance with the applicable terms of the merger agreement (subject to concurrent payment of the Parent termination fee);

•
by Thermon if:

•
CECO has breached its representations, warranties, covenants or agreements such that the closing conditions would not be satisfied and such breach cannot be or has not been cured by the earlier of the outside date and 30 days after written notice of such breach to CECO; provided that this termination right is not available to Thermon if Thermon is then in material breach of the merger agreement such that CECO’s corresponding closing conditions would not be satisfied;

•
a CECO adverse recommendation change has occurred, or CECO has failed to publicly recommend against a tender or exchange offer within 10 business days or failed to publicly reaffirm the CECO board recommendation within 10 business days after a written request for such a reaffirmation has been made by Thermon following an acquisition proposal that has been publicly made;

•
at any time prior to the receipt of CECO stockholder approval, CECO has committed a willful and material breach of its non-solicitation obligations; or

•
at any time prior to the receipt of Thermon stockholder approval, Thermon elects to enter into a definitive agreement to effect a Company Superior Proposal (as such term is described in “The Merger Agreement — Definition of ‘Superior Proposal’”) subject to compliance with the applicable terms of the merger agreement (subject to concurrent payment of the Company termination fee).

Termination Fees and Expense Reimbursement (See page 196)
Termination Fees Payable by CECO
CECO will be required to pay to Thermon a termination fee of $105,000,000 if the merger agreement is terminated:
•
by CECO pursuant to an outside date termination (and the CECO annual meeting has not occurred prior to the outside date), by either party pursuant to a CECO no vote termination, or by Thermon pursuant to a CECO terminable breach, and, in each case:

•
an Acquisition Proposal with respect to CECO (involving 50% or more of the consolidated assets, revenues, net income or equity of CECO) has been publicly announced or otherwise publicly disclosed or otherwise communicated to the CECO board or senior management of CECO (in the case of the outside date or CECO terminable breach terminations) or directly to the CECO stockholders or otherwise publicly disclosed (in the case of the CECO no vote termination), and such Acquisition Proposal has not been withdrawn at least four business days prior to the termination date (or, in the case of a CECO no vote termination, four business days prior to the CECO annual meeting); and

•
within one year after such termination, (a) CECO enters into an alternative acquisition agreement to effect any Acquisition Proposal with respect to CECO (involving 50% or more of the consolidated assets, revenues, net income or equity of CECO) or recommends or submits any such Acquisition Proposal to its stockholders for adoption, and such transaction is subsequently consummated (whether or not within such one-year period), or (b) there has been consummated any transaction in respect of any such Acquisition Proposal with respect to CECO;

•
by Thermon following a termination of the merger agreement for either (a) a willful and material breach by CECO of its non-solicitation obligations under the merger agreement or (b) a change of recommendation by CECO;

•
by CECO pursuant to a CECO no vote termination (and, at the time of such termination, Thermon had the right to terminate the merger agreement as a result of a change of recommendation by CECO or a willful and material breach by CECO of its non-solicitation obligations); or

•
by CECO in order to enter into a definitive agreement to effect a Parent Superior Proposal (subject to concurrent payment of the Parent termination fee).

Termination Fees Payable by Thermon
Thermon will be required to pay to CECO a termination fee of $74,700,000 if the merger agreement is terminated:
•
by Thermon pursuant to an outside date termination (and the Thermon special meeting has not occurred prior to the outside date), by either party pursuant to a Thermon no vote termination, or by CECO pursuant to a Thermon terminable breach, and, in each case:

•
an Acquisition Proposal with respect to Thermon (involving 50% or more of the consolidated assets, revenues, net income or equity of Thermon) has been publicly announced or otherwise publicly disclosed or otherwise communicated to the Thermon board or senior management of Thermon (in the case of the outside date or Thermon terminable breach terminations) or directly to the Thermon stockholders or otherwise publicly disclosed (in the case of the Thermon no vote termination), and such Acquisition Proposal has not been withdrawn at least four business days prior to the termination date (or, in the case of a Thermon no vote termination, four business days prior to the Thermon special meeting); and

•
within one year after such termination, (a) Thermon enters into an alternative acquisition agreement to effect any Acquisition Proposal with respect to Thermon (involving 50% or more of the consolidated assets, revenues, net income or equity of Thermon) or recommends or submits any such Acquisition Proposal to its stockholders for adoption, and such transaction is subsequently consummated (whether or not within such one-year period), or (b) there has been consummated any transaction in respect of any such Acquisition Proposal with respect to Thermon;

•
by CECO following a termination of the merger agreement for either (a) willful and material breach by Thermon of its non-solicitation obligations under the merger agreement or (b) a change of recommendation by Thermon;

•
by Thermon pursuant to a Thermon no vote termination (and, at the time of such termination, CECO had the right to terminate the merger agreement as a result of a change of recommendation by Thermon or a willful and material breach by Thermon of its non-solicitation obligations); or

•
by Thermon in order to enter into a definitive agreement to effect a Company Superior Proposal (subject to concurrent payment of the Company termination fee).

Expenses
Except as otherwise expressly provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the mergers are consummated, except that the expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement on Form S-4 of which it forms a part, and all filing and other fees paid to the SEC, in each case in connection with the mergers (other than attorneys’ fees, accountants’ fees and related expenses), will be shared equally by CECO and Thermon.
Payment of a termination fee does not relieve the paying party from liability or damages arising out of a willful and material breach of any of its representations, warranties, covenants or agreements or fraud.
Specific Performance (See page 197)
The parties to the merger agreement have agreed that irreparable damage would occur if the provisions of the merger agreement were not performed in accordance with their terms or were otherwise breached.

Accordingly, each party is entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically its terms and provisions in the Court of Chancery of the State of Delaware (or, if jurisdiction is not then available in such court, in any federal court located in the State of Delaware or any other Delaware state court), in addition to any other remedy to which such party may be entitled at law or in equity. Each party has waived any defense that a remedy at law would be adequate and any requirement to post any bond or other security as a prerequisite to obtaining equitable relief.
Closing and Effectiveness of the Mergers (See page 180)
The closing of the mergers is expected to take place by exchange of documents by electronic means at 9:00 a.m., Central Time, on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions for closing of the mergers set forth in the merger agreement (other than any such conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions), or at such other place and on such other date or time as CECO and Thermon may mutually agree in writing.
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub Inc. will be merged with and into Thermon, the separate corporate existence of Merger Sub Inc. will cease, and Thermon will continue its existence under the laws of the State of Delaware as the surviving corporation and a wholly owned subsidiary of CECO. Upon the terms and subject to the provisions of the merger agreement, as soon as practicable on the closing date, the applicable parties will cause the first merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The first merger will become effective upon the filing of a certificate of merger (the “first certificate of merger”) with the Secretary of State of the State of Delaware or at such later time as the parties agree in writing and specify in the first certificate of merger.
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL and the DLLCA, at the second merger effective time, the surviving corporation will be merged with and into Merger Sub LLC, the separate corporate existence of the surviving corporation will cease, and Merger Sub LLC will continue its existence under the laws of the State of Delaware as the surviving company. Upon the terms and subject to the provisions of the merger agreement, as soon as practicable following the first effective time, the applicable parties will cause the second merger to be consummated by filing a certificate of merger (the “second certificate of merger”) with the Secretary of State of the State of Delaware in accordance with the DGCL and the DLLCA. The second merger will become effective one minute after the effective time or at such later time as the parties agree in writing and specify in the second certificate of merger.
CECO and Thermon are using reasonable best efforts to complete the mergers in the most expeditious manner practicable and prior to the outside date of August 24, 2026 (subject to a limited extension to November 23, 2026, pursuant to the terms of the merger agreement). It is possible that factors outside the control of both companies could result in the mergers being completed at a different time, or not at all.
Comparison of Stockholders’ Rights (See page 215)
Thermon stockholders will receive shares of CECO common stock in the first merger. CECO and Thermon are both Delaware corporations subject to the DGCL. If the mergers are completed, the rights of Thermon stockholders who become CECO stockholders through the receipt of CECO common stock and the rights of CECO stockholders will be governed by the DGCL, the CECO certificate of incorporation and the CECO bylaws. For a summary that compares the rights of Thermon stockholders to the rights of CECO stockholders, see “Comparison of Stockholders’ Rights.”
Risk Factors (See page 29)
The mergers and an investment in CECO common stock involve certain risks. In deciding how to vote on the proposals presented at the CECO annual meeting and the Thermon special meeting, you should consider carefully the risk factors beginning on page 29 of this joint proxy statement/prospectus.

MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
CECO common stock is listed on the Nasdaq under the symbol “CECO,” and Thermon common stock is listed on the NYSE under the symbol “THR.”
As of April 17, 2026, there were 35,873,031 shares of CECO common stock issued and outstanding. As of April 20, 2026, there were 32,869,538 shares of Thermon common stock issued and outstanding.
Because the stock election share amount (0.8110 shares of CECO common stock) and the stock portion of the mixed consideration (0.6840 shares of CECO common stock) will not be adjusted for changes in the market price of either CECO common stock or Thermon common stock, the market value of CECO common stock that Thermon stockholders will receive upon a stock election or mixed election may vary significantly from the market value of the CECO common stock that Thermon stockholders would receive if the mergers were completed on the date of this joint proxy statement/prospectus. In contrast, the value of the cash consideration is fixed at $63.89 per share and will not fluctuate with changes in the market price of CECO common stock or Thermon common stock. As a result, you should obtain recent market prices of CECO common stock and Thermon common stock prior to voting your shares or making a merger consideration election. Please see “Risk Factors.”
The following table sets forth the closing sale price per share of CECO common stock as reported on the Nasdaq and Thermon common stock as reported on the NYSE, in each case as of (a) February 23, 2026, the last full trading day prior to the public announcement of the mergers, and (b) April 20, 2026, the last practicable trading day before the mailing of this joint proxy statement/prospectus. The table also shows the estimated implied value of the stock consideration, the estimated implied value of the mixed consideration, and the fixed value of the cash consideration proposed for each share of Thermon common stock as of the same dates.
Date	CECO Common Stock Closing Price	Thermon Common Stock Closing Price	Implied Value of Stock Consideration (0.8110x)	Implied Value of Mixed Consideration (0.6840x + $10.00)	Value of Cash Consideration
February 23, 2026	$77.68	$49.77	$63.00	$63.13	$63.89
April 20, 2026	$65.07	$54.12	$52.77	$54.51	$63.89
CECO stockholders and Thermon stockholders are encouraged to obtain current market quotations for CECO common stock and Thermon common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. No assurance can be given concerning the market price of CECO common stock before or after the effective date of the mergers. Please see “Where You Can Find More Information” for the location of information incorporated by reference into this joint proxy statement/prospectus.
Dividends
CECO Dividends
CECO has not declared or paid any cash dividends on its common stock during the past two fiscal years. CECO currently intends to retain all available funds and any future earnings to fund the development and growth of its business and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the CECO board, subject to applicable laws, and will depend on CECO’s financial condition, results of operations, capital requirements, general business conditions, and other factors that the CECO board may deem relevant.
Thermon Dividends
Thermon has not declared or paid any cash dividends on its common stock during the past two fiscal years. Thermon currently intends to retain all available funds and any future earnings to fund the development and growth of its business, as well as for share repurchases, and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the Thermon board, subject to applicable laws, and will depend on Thermon’s financial condition, results of operations, capital requirements, general business conditions, and other factors that the Thermon board may deem relevant.
Merger Agreement Restrictions on Dividends
Pursuant to the terms of the merger agreement, until the closing of the mergers, CECO and Thermon have each agreed not to declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock, or property) in respect of, any of its capital stock or other equity interests without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed). However, the merger agreement permits dividends and distributions by a wholly owned subsidiary of CECO to CECO or another wholly owned subsidiary of CECO, and by a wholly owned subsidiary of Thermon to Thermon or another wholly owned subsidiary of Thermon.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This joint proxy statement/prospectus, and the documents to which CECO and Thermon refer you in this joint proxy statement/prospectus, as well as oral statements made or to be made by CECO and Thermon, include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this joint proxy statement/prospectus that address activities, events, or developments that CECO or Thermon expects, believes, or anticipates will or may occur in the future are forward-looking statements. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “will,” and similar expressions are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include, but are not limited to, statements regarding the mergers, the expected timing and likelihood of completion of the mergers, pro forma descriptions of the combined company and its operations, expected synergies, integration and transition plans, opportunities, and anticipated future financial performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this joint proxy statement/prospectus. These include, but are not limited to:
•
the expected timing and likelihood of completion of the mergers, including the failure to satisfy the conditions to the consummation of the mergers;

•
the risk that the required approvals from the CECO stockholders and the Thermon stockholders may not be obtained;

•
the timing, receipt, and terms and conditions of any required governmental and regulatory approvals of the mergers that could reduce anticipated benefits or cause the parties to abandon the transaction;

•
the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement;

•
the risk that the implied value of the stock portion of the merger consideration will fluctuate prior to closing due to changes in the market price of CECO common stock;

•
the impact of the proration mechanics, which may result in Thermon stockholders receiving a different mix of cash and stock consideration than they elected;

•
dilution caused by CECO’s issuance of additional shares of its common stock in connection with the mergers;

•
the risk that the pending transaction could distract the management of both entities and that they will incur substantial costs;

•
problems that may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected;

•
the risk that the combined company may be unable to achieve expected synergies, or it may take longer than expected to achieve such synergies;

•
the potential loss of key personnel, customers, or suppliers as a result of the announcement or pendency of the mergers;

•
litigation relating to the mergers;

•
changes in general economic, industrial, and environmental market conditions;

•
supply chain constraints, increases in raw material costs, and broader impacts of inflation;

•
changes in environmental, health, and safety regulations and the associated costs of compliance;

•
fluctuations in capital expenditures and cyclicality in the industrial process heating, fluid handling, and power generation markets; and

•
challenges related to project execution, including delays or cost overruns on large, mission-critical projects;

•
the restrictions on the conduct of each of CECO’s and Thermon’s respective businesses prior to the completion of the mergers, which may delay or prevent CECO or Thermon from undertaking business opportunities that may arise or other actions they would otherwise take with respect to their operations pending the consummation of the mergers;

•
the risk that the mergers and their announcement could have an adverse effect on the ability of CECO and Thermon to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally;

•
the indebtedness that CECO expects to incur in connection with the mergers and the need to generate sufficient cash flows to service and repay such indebtedness;

•
the risk that the mergers may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•
the risk that the Internal Revenue Service (the “IRS”) or a court may determine that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, which could result in material adverse tax consequences to Thermon stockholders;

•
global political and economic conditions, including tariffs and trade restrictions, armed conflict, political instability and the potential effects on the companies’ financial condition or results of operations;

•
risks related to CECO’s and Thermon’s international operations, including fluctuations in foreign currency exchange rates;

•
the risk that the market price of CECO common stock after the mergers may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of CECO common stock and Thermon common stock.

•
the risk that the credit ratings or analyst’s recommendations of the combined company may be negatively impacted following the mergers, which could increase the combined company’s cost of capital and limit its access to financial markets on favorable terms;

•
the unpredictability and severity of catastrophic events, including natural disasters, pandemics, epidemics or other public health crises, acts of terrorism, or armed conflict, and the potential impacts on the combined company’s manufacturing facilities, global supply chain, customer demand, workforce availability, and financial condition;

•
statements about the anticipated business plans, strategic initiatives, growth opportunities, and future financial and operating performance of the combined company following completion of the mergers, which are subject to the risks and uncertainties described herein and in the combined company’s filings with the SEC;

•
the impact of volatility in the prices and availability of key raw materials and components used in the combined company’s products, including steel, copper, aluminum, and other engineered materials, as well as changes in energy costs affecting the combined company’s manufacturing operations and customers’ capital investment decisions;

•
risks related to CECO’s and Thermon’s international operations and the combined company’s global business, including fluctuations in foreign currency exchange rates, compliance with applicable anti-bribery, anti-corruption, export control, and economic sanctions laws and regulations, challenges in managing a global workforce, and differing local laws and regulatory regimes across the jurisdictions in which the combined company operates;

•
the existence of unknown or contingent liabilities of Thermon and its subsidiaries that may not have been identified in due diligence or otherwise, including potential environmental liabilities, tax exposures, and liabilities relating to Thermon’s historical operations in industrial and hazardous process environments; and

•
the ability of the combined company to access capital markets and obtain financing for its operations and future growth on favorable terms following the mergers, including the impact of the combined company’s post-closing indebtedness on its financial flexibility.

All forward-looking statements are based on assumptions that CECO and Thermon believe to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by CECO and Thermon in light of their perceptions of current conditions, expected future developments, and other factors that they believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance, and actual events may be materially different from those expressed or implied in the forward-looking statements.
CECO and Thermon undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. For a more detailed discussion of these and other factors that could cause actual results to differ materially from those implied or expressed by the forward-looking statements, please see the section titled “Risk Factors” beginning on page 29, as well as the companies’ respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC incorporated by reference herein.

RISK FACTORS
In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including, among others, the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” CECO stockholders and Thermon stockholders should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of CECO and Thermon because these risks will relate to the combined company. Descriptions of some of these risks can be found in the respective Annual Reports on Form 10-K, and any amendments thereto, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this joint proxy statement/prospectus. You should also consider the other information in this document and the other documents incorporated by reference into this document. Please see the section titled “Where You Can Find More Information.”
Risks Relating to the Mergers
The completion of the mergers is subject to the satisfaction or waiver of various closing conditions, and there can be no assurances as to whether and when the mergers will be completed.
The completion of the mergers is subject to the satisfaction or waiver of a number of conditions, including, among others, the approval of the stock issuance by the CECO stockholders, the adoption of the merger agreement by the Thermon stockholders, the expiration or termination of the applicable waiting period under the HSR Act, which the FTC terminated early effective April 2, 2026, the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part, the listing of shares of CECO common stock to be issued in the mergers on the Nasdaq, the receipt by Thermon of a tax opinion regarding the qualification of the mergers as a reorganization within the meaning of Section 368(a) of the Code, the appointment of the new board designees to the CECO board, and the absence of any law or order prohibiting the mergers. There can be no assurance that all required conditions will be satisfied or waived, or that the mergers will be completed on the expected terms or schedule, or at all. If the mergers are not completed for any reason, including as a result of the failure of CECO stockholders to approve the stock issuance or the failure of Thermon stockholders to adopt the merger agreement, the ongoing businesses of CECO and Thermon may be materially adversely affected, and CECO and Thermon would be subject to a number of risks, including: each company may experience negative reactions from the financial markets, including negative impacts on their respective stock prices; each company may experience negative reactions from their respective customers, suppliers, employees and other business partners; CECO and Thermon will still be required to pay certain significant costs relating to the mergers, such as legal, accounting, consulting, financial advisory and printing fees, regardless of whether the mergers are completed; under certain circumstances, CECO may be required to pay Thermon a termination fee of $105.0 million, or Thermon may be required to pay CECO a termination fee of $74.7 million; and matters relating to the mergers require substantial commitments of time and resources by each company’s management, which could otherwise be devoted to day-to-day operations and other business opportunities.
The merger agreement contains provisions that restrict the ability of CECO and Thermon to pursue alternatives to the mergers and, in specified circumstances, could require CECO to pay Thermon a termination fee of $105.0 million or require Thermon to pay CECO a termination fee of $74.7 million.
Under the merger agreement, CECO and Thermon are restricted, subject to certain exceptions, from soliciting, initiating, endorsing, or knowingly encouraging or knowingly facilitating any inquiry, proposal, or offer regarding, or the making or submission of, a competing Acquisition Proposal. In addition, CECO and Thermon generally must be given an opportunity by the other party to offer to modify the terms of the merger agreement in response to any competing Acquisition Proposals or intervening events before the other party’s board of directors may withdraw, modify, or qualify its recommendation (or in the case of a Superior Proposal, terminate the merger agreement). If the merger agreement is terminated under certain circumstances, including due to a change in the recommendation of either company’s board of directors, the entry into a Superior Proposal, the consummation of an alternative transaction following certain terminations where a competing Acquisition Proposal was outstanding, or a willful and material breach of the non-solicitation obligations, CECO may be required to pay Thermon a termination fee of $105.0 million, or Thermon may be required to pay CECO a termination fee of $74.7 million. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of CECO or Thermon from considering or proposing that acquisition.
The merger agreement restricts the conduct of each of CECO’s and Thermon’s respective businesses prior to the completion of the mergers, which may delay or prevent CECO or Thermon from undertaking business opportunities that may arise pending the consummation of the mergers.
The merger agreement contains covenants requiring each of CECO and Thermon to conduct their respective businesses in the ordinary course, subject to specific limitations, during the period between the date of the merger agreement and the earlier of the effective time of the mergers and the termination of the merger agreement. These restrictions, among other things, limit each company’s ability (without the prior written consent of the other party) to acquire or dispose of material assets, incur additional indebtedness, issue additional shares of capital stock (subject to certain exceptions), make capital expenditures above specified thresholds, enter into or modify material contracts, increase employee compensation and benefits, and declare or pay dividends. These restrictions may prevent CECO or Thermon from pursuing attractive business opportunities or making other changes to their respective businesses that may arise prior to the completion of the mergers or the termination of the merger agreement, even if such opportunities or changes would be beneficial.
The pendency of the mergers could adversely affect the business, financial results, and operations of CECO and Thermon, including their ability to retain key personnel and maintain business relationships.
The announcement and pendency of the mergers could disrupt CECO’s and Thermon’s businesses, including by diverting the attention of their respective management teams and employees from day-to-day operations. Employees of CECO and Thermon may experience uncertainty about their future roles with the combined company, which may adversely affect each company’s ability to retain and motivate key personnel. Furthermore, customers, suppliers, and other business partners may seek to change existing business relationships with CECO or Thermon or delay entering into new business relationships, which could adversely impact their respective financial results.
CECO and Thermon will incur significant direct and indirect costs as a result of the mergers, regardless of whether the mergers are completed.
CECO and Thermon have incurred, and expect to continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the mergers. Many of these costs will be borne by CECO or Thermon even if the mergers are not completed. In addition, the merger agreement provides that certain expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement on Form S-4, and all filing and other fees paid to the SEC in connection with the mergers (other than attorneys’ fees, accountants’ fees and related expenses), will be shared equally by CECO and Thermon.
CECO and Thermon may be subject to litigation related to the mergers, which could result in substantial costs and prevent or delay the completion of the mergers.
It is common for public companies to be targeted by securities class action and derivative lawsuits following the announcement of a merger. CECO and Thermon may become involved in this type of litigation in connection with the mergers. Such lawsuits could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the merger agreement already implemented or to otherwise enjoin the parties from consummating the mergers. Defending such claims could result in substantial costs and divert management time and resources.
Risks Relating to the Merger Consideration and Election Mechanics
Because the market price of CECO common stock will fluctuate, Thermon stockholders cannot be sure of the exact value of the stock consideration or mixed consideration they will receive.
The stock consideration and the stock portion of the mixed consideration are fixed at an exchange ratio of 0.8110 and 0.6840 shares of CECO common stock, respectively, per share of Thermon common stock. These ratios will not be adjusted to reflect changes in the market price of CECO common stock prior to the closing of the mergers. Consequently, the implied value of the stock consideration and mixed consideration will fluctuate as the market price of CECO common stock fluctuates. In contrast, the cash consideration is fixed at $63.89 per share. A decline in the market price of CECO common stock could result in the stock consideration or mixed consideration having a significantly lower value than the cash consideration at the time of closing. The merger agreement does not provide CECO or Thermon with a termination right or other similar protection relating to the market price of CECO common stock.
Thermon stockholders may receive a form or combination of consideration different from what they elect due to the proration mechanics in the merger agreement.
Thermon stockholders who elect to receive solely the cash consideration or solely the stock consideration are subject to proration if the available cash or stock pools are oversubscribed. The merger agreement caps the aggregate cash payable at the maximum aggregate cash amount and the aggregate number of shares issuable at the maximum aggregate stock shares (with both pools calculated as if all Thermon shares elected the mixed consideration). If Thermon stockholders elect to receive more cash than is available in the aggregate pool, those electing the cash consideration will receive a prorated amount of cash and the remainder of their consideration in CECO common stock. Conversely, if stockholders elect to receive more stock than is available, those electing the stock consideration will receive a prorated number of shares and the remainder of their consideration in cash. Therefore, you may not receive the exact form of consideration you elect. Stockholders electing the mixed consideration or failing to make a valid election will receive the mixed consideration and are not subject to proration. This may result in, among other things, tax consequences that differ from those that would have resulted if the Thermon stockholder had received solely the form of consideration elected.
If you make a merger consideration election, you will not be able to sell or transfer the shares subject to your election prior to the closing of the mergers.
If you submit a valid election form with respect to any of your shares of Thermon common stock, those shares will not be available for sale or transfer during the period between the submission of your election and the earlier of the closing of the mergers or the valid revocation of your election prior to the election deadline. After the election deadline, elections can no longer be changed or revoked, and any shares of Thermon common stock subject to an election will remain restricted from trading through the closing of the mergers. This means that if you make an election, you will be unable to sell your shares during what may be a period of several weeks between the election deadline and the closing, even if the market price of Thermon common stock or CECO common stock changes significantly during that period. You should carefully consider the implications of this restriction, including the inability to react to market developments, before submitting your election form. If you wish to preserve the ability to trade your shares, you may revoke your election by submitting a written notice to the exchange agent at any time prior to the election deadline, in which case your shares will be treated as no election shares and you will receive the mixed consideration (0.6840 shares of CECO common stock plus $10.00 in cash per share, without interest). See “The Merger Agreement — Election Procedures.”
The U.S. federal income tax consequences of the mergers to Thermon stockholders are dependent upon the form of consideration received, which cannot be determined until after the proration calculations.
The U.S. federal income tax consequences of the mergers to a Thermon stockholder will depend on whether the stockholder receives solely CECO common stock, solely cash, or a combination of CECO common stock and cash in exchange for their shares of Thermon common stock. Because the final mix of consideration received by a stockholder electing the cash consideration or stock consideration will not be known until the proration procedures are completed after the election deadline, such stockholders will not know the exact U.S. federal income tax consequences of the mergers to them at the time they must make their election or vote on the merger agreement.
If the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, Thermon stockholders may be required to pay substantial U.S. federal income taxes.
The merger agreement provides that it is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and CECO and Thermon intend for the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Thermon’s obligation to complete the mergers that Thermon receive an opinion from Sidley Austin LLP, counsel to Thermon (or if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to Thermon), dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The opinion will be based on representations from each of CECO and Thermon and on customary factual assumptions, as well as certain covenants and undertakings by CECO and Thermon. If any of such representations, assumptions, covenants or undertakings is or becomes incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the U.S. federal income tax consequences of the mergers could differ materially from those described in this joint proxy statement/prospectus. An opinion of counsel is not binding on the IRS or any court, and neither CECO nor Thermon intends to request a ruling from the IRS with respect to the tax consequences of the mergers. Accordingly, there can be no assurance that the IRS will not challenge the conclusion reflected in the opinion or that a court will not sustain such a challenge. If the IRS or a court determines that the mergers, taken together, do not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a Thermon stockholder who receives CECO common stock in the mergers would generally recognize taxable gain or loss upon such exchange, which could result in a substantial tax liability to such stockholder.
Risks Relating to the Combined Company
CECO may fail to successfully integrate the businesses and operations of Thermon, which may result in the combined company not operating as efficiently and effectively as expected.
The success of the mergers will depend, in part, on CECO’s ability to successfully integrate Thermon’s business and operations. Notwithstanding any perceived cultural alignment between CECO and Thermon, this integration process may be complex, costly, and time-consuming. The anticipated benefits of the transaction may not be realized fully or at all, or may take longer to realize than expected. The difficulties of integrating the operations include, among others: consolidating corporate and administrative infrastructures; integrating disparate IT systems and financial reporting platforms; retaining key employees; and harmonizing differences in corporate culture and business practices. If the combined company is unable to effectively integrate the businesses, the anticipated benefits of the mergers may not be realized fully or at all, including the anticipated synergies and other benefits expected from the mergers, which could adversely affect its business, financial condition and operating results.
The combined company may fail to fully realize the anticipated synergies, cost savings, and other benefits of the mergers, or it may take longer than expected to achieve such benefits.
CECO and Thermon entered into the merger agreement with the expectation that the mergers would result in various benefits, including significant cost savings and operational synergies. Achieving these anticipated synergies depends on the successful consolidation of operations and elimination of redundant costs. There can be no assurance that the combined company will be able to achieve the expected synergies in the anticipated amounts or within the anticipated timeframes, or that the costs to achieve such synergies will not be higher than expected.
The mergers may result in a loss of customers, suppliers, vendors, landlords and other business partners and may result in the modification or termination of existing contracts.
Following the mergers, some of the customers, suppliers, vendors, landlords, joint venture partners and other business partners of CECO or Thermon may modify, terminate or scale back their current or prospective business relationships with the combined company. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that the combined company is too closely allied with one of their competitors. In addition, CECO and Thermon have contracts with customers, suppliers, vendors, landlords, joint venture partners and other business partners that may contain provisions giving the counterparty the right to terminate, or require the counterparty’s consent to the continuation of, such contracts upon a change of control or assignment, such as in connection with the mergers. There can be no assurance that such consents will be obtained on favorable terms or at all, or that such contracts will not be terminated. In addition, third parties with whom CECO or Thermon has business relationships may experience uncertainty associated with the transaction, including with respect to current or future business relationships with CECO, Thermon or the combined company, and may delay or defer certain business decisions, seek alternative relationships with third parties, or seek to alter their present business relationships with CECO or Thermon. If relationships with customers, suppliers, vendors, landlords, joint venture partners and other business partners are adversely affected by the mergers, or if the combined company loses the benefits of existing contracts of CECO or Thermon, the combined company’s business, financial condition and results of operations could be adversely affected.
The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is preliminary and the actual financial condition and results of operations after the mergers may differ materially.
The unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what CECO’s actual financial condition or results of operations would have been had the mergers been completed on the dates indicated. The unaudited pro forma condensed combined financial information reflects adjustments, which are based upon assumptions, preliminary estimates and accounting reclassifications, to record the identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Thermon as of the date of the completion of the mergers. Accordingly, the final accounting adjustments as a result of the acquisition may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus.
The market price of CECO common stock after the mergers may be affected by factors different from those that currently affect the market prices of CECO common stock and Thermon common stock.
Upon the completion of the mergers, holders of Thermon common stock who receive CECO common stock will become holders of CECO common stock. CECO’s business differs from that of Thermon, and, accordingly, the results of operations and the market price of CECO common stock after the completion of the mergers may be affected by factors different from those currently affecting the independent results of operations of each of CECO and Thermon. The market price and performance of CECO common stock after the completion of the mergers is likely to be different from the performance of CECO common stock and Thermon common stock in the absence of the mergers.
Risks Relating to the Combined Company’s Indebtedness
In connection with the mergers, CECO expects to incur significant new indebtedness, which could adversely affect CECO’s financial health and its ability to execute its business strategy.
CECO anticipates that the funds needed to complete the transactions contemplated by the merger agreement will be derived in part from third-party debt financing. In connection with the execution of the merger agreement, CECO entered into a debt commitment letter with a financial institution, pursuant to which such financial institution committed to provide, subject to the terms and conditions set forth therein, debt financing for a portion of the cash required at closing, including the cash component of the merger consideration and the repayment of Thermon’s outstanding indebtedness under Thermon’s credit agreement. CECO’s obligation to complete the mergers is not conditioned upon the receipt of any financing. CECO’s pro forma indebtedness following completion of the mergers is expected to be significantly greater than CECO’s standalone indebtedness prior to the mergers. CECO’s substantial indebtedness following the mergers could have important consequences, including: increasing its vulnerability to adverse general economic and industry conditions; exposing it to interest rate risk; limiting its flexibility in planning for, or reacting to, changes in its business and the industries in which it operates; placing CECO at a competitive disadvantage compared to competitors with less indebtedness; making it more difficult to borrow additional funds in the future to fund growth, acquisitions, working capital, capital expenditures and other purposes; and potentially requiring CECO to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund its other business needs. In addition, under the merger agreement, CECO has agreed that prior to closing it will not incur indebtedness that would cause its consolidated net leverage ratio to exceed 4.00x (after giving pro forma effect to the funding of the cash consideration and the Company indebtedness payoff amount). Any downgrade in CECO’s credit rating or the ratings of its indebtedness, or adverse conditions in the debt capital markets, could adversely affect the trading price of CECO’s debt securities, increase interest expense, increase the cost of refinancing existing debt, and adversely affect CECO’s ability to raise additional debt. Certain of the indebtedness to be incurred in connection with the mergers may bear interest at variable interest rates. If interest rates increase, variable rate debt will create higher debt service requirements, which could adversely affect CECO’s cash flows.

CECO ANNUAL MEETING
General
This joint proxy statement/prospectus is being provided to CECO stockholders as part of a solicitation of proxies by the CECO board for use at the CECO annual meeting. This joint proxy statement/prospectus provides CECO stockholders with important information about the CECO annual meeting and should be read carefully in its entirety.
Date, Time and Place
The annual meeting of CECO stockholders will be held virtually at www.virtualshareholdermeeting.com/CECO2026 on May 27, 2026, at 8:00 a.m., Central Time. CECO stockholders will not be able to attend the annual meeting physically in person.
Purpose of the CECO Annual Meeting
The CECO annual meeting is being held to consider and vote on:
1.
a proposal to approve the issuance of shares of CECO common stock constituting the stock consideration to be issued to stockholders of Thermon in the first merger pursuant to the merger agreement, and other shares of CECO common stock to be issued in the mergers or reserved for issuance in connection with the mergers;

2.
a proposal to adjourn the CECO annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the CECO stock issuance proposal at the time of the CECO annual meeting;

3.
a proposal to elect the eight directors named in this joint proxy statement/prospectus to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

4.
a proposal to approve, on a non-binding advisory basis, the compensation of CECO’s named executive officers, commonly known as a “Say-on-Pay” proposal;

5.
a proposal to approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan; and

6.
a proposal to ratify the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026.

The closing of the mergers is conditioned on approval by CECO stockholders of the CECO stock issuance proposal. The closing of the mergers is not conditioned on approval of the CECO adjournment proposal, the election of each of the eight director nominees set forth in the CECO director election proposal, or approval of the CECO say-on-pay proposal, the CECO equity plan proposal or the CECO auditor ratification proposal.
Recommendation of the CECO Board
The CECO board unanimously recommends that CECO stockholders vote “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, “FOR” the CECO equity plan proposal, and “FOR” the CECO auditor ratification proposal.
This joint proxy statement/prospectus contains important information regarding the CECO proposals described herein and the factors that CECO stockholders should consider when deciding how to cast their votes. CECO stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this joint proxy statement/prospectus, for more detailed information regarding the merger agreement, including the mergers and other transactions contemplated by the merger agreement, and the proposals described above.

Record Date and Outstanding Shares
The CECO board has fixed the close of business on April 17, 2026 as the record date for the CECO annual meeting. The CECO stockholders of record on the CECO record date are the only CECO stockholders that are entitled to receive notice of, and to vote at, the CECO annual meeting.
At the close of business on the CECO record date, 35,873,031 shares of CECO common stock were issued and outstanding, held of record by 229 holders. Each share of CECO common stock outstanding on the CECO record date is entitled to one vote on each proposal and any other matter coming before the CECO annual meeting.
A list of the CECO stockholders of record who are entitled to vote at the CECO annual meeting will be available for inspection at CECO’s executive offices at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, during ordinary business hours, for a period of no less than 10 days before the CECO annual meeting.
Quorum
No business may be transacted at the CECO annual meeting unless a quorum is present. A quorum will exist if CECO stockholders holding a majority of the outstanding shares of CECO common stock entitled to vote at the CECO annual meeting are present in person or represented by proxy at the CECO annual meeting. Virtual attendance at the CECO annual meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting.
Shares held by CECO as treasury shares are not entitled to vote and do not count toward a quorum. Abstentions count as present for purposes of establishing a quorum at the CECO annual meeting. Broker non-votes (if any) that do not provide direction on any proposal at the CECO annual meeting will be excluded in determining whether a quorum is present for such meeting. However, if a broker non-vote occurs because you are a beneficial owner of CECO common stock and provide your broker, bank or other nominee with instructions to vote on one or more of the proposals but not one or more other proposals being considered at the CECO annual meeting, your shares will be treated as present for purposes of determining the presence of a quorum at such meeting. When a broker, bank or other nominee does not have discretion to vote on a particular matter, a stockholder has not given timely instructions on how the broker, bank or other nominee should vote its shares, and the broker, bank or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results.
Required Vote
The required votes to approve the CECO proposals are as follows:
•
The CECO stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of the Nasdaq and CECO’s organizational documents.

•
The CECO adjournment proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.

•
Directors will each be elected by the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.

•
The CECO say-on-pay proposal, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.

•
The CECO equity plan proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.

•
The CECO auditor ratification proposal, on an advisory basis, requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.

The votes for the CECO say-on-pay proposal and the CECO auditor ratification proposal are advisory in nature and are not binding on CECO; however, the CECO board will consider the outcomes of these votes in future deliberations.
Abstentions and Broker Non-Votes
•
Abstentions and broker non-votes will be counted as shares represented at the CECO annual meeting for purposes of determining whether a quorum is present. Because each of the CECO stock issuance proposal, the CECO adjournment proposal, the CECO say-on-pay proposal and the CECO equity plan proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the CECO annual meeting, abstentions and broker non-votes will have the same effect as votes “AGAINST” each such proposal. For the election of each of the eight director nominees set forth in the CECO director election proposal, abstentions and broker non-votes will likewise have the same effect as votes “AGAINST” the election of the applicable director nominee. The CECO auditor ratification proposal is expected to be considered a routine matter, and accordingly broker non-votes are not expected to occur with respect to that proposal; however, if any broker non-votes were to occur, they would have the same effect as votes “AGAINST” that proposal.

Voting by CECO’s Directors and Executive Officers
On the CECO record date, CECO directors and executive officers, as a group, beneficially owned and were entitled to vote 6,145,522 shares of CECO common stock, or approximately 17.1% of the issued and outstanding shares of CECO common stock. Although none of them has entered into any agreement obligating them to do so in their capacity as a director or executive officer of CECO (other than the voting agreements described below), CECO currently expects that all of its directors and executive officers will vote their shares “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, “FOR” the CECO equity plan proposal, and “FOR” the CECO auditor ratification proposal.
Voting Agreements
Concurrently with the execution and delivery of the merger agreement on February 23, 2026, and as a condition and inducement to the willingness of Thermon to enter into the merger agreement, Jason DeZwirek, Chairman of the CECO board, and Todd Gleason, Chief Executive Officer and a director of CECO, each entered into the voting agreement with CECO and Thermon, pursuant to which, subject to the terms and conditions therein, each of Messrs. DeZwirek and Gleason irrevocably and unconditionally agreed to vote all of his respective shares of CECO common stock (a) in favor of the approval of the CECO stock issuance proposal and any other proposal considered and voted upon by the CECO stockholders at the CECO annual meeting necessary for consummation of the transactions contemplated by the merger agreement, including the mergers, (b) against any Acquisition Proposal with respect to CECO, (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of CECO or any of its subsidiaries, and (d) against any action, proposal or agreement that would reasonably be expected to result in a material breach of any covenant, representation or warranty of CECO under the merger agreement or prevent or materially delay or adversely affect the consummation of the mergers. For the avoidance of doubt, the voting agreements do not obligate Messrs. DeZwirek or Gleason to vote their shares in any particular manner with respect to the CECO director election proposal, the CECO say-on-pay proposal, the CECO equity plan proposal, or the CECO auditor ratification proposal.
As of the date of the voting agreements, Mr. DeZwirek beneficially owned 4,198,111 shares of CECO common stock (including 2,770,546 shares held through Icarus Investment Corp. and 200,000 shares held through 0to100 Inc.) and Mr. Gleason beneficially owned 1,229,359 shares of CECO common stock. In the aggregate, as of April 17, 2026, Messrs. DeZwirek and Gleason collectively owned approximately 5,519,870 shares of CECO common stock (including shares beneficially owned), representing approximately 15.4% of the outstanding shares of CECO common stock.

The voting agreements will terminate upon the earliest to occur of (a) the termination of the merger agreement in accordance with its terms, (b) the effective time of the first merger, (c) the date the CECO stockholder approval is obtained, (d) the occurrence of a CECO adverse recommendation change, or (e) the date on which the merger agreement is amended in a manner that increases the amount or changes the form of the merger consideration, extends the outside date, or otherwise adversely affects the holder in any material respect (in its capacity as such), without the written consent of Mr. Gleason or Mr. DeZwirek, as applicable. Copies of the voting agreements are attached as Annex G to this joint proxy statement/prospectus.
Voting by Proxy
If you were a record holder of CECO common stock at the close of business on the CECO record date, a proxy card is enclosed for your use. CECO requests that you vote your shares as promptly as possible by (a) accessing the internet site listed on the CECO proxy card, (b) calling the toll-free number listed on the CECO proxy card, or (c) submitting your CECO proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card.
When the accompanying proxy is returned properly executed, the shares of CECO common stock represented by it will be voted at the CECO annual meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If a proxy is returned without an indication as to how the shares of CECO common stock represented are to be voted with regard to a particular proposal, the CECO common stock represented by the proxy will be voted in accordance with the recommendation of the CECO board and, therefore, “FOR” the CECO stock issuance proposal, “FOR” the CECO adjournment proposal, “FOR” the election of each of the eight director nominees set forth in the CECO director election proposal, “FOR” the CECO say-on-pay proposal, “FOR” the CECO equity plan proposal, and “FOR” the CECO auditor ratification proposal.
At the date hereof, the CECO board has no knowledge of any business that will be presented for consideration at the CECO annual meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in CECO’s Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the CECO annual meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Your vote is important. Accordingly, if you were a record holder of CECO common stock on the CECO record date, please sign and return the enclosed proxy card or vote via the internet or telephone regardless of whether you plan to attend the CECO annual meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on May 26, 2026, to ensure that the proxies are voted.
Shares Held in Street Name
If you hold shares of CECO common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to CECO or by voting in person at the CECO annual meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee.
Furthermore, if your shares of CECO common stock are held in street name by a broker, bank or other nominee, your broker, bank or other nominee may not vote your shares on the CECO stock issuance proposal, the CECO adjournment proposal, the CECO director election proposal, the CECO say-on-pay proposal or the CECO equity plan proposal without your specific instructions. The CECO auditor ratification proposal, however, is expected to be considered a routine matter, and your broker, bank or other nominee may generally exercise discretionary authority to vote your shares on that proposal if you do not provide instructions.

Attendance at the CECO Annual Meeting and Voting In Person
The CECO annual meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual annual meeting will be held on May 27, 2026, at 8:00 a.m., Central Time. To attend the annual meeting, visit www.virtualshareholdermeeting.com/CECO2026. Stockholders who would like to attend and participate in the CECO annual meeting will need the 16 digit control number included on their proxy card or voting instruction form. The CECO annual meeting will begin promptly at 8:00 a.m. Central Time on May 27, 2026. CECO encourages stockholders to access the CECO annual meeting prior to the start time. Online access will begin at 7:45 a.m. Central Time. CECO stockholders of record who wish to vote at the annual meeting should follow the instructions at www.proxyvote.com using the 16 digit control number included on their proxy card or voting instruction form.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save CECO and CECO stockholders time and money, and provide CECO stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide CECO stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.
Revocability of Proxies
CECO stockholders of record may revoke their proxies at any time before their shares of CECO common stock are voted at the CECO annual meeting in any of the following ways:
•
delivering written notice of revocation of the proxy to CECO’s corporate secretary at CECO’s executive offices at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, by no later than 11:59 p.m., Eastern Time, on May 26, 2026;

•
delivering another proxy with a later date to CECO’s corporate secretary at CECO’s executive offices at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, by no later than 11:59 p.m., Eastern Time, on May 26, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•
submitting another proxy again via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on May 26, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the CECO annual meeting in person and voting your shares during the meeting; attendance at the CECO annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless you give written notice of revocation to the CECO corporate secretary before the proxy is exercised or unless you vote your shares in person during the CECO annual meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.
Solicitation of Proxies
CECO will pay all costs of soliciting proxies related to the CECO annual meeting. CECO has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for total fees of $40,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the internet. In addition, CECO’s officers, directors and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be compensated for soliciting the proxies but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. CECO may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of CECO common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Other Matters
At this time, CECO knows of no other matters to be submitted at the CECO annual meeting.
Householding of Proxy Statement/Prospectus
CECO stockholders of record who have the same address and last name will receive only one copy of this proxy statement/prospectus until such time as one or more of these stockholders notify CECO that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions. If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of this proxy statement/prospectus, please submit a request to CECO’s Corporate Secretary, at 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, or call (214) 272-5300, and CECO will promptly send such materials to you at no cost. You may also contact CECO’s Corporate Secretary at the address and phone number above if you receive multiple copies of this proxy statement/prospectus and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their broker, bank or other nominee.
Questions and Additional Information
CECO stockholders may contact CECO’s proxy solicitor with any questions about the CECO proposals or how to vote or to request additional copies of any materials at:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Banks and brokers, please call: (212) 448-4476
All others, please call toll-free: (800) 515-4507
E-mail: CECO@dfking.com

THERMON SPECIAL MEETING
General
This joint proxy statement/prospectus is being provided to Thermon stockholders as part of a solicitation of proxies by the Thermon board for use at the Thermon special meeting. This joint proxy statement/prospectus provides Thermon stockholders with important information about the Thermon special meeting and should be read carefully in its entirety.
Date, Time and Place
The special meeting of Thermon stockholders will be held virtually at www.virtualshareholdermeeting.com/THR2026SM on May 27, 2026, at 8:00 a.m., Central Time. Thermon stockholders will not be able to attend the special meeting physically in person.
Purpose of the Thermon Special Meeting
The Thermon special meeting is being held to consider and vote on:
1.
a proposal to adopt the merger agreement;

2.
a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers; and

3.
a proposal to adjourn the Thermon special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Thermon special meeting.

Closing of the mergers is conditioned on approval by Thermon stockholders of the Thermon merger proposal. Closing of the mergers is not conditioned on approval of the Thermon compensation proposal or the Thermon adjournment proposal.
Recommendation of the Thermon Board
The Thermon board unanimously recommends that Thermon stockholders vote “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal.
This joint proxy statement/prospectus contains important information regarding the Thermon merger proposal, the Thermon compensation proposal, the Thermon adjournment proposal and factors that Thermon stockholders should consider when deciding how to cast their votes. Thermon stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this joint proxy statement/prospectus, for more detailed information regarding the merger agreement, including the mergers and other transactions contemplated by the merger agreement, and the proposals described above.
Record Date and Outstanding Shares
The Thermon board has fixed the close of business on April 20, 2026 as the record date for the Thermon special meeting. The Thermon stockholders of record on the Thermon record date are the only Thermon stockholders that are entitled to receive notice of, and to vote at, the Thermon special meeting.
At the close of business on the Thermon record date, 32,869,538 shares of Thermon common stock were issued and outstanding, held of record by 15 holders. Each share of Thermon common stock outstanding on the Thermon record date is entitled to one vote on each proposal and any other matter coming before the Thermon special meeting.
A list of the Thermon stockholders of record who are entitled to vote at the Thermon special meeting will be available for inspection at Thermon’s executive offices at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, during ordinary business hours, for a period of no less than 10 days before the

Thermon special meeting. The stockholder list will also be available for examination by Thermon stockholders during the Thermon special meeting on a reasonably accessible electronic network.
Quorum
No business may be transacted at the Thermon special meeting unless a quorum is present. A quorum will exist if Thermon stockholders holding a majority of the outstanding shares of Thermon common stock entitled to vote at the Thermon special meeting are present in person or represented by proxy at the Thermon special meeting. Virtual attendance at the Thermon special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.
Shares held by Thermon as treasury shares are not entitled to vote and do not count toward a quorum. Abstentions will be included in determining whether a quorum is present at the Thermon special meeting. Broker non-votes (if any) that do not provide direction on any proposal at the Thermon special meeting will be excluded in determining whether a quorum is present for such meeting. However, if a broker non-vote occurs because you are a beneficial owner of Thermon common stock and provide your broker, bank or other nominee with instructions to vote on one of the proposals but not the other proposals being considered at the Thermon special meeting, your shares will be treated as present for purposes of determining the presence of a quorum at such meeting. When a broker, bank or other nominee does not have discretion to vote on a particular matter, a stockholder has not given timely instructions on how the broker, bank or other nominee should vote its shares, and the broker, bank or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results.
Required Vote
The required votes to approve the Thermon proposals are as follows:
•
Thermon Merger Proposal.   The Thermon merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon. Because this proposal requires the affirmative vote of a majority of the outstanding shares, rather than a majority of the shares present and voting, a failure to vote, an abstention and a broker non-vote will each have the same effect as a vote “AGAINST” the Thermon merger proposal. Adoption of the merger agreement by Thermon stockholders is required under Section 251 of the DGCL and is a condition to the closing of the mergers.

•
Thermon Compensation Proposal.   The Thermon compensation proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote thereon.

•
Thermon Adjournment Proposal.   The Thermon adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote thereon.

Abstentions and Broker Non-Votes
Thermon Merger Proposal.   Because the Thermon merger proposal requires the affirmative vote of a majority of the outstanding shares of Thermon common stock entitled to vote thereon, abstentions will have the same effect as a vote “AGAINST” the Thermon merger proposal. Similarly, broker non-votes will have the same effect as a vote “AGAINST” the Thermon merger proposal. A failure to vote your shares will also have the same effect as a vote “AGAINST” the Thermon merger proposal.
Thermon compensation proposal.   Abstentions will be counted in determining the total number of shares “entitled to vote” on the Thermon compensation proposal and will have the same effect as a vote “AGAINST” the Thermon compensation proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the Thermon compensation proposal (assuming a quorum is present).
Thermon Adjournment Proposal.   Abstentions will be counted in determining the total number of shares “entitled to vote” on the Thermon adjournment proposal and will have the same effect as a vote

“AGAINST” the Thermon adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the Thermon adjournment proposal (assuming a quorum is present).
Voting by Thermon’s Directors and Executive Officers
On the Thermon record date, Thermon directors and executive officers, as a group, beneficially owned and were entitled to vote 785,405 shares of Thermon common stock, or approximately 2.4% of the issued and outstanding shares of Thermon common stock. Although none of them has entered into any agreement obligating them to do so in their capacity as a director or executive officer of Thermon, Thermon currently expects that all of its directors and executive officers will vote their shares “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal.
Voting by Proxy
If you were a record holder of Thermon common stock at the close of business on the Thermon record date, a proxy card is enclosed for your use. Thermon requests that you vote your shares as promptly as possible by (a) accessing the internet site listed on the Thermon proxy card, (b) calling the toll-free number listed on the Thermon proxy card, or (c) submitting your Thermon proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for voting through the internet or by telephone are set forth on the enclosed proxy card.
When the accompanying proxy is returned properly executed, the shares of Thermon common stock represented by it will be voted at the Thermon special meeting in accordance with the instructions contained in the proxy card. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card. If a proxy is returned without an indication as to how the shares of Thermon common stock represented are to be voted with regard to a particular proposal, the Thermon common stock represented by the proxy will be voted in accordance with the recommendation of the Thermon board and, therefore, “FOR” the Thermon merger proposal, “FOR” the Thermon compensation proposal and “FOR” the Thermon adjournment proposal.
At the date hereof, the Thermon board has no knowledge of any other business that will be presented for consideration at the Thermon special meeting and that would be required to be set forth in this joint proxy statement/prospectus or the related proxy card other than the matters set forth in Thermon’s Notice of Special Meeting of Stockholders. If any other matter is properly presented at the Thermon special meeting for consideration, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Your vote is important. Accordingly, if you were a record holder of Thermon common stock on the Thermon record date, please sign and return the enclosed proxy card or vote via the internet or telephone regardless of whether you plan to attend the Thermon special meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on May 26, 2026, to ensure that the proxies are voted.
Shares Held in Street Name
If you hold shares of Thermon common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Thermon or by voting in person at the Thermon special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee.
Furthermore, brokers, banks or other nominees who hold shares of Thermon common stock on behalf of their customers may not give a proxy to Thermon to vote those shares without specific instructions from their customers. If you are a Thermon stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the Thermon proposals.
Attendance at the Thermon Special Meeting and Voting In Person
The Thermon special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on May 27, 2026, at 8:00 a.m., Central Time. To attend the special meeting, visit www.virtualshareholdermeeting.com/THR2026SM and enter the 16-digit control number on the proxy card or voting instruction form you received. Thermon stockholders of record who wish to vote at the special meeting should follow the instructions at www.proxyvote.com using the 16-digit control number included on their proxy card or voting instruction form. Online check-in will begin at 7:45 a.m., Central Time. Please allow time for online check-in procedures.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save Thermon and Thermon stockholders time and money, and provide Thermon stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide Thermon stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.
Revocability of Proxies
Thermon stockholders of record may revoke their proxies at any time before their shares of Thermon common stock are voted at the Thermon special meeting in any of the following ways:
•
delivering written notice of revocation of the proxy to Thermon’s corporate secretary at Thermon’s executive offices at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, by no later than 11:59 p.m., Eastern Time, on May 26, 2026;

•
delivering another proxy with a later date to Thermon’s corporate secretary at Thermon’s executive offices at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, by no later than 11:59 p.m., Eastern Time, on May 26, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•
submitting another proxy again via the internet or by telephone at a later date, by no later than 11:59 p.m., Eastern Time, on May 26, 2026 (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•
attending the Thermon special meeting in person and voting your shares during the meeting; attendance at the Thermon special meeting will not, in and of itself, revoke a valid proxy that was previously delivered unless you give written notice of revocation to the Thermon corporate secretary before the proxy is exercised or unless you vote your shares in person during the Thermon special meeting.

If your shares are held in “street name” through a broker, bank or other nominee and you deliver voting instructions to the record holder of those shares, you may only revoke the voting of those shares in accordance with your instruction if the record holder revokes the original proxy as directed above and either resubmits a proxy reflecting your voting instructions or delivers to you a legal proxy giving you the right to vote the shares.
Solicitation of Proxies
Thermon will pay all costs of soliciting proxies related to the Thermon special meeting. Thermon has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for total fees of up to $75,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the internet. In addition, Thermon’s officers, directors and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be compensated for soliciting the proxies but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Thermon may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Thermon common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.
Other Matters
At this time, Thermon knows of no other matters to be submitted at the Thermon special meeting.
Householding of Proxy Statement/Prospectus
Thermon stockholders of record who have the same address and last name will receive only one copy of this proxy statement/prospectus until such time as one or more of these stockholders notify Thermon that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions. If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of this proxy statement/prospectus, please submit a request to Thermon’s General Counsel, at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, or call (512) 690-0600, and Thermon will promptly send such materials to you at no cost. You may also contact Thermon’s Corporate Secretary at the address and phone number above if you receive multiple copies of this proxy statement/prospectus and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their broker, bank or other nominee.
Questions and Additional Information
Thermon stockholders may contact Thermon’s proxy solicitor with any questions about the Thermon proposals or how to vote or to request additional copies of any materials at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Banks and Brokerage Firms Call: (212) 750-5833
Stockholders Call Toll Free: (877) 717-3905

THERMON PROPOSALS
THE THERMON MERGER PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a stockholder of Thermon as part of the solicitation of proxies by the Thermon board for use at the Thermon special meeting to consider and vote upon a proposal to adopt the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.
The Thermon board, after due and careful discussion and consideration, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the mergers, and determined that the terms of the merger agreement and the transactions contemplated thereby, including the mergers, are in the best interests of Thermon’s stockholders. The Thermon board accordingly unanimously recommends that Thermon stockholders adopt the merger agreement, as disclosed in this joint proxy statement/prospectus, particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus titled “The Mergers” and “The Merger Agreement” and as attached as Annex A to this joint proxy statement/prospectus.
As more fully described under “The Merger Agreement,” at the effective time, Merger Sub Inc. will merge with and into Thermon, with Thermon surviving the first merger as a wholly owned subsidiary of CECO. Each share of Thermon common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, (a) mixed consideration consisting of 0.6840 shares of CECO common stock and $10.00 in cash, without interest, (b) cash consideration of $63.89 per share, without interest, or (c) stock consideration of 0.8110 shares of CECO common stock per share. The cash election and stock election are subject to proration as described in the merger agreement. The mixed consideration is not subject to proration. Shares for which no valid election is made will receive the mixed consideration.
Adoption of the merger agreement by the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon is required under Section 251 of the DGCL and is a condition to the completion of the mergers. The mergers cannot be completed without the adoption of the merger agreement by Thermon stockholders.
Approval of the Thermon merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Thermon common stock entitled to vote thereon. Because this vote standard is based on the total number of outstanding shares, a failure to vote, an abstention and a broker non-vote will each have the same effect as a vote “AGAINST” the Thermon merger proposal.
In the event the Thermon merger proposal is approved by the Thermon stockholders, but the merger agreement is terminated (without the mergers being completed) prior to the effective time, the mergers will not be consummated.
THE THERMON BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THERMON MERGER PROPOSAL.

THE THERMON COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Thermon is seeking non-binding advisory stockholder approval of the compensation of Thermon’s named executive officers that is based on or otherwise relates to the mergers as disclosed in “The Mergers — Interests of Thermon Directors and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to Thermon’s Named Executive Officers.”
The Thermon compensation proposal gives Thermon stockholders the opportunity to express their views on the merger-related compensation of Thermon’s named executive officers. Accordingly, Thermon is asking Thermon stockholders to vote “FOR” the adoption of the following resolution, on a non-binding advisory basis:
“RESOLVED, that Thermon stockholders approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executive officers in connection with the mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under ‘The Mergers — Interests of Thermon Directors and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to Thermon’s Named Executive Officers’ of the joint proxy statement/prospectus (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
The vote on the Thermon compensation proposal is a vote separate and apart from the vote to approve the Thermon merger proposal. Accordingly, Thermon stockholders of record may vote for the approval of the Thermon merger proposal and against the approval of the Thermon compensation proposal, and vice versa.
The vote on the Thermon compensation proposal is advisory only and will not be binding on CECO, Thermon or their respective boards of directors. Approval of this proposal is not a condition to the closing of the mergers. If the mergers are completed, the merger-related compensation may be paid or become payable to Thermon’s named executive officers regardless of the outcome of this advisory vote.
Approval of the Thermon compensation proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the Thermon compensation proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the Thermon compensation proposal (assuming a quorum is present).
THE THERMON BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THERMON COMPENSATION PROPOSAL.

THE THERMON ADJOURNMENT PROPOSAL
Thermon stockholders are being asked to consider and vote on a proposal to adjourn the Thermon special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Thermon special meeting.
If the Thermon special meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the time that the proxies are voted. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the Thermon merger proposal but do not indicate a choice on the Thermon adjournment proposal, your shares will be voted in favor of the Thermon adjournment proposal.
Approval of the Thermon adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Thermon common stock present in person or represented by proxy at the Thermon special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the Thermon adjournment proposal. Broker non-votes (if any) will have no effect on the outcome of the vote on the Thermon adjournment proposal (assuming a quorum is present).
Approval of the Thermon adjournment proposal is not a condition to the closing of the mergers.
THE THERMON BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THERMON ADJOURNMENT PROPOSAL.

CECO PROPOSALS
THE CECO STOCK ISSUANCE PROPOSAL
This joint proxy statement/prospectus is being furnished to you as a stockholder of CECO as part of the solicitation of proxies by the CECO board for use at the CECO annual meeting to consider and vote upon a proposal to approve the issuance of shares of CECO common stock in the first merger pursuant to the terms of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.
Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such common stock.
Pursuant to the merger agreement, at the effective time of the first merger, each share of Thermon common stock (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder and subject to proration as described in the merger agreement, merger consideration consisting of (a) mixed consideration of 0.6840 shares of CECO common stock and $10.00 in cash, (b) cash consideration of $63.89 per share, or (c) stock consideration of 0.8110 shares of CECO common stock. Shares for which no valid election is made will receive the mixed consideration. In addition, outstanding equity awards of Thermon will be assumed or converted into awards with respect to CECO common stock in accordance with the merger agreement. Accordingly, if the mergers are completed, CECO will issue a significant number of shares of CECO common stock to Thermon stockholders and in connection with the assumption or conversion of Thermon equity awards, which will exceed 20% of the shares of CECO common stock outstanding before such issuance. For this reason, under Nasdaq Listing Rule 5635(a), CECO must obtain the approval of the CECO stockholders for such issuance.
Approval of the CECO stock issuance proposal is a condition to the closing of the mergers. The mergers cannot be completed without the approval of the CECO stock issuance proposal.
Approval of the CECO stock issuance proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting, in accordance with the rules and regulations of the Nasdaq and CECO’s organizational documents.
In the event the CECO stock issuance proposal is approved by the CECO stockholders, but the merger agreement is terminated (without the mergers being completed) prior to the issuance of shares of CECO common stock in the first merger, CECO will not issue any shares of CECO common stock as a result of the approval of the CECO stock issuance proposal.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE CECO STOCK ISSUANCE PROPOSAL.

THE CECO ADJOURNMENT PROPOSAL
CECO stockholders are being asked to consider and vote on a proposal to adjourn the CECO annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the CECO stock issuance proposal at the time of the CECO annual meeting.
If the CECO annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the time that the proxies are voted. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the CECO stock issuance proposal but do not indicate a choice on the CECO adjournment proposal, your shares will be voted in favor of the CECO adjournment proposal.
Approval of the CECO adjournment proposal requires the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting. Abstentions or broker non-votes, if any, will have the same effect as a vote “AGAINST” the CECO adjournment proposal.
Approval of the CECO adjournment proposal is not a condition to the closing of the mergers.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE CECO ADJOURNMENT PROPOSAL.

THE CECO DIRECTOR ELECTION PROPOSAL
CECO stockholders are being asked to consider and vote on the election of the eight directors named in this joint proxy statement/prospectus to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The election of our eight director nominees will continue to ensure strong governance and continuity of leadership. These nominees bring wide-ranging skills and experience essential for guiding the company’s strategy and driving long-term shareholder value. The CECO board has proposed the re-election of each of the existing directors for election as directors: Jason DeZwirek, Todd Gleason, Robert E. Knowling, Jr., Claudio A. Mannarino, Munish Nanda, Valerie Gentile Sachs, Laurie A. Siegel and Richard F. Wallman. If, for any reason, any nominee should become unable or unwilling to serve as a director, our Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee.
Following the closing of CECO’s acquisition of Thermon, CECO will expand its board to add two Thermon designees. These Thermon designees will not be on the slate of nominees that CECO stockholders will vote on at the CECO annual meeting, as their appointment will occur following the closing of the mergers.
Each director nominee will be elected by the affirmative vote of the holders of a majority of the shares of CECO common stock present in person or represented by proxy at the CECO annual meeting.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

ATTRIBUTES AND EXPERIENCE

Executive	Strategy	Corporate Governance	Finance
100%	57%	57%	43%

Technology & Innovation	International	Cybersecurity	Mergers & Acquisitions
57%	100%	38%	100%
Our Board believes that collectively our directors provide the diversity of experience and skills necessary for a well-functioning board. Our Board values highly the ability of individual directors to contribute to a constructive board environment and believes that our current directors perform in such a manner. Below is a description of each director nominee’s background, professional experience, qualifications and skills.

Jason DeZwirek Chairman of the Board | CECO Environmental Corp. Age: 55 Director Since: 1994 Committees: Nominations and Governance and Mergers & Acquisitions Other Directorships: N/A
PROFESSIONAL HIGHLIGHTS

CECO Environmental Corp
•
Chairman of the Board since May 2013

•
Secretary of our Company from February 1998 until September 2013

API Technologies Corp.
•
Served as a director and corporate secretary

•
Served as a prime contractor in electronics, highly engineered systems, secure communications and electronic components and sub-systems for the defense and aerospace industries, from November 2006 through January 2011

Kaboose Inc.
•
Founder

•
Served as the Chairman and CEO of Kaboose Inc. until its sale to Disney Online (a subsidiary of The Walt Disney Company) and Barclays Private Equity Limited in June 2009

•
Mr. DeZwirek also is and has been involved in private investment activities

KEY QUALIFICATIONS AND EXPERIENCES
Mr. DeZwirek brings broad executive expertise, including operations, technology, management, and strategy. Having served as a director of our Company for over 25 years, he also has a breadth of knowledge of the overall issues our Company faces.

Todd Gleason
Chief Executive Officer | CECO Environmental Corp.
Age: 55
Director Since: 2020
Committees: Mergers & Acquisitions
Other Directorships: NSF (a leading non-profit public health and safety organization)

PROFESSIONAL HIGHLIGHTS

CECO Environmental Corp
•
Chief Executive Officer since July 2020

Scientific Analytics Inc.
•
Served as President and Chief Executive Officer of Scientific Analytics, a predictive analytic technologies and services company, from April 2015 to July 2020

Pentair plc.
•
Senior Vice President and Corporate Officer from January 2013 to March 2015

•
President, Integration and Standardization from January 2010 to January 2013

•
Vice President, Global Growth and Investor Relations from June 2007 to January 2010

American Standard Companies Inc. • Served as Vice President, Strategy and Investor Relations Honeywell International Inc • Served as Chief Financial Officer, Honeywell Process Solutions

KEY QUALIFICATIONS AND EXPERIENCES
Mr. Gleason’s qualifications to sit on the Board include his financial and business background, as well as his extensive executive and leadership experience.

Robert E. Knowling, Jr.
Chairman | Eagles Landing Partners
Age: 70
Director Since: 2022
Committees: Compensation and Mergers & Acquisitions (Chair)
Other Directorships: Stride, Inc., Rocket Software and Stream Companies

PROFESSIONAL HIGHLIGHTS

Eagles Landing Partners
•
Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses, since 2009

Telwares
•
Served as Chief Executive Officer
from 2005 to 2009

•
Served as Chief Executive Officer of the New York City Leadership Academy, an independent nonprofit corporation that is chartered with developing the next generation of principals in the New York City public school system, from 2002 to 2005

•
Served as Chairman and Chief Executive Officer of SimDesk Technologies, a computer software company, from 2001 to 2003

•
Served as Chairman, President and Chief Executive Officer of Covad Communications, a Warburg Pincus private equity-backed start-up company

•
Previously served on the board of directors of Citrix Systems Inc., Rite-Aid Corporation, Roper Technologies Inc. and HP

KEY QUALIFICATIONS AND EXPERIENCES
Mr. Knowling brings to the Board extensive experience in executive management and leadership roles, including experience leading companies through periods of high growth and organizational turnaround. In addition, his service on a number of other public company boards of directors enables Mr. Knowling to share insights with the Board regarding corporate governance best practices.
Claudio A. Mannarino President | Sette CS Inc Age: 55 Director Since: 2015 Committees: Audit and Compensation Other Directorships: N/A
PROFESSIONAL HIGHLIGHTS

Sette CS Inc
•
President of Sette CS, a management consulting firm, since 2015

API Technologies Corp
•
November 2015
Served as the Senior Vice President and Chief Financial Officer from June 2014 to

•
He served in various, senior-level management roles throughout API’s finance organization

Transcontinental, Inc
•
Served as Controller for two business units

•
A Canadian publicly traded company on the Toronto Stock Exchange

• He also served as API’s Senior Vice President, Finance from January 2010 to June 2014 and as its Chief Financial Officer and Vice President of Finance from November 2006 to January 2010
KEY QUALIFICATIONS AND EXPERIENCES
Mr. Mannarino brings over 25 years of financial, strategic and merger and acquisition expertise to our Board, which assists us as we expand our business.
Munish Nanda Former President, Americas & Europe | Watts Water Technologies, Inc. Age: 61 Director Since: 2018 Committees: Audit and Nominations and Governance Other Directorships: N/A
PROFESSIONAL HIGHLIGHTS

Americas & Europe of Watts Water Technologies, Inc
•
Served as President of Americas & Europe of Watts Water, a global manufacturer of plumbing, heating, and water quality products, from 2015 to 2023

ITT Corporation
•
Served as President of Control Technologies for ITT Corporation from April 2011 to March 2015

•
Served as Group Vice President of ITT Corporation’s Fluid and Motion Control Group from April 2008 to April 2011

Thermo Fisher Scientific Corporation and Honeywell International Inc
•
Earlier in his career, Mr. Nanda held several operating leadership and general management positions with Thermo Fisher Scientific Corporation, Honeywell International Inc. and W.L. Gore & Associates.

KEY QUALIFICATIONS AND EXPERIENCES
Mr. Nanda brings over 25 years of experience working in senior operational management roles for global industrial manufacturers, which assists us as we continue to grow and streamline our business. Mr. Nanda also brings extensive experience in the fluid handling, energy, and other niche manufacturing industries including medical electronics, defense and aerospace.

Valerie Gentile Sachs
Former Vice President, General Counsel and Corporate Secretary | OM Group, Inc.
Age: 70
Director Since: 2016
Committees: Compensation and Nominations and Governance (Chair)
Other Directorships: NACCO Industries, Inc.

PROFESSIONAL HIGHLIGHTS

OM Group, Inc
•
Served as the Vice President, General Counsel and Corporate Secretary from 2005 to 2015

•
She also served on the boards of directors and acted as Managing Director of numerous U.S. and non-U.S. entities affiliated with OM Group

Marconi plc • Served as General Counsel

KEY QUALIFICATIONS AND EXPERIENCES
Ms. Sachs brings a combination of legal expertise, extensive executive management and leadership experience to our Board. She has been an integral part of executive management teams that have effectively worked through strategic transitions, integrations and restructurings and is very familiar with international operating challenges and opportunities. As the former General Counsel of three public companies, she has developed expertise in the areas of governance, compliance, and executive compensation, which provides strong support and additional depth to our Board and to the committees on which she serves.
Laurie A. Siegel President | LAS Advisory Services Age: 70 Director Since: 2023 Committees: Compensation (Chair) Other Directorships: Factset Research Systems, Inc.
PROFESSIONAL HIGHLIGHTS
LAS Advisory Services • Serves as the President since 2012 Tyco International Ltd. • Served as Senior Vice President of Human Resources and Internal Communications from 2003 to 2012
Honeywell International, Inc.
•
Served as Vice President of Human Resources — Specialty Materials

•
Previously served on the board of directors of California Resources Corporation and Volt Information Sciences, Inc.

KEY QUALIFICATIONS AND EXPERIENCES
Ms. Siegel brings to CECO’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

Richard F. Wallman
Retired Senior Vice President and Chief Financial Officer | Honeywell International, Inc.
Age: 75
Director Since: 2021
Committees: Audit (Chair) and Mergers and Acquisitions
Other Directorships: Roper Technologies, Inc.

PROFESSIONAL HIGHLIGHTS
Honeywell International, Inc. • Served as Senior Vice President and Chief Financial Officer
•
Previously served on the board of directors of Charles River Laboratories International, Inc., Spirit Airlines, Inc., SmileDirectClub, and Extended Stay America, Inc., all publicly traded companies in the United States

KEY QUALIFICATIONS AND EXPERIENCES
Mr. Wallman brings more than 30 years of executive leadership and management experience across a broad range of global businesses and industries and has a deep understanding of the global challenges and opportunities we will continue to face as we grow our business.
VOTE REQUIRED
In order to be elected, a nominee must receive the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy.
Our Board recommends a vote “FOR” the election of each director nominee named above.

OUR BOARD AND ITS COMMITTEES
Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Mergers & Acquisitions Committee, and the Nominations and Governance Committee. Each of these committees operates under a written charter, which can be found on our website www.cecoenviro.com in the Investor Relations, Governance section.
DIRECTOR INDEPENDENCE
All of our directors, other than Mr. Gleason, qualify as independent directors in accordance with the listing requirements of The NASDAQ Stock Market LLC (the “NASDAQ”). The NASDAQ independence definition includes a series of objective tests, including that the director is not an employee of our Company and has not engaged in various types of business dealings with us. In addition, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Meetings in 2025: 10
Audit Committee

Richard F. Wallman Chair	Claudio Mannarino	Munish Nanda

Primary Responsibilities
Our Audit Committee’s responsibilities include overseeing and reviewing:
•
the financial reports and other financial information;

•
our Company’s system of internal accounting and financial controls;

•
the engagement of our independent auditor; and

•
the annual independent audit of our financial statements.

Our Audit Committee also reviews and approves the services of our independent registered public accounting firm.

Our Board has determined that Mr. Wallman qualifies as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”), and that each of our Audit Committee members is independent under the applicable NASDAQ listing requirements and the rules and regulations promulgated by the SEC.
The primary purpose of our Audit Committee is to assist our Board in its general oversight of the integrity of our Company’s financial statements and of our Company’s compliance with legal and regulatory requirements.

Meetings in 2025: 5
Compensation Committee

Laurie A. Siegel Chair	Claudio Mannarino	Robert E. Knowling, Jr.	Valerie Gentile Sachs

Primary Responsibilities
Our Compensation Committee’s responsibilities include:
•
reviewing and approving corporate goals and objectives for the compensation of our CEO, evaluating our CEO’s performance in light of those goals and objectives, and recommending to our Board for approval our CEO’s compensation level based on this evaluation; and

•
determining and approving the compensation of our other executive officers.

Our Compensation Committee also oversees our equity programs, including our 2021 Equity and Incentive Compensation Plan and 2020 Employee Stock Purchase Plan, and will administer our 2026 Equity and Incentive Compensation Plan if the CECO Equity Plan Proposal is approved by CECO’s stockholders. The Compensation Committee’s activities include reporting to our Board on all compensation matters regarding our directors and executive officers. Our Compensation Committee annually reviews and recommends to our Board for approval the compensation for our directors, executive officers and other key salaried employees. It does not generally delegate any of its authority to other persons, although it has the power to delegate certain authority as permitted by applicable law and the NASDAQ listing standards to subcommittees, our Board or management, including under our 2021 Equity and Incentive Compensation Plan, and our 2026 Equity and Incentive Compensation Plan if the CECO Equity Plan Proposal is approved by CECO’s stockholders. Our Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of executive officers and the Compensation Committee’s independent consultant in determining or recommending the amount or form of compensation of our named executive officers, are discussed in the “Compensation Discussion and Analysis” section below.

Our Board has determined that each member of our Compensation Committee is independent under the applicable NASDAQ listing requirements. Our Compensation Committee oversees our executive compensation programs, with particular attention to the compensation for our Chief Executive Officer (“CEO”) and the other executive officers subject to Section 16 of the Exchange Act. The Compensation Committee’s primary purpose is to assist our Board in matters related to compensation of these executive officers.

Meetings in 2025: 3
Nominations and Governance Committee

Valerie Gentile Sachs Chair	Jason DeZwirek	Munish Nanda

Primary Responsibilities
Our Nominations and Governance Committee’s responsibilities include:
•
identifying individuals qualified to become Board members;

•
making recommendations to our Board regarding Board and committee composition;

•
developing and recommending to our Board corporate governance principles applicable to our Company;

•
advising and assisting the Board with oversight of environmental, social and governance related (“ESG”) matters; and

•
overseeing the evaluation of our Board and management.

Our Board has determined that each member of our Nominations and Governance Committee is an independent director under the applicable NASDAQ listing requirements. Our Nominations and Governance Committee identifies individuals qualified to become Board members and makes recommendations to our Board regarding Board and committee composition, consistent with the Director Nomination Policy described below. It also recommends Board members for committee membership. A copy of the Director Nomination Policy can be found on our website www.cecoenviro.com on the Investor Relations, Governance section.
Our Bylaws provide stockholders the ability to nominate candidates for election as directors at the annual meeting of stockholders. Stockholders who wish to nominate a candidate should submit the candidate’s name and other information required by our Bylaws to our Corporate Secretary and follow the procedures stated in our Bylaws. These procedures are summarized below in “Information for Our 2026 Annual Meeting.”
In addition to the formal procedure set forth in our Bylaws for the nomination of directors by stockholders, our Nominations and Governance Committee has adopted a policy to consider stockholder recommendations of candidates for nomination to our Board that stockholders submit outside the process in the Company’s Bylaws discussed above. Our Nominations and Governance Committee will consider director candidates recommended by stockholders for inclusion on the slate of directors recommended to our Board on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy, as well as any other criteria approved by our Board from time to time. Our Nominations and Governance Committee will determine whether to interview any candidate. Recommendations must include the candidate’s name, contact information and a statement of the candidate’s background and qualifications, and must be mailed to the following address: CECO Environmental Corp., 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, Attention: Corporate Secretary.

Meetings in 2025: 7
Mergers and Acquisitions Committee

Robert E. Knowling, Jr. Chair	Jason DeZwirek	Todd Gleason	Richard Wallman

Primary Responsibilities
Our Mergers and Acquisitions Committee’s responsibilities include:
•
reviewing with management the Company’s strategy for Strategic Transactions;

•
reviewing with management the material details of any proposed Strategic Transaction, including how such transaction fits with the Company’s strategic plans and transaction strategy, transaction timing, important transaction milestones, financing, key risks and opportunities and the integration plan (including the ROI);

•
providing the Board such additional information and materials as appropriate to assist the Board in its evaluation or understanding of any Strategic Transaction; and

•
reviewing and discussing with management, after consummation of any Strategic Transaction, the execution, the financial performance, and the integration of such Strategic Transaction, including relative to information presented by management in connection with the approval of such transaction and the Company’s strategic objectives.

Our Board established our Mergers and Acquisitions Committee with the primary purpose of reviewing with management periodically the Company’s strategy regarding acquisitions, dispositions, joint ventures, or mergers (“Strategic Transactions”).
Meeting Attendance
During 2025, our Board held 5 regular meetings. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, as well as the annual meeting of stockholders. Each director attended at least 75% of the total number of Board meetings, and applicable committee meetings, during 2025. Our Board’s policy regarding directors’ attendance at the Annual Meeting is that directors are encouraged to attend, and that we will make all appropriate arrangements for directors to attend. All of the directors attended our 2025 Annual Meeting of Stockholders.
Board Leadership Structure and Risk Oversight
The positions of Chairman of the Board and Chief Executive Officer are held by different individuals: Mr. DeZwirek serves as Chairman and Mr. Gleason serves as Chief Executive Officer. Although our Bylaws provide that any two or more offices may be held by the same person, our Board believes that the current separation of the offices of Chief Executive Officer and Chairman reflects the difference in the roles of those positions. Our Chief Executive Officer is responsible for determining the strategic direction and the day-to-day leadership of our Company. Our Chairman facilitates and provides leadership to our Board and executive management and ensures they are focused on key issues. The Chairman of the Board shares a common understanding of the organization with the executive management and provides focus to ensure our Board is effective in its task of setting and implementing the Company’s strategy.
The separation of the roles of Chief Executive Officer and Chairman and the independence of a majority of our Board help ensure independent oversight of management. All of our directors, other than the Chief Executive Officer, Mr. Gleason, qualify as independent under the applicable NASDAQ listing requirements. Our Audit Committee, Compensation Committee, and Nominations and Governance Committee — are comprised entirely of independent directors. Additionally, the non-management directors regularly meet in executive session, and the independent directors meet in executive session, as required.

Our management is responsible for identifying, assessing, and managing the material risks facing our Company. Our Board performs an important role in the review and oversight of these risks and generally oversees our Company’s risk management practices and processes, with a strong emphasis on financial controls. Our Board has delegated primary oversight of the management of (i) financial and accounting risks to our Audit Committee, (ii) compensation risk to our Compensation Committee, and (iii) ESG risk and related-party transaction risks to our Nominations and Governance Committee. To the extent that the Audit Committee, Compensation Committee or the Nominations and Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board.
ESG OVERSIGHT
Environmental, Social and Governance Matters
We believe that the Company is able to advance ESG-related considerations and that sound corporate citizenship includes responsiveness to ESG issues that materially impact our stakeholders and the communities in which we operate. We are committed to operating our business with integrity; focusing on material ESG issues; giving back to the communities we serve; being environmentally conscious; and improving the lives of workers involved in manufacturing our products. Our Nominations and Governance Committee has formal oversight of ESG related matters, including our governance-related policies and strategies on which we advance sustainability through our business and operations.
Environmental	Social	Governance

Reduced energy consumption in our manufacturing operations
Continued investment in recycling programs across office and manufacturing operations
Continued efforts to reduce greenhouse gas emissions
Provide products, services and solutions for our customers that lead to reduced environmental pollutant impact

Continuation of policies and training programs, and retained a proactive program of safety scorecards and best practice sharing between manufacturing sites
Enhanced employee benefits that encourage employees to live healthier lives
Grew investment toward employee development initiatives that provide employees and leaders with tools and skills they need

Maintain robust set of practices and policies to ensure that our team is operating with integrity, honestly, fairness and accountability
Our Human Rights Policy reinforces our commitment to treating all people with dignity and respect
Employees and any external party can report concerns to CECO’s anonymous Hotline
Require cybersecurity awareness training
Require regular training that reinforces policies such as sexual harassment and anti-bullying

DIRECTOR QUALIFICATIONS
Our Board believes that the Board, as a whole, should have a range of characteristics and skills to function at an optimal level in exercising its oversight over our Company. When evaluating a person for nomination for election to our Board, the qualifications and skills considered by our Board, including our Nominations and Governance Committee, include:
•
Whether the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of our Company;

•
Whether the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director;

•
The contribution that the person can make to our Board, with consideration being given to the person’s business experience, education and skills, conflicts of interest, the interplay of the candidate’s experience with that of other Board members, and such other factors as our Board may consider relevant; and

•
The character and integrity of the person.

Our Board applies a broad concept of diversity, which includes all of the criteria listed in the paragraph below together with other factors such as the nominee’s experience and leadership abilities. When our Board seeks new director candidates to add to our Board or to replace directors who have resigned or recommends the re-election of incumbent directors, our Board selects director nominees on the basis of all of these criteria with the goal of finding the best match for our Board.
The Board is also committed to having a membership that reflects a diversity of gender, race, ethnicity, age and background. This commitment is demonstrated by the fact that the Board currently includes two female directors and two minority directors. Our directors currently range in age from 55 to 75.
The Board seeks to have directors and nominees composed of qualified professionals with a broad range of skills and experiences. We believe that our current directors possess the appropriate range of skills, expertise, and experiences necessary for oversight and the effective development of strategies for our Company’s growth.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We have adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions) and Corporate Governance Guidelines applicable to our directors to assist our Board in following corporate guidelines that serve the best interests of our Company and stockholders. The Code of Business Conduct and Ethics and Corporate Governance Guidelines are posted on our website www.cecoenviro.com on the Investor Relations, Governance section. We will post on our website any amendments to or waivers of the Code of Business Conduct and Ethics for executive officers or directors in accordance with applicable laws and regulations. The information on or accessible through our website is not a part of or incorporated by reference into this joint proxy statement/prospectus.
Insider Trading Policy
We maintain an Insider Trading Policy that governs the purchase, sale and other acquisitions or dispositions of the Company’s common stock by the Company and all of our directors, officers, employees, and agents. This policy is reasonably designed to promote compliance with insider trading laws, related SEC rules and regulations and the Nasdaq listing standards and expressly prohibits buying or selling securities while in possession of material, nonpublic information about us or another company and from disclosing such information on to others who might purchase or sell securities on the basis of such information. We consider short-term or speculative transactions by our personnel involving our securities to be inappropriate. We also discourage our personnel from buying or selling our securities in margin accounts. Our Insider Trading Policy expressly prohibits the following activities with respect to our securities: short sales, including short sales against the box, buying or selling puts or calls and frequent trading to take advantage of fluctuations in stock price. The restrictions under our Insider Trading Policy also apply to immediate family and household members of our directors, officers, employees, and agents.
Our Insider Trading Policy prohibits all members of our Board and all officers and employees of the Company and its subsidiaries from engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or through other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. The policy further prohibits such persons from pledging, hypothecating or otherwise using the Company’s securities as collateral for a loan or other form of indebtedness.
Review and Approval of Transactions with Related Parties
Since January 1, 2025, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any then-director, executive officer, holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest. Our Nominations and Governance Committee is responsible for reviewing and approving or ratifying any related party transactions in accordance with the Nominations and Governance Committee Charter.
Stockholder Communications with Directors
Our Board has adopted a process by which stockholders may communicate with our Board for matters other than director nominations. Stockholders who would like to communicate with our Board or a committee of our Board should send the communication to: Chairman of the Board, CECO Environmental Corp., 5080 Spectrum Drive, Suite 800E, Addison, Texas, 75001.
Our Chairman of the Board, Mr. DeZwirek, will forward such communications to our Board at or prior to its next regular meeting. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.
Our Board or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.
2025 DIRECTOR COMPENSATION
For 2025, our non-management directors received the following compensation for their service on our Board:
Director Service	Compensation ($)
Annual cash retainer, paid quarterly	62,000
Annual equity retainer	175,000
Annual Chair supplement
Board Chairman	100,000
Audit Committee	35,000
Compensation Committee	20,000
M&A Committee	15,000
Nominations and Governance Committee	15,000
Annual Committee member supplement
Audit Committee member	10,000
Our Compensation Committee has determined that granting restricted stock units (“RSUs”) promotes the ownership of our common stock and aligns directors’ interest with our stockholders’ interests. Accordingly, in June 2025, we granted to each then-serving non-management director RSUs covering 6,300 shares of our common stock. The RSUs generally vest on the one-year anniversary of the grant and are settled in shares of Company common stock. We also reimburse or pay our Board members their reasonable travel and out-of-pocket expenses to attend meetings. Our non-management directors are eligible to participate in the Company’s U.S. health plan with 100% of the premium payable by the enrolled director. Beginning in 2026, we intend to grant RSUs to non-employee directors as of the date of the annual meeting of shareholders.
The following table reflects the 2025 compensation paid to each of our non-management directors. Directors that are employees of the Company do not receive additional compensation for service on the Board or as members of any of its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Jason DeZwirek	162,000	175,014	—	337,014
Valerie Gentile Sachs(2)	77,000	175,014	—	252,014
Robert E. Knowling, Jr.(3)	77,000	175,014	—	252,014
Claudio A. Mannarino(4)	68,250	175,014	—	243,264
Munish Nanda	68,250	175,014	—	243,264
Laurie A. Siegel	82,000	175,014	—	257,014
Richard F. Wallman(5)	92,000	175,014	—	267,014

(1)
This column reflects the grant date fair value of RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimated forfeitures, rather than amounts realized by the named individuals. Assumptions used in calculating these amounts are included in Note 9 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The stock awards shown in the table above represent the RSU awards granted to our directors in 2025. The table below shows the aggregate number of unvested RSUs and unexercised options held by each of our non-management directors as of December 31, 2025:

Name	RSUs (#)	Stock Options (#)
Jason DeZwirek	6,300	—
Valerie Gentile Sachs	6,300	—
Robert E. Knowling, Jr.	6,300	—
Claudio A. Mannarino	6,300	—
Munish Nanda	6,300	—
Laurie A. Siegel	6,300	—
Richard F. Wallman	6,300	—

(2)
Ms. Sachs elected to receive the cash component of her director compensation in the form of shares of the Company’s common stock.

(3)
Mr. Knowling elected to defer 100% of the equity compensation granted for services during the board term under the Company’s Deferred Compensation Plan for Non-Employee Directors. Mr. Knowling also deferred 100% of his quarterly cash retainer through the second quarter of 2025. The deferred stock units will be settled in shares of the Company’s common stock upon separation from service, in accordance with the terms of the plan. As of December 31, 2025, Mr. Knowling held 14,011 vested deferred stock units.

(4)
Mr. Mannarino elected to defer 50% of the equity compensation granted for services during the fiscal year under the Company’s Deferred Compensation Plan for Non-Employee Directors. The deferred stock units will be settled in shares of the Company’s common stock upon separation from service, in accordance with the terms of the plan. As of December 31, 2025, Mr. Mannarino held 2,856 vested deferred stock units.

(5)
Mr. Wallman elected to receive the cash component of his director compensation in the form of shares of the Company’s common stock.

Our Board has implemented mandatory stock ownership guidelines for non-management directors to further align the interests of non-management directors and stockholders. Each non-management director is required to own shares of our common stock having a value equal to five times the non-management director’s regular annual cash retainer (which amount currently equals $310,000). Non-management directors have five years from the date of his or her election or appointment to the Board to attain such ownership levels. As of December 31, 2025, all non-management directors met the stock ownership requirement. For purposes of this requirement, a non-management director’s stock ownership includes all shares of our common stock owned by the non-management director outright or held in trust for the director and the director’s immediate family, plus a non-management director’s RSUs and deferred stock units. The value of a share is measured as the greater of the then current market price or the closing price of a share of our common stock on the acquisition or grant date.

THE CECO SAY-ON-PAY PROPOSAL
CECO stockholders are being asked to consider and vote, on an advisory, non-binding basis, on the compensation of CECO’s named executive officers as disclosed in this joint proxy statement/prospectus. CECO’s executive officer compensation programs are designed to attract, retain, motivate and reward talented executive officers who will achieve CECO’s business objectives and create long-term value for CECO stockholders. The approval, on an advisory basis, of the compensation of our named executive officers will reinforce a pay-for-performance philosophy. Our compensation plan aligns executive incentives with shareholder interests and supports sustainable company success.
This proposal, commonly known as a “Say-on-Pay” proposal, gives CECO stockholders the opportunity to express their views on CECO’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the CECO named executive officers and the philosophy, policies, and practices described in this joint proxy statement/prospectus.
This vote is required pursuant to Section 14A of the Exchange Act and is advisory only and non-binding on CECO or the CECO board.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.
We are seeking your advisory (non-binding) vote approving the compensation of our named executive officers. We believe that the structure of our executive officer compensation programs promotes the long-term interests of our stockholders. Our executive officer compensation programs are designed to attract, retain, motivate and reward talented executive officers who will achieve our business objectives and create long-term value for our stockholders. We believe that our compensation program rewards sustained performance that is aligned with long-term stockholder interests.
This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this joint proxy statement/prospectus. We encourage stockholders to read the Executive Compensation sections of this joint proxy statement/prospectus, including the Compensation Discussion and Analysis, which discuss our compensation policies and procedures, and the compensation of our named executive officers for 2025.
At our 2025 Annual Meeting of Stockholders, our Say-on-Pay proposal to approve the compensation of our named executive officers was supported by approximately 96% of all votes represented at the meeting. We believe that this indicates strong support for our continued focus on aligning our named executive officer compensation programs with the interests of our stockholders. During 2025, we continued to focus on pay for performance, and in addition to granting time-based RSUs, we granted PRSUs that only vest if our share price performance meets or exceeds the total shareholder return goals established by our Compensation Committee.
This vote is required pursuant to Section 14A of the Exchange Act and is advisory and non-binding; however, our Compensation Committee and our Board are expected to consider the results of the vote when making future determinations regarding our named executive officer compensation programs. Advisory Say-on-Pay votes have been scheduled to be held once every year. We expect to hold the next advisory vote to approve the compensation of our named executive officers in 2027.
The Board recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate, retain and reward executive talent to achieve our business objectives, with the ultimate goal of increasing stockholder value. This Compensation Discussion and Analysis (“CD&A”) provides information about our compensation objectives and policies for our Chief Executive Officer and the other individuals who are considered our “named executive officers” under SEC rules. This CD&A puts in perspective the information set forth in the “2025 Summary Compensation Table” that follows in this joint proxy statement/prospectus.
For purposes of this joint proxy statement/prospectus, the following individuals are considered our 2025 “named executive officers” or “NEOs.”
Named Executive Officer*	Title
Todd Gleason	Chief Executive Officer (“CEO”)
Peter Johansson	Chief Financial Officer (“CFO”)
Lynn Watkins-Asiyanbi(1)	Former Chief Administrative and Legal Officer (“CALO”)

*
The three listed individuals were our only executive officers serving during 2025. No other individuals met the definition of named executive officer under SEC rules for 2025.

(1)
As previously disclosed, Ms. Watkins-Asiyanbi ceased serving as our Chief Administrative and Legal Officer effective July 31, 2025, and her employment with the Company ended effective August 15, 2025. Payments made to Ms. Watkins-Asiyanbi as the result of her separation from service are discussed herein under “Payments Relating to Separation of Ms. Watkins-Asiyanbi.”

Compensation Highlights
•
During 2025, our Compensation Committee continued to oversee the executive compensation programs that it considers to be competitive in the market for talent and aligned with industry best practices and the long-term interests of our stockholders.

•
Our annual performance-based cash incentive compensation program is designed to reward our management team (including our NEOs) for achievement of certain pre-established, short-term financial and/or operational goals. For 2025, the performance objectives under our performance-based incentive program consisted of Adjusted EBITDA (50%) and Revenue (50%), in each case established by reference to the Company’s annual operating plan.

•
Our 2025 annual grant of performance-based restricted stock units (“PRSUs”) under our long-term equity incentive program required attainment of relative total shareholder return (“Relative TSR”) goals during the 2025 – 2027 performance period for a specific percentage of those PRSUs to vest. We also granted time-based restricted stock units (“RSUs”) in 2025 to our CFO and our now former CALO. These RSUs have a three-year vesting period with 33% vesting annually on each anniversary of the grant date. For our CEO, we continued our historical practice of granting stock options that have a three-year vesting period, with 33% vesting annually on each anniversary of the grant date, and a 10-year term to exercise. We believe this long-term incentive mix of 100% performance-based equity enhances the alignment of our CEO’s interest with stockholders’ interests by ensuring that our CEO is rewarded only if our stock price appreciates (via stock options) and/or our total shareholder return achieves pre-established relative performance criteria (via PSUs).

•
Our stock ownership guidelines apply to all executive officers, including our NEOs. Our CEO is required to own shares of our stock or stock equivalents having a value equal to five times his base salary. Our other NEOs are required to own shares of our stock or stock equivalents having a value equal to three times their base salary.

•
As noted above, our Compensation Committee has engaged an independent executive compensation consultant to provide advice on compensation matters. In December 2024, we engaged our independent compensation consultant to conduct a market analysis of the compensation of all our executive officers (including the NEOs) against the general market and our peer group. Based on this review, we made changes to the compensation levels, discussed in further detail below.
•
We maintain a compensation recovery policy (the “Clawback Policy”) governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the SEC and NASDAQ. The Clawback Policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that the person would have received had the incentive-based compensation been determined based on the restated financials.

•
We annually review tally sheets to understand historical target and realizable compensation.

•
We provide very few perquisites; we believe that the value of the perquisites we provide is reasonable and reflects only a small portion of executive officer compensation.

2025 Stockholder Engagement

At our 2025 Annual Meeting of Stockholders, our advisory “Say-on-Pay” proposal to approve the compensation of our NEOs was supported by approximately 96% of votes represented at the meeting. Our Compensation Committee believes that this strong approval reflects our continued efforts to improve our compensation practices. During 2025, we had direct contact and discussions with stockholders representing greater than 50% of our investor base, consistent with our experience in 2024. Mr. Gleason, Mr. Johansson, as well as some of our directors, participated in these discussions and provided stockholder feedback to our Board as a whole. Our Compensation Committee considered the 2025 Say-on-Pay voting results at its subsequent meetings and remains dedicated to continuous improvement to our executive compensation programs, although it did not make any changes to our executive compensation policies or practices that were specifically driven by the outcome of that vote.

Compensation Policy and Objectives
Our Compensation Committee believes that an effective executive compensation program generally rewards the achievement of annual, long-term and strategic goals set by the Company and aligns our NEOs’ interests with those of our other stockholders. Our executive compensation program is designed to attract, motivate, retain and reward highly qualified individuals who are committed to the achievement of solid financial performance and excellence in the management of our Company assets. To accomplish this objective, our typical executive compensation program is designed to provide competitive compensation and to link compensation to our Company’s financial and operational performance. Our Compensation Committee generally evaluates compensation against individual and external market factors to help ensure that we maintain our ability to attract, motivate and retain key executive talent.
Total compensation for our NEOs generally is comprised of base salary, short-term incentives and long-term incentives, a portion of which is designed to be earned based on our Company’s financial performance. From time to time, our Compensation Committee may approve discretionary cash bonuses or special equity awards to recognize and reward a NEO’s individual effort in certain circumstances.

Governance Practices
In designing our overall compensation program, we endeavor to support good governance, enhance alignment with stockholder value creation, and seek to mitigate excessive risk-taking by our executives. Accordingly, the following details the features implemented within our compensation program:
WHAT WE DO
Annual “say-on-pay” advisory vote for stockholders, with robust engagement outreach to understand and respond to feedback	Pay-for-performance emphasis with a balance of short- and long-term incentives using an array of key performance metrics, including total shareholder return (“TSR”)
Clawback provisions for cash and equity performance-based compensation	Significant stock ownership guidelines for executives
“Double trigger” required for severance under change-in-control agreements and for accelerated vesting of equity awards	Compensation consultant to the Committee is independent and free of conflicts of interest
WHAT WE DO NOT DO
No excise tax gross-up payments	No back dating or re-pricing of stock options and stock appreciation rights	No hedging or pledging of CECO Common Stock
Compensation Committee Role
Our Compensation Committee oversees our compensation programs, with particular attention paid to the compensation of our CEO and the other NEOs, to help ensure that our compensation philosophy is consistent with the best interests of the Company and our stockholders. It reviews and approves changes to our executive compensation programs. While our Compensation Committee has historically established and utilized objective, formula-based incentive arrangements, it believes that an effective executive compensation program also requires the use of sound business judgment and the ability to consider qualitative factors to make adjustments when appropriate, though it did not do so during 2025.
Role of Compensation Consultants in Compensation Decisions
Our Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent executive compensation consultant to advise our Compensation Committee on executive compensation matters. At our Compensation Committee’s direction, Meridian prepared, presented and made recommendations on peer group composition, competitive market pay, compensation structure and general market trends for our NEOs and the Board. More specifically, Meridian provided market and peer group data to give our Compensation Committee context for evaluating our Company’s short-term cash and long-term equity compensation. The Compensation Committee sought the advice of Meridian in considering the design of the NEOs’ incentive compensation and the Board’s total cash compensation and equity incentive. In reviewing our executive compensation programs for market-competitiveness and alignment with industry best practices, our Compensation Committee considered the information and advice presented by Meridian.
Our Compensation Committee assessed the independence of Meridian, as required under the NASDAQ listing requirements, and considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, which could give rise to a potential conflict of interest with respect to Meridian during 2025. Based on this review, our Compensation Committee did not identify any conflict of interest raised by the work of Meridian. Meridian does not provide any services to management or any other services to our Company.

Role of Executive Officers in Compensation Decisions
Our annual and long-term incentive-based executive compensation is generally structured to reward our executive officers for achieving our Company’s business goals. From time to time, our Compensation Committee relies upon recommendations made by our CEO, regarding compensation for our executive officers other than our CEO. As part of its review and establishment of the performance criteria and compensation of our NEOs, our Compensation Committee meets separately with our CEO at least once each year and with our other executive officers as it deems appropriate. Our CEO annually reviews the performance of each of our other NEOs (other than himself) with our Compensation Committee and makes recommendations to our Compensation Committee regarding such NEOs’ compensation. Our Compensation Committee makes its compensation decisions for our NEOs, other than the CEO, based on that review and the recommendations of our CEO. Each year, our CEO’s performance is reviewed by our non-management directors, and based on that review, our Compensation Committee makes a recommendation to the non-management directors regarding the compensation of our CEO.
Setting Executive Compensation
Our Compensation Committee evaluates the performance of our CEO and the other NEOs as described above and reviews and approves the annual salary and any annual cash incentive, bonus, long-term stock-based compensation and other material benefits of our NEOs other than our CEO, subject to the terms of any applicable employment agreements. Based on the recommendations of our Compensation Committee, the non-management directors of our Board approve the annual salary and any annual cash incentive, long-term stock-based compensation and other material benefits of our CEO, subject to the terms of his employment agreement.
External Pay Comparisons
Our Compensation Committee generally considers external pay comparison data as a market check on its compensation decisions. The Compensation Committee referenced our peer group’s market data, as provided by our independent compensation consultant, when establishing pay for our NEOs for 2025. The companies in our 2025 peer group listed below were selected based on having revenue, market capitalization, and overall business characteristics, including product offerings and end markets, similar to ours. This group is unchanged from the compensation peer group used to establish NEO compensation for 2024.
Allient Inc.	Hudson Technologies, Inc.	Powell Industries, Inc.
Ameresco, Inc.	Kadant Inc.	Preformed Line Products Company
Argan, Inc.	L.B. Foster Company	Standex International Corporation
Astec Industries, Inc.	Lindsay Corporation	The Gorman-Rupp Company
Babcock & Wilcox Enterprises, Inc.	Luxfer Holdings PLC	Thermon Group Holdings, Inc.
ESCO Technologies Inc.	Northwest Pipe Company	Vishay Precision Group, Inc.
Highlights of 2025 Executive Compensation
Throughout 2025, the management team remained focused on growth and effectively managed our business through significant market challenges, organizational change, and the competition for talent. The Company delivered multiple financial records in 2025, including order bookings of approximately $1.1 billion, up 59 percent compared to 2024, and revenue (or net sales) of $774.4 million, up 39 percent compared to 2024. Revenue performance, which carries 50% of the incentive weighting, significantly exceeded plan targets while Adjusted EBITDA was modestly above target. As a result, our NEOs earned cash incentive compensation for 2025 at a payout percentage of 151.5% of target.
In March 2025, as incentive for future performance, Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi were awarded annual grants of PRSUs that provides them the opportunity to earn shares based on our Company’s future performance. As in prior years, Mr. Johansson and Ms. Watkins-Asiyanbi also received a grant of time-based RSUs that vest over three years, so that the value an executive officer may actually realize depends on our future stock performance. Consistent with 2024,

Mr. Gleason’s long-term incentive mix remained 75% PRSUs and 25% stock options to tie his compensation to stockholder value creation. Mr. Johansson and Ms. Watkins-Asiyanbi’s long-term incentive mix remained 50% PRSUs and 50% RSUs.
The charts below show how each NEO’s target direct compensation (base salary, target annual cash incentive, and target annual long-term incentive) for 2025 was divided between base salary, annual cash incentive awards, stock options, RSUs and PRSUs granted in 2025 (showing the cash incentive awards and PRSUs at target). As reflected below, we weigh a significant portion of each NEO’s target compensation toward incentive-based compensation elements.
Key Elements of 2025 Compensation
Our 2025 executive compensation program consisted of cash, with a fixed base salary and an annual cash incentive opportunity, and equity in the form of PRSUs (all NEOs), RSUs (CFO and CALO) and stock options (CEO).
2025 Base Salary
We provide our NEOs with a base salary to compensate them for the expertise and value they bring to us. Base salary is determined for each individual based on the executive’s position and responsibility, taking into account the executive’s impact level, external market data, scope of responsibility, prior experience, past accomplishments and other similar factors, and whether the particular executive is entitled to a minimum base salary under any existing employment agreement.
Salary levels for our NEOs are reviewed and approved by the Compensation Committee annually as well as upon joining the Company or upon a promotion or other change in job responsibility. The salary levels, including any increases, are also based on our Compensation Committee’s evaluation of the individual’s strengths, development, and expected future contributions with respect to the corporate goals and objectives relevant to the individual’s compensation, including individual performance. For 2025, our Compensation Committee approved maintaining 2024 base salary rates for our NEOs through 2025, to focus our NEOs on long-term objectives tied to stockholder value creation.

Named Executive Officer	Base Salary Rate ($) (as of 12/31/24)	Base Salary Rate ($) (as of 12/31/25)	% Increase (24 – 25)
Todd Gleason	775,000	775,000	—%
Peter Johansson	450,000	450,000	—%
Lynn Watkins-Asiyanbi(1)	400,000	400,000	—%

(1)
As previously disclosed, Ms. Watkins-Asiyanbi ceased serving as our Chief Administrative and Legal Officer effective July 31, 2025, and left employment effective August 15, 2025. The 2025 Base Salary Rate above reflects the annualized value. Payments made to Ms. Watkins-Asiyanbi as the result of her separation from service are discussed herein under “Payments Relating to Separation of Ms. Watkins-Asiyanbi.”

2025 Cash Incentive Compensation
We believe that, in typical circumstances, a portion of our NEOs’ cash compensation should be earned based on our annual performance, so that our executive officers are appropriately motivated to maximize our financial and operating performance each year. Early each year, our Compensation Committee typically selects executive officers to participate in the annual incentive program and determines the amount of the award opportunity and the performance goals for the participant. 2025 Cash Incentive Compensation targets, which are established as a percentage of base salary, remained unchanged from 2024 levels for our NEOs (125% of base salary for Mr. Gleason and 75% for Mr. Johansson and Ms. Watkins-Asiyanbi).
For 2025, the performance objectives under our annual incentive program were established in the first quarter of 2025 by our Compensation Committee after consultation with our CEO and now former CALO and consisted of objectives of Adjusted EBITDA* (50%) and Revenue (50%), in each case established by reference to the Company’s annual operating plan. The payout with respect to each metric could range from 0% to a maximum of 200% of target. In early 2026, the Compensation Committee determined that the Company’s performance in 2025 resulted in total payout of 151.5% of target for each NEO under the annual incentive program as shown below:
Based on such achievement, the payouts of the annual incentive awards for 2025 are set forth in the table below and reflected in our 2025 Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” We did not make any discretionary adjustments to the payouts for 2025 and based the amounts solely on achievement of the pre-established performance goals.

*
Adjusted EBITDA is a non-GAAP measure. For purposes of our annual incentive program, Adjusted EBITDA can be calculated from our audited financial statements by adjusting net income for the following items: the effects of amortization of intangible assets; acquisition and integration expenses (including legal, accounting, and other related costs); the gain on the sale of the Global Pump Solutions business; and other non-recurring expenses, including fair value adjustments to earn-out liabilities related to the WK Group acquisition, restructuring expenses (primarily severance, facility exit costs, and associated legal expenses), asbestos litigation expenses related to estimated future settlement payments, and third-party professional consulting fees associated with Enterprise Resource Planning system implementations. Please refer to Annex B to this joint proxy statement/prospectus for reconciliation information relating to the non-GAAP measures presented herein.

Named Executive Officer	Target Amount ($)	Payout (%)	Amount of Final Payment ($)
Todd Gleason	968,750	151.5	1,467,657
Peter Johansson	337,500	151.5	511,313
Lynn Watkins-Asiyanbi(1)	300,000	—	—

(1)
As previously disclosed, Ms. Watkins-Asiyanbi ceased serving as our Chief Administrative and Legal Officer effective July 31, 2025, and left employment effective August 15, 2025. Accordingly, Ms. Watkins-Asiyanbi was not eligible for a 2025 Cash Incentive payout. Payments made to Ms. Watkins-Asiyanbi as the result of her separation from service are discussed herein under “Payments Relating to Separation of Ms. Watkins-Asiyanbi.”

Long-Term Equity Compensation
Our Compensation Committee believes that granting stock-based awards on an annual basis provides our executive officers with a strong economic interest in maximizing stockholder returns over the longer term and is important in retaining and recruiting the key talent necessary to ensure our Company’s continued success. As a result, our equity compensation programs have been designed to promote the long-term financial interests and growth of our Company by: (i) helping attract and retain management with the ability to contribute to the success of the business; (ii) providing an opportunity for increased equity ownership by our executive officers and (iii) maintaining competitive levels of total compensation.
2025 Annual Equity Grants
Our 2025 annual grants consisted of stock options for Mr. Gleason and RSUs for our other NEOs, in each case, vesting over time based on continued employment and PRSUs for all of our NEOs that vest only to the extent our Company attains the performance goals established by our Compensation Committee. To the extent RSUs and PRSUs vest, the recipient receives one share of our common stock for each vested stock unit and an amount in cash equal to the dividends, if any, that would have been paid on the underlying common stock since the date of the stock unit grant. In lieu of RSU grants in 2025, Mr. Gleason was awarded stock options that vest 33% on each of the first three anniversaries of the date of grant and have a 10-year term to exercise. We believe that stock options are a performance-based vehicle as the ultimate value received by a recipient is based exclusively on our share price appreciation. By granting stock options to our CEO, the Committee believes it has further enhanced the already strong stockholder alignment inherent in our overall compensation program design.
For 2025, the value of the equity awards awarded to each NEO serving at the beginning of the year was based on a fixed dollar amount determined by our Compensation Committee with Meridian’s guidance. This fixed dollar amount was allocated 75% PRSUs and 25% stock options for our CEO and 50% PRSUs and 50% RSUs for our CFO and CALO. To determine the number of RSUs and PRSUs, we divided the target value per equity vehicle by $23.50, the closing stock price on the date of grant. To determine the number of stock options to grant, the intended award value is divided by the per share value of a stock option determined by a Black-Scholes valuation. Grant information for 2025 is reflected in the table below.
	Todd Gleason	Peter Johansson	Lynn Watkins-Asiyanbi(2)
Target LTI ($)	$2,170,000	$562,500	$500,000
Vehicle Split (%)	75% PRSUs/25% Stock Options	50% PRSUs/50% RSUs	50% PRSUs/50% RSUs
# of RSUs Granted	—	11,969	10,639
# of Stock Options Granted	67,347(1)	—	—
Target # of PRSUs Granted	69,256	11,969	10,639

(1)
As previously disclosed, the CEO’s 2024 option grant was erroneously calculated by dividing the target value of the option award by the closing price of a share rather than the lower Black-Scholes value, resulting in him receiving less options than intended. In 2025, the Compensation Committee approved a grant totaling 67,347 options (granted 03/17/2025), which was comprised of (i) 43,365 for his regular 2025 grant (calculated by dividing the intended value of $542,500 by $12.51 Black-Scholes per-option value) plus (ii) an additional 23,981 options solely to make the CEO whole for the 2024 shortfall (calculated by dividing the intended corrective value of $300,000 by the same $12.51 Black-Scholes per-option value).
(2)
As noted below under “Payments Relating to Separation of Ms. Watkins-Asiyanbi,” Ms. Watkins-Asiyanbi forfeited her PRSUs granted in 2025 and the portion of the RSUs granted in 2025 with a vesting date after March 31, 2026.

The RSUs and stock options that were granted to the NEOs in March 2025 vest in equal annual installments on each of the first three anniversaries of the grant date. All of the 2025 RSU and stock option awards granted to our NEOs are shown in the “2025 Grants of Plan-Based Awards Table” below in this joint proxy statement/prospectus.
The PRSUs that we granted to the NEOs in March 2025 vest on December 31, 2027, to the extent our Company attains the Relative TSR (as defined below) goals for the performance period beginning on January 1, 2025, and ending on December 31, 2027, as established by our Compensation Committee. The Compensation Committee determined to use Relative TSR for the 2025 PRSU awards because this metric keeps the focus on creating stockholder value (i.e., alignment with stockholder interests) even in challenging times. The target number of PRSUs granted to each NEO and noted above can be earned from 0% to 200% of target levels based on actual performance.
For purposes of the 2025 PRSU awards, Relative TSR is the percentile rank of the Company’s total shareholder return as compared to the total shareholder returns of all members of a designated peer group at the end of the 2025 – 2027 performance period. “Total shareholder return” is a rate of return reflecting stock price appreciation, plus the reinvestment of dividends in additional shares of stock (with appropriate adjustments for certain changes in capital structure), from the beginning of the performance period through the end of the performance period, where (1) the beginning stock price is based on the average closing stock price for the twenty (20) calendar days preceding January 1, 2025 and (2) the ending stock price is based on the average closing stock price for the twenty (20) calendar days preceding and including the last day of the performance period.
For purposes of calculating Relative TSR, the relevant peer group is 134 publicly traded companies that, at the time of selection by the Compensation Committee, were U.S. companies classified in the Materials or Industrials sector with a market capitalization from approximately 1∕2 to 2x CECO’s size ($529 million to $2,115 million) and revenue greater than $100 million. The list of Relative TSR peer companies is included with this joint proxy statement/prospectus as Annex C. The peer group is subject to adjustment in the event of certain significant events that occur with respect to a peer company, including bankruptcy, delisting, liquidation, certain acquisitions, or “going private” transactions.
Performance Period	Performance Period Beginning	Performance Period Ending	Vesting Date
3-Year TSR Measurement	1/1/2025	12/31/2027	12/31/2027
A percentage of the PRSUs will be earned based on achievement of Relative TSR during the 2025 – 2027 performance period as follows (with straight line mathematical interpolation between performance levels):
Performance Level	Relative TSR	% of Target PRSUs Earned
Below Threshold	Below 25th percentile	—%
Threshold	At 25th percentile	50%
Target	At 50th percentile	100%
Maximum	At or above 75th percentile	200%

However, regardless of the level of Relative TSR performance, if the Company’s absolute total shareholder return for the performance period is negative, the percentage of target PRSUs earned will not exceed 100% of target.
Performance-Based Awards Granted in Prior Years
PRSUs Earned for 2023 – 2025 Performance Cycle
In 2023, we made an annual grant of PRSUs to Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi having a performance period that ran from January 1, 2023 to December 31, 2025. The award granted to Messrs. Gleason and Johansson vested on March 15, 2026, by their terms as a result of Messrs. Gleason and Johansson’s continuous employment through the vesting date, and Ms. Watkins-Asiyanbi’s award vested pursuant to her severance agreement, as described under the heading “Payments Relating to Separation of Ms. Watkins-Asiyanbi.”
The Compensation Committee determined to use Relative TSR as the sole performance metric for the 2023 PRSU awards with the payout being determined by comparing our total shareholder return against a peer group of 104 publicly traded companies that, at the time of selection by the Compensation Committee, were U.S. companies classified in the Materials or Industrials sector with a market capitalization from approximately 1∕2 to 2x CECO’s size ($200 million to $800 million) and revenue greater than $100 million. The PRSUs were divided into three equal tranches which vested on March 15, 2025. Each one-third tranche has a specific “Performance Period” from January 1, 2023, until December 31 of each “Performance Period” as outlined in the table below.
Performance Period	Weighting	Performance Period Beginning	Performance Period Ending	Vesting Date
1-Year TSR Measurement	1/3	1/1/2023	12/31/2023	3/15/2026
2-Year TSR Measurement	1/3	1/1/2023	12/31/2024	3/15/2026
3-Year TSR Measurement	1/3	1/1/2023	12/31/2025	3/15/2026
For each one-third tranche, a percentage of the PRSUs subject to such one-third tranche would be earned based on achievement of Relative TSR during the performance period for such one-third tranche as follows (with straight line mathematical interpolation between performance levels):
Performance Level	Relative TSR	% of Target PRSUs Earned
Below Threshold	Below 25th percentile	—%
Threshold	At 25th percentile	50%
Target	At 50th percentile	100%
Maximum	At or above 75th percentile	150%
The following table summarizes the target and actual earned shares under the PRSUs granted to Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi in 2023.
	PRSU Award Opportunity		2023 – 2025 Performance(1)
Name	Target Number of Shares	Maximum Number of Shares	% of Target Earned	Number of Shares Earned
Todd Gleason	50,036	75,055	150.0	75,055
Peter Johansson	10,722	16,083	150.0	16,083
Lynn Watkins-Asiyanbi(2)	9,382	14,073	N/A	9,382

(1)
At the end of the Performance Period ending December 31, 2023, we achieved a TSR of 72.6% which ranked at the 90th percentile of the applicable peer group and resulted in a payout of 150% of the target number of shares granted to Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi.

At the end of the Performance Period ending December 31, 2024, we achieved a TSR of 155.4% which ranked just over the 88th percentile of the applicable peer group and resulted in a payout of 150% of the target number of shares granted to Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi.
At the end of the Performance Period ending December 31, 2025, we achieved a TSR of 407.7% which ranked just over the 90th percentile of the applicable peer group and resulted in a payout of 150% of the target number of shares granted to Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi.
(2)
For the 2023 – 2025 Relative TSR performance period, Company results would have resulted in a 150% payout for Ms. Watkins-Asiyanbi. However, pursuant to the terms of her separation agreement (including execution of a general release of claims in favor of the Company, re-affirmation of certain non-disparagement, non-competition, and non-solicitation covenants, and efforts in completing the transaction of her role in the weeks succeeding her announced departure), and as approved by the Compensation Committee, her PRSU award was instead settled at 100%.

Special One-Time Retention Awards Granted in 2025
Given the Company’s significant share price appreciation over the past one-, three-, and five-year periods (e.g., +385% total shareholder return from the beginning of fiscal year 2022 through the end of fiscal year 2024), and in an effort to continue to motivate, retain, and reward our high-performing leadership team, on June 4, 2025, we granted Mr. Gleason a retention equity grant of 150,000 PRSUs under the Company’s 2021 Equity and Incentive Compensation Plan. The award vests on the fourth anniversary of the grant date based on the achievement of stock price performance goals, but only if Mr. Gleason is still employed by the Company on the vesting date. Accordingly, if Mr. Gleason’s employment terminates for any reason before the fourth anniversary of the grant date, none of the award will vest. The number of PRSUs that are earned on the vesting date will be calculated based on the highest stock price that we achieve for any 20 or more consecutive trading dates during the four-year performance/vesting period according to the table below (with no interpolation for stock prices between the levels set forth in the table below):
Stock Price Hurdle	% of Target PRSUs Earned	PRSUs Earned
Below $40.00	—	—
$40.00	100%	150,000
$47.50	125%	187,500
$55.00	150%	225,000
$62.50	175%	262,500
$70.00	200%	300,000
At the time of grant, each stock price hurdle represented a significant increase over the Company’s stock price on the grant date, ranging from approximately +50% to +162% above the closing price on the grant date, which the Compensation Committee believed established rigorous goals directly aligned with shareholder value creation. Accordingly, this award is directly aligned with shareholder interests as significant above-market stock price appreciation is required for any percentage of the award to vest.
On September 12, 2025, the Compensation Committee granted a special PRSU award to Mr. Johansson in the amount of 30,000 target shares with the same terms as the award made to Mr. Gleason to provide him enhanced retention and performance incentives. However, given the significant appreciation in our share price since the time of Mr. Gleason’s grant, the Committee approved the performance scale detailed below. This grant is intended to unify the executive team and motivate them to achieve significant shareholder value creation. This award will vest on the four-year anniversary of the grant date provided that Mr. Johansson is employed by the Company on the vesting date. Accordingly, if Mr. Johansson’s employment terminates for any reason before the fourth anniversary of the grant date, none of the award will vest.
At the time of grant, each of the stock price hurdles applicable to Mr. Johansson’s award also represented a significant increase over the Company’s stock price on the grant date, ranging from approximately +25% to +108% above the closing price on the grant date, which the Compensation Committee believed established rigorous goals directly aligned with shareholder value creation. Accordingly, this award is directly aligned with shareholder interests as significant above-market stock price appreciation is required for any percentage of the award to vest.
Stock Price Hurdle	% of Target PRSUs Earned	PRSUs Earned
Below $60.00	—	—
$60.00	100%	30,000
$70.00	125%	37,500
$80.00	150%	45,000
$90.00	175%	52,500
$100.00	200%	60,000
The Committee believes these awards are in the best interest of our shareholders as they motivate our leadership team to drive long-term, sustainable value creation in the form of share price appreciation. Further, by requiring our share price to be above each respective hurdle for 20 consecutive trading days to “bank” the PRSUs associated with that hurdle, we avoid short-term aberrations in share price resulting in potential earnouts to our executives. Additionally, as the vesting of the award is tied to four years of continuous service, with the ultimate value received by a recipient determined by the share price on the date of vesting for any earned/“banked” shares, we are retaining key talent for an extended period of time and aligning their realized value with the long-term share price growth experienced by our shareholders over the same period of time.
These awards were granted on an off-cycle basis as one-time special awards and are not representative of the Company’s regular executive compensation program or annual equity grant practices.
Personal Benefits and Perquisites
We provide our NEOs with very few perquisites that we believe are reasonable and consistent with our overall compensation program and better enable us to attract and retain employees for key positions. These perquisites generally consist of a car allowance, payment of life insurance premiums, and executive physicals.
Retirement Benefits
Our Company sponsors a 401(k) retirement plan for substantially all of our U.S. employees (the “401(k) Plan”), pursuant to which we generally match contributions each pay period at 100% of the employee’s contributions for the first 3% of eligible compensation, and 50% of the employee’s contribution on the next 3% of eligible compensation, for a maximum match of 4.5% of eligible compensation. Our NEOs generally participate in the 401(k) Plan on the same terms as our other eligible employees. We believe the 401(k) Plan, which has limited cost to our Company, is set at a reasonable level, is highly valued by participants, and is part of a competitive compensation program consistent with our overall goal of attracting and retaining qualified employees.
Change in Control Severance Plan
We maintain the Executive Change in Control Severance Plan (the “Severance Plan”), which provides our executive officers and other eligible participants with certain severance benefits in the event of certain qualifying terminations of employment. The Severance Plan is designed to address organizational leadership needs to attract and retain senior level executives in the Company and remove barriers and distractions of executives by providing limited protection to senior level leaders should a potential change in control occur. Offering continuity for these leaders while not tying the organization to an employment contract allows the Company to recruit, retain and demonstrate the value our senior level leaders contribute to our organization. The Severance Plan is described in more detail under the heading “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines
To reinforce the alignment of our executive officers’ long-term financial interests with the interests of our stockholders, we require our executive officers to own shares of our common stock having values equal to the applicable multiple of base salary set forth in the table below:
Named Executive Officer	Ownership Requirement (Multiple of base salary)
Chief Executive Officer	5X
Chief Financial Officer	3X
Chief Administrative and Legal Officer	3X
Other Executives Officers	1X
Our executive officers have five years after becoming subject to these guidelines to achieve the stock ownership required. Our Compensation Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. For purposes of this requirement, stock ownership includes all shares of our common stock owned by the NEO directly or held in trust for the executive or the executive’s immediate family. In addition, restricted stock and RSUs are also included in determining whether the required level of ownership has been attained, but unexercised stock options and unearned PRSUs are not included. For purposes of the stock ownership requirements, the value of a share is measured as the greater of the then current market price or the closing price of a share of the common stock on the grant date. As of December 31, 2025, all of our NEOs were in compliance with their stock ownership requirements.
Our executive officers are prohibited under our Insider Trading Policy from engaging in certain transactions in our securities, including short sales against the box, buying or selling puts or calls and frequent trading to take advantage of fluctuations in stock price. Our Insider Trading Policy is described in the “Insider Trading Policy” paragraph under “Our Board and Its Committees” section above.
Clawback Policy
During 2023, we adopted an updated compensation recovery policy (the “Clawback Policy”) governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the SEC and NASDAQ. We maintain this Clawback Policy, which replaced our existing compensation recovery policy and provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials.
Equity Grant Timing
We generally grant annual equity-based awards during the first half of our fiscal year, although such timing may change from year to year. The Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Compensation Committee. The Compensation Committee does not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Risk Considerations in our Compensation Program
Our executive compensation consists of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so our executive officers are not pressured to focus exclusively on short-term gains, which may be detrimental to long-term stock price appreciation and other business metrics. The variable portions of compensation consist of cash incentives or discretionary cash bonuses and long-term equity incentives (time-based RSUs and PRSUs). In a typical year, incentive compensation is generally tied to the achievement of corporate performance goals based on metrics established by our Compensation Committee. For 2025, we used a Relative TSR goal for long-term equity incentives. We believe that the variable components of compensation motivate our executive officers to produce short- and long-term corporate results while the fixed element of compensation helps provide security so that management is not encouraged to take unnecessary or excessive risks in working to produce such results. Periodically, our Compensation Committee conducts a risk review of the compensation programs for all employees, including our NEOs. In December 2024, a market pay analysis study was conducted, and following discussions held in Compensation Committee meetings that addressed risks associated with our plans and metrics, we believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
Payments Relating to Separation of Ms. Watkins-Asiyanbi
In June 2025, the Company undertook a management realignment to support its current needs and expected future growth. As part of that realignment, the role of Chief Administrative and Legal Officer would be split between leadership of a Human Resources Department and a Legal Department, each led by a separate individual. As part of this realignment, Ms. Watkins-Asiyanbi would return to her role as Senior Vice President, Chief Legal Officer and Corporate Secretary. Following discussions about the nature and impact of the realignment of Ms. Watkins-Asiyanbi’s role and responsibilities, and a risk that the changes could have constituted “good reason” under the Severance Plan, the Company and Ms. Watkins-Asiyanbi reached a resolution relating to her departure and, on July 18, 2025, entered into a separation agreement and release (the “Separation Agreement”), which included the benefits described herein and a comprehensive release of claims by Ms. Watkins-Asiyanbi in favor of the Company. The negotiated Separation Agreement provided for cash payments that were less than cash benefits that would have been payable under a “good reason” termination or an “involuntary termination without cause” under the Company’s Severance Plan, and the Compensation Committee determined that entering into the Separation Agreement was in the best interest of the Company and its shareholders.
Pursuant to the Separation Agreement, in exchange for Ms. Watkins-Asiyanbi’s execution and non-revocation of a release of claims contained in the Separation Agreement, as well as her re-affirmation of certain non-disparagement, non-competition, and non-solicitation covenants, she has received (subject to applicable taxes) compensation and benefits, consisting of: (1) $300,000 lump sum cash severance payment; (2) a lump sum cash payment equal to nine months of COBRA premiums for continued health insurance coverage; (3) $20,000 as a lump sum cash payment, which is intended to cover outplacement services; (4) $225,000 as a lump sum cash payment representing 75% of Ms. Watkins-Asiyanbi’s full-year 2025 annual cash incentive award target opportunity; (5) continued vesting of any service-based restricted stock units that remained unvested and outstanding as of her departure date that have a scheduled vesting date on or prior to March 31, 2026, with any other service-based restricted stock units that would not vest during that period forfeited as of her departure date; and (6) the target number of PRSUs that remained unvested and outstanding as of her departure date that were otherwise scheduled to vest in March 2026 will vest on March 15, 2026, and all other PRSUs were forfeited as of her departure date.
Conclusion
We recognize the importance of attracting, motivating, retaining and rewarding executive talent who can effectively lead our business. Our Compensation Committee continues to analyze and adjust our compensation programs to emphasize the alignment of our NEOs’ interests with the long-term interests of our stockholders. It seeks to incentivize our NEOs to maximize our Company’s performance and reward them for their achievements. With the various components of our executive compensation programs, our Compensation Committee seeks a balance between fixed and at-risk compensation, cash and equity, and short-term and long-term rewards with the ultimate objective of creating long-term value for our stockholders.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this joint proxy statement/prospectus and, by incorporation by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
This report is submitted on behalf of the members of the Compensation Committee:
Laurie A. Siegel, Chair
Robert E. Knowling, Jr.
Claudio Mannarino
Valerie Gentile Sachs

2025 SUMMARY COMPENSATION TABLE
The following table summarizes compensation earned by each of our named executives during the fiscal years indicated. To understand the table below, we encourage a careful reading of the footnotes, which explain the various assumptions and calculations employed in determining the dollar amounts set forth below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Todd Gleason Chief Executive Officer	2025	775,000	—	5,635,516	842,500	1,467,656	29,430	8,750,103
	2024	717,383	—	1,627,505	289,575	382,656	34,651	3,051,771
	2023	515,316	—	3,981,255	—	1,050,652	30,753	5,577,976
Peter Johansson Chief Financial Officer	2025	450,000	—	2,006,443	—	511,313	42,153	3,009,908
	2024	437,019	—	562,507	—	133,313	40,733	1,173,572
	2023	389,423	—	1,054,536	—	472,500	38,654	1,955,114
Lynn Watkins-Asiyanbi Former Chief Administrative and Legal Officer	2025	261,539	—	500,033	—	—	364,532	1,126,104
	2024	392,500	—	500,039	—	118,500	23,060	1,034,099
	2023	363,462	—	922,724	—	367,500	15,894	1,669,580

(1)
This column reflects the aggregate grant date fair value of all stock awards (RSUs and PRSUs) granted during the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimated forfeitures. There is no assurance that the named executive officers will realize these amounts. Assumptions used in calculating these amounts are included in Note 9 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

The table below identifies the amount of the grant date fair value reported in this column that is attributable to each of the various awards granted during 2025 to each NEO.
Name	Annual Grant RSUs ($)	Annual Grant PRSUs ($)	Special Retention Incentive PRSUs ($)
Todd Gleason	—	1,627,516	4,008,000
Peter Johansson	281,272	281,272	1,443,900
Lynn Watkins-Asiyanbi	250,017	250,017	—
For PRSU awards, the grant date fair value represents the probable outcome of the applicable performance conditions. Assuming maximum achievement with respect to the performance metrics applicable to the 2025 annual grant of PRSU awards, the grant date fair values of such awards would be as follows: $11,271,032, $3,450,343, and $500,003 for Messrs. Gleason, and Johansson and Ms. Watkins-Asiyanbi, respectively.
(2)
Amounts in this column reflect, for each year shown, the aggregate grant-date fair value of option awards calculated in accordance with FASB ASC Topic 718 (disregarding estimated forfeitures). As previously disclosed, the CEO’s 2024 option grant of 25,446 (granted March 15, 2024) was understated because the grant-date closing price, rather than a Black-Scholes valuation, was used to calculate the number of options, resulting in fewer options than intended by the Compensation Committee. To correct this administrative error, on March 17, 2025 the Compensation Committee approved a make-up option grant totaling 67,346, which included 43,365 options aligned with the intended LTI split target and an additional 23,981 options solely to make the CEO whole. The 2025 amounts reported here include the grant-date fair value of that corrective award.

(3)
This column reflects the named executive officers’ annual cash incentive awards that was paid based on formulaic performance, as further described above.

(4)
Amounts reported in this column for 2025 consist of the following:

Named Executive Officer	401(k) Matching Contributions ($)	Term Life Insurance Premiums ($)	Car Allowance ($)	Executive Physical ($)	Severance ($)	Total ($)
Todd Gleason	10,500	6,930	12,000	—	—	29,430
Peter Johansson	15,702	9,556	12,000	4,895	—	42,153
Lynn Watkins-Asiyanbi	7,615	582	8,000	4,858	343,477	364,532

2025 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Shares Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Todd Gleason		—	968,750	1,937,500	—	—	—	—	—	—	—
	3/17/25	—	—	—	—	—	—	—	67,346	23.50	842,500
	3/17/25	—	—	—	34,628	69,256	138,512	—	—	—	1,476,538
	6/4/25	—	—	—	75,000	150,000	300,000	—	—	—	4,008,000
Peter Johansson		—	337,500	675,000	—	—	—	—	—	—	—
	3/17/25	—	—	—	—	—	—	11,969	—	—	281,272
	3/17/25	—	—	—	5,985	11,969	23,938	—	—	—	281,272
	9/12/25	—	—	—	15,000	30,000	60,000	—	—	—	1,443,900
Lynn Watkins-Asiyanbi		—	300,000	600,000	—	—	—	—	—	—	—
	3/17/25	—	—	—	—	—	—	10,639	—	—	250,017
	3/17/25	—	—	—	5,320	10,639	21,278	—	—	—	250,017

(1)
The amounts shown in the “Target” and “Maximum” columns consist of annual performance-based cash compensation opportunities for 2025 provided to the named executive officers and further described in the CD&A above. The “Threshold” column shows dashes because the ultimate value of the performance-based compensation opportunities could be reduced to zero. The Actual payout for 2025 is shown in the “2025 Summary Compensation Table”.

(2)
The amounts shown in the “Threshold,” “Target” and “Maximum” columns for Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi represent the potential payout levels with respect to PRSU awards granted to such officers in 2025, which amounts may be earned based on Relative TSR performance during the 2025 – 2027 performance period and will generally vest, subject to continued employment, on December 31, 2027.

(3)
The amounts shown in this column consist of RSU awards, which generally vest in three substantially equal annual installments on each of the first three anniversaries of the grant date.

(4)
The amounts shown in this column consist of stock option awards, which generally vest in three substantially equal annual installments on each of the first three anniversaries of the grant date.

(5)
The amounts shown in this column represent the grant date fair value of stock and option awards calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures, rather than amounts realized by the named executive officers. Assumptions used in calculating these amounts are included in Note 9 to the Company’s consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

For information regarding the terms of the employment agreements in effect with our named executive officers during 2025, please see “Potential Payments Upon Termination or Change in Control.” For information regarding the terms of the awards described in the table above, please see “Compensation Discussion and Analysis.” For more information about the amount of salary and bonus earned in relation to total compensation, please see “2025 Executive Compensation” in the CD&A above.

2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table sets forth information regarding outstanding equity awards for each named executive officer as of December 31, 2025.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Todd Gleason	06/04/25	—	—	—	—	—	—	300,000(4)	17,955,000
	03/17/25	—	—	—	—	—	—	138,512(5)	8,289,943
	03/17/25	—	67,347	23.50	03/17/35	—	—	—	—
	03/15/24	—	—	—	—	—	—	152,674(6)	9,137,539
	03/15/24	8,482	16,964	21.32	03/15/34	—	—	—	—
	07/05/23	—	—	—	—	—	—	450,000(7)	26,932,500
	03/31/23	—	—	—	—	10,722	641,712	—	—
	03/31/23	—	—	—	—	—	—	75,055(8)	4,492,042
	03/07/22	—	—	—	—	14,479	866,568	—	—
	07/06/20	316,902	—	6.36	07/06/27	—	—	—	—
	07/06/20	598,204	—	12.72	07/06/27	—	—	—	—
Peter Johansson	09/12/25	—	—	—	—	—	—	30,000(9)	1,795,500
	03/17/25	—	—	—	—	—	—	23,938(5)	1,432,689
	03/17/25	—	—	—	—	11,969	716,345	—	—
	03/15/24	—	—	—	—	—	—	26,384(6)	1,579,082
	03/15/24	—	—	—	—	8,795	526,381	—	—
	09/29/23	—	—	—	—	—	—	94,494(7)	5,655,466
	03/31/23	—	—	—	—	5,362	320,916	—	—
	03/31/23	—	—	—	—	—	—	16,083(8)	962,568
	08/15/22	—	—	—	—	7,404	443,129	—	—
Lynn Watkins-Asiyanbi(10)	03/17/25	—	—	—	—	3,546	212,228	—	—
	03/15/24	—	—	—	—	3,909	233,954	—	—
	03/31/23	—	—	—	—	2,346	140,408	—	—
	03/31/23	—	—	—	—	—	—	9,382(8)	561,513

(1)
This column shows the unvested options, which options generally vest in three equal annual installments on the first three anniversaries of the grant date.

(2)
For RSU grants made prior to 2024, the awards generally vest in four equal annual installments on the first four anniversaries of the grant date. For RSU grants beginning in 2024, the awards generally vest in three equal annual installments on the first three anniversaries of the grant date.

(3)
Represents the market value of the awards based on the closing share price of our common stock on December 31, 2025, of $59.85 per share.

(4)
These PRSUs vest on June 4, 2029, based on the extent to which the stock price goals for the performance period beginning June 4, 2025, and ending on June 4, 2029, are met. As of December 31, 2025, the $47.50 stock price hurdle had been achieved for 20 or more consecutive trading days, resulting in 187,500 PRSUs earned (125% of target). As this exceeds target performance, the number of shares reported reflects the maximum payout opportunity of 300,000 shares (200% of target).

(5)
These PRSUs vest on December 31, 2027, based on the extent to which the Relative TSR goal for the performance period beginning January 1, 2025, and ending on December 31, 2027, is met. As of December 31, 2025, Relative TSR was tracking above the 75th percentile; accordingly, the number of shares reported reflects the maximum payout opportunity (200% of target). Actual shares earned will be determined based on Relative TSR performance over the full three-year period, subject to a cap of 100% of target if the Company’s absolute total shareholder return is negative. See “Compensation Discussion and Analysis” above for more information about these awards.

(6)
These PRSUs vest on December 31, 2026, based on the extent to which the Relative TSR goal for the performance period beginning January 1, 2024, and ending on December 31, 2026, is met. As of December 31, 2025, Relative TSR was tracking above the 75th percentile; accordingly, the number of shares reported reflects the maximum payout opportunity (200% of target). Actual shares earned will be determined based on Relative TSR performance over the full three-year period, subject to a cap of 100% of target if the Company’s absolute total shareholder return is negative.

(7)
These PRSUs vest on July 5, 2027, based on the extent to which the stock price goals for the four-year performance period ending on July 5, 2027, are met. As of December 31, 2025, all stock price hurdles had been achieved for 20 or more consecutive trading days, resulting in the maximum payout opportunity being earned (200% of target). The number of shares reported reflects the maximum number of shares for each NEO.

(8)
Reflects the number of PRSUs that were earned by the NEO based on the achievement of Relative TSR across three equally weighted performance periods ending December 31, 2023, December 31, 2024, and December 31, 2025, respectively, but that did not vest until March 15, 2026.

(9)
These PRSUs vest on September 12, 2029, based on the extent to which the stock price goals for the performance period beginning September 12, 2025, and ending on September 12, 2029, are met. As of December 31, 2025, no stock price hurdles had been achieved for 20 or more consecutive trading days. The number of shares reported reflects the threshold payout opportunity of 30,000 shares.

(10)
Pursuant to the terms of Ms. Watkins-Asiyanbi’s separation agreement, service-based RSUs with scheduled vesting dates on or prior to March 31, 2026, continue to vest on their regular schedule; all other RSUs were forfeited as of her departure date. The target number of PRSUs (9,382 shares) otherwise scheduled to vest in March 2026 will vest on March 15, 2026; all other PRSUs were forfeited as of her departure date. The shares reported reflect only awards that remained eligible for vesting under the separation agreement as of December 31, 2025. See “Payments Relating to Separation of Ms. Watkins-Asiyanbi” for additional information about the separation agreement.

2025 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Todd Gleason	300,000	11,237,886	231,737	5,378,066
Peter Johansson	—	—	36,693	1,007,834
Lynn Watkins-Asiyanbi	—	—	24,419	638,790

(1)
Value realized is calculated as the difference between the sale proceeds and the exercise price of $12.72 per share, as reported for payroll and tax purposes. Mr. Gleason exercised 300,000 stock options in September 2025 through same-day exercise-and-sell transactions.

(2)
Represents total shares vested. A portion of these shares were withheld to satisfy tax withholding obligations, resulting in net shares received as follows: 146,705, 27,258, and 16,467 for Messrs. Gleason and Johansson and Ms. Watkins-Asiyanbi, respectively.

(3)
Amounts reflect the number of shares acquired on vesting valued at the closing price of our common stock on the date of vesting, or the last trading day prior to the vesting date if the vesting date falls on a non-trading day.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Our named executive officers are entitled to certain payments upon voluntary or involuntary termination, retirement, death or disability or change in control, including under the Severance Plan and the terms of our equity awards. The NEOs are also eligible for participation in our general disability and life insurance plans on the same terms as our other salaried employees plus, as noted in the Summary Compensation Table, we provide the NEOs with additional term life insurance, which would provide for benefits upon the NEO’s disability or death, as applicable.
The Severance Plan provides for the following benefits:
•
If the participant’s employment is terminated by the Company without cause, or by the participant for good reason, during the change in control period, then the participant is entitled to receive (1) a pro-rata target bonus for the year of termination, (2) a lump sum cash payment equal to the sum of the Participant’s base salary plus target bonus, multiplied by the applicable “severance multiplier”, (3) a lump sum payment of $20,000 to enable the Participant to obtain executive outplacement services, and (4) subsidized COBRA coverage for the period equal to 12 months multiplied by the Severance Multiplier (but capped at 18 months).

•
If the participant’s employment is terminated by the Company without cause or by the participant for good reason outside the change in control period, then the participant is also entitled to receive the same benefits described in the bullet above, except that the lump sum cash payment described in (2) shall only equal the Participant’s base salary multiplied by the severance multiplier.

The “severance multiplier” is equal to 2.0 for the CEO, and 1.5 for the other executive officers.
Participation in the Severance Plan requires compliance with certain customary confidentiality, non-disparagement, non-competition, and non-solicitation provisions, and participants are required to execute a release of claims against the Company to receive the severance benefits (unless we waive such requirement).
Under the Severance Plan:
•
“Good reason” means (1) a material diminution of the participant’s duties, authorities or responsibilities; (2) a material reduction in the participant’s base salary or incentive opportunity (other than broad-based reductions applicable to all executives); (3) certain relocations of the participant’s primary workplace; and (4) our material breach of the Severance Plan.

•
“Termination without cause” means a termination of employment initiated by us other than due to the participant’s death, disability, or the occurrence of the following events: (1) the participant’s misappropriation of Company assets; (2) the participant’s conviction of a felony or commission of any act of moral turpitude, dishonesty, or fraud; (3) the participant’s failure to perform the lawful instructions of the participant’s superior; (4) the participant’s willful or gross misconduct which could reasonably be expected to be materially injurious to the Company; (5) the participant’s violation of a material Company policy; or (6) the participant’s material breach by the Participant of a material obligation under the Severance Plan.

•
A “change in control” is defined as the occurrence of any the following: any person becoming the beneficial owner of 50% or more of our outstanding common stock or voting securities; certain changes in the majority of our Board of Directors that are not approved by a super-majority of the incumbent directors; the consummation of certain mergers or similar transactions or sales of all or substantially all of our assets; and approval by our stockholders of a complete liquidation or dissolution.

The tables below summarize the amounts that each continuing named executive officer would receive if his or her employment had terminated on December 31, 2025, the last business day of that year, under the various circumstances shown. The value of the accelerated vesting of the named executive officer’s equity awards is based on the closing price per share of our common stock on such date ($59.85). If a named executive officer’s employment was terminated for cause, no benefits would be payable upon such termination of employment, other than to the extent required by law.
Ms. Watkins-Asiyanbi departed the Company as of August 15, 2025. Payments made to Ms. Watkins-Asiyanbi as the result of her separation from service are discussed above under “Compensation Discussion and Analysis — Payments Relating to Separation of Ms. Watkins-Asiyanbi.”
Todd Gleason	Death or Disability(1) ($)	Change in Control(2) ($)	Without Cause or for Good Reason(1) ($)
Cash Payments(3)	—	3,507,500	2,538,750
Accelerated Equity Awards:
RSUs	1,508,280	1,508,280	1,508,280
PRSUs	49,862,771	49,862,771	49,862,771
Options	3,101,686	3,101,686	3,101,686
COBRA(5)	—	48,546	48,546
Total	54,472,737	58,028,783	57,060,033
Peter Johansson	Death or Disability(1) ($)	Change in Control(2) ($)	Without Cause or for Good Reason(1) ($)
Cash Payments(4)	—	1,201,250	1,032,500
Accelerated Equity Awards:
RSUs	2,006,771	2,006,771	2,006,771
PRSUs	7,803,063	7,803,063	7,803,063
COBRA(5)	—	32,883	32,883
Total	9,809,834	11,043,967	10,875,217

(1)
The accelerated vesting of all or part of outstanding RSUs and PRSUs, and stock option awards, is at the discretion of our Compensation Committee in the event of a termination as a result the NEO’s death or disability or an involuntary termination by us without cause or by the executive for good reason. For the purpose of this disclosure, we have assumed that all outstanding RSUs, PRSUs, and stock option awards will be accelerated in such circumstances.

(2)
The accelerated vesting of all or part of outstanding RSUs and PRSUs, and stock option awards, upon a change in control is generally subject to the discretion of our Compensation Committee, except as described in this footnote. Mr. Gleason’s inducement RSUs and stock option awards granted in 2020, the stock option awards granted in 2025, and the special retention PRSUs granted to the NEOs in 2023 and 2025 would vest in the event of a change in control, unless a replacement award is provided in accordance with the applicable award agreement. If such a replacement award is provided, and the NEO is terminated by us without cause (as defined in the applicable award agreement) or by the NEO for good reason (as defined in the applicable award agreement), in each case within a period of two years after the change in control, 100% of the replacement award will become vested. The special retention PRSUs vest upon a change in control based on the level of achievement of stock price performance goals as of the date of the change in control. Annual PRSU awards tied to Relative TSR would generally vest in the event of a change in control based on “target” performance, unless a replacement award is provided in accordance with the applicable award agreement. If such a replacement award is provided, and the grantee is terminated by us without cause or by the grantee for good reason, in each case within two years after the change in control, 100% of the replacement award will become vested. For the purposes of this disclosure, we have assumed that all outstanding awards will accelerate and that the named executive officer experiences a qualifying termination of employment on the date of the change in control.
(3)
Under the terms of the Severance Plan, if Mr. Gleason’s employment is terminated by the Company without cause or by Mr. Gleason for good reason during the two-year period following a change in control, he will receive, in addition to certain accrued benefits, a lump sum cash payment equal to 2.0x the sum of his base salary plus target bonus ($3,487,500), plus $20,000 in lieu of executive outplacement services. If Mr. Gleason’s employment is terminated without cause or for good reason other than during the two-year period following a change in control, then he will receive a lump sum cash payment equal to the sum of (i) a pro-rata target bonus for the year of termination ($968,750), (ii) 2.0x his base salary ($1,550,000), plus (iii) $20,000 in lieu of executive outplacement services.

(4)
Under the terms of the Severance Plan, if Mr. Johansson’s employment is terminated by the Company without cause or by Mr. Johansson for good reason during the two-year period following a change in control, he will receive, in addition to certain accrued benefits, a lump sum cash payment equal to 1.5x the sum of his base salary plus target bonus ($1,181,250), plus $20,000 in lieu of executive outplacement services. If Mr. Johansson’s employment is terminated without cause or for good reason other than during the two-year period following a change in control, then he will receive a lump sum cash payment equal to the sum of (i) a pro-rata target bonus for the year of termination ($337,500), (ii) 1.5x his base salary ($675,000), plus (iii) $20,000 in lieu of executive outplacement services.

(5)
Represents the value of the portion of the COBRA premium that the Company would cover for 18 months following termination of the NEO’s employment without cause or for good reason if the NEO elects COBRA continuation coverage, based on premiums and elections in effect as of December 31, 2025.

CHIEF EXECUTIVE OFFICER PAY RATIO
For 2025, the ratio of the annual total compensation of Mr. Gleason, our CEO (“CEO Compensation”), to the median of the annual total compensation of all our employees and those of our consolidated subsidiaries (other than our CEO) (“Median Annual Compensation”) was approximately 122 to 1. We note that due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision. Accordingly, this pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules (Item 402(u) of Regulation S-K), using the data and assumptions described below. We refer to the employee who received the Median Annual Compensation as the “Median Employee.”
For purposes of this pay ratio disclosure, CEO Compensation was determined to be $8,750,103, which represents the total 2025 compensation reported for Mr. Gleason, as set forth above in the 2025 Summary Compensation Table. For purposes of this pay ratio disclosure, Median Annual Compensation was determined to be $71,616 and was calculated using the same methodology we used for our named executive officers in the 2025 Summary Compensation Table.
We identified our Median Employee in 2025 using our global employee population as described below, as of December 31, 2025 (the “Determination Date”). In total, our workforce consisted of 1,538 U.S. and

non-U.S. employees, representing all full-time, part-time, seasonal, and temporary employees for us and our consolidated subsidiaries as of our Determination Date (except as described below and other than our CEO). This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. This number excludes 41 non-U.S. employees in South Korea, or collectively approximately 2.7% of our total workforce (excluding our CEO), which we excluded from consideration under the de minimis exemption in the SEC rules. The total number of our U.S. and non-U.S. employees excluding our CEO irrespective of the de minimis exemption was 809 and 728, respectively, and the total number of our U.S. and non-U.S. employees used for our de minimis calculation was 809 and 728, respectively. As permitted by the applicable SEC rules, we also excluded from the employees used to identify our Median Employee approximately 141 new employees who became our employees during 2025 as a result of our acquisition of Profire Energy, Inc.
To identify the Median Employee, we measured cash compensation (as described below) for the period beginning on January 1, 2025, and ending on December 31, 2025. The cash compensation measurement was calculated by totaling, for each employee, the following cash compensation elements: salary, wages, commissions, bonuses, and certain cash perquisites (such as moving allowance and automobile allowances). For each full-time employee hired during the defined period, as well as all non-U.S. employees, base salary was annualized to reflect a full year of earnings. This cash compensation represents the consistently applied compensation measure that we used for our pay ratio determination. Specifically excluded from the consistently applied compensation measure were equity awards and company contributions to 401(k) plans. All non-U.S. employee compensation was converted to U.S. dollars using the exchange rate as of December 31, 2025. Further, we did not utilize any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure.
As part of our pay ratio analysis, we identified multiple employees whose compensation was equal or otherwise closest to the median cash compensation level and chose as the Median Employee the employee whose compensation was in our view most representative of our workforce and whose compensation could be most consistently calculated using the Summary Compensation Table methodology. Because the Median Employee did not work the full year in 2025, base salary for the Median Employee was annualized for purposes of calculating Median Annual Compensation. We then calculated the Median Annual Compensation for this employee using the same methodology we used for our named executive officers in the 2025 Summary Compensation Table.
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance. In determining the compensation actually paid (“CAP”) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s valuation methods for this section differ from those required in the SCT.
The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for fiscal years 2021 through 2025. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation is reported as an average.
	PEO		Non-PEO NEOs		Performance
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return ($)(2)	Value of Initial Fixed $100 Investment Based on Peer Group TSR ($)(3)	Net Income (in millions) ($)(4)	(Company Selected Measure) Adjusted EBITDA (in millions) ($)(4)
2025	8,750,103	40,543,565	2,068,006	3,366,288	859.91	191.33	50.1	90.3
2024	3,051,771	13,502,646	1,103,836	3,226,151	434.34	169.51	13.0	62.8
2023	5,579,467	16,588,667	1,802,228	3,152,819	291.38	146.01	12.9	57.7

	PEO		Non-PEO NEOs		Performance
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)	Value of Initial Fixed $100 Investment Based on Company Total Shareholder Return ($)(2)	Value of Initial Fixed $100 Investment Based on Peer Group TSR ($)(3)	Net Income (in millions) ($)(4)	(Company Selected Measure) Adjusted EBITDA (in millions) ($)(4)
2022	2,534,194	7,815,771	1,102,814	1,355,688	167.82	112.00	17.4	42.2
2021	1,979,299	813,537	863,982	623,623	89.51	124.92	1.4	25.0

(1)
Mr. Gleason was our PEO for each of the fiscal years from 2021 through 2025.

(2)
The amount shown in the table reflects the cumulative change as of the end of the periods presented of an investment of $100 in our common stock as of December 31, 2020.

(3)
The amount shown in the table reflects the cumulative change as of the periods presented of an investment of $100 in the Standard and Poor’s 600 Small Cap Industrial Machinery Index as of December 31, 2020.

(4)
The dollar amounts reported in the “Net Income” column represent the amount of net income reflected in our consolidated audited financial statements for the applicable year. The dollar amounts reported in the “(Company Selected Measure) Adjusted EBITDA” column represent our Adjusted EBITDA for the applicable year. Adjusted EBITDA for purposes of our annual incentive program can be calculated from our audited financial statements as follows: Net income adjusted for the effects of amortization and earnout expenses, acquisition and integration expenses, restructuring expenses, asbestos litigation expense, depreciation, non-cash stock compensation expense, other expense, interest expense, income tax expense, and noncontrolling interest. Please refer to Annex B to this joint proxy statement/prospectus for reconciliation information relating to the non-GAAP measures presented herein.

The amounts disclosed in the table above as Compensation Actually Paid to our PEO reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our PEO:
Year	Total Compensation ($)	Less: Amount reported under the “Stock Awards” column in the SCT ($)(5)	Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year ($)(6)	Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year ($)(6)
Add: Change in
fair value as of
vesting date,
compared to prior
fiscal year-end, of
awards granted
in any prior fiscal
year
for which all vesting
conditions were
satisfied at
fiscal year-end
or during the fiscal
year
($)(6)
						Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	Compensation Actually Paid ($)
2025	8,750,103	(5,635,516)	28,029,722	10,988,887	(1,589,631)	—	40,543,565
2024	3,051,771	(1,627,505)	2,381,551	9,078,368	618,461	—	13,502,646
2023	5,579,467	(3,981,256)	9,263,076	5,683,024	44,356	—	16,588,667
2022	2,534,194	(1,059,469)	2,998,546	3,466,653	(124,153)	—	7,815,771
2021	1,979,299	(1,126,112)	740,325	(582,097)	(197,878)	—	813,537
For the 2025, 2024, and 2023 fiscal years, our Non-PEO NEOs were: Mr. Johansson and Ms. Watkins-Asiyanbi. For the 2022 fiscal year, our Non-PEO NEOs were: Mr. Ramesh Nuggihalli, Mr. Johansson, and Mr. Matthew Eckl. For the 2021 fiscal year, our Non-PEO NEOs were: Mr. Nuggihalli and Mr. Eckl. The amounts disclosed in the table above as average Compensation Actually Paid to our Non-PEO NEOs reflect the adjustments listed in the tables below to the average amounts reported in the Summary Compensation Table for Non-PEO NEOs:
Year	Total Compensation ($)	Less: Amount reported under the “Stock Awards” column in the SCT ($)(5)	Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year ($)(6)	Add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year ($)(6)
Add: Change in
fair value as of
vesting date,
compared to prior
fiscal year-end, of
awards granted
in any prior fiscal
year
for which all vesting
conditions were
satisfied at
fiscal year-end
or during the fiscal
year
($)(6)
						Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	Compensation Actually Paid ($)
2025	2,068,006	(1,253,238)	3,467,647	1,484,354	(34,143)	(2,366,338)	3,366,288
2024	1,103,836	(531,273)	690,879	1,900,830	61,879	—	3,226,151
2023	1,802,228	(988,631)	1,947,542	381,466	10,214	—	3,152,819
2022	1,102,814	(341,129)	478,730	115,513	52,860	(53,100)	1,355,688
2021	863,982	(399,563)	281,301	(73,385)	11,374	(60,086)	623,623

(5)
Reflects SCT reported change in “Stock Awards” column from the SCT and fair values of stock and option awards forfeited during the covered year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(6)
As of the end of the fiscal year-end, reflects the fair values awards granted during the fiscal year that are outstanding and unvested, the change in fair value compared to prior fiscal year-end of awards granted in any prior fiscal year that are outstanding, and the change in value as of the vesting date compared to prior fiscal year-end of awards granted in any prior fiscal year for which all vesting conditions were satisfied.

Analysis of the Information Presented in the Pay Versus Performance Table
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s TSR, and the Peer Group TSR over the period covering fiscal years from 2021 through 2025. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our stockholders to maximize long-term value and encourages long-term employment.

Compensation Actually Paid Versus Cumulative TSR
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Investment Value
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
Compensation Actually Paid
1/1/2021
1/1/2022
1/1/2023
1/1/2024
1/1/2025
PEO
Non-PEO NEOs (Average)
Company TSR
Peer Group TSR

The following chart shows the relationship between Compensation Actually Paid to our PEO, the average of the Compensation Actually Paid to our Non-PEO NEOs, our net income, and our adjusted EBITDA over the period covering fiscal years from 2021 through 2025.
Tabular List of Performance Measures
The following is a list of financial performance measures that the Company considers to be its most important financial performance measures to link compensation actually paid to its NEOs for the most recently completed fiscal year to performance of the Company.
1.
Adjusted EBITDA

2.
Revenue

3.
Relative TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE CECO EQUITY PLAN PROPOSAL
We are asking stockholders to approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan (the “2026 Plan”). Our Board of Directors is recommending that the Company’s stockholders vote in favor of the 2026 Plan, which will succeed the existing CECO Environmental Corp. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”). The 2021 Plan has shares remaining available for new awards as of the date of this joint proxy statement/prospectus, but if the 2026 Plan is approved by our stockholders, no further grants will be made under the 2021 Plan. However, outstanding awards under the 2021 Plan will generally continue in effect in accordance with their terms. The Company also continues to administer its 2017 Equity and Incentive Compensation Plan (the “2017 Plan,” and, together with the 2021 Plan, the “Predecessor Plans”) with respect to awards outstanding thereunder, but no grants could be made under the 2017 Plan on or after May 25, 2021 (the effective date of the 2021 Plan).
The 2026 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants or other service providers to the Company and its subsidiaries, and non-employee directors of the Company.
Stockholder approval of the 2026 Plan would constitute approval of 3,350,000 new shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), plus, any shares remaining available for future grant under the 2021 Plan as of the effective date of the 2026 Plan, to be available for awards under the 2026 Plan, as described below and in the 2026 Plan, with such amount subject to adjustment, including under the 2026 Plan’s share counting rules. If the 2026 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting. If the 2026 Plan is not approved by our stockholders, no awards will be made under the 2026 Plan, and the 2021 Plan will remain in effect.
The actual text of the 2026 Plan is attached to this joint proxy statement/prospectus as Annex D. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex D.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2026 EQUITY AND INCENTIVE COMPENSATION PLAN.

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL
The 2026 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, RSUs, performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2026 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of shares of Common Stock as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
As of April 17, 2026, 136,329 shares of Common Stock remained available for issuance under the 2021 Plan. If the 2026 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.
Our equity plan overhang as of April 17, 2026 was 11% (calculated by dividing (1) the number of shares subject to awards outstanding under Predecessor Plans plus the number of shares remaining available for grant under the 2021 Plan, by (2) the total number of common shares outstanding). As of April 17, 2026, the shares remaining available under the 2021 Plan and shares subject to outstanding awards represented 3.5% and 6.5% of our current overhang, respectively. As noted above, no further grants will be made under the 2021 Plan upon the effective date of the 2026 Plan, so we view the remaining shares under the 2021 Plan as “rolling into” the 2026 Plan’s share pool. If shareholders approve the 2026 Plan, the issuance of 3,350,000 shares under the 2026 Plan would increase our total potential dilution rate by 9.3% to approximately 20.3% on a pre-transaction basis. On a post-transaction basis, the total share’s available under the 2026 Plan and awards outstanding under Predecessor Plans would increase our total potential dilution by 5.4% to 11.7%.
Based on the closing price on the NASDAQ Stock Market for our shares of Common Stock on April 17, 2026, of $65.27 per share, the aggregate market value as of April 17, 2026 of the new 3,350,000 shares of Common Stock requested under the 2026 Plan was approximately $218.7 million.
In 2023, 2024 and 2025, we granted awards under the Predecessor Plans covering 734,000 shares, 381,000 shares, and 616,000 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those fiscal years of 34,665,473, 34,927,313, and 35,331,105, respectively, for the three-fiscal-year period 2023-2025, our average burn rate, not taking into account forfeitures, was approximately 1.7% (our individual years’ burn rates were 2.1% for fiscal 2023, 1.1% for fiscal 2024 and 1.7% for 2025).
In determining the number of shares to request for approval under the 2026 Plan, our management team worked with the Compensation Committee to evaluate a number of factors, including our recent share usage, the expected dilutive impact of the 2026 Plan, and criteria expected to be used by institutional proxy advisory firms in evaluating our proposal for the 2026 Plan.
If the 2026 Plan is approved, we intend to utilize the shares authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2026 Plan will last for approximately ten years, based on our historic grant rates and the approximate current share price. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the impact of the currently pending transaction with Thermon as previously discussed herein, the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the extent to which they provide for settlement in stock, and how the Company chooses to balance total compensation between cash and equity-based awards. As noted below, our Compensation Committee retains full discretion under the 2026 Plan to determine the number and amount of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan, and future benefits that may be received by participants under the 2026 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.
In evaluating this proposal, stockholders should consider all of the information in this proposal.
INFORMATION ON EQUITY COMPENSATION PLANS AS OF APRIL 17, 2026
The information included in this joint proxy statement/prospectus and our 2025 Annual Report is updated by the following information regarding all existing equity compensation plans as of April 17, 2026:
Total stock options outstanding(1)	1,025,462
Weighted-average exercise price of stock options outstanding	$12.44
Weighted-average remaining duration of stock options outstanding	2.1 years
Total full value awards outstanding(2)	2,782,513
Shares available for grant under the 2021 Plan(3)	136,329
Total shares of Common Stock outstanding as of the Record Date (presented on a post-transaction basis)(4)	62,521,964

(1)
No stock appreciation rights were outstanding as of April 17, 2026.

(2)
The number of outstanding performance-based RSUs assumes performance is achieved at the expected performance levels. The total number of full-value awards outstanding includes Thermon RSU and performance-based RSU awards outstanding that will be assumed in connection with the transaction. Thermon awards outstanding are expected to be converted at a 0.81 ratio into 1,019,188 shares subject to RSU awards issued by the Company.

(3)
Assumes outstanding performance-based RSUs are settled at the expected performance levels. Thermon’s active equity plan will be frozen and no longer available for future grants upon closing of the mergers.

(4)
Represents combined fully-diluted shares of common stock of the Company and Thermon as of the Record Date, with the Thermon shares converted at a 0.811 ratio.

2026 PLAN HIGHLIGHTS
Below are certain highlights of the 2026 Plan. These features of the 2026 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2026 Plan and shareholders’ interests, consistent with sound corporate governance practices:
Reasonable 2026 Plan Limits.   Generally, awards under the 2026 Plan are limited to 3,350,000 shares of Common Stock, plus the total number of shares remaining available for future grant under the 2021 Plan as of the effective date of the 2026 Plan, plus the number of shares of Common Stock that are added (or added back, as applicable) to the aggregate number of shares available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (as described below). This design means that we are essentially “rolling into” the new 2026 Plan the shares that we have remaining under the 2021 Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two.
Non-Employee Director Compensation Limit.   The 2026 Plan provides that in no event will any non-employee director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000 (or $1,000,000 in the case of a non-employee director who serves as chair of the Board of Directors or as a lead director.
Share Recycling Provisions.   Subject to certain exceptions described in the 2026 Plan, if any award granted under the 2026 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned (or it is determined that such award will be unearned), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2026 Plan. Additionally, if on or after the effective date of the 2026 Plan, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2026 Plan. Notwithstanding anything else in the 2026 Plan, the following share recycling rules apply under the 2026 Plan:
•
Shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2026 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
Shares of Common Stock withheld by us, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
Shares of Common Stock subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will not be added back to the aggregate number of shares of Common Stock available under the 2026 Plan;

•
Shares of Common Stock reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options will not be added to the aggregate number of shares of Common Stock available under the 2026 Plan; and

•
If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the 2026 Plan.

No Repricing Without Stockholder Approval.   Outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control,” the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards with a lower exercise or base price, without stockholder approval under the 2026 Plan.
Change in Control Definition.   The 2026 Plan includes a non-liberal definition of “change in control,” which is described below.
Exercise or Base Price Limitation.   The 2026 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2026 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.
Dividends and Dividend Equivalents.   The 2026 Plan expressly prohibits the payment of dividends or dividend equivalents for stock options, SARs, or any other award that is not a full-value award (i.e., any award based on appreciation in the value of the Common Stock above a threshold). In addition, the 2026 Plan prohibits the payment of dividends or dividend equivalents on unvested awards for all equity award types. Any dividends or dividend equivalents credited with respect to an award are subject to the same risk of forfeiture as the underlying award and will not be paid until the underlying award vests.
Clawback Provisions.   The 2026 Plan provides that awards under the 2026 Plan are subject to the CECO Environmental Corp. Compensation Recovery Policy and that such awards may be made subject to another clawback policy of the Company or otherwise provide for recoupment by the Company in the event that a grantee engages in detrimental activity, as provided in the documents governing the awards or the applicable clawback policy.
SUMMARY OF OTHER MATERIAL TERMS OF THE 2026 PLAN
Administration.   The 2026 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2026 Plan. However, the Board of Directors may grant awards under the 2026 Plan to non-employee directors of the Company and administer the 2026 Plan with respect to any awards. References to the “Committee” in this proposal refer to the Compensation Committee, such other committee designated by the Board of Directors, or the Board of Directors, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2026 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2026 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2026 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2026 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2026 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act of 1934. The Committee is authorized to take appropriate action under the 2026 Plan subject to the express limitations contained in the 2026 Plan.
Eligibility.   Any person who is selected by the Committee to receive benefits under the 2026 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2026 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2026 Plan. As of April 17, 2026, the Company and its subsidiaries had approximately 1,541 employees and the Company had 8 non-employee directors. Although consultants of the Company and its subsidiaries are also eligible to participate in the 2026 Plan, we have not granted equity awards to consultants in recent years and, due to the temporary status of such service providers, do not have a current estimate of how many such consultants may be eligible in the future to participate in the 2026 Plan. We do not currently expect to make material grants of awards under the 2026 Plan to consultants. The basis for participation in the 2026 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.
Shares Available for Awards under the 2026 Plan.   Subject to adjustment as described in the 2026 Plan and the 2026 Plan share counting rules, the number of shares of Common Stock available under the 2026 Plan for awards of:
•
Stock options or SARs;

•
Restricted stock;

•
RSUs;

•
Performance shares or performance units;

•
Other share-based awards under the 2026 Plan; or

•
Dividend equivalents paid with respect to awards under the 2026 Plan;

will not exceed, in the aggregate, 3,350,000 shares of Common Stock, plus the total number of shares remaining available for future grant under the 2021 Plan as of the effective date of the 2026 Plan, plus any shares of Common Stock that become available under the 2026 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of 2026 Plan awards. This design means that we are essentially “rolling into” the new 2026 Plan the shares that we have remaining under the 2021 Plan. The 2026 Plan also provides a separate limit applicable only to Incentive Stock Options (as defined below) under which, subject as applicable to adjustment as described in the 2026 Plan, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options will not exceed 3,350,000 shares of Common Stock.
Share Counting.   Generally, the aggregate number of shares of Common Stock available under the 2026 Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under the 2026 Plan. Additionally, if on or after the effective date of the 2026 Plan, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned (or it is determined that such award will be unearned), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2026 Plan.
Types of Awards Under the 2026 Plan.   Pursuant to the 2026 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our shares of Common Stock.
Generally, each grant of an award under the 2026 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2026 Plan. A brief description of the types of awards which may be granted under the 2026 Plan is set forth below.
Stock Options.   A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2026 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant, except that an Incentive Stock Option granted to certain employees who own more than 10% of the total combined voting power of all classes of shares then issued by the Company or a subsidiary (a “10% Stockholder”) must have an exercise price per share that is at least equal to 110% of the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder). The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Stock options may provide for continued vesting or the earlier vesting of such stock options, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the

Committee. If an option that is intended to be an Incentive Stock Option fails to meet the requirements of Section 422 of the Code, such option will automatically be treated as a nonqualified stock option to the extent of such failure. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2026 Plan may not provide for dividends or dividend equivalents.
SARs.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our shares of Common Stock on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, shares of Common Stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2026 Plan may not provide for dividends or dividend equivalents.
Restricted Stock.   Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Shares of restricted stock will be credited with dividends and other distributions to the extent dividends or other distributions are paid on such shares. However, if cash dividends or other cash distributions are paid with respect to shares of restricted stock while such shares are unvested, then such dividends or other distributions will either, at the discretion of the Committee, be (1) automatically reinvested as additional shares of restricted stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock, or (2) paid in cash at the same time and the same extent that the restricted stock vests. Any dividends or other distributions paid in the form of shares shall be subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock. For clarity, in no event will dividends or other distributions be paid to a participant with respect to restricted stock unless, until and to the same extent as the underlying restricted stock vests.
RSUs.   RSUs awarded under the 2026 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our shares of Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the RSUs and no right to vote them. The Committee may, at or after the date of grant, authorize the payment of dividend equivalents on RSUs. Any such dividend equivalents will either, at the discretion of the Committee, be (1) accumulated and paid, in cash or shares of Common Stock in the Committee’s discretion, at the same time and to the same extent that the RSUs with respect to which such dividend equivalents were credited vest or are earned and paid, or (2) deemed converted into additional RSUs that are subject to the same terms and conditions (including vesting and forfeiture) as the RSUs with respect to which such dividend equivalents were credited. For clarity, in no event will a participant receive payment with respect to a dividend equivalent unless, until and to the same extent as, the original RSUs with respect to which such dividend equivalents were credited vest and are paid. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, shares of Common Stock or any combination of the two.
Performance Shares, Performance Units and Cash Incentive Awards.   Performance shares, performance units and cash incentive awards may also be granted to participants under the 2026 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award.
The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that has been earned.
The Committee may, on the date of grant of performance shares or performance units, provide for the payment of dividend equivalents, which will either, at the Committee’s discretion, be (1) accumulated and paid, in cash or shares of Common Stock in the Committee’s discretion, at the same time and to the same extent that the performance shares or performance units with respect to which such dividend equivalents were credited vest or are earned and paid, or (2) deemed converted into additional performance shares or performance units, as applicable, that are subject to the same terms and conditions (including vesting and forfeiture) as the performance shares or performance units with respect to which such dividend equivalents were credited. For clarity, in no event will a participant receive payment with respect to a dividend equivalent unless, until and to the same extent as, the original performance shares or performance units with respect to which such dividend equivalents were credited vest and are paid.
Other Awards.   Subject to applicable law and applicable share limits under the 2026 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the specified subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under such an award in the nature of a purchase right granted under the 2026 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2026 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2026 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.
The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, either in cash or in additional shares of Common Stock. However, any such distributions will be deferred until, and paid contingent upon, the earning, vesting and payment of such Other Awards.
Other Awards may provide for the earning or vesting of, or earlier termination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a change in control.
Change in Control.   The 2026 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee in an Evidence of Award, a change in control will be deemed to have occurred upon the occurrence (after the effective date of the 2026 Plan) of any of the following events (subject to certain exceptions and limitations and as further described in the 2026 Plan):
1.
a person becomes the beneficial owner of 50% or more of either the then-outstanding Common Stock or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

2.
individuals who, as of the effective date of the 2026 Plan, constitute the Board cease to constitute at least a majority of the Board;

3.
consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries, unless such transaction does not result in a significant change in ownership or leadership as further described in the 2026 Plan; or

4.
 stockholders approve a complete liquidation or dissolution of the Company.

Management Objectives.   The 2026 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the performance objective or objectives established pursuant to the 2026 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards. The management objectives applicable to an award under the 2026 Plan (if any) will be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
•
Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

•
Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

•
Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

•
Working Capital (e.g., working capital targets, working capital divided by sales, days’ sales outstanding, days’ sales inventory, or days’ sales in payables);

•
Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

•
Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, or total debt ratio);

•
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

•
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.
Transferability of Awards.   Except as otherwise provided by the Committee, and subject to the terms of the 2026 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2026 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2026 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2026 Plan will be subject to further restrictions on transfer, including minimum holding periods. Any purported transfer in violation of the 2026 Plan is null and void.
Adjustments; Corporate Transactions.   The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2026 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2026 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith, determines is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2026 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment or notice to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the number of shares of Common Stock available under the 2026 Plan and the share limits of the 2026 Plan as the Committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.
Prohibition on Repricing.   Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2026 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.
Detrimental Activity and Recapture.   Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded. Notwithstanding anything to the contrary in the 2026 Plan or any Evidence of Award, all awards granted under the 2026 Plan are subject to the CECO Environmental Corp. Compensation Recovery Policy to the extent applicable thereto.
Grants to Non-U.S. Based Participants.   In order to facilitate the making of any grant or combination of grants under the 2026 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2026 Plan (including sub-plans) (to be considered part of the 2026 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2026 Plan as then in effect unless the 2026 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Withholding.   To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2026 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the participant to satisfy the obligation, in whole or in part, by having withheld, from the shares delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the 2026 Plan exceed the amount required to be withheld to satisfy the participant’s tax withholding obligation using the maximum statutory tax rates for federal, state, local and foreign tax purposes, including payroll taxes. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.
No Right to Continued Employment.   The 2026 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.
Effective Date of the 2026 Plan.   The 2026 Plan will become effective on the date it is approved by the Company’s stockholders. No grants will be made under the Predecessor Plans on or after the date on which our stockholders approve the 2026 Plan, provided that outstanding awards granted under the Predecessor Plans will continue following such date.
Amendment and Termination of the 2026 Plan.   The Board of Directors generally may amend the 2026 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2026 Plan) (1) would materially increase the benefits accruing to participants under the 2026 Plan, (2) would materially increase the number of securities which may be issued under the 2026 Plan, (3) would materially modify the requirements for participation in the 2026 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market, or, if the shares of Common Stock is not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board of Directors, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2026 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2026 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent, but the Company need not obtain participant (or other interested party) consent for the modification, amendment or cancellation of an award as follows: (1) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (2) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (3) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2026 Plan, and including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2026 Plan or waive any other limitation or requirement under any such award.
The Board of Directors may, in its discretion, terminate the 2026 Plan at any time. Termination of the 2026 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2026 Plan on or after the tenth anniversary of the effective date of the 2026 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2026 Plan.

Allowances for Conversion Awards and Assumed Plans.   shares of Common Stock issued or transferred under awards granted under the 2026 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2026 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2026 Plan, under circumstances further described in the 2026 Plan, but will not count against the aggregate share limit or other 2026 Plan limits described above.
No Tax Guarantee.   The Company does not guarantee that any award will be exempt from or compliant with Section 409A, Section 422, or any other provision of the Code, and neither the Company nor any affiliate will indemnify any individual for the tax consequences of any award.
Notice Requirements.   A participant must notify the Company within seven days of (1) any disqualifying disposition of shares acquired through an Incentive Stock Option, or (2) making an election under Code Section 83(b) with respect to restricted stock or other property.
Section 280G Cutback.   If any payments under this Plan, combined with other change in control payments, would trigger the excise tax under Section 4999 of the Code, then the participant will receive either (1) the full payments or (2) reduced payments equal to $1.00 below the excise tax threshold-whichever produces the greater after-tax benefit to the participant.
NEW PLAN BENEFITS
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan because the grant and actual settlement of awards under the 2026 Plan are subject to the discretion of the plan administrator.
U.S. FEDERAL INCOME TAX CONSEQUENCES; ERISA
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2026 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2026 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. This plan is not subject to the Employee Retirement Income Security Act of 1974.
Tax Consequences to Participants
Restricted Stock.   The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards.   No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options.   In general:
•
No income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.   No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If shares of Common Stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the optionee.
SARs.   No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
RSUs.   No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding our compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2017 Equity and Incentive Compensation Plan(1)	—	—	—
2021 Equity and Incentive Compensation Plan(2)	1,574,197	21.32	428,377
2020 Employee Stock Purchase Plan(3)	—	—	1,116,624
Equity compensation plans not approved by security holders(4)	915,106	10.52	—
Total	2,489,303		1,545,001

(1)
The 2017 Equity and Incentive Compensation Plan was replaced with the 2021 Equity and Incentive Compensation Plan and no further grants will be made under the 2017 Equity and Incentive Compensation Plan. The 2017 Equity and Incentive Plan remains in effect solely for the continued administration of the awards currently outstanding under the 2017 Equity and Incentive Plan.

(2)
The 2021 Equity and Incentive Compensation Plan was approved by our shareholders on May 25, 2021.

(3)
The 2020 Employee Stock Purchase Plan was approved by our shareholders on June 11, 2020.

(4)
On July 6, 2020, in connection with Mr. Gleason’s appointment as the Company’s Chief Executive Officer, the Company granted Mr. Gleason 0.1 million RSUs, 0.3 million nonqualified stock options granted at market value, and approximately 0.9 million in premium-priced nonqualified stock options, with an exercise price equal to two times grant date market value. Mr. Gleason’s RSUs and option grants were approved by the Board of Directors of the Company. See Note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, for additional information on Mr. Gleason’s inducement grants.

REGISTRATION WITH THE SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2026 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as soon as practicable after approval of the 2026 Plan by our stockholders.
VOTE REQUIRED
This proposal requires an affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy for approval. For the purposes of this proposal, abstentions and broker non-votes are treated as shares represented at the Annual Meeting, and will have the same effect as a vote against.
The Board recommends a vote FOR the approval of the 2026 Equity and Incentive Compensation Plan.

THE CECO AUDITOR RATIFICATION PROPOSAL
CECO stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for fiscal year 2026. Ratifying the appointment of Deloitte & Touche LLP as CECO’s independent registered public accounting firm for 2026 will ensure continuity of service. Deloitte’s deep industry expertise provides CECO with confidence in accurate financial reporting and compliance with regulatory standards.
CECO stockholder approval is not required for the appointment of Deloitte & Touche LLP though the CECO Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, the CECO Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify the CECO Audit Committee’s appointment of Deloitte & Touche LLP, the CECO Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of CECO and CECO stockholders.
IF YOU ARE A CECO STOCKHOLDER, THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP.
At the recommendation of the Audit Committee, our Board has ratified the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A representative of Deloitte is expected to be present and available to respond to appropriate questions at the Annual Meeting.
Our Audit Committee approves any engagement of Deloitte and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for stockholder approval.
Although we are not required to seek stockholder approval of the appointment of Deloitte, the Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify the Audit Committee’s appointment of Deloitte, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.
CHANGE IN AUDITORS
On February 28, 2025, the Audit Committee selected Deloitte to serve as our new independent registered public accounting firm for the fiscal year ending December 31, 2025, and notified BDO USA, P.C. (“BDO”) of its dismissal as our independent registered public accounting firm, effective as of February 28, 2025.
BDO’s reports on our consolidated financial statements for each of the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of dismissal, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between us and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on our consolidated financial statements for such years.
There were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, during either of the fiscal years ended December 31, 2024 or December 31, 2023, and the subsequent interim period through the date of dismissal, except that we identified material weaknesses in our internal control over financial reporting as disclosed in Item 9A, Controls and Procedures, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as described below.

As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, we previously identified material weaknesses in our internal control over financial reporting based on the criteria set forth in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations, including material weaknesses in our control environment with regard to management’s review of each of revenue recognition for contracts and balance sheet reconciliations, as of December 31, 2023. As subsequently disclosed in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, with the oversight of the Audit Committee, we implemented controls in accordance with our remediation plans to address these material weaknesses. Based on our completed remediation actions, we remediated (i) the material weakness in our control environment with regard to management’s review of revenue recognition for contracts as of June 30, 2024 and (ii) the material weakness in our control environment with regard to management’s review of balance sheet reconciliations as of March 31, 2024. Accordingly, these material weaknesses were remediated as of the date of dismissal.
We previously disclosed the change in our independent auditors in our Current Report on Form 8-K filed with the SEC on March 6, 2025. A copy of BDO’s related letter, dated March 6, 2025, was filed as Exhibit 16.1 to such Current Report on Form 8-K.
On March 5, 2025, upon approval by the Audit Committee, we engaged Deloitte to serve as our new independent registered public accounting firm for the fiscal year ending December 31, 2025.
During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through March 5, 2025, neither we nor anyone acting on our behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report, nor oral advice, was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
AUDIT COMMITTEE REPORT
Our Audit Committee has reviewed and discussed our Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025, with our management and discussed with Deloitte, our independent registered public accounting firm, those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Securities and Exchange Commission.
In addition, our Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB, regarding Deloitte’s communications with our Audit Committee concerning independence, and our Audit Committee has discussed Deloitte’s independence with Deloitte.
Based on these reviews and discussions, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee:
Richard F. Wallman, Chair
Claudio A. Mannarino
Munish Nanda

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table sets forth the fees for services provided to us by BDO for the fiscal year ended December 31, 2024:
2024
Audit Fees	$1,505,129
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$1,505,129
The following table sets forth the fees for services provided to us by Deloitte for the fiscal year ended December 31, 2025:
2025
Audit Fees	$1,895,362
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total	$1,895,362
The following is a description of the nature of the services comprising the fees disclosed in the tables above for each category of services. The Audit Committee considered whether providing non-audit services was compatible with maintaining auditor independence.
Audit Fees
These are fees for professional services for the integrated audit of our annual consolidated financial statements, the review of financial statements and Proxy Statements, consents, and other services that are normally rendered in connection with statutory and regulatory filings or engagements.
Audit Committee Pre-Approval Policy
Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for our Company by its auditors prior to their engagement for such services. Our Audit Committee has delegated to the Audit Committee Chair the authority to grant pre-approvals, such approvals to be presented to the full Audit Committee at the next scheduled meeting. All of the fees paid to each of Deloitte and BDO were pre-approved by the Audit Committee or the Audit Committee Chair and none of the fees for such services were under the de minimis exception to pre-approval provided in the applicable rules established by the SEC.

THE MERGERS
This section of the joint proxy statement/prospectus describes the material aspects of the proposed mergers. This section may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus, including the full text of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the proposed mergers and the transactions related thereto. In addition, important business and financial information about each of CECO and Thermon is included in or incorporated by reference into this joint proxy statement/prospectus. Please see “Where You Can Find More Information.”
Background of the Mergers
The Thermon board and management regularly review Thermon’s performance and prospects in light of its business and developments in the industry, and in the ordinary course evaluate and consider financial and strategic goals and objectives of Thermon and various opportunities to enhance stockholder value as part of Thermon’s long-term business plans and operating strategies. As part of that ongoing process, the Thermon board and management have from time to time had discussions regarding and evaluated various strategic transactions, including business combinations, including through discussions with, and presentations by, various investment banks and other third-party advisors.
The CECO board and management regularly review CECO’s performance, prospects and long-term strategic plans in light of CECO’s business, industry developments and capital allocation priorities, and, in the ordinary course, evaluate strategic alternatives and acquisition opportunities to enhance stockholder value, including bolt-on, platform extension and potential transformational transactions. As part of that ongoing process, the CECO board and management regularly discuss CECO’s mergers and acquisitions pipeline, the strategic rationale for acquisitions and potential financing alternatives that could support CECO’s strategic growth opportunities. Through those discussions, the CECO board and CECO management identified Thermon as a potential acquisition target.
On July 23, 2025, representatives of Citi, which had been engaged by CECO to provide certain financial advisory services to CECO, met with certain members of CECO senior management during which they discussed a range of strategic topics, including potential transformational transactions, with a particular focus on Thermon, and potential approaches for initiating a dialogue with Thermon.
On July 29, 2025, at a regularly scheduled meeting of the Thermon board, representatives of Morgan Stanley discussed with the Thermon board various possible strategic alternatives that may be available to Thermon, including among other things, continuing to operate as a stand-alone company and pursue Thermon’s organic business plan, pursuing one or more bolt-on acquisitions, pursuing a potential transformative combination transaction or exploring a potential sale of Thermon. Representatives of Morgan Stanley also discussed with the Thermon board, among other things, preliminary financial considerations with respect to such potential alternatives. Representatives of Morgan Stanley disclosed certain information relating to its investment banking relationship with Thermon. The Thermon board also discussed with its advisors views on the then current macroeconomic environment and its potential impact on such potential strategic alternatives.
On August 14, 2025, Todd Gleason, Chief Executive Officer of CECO, contacted Bruce Thames, Chief Executive Officer and President of Thermon, to request a meeting to discuss the respective businesses of CECO and Thermon. Mr. Gleason indicated an interest in potential opportunities for the companies to collaborate on market opportunities, as well as the possibility of a broader strategic combination. Following the discussion, Mr. Thames immediately informed the chairman of the Thermon board who subsequently discussed it with other Thermon board members.
On August 15, 2025, a representative of a financial sponsor referred to herein as “Party A” contacted Mr. Thames to express interest in exploring a potential acquisition of Thermon by a portfolio company of Party A. The Party A representative stated that as an initial step, Party A would need to conduct a preliminary regulatory analysis of a potential transaction. Following the contact, Mr. Thames immediately informed the chairman of the Thermon board, who subsequently discussed the inquiry with the other Thermon board members. Following discussion with the chairman of the Thermon board, Thermon senior management commenced a regulatory review of a transaction with Party A with the assistance of Sidley Austin LLP (“Sidley”), legal counsel to Thermon.
On August 26 and 27, 2025, Mr. Thames and several other members of senior management of Thermon met with representatives of a privately held company referred to herein as “Party B” to discuss the businesses of the two parties and potential commercial opportunities. The parties did not discuss any potential strategic M&A transactions during such meeting.
At its August 27 and 28, 2025 board meeting, the CECO board and CECO’s senior management team engaged in discussions regarding CECO’s strategic opportunities, including potential transformational transactions. As part of that discussion, Mr. Gleason and other members of management reviewed with the CECO board various potential M&A targets, including Thermon, as well as the strategic rationale and financial considerations relating to a potential transaction with such targets. The board provided feedback and engaged in discussion regarding the Company’s overall M&A strategy and pipeline.
On September 4, 2025, Mr. Thames and Mr. Gleason spoke by telephone to discuss arranging a meeting between senior management of Thermon and CECO to discuss the companies’ respective businesses and CECO’s interest in a potential transaction between the two companies.
On September 17, 2025, Mr. Thames and Mr. Gleason spoke over the phone once again to discuss the meeting agenda for the upcoming meeting between members of Thermon and CECO senior management, including CECO’s interest in discussing a potential transaction between the two companies.
Between September 18, 2025 and September 25, 2025, CECO and Thermon negotiated a mutual confidentiality agreement, which they executed on September 25, 2025. The confidentiality agreement contained a mutual “standstill” provision that, among other things, prohibited either party from acquiring securities of the other party (which prohibitions would terminate upon the entry by the other party into a definitive agreement with a third party to consummate a change of control transaction) and also prohibited CECO from engaging in discussions with members of Thermon management regarding post-closing employment with CECO, unless authorized by Thermon.
On September 25, 2025, Mr. Gleason and Peter Johansson, Executive Vice President and Chief Financial Officer of CECO, met with Mr. Thames and Thomas Cerovski, Senior Vice President and Chief Operating Officer of Thermon, at Thermon’s offices. During the meeting, they discussed their respective businesses and industries. Mr. Gleason indicated that CECO had been following Thermon for some time and believed that a combination of CECO and Thermon had compelling industrial logic. Mr. Gleason informed Mr. Thames and Mr. Cerovski that CECO was evaluating making a proposal to combine with Thermon in a transaction in which a meaningful component of the consideration would be CECO common stock.
On October 2, 2025, Mr. Gleason and Mr. Thames discussed via telephone potential follow-ups from the September 25, 2025 in person discussions. During that call, Mr. Gleason indicated that Thermon should expect a proposal from CECO.
On October 7, 2025, the CECO Mergers and Acquisitions Committee (the “M&A Committee”), a committee of the CECO board responsible for assisting the board in evaluating potential strategic transactions and acquisitions, met to review a potential combination with Thermon. CECO management discussed Thermon’s business, market position, leadership and financial profile, certain projected financial information with respect to both Thermon and CECO, CECO’s strategic rationale for a combination, possible consideration structures and the anticipated process and next steps. The M&A Committee unanimously supported CECO management proceeding with its evaluation of a potential combination with Thermon. On October 8, 2025, management updated the full CECO board regarding a potential combination with Thermon, including communications with Thermon, anticipated synergies and strategic growth opportunities. The CECO board provided input on the structure and timing of a proposal and unanimously supported management proceeding, with the understanding that the M&A Committee would continue to be consulted regarding specifics.

On October 10, 2025, CECO engaged Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) in connection with the potential transaction with Thermon.
On October 13, 2025, representatives of Morgan Stanley provided Thermon with written disclosure regarding its investment banking relationship with Thermon.
On October 13, 2025, the Thermon board held a special meeting to discuss the communications with CECO, Party A and Party B. Also present for all or portions of the meeting were members of Thermon senior management and representatives of Morgan Stanley and Sidley. Sidley reviewed with the Thermon board their fiduciary duties in the context of considering potential strategic transactions. Mr. Thames then provided the Thermon board with an update of discussions with CECO, Party A and Party B, including CECO’s statement that it would be presenting Thermon with a preliminary indication of interest for a strategic transaction. Representatives from Morgan Stanley reviewed with the Thermon board various preliminary financial considerations relating to CECO and Thermon. The Thermon board, senior management of Thermon and Thermon’s advisors discussed contacting potential counterparties as well as a number of related considerations, including confidentiality considerations, views as to the likelihood that other potential counterparties may be interested in exploring a transaction with Thermon at an attractive valuation and concerns regarding meaningfully distracting Thermon management from operating the business to drive ongoing value. The representatives of Morgan Stanley then left the meeting. The Thermon board then discussed the potential engagement of Morgan Stanley to serve as financial advisor to Thermon in any potential strategic transaction and the terms of any such potential engagement and reviewed the relationship disclosure included in the materials provided by Morgan Stanley. Following discussion, the Thermon board approved the engagement of Morgan Stanley based on its experience in the industry in which Thermon operates and familiarity with Thermon. The Thermon board also discussed forming a Transaction Committee for convenience to review potential matters relating to strategic transactions. The Thermon board noted that (a) the Thermon Transaction Committee was to be created for convenience only and not because of conflicts of interest that required the formation of a committee, (b) meetings of the Thermon Transaction Committee would be open to all directors and (c) any material decisions with respect to any potential strategic transaction would be reserved for the full Thermon board. Following discussion, the Thermon board adopted resolutions forming the Thermon Transaction Committee to oversee the day-to-day management of the review of potential strategic transactions, with the Transaction Committee consisting of John Clarke, Marcus George and Roger Fix.
Following the meeting, on October 13, 2025, Thermon and Morgan Stanley executed the Morgan Stanley engagement letter.
Also on October 13, 2025, Thermon and Party A executed a mutual confidentiality agreement, which included a customary one-year standstill restricting Party A’s ability to acquire securities of Thermon (which restriction would terminate if Thermon entered into a definitive agreement to effect a change of control transaction, such as the merger agreement) and also prohibited Party A from engaging in discussions with members of Thermon management regarding post-closing employment with Party A and its affiliates, unless authorized by Thermon. During the fall of 2025, representatives of Thermon and Party A and their respective legal counsel engaged in a preliminary regulatory review to determine the feasibility of a potential strategic transaction between Thermon and a portfolio company of Party A.
On October 14, 2025, Mr. Gleason contacted Mr. Thames to preview the indication of interest CECO planned to deliver.
On October 14, 2025, CECO submitted to Thermon a written non-binding indication of interest (the “October IOI”) for a potential combination of CECO and Thermon to be structured as a merger in which CECO would acquire 100% of the shares of Thermon common stock for consideration comprised approximately 80% in CECO common stock and 20% in cash. The October IOI also stated that Thermon stockholders would receive 0.5000 shares of CECO common stock and $6.00 in cash for each share of Thermon common stock they owned, which would result in Thermon stockholders owning approximately 31% of the combined company. The October IOI stated that based on CECO’s closing trading price on October 13, 2025 of $48.52 per share, the proposal represented an implied offer price of approximately $30.26 per share and implied a premium of approximately 18% over the closing trading price of Thermon common stock on October 13, 2025 of $25.74.

On October 17, 2025, following delivery of CECO’s initial indication of interest, the M&A Committee met to review a potential combination with Thermon, including an analysis of premium, consideration mix, post-transaction ownership and net leverage under various offer scenarios, and the potential impact of a combination on CECO’s go-forward M&A strategy. The M&A Committee also discussed key elements of a potential definitive agreement and provided input to Mr. Gleason regarding his approach for a call with Mr. Thames later that day.
On October 17, 2025, representatives of senior management of Thermon and CECO spoke over the phone to confirm Thermon’s receipt of the October IOI.
On October 27, 2025, the Thermon board held a regularly scheduled meeting. Members of senior management of Thermon and representatives of Morgan Stanley were present for portions of the meeting. Mr. Thames summarized his communications with CECO, Party A and Party B since the last board meeting. Representatives of Morgan Stanley reviewed with the Thermon board the financial terms of the October IOI and certain financial strategic considerations related to a potential transaction with CECO, Party A and/or Party B. Representatives of Morgan Stanley also discussed with the Thermon board certain preliminary financial information relating to the proposed transaction and exchange ratio proposed in the October IOI and discussed with the Thermon board information regarding the other potential counterparties for a potential strategic transaction with Thermon. The Thermon board discussed with Thermon senior management and representatives of Morgan Stanley potential responses to the October IOI. Following that discussion, the Thermon board determined not to proceed with the CECO proposal nor provide a counteroffer to CECO. Also, as part of Thermon’s ordinary course planning, senior management of Thermon reviewed with the Thermon board the strategic plan of Thermon for fiscal years 2027 – 2029, and discussed the assumptions underlying the draft plan including those with respect to the macro economic environment, Thermon’s business and strategic initiatives included in the plan. Senior management also reviewed with the Thermon board various sensitivities to the plan. The Thermon board asked a number of questions regarding the plan, which management answered. The Thermon board discussed with Thermon senior management various adjustments to be made to the plan based on the Thermon board review.
On November 11, 2025, the CECO M&A Committee met, together with representatives of Citi, to review the status of CECO’s engagement with Thermon and to discuss updated transaction economics and strategic considerations in light of recent market developments. CECO management reviewed valuation considerations and potential transaction structures, including an analysis of comparable acquisitions. Representatives of Citi reported on feedback it had received from Morgan Stanley regarding Thermon’s views on a potential strategic combination, including Thermon’s preference for meaningful cash consideration and maintaining pro forma leverage at a reasonable level, and noted that at various exchange ratios and multiples, a combination with Thermon remained accretive and strategic. Following discussion, the M&A Committee provided input to CECO management regarding its approach for a subsequent conversation with Thermon’s management.
On November 14, 2025, Mr. Gleason contacted Mr. Thames to follow-up on the October IOI and CECO’s continued interest. Mr. Thames informed Mr. Gleason that the Thermon board did not view the October IOI proposal as compelling.
On November 22, 2025, the CECO M&A Committee met, together with representatives of Citi, to further review a potential combination with Thermon. During this meeting, CECO management reviewed the strategic rationale for the transaction, and CECO management and representatives of Citi reviewed valuation multiples, comparable transactions, accretion and leverage considerations and potential transaction structures. Representatives of Citi also reported on its further conversations with Morgan Stanley regarding Thermon’s views on a potential combination, including that Thermon continued to emphasize the importance of meaningful cash consideration and maintaining pro forma leverage at a reasonable level. Following these discussions, the M&A Committee supported CECO management’s preparation and submission of a revised proposal to Thermon.
On November 29, 2025, CECO submitted to Thermon a revised written indication of interest (the “November IOI”) for a potential combination of CECO and Thermon to be structured as a merger in which CECO would acquire 100% of the shares of Thermon common stock for consideration of $40 per share, comprised of $10 per share in cash and $30 per share in CECO common stock with a fixed exchange ratio to be set immediately prior to signing. The November IOI stated that, based on CECO’s closing trading price of $52.15 on November 28, 2025, the offer represented a premium of approximately 14% to Thermon’s closing share price of $35.10 on November 28, 2025. Under this proposal, Thermon stockholders would own approximately 34% of the combined company. The proposal was subject to, among other things, satisfactory due diligence.
On December 11 and 12, 2025, members of Thermon’s senior management continued commercial discussions with Party B.
Also on December 11, 2025, Mr. Thames discussed with a representative of Party A a joint regulatory assessment of a potential transaction with Party A’s portfolio company. Party A then informed Thermon that, following the regulatory review with outside counsel, Party A had identified potential concerns regarding the ability to obtain regulatory approvals and would further discuss these concerns with legal counsel.
Also on December 11, 2025, the Thermon board held a special meeting to consider the November IOI. Members of senior management and representatives of Morgan Stanley and Sidley were present for all or portions of the meeting. Sidley reviewed with the Thermon board their fiduciary duties in considering a transaction such as the one contemplated in the November IOI. Representatives of Morgan Stanley discussed with the Thermon board a comparison of the financial terms of the October IOI and the November IOI and reviewed with the Thermon board preliminary financial considerations including with respect to the proposed exchange ratio relating to the transaction discussed in the November IOI. The Thermon board discussed with representatives of Morgan Stanley the potential movements in the trading price of CECO common stock following announcement of any potential transaction. The Thermon board also discussed with representatives of Morgan Stanley certain considerations regarding the mix and forms of consideration that Thermon stockholders could receive in a transaction with CECO. Representatives of Morgan Stanley also discussed with the Thermon board the potential impact various illustrative mixes of consideration may have on CECO’s return on invested capital and the leverage on the pro forma company. Mr. Thames then summarized for the Thermon board discussions with Party A and Party B since the last Thermon board meeting. The Thermon board, senior management of Thermon and Thermon’s advisors discussed possible next steps, including the possibility of soliciting indications of interest from other parties, including, among others, Party A and Party B. Senior management then reviewed with the Thermon board the potential changes to Thermon’s strategic plan that had been discussed with the Thermon board during the November Thermon board meeting. Following discussion, the Thermon board directed Thermon’s senior management to make the potential adjustments to Thermon’s strategic plan and provide a revised draft for the Thermon board’s review. The Thermon board then moved to executive session of the independent directors of the Thermon board. Following the discussion in executive session, the Thermon board authorized Thermon senior management to meet with the management team of CECO to better understand the potential benefits of the proposed CECO transaction.
On December 12, 2025, Mr. Thames relayed to Mr. Gleason that, while the Thermon board was not prepared to transact on the terms proposed by CECO in the November IOI, to facilitate the evaluation of a potential transaction, the parties should exchange long-range business plans and meet to discuss their respective businesses in more detail.
Over the course of the next month, Thermon conducted diligence on CECO, reviewing publicly available information.
On December 15, 2025, a representative of Party B informed Mr. Thames that Party B and its board of directors were considering whether to pursue a potential strategic transaction with Thermon, including constructing an internal business case for a potential transaction. The representative did not indicate a time frame for this process.
On December 16, 2025, Mr. Thames and a representative of the senior management of Party B spoke over the phone once again to discuss Party B’s deliberation process.
At its regularly scheduled meeting held on December 17 and 18, 2025, the CECO board reviewed management’s engagement to date with Thermon, including Thermon’s strengths and the strategic rationale for a combination, valuation range, certain projected financial information with respect to both Thermon and CECO, anticipated synergies, accretion and dilution considerations and potential value creation for

CECO stockholders. The CECO board asked questions regarding the potential impact of a combination on CECO, integration considerations and the path forward. The CECO board also reviewed and approved CECO’s 2026 annual operating plan and engaged in a substantive discussion regarding potential capital raising alternatives, including convertible instruments and market timing considerations, that could support CECO’s strategic objectives, and directed CECO management to further analyze the perspectives of potential lenders and investors with respect to any potential financing in connection with the transaction.
On December 18, 2025, Mr. Thames held a follow up call with a representative of Party A to discuss the results of the mutual regulatory assessment with outside counsels regarding a potential transaction with Party A’s portfolio company. The representative informed Thermon that, following the regulatory review with outside counsel, Party A had developed significant concerns regarding the parties’ ability to obtain requisite regulatory approvals and did not see a viable pathway forward for a possible transaction.
On December 30, 2025, the CECO M&A Committee met to further discuss CECO’s outreach and engagement with Thermon, recent trading prices of CECO and Thermon and implied premiums under various offer scenarios, and accretion and dilution considerations. The M&A Committee also discussed the strategic value of a combination with Thermon. The M&A Committee reviewed and provided feedback on the proposed agenda for a potential in-person meeting between CECO’s and Thermon’s respective leadership teams, and agreed to schedule a follow-up meeting following that meeting to continue its evaluation of the opportunity.
On January 5, 2026, a representative of Party B contacted Mr. Thames to indicate that Party B had determined it was interested in exploring a potential strategic transaction with Thermon. On January 6, 2026, Thermon delivered a draft confidentiality agreement to Party B for its consideration.
On January 8, 2026, the Thermon board met to, among other things, review updates to the draft three‑year strategic plan of Thermon. Members of Thermon senior management also attended all or a portion of the meeting. Mr. Thames provided an update regarding the discussions with Party A, Party B and CECO since the last Thermon board meeting and an overview of Thermon’s upcoming management meetings with CECO, referring to materials provided to the Thermon board in advance of the meeting. Senior management reviewed with the Thermon board the updates to the draft three-year strategic plan of Thermon (the “Thermon Three-Year Plan” and, together with the extrapolations referred to elsewhere in this joint proxy statement/prospectus, the “Thermon Management Case”). Following discussion, the Thermon board authorized the use of the Thermon Three-Year Plan in meetings with CECO and for purposes of Morgan Stanley preparing a preliminary valuation analysis of Thermon.
On January 12, 2026, members of the senior management teams of Thermon and CECO met for dinner in Dallas ahead of the scheduled management presentations. The following day, Mr. Thames, Mr. Cerovski, and Jan Schott, Senior Vice President and Chief Financial Officer of Thermon, met with Mr. Gleason, Mr. Johansson, Daniel Duncan, the current Senior Vice President, Fluid Bed Cyclones & Compass Water, and Stephen Merchant, Head of Strategy & Corporate Development of CECO. Representatives of Citi and Morgan Stanley were also present at the meeting. During the meeting, Thermon presented to CECO the Thermon Three-Year Plan and a detailed review of the Thermon business and prospects, and CECO presented to Thermon a five-year long-range plan and a detailed review of the CECO business. The parties also exchanged information relating to possible synergies that could be achieved through a combination of the two parties.
On January 16, 2026, the CECO M&A Committee met to receive management’s debrief on the management meetings with Thermon’s leadership, including management’s observations regarding Thermon’s inquiries. The M&A Committee discussed, among other matters, valuation sensitivities, accretion and dilution considerations, and whether Thermon may be evaluating other potential buyers or strategic alternatives. Following discussion, the M&A Committee directed management to continue its analysis and return with a more detailed proposal for further consideration.
On January 21, 2026, Thermon and Party B executed a confidentiality agreement to facilitate the exchange of information. The confidentiality agreement contained a “standstill” provision restricting Party B’s ability to, among other things, acquire securities of Thermon (which terminated upon the entry into a definitive agreement with a third party to consummate a change of control transaction, such as the merger agreement) and also prohibited Party B from engaging in discussions with members of Thermon management regarding post-closing employment with Party B, unless authorized by Thermon.
During the following month, the parties exchanged additional business and financial diligence information and attended a number of additional diligence meetings to facilitate their assessments of the merits of a potential business combination.
On January 24, 2026, CECO provided Thermon a revised long-range plan (the “CECO Base Case”). CECO indicated that the CECO Base Case should be viewed as the base case for CECO given momentum in the CECO business, and that the prior five-year long-range plan shared by CECO with Thermon at their January 13, 2026 meeting should be disregarded.
On January 25, 2026, Mr. Gleason informed Mr. Thames that CECO would be submitting a revised non-binding indication of interest for Thermon’s consideration. Later that day, the CECO board met and, after discussion of transaction structure, valuation, strategic rationale and execution considerations, expressed its unanimous support for a transaction framework consisting of $10.00 per share in cash and an exchange ratio that would result in Thermon stockholders owning up to 37.5% of the combined company. The CECO board authorized CECO’s management team to negotiate a transaction within those specified parameters.
After the CECO board met, also on January 25, 2026, CECO submitted to Thermon a revised written non-binding indication of interest (the “January IOI”) for a potential combination of CECO and Thermon to be structured as a merger in which CECO would acquire 100% of the shares of Thermon common stock for an offer price of $55.00, consisting of $10.00 in cash and 0.6575 of a share of CECO common stock for each share of Thermon common stock. The January IOI indicated that the offer price represented a 37.5% increase in value over the offer price in the November IOI and, based on the closing trading price of CECO common stock of January 23, 2026 of $68.44, a premium of approximately 29.3% over the closing trading price on January 23, 2026 of Thermon common stock of $42.54. The January IOI also stated that the proposal would result in Thermon stockholders owning approximately 36.6% of common stock of the combined company. The January IOI also provided that Thermon stockholders would be permitted to select the form of consideration to be received, subject to mandatory proration in the event cash or CECO common stock was oversubscribed.
On January 26, 2026, the Finance Committee of the Thermon board reviewed the January IOI during a regularly scheduled meeting with all members of the Thermon board in attendance. Representatives of Morgan Stanley reviewed preliminary financial considerations relating to the January IOI, including the relative trading prices of Thermon and CECO and their stock price performance relative to each other and other public companies in their respective industries. Senior management discussed with the Thermon Finance Committee the projections provided by CECO and the business diligence to be conducted with respect to such projections. The Thermon Finance Committee, senior management and representatives of Morgan Stanley discussed their preliminary views of the two sets of projections provided by CECO. Morgan Stanley discussed with the Thermon Finance Committee the possibility of movement in the trading price of CECO common stock following announcement of a potential transaction including the potential impact to the value that may or may not accrete to Thermon stockholders based on various potential trading prices and trading multiples of the combined company. Members of the Thermon Finance Committee and senior management discussed the prospects of the combined company and the opportunities and the risks of the long-range plans of Thermon, CECO and the combined company. Members of Thermon senior management discussed with the Thermon Finance Committee the business and financial diligence that had been conducted to date on CECO and the additional diligence to be conducted if the Thermon board authorized further engagement with CECO. Members of the Thermon Finance Committee, Thermon senior management and representatives of Morgan Stanley discussed potential next steps with respect to CECO, and also discussed other potential parties that may be the most likely to be interested and able to provide value greater than or comparable to that reflected in the January IOI under the circumstances for Thermon.
On January 27, 2026, the Thermon board held its regular quarterly meeting. Members of Thermon senior management and representatives of Morgan Stanley and Sidley participated in portions of the meeting. Representatives of Morgan Stanley reviewed with the Thermon board the financial terms of the January IOI, the CECO projections and certain preliminary financial considerations including the exchange ratio described in the January IOI, covering the same topics and providing the same views as discussed with the Thermon Finance Committee on January 26, 2026. Senior management of Thermon discussed the same topics and provided the same views as discussed with the Thermon Finance Committee on January 26, 2026. The Thermon board discussed that the Thermon board would need to diligence and become comfortable with the leadership of the combined company, including composition of the board of directors of the combined company. Following discussion, the Thermon board authorized Morgan Stanley and senior management to respond to CECO that the Thermon board would be willing to proceed to detailed due diligence and negotiations of a potential transaction if CECO agreed to raise the exchange ratio so that the pro forma ownership of the combined company by Thermon stockholders would be approximately 37.5% and to include three Thermon directors on the board of directors of the combined company. The Thermon board discussed with Thermon senior management and representatives of Morgan Stanley and Sidley the industrial logic of the potential transaction with CECO and the scope of diligence required to better understand and validate the strategic value of the CECO proposal. The Thermon board, Thermon senior management and representatives of Morgan Stanley and Sidley discussed the timeline to a potential announcement of a transaction if the parties were able to agree to terms of a merger agreement and to complete each party’s due diligence review. As part of the discussion, they discussed the public and private due diligence that Thermon and its advisors had conducted to date, the meaningful amount of work that would be required to be completed and the material issues that would need to be resolved in any merger agreement. Sidley reviewed with the Thermon directors their fiduciary duties in considering transformative transactions. The Thermon board also discussed with representatives of Morgan Stanley other potential parties that would be most likely to be interested and able to provide comparable value to the January IOI proposal under the circumstances, with the Thermon board noting during such discussion that, given the recent increase in the trading price of Thermon common stock, it was becoming increasingly unlikely that standalone private equity firms would be able to provide an offer consideration that would be as compelling as compared to the value ascribed to Thermon in the January IOI. The Thermon board authorized Morgan Stanley to contact such potential counterparties in order to confidentially gauge interest in a potential transaction.
On January 28, 2026, members of senior management of Thermon and CECO spoke over the phone to discuss the status of the possible transaction. Thermon communicated to CECO the Thermon board’s feedback regarding the exchange ratio and the governance structure of the combined company. CECO’s representatives agreed to recommend that CECO’s board approve Thermon’s proposed exchange ratio, while noting that CECO would only agree to include two members of the current Thermon board on the board of directors of the combined company. The parties then discussed the process for both CECO and Thermon to complete their respective due diligence review.
Over the remainder of January and into February, Thermon and CECO engaged in extensive reciprocal due diligence, exchanging diligence request lists and documents through respective virtual data rooms, conducting a series of due diligence calls across multiple subject matters, and exchanging additional business and financial information.
At the direction of the Thermon board in late January 2026, representatives of Morgan Stanley contacted strategic companies referred to as “Party C”, “Party D” and “Party E” to invite them to propose a possible strategic transaction with Thermon.
On January 29, 2026, Mr. Thames contacted a representative of Party B to invite Party B to a management presentation meeting and to provide diligence materials to Party B.
On January 31, 2026, Mr. Thames and Mr. Gleason discussed the scope and schedule of Thermon’s and CECO’s ongoing due diligence.
On February 1, 2026, the Thermon Transaction Committee met. All of the members of the Thermon board, as well as members of senior management and representatives of Morgan Stanley and Sidley participated. Morgan Stanley and senior management provided an update on the discussions with potential counterparties, noting that Party E had declined to explore a potential transaction with Thermon. Thermon senior management also summarized ongoing diligence efforts of Thermon and CECO and the synergies analysis conducted to date and their preliminary views regarding the achievability of the synergy levels identified by CECO. Thermon senior management noted that they were engaging outside advisors to assist with the conduct of financial, accounting, tax, environmental, benefits and legal due diligence and discussed with the Thermon board the workplan for completing due diligence.
On February 2 and 3, 2026, a representative of senior management of Thermon spoke with a representative of senior management from Party B to discuss the timing of the management presentation meeting.
On February 3, 2026, the CECO board held a special meeting. All of the members of the CECO board, as well as members of CECO senior management and representatives of Citi and Gibson Dunn participated. During the meeting, CECO management reviewed the status of diligence and negotiations with Thermon, including the principal terms of the proposed transaction, the contemplated mix of cash and stock consideration, pro forma ownership, financing considerations and anticipated timing. Representatives of Gibson Dunn reviewed with the CECO board its fiduciary duties, and provided a summary of certain principal terms of the proposed merger agreement that CECO intended to send to Thermon. Following discussions, the CECO board authorized the delivery of the draft merger agreement to Thermon.
During the week of February 2, 2026, CECO and Thermon and their respective representatives engaged in a series of due diligence calls and continued to conduct other due diligence.
On February 3, 2026, Gibson Dunn sent Sidley a draft of the merger agreement for the proposed transaction between CECO and Thermon. Among other things, the draft contemplated that:
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CECO be permitted to fund the cash portion of the merger consideration through an offering of its common stock or equity-linked securities;

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while either party had the right to change its recommendation to its stockholders in response to a superior proposal or an intervening event, in each case subject to compliance with certain requirements including a five-business day “match right” (subject to payment of the applicable termination fee if the other party terminated), neither party could terminate the merger agreement in either such circumstance and instead must submit the transaction to a vote of its stockholders (the “force the vote provision”);

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each party must pay the other party a termination fee equal to 5% of the former party’s implied equity value in the transaction in the event the former party terminated the merger agreement because that party (a) changed its recommendation to its stockholders or (b) breached the provisions of the merger agreement prohibiting the solicitation of competing Acquisition Proposals;

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each party must pay the expenses of the other party up to an amount equal 1% of the implied equity value of the former party in the event the former party’s stockholders did not approve the transaction at their stockholders meeting (which we refer to as the “no vote expense reimbursement provision”); and

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two directors currently serving on the Thermon board would be appointed to the CECO board, with both designees to be selected by mutual agreement of the chairmen of CECO and Thermon.

On February 6, 2026, members of CECO’s and Thermon’s senior management teams met at Thermon’s facilities for a plant tour and to further discuss synergies. The next day, members of senior management of the companies communicated multiple diligence questions.
On February 8, 2026, Sidley delivered to Gibson Dunn a revised draft of the merger agreement. The draft, among other things:
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provided that the cash portion of the Merger Consideration would only be funded through cash on hand or debt financing;

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provided that certain stockholders of CECO enter into agreements to vote in favor of the stock issuance with respect to the mergers;

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removed the force the vote provision and provided that, subject to compliance with the terms of the merger agreement, including a three business day “match right,” either party be permitted to terminate the merger agreement prior to stockholder approval in order to enter into a definitive agreement to effect a superior proposal;

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reduced the termination fees from 5.0% to 2.75% of the implied equity value of the applicable party in the transaction;

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removed the no vote expense reimbursement provision;

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provided that if the merger agreement were terminated following change of recommendation made in response to an “Intervening Event,” the applicable termination fee would be payable only if the other party terminated the agreement within ten days after receiving written notice of the recommendation change; and

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provided that both new Thermon board designees to the CECO board would be selected solely by Thermon in its sole discretion, without any approval right or discretion from CECO.

On February 9, 2026, Party C informed representatives of the Morgan Stanley that it had elected not to explore further a potential strategic transaction with Thermon.
Also on February 9, 2026, the CECO board held a special meeting at which CECO management updated the board regarding the status of diligence activities, site visits, synergy discussions, ongoing negotiations of the merger agreement and potential financing structures to provide CECO with committed financing for the transaction.
Also on February 9, 2026, the Thermon Transaction Committee met. All of the Thermon directors participated in the meeting. Members of Thermon senior management and representatives of Morgan Stanley and Sidley also participated. Representatives of Morgan Stanley provided a status update on the discussions with potential counterparties, noting that Party C had declined to explore a potential strategic transaction with Thermon. Representatives of Morgan Stanley also reviewed a potential timeline to announcing a definitive agreement with CECO if the parties were able to agree to terms and complete due diligence without material issues. The Thermon directors discussed with the Thermon senior management Thermon’s due diligence regarding CECO, including the status of Thermon’s ongoing diligence workstreams and key findings. A representative from Sidley reviewed with the Thermon board the key terms of the draft merger agreement, including the proposed fixed exchange ratio and ability of Thermon’s shareholders to elect from three potential forms of consideration, referring throughout the discussion to a summary of the key terms of the merger agreement provided to the directors in advance of the meeting. Sidley discussed with the Thermon board the key open issues in the merger agreement, including CECO’s proposed force the vote provision, 5% termination fee, no vote expense reimbursement provision and proposed right to terminate the merger agreement due to a breach of the no solicitation provisions.
During the week of February 9, 2026, CECO and Thermon continued to conduct due diligence.
On February 10, 2026, Thermon hosted members of senior management of Party B in San Marcos, Texas for a management presentation meeting.
On February 11, 2026, Gibson Dunn delivered a revised draft of the merger agreement to Sidley. Among other things, the draft:
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reinserted the concept that CECO be permitted to offer its common stock or equity-linked securities to fund the cash portion of the Merger Consideration;

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increased the termination fees from 2.75% to 4.5% of the respective parties’ implied equity values;

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reinserted the force the vote provision;

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empowered a party to terminate the merger agreement and collect the termination fee if the other party violated its covenant not to solicit an Acquisition Proposal;

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provided that a party could terminate the merger agreement at any time following a change of recommendation by the other party (instead of limiting the termination right to the ten business day period following such change of recommendation); and

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revised the board composition provision to provide that, while Thermon would have the sole right to designate one of the two new Thermon board designees to the CECO board, the second designee would be selected by mutual agreement of the chairmen of CECO and Thermon.

During the next several days, Thermon and CECO and their respective advisors negotiated outstanding issues in the draft merger agreement.
On February 13, 2026, representatives of Morgan Stanley provided materials to the Thermon board related to its investment banking relationships with Thermon, CECO and Party B, as well as certain of Party B’s related entities.
On February 14, 2026, members of the CECO and Thermon management teams held a call to continue due diligence, including relating to each party’s projections and long-term strategy. During the call, CECO management described potential material weaknesses in internal controls over financial reporting that had been identified in connection with CECO’s ongoing audit. From February 14, 2026 through February 23, 2026, Thermon and its advisors investigated such material weaknesses, including whether the weaknesses could impact CECO’s financial statements, CECO’s mitigation plan and whether CECO’s auditors would otherwise provide an unqualified audit opinion. The Thermon senior management team and Thermon’s advisors discussed the diligence findings with the Thermon directors on several occasions.
On February 14, 2026, Sidley sent Gibson Dunn a revised draft of the merger agreement. Among other things, the draft:
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removed CECO’s ability to offer its common stock or equity-linked securities to fund the cash portion of the merger consideration without Thermon’s consent;

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reduced the termination fees from 4.5% to 3.5% of the parties’ respective implied equity values;

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removed the force the vote provision and provided that, subject to compliance with the terms of the merger agreement, including the “match right” and payment of the applicable termination fee, a party would be able to terminate the merger agreement to enter into a definitive agreement to effect a superior proposal;

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provided that neither party would have the right to terminate the merger agreement for a material breach of the no solicitation provisions or collect a termination fee in connection therewith; and

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provided that CECO would be required to increase the size of the CECO board from eight to ten members to accommodate the two new Thermon board designees to be appointed, and re-nominate those designees for election at the first annual meeting of CECO stockholders following the closing.

On February 15, 2026, Sidley and Gibson Dunn further negotiated the outstanding terms of the merger agreement, including the inclusion of the force the vote provision and whether there would be an independent termination right associated with a material breach of the no shop provisions.
Also on February 15, 2026, the Thermon Transaction Committee met. All of the Thermon directors participated in the meeting. Members of Thermon senior management and representatives of Morgan Stanley and Sidley also participated in the meeting. Thermon senior management reviewed with the Thermon board the due diligence work on CECO to date, noting that management and Thermon’s advisors were still reviewing CECO’s material weaknesses in internal controls. Senior management then reviewed its assessment of CECO’s prospects and projections, describing the growth strategy of CECO and the evolution of CECO’s product offering. Senior management discussed their views regarding CECO’s potential revenue growth and profit margins. Thermon’s senior management also reviewed the synergies expected to be achieved through the potential transaction. Representatives of Morgan Stanley and senior management of Thermon discussed with the Thermon board potential adjustments to the CECO projections proposed by Thermon’s management to reflect Thermon senior management’s due diligence conclusions. Representatives of Morgan Stanley also provided a status update on recent discussions with potential counterparties, noting that Party D had been unresponsive to outreach and therefore may be unlikely to engage. Sidley discussed with the Thermon board the key issues remaining in the merger agreement, including the inclusion of both the force the vote provision and the independent termination right for a material breach of the no shop provision.
Also on February 15, 2026, Gibson Dunn delivered to Sidley a draft voting agreement to be entered into by Mr. Gleason and Jason DeZwirek, Chairman of the CECO board. During the period through February 22, 2026, the parties negotiated the voting agreement.

On February 16, 2026, representatives of Thermon’s senior management team met with a senior representative of CECO’s manufacturing operations and conducted a facility visit. After the facility visit, members of senior management of both companies exchanged further correspondence regarding ongoing due diligence efforts. Throughout the week of February 16, 2026, the parties continued to conduct due diligence and respond to due diligence requests.
On February 17, 2026, Party B submitted to Thermon a non-binding proposal to acquire Thermon for $49.00 per share in cash. The proposed price represented a 4% discount to the closing price of Thermon common stock on February 17, 2026. Party B’s indication of interest was subject to a number of assumptions and listed critical areas of business, synergy and financial diligence it would need to validate over the course of a 10 day period before it could confirm its $49.00 cash price. The indication of interest stated that if such areas were validated, then Party B would expect to move to confirmatory business and third-party diligence, which it said it believed it could complete in four weeks. The indication of interest further stated that any definitive agreement would be subject to approval by the Party B board of directors.
Also on February 17, 2026, Gibson Dunn sent Sidley a revised draft of the merger agreement. Among other things, the draft reinserted:
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the “force the vote” provision; and

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a provision allowing a party to terminate the merger agreement and collect a termination fee due to the other party’s material breach of its no shop covenant.

On February 18, 2026, representatives of Citi provided materials to CECO related to its investment banking relationships with Thermon and CECO.
On February 19, 2026, representatives of Morgan Stanley held a call with representatives from Party B to discuss Party B’s indication of interest. The Party B representative indicated that Party B wanted to put forward a price it thought it could support rather than proposing a premium to Thermon’s trading price that it could not pay. Party B confirmed that it would need to validate the key items outlined in its letter in order to support the price proposed in the Party B letter. When asked by Morgan Stanley, Party B indicated that if there was any ability to increase its proposed price based on diligence findings, it would only be “slightly.”
On February 20, 2026, the Transaction Committee convened to, among other things, review the terms of Party B’s nonbinding proposal. All of the Thermon directors participated in the meeting of the Transaction Committee. Also present were members of Thermon senior management and representatives of Morgan Stanley and Sidley. Representatives from Morgan Stanley summarized the financial terms of the proposal received from Party B on February 17, 2026, and compared the financial terms of Party B’s proposal and CECO’s latest proposal. The Representatives of Morgan Stanley noted that Party B’s proposal represented a discount to both CECO’s latest proposal and Thermon’s share price. Representatives of Morgan Stanley also discussed with the Thermon board the February 19, 2026 communications with Party B regarding Party B’s February 17, 2026 proposal. The Thermon board and Thermon senior management discussed Party B’s offer with Thermon’s advisors, including (a) the relative value of the Party B proposal to the proposal from CECO and that Party B’s representative said that Party B would face constraints on improving the value to Thermon stockholders in any subsequent proposal from Party B, (b) that Party B’s proposal was highly conditional, requiring confirmation of business, financial synergy matters over a 10 day period before moving to further due diligence, which Party B indicated may require an additional four weeks, (c) the pace at which Party B had moved to date, (d) the fact that there was no guaranty that Party B would continue to be at the price indicated in the offer following diligence or would be willing to proceed at all, (e) the risk that if Thermon delayed its negotiations with CECO to explore Party B’s offer, CECO could terminate discussions, and (f) if Thermon executed a definitive agreement with CECO, it would not prevent Party B from making a revised proposal to Thermon following the execution of such agreement. In light of those considerations, the Thermon board determined that it would continue to pursue the potential transaction with CECO and not proceed with Party B. Thermon senior management and representatives of Morgan Stanley reviewed with the Thermon board the adjustments made by Thermon management to the CECO Base Case (as so adjusted, the “Thermon-Adjusted CECO Case”). Throughout the discussion, senior management referred to its diligence findings, including these discussed with the Thermon directors at the February 15, 2026 Thermon Transaction Committee meeting. Senior management discussed with the

Thermon board the due diligence efforts by Thermon and the third parties engaged by Thermon with respect to accounting and financial matters for CECO, including its internal controls and the two potential material weaknesses identified in connection with CECO’s ongoing audit and management’s understanding that CECO had not discovered a financial statement impact as a result of the potential material weaknesses, as well as CECO’s plans for remediation of such material weaknesses. The Thermon board asked a number of questions which Thermon senior management answered. The Thermon board also discussed matters related to retention of key employees during the pendency of any transaction and received an update on Thermon’s management retention program and transaction bonuses. Following discussion, the Thermon board authorized continued negotiations with CECO.
On February 21, 2026, CECO entered into an engagement letter with Citi to formalize the terms of Citi’s engagement as financial advisor to CECO in connection with a potential transaction with Thermon.
Over the course of the next several days, the parties completed due diligence, including reviewing the disclosure schedules of the other party.
Also during this time period, Sidley and Gibson Dunn exchanged drafts of the merger agreement, the disclosure schedules, the voting agreement and CECO’s debt commitment with respect to CECO’s financing and continued to negotiate the remaining key terms of the merger agreement, including whether the merger agreement would include (a) the force the vote provision and/or (b) an independent termination right for a material breach of the no shop provision.
On February 22, 2026, the CECO board held a meeting to review in detail the proposed combination with Thermon. All of the members of the CECO board, as well as members of CECO senior management and representatives of Citi and Gibson Dunn participated. Representatives of Gibson Dunn began the meeting by reviewing with the CECO board the fiduciary duties of directors in connection with their consideration of the proposed combination. CECO management then provided a comprehensive update on the proposed transaction, including the strategic rationale for the transaction, the results of CECO’s business, financial, legal and operational diligence on Thermon, anticipated synergies and integration considerations, potential financing alternatives and the expected timing and process for execution of the transaction, including a summary of the proposed committed financing to be set forth in the debt commitment letter, as well as CECO’s financial projections and the expected impact of the transaction on CECO’s financial profile. Representatives of Citi then presented their detailed financial analysis of the proposed transaction, including valuation considerations, comparable company and precedent transaction analyses, accretion and dilution considerations, pro forma ownership and leverage and other financial metrics relevant to the CECO board’s evaluation of the proposed transaction, and discussed their preliminary views regarding the fairness, from a financial point of view, of the consideration to be paid by CECO. Following Citi’s presentation, representatives of Gibson Dunn reviewed with the CECO board the principal terms of the draft merger agreement and related transaction documents, including a summary of the key provisions that remained subject to negotiation, including provisions relating to deal protections, termination rights and fees, financing matters and other material terms, and the CECO board discussed these matters with management and its advisors, asked questions and provided guidance regarding the remaining open issues, negotiation strategy and the anticipated process for finalizing and approving the transaction.
Also on February 22, 2026, the Thermon board held a meeting. Also present were members of Thermon senior management and representatives of Morgan Stanley and Sidley as well as other third parties involved in due diligence. A representative of Sidley discussed with the Thermon directors their fiduciary duties in considering transactions of the nature being considered. The Thermon board then received a presentation regarding due diligence, including with respect to financial, accounting, tax, environmental, legal and compliance matters. Throughout the presentations the Thermon board asked questions which representatives of Thermon answered. Representatives of Morgan Stanley presented a summary of the financial terms of the proposed transaction, certain public market observations regarding Thermon and CECO, and preliminary valuation considerations regarding Thermon and CECO as well as the potential transaction. Representatives of Morgan Stanley discussed with the Thermon board the meaningful increase in trading prices of Thermon and CECO stock over the last year, potential stock market reaction upon announcement of a transaction and the potential value impact to Thermon stockholders of various illustrative trading multiples applied to the combined company. Sidley then reviewed with the Thermon board the key transaction terms, indicating issues that remained unresolved. The Thermon board discussed with Thermon’s advisors the advisors’ views as to potential decreases in CECO’s trading price upon announcement of a potential transaction and potential structural and other mitigating tools and factors. Following discussion, the Thermon board authorized Thermon senior management and Thermon’s advisors to continue negotiations with CECO.
Also on February 22, 2026, representatives of Thermon, CECO, Sidley and Gibson Dunn had a call to resolve the final key outstanding issues, including agreeing (a) that the merger agreement would not include a force the vote provision and (b) the instances in which a willful and material breach of the no shop by a party would trigger a right of the other party to terminate and collect the termination fee. Throughout the remainder of February 22, 2026 and during February 23, 2026, the parties finalized the transaction documents, retention plans and communications materials.
On February 23, 2026, the CECO board held a meeting to consider the substantially final terms of the proposed transaction. Also present were members of CECO senior management and representatives of Gibson Dunn and Citi. Representatives of Gibson Dunn reviewed with the CECO board the fiduciary duties of the directors in connection with their consideration of the proposed transaction, and then provided a summary of the proposed final terms of the merger agreement, voting agreements and debt commitment letter. Representatives of Citi then reviewed Citi’s financial analyses of the proposed transaction and, at the request of the CECO board, rendered Citi’s oral opinion, subsequently confirmed in writing by delivery of Citi’s written opinion dated February 23, 2026, to the effect that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in its opinion, the merger consideration to be paid by CECO pursuant to the merger agreement was fair, from a financial point of view, to CECO. Following further discussion, the CECO board unanimously approved the merger agreement and the transactions contemplated thereby, directed that the CECO stock issuance proposal be submitted to CECO stockholders and resolved to recommend that CECO stockholders vote in favor of the CECO stock issuance proposal.
Also on February 23, 2026, the Thermon board met. Also present were members of Thermon senior management and representatives of Morgan Stanley and Sidley. Representatives of Morgan Stanley summarized the financial terms of the proposed transaction, certain public market information and commentary regarding Thermon and CECO, and standalone and relative valuations for each of Thermon and CECO as well as a valuation analysis of the proposed transaction. Sidley reviewed with the Thermon board the draft merger agreement, voting agreement and debt commitment letter. Senior management of Thermon discussed with the Thermon board their final diligence conclusions. Following such discussion, at the request of the Thermon board, representative of Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing by delivery of its written opinion addressed to the Thermon board, dated February 23, 2026, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the merger consideration to be received by the holders of shares of Thermon common stock (other than Thermon excluded holders) was fair, from a financial point of view, to such holders. Mr. Thames then reiterated management’s recommendation that Thermon proceed with the transaction with CECO. After further discussions, and after taking into consideration all of the information presented and discussed in the prior communications and meetings among Thermon’s management and Thermon board that occurred over the course of the negotiations between Thermon and CECO, the Thermon board unanimously approved the merger agreement.
Following the Thermon and CECO board meetings, the parties executed the merger and voting agreements.
The parties then executed the definitive agreements and, on February 24, 2026, publicly announced the proposed mergers.
Recommendation of the CECO Board and Reasons for the Mergers
At a meeting of the CECO board held on February 23, 2026 to evaluate the mergers and the merger agreement, the CECO board unanimously (a) determined that the terms of the merger agreement, the voting agreements and the transactions contemplated by the merger agreement, including the mergers, are advisable and in the best interests of CECO and its stockholders, (b) approved, adopted and declared advisable the merger agreement, the voting agreements and the transactions contemplated by the merger agreement, including the mergers, (c) directed that the stock issuance be submitted to the holders of CECO common stock for their approval and (d) resolved to recommend that the CECO stockholders vote in favor of the stock issuance.
THE CECO BOARD UNANIMOUSLY RECOMMENDS THAT CECO STOCKHOLDERS VOTE “FOR” THE CECO STOCK ISSUANCE PROPOSAL.
In evaluating the mergers and the merger agreement and arriving at its determination, the CECO board consulted with CECO’s senior management, CECO’s financial advisors and CECO’s outside legal counsel, Gibson, Dunn & Crutcher LLP, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the mergers to CECO and its stockholders, as described below.
The CECO board considered the following factors as being generally positive or favorable in coming to its determination, approval and recommendation:
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the belief that the mergers will enhance CECO’s position as a premier, diversified industrial company by combining CECO’s leading environmental solutions platform with Thermon’s complementary flow assurance and industrial process heating technologies, broadening and deepening CECO’s portfolio of mission-critical industrial offerings, strengthening CECO’s competitive positioning across end markets and creating a combined company with increased scale, geographic reach and technological breadth to better serve a diversified global customer base;

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the expectation that the mergers will be accretive to CECO’s earnings per share in the first year on a standalone basis, with additional accretion expected assuming the realization of estimated run-rate cost synergies;

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the significant cost synergy opportunities expected to result from the combination, with a substantial majority of such synergies expected to be captured within the first two years following the closing;

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the expectation that the mergers will significantly broaden CECO’s revenue base and create a more diversified and resilient financial profile;

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the potential for additional value creation through revenue synergies arising from cross-selling opportunities, expanded service capabilities and entry into new end markets;

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the structure of the merger consideration, which includes a combination of CECO common stock and cash, and which the CECO board viewed as a balanced approach that allows CECO to utilize its common stock as a valuable transaction currency while deploying cash to optimize the combined company’s capital structure and manage stockholder dilution;

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the proration and election mechanisms in the merger agreement, which provide Thermon stockholders with the flexibility to express a preference as to the form of consideration received while providing CECO with certainty as to its aggregate cash outlay and share issuance;

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the provisions of the merger agreement regarding the governance of the combined company following the mergers, including that existing CECO management and the majority of the existing CECO board will continue to lead the combined company, providing continuity and stability, while the expansion of the CECO board from eight to 10 members and the appointment of two designees from the Thermon board will bring valuable industry expertise and institutional knowledge that will facilitate a smooth integration;

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the fully committed financing package underwritten by BofA Securities in support of the transaction, which the CECO board viewed as eliminating financing risk between signing and closing, as the cash consideration payable in connection with the mergers will be funded at closing from the committed financing and CECO will not be required to draw funds or hold cash in advance of the closing;

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Thermon’s obligation to provide customary financing cooperation, including in connection with the committed financing, which the CECO board viewed as facilitating the timely completion of the mergers;

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the support for the mergers demonstrated by the execution of the voting agreements by Jason DeZwirek, Chairman of the CECO board, and Todd Gleason, Chief Executive Officer and a director of CECO, who have irrevocably agreed to vote all of their respective shares of CECO common stock in favor of the CECO stock issuance proposal, which the CECO board viewed as demonstrating confidence in the strategic rationale and expected benefits of the transaction;

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the oral opinion rendered by Citi to the CECO board, which was confirmed by delivery of a written opinion, dated February 23, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration to be paid by CECO pursuant to the merger agreement was fair, from a financial point of view, to CECO. For more information, see “The Mergers — Opinion of CECO’s Financial Advisor” beginning on page 131 of this joint proxy statement/prospectus;

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the information and discussions with CECO management and outside financial advisors regarding each of CECO’s and Thermon’s business, assets, financial condition, results of operations, current business strategy and prospects, including the projected financial results of each of CECO and Thermon as a standalone company, and the expected pro forma effect of the mergers on the combined company and its ability to achieve future growth and generate additional returns for the combined company’s stockholders;

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the results of the comprehensive due diligence investigation conducted by CECO’s senior management and external advisors with respect to Thermon’s business, operations, financial condition, assets, liabilities, and legal matters, enhancing the CECO board’s understanding of and confidence in the opportunities and manageable risks associated with the mergers;

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the CECO board’s view, after consultation with CECO management and its outside legal advisors, that regulatory approvals and clearances necessary to consummate the mergers would likely be obtained without the imposition of conditions sufficiently material to preclude the mergers;

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the nature of the closing conditions included in the merger agreement, as well as the likelihood of satisfaction of all conditions to closing of the transactions contemplated by the merger agreement;

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that CECO stockholders will have the opportunity to vote on the CECO stock issuance proposal, which is a condition precedent to the mergers;

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that the representations and warranties of CECO and Thermon in the merger agreement, as well as the interim operating covenants generally requiring the parties to conduct their respective businesses in the ordinary course prior to closing of the mergers, are largely reciprocal;

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the restrictions in the merger agreement on Thermon’s ability to respond to and negotiate certain alternative transaction proposals from third parties, and the requirement that Thermon pay CECO a termination fee of $74,700,000 if the merger agreement is terminated under certain circumstances;

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CECO’s right to engage in negotiations with, and provide information to, any third party that makes an unsolicited written bona fide proposal relating to an alternative proposal, if the CECO board has determined in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law;

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the right of the CECO board to change its recommendation to CECO stockholders to vote in favor of the CECO stock issuance proposal if a superior proposal is made to CECO or an intervening event has occurred, subject to certain conditions and fee obligations; and

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the closing mechanics, including the outside date of August 24, 2026, subject to automatic extension to November 23, 2026 if antitrust conditions have not been satisfied but all other closing conditions have been satisfied or are capable of being satisfied.

The CECO board also considered, and balanced against the potentially positive factors, a variety of risks and potentially negative factors in its deliberations concerning the mergers and the merger agreement, including the following:
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the possibility that the mergers may not be completed, or that closing may be unduly delayed, due to a failure to satisfy the conditions contained in the merger agreement, including the failure to obtain stockholder approval of the CECO stock issuance proposal or the Thermon merger proposal or the failure to receive necessary regulatory approvals, and the potential adverse effects on CECO’s business and market reaction that could result from any such failure or delay;
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that the exchange ratio included in the merger agreement provides for a fixed number of shares of CECO common stock, meaning CECO cannot be sure of the market value of the merger consideration that it will pay to Thermon stockholders in the mergers;

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that there are significant risks inherent in integrating the operations of Thermon with CECO, including that expected synergies may not be realized, and that successful integration will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

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that the mergers will result in a significant increase in CECO’s consolidated indebtedness and pro forma net leverage, which could reduce the combined company’s financial flexibility and result in higher interest expense, although the CECO board believed that the combined company’s strong expected free cash flow generation would support deleveraging over time;

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the substantial costs to be incurred in the mergers, including those incurred regardless of whether the mergers are consummated and the costs of integrating the businesses of CECO and Thermon;

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that the merger agreement provides that, in certain circumstances, CECO would be required to pay a termination fee of $105,000,000 to Thermon, and that the Parent termination fee could deter potential alternative transactions with respect to CECO;

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the ability of the Thermon board, in certain circumstances, to effect a change of recommendation;

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that the restrictions on the conduct of CECO’s business prior to the consummation of the mergers, although believed to be reasonable and not unduly burdensome, may delay or prevent CECO from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of CECO pending the consummation of the mergers;

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that the merger agreement restricts CECO’s ability to entertain other acquisition proposals unless certain conditions are satisfied and to terminate the merger agreement to enter into a superior proposal, and requires that CECO hold the CECO annual meeting even if the CECO board changes its recommendation; and

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other risks of the type and nature described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

The foregoing discussion of the information and factors considered by the CECO board is not exhaustive, but CECO believes it includes all the material factors considered by the CECO board. In view of the wide variety of factors considered in connection with its evaluation of the mergers and the complexity of these matters, the CECO board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the CECO board viewed its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. The CECO board based its unanimous recommendation on the totality of the information presented.
This explanation of CECO’s reasons for the mergers and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”
Recommendation of the Thermon Board and Reasons for the Mergers
At a meeting held on February 23, 2026, the Thermon board unanimously (a) determined that the merger agreement, voting agreements and the transactions contemplated by the merger agreement, including the mergers, were in the best interests of, and advisable to, Thermon and its stockholders, (b) approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the mergers, (c) directed that the merger agreement be submitted to the holders of

Thermon common stock for their adoption and (d) resolved to recommend that Thermon stockholders vote in favor of the adoption of the merger agreement. The Thermon board unanimously recommends that Thermon stockholders vote “FOR” the Thermon merger proposal.
In deciding to approve the merger agreement and to recommend that Thermon stockholders approve the Thermon merger proposal, the Thermon board consulted with Thermon’s management, outside legal counsel and financial advisor.
The Thermon board considered a number of factors when evaluating the merger agreement, many of which support the Thermon board’s determination that the merger agreement and the transactions contemplated by the merger agreement were in the best interests of, and advisable to, Thermon and its stockholders. The Thermon board considered these factors as a whole (not necessarily in order of relative importance and without assigning relative weights to any such factor). Overall, the Thermon board viewed these factors as being generally positive or favorable in coming to its determination, approval and related recommendation. These factors included:
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Strategic Rationale.   The Thermon board considered the strategic rationale for the proposed transaction, including:

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the belief that the proposed transaction will create a combined company with a complementary portfolio of leading industrial thermal and environmental products and solutions in growing markets;

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the expectation that the combined company will benefit from meaningful exposure to long-term structural growth drivers, including electrification, AI-driven data center buildouts, liquified natural gas (LNG) infrastructure buildout, industrial reshoring and modernization, decarbonization mandates and tightening environmental and safety regulations;

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the belief that the combination will further diversify Thermon’s end market exposure, geographic footprint and product mix, potentially reducing earnings volatility across cycles;

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the expectation that the combined company will benefit from significantly increased scale, thereby providing additional opportunities for the combined company to pursue strategies for both organic and inorganic growth;

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the expectation that, while no assurances can be provided as to any specific level of synergies, the mergers will provide Thermon stockholders the opportunity to benefit from identified cost savings and revenue synergies, including procurement savings, back-office and public company cost rationalization, manufacturing footprint optimization, and commercial cross-selling opportunities across a significant overlapping customer base, with net synergies expected to begin in 2026 and increase to an estimated annual run-rate of approximately $40 million by 2030;

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Best Available Alternative.   The Thermon board’s view, after consultation with Thermon management and Thermon’s financial advisor, that the mergers represented the most attractive alternative reasonably available to Thermon and its stockholders, including relative to remaining independent, a sale of Thermon for cash, add-on acquisitions and other strategic alternatives. In evaluating such alternatives, the Thermon board considered (a) that Party A determined there was not a viable transaction to pursue with Thermon based on the results of a mutual regulatory assessment conducted by Thermon’s and Party A’s respective outside legal counsels (b) that Party C, Party D and Party E, which were viewed as the most likely to have the ability and interest in pursuing a strategic transaction with Thermon under the circumstances declined to pursue a transaction and (c) with respect to the proposal from Party B, the Thermon board considered (1) the relative value of the Party B proposal to the merger consideration and that Party B’s representative stated that if Party B was able to increase its proposed price, it would be only “slightly,” (2) that the Party B proposal was highly conditional, requiring confirmation of business, financial and synergy matters over a 10‑day period before moving to further due diligence, which Party B indicated may require an additional four weeks, (3) the pace at which Party B had moved during the process, (4) the fact that there was no guarantee that Party B would maintain the offer price indicated in its proposal following diligence or would be willing to proceed at all, (5) the risk that if Thermon delayed its negotiations with CECO to explore Party B’s offer, CECO may terminate discussions, and (6) if Thermon executed a definitive agreement with CECO, it would not prevent Party B from making a revised proposal to Thermon following the execution of such agreement.
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Financial Terms and Course of Negotiations.   The Thermon board considered the negotiations on the merger consideration, including that, based on the closing trading price of CECO common stock on the last trading day prior to the announcement of the merger agreement, the final merger consideration represented an increase of approximately 109% over the merger consideration in the October IOI. The Thermon board considered the fact that because of the fixed exchange ratio (i.e., it will not be adjusted for fluctuations in the market price of Thermon common stock or CECO capital stock), Thermon would have certainty as to the number of shares of CECO common stock to be issued in connection with the mergers and Thermon stockholders would also have the opportunity to benefit from any increase in the trading price of CECO common stock between the announcement and the closing of the mergers. However, the Thermon board also noted that the value of CECO common stock to be paid to Thermon stockholders upon the closing of the mergers could be less than its implied value immediately prior to the announcement of the execution of the merger agreement, as a result of a decrease in the market price of CECO common stock between the time of the announcement and the closing of the mergers. The Thermon board also took note of the course of negotiations between CECO and Thermon in arriving at the merger consideration and the fixed exchange ratio and the historic and current market prices of Thermon common stock and CECO common stock. Further, the Thermon board took note of the following:

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the mixed consideration, based on the closing trading price of CECO common stock on February 23, 2026, represented a premium of 26.8% to the closing trading price of Thermon common stock of $49.77 on February 23, 2026 and, based on the closing trading price of CECO common stock on February 20, 2026 represented (a) a 25% premium to the closing price of Thermon common stock on February 20, 2026, (b) a 36% premium using the 30 day volume weighted average prices of Thermon and CECO common stock for the 30 trading days ended February 20, 2026 and (c) a 19% premium using the 52-week intraday highs of Thermon and CECO common stock;

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the mixed consideration represented an aggregate value to Adjusted EBITDA trading multiple of 18.3x based on the Thermon Management Case and the closing trading prices of Thermon and CECO common stock on February 20, 2026; and

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the expected financial impact of the mergers on Thermon’s stockholders and the potential accretion of the future results of the combined company.

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Stockholder Value Creation.   The Thermon board considered, following discussions with Thermon’s management team and financial advisor, the potential value creation for Thermon’s stockholders resulting from the mergers. The Thermon board also considered the fact that, given the meaningful stock in the consideration structure of the transaction and the mixed consideration election structure, Thermon’s stockholders who elect the stock or mixed consideration would be able to participate in the long-term upside of the combined company through their ownership while the Thermon’s stockholders electing to receive cash would (subject to proration) have the option to receive immediate value through the cash component of the merger consideration.

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Pro Forma Ownership.   The Thermon board took note of the expectation that, upon the closing of the merger, Thermon’s stockholders are expected to own approximately 37.5% of the combined company on a fully diluted basis, based on the merger consideration and the number of outstanding shares of common stock and other equity securities of Thermon and CECO on the date of the merger agreement.

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Financial Analysis and Fairness Opinion.   The Thermon board considered the financial analyses presented by Morgan Stanley to the Thermon board and the February 23, 2026 oral opinion delivered by Morgan Stanley to the Thermon board, which was subsequently confirmed by delivery of a written opinion, dated February 23, 2026, to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in preparing its opinion, the merger consideration was fair from a financial point of view to the holders of Thermon common stock, as more fully described under “— Opinion of Thermon’s Financial Advisor”.

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Combined Company Leverage.   The Thermon board took note of the expected leverage ratio of the combined company and the ability of the combined company to de-lever over time.

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Results of Due Diligence.   The Thermon board considered the scope and the results of the due diligence investigation conducted by Thermon’s management team and third parties that Thermon engaged to conduct due diligence, including the information and discussions with Thermon management and outside financial advisors regarding Thermon’s and CECO’s respective businesses, financial condition, results of operations, business strategies and prospects, including the expected pro forma effect of the mergers and the ability of the combined company to achieve future growth and generate additional returns for stockholders.

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Recommendation of Management.   The Thermon board considered management’s recommendation in favor of the transactions contemplated by the merger agreement.

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Terms of the Merger Agreement.   The Thermon board considered the structure of the transaction with terms negotiated in the merger agreement providing, including:

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the governance arrangements of the combined company, including the right of Thermon to designate two members of the CECO board at the effective time, including one designated solely by Thermon and one designated jointly with CECO;

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that Thermon stockholders may elect to receive cash, stock or a combination of cash and stock, subject, in the case of any cash election or stock election, to proration mechanics and overall aggregate caps, and that such structure provides flexibility to stockholders while preserving the intended overall transaction economics;

•
the Thermon board’s view, after consultation with Thermon management and its outside legal advisors, that regulatory approvals necessary to consummate the mergers would likely be obtained without the imposition of conditions sufficiently material to preclude the mergers;

•
the nature of the closing conditions included in the merger agreement, as well as the likelihood of satisfaction of all conditions to closing of the transactions contemplated by the merger agreement;

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the absence of a financing condition to CECO’s obligation to consummate the mergers, the receipt by CECO of a debt commitment letter from the provider of its existing credit agreement to support CECO’s available debt capacity and CECO’s representations regarding the availability of sufficient funds to complete the transactions;

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that Thermon stockholders will have the opportunity to vote on the Thermon merger proposal and that the approval of the Thermon merger proposal requires the affirmative vote of a majority of the outstanding shares of Thermon common stock entitled to vote on the proposal;

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that the representations and warranties of Thermon and CECO in the merger agreement, as well as the interim operating covenants generally requiring the parties to conduct their respective businesses in the ordinary course prior to closing, are largely reciprocal;

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Thermon’s right, prior to receipt of the Thermon stockholder approval of the merger proposal, to engage in discussions with, and provide information to, third parties that make takeover proposals that are not solicited in violation of the no solicitation provisions in the merger agreement, subject to compliance with the merger agreement;

•
the right of the Thermon board, prior to receipt of the Thermon stockholder approval of the merger proposal and subject to compliance with the terms of the merger agreement, to (a) change its recommendation in response to a superior proposal or intervening event, subject to certain conditions and payment of the applicable termination fee if the merger agreement is terminated and (b) terminate the merger agreement to enter into a definitive agreement to effect a superior proposal, subject to paying the termination fee;

•
the expected treatment of the mergers as a tax-free reorganization under Section 368(a) of the Code for U.S. federal income tax purposes, as more fully described in “— Material U.S. Federal Income Tax Consequences.”

The Thermon board also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated thereby. These factors included:
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the possibility that the mergers may not be completed or that completion may be unduly delayed for reasons beyond the control of Thermon or CECO, including the failure to obtain stockholder approval;

•
that the market value of the stock portion of the merger consideration will fluctuate based on the market price of CECO common stock; in considering this issue, the Thermon board considered the fact that the transaction must be approved by the Thermon stockholders by a vote of a majority of the outstanding Thermon common stock entitled to vote on the merger proposal;

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that CECO is relying on its cash on hand and available borrowing under its revolving credit facility and/or incremental term loan facility and, while there is not financing condition in the Merger Agreement, CECO could fail to have sufficient cash on hand to close the mergers;

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that proration may result in Thermon stockholders receiving a different mix of cash and stock than elected;

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risks inherent in integrating the operations of Thermon and CECO, including that certain of the expected synergies may not be realized in the anticipated time frame or at all and that integration may require significant management attention;

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that following the mergers, Thermon stockholders will own a minority interest in the combined company and will have less influence over the management and operations of the combined company than they currently have with respect to Thermon;

•
the substantial costs associated with the mergers, including costs incurred regardless of whether the mergers are completed and the costs of integrating the businesses of Thermon and CECO;

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that Thermon may be required to pay a termination fee of $74.7 million under certain circumstances or that CECO may be required to pay a termination fee of $105.0 million under certain circumstances;

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the potential for litigation relating to the mergers and the associated costs, burden and inconvenience involved in defending those proceedings;

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that the restrictions on the conduct of Thermon’s business prior to the consummation of the mergers, although believed to be reasonable and not unduly burdensome, may delay or prevent Thermon from undertaking business opportunities that may arise or other actions it would otherwise take with respect to the operations of Thermon pending the consummation of the mergers;

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the possibility of losing key employees and skilled workers as a result of the expected consolidation of Thermon’s and CECO’s personnel when the mergers are completed; and

•
other risks described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the Thermon board in reaching its conclusion and recommendations is intended to include the material factors considered by the Thermon board but is not intended to be exhaustive. In view of the wide variety of factors considered by the Thermon board in evaluating the merger agreement and the related transactions contemplated thereby, as well as the complexity of these matters, the Thermon board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the Thermon board may have given different weight to different factors. The Thermon board did not reach any specific conclusion with respect to any of the individual factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and the transactions contemplated thereby.
It should be noted that this explanation of the reasoning of the Thermon board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of CECO’s Financial Advisor
CECO retained Citi as its financial advisor in connection with a possible transaction involving Thermon. In connection with Citi’s engagement, CECO requested that Citi evaluate the fairness, from a financial point of view, to CECO of the merger consideration to be paid by CECO pursuant to the merger agreement. On February 23, 2026, at a meeting of the CECO board held to evaluate the proposed mergers and at which the merger agreement was approved, Citi rendered to the CECO board an oral opinion, confirmed by delivery of a written opinion, dated February 23, 2026, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as set forth in its written opinion, the merger consideration to be paid by CECO pursuant to the merger agreement was fair, from a financial point of view, to CECO.
The full text of Citi’s written opinion, dated February 23, 2026, to the CECO board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi in rendering its opinion, is attached to this joint proxy statement/prospectus as Annex E and is incorporated herein by reference in its entirety. The summary of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was rendered to the CECO board (in its capacity as such) in connection with its evaluation of the proposed mergers and was limited to the fairness, from a financial point of view, as of the date of the opinion, to CECO of the merger consideration to be paid by CECO pursuant to the merger agreement. Citi’s opinion did not address any other terms, aspects or implications of the proposed mergers. Citi’s opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed mergers.
In arriving at its opinion, Citi:
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reviewed a draft, dated February 23, 2026, of the merger agreement and held discussions with certain senior officers, directors and other representatives and advisors of CECO and certain senior officers and other representatives and advisors of Thermon concerning the businesses, operations and prospects of CECO and Thermon;

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reviewed certain publicly available and other business and financial information relating to Thermon and CECO, as well as certain financial forecasts and other information and data relating to Thermon and CECO which were prepared and provided to or discussed with Citi by the management of CECO, including certain information and data relating to the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of CECO to result from the mergers (Net Synergies Estimates, as defined and described under “— Certain Unaudited Prospective Financial Information”);

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reviewed the financial terms of the mergers as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of Thermon common stock and CECO common stock, the historical and projected earnings and other operating data of Thermon and CECO; and the capitalization and financial condition of Thermon and CECO;

•
considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Thermon and CECO; and

•
evaluated certain potential pro forma financial effects of the mergers on CECO.

In addition to the foregoing, Citi conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion. The issuance of Citi’s opinion had been authorized by Citi’s fairness opinion committee.
In rendering its opinion, Citi had assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of CECO that it was not aware of any relevant information that had been omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Thermon and CECO, including the Net Synergies Estimates, provided to or otherwise reviewed by or discussed with Citi, Citi had been advised by the management of CECO and had assumed, with CECO’s consent, that such forecasts and other information and data, including the Net Synergies Estimates, were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of CECO as to, and are a reasonable basis upon which to evaluate, the future financial performance of Thermon and CECO and the other matters covered thereby, and had assumed, with CECO’s consent, that the financial results reflected in such forecasts and other information and data, including the Net Synergies Estimates, would be realized in the amounts and at the times projected. In addition, Citi relied, at CECO’s direction, upon the assessments of the management of CECO, as to, among other things, (i) the potential impact on CECO and Thermon of certain market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the industries in which they operate, including assumptions of the management of CECO reflected in the financial forecasts and other information and data utilized in its analysis or otherwise relevant for purposes of its opinion, which were subject to significant volatility and which, if different than as assumed, could have had a material impact on its analyses and opinion, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, customers, suppliers and other commercial relationships of CECO and Thermon, and (iii) the ability of CECO to integrate the businesses and operations of CECO and Thermon and to realize the Net Synergies Estimates. Citi had assumed, with CECO’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on CECO and Thermon or the mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. Citi expressed no view or opinion as to any financial and other information or data, including the Net Synergies Estimates, (or any underlying assumptions on which any such financial and other information or data, including the Net Synergies Estimates, are based) provided to or otherwise reviewed by or discussed with Citi.
Citi had assumed, with CECO’s consent, that the mergers would be consummated in accordance with the terms, conditions and agreements set forth in the merger agreement, and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents and releases for the mergers, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on CECO, Thermon or the mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Representatives of CECO had advised Citi, and Citi further had assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not express any opinion or view with respect to accounting, tax, regulatory, legal or similar matters and Citi had relied, with CECO’s consent, upon the assessments of representatives of CECO as to such matters.
Citi’s opinion did not address any terms (other than the merger consideration to be paid by CECO pursuant to the merger agreement, to the extent expressly specified therein), aspects or implications of the mergers, including, without limitation, the form or structure of the mergers, any prorations or election procedures relating to the merger consideration or other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the merger or otherwise. Citi’s opinion, as set forth therein, related to the relative values of Thermon and CECO. Citi did not express any opinion as to what the value of the CECO common stock actually would be when issued pursuant to the mergers or the prices at which the Thermon common stock or CECO common stock would trade at any time, or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the mergers. Citi’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be paid by CECO pursuant to the merger agreement. Citi had not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Thermon or CECO nor had it made any physical inspection of the properties or assets of Thermon or CECO. Citi had not evaluated the solvency or fair value of Thermon, CECO, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view as to, and its opinion does not address, the underlying business decision of CECO to effect or enter into the mergers, the relative merits of the mergers as compared to any alternative business strategies that might exist for CECO or the effect of any other transaction in which CECO might engage or consider. Citi also expressed no view as to, and its opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the mergers, or any class of such persons, relative to the merger consideration to be paid by CECO pursuant to the merger agreement, or otherwise. Citi’s opinion was necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of its opinion. Although subsequent developments may have affected its opinion, Citi had no obligation to update, revise or reaffirm its opinion.
In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. Citi arrived at its opinion based on the results of all analyses undertaken by it and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion.
The estimates used by Citi for purposes of its analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.
Citi was not requested to, and it did not, recommend or determine the specific merger consideration payable in the proposed mergers. The type and amount of merger consideration payable in the proposed mergers were determined through negotiations between CECO and Thermon and CECO’s decision to enter into the merger agreement was solely that of the CECO board. Citi’s opinion was only one of many factors considered by the CECO board in its evaluation of the proposed mergers and should not be viewed as determinative of the views of the CECO board or the management of CECO with respect to the proposed mergers, the merger consideration or any other aspect of the transactions contemplated by the merger agreement.
Summary of Financial Analyses of Citi
The following is a summary of the material financial analyses prepared for and reviewed with the CECO board in connection with the rendering of Citi’s opinion, dated February 23, 2026, to the CECO board. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. Financial data utilized for CECO and Thermon in the financial analyses described below, to the extent based on financial forecasts and estimates of management, were based on (i) certain financial forecasts and other information and data relating to Thermon provided to or discussed with Citi by the management of CECO, and approved for Citi’s use by CECO, (which are referred to in this joint proxy statement/prospectus as the “CECO Management Projections for Thermon” as further summarized in the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 151) and (ii) certain financial forecasts and other information and data relating to CECO, including information relating to potential revenue enhancements, cost savings and other strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of CECO to result from the mergers, provided to or discussed with Citi by the management of CECO and approved for Citi’s use by CECO, (which are referred to in this joint proxy statement/prospectus as the “CECO Management Projections for CECO” (or the “CECO Base Case”) and Net Synergies Estimates, respectively, as further summarized in the section entitled “— Certain Unaudited Prospective Financial Information” beginning on page 151). In addition, the approximate implied per share equity value reference ranges derived from the financial analyses described below, except for the 52-week trading range, were rounded to the nearest $0.05.

In calculating implied exchange ratio reference ranges as reflected in the financial analyses described below, Citi divided (i) the low-ends of the approximate implied per share equity value reference ranges derived for Thermon from such analyses, by the high-ends of the approximate implied per share equity value reference ranges derived for CECO from such analyses in order to calculate the low-ends of the implied exchange ratio reference ranges and (ii) high-ends of the approximate implied per share equity value reference ranges derived for Thermon from such analyses, by the low-ends of the approximate implied per share equity value reference ranges derived for CECO from such analyses in order to calculate the high-ends of the implied exchange ratio reference ranges.
Discounted Cash Flow Analyses
Thermon on a Standalone Basis
Citi performed a discounted cash flow analysis of Thermon using the CECO Management Projections for Thermon for the purpose of determining an implied fully diluted equity value per share for Thermon common stock on a standalone basis. Based on the CECO Management Projections for Thermon, Citi calculated the estimated present value of unlevered free cash flows that Thermon was forecasted to generate during the years ending December 31, 2026 through December 31, 2030. Citi calculated a range of illustrative terminal values for Thermon as of December 31, 2030 by applying a selected range of EBITDA terminal multiples of 12.0x to 16.0x to an estimate of Thermon Adjusted EBITDA before the impact of stock-based compensation expense in the terminal year based on the CECO Management Projections for Thermon. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of December 31, 2025, using mid-year discounting convention and discount rates ranging from 9.8% to 11.2%, to derive ranges of implied firm value for Thermon on a standalone basis. To the range of implied firm values it derived for Thermon, Citi subtracted Thermon’s net debt as of December 31, 2025 and divided the results by the fully diluted common stock share count of Thermon calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by Thermon management. This analysis indicated an approximate implied per share equity value reference range for Thermon on a standalone basis of $47.90 to $65.20.
Thermon — Including Pro Rata Synergies
Citi performed a discounted cash flow analysis of Thermon using the CECO Management Projections for Thermon and the CECO Management Net Synergies Estimates for the purpose of determining an implied fully diluted equity value per share for Thermon common stock on a pro forma basis, giving effect to the consummation of the proposed mergers and net synergies.
Citi calculated the estimated present value of the potential net synergies that Thermon was forecasted to generate on a pro forma basis, giving effect to the consummation of the proposed mergers, during the years ending December 31, 2026 through December 31, 2030 based on the Net Synergies Estimate. Citi calculated a range of illustrative terminal values for the potential net synergies as of December 31, 2030 by applying a selected range of EBITDA multiples of 14.5x to 18.5x to an estimate of the potential net synergies in the terminal year based on the Net Synergies Estimate. The resulting ranges were then discounted to present values, as of December 31, 2025, using mid-year discounting convention and discount rates ranging from 9.9% to 11.3%, to derive a range of implied net present values for the potential net synergies. Citi then derived an implied equity value for Thermon on a pro forma basis, giving effect to the consummation of the proposed mergers, by adding 62.5% of the range of implied net present values of the potential net synergies to the range of implied equity values for Thermon Citi derived pursuant to the “Discounted Cash Flow Analysis — Thermon” described above. Citi then divided the resulting equity values by the total number of fully diluted shares outstanding of Thermon calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by Thermon management, to derive approximate implied per share equity values for Thermon on a pro forma basis, giving effect to the consummation of the proposed mergers. This analysis indicated an approximate implied per share equity value reference range for Thermon of $56.20 to $75.80.
CECO
Citi performed a discounted cash flow analysis of CECO using the CECO Management Projections for CECO for the purpose of determining an implied fully diluted equity value per share for CECO common stock on a standalone basis. Based on the CECO Management Projections for CECO, Citi calculated the estimated present value of unlevered free cash flows that CECO is forecasted to generate during the years ending December 31, 2026 through December 31, 2030. Citi calculated a range of illustrative terminal values for CECO as of December 31, 2030 by applying a selected range of EBITDA terminal multiples of 16.0x to 20.0x to an estimate of CECO Adjusted EBITDA before the impact of stock-based compensation expense in the terminal year based on the CECO Management Projections for CECO. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of December 31, 2025, using mid-year discounting convention and discount rates ranging from 9.9% to 11.3%, to derive ranges of implied firm value for CECO. To the range of implied firm values it derived for CECO, Citi subtracted CECO’s net debt and non-controlling interest as of December 31, 2025 and divided the results by the diluted common stock share count of CECO calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by CECO management. This analysis indicated an approximate implied per share equity value reference range for CECO of $67.80 to $88.50.
Selected Precedent Transactions Analysis
Using publicly available information, Citi performed a selected precedent transactions analysis of Thermon in which Citi reviewed financial data relating to the following six selected transactions that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the “selected transactions”:
Announcement Date	Acquiror	Target
February 2026	ESAB Corporation	Eddyfi Holding Inc.
November 2025	EATON CORPORATION plc	Boyd Thermal
September 2025	Mirion Technologies, Inc.	Paragon Energy Solutions
July 2025	KKR & Co. Inc.	Spectris PLC
June 2025	Crane Company	Baker Hughes Company
May 2025	AMETEK, Inc.	FARO Technologies, Inc.
Although none of the target companies in the selected transactions are directly comparable to Thermon and none of the selected transactions are directly comparable to the transactions contemplated by the merger agreement, the selected transactions were chosen because they involved businesses with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to Thermon and/or the transaction contemplated by the merger agreement or otherwise relevant for purposes of analysis.
For each of the selected transactions, Citi reviewed, among other information, enterprise value as a multiple of the applicable target company’s next 12 months EBITDA as of the announcement date of the relevant transaction (such multiples, “EV / NTM EBITDA” multiples). Financial data of the selected transactions were based on public filings and other publicly available information. The overall low to high EV / NTM EBITDA multiples observed for the selected transactions were 14.5x to 22.5x (with a median of 18.0x).
Based on its professional judgment and experience and taking into consideration the observed multiples for the selected transactions, Citi selected and applied an illustrative EV / NTM EBITDA multiple reference range of 16.5x to 19.5x to the Thermon’s estimated EBITDA in 2026 based on the CECO Management Projections for Thermon, to derive ranges of implied firm value for Thermon. To the range of implied firm values it derived for Thermon, Citi subtracted Thermon’s net debt as of December 31, 2025 and divided the results by the diluted common stock share count of Thermon calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by Thermon management. This analysis indicated an approximate implied per share equity value reference range for Thermon of $61.95 to $73.70.
Selected Public Companies Analyses
Citi performed separate selected public companies analyses of Thermon and CECO, in each case, on a standalone basis, in which Citi reviewed certain financial and stock market information relating to Thermon, CECO and the selected publicly traded companies listed below.

Thermon
Citi reviewed certain publicly available financial and stock market information of Thermon and the following selected companies (which we collectively refer to as the “Thermon selected companies”):
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Badger Meter, Inc.

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Bel Fuse Inc.

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Enpro Inc.

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ESCO Technologies Inc.

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The Gorman-Rupp Company

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Kadant Inc.

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Powell Industries, Inc.

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Standex International Corporation

Although none of the Thermon selected companies listed above is directly comparable to Thermon, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of Thermon based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of February 20, 2026.
For each of the Thermon selected companies, and for Thermon for reference, Citi calculated and reviewed, among other information, (i) firm value (calculated as fully diluted market equity value, plus net debt, operating lease liabilities, preferred equity and non-controlling interests, and less unconsolidated investments, as applicable) as a multiple of estimated calendar year 2026 EBITDA (such multiple as “Firm Value / CY2026E EBITDA”) and (ii) Firm Value as a multiple of estimated calendar year 2027 EBITDA (such multiple as “Firm Value / CY2027E EBITDA”). Financial data of the Thermon selected companies were based on publicly available information. With respect to the multiples calculated for Thermon for reference, the financial data of Thermon was based on publicly available information. The overall low to high Firm Value / CY2026E EBITDA multiples observed for the Thermon selected companies were 14.5x to 22.8x (with a median of 19.3x). The overall low to high Firm Value / CY2027E EBITDA multiples observed for the Thermon selected companies were 13.7x to 20.1x (with a median of 17.6x).
Based on its professional judgment and experience, and taking into consideration the observed multiples for the Thermon selected companies, Citi selected and applied (i) an illustrative Firm Value / CY2026E EBITDA multiple reference range of 17.8x to 20.8x to Thermon’s estimated EBITDA for calendar year 2026, based on the CECO Management Projections for Thermon and (ii) an illustrative Firm Value / CY2027E EBITDA multiple reference range of 16.1x to 19.1x to Thermon’s estimated EBITDA for calendar year 2027, based on the CECO Management Projections for Thermon, to derive ranges of implied firm value for Thermon. To the range of implied firm values it derived for Thermon, Citi subtracted Thermon’s net debt as of December 31, 2025 and divided the results by the diluted common stock share count of Thermon calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by Thermon management. This analysis indicated the following approximate implied per share equity value reference ranges for Thermon:
Implied per Share Equity Value Reference Range
Firm Value / CY2026E EBITDA	$66.85 to $78.60
Firm Value / CY2027E EBITDA	$66.55 to $79.50
CECO
Citi reviewed certain publicly available financial and stock market information of CECO and the following selected companies (which we collectively refer to as the “CECO selected companies”):

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Argan, Inc.

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Babcock & Wilcox Enterprises, Inc.

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ESCO Technologies Inc.

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Kadant Inc.

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Powell Industries, Inc.

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Standex International Corporation

Although none of the CECO selected companies listed above is directly comparable to CECO, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of CECO based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of February 20, 2026.
For each of the CECO selected companies, and for CECO for reference, Citi calculated and reviewed, among other information, (i) Firm Value / CY2026E EBITDA and (ii) Firm Value / CY2027E EBITDA. Financial data of the CECO selected companies were based on publicly available information. The overall low to high Firm Value / CY2026E EBITDA multiples observed for the CECO selected companies were 15.8x to 30.5x (with a median of 21.9x). The overall low to high Firm Value / CY2027E EBITDA multiples observed for the CECO selected companies were 14.6x to 24.8x (with a median of 19.4x).
Based on its professional judgment and experience, and taking into consideration the observed multiples for the CECO selected companies, Citi selected and applied (i) an illustrative Firm Value / CY2026E EBITDA multiple reference range of 21.9x to 30.5x to CECO’s estimated EBITDA for calendar year 2026 and (ii) an illustrative Firm Value / CY2027E EBITDA multiple reference range of 25.0x to 32.0x to CECO’s estimated EBITDA for calendar year 2027, based on the CECO Management Projections for CECO, to derive ranges of implied firm value for CECO. To the range of implied firm values it derived for CECO, Citi subtracted CECO’s net debt as of December 31, 2025 and divided the results by the diluted common stock share count of CECO calculated using the treasury stock method, based on equity information as of February 19, 2026 as provided by CECO management. This analysis indicated the following approximate implied per share equity value reference ranges for CECO:
Implied per Share Equity Value Reference Range
Firm Value / CY2026E EBITDA	$67.65 to $96.10
Firm Value / CY2027E EBITDA	$77.85 to $101.15
Implied Exchange Ratio Analysis
Utilizing the approximate implied per share equity value reference ranges derived for Thermon based on the discounted cash flow on a standalone basis and selected public companies analyses above, compared in each case to the approximate implied per share equity value reference ranges derived for CECO based on the discounted cash flow and selected public companies analyses described above, Citi calculated the following approximate cash adjusted implied exchange ratio reference ranges:
Analyses	Cash Adjusted Implied Exchange Ratio Reference Ranges	Thermon Implied Equity Value Per Share Range	CECO Implied Equity Value Per Share Range
Discounted Cash flow	0.4282x – 0.8142x	$37.90 – $55.20	$67.80 – $88.50
Selected Public Companies (CY 2026E EBITDA)	0.5914x – 1.0140x	$56.85 – $68.60	$67.65 – $96.10
Selected Public Companies (CY 2027E EBITDA)	0.5591x – 0.8928x	$56.55 – $69.50	$77.85 – $101.15

Certain Additional Information
Citi observed certain other information with respect to Thermon and CECO that was not considered part of its financial analyses with respect to its opinion, but was noted for reference purposes only, including the following:
Illustrative Has/Gets
Citi compared the approximate implied per share equity value reference range derived for CECO on a standalone basis as described above under “— Discounted Cash Flow Analyses — CECO” relative to an illustrative approximate implied per share equity value reference range derived from a discounted cash flow analysis for Thermon on a pro forma basis, giving effect to the consummation of the proposed mergers, based on the CECO Management Projections for Thermon, CECO Management Projections for CECO and the CECO Management Net Synergies Estimates, utilizing the same discount rate as utilized in the standalone discounted cash flow analysis for CECO described above under “— Discounted Cash Flow Analyses — CECO Standalone Basis”, a selected range of EBITDA multiples of 14.5x to 18.5x (based on weighted average of standalone implied firm value for CECO and Thermon derived using the standalone discounted cash flow analyses described above under “— Discounted Cash Flow Analyses”), and after taking into account potential net synergies anticipated by CECO management to result from the proposed mergers. Citi observed that the Merger could result in an approximate implied per share equity value reference range for CECO on a pro forma basis, giving effect to the consummation of the proposed mergers, of $70.00 to $94.55 (relative to an approximate implied per share equity value reference range for CECO on a standalone basis of $67.80 to $88.50).
52-Week Trading Range
Citi reviewed the historical intra-day share prices of the Thermon common stock and the CECO common stock for the 52-week period ended February 20, 2026. Citi noted that the low and high intraday prices of the Thermon common stock during this period were approximately $23.05 and $53.52 per share, and that the low and high intraday prices of the CECO common stock during this period were approximately $17.57 and $81.72 per share.
Implied Exchange Ratio Analysis
Utilizing the approximate implied per share equity value reference ranges derived for Thermon based on the 52-Week Trading Range analysis above, compared in each case to the approximate implied per share equity value reference ranges derived for CECO based on the 52-Week Trading Range analysis described above, Citi calculated the following approximate cash adjusted implied exchange ratio reference ranges:
Analysis	Cash Adjusted Implied Exchange Ratio Reference Ranges
52 Week Trading Range	0.2997x – 0.8820x
Precedent M&A Premiums Paid Analysis
Citi calculated, using publicly available information, the median one-day unaffected stock price premia paid for acquisition transactions announced during the period from January 1, 2017 through February 20, 2026 involving cash and stock consideration with a transaction value between $1 billion to $10 billion that Citi deemed appropriate in its professional judgment, which indicated a median one-day unaffected stock price premium of 23%. Based on the foregoing review and its professional judgment and experience, Citi applied a premia reference range of 13% to 39% to the closing share price of shares of Thermon common stock on February 20, 2026 of $51.02. This analysis indicated an approximate implied per share equity value reference range for Thermon of $57.65 to $70.90.
Broker Price Targets
Citi reviewed the most recent publicly available research analysts’ broker price targets for Thermon common stock, broker price targets for CECO common stock and one-year forward price targets for

Thermon common stock and CECO common stock prepared and published by selected research analysts. Citi noted that, as of February 20, 2026, such price targets ranged from $54.00 to $62.00 for the Thermon common stock and $55.00 to $75.00 for the CECO common stock. Citi also noted that these ranges of price targets, discounted at an estimated 11.6% mid-point cost of equity for Thermon and 11.7% mid-point cost of equity for CECO, were $47.85 to $54.95 for the Thermon common stock and $50.15 to $66.80 for the CECO common stock.
Miscellaneous
CECO has agreed to pay Citi for its services in connection with the mergers an aggregate fee up to $17.5 million, of which $3 million was payable in connection with the delivery of Citi’s opinion to the CECO board and the remainder is payable contingent upon consummation of the mergers, and an additional discretionary fee of $1 million payable at the discretion of CECO upon consummation of the mergers. In addition, CECO agreed to reimburse Citi for Citi’s reasonable expenses, including reasonable fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi’s engagement.
As the CECO board was aware, Citi and its affiliates in the past have provided, currently are providing and/or in the future may provide, certain investment banking, commercial banking and other similar financial services to Thermon and/or its affiliates unrelated to the proposed mergers, for which services Citi and such affiliates have received and/or expect to receive compensation, including, during the past two years, having acted as lender with respect to certain credit facilities and term loans of Thermon. For the services described above for Thermon, Citi and its affiliates received, during the past two years, no aggregate fees from Thermon and/or certain of its affiliates. Citi and its affiliates in the past have provided, currently are providing and/or in the future may provide, certain investment banking, commercial banking and other similar services to CECO and/or affiliates, unrelated to the proposed mergers, for which services Citi and such affiliates have received and/or expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as co-syndication agent with respect to certain credit facilities and term loans of CECO. For the services described above for CECO, Citi and its affiliates received, during the past two years, aggregate fees of approximately $1.1 million from CECO and/or certain of its affiliates. In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Thermon, CECO or their respective affiliates of Citi’s own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with CECO, Thermon and their respective affiliates.
CECO selected Citi to act as financial advisor in connection with the mergers based on Citi’s reputation, experience and familiarity with CECO, Thermon and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.
Opinion of Thermon’s Financial Advisor
Thermon retained Morgan Stanley to provide it with financial advisory services in connection with a possible sale, merger or similar business combination, and, if requested by the Thermon board, a financial opinion with respect thereto. Thermon selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the industry, business and affairs of Thermon. On February 23, 2026, at a meeting of the Thermon board, Morgan Stanley rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 23, 2026, to the Thermon board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the merger consideration to be received by the holders of shares of Thermon common stock (other than any shares of Thermon common stock (a) held in the treasury of Thermon by Thermon as treasury stock, (b) owned, directly or indirectly by CECO, Merger Sub Inc., Merger Sub LLC or any other wholly-owned subsidiary of CECO immediately prior to the effective time or (c) held by any holder of Thermon common stock who is entitled to demand and properly demands appraisal of such shares of Thermon common stock pursuant to Section 262 of the DGCL (clauses (a), (b) and (c), collectively, the “Thermon excluded shares”)) pursuant to the merger agreement was fair from a financial point of view to such holders of shares of Thermon common stock.
The full text of the written opinion of Morgan Stanley delivered to the Thermon board, dated February 23, 2026, is attached as Annex F of this joint proxy statement and incorporated by reference in its entirety into this joint proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion to the Thermon board. The summary of Morgan Stanley’s opinion set forth in this joint proxy statement is qualified in its entirety by reference to the full text of Morgan Stanley’s opinion. Thermon stockholders are urged to, and should, read Morgan Stanley’s opinion and the summary of Morgan Stanley’s opinion set forth in this joint proxy statement carefully and in their entirety. Morgan Stanley’s opinion was for the benefit of the Thermon board in its capacity as such, and addressed only the fairness from a financial point of view to the holders of shares of Thermon common stock (other than the holders of Thermon excluded shares) of the merger consideration to be received by such holders pursuant to the merger agreement as of the date of such opinion. Morgan Stanley did not express any view on, and its opinion did not address, any other aspects, implications or benefits of the transactions contemplated by the merger agreement. Morgan Stanley’s opinion did not in any manner address the price at which CECO common stock would trade following the consummation of the mergers or at which Thermon common stock or CECO common stock or any other securities would trade at any time. Morgan Stanley did not express any view on, and its opinion was not intended to, and does not, constitute advice or recommendation as to the form or relative fairness of the merger consideration to be elected by any holder of shares of Thermon common stock or how any holders of shares of Thermon common stock or CECO common stock should act or vote in connection with the mergers or any other matter at Thermon special meeting or the CECO annual meeting, respectively, or whether to take any other action with respect to the mergers.
In connection with rendering its opinion, Morgan Stanley, among other things:
1)
reviewed certain publicly available financial statements and other business and financial information of Thermon and CECO, respectively;

2)
reviewed certain internal financial statements and other financial and operating data concerning Thermon and CECO, respectively;

3)
reviewed certain financial projections for Thermon prepared by the management of Thermon (the “Thermon Management Case”) and certain financial projections for CECO both as prepared by the management of CECO (the “CECO Base Case”) and as modified by the management of Thermon (the “Thermon-Adjusted CECO Case”) all of which were approved for use by Morgan Stanley by the management of Thermon;

4)
reviewed information relating to certain strategic, financial and operational benefits anticipated from the mergers, prepared by the management of CECO and approved for use by Morgan Stanley by the management of Thermon (the “Synergies”);

5)
discussed the past and current operations and financial condition and the prospects of Thermon, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of Thermon;

6)
discussed the past and current operations and financial condition and the prospects of CECO, including information relating to certain strategic, financial and operational benefits anticipated from the mergers, with senior executives of CECO;

7)
reviewed the reported prices and trading activity for Thermon common stock and CECO common stock;

8)
compared the financial performance of Thermon and CECO and the prices and trading activity of Thermon common stock and the CECO common stock with that of certain other publicly-traded companies comparable with Thermon and CECO, respectively, and their securities;

9)
reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)
participated in certain discussions and negotiations among representatives of Thermon and CECO and certain parties and their financial and legal advisors;

11)
reviewed a draft of the merger agreement dated February 23, 2026 (the “draft merger agreement”), a draft of the commitment letters dated February 23, 2026 (the “draft debt commitment letter”) and certain related documents; and

12)
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Thermon and CECO, respectively, and formed a substantial basis for its opinion. With respect to the Financial Projections (as defined below) and the Synergies, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Thermon and CECO of the future financial performance of Thermon and CECO, respectively, and of the strategic, financial and operational benefits anticipated to result from the mergers. Morgan Stanley expressed no view as to the Financial Projections or the Synergies or the assumptions on which they were based. In addition, Morgan Stanley assumed that the mergers will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things that (a) the mergers will be treated as a tax-free reorganization, pursuant to the Code, as amended, (b) CECO will obtain financing in accordance with the terms set forth in the draft debt commitment letter and (c) the definitive merger agreement would not differ in any material respect from the draft merger agreement furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the mergers, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the contemplated benefits expected to be derived in the mergers in any respect material to Morgan Stanley’s analysis. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of CECO and Thermon and their respective legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Thermon’s officers, directors or employees, or any class of such persons, whether relative to the merger consideration to be received by the holders of shares of Thermon common stock (other than the holders of Thermon excluded shares) in the mergers or otherwise. Morgan Stanley’s opinion does not address the relative merits of the mergers or any other transaction contemplated by the merger agreement as compared to other business or financial strategies that might be available to Thermon, nor did it address the underlying business decision of Thermon to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Thermon or CECO, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses of Morgan Stanley
The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its opinion to the Thermon board. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent relative importance or weight given to those analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 20, 2026, the last trading date before the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion, and is not necessarily indicative of current market conditions. The financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Morgan Stanley considered a number of factors in analyzing the merger consideration. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized, and was directed by the Thermon board to rely upon, (a) the Thermon Management Case, (b) the CECO Base Case and (c) the Thermon Adjusted CECO Case solely for purposes of this section of this joint proxy statement titled “— Opinion of Thermon’s Financial Advisor”, the Thermon Management Case, the CECO Base Case and the Thermon-Adjusted CECO Case as referred to in this section collectively as the “Financial Projections”. In addition, all such financial analyses were undertaken without regard to the Synergies.
Analyses Related to Thermon
Public Trading Comparables Company Analyses
Morgan Stanley performed a public trading comparables company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial information for Thermon with corresponding publicly available information for other companies that shared certain similar characteristics to Thermon to derive an implied valuation range for Thermon. The companies used in the comparison were the following:
•
Baker Hughes Company

•
Burkhardt Compression Holdings AG

•
Flowserve Corporation

•
ITT Inc.

•
NIBE Industrier AB

•
Powell Industries, Inc.

•
Rotork plc

•
SPX Technologies, Inc.

•
Spirax Group plc

The above companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to Thermon’s. Although none of such companies are identical or directly comparable to Thermon, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to Thermon.
For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these comparable companies, based on public filings, publicly available research estimates and publicly available financial information published by Capital IQ as of February 20, 2026 (which was the last trading day prior to the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion):
•
the ratio of aggregate value (“AV”), calculated as the market value of equity plus short-term debt, long-term debt, preferred equity and non-controlling interest, net of cash, cash equivalents and investments to calendar year 2026 (which is referred to as “CY26”) earnings before interest, taxes, depreciation and amortization (which is referred to as “EBITDA” and the ratio, “AV/CY26 EBITDA Ratio”).
Morgan Stanley observed that the median AV/CY26 EBITDA multiple was approximately 14.0x for calendar year 2026 across the selected comparable companies. Morgan Stanley further observed that the AV/ CY26 EBITDA multiples for the selected comparable companies ranged in value from a high of approximately 24.0x to a low of approximately 11.5x.
Based on its analysis of the relevant metrics for each of the comparable companies for Thermon and upon the application of its professional judgment and experience, Morgan Stanley selected a representative range for the AV/CY26 EBITDA Ratio of 12.0x – 15.0x. Morgan Stanley applied the selected representative range for the AV/CY26 EBITDA Ratio to the estimated CY26 Adjusted EBITDA, for Thermon’s calendar year 2026, as set forth in the Thermon Management Case. Morgan Stanley then calculated a range of implied equity values per share of Thermon common stock as follows, rounded to nearest $0.25:
	Selected Representative Range	Implied Equity Value Per Share of Thermon Common Stock
AV/2026E EBITDA Ratio (Thermon Management Case)	12.0x – 15.0x	$41.00 – $51.75
Morgan Stanley compared the range of implied equity values per share of Thermon common stock to the implied value of the merger consideration to be received by holders of shares of Thermon common stock in the mergers as of February 20, 2026 of $63.89 per share.
No company included in the public trading comparable companies analysis is identical to Thermon. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Thermon. These include, among other things, the impact of competition on the business of Thermon and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Thermon and the industry, and in the financial markets in general. Mathematical analysis is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s theoretical future implied stock price. The resulting estimated future implied value of equity is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price. Morgan Stanley used a discount rate of 11.4%, to reflect Thermon’s estimated cost of equity. Cost of equity was calculated using the Capital Asset Pricing Model (which is referred to as the CAPM). The CAPM takes into account market risk premium, risk-free rate, and beta of the underlying stock.
In arriving at the implied equity values per share of Thermon common stock, Morgan Stanley applied a representative range of the ratio of AV to the next twelve months (“NTM”) Adjusted EBITDA as of December 31, 2027 (which is referred to as the AV/12/31/2027 NTM Adj. EBITDA Ratio), of 11.0x to 14.0x, derived by Morgan Stanley using its experience and professional judgment, to Thermon’s estimated NTM Adjusted EBITDA as of December 31, 2027, then subtracted the amount of Thermon’s estimated future net debt, and then divided the resulting implied equity values for Thermon by Thermon’s fully diluted shares outstanding, in each case based on the Thermon Management Case. Morgan Stanley then discounted the resulting implied equity values per share to December 31, 2025, at a discount rate of 11.4%, which was selected by Morgan Stanley based on the application of its professional judgment and experience to reflect Thermon’s estimated cost of equity using the CAPM method. Based on this analysis, using the Thermon Management Case, Morgan Stanley derived a range of implied equity values per share of Thermon common stock of $43.75 to $55.75, in each case rounded to the nearest $0.25.

Morgan Stanley compared the range of implied equity values per share of Thermon common stock to the implied value of the merger consideration to be received by holders of shares of Thermon common stock in the mergers as of February 20, 2026 of $63.89 per share.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of Thermon common stock as of December 31, 2025, based on estimates of future unlevered free cash flows for the fourth quarter of fiscal year 2026 through fiscal year 2031 contained in the Thermon Management Case, including net debt of Thermon as of December 31, 2025, of $96 million. Morgan Stanley also calculated a range of terminal values for Thermon based on an NTM Adjusted EBITDA terminal multiple range of 10.0x to 13.0x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present value as of December 31, 2025 using mid-year discounting convention by applying a discount rate range of 9.9% to 11.7%, which was selected by Morgan Stanley based on the application of Morgan Stanley’s professional judgment and experience to reflect Thermon’s estimated weighted average cost of capital using the CAPM method.
In arriving at the implied equity value per share of Thermon common stock, Morgan Stanley adjusted the amounts resulting from the discounted cash flow analysis for Thermon’s net debt of $96 million, as of December 31, 2025, as set forth in the Thermon Management Case and Thermon’s public filings. To calculate the implied equity value per share of Thermon common stock, Morgan Stanley divided the resulting implied equity values for Thermon by Thermon’s fully diluted shares outstanding, as provided by and approved for use by Morgan Stanley by the management of Thermon. Based on this analysis, using the Thermon Management Case, Morgan Stanley derived a range of implied equity values per share of Thermon common stock of $42.50 to $57.25 per share, in each case rounded to the nearest $0.25.
Morgan Stanley compared the range of implied equity values per share of Thermon common stock to the implied value of the merger consideration to be received by holders of shares of Thermon common stock in the mergers as of February 20, 2026 of $63.89 per share.
Selected Precedent Transactions Analysis
Morgan Stanley performed a selected precedent transactions analysis, which is designed to provide an implied value of a company based on publicly available financial terms for selected transactions. For purposes of this analysis, Morgan Stanley compared publicly available statistics for twelve selected transactions announced since 2017 involving a target company operating in the industrial heating industry. Morgan Stanley reviewed the transactions identified below for, among other things, the ratio of aggregate value implied by the consideration paid in each transaction (the “AV”) to each target company’s EBITDA for the 12‑month period prior to the transaction announcement date based on publicly available data as of the date of such announcement (and this ratio is referred to as the “AV/LTM Adjusted EBITDA Ratio”). Morgan Stanley reviewed the following transactions in connection with this analysis:
Date Announced	Target	Acquirer
Jul-25	Chart	Baker Hughes Company
May-25	M&C TechGroup	MSA Safety Inc.
Aug-24	Chemelex (nVent Thermal Mgmt)	Brookfield Corporation
May-23	ASPEQ Heating Group	SPX Technologies, Inc.
Sept-22	Durex International Corp	Spirax Group plc
Jul-22	Vulcanic	Spirax Group plc
May-19	Harsco (Industrial Air X-Changers)	Chart Industries, Inc.
Mar-19	Thermocoax	Spirax Group plc
Jan-18	FCX Performance (Harvest Partners asset)	Applied Industrial Technologies, Inc.

Date Announced	Target	Acquirer
Oct-17	CCI (THS)	Thermon Group Holdings, Inc.
Jun-17	Hudson Products (RiverStone asset)	Chart Industries, Inc.
May-17	Chromalox	Spirax Group plc
Morgan Stanley observed that the median AV/LTM EBITDA was approximately 11.8x across the selected precedent transactions. Morgan Stanley further observed that the AV/LTM EBITDA multiples for the selected precedent transactions ranged in value from a high of approximately 16.0x to a low of approximately 9.7x.
Based on its analysis of the relevant metrics and the time frame for each of the transactions and upon application of its professional judgment and experience, Morgan Stanley selected a representative range of AV/LTM EBITDA Ratios of 11.0x to 14.0x, and applied these ranges to Thermon’s actual adjusted EBITDA for calendar year 2025, as provided by, and approved for use by Morgan Stanley by the management of Thermon. Based on this analysis using the Thermon Management Case, Morgan Stanley calculated the estimated range of implied equity values per share of Thermon common stock of $36.00 to $46.50, in each case rounded to the nearest $0.25. Morgan Stanley compared the range of implied equity values per share of Thermon common stock to the implied value of the merger consideration to be received by holders of shares of Thermon common stock in the mergers as of February 20, 2026 of $63.89 per share.
No company or transaction utilized in the selected precedent transactions analysis is identical to Thermon or the mergers. In evaluating the selected precedent transactions, Morgan Stanley made numerous judgments and assumptions with regard to general business, market and financial conditions, and other matters, which are beyond the control of the Thermon and CECO, such as the impact of competition on the business of the Thermon or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Thermon, CECO or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.
Other Factors:
Morgan Stanley observed certain additional factors that were not considered part of its financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
Historical Trading Range.   For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical intraday trading range of Thermon common stock for the 52‑week period ending February 20, 2026, the last trading date before the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion. Morgan Stanley observed that the lowest intraday trading price per share of Thermon common stock was $23.05 and the highest intraday trading price per share of Thermon common stock was $53.52 during such 52-week period.

•
Analysts Price Targets (Undiscounted).   For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for shares of Thermon common stock prepared and published by three equity research analysts on or before February 20, 2026, the last trading date before the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of shares of Thermon common stock. Morgan Stanley observed that the range of undiscounted analyst price targets was $54.00 to $62.00 per share of Thermon common stock.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Thermon common stock, and these estimates are subject to uncertainties, including the future financial performance of Thermon and future financial market conditions.
•
Analysts Price Targets (Discounted at Cost of Equity).   For reference only, and referring to the equity research analyst price targets discussed in the immediately preceding paragraphs, Morgan

Stanley discounted the range of analyst price targets of Thermon common stock, at a discount rate of 11.4%, which rate was selected by Morgan Stanley based on Thermon’s estimated cost of equity based on CAPM. Based on this analysis, Morgan Stanley calculated the estimated range of implied equity values per share of Thermon common stock of $48.50 to $55.75, in each case rounded to the nearest $0.25.
The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Thermon common stock, and these estimates are subject to uncertainties, including the future financial performance of Thermon and future financial market conditions.
Analysis Related to CECO
Public Trading Comparables Company Analyses
Morgan Stanley performed a public trading comparables company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial information for CECO with corresponding publicly available information for other companies that shared certain similar characteristics to CECO to derive an implied valuation range for CECO. The companies used in the comparison were the following:
•
Babcock & Wilcox Enterprises, Inc.

•
Donaldson Company, Inc.

•
ESCO Technologies Inc.

•
Kadant Inc.

•
Pentair plc

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Preformed Line Products Company

•
Powell Industries, Inc.

•
SPX Technologies, Inc.

•
Xylem Inc.

The above companies were chosen based on Morgan Stanley’s knowledge of the industry and because they have businesses that may be considered similar to CECO’s. Although none of such companies are identical or directly comparable to CECO, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to CECO.
For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these comparable companies, based on public filings, publicly available research estimates and publicly available financial information published by Capital IQ as of February 20, 2026 (which was the last trading day prior to the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion):
•
AV/CY26 EBITDA Ratio.

Based on the comparable companies for Morgan Stanley observed that the median AV/CY26 EBITDA multiple was approximately 17.5x for calendar year 2026 across the selected comparable companies. Morgan Stanley further observed that the AV/CY26 EBITDA multiples for the selected comparable companies ranged in value from a high of approximately 24.0x to a low of approximately 13.6x.
Based on its analysis of the relevant metrics for the selected comparable companies for CECO and upon its professional judgment and experience, Morgan Stanley selected a representative range for the AV/CY26 EBITDA Ratio of 17.0x – 22.0x. Morgan Stanley applied the selected representative range for the AV/CY26 EBITDA Ratio to the estimated CY26 Adjusted EBITDA, for CECO’s calendar year 2026, as set forth in the CECO Base Case and Thermon Adjusted CECO Case, which were the same. Morgan Stanley then calculated a range of implied equity values per share of CECO common stock as follows, rounded to nearest $0.25:
	Selected Representative Range	Implied Equity Value Per Share of CECO Common Stock
AV/2026E EBITDA Ratio	17.0x – 22.0x	$51.50 – $68.00
No company included in the public trading comparable companies analysis is identical to CECO. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of CECO. These include, among other things, the impact of competition on the business of CECO and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of CECO and the industry, and in the financial markets in general. Mathematical analysis is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into a theoretical estimate of the future implied value of a company’s common equity as a function of such company’s theoretical future implied stock price. The resulting estimated future implied value of equity is subsequently discounted back to the present day at the company’s cost of equity in order to arrive at an illustrative estimate of the present value for the company’s theoretical future implied stock price. Morgan Stanley used a discount rate of 10.7%, to reflect CECO’s estimated cost of equity. Cost of equity was calculated using the Capital Asset Pricing Model (which is referred to as the CAPM). The CAPM takes into account market risk premium, risk-free rate, and beta of the underlying stock.
In arriving at the implied equity values per share of CECO common stock, Morgan Stanley applied a representative range of the ratio of AV to NTM Adjusted EBITDA as of December 31, 2027 (which is referred to as the AV/12/31/2027 NTM Adj. EBITDA Ratio), of 16.0x to 20.0x, derived by Morgan Stanley using its experience and professional judgment, to CECO’s estimated NTM Adjusted EBITDA as of December 31, 2027, then subtracted the amount of CECO’s estimated future net debt, and then divided the resulting implied equity values for CECO by CECO’s fully diluted shares outstanding, in each case based on the CECO Base Case and Thermon-Adjusted CECO Case. Morgan Stanley then discounted the resulting implied equity values per share to December 31, 2025, at a discount rate of 10.7%, which was selected by Morgan Stanley based on the application of its professional judgment and experience to reflect CECO’s estimated cost of equity using the CAPM method. Based on this analysis, (a) using the CECO Base Case, Morgan Stanley derived a range of implied equity values per share of CECO common stock of $63.50 to $79.75 and (b) using the Thermon-Adjusted CECO Case, Morgan Stanley derived a range of implied equity values per share of CECO common stock of $58.25 to $73.00, in each case rounded to the nearest $0.25.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of such company. Morgan Stanley calculated a range of implied equity values per share of CECO common stock as of December 31, 2025, based on estimates of future unlevered free cash flows for the calendar years from 2026 to 2030 contained in each of the CECO Base Case and Thermon-Adjusted CECO Case, including net debt and non-controlling interest of CECO as of December 31, 2025, of $187 million. Morgan Stanley calculated a range of terminal values for CECO based on an NTM Adjusted EBITDA exit multiple range of 13.0x to 17.0x, which was selected based on Morgan Stanley’s professional judgment and experience. The estimated unlevered free cash flows and the range of terminal values were then discounted to present value as of December 31, 2025 using mid-year discounting convention by applying a discount rate range of 9.4% to 11.2%, which was selected by Morgan Stanley based on the application of

Morgan Stanley’s professional judgment and experience, to reflect CECO’s estimated weighted average cost of capital using the CAPM method.
In arriving at the implied equity value per share of CECO common stock, Morgan Stanley adjusted the amounts resulting from the discounted cash flow analysis for CECO’s net debt and non-controlling interest of $187 million, as of December 31, 2025, as provided by CECO management and approved for use by Morgan Stanley by the management of Thermon. To calculate the implied equity value per share of CECO common stock, Morgan Stanley divided the resulting implied equity values for CECO by CECO’s fully diluted shares outstanding, as provided by CECO management and approved for use by Morgan Stanley by the management of Thermon. Based on this analysis, (a) using the CECO Base Case, Morgan Stanley derived a range of implied equity values per share of CECO common stock of $59.50 to $82.25 per share, and (b) using the Thermon-Adjusted CECO Case, Morgan Stanley derived a range of implied equity values per share of CECO common stock of $52.25 to $72.50 per share, in each case rounded to the nearest $0.25.
Other Factors:
Morgan Stanley observed certain additional factors that were not considered part of its financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
Historical Trading Range.   For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the historical intraday trading range of CECO common stock for the 52‑week period ending February 20, 2026, the last trading date before the February 23, 2026, presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion. Morgan Stanley observed that the lowest intraday trading price per share of CECO common stock was $17.57 and the highest intraday trading price per share of CECO common stock was $81.72 during such 52-week period.

•
Analysts Price Targets (Undiscounted).   For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for shares of CECO common stock prepared and published by six equity research analysts on or before February 20, 2026, the date before the February 23, 2026 presentation by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion. These forward targets reflected each analyst’s estimate of the 12-month future public market trading price of shares of CECO common stock. Morgan Stanley observed that the range of undiscounted analyst price targets was $55.00 to $75.00 per share of CECO common stock.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of CECO common stock, and these estimates are subject to uncertainties, including the future financial performance of CECO and future financial market conditions.
•
Analysts Price Targets (Discounted at Cost of Equity).   For reference only, and referring to the equity research analyst price targets discussed in the immediately preceding paragraphs, Morgan Stanley discounted the range of analyst price targets of CECO common stock, at a discount rate of 10.7%, which rate was selected by Morgan Stanley based on CECO’s estimated cost of equity based on CAPM. Based on this analysis, Morgan Stanley calculated the estimated range of implied equity values per share of CECO common stock of $49.75 to $67.75, in each case rounded to the nearest $0.25.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of CECO common stock, and these estimates are subject to uncertainties, including the future financial performance of CECO and future financial market conditions.
Analysis Related to Exchange Ratio
Based upon the (a) implied equity values per share for Thermon common stock and CECO common stock calculated in the public trading comparable company analyses described above, (b) implied equity values per share for Thermon common stock and CECO common stock calculated in the discounted equity value analyses described above, and (c) implied equity values per share for Thermon common stock and CECO common stock calculated in the discounted cash flow analyses described above, Morgan Stanley calculated an implied range of exchange ratios. For each comparison, Morgan Stanley compared the lowest equity value per share of Thermon common stock less the $10.00 cash consideration payable pursuant to the merger agreement, per share to the highest equity value per share of CECO common stock to derive the lowest implied exchange ratio for holders of Thermon common stock implied by each set of reference ranges. Morgan Stanley also compared the highest equity value per share of Thermon common stock less the $10.00 cash consideration payable pursuant to the merger agreement, per share to the lowest equity value per share of CECO common stock to derive the highest implied exchange ratio for holders of Thermon common stock implied by each set of reference ranges.
The following table summarizes Morgan Stanley’s analysis:
Public Trading Comparables	Illustrative Exchange Ratio Assuming $10 in Cash Consideration
Thermon Base Case vs. CECO Base Case/Thermon-Adjusted CECO Case	0.46x – 0.81x
Discounted Equity Value	Illustrative Exchange Ratio Assuming $10 in Cash Consideration
Thermon Base Case vs. Thermon-Adjusted CECO Case	0.46x – 0.79x
Thermon Base Case; vs. CECO Base Case	0.42x – 0.72x
Discounted Cash Flow	Illustrative Exchange Ratio Assuming $10 in Cash Consideration
Thermon Base Case vs. Thermon-Adjusted CECO Case	0.45x – 0.90x
Thermon Base Case; vs. CECO Base Case	0.40x – 0.79x
The resulting implied ranges of the exchange ratio were then compared to the exchange ratio of 0.6840x in the mergers, assuming a right to receive $10 in cash per share of Thermon common stock as provided for in the merger agreement.
Other Factors:
Morgan Stanley observed certain additional factors that were not considered part of its financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things, the following:
•
Analyst Price Target (Undiscounted).   For reference only, and not as a component of its fairness analysis, and referencing the standalone ranges presented in the undiscounted equity research analyst price targets of implied values per share of Thermon common stock and CECO common stock described above, Morgan Stanley calculated the exchange ratio range implied by the undiscounted equity research analysts price targets. Morgan Stanley observed that this analysis resulted in an implied exchange ratio range of 0.59x to 0.95x, assuming a right to receive $10 in cash per share of Thermon common stock as provided for in the merger agreement.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of CECO common stock or Thermon common stock, and these estimates are subject to uncertainties, including the future financial performance of CECO or Thermon and future financial market conditions.

•
Analyst Price Targets (Discounted).   For reference only, and not as a component of its fairness analysis, based on the standalone ranges presented in the discounted equity research analyst price targets of implied values per share of Thermon common stock and CECO common stock described above, Morgan Stanley calculated the exchange ratio range implied by the discounted equity research analysts price targets. Morgan Stanley observed that this analysis resulted in an implied exchange ratio range of 0.57x to 0.92x, assuming a right to receive $10 in cash per share of Thermon common stock as provided for in the merger agreement.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of CECO common stock or Thermon common stock, and these estimates are subject to uncertainties, including the future financial performance of CECO or Thermon and future financial market conditions.
•
Historical Trading Range.   For reference only, and not as a component of its fairness analysis, Morgan Stanley calculated the daily closing price exchange ratio by applying the standalone values per share of Thermon common stock and CECO common stock observed during the 52-week period ending February 20, 2026 the last trading date before the February 23, 2026 presented by Morgan Stanley to the Thermon board at which Morgan Stanley rendered its opinion. Morgan Stanley observed that the 52-Week Intraday Trading Range resulted in an implied exchange ratio range of 0.30x to 0.88x, assuming a right to receive $10 in cash per share of Thermon common stock as provided for in the merger agreement.

General
In connection with the review of the mergers by the Thermon board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Thermon or CECO. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Thermon or CECO, as applicable. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the merger consideration to be received by the holders of shares of Thermon common stock (other than holders of Thermon excluded shares) pursuant to the merger agreement, and in connection with the delivery of its opinion to the Thermon board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Thermon common stock or CECO common stock might actually trade.
The merger consideration was determined through arm’s-length negotiations between Thermon and CECO and was approved by the Thermon board. Morgan Stanley provided advice to Thermon during these negotiations. Morgan Stanley did not, however, recommend any specific merger consideration to Thermon or that any specific merger consideration constituted the only appropriate merger consideration for the mergers. In addition, Morgan Stanley’s opinion does not in any manner address the prices at which shares of CECO common stock will trade following consummation of the mergers or at which shares of Thermon common stock or CECO common stock or any other securities will trade at any other time. Morgan Stanley expressed no opinion or recommendation as to the form or relative fairness of the merger consideration to be elected by the holders of shares of Thermon common stock or how Thermon’s or CECO’s shareholders should vote at any shareholder meetings to be held in connection with the mergers, or act on any other matter in connection with the transactions contemplated by the merger agreement.

Morgan Stanley’s opinion and its presentation to the Thermon board was one of many factors taken into consideration by the Thermon board in deciding to approve, adopt and authorize the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Thermon board with respect to the merger consideration or of whether the Thermon board would have been willing to agree to a different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.
The Thermon board retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Thermon, CECO, or their respective affiliates or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the merger agreement, or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided Thermon financial advisory services and a financial opinion in connection with the mergers, and Thermon agreed to pay Morgan Stanley an aggregate fee, based on the information available as of the date of announcement, to be approximately $42.5 million, approximately $8.5 million of which was paid to Morgan Stanley following the execution of the merger agreement, and the remainder of which is payable upon the closing of the first merger. Thermon has also agreed to reimburse Morgan Stanley for certain of its expenses incurred in performing its services. In addition, Thermon has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement.
In the two years prior to date of its opinion, Morgan Stanley and its affiliates have not received any fees from Thermon or CECO for financial advisory or financing services. Morgan Stanley may seek to provide such services to Thermon and CECO in the future and will expect to receive fees for the rendering of these services. As of the date of its opinion, so far as Morgan Stanley is aware, Morgan Stanley held an aggregate interest of between 2% to 3% in Thermon common stock, which interests were held in connection with Morgan Stanley’s (a) investment management business, (b) wealth management business, including client discretionary accounts or (c) ordinary course trading activities, including hedging activities.
Certain Unaudited Prospective Financial Information
Given the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections, among other things, neither CECO nor Thermon, as a matter of course, publicly discloses long-term forecasts or internal projections as to future performance, revenues, earnings or other results, although each company provides, from time to time, certain guidance with respect to the then-current fiscal year for certain expected financial results and operational metrics in its regular earnings press releases and communications and other investor materials. However, in connection with the evaluation and negotiation of the proposed mergers, certain non-public, unaudited prospective financial information was prepared by each company’s management team and made available to their respective boards of directors and both companies’ financial advisors, as described below. The following five sets of unaudited prospective financial information were prepared:
•
CECO Management Projections for CECO, or the CECO Base Case. CECO management prepared certain unaudited prospective financial information for CECO on a stand-alone basis for calendar years 2026 through 2030, which are referred to as the CECO Management Projections for CECO or the CECO Base Case. The CECO Management Projections for CECO were provided to the CECO board, CECO’s financial advisor, Citi, Thermon management, the Thermon board and Thermon’s financial advisor, Morgan Stanley, and were authorized by the CECO board for use and reliance by Citi in connection with its financial analyses and opinion, as described under “— Opinion of CECO’s Financial Advisor.”

•
Thermon Management Case.   Thermon management prepared certain unaudited prospective financial information for Thermon on a stand-alone basis, which consisted of two components: (i) a three-year management operating plan covering the fourth quarter of fiscal year 2026 (ending March 31, 2026) and fiscal years 2027 through 2029 (the “Thermon Three-Year Plan”), and (ii) extrapolations of the Thermon Three-Year Plan for fiscal years 2030 and 2031, derived using assumed growth rates and margin profiles consistent with management’s long-term outlook (the “Thermon Standalone Extrapolations” and, together with the Thermon Three-Year Plan, the “Thermon Management Case”). The Thermon Three-Year Plan was provided to the Thermon board, CECO management, Citi and Morgan Stanley. The Thermon Management Case (including the Thermon Standalone Extrapolations) was provided to the Thermon board and Morgan Stanley, and was authorized by the Thermon board for use and reliance by Morgan Stanley in connection with its financial analyses and fairness opinion, as described under “— Opinion of Thermon’s Financial Advisor.” Thermon’s fiscal year ends on March 31, and accordingly the Thermon Management Case is presented below on Thermon’s fiscal year-end basis.

•
CECO Management Projections for Thermon.   CECO was provided the Thermon Three-Year Plan and, based on CECO management’s own due diligence and assessment of Thermon’s business, including with respect to Thermon’s long-term strategic growth initiatives, CECO management prepared its own financial forecasts and other information and data relating to Thermon on a stand-alone basis for calendar years 2026 through 2030 (which are referred to in this joint proxy statement/prospectus as the “CECO Management Projections for Thermon”). Because Thermon’s fiscal year ends on March 31, CECO management calendarized the Thermon Three-Year Plan to a December 31 calendar year-end for purposes of comparability with the CECO Base Case. The CECO Management Projections for Thermon were provided to the CECO board and Citi, and were authorized by the CECO board for use and reliance by Citi in connection with its financial analysis and opinion, as described under “— Opinion of CECO’s Financial Advisor.”

•
Thermon-Adjusted CECO Case.   In connection with its evaluation of the proposed transaction, Thermon management received the CECO Base Case and, based on its due diligence review, made certain adjustments thereto (the “Thermon-Adjusted CECO Case”). Both the CECO Base Case and the Thermon-Adjusted CECO Case were provided to the Thermon board of directors and Morgan Stanley for use and reliance by Morgan Stanley in connection with its financial analyses and fairness opinion, as described under “— Opinion of Thermon’s Financial Advisor.”

•
CECO Management’s Net Synergies Estimates.   In addition to the foregoing prospective financial information, CECO management prepared certain unaudited estimates of potential synergies expected to result from the combination of the two companies for calendar years 2026 through 2030 (the “Net Synergies Estimates”). The Net Synergies Estimates reflect CECO management’s preliminary estimates of potential cost synergies, net of estimated costs to achieve such synergies. The Net Synergies Estimates were provided to the CECO board and Citi, and were authorized by the CECO board for use and reliance by Citi in connection with its financial analyses and opinion described under “— Opinion of CECO’s Financial Advisor.”

We refer to the CECO Management Projections for CECO, CECO Management’s Net Synergies Estimates and the CECO Management Projections for Thermon collectively as the “CECO Forecasted Financial Information”, and we refer to the Thermon Management Case and the Thermon-Adjusted CECO Case collectively as the “Thermon Forecasted Financial Information.” CECO has included below a summary of the CECO Forecasted Financial Information solely for the purpose of providing stockholders and investors access to certain non-public information that was furnished to certain other parties in connection with the mergers and is not included to influence the investment or voting decision of any CECO stockholder or Thermon stockholder.
Important Information
None of the prospective financial information described above was prepared with a view toward public disclosure, nor was it prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information was, however, in the view of CECO management or Thermon management, as applicable, prepared in good faith by the applicable management team, on a reasonable basis and reflects the best currently available estimates and judgments of the applicable management team as of the time such information was prepared; however, such information is not fact and should not be relied upon as being indicative of future results. The Thermon Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Thermon management. The CECO Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, CECO management. Neither CECO’s independent registered public accounting firms, Thermon’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, examined or performed or applied any agreed-upon procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume any responsibility for, and disclaim any association with, such information. The reports of each company’s independent registered public accounting firm contained in such company’s Annual Report on Form 10-K relate to historical financial information and do not extend to the prospective financial information described this joint proxy/prospectus and should not be read to do so.
The prospective financial information was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of CECO’s and Thermon’s respective management teams, including, but not limited to, assumptions related to general economic, competitive and regulatory conditions, financial market conditions, industry performance, revenue growth, margin performance, capital expenditures and working capital requirements. The assumptions underlying the prospective financial information may not prove to have been, or may no longer be, accurate. Important factors that may affect actual results and result in the projections not being achieved include, but are not limited to: general economic conditions; market demand for each company’s products and services; continued growth in data center, industrial emissions, process solutions and heat tracing end markets; commodity input costs; competitive dynamics; the ability to attract and retain key employees; changes in tax and trade policies, including tariffs; and other risk factors described in CECO’s and Thermon’s respective Annual Reports on Form 10-K and other filings with the SEC, as well as in the section titled “Risk Factors.” The prospective financial information covers multiple years, and such information by its nature becomes subject to greater uncertainty with each successive year. In addition, while the Thermon Three-Year Plan was prepared by Thermon management as part of its regular planning process, the Thermon Standalone Extrapolations reflect extrapolated amounts derived by extending the Thermon Three-Year Plan using assumed growth rates and margin profiles and were not prepared with the same level of detail as the Thermon Three-Year Plan.
The prospective financial information includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA minus stock-based compensation and capital expenditures, and Unlevered Free Cash Flow. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Because not all companies use identical calculations, CECO’s and Thermon’s presentation of non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for results reported in accordance with GAAP. Neither CECO nor Thermon has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K. Neither CECO nor Thermon is able to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort due to the inherent difficulty and impracticability of accurately forecasting certain charges and expenses that may be incurred in future periods.
The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement or pendency of the mergers. The prospective financial information also does not take into account the possible financial and other effects on CECO or Thermon of the mergers, the effect on CECO or Thermon of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the mergers. As a result, the inclusion of the prospective financial information in this joint proxy statement/

prospectus should not be regarded as an indication that CECO, Thermon, Citi, Morgan Stanley or any other party considered, or now considers, the prospective financial information to be necessarily predictive of actual future results, and the prospective financial information should not be relied upon as such. There can be no assurance that the prospective financial information will be realized or that actual results will not be significantly higher or lower than projected. Neither CECO nor Thermon nor any of their respective affiliates, advisors (including Citi and/or Morgan Stanley), officers, directors or any other representatives has made, or makes, any representation to any stockholder or any other person regarding the ultimate performance of CECO, Thermon or the combined company compared to the information contained in the prospective financial information or that the projected results will be achieved.
Except as required by applicable securities laws, neither CECO nor Thermon intends to make publicly available any update or other revision to the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the prospective financial information are shown to be in error or no longer appropriate.
The prospective financial information is not included in this joint proxy statement/prospectus to influence the investment or voting decision of any CECO stockholder or Thermon stockholder, but instead because this information was provided by the management teams in connection with the mergers. In light of the foregoing, and considering that the meetings of the CECO stockholders and the Thermon stockholders will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, stockholders are cautioned not to place undue reliance on the prospective financial information, and CECO and Thermon urge stockholders to review each company’s most recent SEC filings for a description of reported financial results. See “Where You Can Find More Information.”
Subject to the foregoing qualifications, set forth below are summaries of the CECO Management Projections for CECO, the CECO Management Projections for Thermon, CECO Management’s Net Synergies Estimates, the Thermon Management Case and the Thermon-Adjusted CECO Case.
CECO Management Projections for CECO
The following table sets forth a summary of the CECO Management Projections for CECO, or the CECO Base Case, which was prepared by CECO management and provided to the CECO board of directors, Citi, Thermon and Morgan Stanley. The CECO Management Projections for CECO were authorized by the CECO board for use and reliance by Citi in connection with its financial analyses and opinion as described under “— Opinion of CECO’s Financial Advisor.” The CECO Management Projections for CECO was also provided to Morgan Stanley and authorized by the Thermon board for use and reliance by Morgan Stanley in connection with its financial analyses and opinion described in the section of this joint proxy statement titled “— Opinion of Thermon’s Financial Advisor.” The CECO Management Projections for CECO should not be regarded as an indication that CECO considered, or now considers, them to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Calendar Year Ending December 31,	2026E(3)	2027E(3)	2028E(3)	2029E(3)	2030E(3)
Revenue	$950	$1,100	$1,225	$1,360	$1,510
Gross Profit	$333	$389	$433	$481	$535
Adjusted EBITDA(1)	$126	$163	$188	$215	$250
(-) Stock-Based Compensation	$(12)	$(12)	$(12)	$(13)	$(13)
(-) Capital Expenditures	$(10)	$(10)	$(10)	$(10)	$(10)
Adjusted EBITDA – SBC – Capex(1)	$104	$141	$166	$192	$227
Unlevered Free Cash Flow(2)	$61	$98	$116	$136	$162

(1)
As used by CECO, Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, as further adjusted for stock-based compensation, acquisition and integration costs, restructuring charges, and certain other items. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(2)
Unlevered Free Cash Flow was calculated using line items from the CECO Base Case and represents Adjusted EBITDA minus stock-based compensation, minus unlevered cash taxes, plus or minus, as applicable, changes in net working capital, and minus capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for GAAP financial measures.

(3)
Totals may not sum due to rounding.

Thermon Management Case
The following table sets forth a summary of the Thermon Management Case, which information was prepared by Thermon management and authorized by Thermon to be used and relied upon by Morgan Stanley in connection with the financial analyses that Morgan Stanley performed in connection with its opinion described in “— Opinion of Thermon’s Financial Advisor.” The Thermon Management Case should not be regarded as an indication that Thermon considered, or now considers, them to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
	Summary of Thermon Three-Year Plan(2)(3)				Summary of Extrapolation
($ in millions)	Q4 FY2026E(1)	FY2027E	FY2028E	FY2029E	FY2030E	FY2031E
Revenue	$129	$581	$648	$720	$771	$809
Gross Profit(3)	—	$262	$293	$328	—	—
Adjusted EBITDA(4)	$28	$125	$147	$172	$186	$196
Stock Based Compensation	$(1)	$(7)	$(7)	$(7)	$(8)	$(8)
Unlevered Cash Taxes	$(6)	$(24)	$(31)	$(38)	$(40)	$(43)
Change in Net Working Capital	$20	$2	$(6)	$(12)	$(12)	$(12)
Capital Expenditures	$(6)	$(29)	$(19)	$(12)	$(17)	$(18)
Unlevered Free Cash Flow(5)	$35	$66	$84	$101	$108	$115

(1)
The Thermon fiscal year ends March 31st.

(2)
Totals may not sum due to rounding.

(3)
The Thermon Three-Year Plan provided to the Thermon Board and CECO management included Thermon management’s forecasts of Gross Profit for each of FY 2027, 2028 and 2029, but not for the other periods shown in the table above.

(4)
As used by Thermon, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense, restructuring and other charges/(income), transaction-related costs, debt issuance costs and ERP implementation-related costs. These measures are not prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP financial measures.

(5)
Unlevered Free Cash Flow was calculated using line items from the Thermon Management Case and represents Adjusted EBITDA (a) minus stock-based compensation, (b) minus unlevered cash taxes, (c) plus or minus, as applicable, changes in working capital and (c) minus capital expenditures. These measures are not prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP financial measures.

CECO Management Projections for Thermon
The following table sets forth a summary of the CECO Management Projections for Thermon, which were prepared by CECO management based on the Thermon Three-Year Plan and CECO management’s own due diligence and assessment of Thermon’s business, including with respect to Thermon’s long-term strategic growth initiatives. Because Thermon’s fiscal year ends on March 31, CECO management calendarized the Thermon-provided projections to a December 31 calendar year-end for purposes of comparability with the CECO Base Case. As a result of this calendarization, and CECO management’s independent assessment of certain growth initiative assumptions, the figures in the table below may differ from the Thermon Management Case presented above. The CECO Management Projections for Thermon were provided to the CECO board of directors and Citi, and were authorized by the CECO board for use and reliance by Citi in connection with its financial analyses and opinion described in the section of this joint proxy statement titled “— Opinion of CECO’s Financial Advisor.” The CECO Management Projections for Thermon should not be regarded as an indication that CECO considered, or now considers, them to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Calendar Year Ending December 31,	2026E(3)	2027E(3)	2028E(3)	2029E(3)	2030E(3)
Revenue	$570	$615	$664	$714	$766
Gross Profit	$255	$279	$301	$322	$345
Adjusted EBITDA(1)	$131	$144	$159	$174	$191
(-) Stock-Based Compensation	$(7)	$(7)	$(7)	$(8)	$(9)
(-) Capital Expenditures	$(16)	$(23)	$(16)	$(15)	$(15)
Adjusted EBITDA – SBC – Capex	$108	$114	$136	$151	$167
Unlevered Free Cash Flow(2)	$73	$74	$91	$103	$115

(1)
As used by Thermon, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense, restructuring and other charges/(income), transaction-related costs, debt issuance costs and ERP implementation-related costs. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

(2)
Unlevered Free Cash Flow was calculated using line items from the CECO Management Projections for Thermon and represents Adjusted EBITDA minus stock-based compensation, minus unlevered cash taxes, plus or minus, as applicable, changes in net working capital, and minus capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for GAAP financial measures.

(3)
Totals may not sum due to rounding. Thermon’s fiscal year ends March 31 and CECO’s fiscal year ends December 31. The CECO Management Projections for Thermon are presented on a calendar year basis ending December 31 and may differ from the Thermon Management Case because of calendarization and CECO management’s independent adjustments.

Thermon-Adjusted CECO Case
The following table sets forth a summary of the Thermon-Adjusted CECO Case, which represents the CECO Base Case that was prepared by CECO management and provided to Thermon as adjusted by Thermon management based on its due diligence review.
Thermon management provided the Thermon-Adjusted CECO Case to the Thermon Board for its evaluation of the proposed transaction. The Thermon-Adjusted CECO Case was also provided to Morgan Stanley (along with the CECO Base Case) and both the Thermon-Adjusted CECO Case and the CECO Base Case were authorized by Thermon for use and reliance by Morgan Stanley in connection with the financial analyses that Morgan Stanley performed in connection with its opinion described in “— Opinion of Thermon’s

Financial Advisor.” The Thermon-Adjusted CECO Case should not be regarded as an indication that Thermon considered, or now considers, them to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.
Summary of Thermon-Adjusted CECO Case(1)(2)
($ in millions)	FY2026E	FY2027E	FY2028E	FY2029E	FY2030E
Revenue	$950	$1,100	$1,210	$1,319	$1,424
Adjusted EBITDA(3)	$126	$152	$173	$198	$221
Stock Based Compensation	$(12)	$(12)	$(12)	$(12)	$(12)
Unlevered Cash Taxes	$(23)	$(30)	$(35)	$(42)	$(48)
Change in Net Working Capital	$(20)	$(10)	$(10)	$(10)	$(10)
Capital Expenditures	$(10)	$(10)	$(10)	$(10)	$(10)
Unlevered Free Cash Flow(4)	$61	$90	$105	$124	$141

(1)
The CECO fiscal year ends December 31st.

(2)
Totals may not sum due to rounding.

(3)
As used by Thermon, Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization and excludes stock-based compensation expense. These measures are not prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP financial measures.

(4)
Unlevered Free Cash Flow was calculated using line items from the Thermon Adjusted CECO Case and represents Adjusted EBITDA (a) minus stock-based compensation, (b) minus unlevered cash taxes, (c) plus or minus, as applicable, changes in working capital and (d) minus capital expenditures. These measures are not prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP financial measures.

CECO Management’s Net Synergies Estimates
In connection with the proposed mergers, CECO management prepared the Net Synergies Estimates. The Net Synergies Estimates were prepared by CECO management for calendar years 2026 through 2030 and were provided to the CECO board of directors and Citi, and were authorized by the CECO board for use and reliance by Citi in connection with its financial analyses and opinion described in the section of this joint proxy statement titled “— Opinion of CECO’s Financial Advisor.”
The Net Synergies Estimates reflect CECO management’s preliminary estimates of potential cost synergies, net of estimated costs to achieve such synergies, that management believes could be realized over time following consummation of the proposed mergers. The Net Synergies Estimates are based on assumptions and judgments that CECO management believed to be reasonable at the time of preparation. These synergy estimates are highly subjective and inherently uncertain and are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in such estimates. Neither CECO nor Thermon can give any assurance that any of the estimated synergies will be realized or that any synergies that are realized will be achieved in the amounts or timeframes currently estimated. Actual synergies, if any, may differ materially in amount and timing from those reflected below. Neither CECO nor Thermon intends to update these estimates and the Net Synergies Estimates should not be regarded as an indication that CECO considered, or now considers, them to be necessarily predictive of actual future performance or events, or that such information should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared.

The following table sets forth a summary of the Net Synergies Estimates:
Calendar Year Ending December 31,	2026E(5)	2027E(5)	2028E(5)	2029E(5)	2030E(5)
Adjusted EBITDA Synergies(1)	$15	$40	$53	$58	$60
(-) Cost to Achieve(2)	$(5)	$(13)	$(19)	$(20)	$(20)
Net Synergies(3)(4)	$9	$27	$34	$38	$40

(1)
Adjusted EBITDA Synergies represents the gross annual run-rate cost synergies estimated by CECO management.

(2)
Cost to Achieve represents CECO management’s estimates of the one-time costs expected to be incurred in order to realize the projected synergies, including employee-related costs, facility consolidation costs and other integration expenses.

(3)
Net Synergies represents Adjusted EBITDA Synergies less Cost to Achieve.

(4)
CECO Management’s Net Synergies Estimates do not constitute prospective financial information for CECO, Thermon or the combined company, and should not be viewed as a forecast of future operating results. These estimates were not prepared with a view toward public disclosure, and the synergy estimates are non-GAAP financial measures that should not be viewed as a substitute for GAAP financial measures.

(5)
Totals may not sum due to rounding.

Board of Directors and Management of the Combined Company
Board of Directors
Pursuant to Section 1.7 of the merger agreement, prior to the effective time, CECO will take all necessary corporate action so that, effective as of the effective time, the size of the CECO board will be increased by two members, from eight members to 10 members. Effective as of the effective time, CECO will cause the CECO board to appoint two individuals who are currently serving on the Thermon board to fill the two newly created vacancies on the CECO board, as follows:
•
one director will be designated by Thermon, in its sole discretion; and

•
one director will be designated by mutual agreement of the Chairman of the Thermon board and the Chairman of the CECO board, with such agreement and designation to be made prior to the time at which the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, becomes effective under the Securities Act.

Each such appointee is referred to herein as a “new board designee.” In the event a new board designee is either unwilling or unable to serve as a member of the CECO board at the effective time, then another member of the Thermon board, designated in the same manner as the new board designee being replaced, will be appointed, effective as of the effective time, to fill such vacancy on the CECO board in lieu of such new board designee.
Each new board designee must satisfy the independence standards of the Nasdaq and the written corporate governance policies generally applicable to all members of the CECO board.
The new board designees will be Marcus J. George and Victor L. Richey. CECO has confirmed that they meet all independence standards.
Management
The executive officers of CECO immediately prior to the effective time are expected to continue to serve as the executive officers of the combined company following the closing of the mergers. Todd Gleason, who currently serves as the Chief Executive Officer of CECO, will continue to serve as Chief Executive Officer of CECO following the closing of the mergers.

Information regarding CECO’s current directors and executive officers is included elsewhere in this joint proxy statement/prospectus.
Interests of Thermon Directors and Executive Officers in the Mergers
In considering the recommendation of the Thermon board that Thermon stockholders vote to approve the Thermon merger proposal, Thermon stockholders should be aware that, aside from their interests as stockholders of Thermon, Thermon’s directors and executive officers have interests in the mergers that may be different from, or in addition to, the interests of Thermon stockholders generally. The Thermon board was aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement and the mergers. The Thermon board considered these interests in recommending that Thermon shareholders vote to approve the Thermon merger proposal. These interests are further described below.
Thermon’s current executive officers are as follows:
Name	Title
Bruce Thames	President and Chief Executive Officer
Jan Schott	Senior Vice President, Chief Financial Officer
David Buntin	Senior Vice President, Products & Technology
Thomas Cerovski	Senior Vice President, Chief Operating Officer
Candace Harris-Peterson	Senior Vice President, Human Resources
Roberto Kuahara	Senior Vice President, Global Operations
Ryan Tarkington	Senior Vice President, General Counsel & Corporate Secretary
Greg Lucas	Vice President, Chief Accounting Officer
Pursuant to SEC rules, this disclosure also covers any former directors or executive officers of Thermon who served in such role at any time since April 1, 2025, including Mark Roberts.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section of this joint proxy statement/prospectus captioned “The Mergers — Interests of Thermon Directors and Executive Officers in the Mergers — Quantification of Potential Payments and Benefits to Thermon’s Named Executive Officers” below, were used:
•
the effective time is April 20, 2026, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “Assumed Effective Time”);

•
For purposes of Company RSU awards and Company PU awards, such awards shall be assumed to have a per share value upon assumption or accelerated vesting of $50.51 (the “Assumed Converted Award Value”), which represents the average closing market price per share of Thermon common stock as quoted on the NYSE over the first five trading days following the first public announcement of the proposed mergers on February 24, 2026; and

•
the employment of each of Thermon’s executive officers is terminated other than for cause or as a result of the executive officer’s resignation for good reason (as each such term is defined in the relevant plan), in each case, immediately following the Assumed Effective Time.

Treatment of Outstanding Thermon Equity Awards
The following is an overview of the treatment of Thermon equity awards applicable to Thermon’s non-employee directors and executive officers. The merger agreement provides for the following treatment of Thermon equity awards at the effective time of the first merger:
•
Company RSU Awards (Restricted Stock Unit Awards):   Each outstanding Company RSU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company RSU award immediately prior to the effective time and (b) 0.8110. Each converted RSU award will otherwise be subject to the same terms and conditions (including vesting or forfeiture) as applied to the corresponding Company RSU award immediately prior to the effective time, except as otherwise required by applicable law.
•
Company PU Awards (Performance Unit Awards):   Each outstanding Company PU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award immediately prior to the effective time (determined in accordance with the following sentence) and (b) 0.8110. The number of shares of Thermon common stock deemed subject to each Company PU award will be determined as follows: (a) for any completed performance period, based on actual achievement of the applicable performance-based vesting conditions; (b) for any performance period in which the effective time occurs (i.e., the performance period is not yet completed and performance goals have been established), based on the greater of target performance and actual performance as of the effective time (with performance goals and achievement thereof equitably adjusted as necessary to reflect a shortened performance period); and (c) for any performance period for which performance goals have not yet been established, based on target performance. Each such converted RSU award will be subject to the same terms and conditions (including any time-based vesting and forfeiture provisions and, as applicable, dividend equivalent rights) as applied to the corresponding Company PU award immediately prior to the effective time, except as otherwise required by applicable law, but will no longer be subject to performance-based vesting conditions.

•
Company Options:   Each outstanding in-the-money Company option, whether or not vested or exercisable, will be cancelled at the effective time and converted into the right to receive a cash payment (without interest, and less applicable tax withholdings) equal to the product of (a) the number of shares of Thermon common stock subject to such Company option immediately prior to the effective time, multiplied by (b) the excess of $63.89 over the exercise price per share of such Company option (the “option consideration”). CECO will cause the option consideration to be paid through Thermon’s payroll system as promptly as reasonably practicable following the effective time.

Treatment of Outstanding Equity Awards — Summary Tables
Non-Employee Directors
As of the Assumed Effective Time, none of Thermon’s non-employee directors held any Company RSU awards, Company PU awards or Company options.
Executive Officers
The following table sets forth, for each of Thermon’s executive officers, the outstanding vested Company RSU awards, vested Company PU awards and vested Company options expected to be held by each of Thermon’s executive officers immediately prior to the Assumed Effective Time, and the estimated value of such awards based on the merger consideration of $63.89 per share, with respect to the Company options, and the Assumed Converted Award Value, with respect to Company RSU awards and Company PU awards. Depending on when the actual effective time occurs, certain of these Thermon equity awards may be exercised or expire prior to the effective time in accordance with their terms and independent of the occurrence of the mergers. All share numbers have been rounded to the nearest whole number.

Executive Officer Vested Equity Awards Summary Table(1)
Executive Officers	Number of Vested Company RSU Awards (#)(2)	Value of Vested Company RSU Awards ($)	Number of Vested Company PU Awards (#)(3)	Value of Vested Company PU Awards ($)	Number of Vested Company Options (#)(4)	Value of Vested Company Options ($)(4)
Bruce Thames*	—	—	40,101	2,025,502	32,472	1,610,936
Jan Schott	—	—			—	—
David Buntin	—	—	7,708	389,331	—	—
Thomas Cerovski	—	—	7,708	389,331	—	—
Candace Harris-Peterson	—	—	4,623	233,508	3,247	161,084
Roberto Kuahara	—	—	7,708	389,331	—	—
Ryan Tarkington	—	—	7,708	389,331	—	—
Greg Lucas	—	—	3,080	155,571	—	—
Mark Roberts	—	—	7,708	389,331	—	—

*
Also a member of the Thermon board.

(1)
Under the merger agreement, Thermon is permitted to grant additional time-based Company RSU awards to employees (other than Bruce Thames or Jan Schott) prior to the effective time who would in the ordinary course of business and consistent with its past practice receive a long-term equity-based incentive award, with such awards subject to the same material terms and conditions applicable to Company RSU awards historically granted by Thermon, provided that such Company RSU awards may be eligible only for pro-rata acceleration (instead of full acceleration) in the event of a termination related to the mergers under the Thermon Group Holdings, Inc. Executive Severance Plan (the “Severance Plan”). Thermon plans to grant long-term equity-based incentive awards to the executive officers (excluding Bruce Thames and Jan Schott) in amounts consistent with past years. As such time-based Company RSU awards have not yet been granted, they are not reflected in the table.

(2)
As of the Assumed Effective Time, no executive officer held vested Company RSU awards.

(3)
Under the merger agreement, each outstanding vested, but not yet settled, Company PU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award immediately prior to the effective time and (b) 0.8110. As of the Assumed Effective Time, certain Company PU awards granted to the executive officers during fiscal year 2024 were vested based upon satisfaction of the applicable performance-based and time-based vesting conditions, but had not yet been settled. For these vested Company PU awards, the number of shares of Thermon common stock shown as subject to each Company PU award includes: (i) in the case of the Company PU awards subject to vesting based upon adjusted EBITDA performance (the “EBITDA PUs”), the number of shares subject to each such Company PU award as of the Assumed Effective Time based on actual performance of 82% of target for the fiscal year 2024 performance period, 84% of target for the fiscal year 2025 performance period, and assuming 100% of target for the fiscal year 2026 performance period (as performance achievement has not been certified for the 2026 fiscal year at this time); and (ii) in the case of the Company PU awards subject to vesting based upon return on invested capital performance (the “ROIC PUs”), the number of shares subject to each such Company PU award as of the Assumed Effective Time based on actual performance of 200% of target for the fiscal year 2024 performance period, 91% of target for the fiscal year 2025 performance period, and assuming 100% of target for the fiscal year 2026 performance period. The amount reported represents the number of shares subject to each vested Company PU award (based on performance as indicated in the prior sentence) as of the Assumed Effective Time, multiplied by the Assumed Converted Award Value of $50.51.

(4)
Under the merger agreement, each outstanding in-the-money Company option will be cancelled at the effective time and converted into the right to receive a cash payment (without interest, and less applicable tax withholdings) equal to the product of (a) the number of shares of Thermon common stock subject to such Company option immediately prior to the effective time, multiplied by (b) the excess of $63.89 over the exercise price per share of such Company option. The amount reported represents the number of shares subject to each vested Company option as of the Assumed Effective Time, multiplied by the excess of the merger consideration of $63.89 per share over the exercise price per share subject to the vested Company option, rounded to the nearest whole dollar.
The following table sets forth the outstanding unvested Company RSU awards, unvested Company PU awards and unvested Company options expected to be held by each of Thermon’s executive officers immediately prior to the Assumed Effective Time and the estimated value of such awards based on the Assumed Converted Award Value. Depending on when the actual effective time occurs, certain of these equity awards may have vested, been exercised and/or been cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the mergers. All share and unit numbers have been rounded to the nearest whole number. As of the Assumed Effective Time, no executive officer held unvested Company options.
Executive Officers	Number of Unvested Company RSU Awards (#)(1)	Value of Unvested Company RSU Awards ($)(1)	Number of Unvested Company PU Awards (#)(2)	Value of Unvested Company PU Awards ($)(2)
Bruce Thames	36,571	1,847,201	62,785	3,171,270
Jan Schott	17,431	880,440	11,275	569,500
David Buntin	8,754	442,165	15,547	785,279
Thomas Cerovski	9,428	476,208	16,799	848,517
Candace Harris-Peterson	5,872	296,595	10,866	548,842
Roberto Kuahara	7,404	373,976	13,040	658,650
Ryan Tarkington	7,058	356,500	12,118	612,080
Greg Lucas	5,202	262,753	5,597	282,704
Mark Roberts	2,319	117,133	—	—

*
Also a member of the Thermon board.

(1)
Under the merger agreement, each outstanding unvested Company RSU award held by an executive officer will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company RSU award immediately prior to the effective time and (b) the stock election share amount (0.8110). Each converted RSU award will otherwise be subject to the same terms and conditions (including any vesting and forfeiture provisions and, as applicable, dividend equivalent rights) as applied to the corresponding Company RSU award immediately prior to the effective time. The amount reported represents the number of shares of Thermon common stock subject to such Company RSU award as of the Assumed Effective Time, multiplied by the Assumed Converted Award Value.

(2)
Under the merger agreement, each outstanding unvested Company PU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award immediately prior to the effective time and (b) 0.8110. The number of shares of Thermon common stock shown as subject to each Company PU award includes: (i) in the case of the EBITDA PUs, the number of shares subject to each such Company PU award as of the Assumed Effective Time assuming performance at 84% of target for the fiscal year 2025 performance period and 100% of target for fiscal year 2026, 2027, and 2028 performance periods; and (ii) in the case of the ROIC PUs, the number of shares subject to each such Company PU award as of the Assumed Effective Time assuming performance at 91% of target for fiscal year 2025 performance period and 100% of target for fiscal year 2026, 2027, and 2028 performance periods. The amount reported represents the number of shares subject to each Company PU award (assuming performance as indicated in the prior sentence) as of the Assumed Effective Time, multiplied by the Assumed Converted Award Value of $50.51.

Change in Control and Termination Benefits for Thermon Executive Officers and Non-Employee Directors
Severance Plan
Thermon maintains the Severance Plan, in which each of Thermon’s current executive officers participates. Under the terms of the Severance Plan, in the event that the executive officer’s employment is terminated by Thermon or one of its affiliates other than for cause, death, or disability, or in the event that the executive officer terminates his or her employment with Thermon or its affiliates for good reason (as such terms are defined in the Severance Plan), in each case within the 24 month period following a change in control (as defined in the Severance Plan, and which would include the mergers), then the executive officer will be entitled to receive the following severance benefits, subject to the executive officer’s execution of a release of claims:
•
an amount equal to the executive officer’s base salary and annual bonus for the year of termination, multiplied by a specified CIC severance multiple and payable in substantially equal installments during a specified CIC severance period;

•
an amount equal to the executive officer’s annual bonus for the fiscal year in which the termination occurred, prorated based on the number of days that the executive officer was an employee and payable in lump sum; and

•
a one-time lump-sum cash payment equal to the cost of the executive officer’s monthly COBRA premiums, multiplied by the number of months in a specified CIC severance period.

The CIC severance multiple is 2.5 for Mr. Thames and 2.0 for all remaining executive officers, and the CIC severance period is 30 months for Mr. Thames and 24 months for all remaining executive officers. In addition, pursuant to the Severance Plan, in the event of a such a termination of employment within the 24 month period following a change in control, each of the executive officers will become 100% vested in any unvested and outstanding equity awards held by such executive officer at the time of termination; however, notwithstanding the foregoing, Thermon and CECO have agreed that to the extent any new Thermon equity awards are granted between the date of the merger agreement and the effective time, those awards will only be eligible for pro-rated accelerated vesting (rather than full accelerated vesting) in the event of a change in control termination under the Severance Plan.
No non-employee director of the Thermon board is entitled to receive any benefits under the Severance Plan or under any other agreements with Thermon.
See the section of this joint proxy statement/prospectus captioned “— Quantification of Potential Payments and Benefits to Thermon’s Named Executive Officers” below for an estimate of the amounts that would become payable to each of Thermon’s named executive officers under the Severance Plan in connection with a qualifying termination immediately following the mergers.
Deferred Compensation Plan
Additionally, certain executive officers of Thermon participate in the Thermon Manufacturing Company Deferred Compensation Plan (the “Thermon DCP”). The Thermon DCP provides that in the event of a participant’s separation from service within 24 months following a change in control (which would include the mergers), the participant will be entitled to receive their termination benefit under the plan in a single lump sum payment equal to the unpaid balance of all of the participant’s accounts within 90 days following such separation from service, rather than on the previously-elected schedule. The following executive officers currently participate in the Thermon DCP: Messrs. Thames, Buntin, Kuahara, and Ms. Harris-Peterson. All accounts for these executives under the DCP are fully vested.
Individual Agreements with CECO and Executive Officers
Certain members of Thermon’s senior management may enter into arrangement with, or at the request of, CECO regarding their roles and compensation with CECO following the effective time. As of the date hereof, however, no such arrangements have been entered into.

Former Executive Officer and Director Arrangements
Mark Roberts no longer serves as an executive officer of Thermon. However, in connection with his retirement from his executive officer position, Mr. Roberts continues to be engaged as an independent consultant to Thermon pursuant to a Transition and Consulting Agreement and General Release with Thermon dated as of February 18, 2025. Pursuant to the terms of this arrangement, during the term of his consulting period (which will expire on June 30, 2026 (the “Consulting Expiration Date”), (a) Mr. Roberts will continue to vest in the Company RSU awards granted to him on June 1, 2023 (“FY24 RSUs”), with such FY24 RSUs vesting in full subject to Mr. Roberts’ continued service through the Consulting Expiration Date, (b) Mr. Roberts will continue to vest in the Company PU awards granted to him on June 1, 2023 (“FY24 PSUs”), with the FY24 PSUs vesting based on actual performance and subject to Mr. Roberts’ continued service through the Consulting Expiration Date, and (c) Mr. Roberts will continue to vest in the Company RSU awards granted to him on June 1, 2024 (“FY25 RSUs”), with such FY25 RSUs vesting subject to Mr. Roberts’ continued service through the Consulting Expiration Date. He is not entitled to any additional severance benefits in connection with the mergers.
Compensation and Indemnification Following the Effective Time
CECO has agreed to provide Thermon employees who continue employment with CECO or its subsidiaries (including Thermon) following the effective time, including Thermon’s current executive officers, with certain levels of compensation and benefits, as described in more detail in the section titled “Employee Matters.” In addition, Thermon’s executive officers and directors have rights to indemnification, advancement of expenses, and directors’ and officers’ liability insurance that will survive the closing of the mergers for a period of six years, as further described in the section titled “Indemnification, Exculpation and Insurance.”
Quantification of Potential Payments and Benefits to Thermon’s Named Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the mergers that Thermon’s named executive officers have or could receive in connection with the mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the merger-related compensation payable to Thermon’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This merger-related compensation is subject to a non-binding advisory vote of Thermon’s shareholders, as set forth in the Thermon compensation proposal to this joint proxy statement/prospectus. For additional information, see the section of this joint proxy statement/prospectus captioned “The Thermon Compensation Proposal.”
The amounts set forth below are estimates of amounts that would be payable to Thermon’s named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number.
Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Total ($)
Bruce Thames	3,787,299	5,018,471	—	8,805,770
Jan Schott	1,652,704	1,449,940	—	3,102,644
Thomas Cerovski	1,543,507	1,324,725	—	2,868,232
Roberto Kuahara	1,174,800	1,032,626	—	2,207,426
Greg Lucas	853,842	545,457	—	1,399,299
Mark Roberts	—	117,133	—	117,133

(1)
These amounts reflect the cash amounts payable to each Thermon named executive officer under the Severance Plan, which will be payable in the event that the named executive officer experiences a qualifying termination of employment (as described above) immediately following the mergers. These totals include the following amounts:

Name	Cash Severance (Multiple of Base Salary and Annual Bonus) ($)	Cash Severance (Pro-rated Current Year Annual Bonus) ($)	Lump Sum COBRA Payment ($)	Total ($)
Bruce Thames	3,700,000	40,548	46,751	3,787,299
Jan Schott	1,575,000	18,493	59,211	1,652,704
Thomas Cerovski	1,487,500	17,466	38,541	1,543,507
Roberto Kuahara	1,113,000	10,164	51,636	1,174,800
Greg Lucas	788,738	5,893	59,211	853,842

(2)
These amounts reflect the value of accelerated vesting of all unvested converted RSU awards, assuming that each named executive officer undergoes a termination of employment or service by the Company without cause immediately following the mergers. The accelerated vesting of the converted RSU awards would be a “double-trigger” benefit, meaning that it would be triggered in connection with the occurrence of the mergers as well as the named executive’s subsequent termination within 24 months following such mergers. The amounts reported as the value of Company RSU awards held by a named executive officer represent (i) the number of shares of Thermon common stock subject to Company RSU awards held by such named executive officer as of the Assumed Effective Time, multiplied by (ii) the Assumed Converted Award Value of $50.51. The number of shares of Thermon common stock shown as subject to each unvested Company PU award includes: (i) in the case of the EBITDA PUs, the number of shares subject to each such Company PU award as of the Assumed Effective Time assuming performance at 84% of target for the fiscal year 2025 performance period and 100% of target for fiscal year 2026, 2027, and 2028 performance periods; and (ii) in the case of the ROIC PUs, the number of shares subject to each such Company PU award as of the Assumed Effective Time assuming performance at 91% of target for fiscal year 2025 performance period and 100% of target for fiscal year 2026, 2027, and 2028 performance periods. The amount reported represents the number of shares subject to each unvested Company PU award (assuming performance as indicated in the prior sentence) as of the Assumed Effective Time, multiplied by the Assumed Converted Award Value of $50.51. As described above, the Company options held by Mr. Thames will be cashed-out in connection with the mergers; however, as these Company options were fully vested as of the Assumed Effective Time, no amount has been reflected in the table in respect of these awards.

Name	Company RSU Awards ($)	Company PU Awards ($)	Total ($)
Bruce Thames	1,847,201	3,171,270	5,018,471
Jan Schott	880,440	569,500	1,449,940
Thomas Cerovski	476,208	848,517	1,324,725
Roberto Kuahara	373,976	658,650	1,032,626
Greg Lucas	262,753	282,704	545,457
Mark Roberts	117,133	—	117,133

(3)
Messrs. Thames, Kuahara, and Roberts each participate in the Thermon DCP; however, as all amounts in their accounts are fully vested, no amount has been included in this table in respect of this plan.

APPRAISAL RIGHTS
General
The following is a summary of the appraisal rights available to holders of Thermon common stock under Section 262 of the DGCL in connection with the first merger. This summary is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached as Annex H to this joint proxy statement/prospectus and which may also be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. This summary does not constitute legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL. Holders of Thermon common stock who wish to exercise appraisal rights, or who wish to preserve the right to do so, should review the following discussion and Annex H carefully and consult with their legal and financial advisors.
Persons who exercise appraisal rights under Section 262 of the DGCL will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. They will instead receive an amount determined to be the “fair value” of their shares of Thermon common stock following petition to, and an appraisal by, the Delaware Court of Chancery. The fair value of such shares as determined by the Delaware Court of Chancery could be more than, the same as, or less than the merger consideration. Strict compliance with the procedures set forth in Section 262 of the DGCL is required, and failure to comply strictly may result in the withdrawal, loss or waiver of appraisal rights. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
CECO stockholders are not entitled to appraisal rights in connection with the mergers because CECO stockholders are not being asked to adopt the merger agreement, and the stock issuance does not entitle CECO stockholders to appraisal rights under the DGCL.
This joint proxy statement/prospectus constitutes Thermon’s notice to holders of Thermon common stock of the availability of appraisal rights in connection with the first merger under Section 262 of the DGCL.
Availability of Appraisal Rights
Because the merger consideration payable to holders of Thermon common stock in the first merger includes cash (as a component of the mixed consideration and as full cash consideration for holders making a cash election), the “market-out” exception to appraisal rights under Section 262(b)(2) of the DGCL does not apply, and holders of Thermon common stock are entitled to appraisal rights in connection with the first merger.
However, because shares of Thermon common stock are listed on a national securities exchange (the NYSE) immediately before the first merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders who have asserted appraisal rights unless (a) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of Thermon common stock or (b) the value of the merger consideration in respect of such shares exceeds $1 million.
Exercising and Perfecting Appraisal Rights
A holder of record or a beneficial owner of shares of Thermon common stock who (a) does not vote in favor of the adoption of the merger agreement, (b) continuously holds such shares through the effective time of the first merger, (c) delivers to Thermon a written demand for appraisal before the vote on the adoption of the merger agreement at the Thermon special meeting, and (iv) otherwise strictly complies with Section 262 of the DGCL will be entitled to seek appraisal of the “fair value” of such shares, as determined by the Delaware Court of Chancery, if the first merger is completed.
Because a proxy that is signed and submitted without voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, a stockholder who submits a proxy and wishes to exercise appraisal rights must instruct the proxy to vote against or abstain from voting on the adoption of the merger agreement. Voting against, abstaining from voting on, or failing to vote on the adoption of the merger agreement will not by itself constitute a written demand for appraisal. The written demand must be in addition to and separate from any proxy or vote.
Within 120 days after the effective time of the first merger, the surviving corporation or any stockholder or beneficial owner who has properly demanded appraisal may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares. The surviving corporation is under no obligation to file any such petition and has no intention of doing so. Accordingly, it is the obligation of Thermon stockholders and beneficial owners to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.
All written demands for appraisal should be mailed or delivered to:
Thermon Group Holdings, Inc.
7171 Southwest Parkway Bld. 300, Suite 200
Austin, Texas 78735
Attention: Office of the General Counsel
Who May Exercise Appraisal Rights
A demand for appraisal must be executed by or on behalf of the stockholder of record or the beneficial owner.
Record Holders.   A record holder who holds shares of Thermon common stock as a nominee for others may exercise appraisal rights with respect to shares held for one or more beneficial owners while not exercising this right for others. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.
Beneficial Owners.   A beneficial owner may, in such person’s own name, directly make an appraisal demand, file a petition for appraisal, or request the statement described below under “— Request for Appraisal Data,” provided that such beneficial owner’s demand (a) reasonably identifies the holder of record of the shares for which the demand is made, (b) is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (c) provides an address at which such beneficial owner consents to receive notices given by Thermon and to be set forth on the verified list described below under “— Judicial Appraisal.”
If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that the agent is acting as agent for such owner or owners.
IF YOU HOLD YOUR SHARES OF THERMON COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL OF THOSE SHARES, WHETHER BY THE BANK, BROKER OR OTHER NOMINEE AS RECORD HOLDER OR BY YOU AS BENEFICIAL OWNER.
Treatment of Dissenting Shares Under the Merger Agreement
Pursuant to Section 2.6 of the merger agreement, shares of Thermon common stock held by any stockholder who properly demands appraisal (“dissenting shares”) will not be converted into the right to receive the merger consideration, but will instead be cancelled at the effective time. Each holder of dissenting shares will have only the right to receive the “fair value” of such shares in accordance with Section 262 of the DGCL. If any holder fails to perfect, or withdraws or loses, the right to appraisal prior to the election deadline, such shares will be deemed no election shares (unless the holder thereafter makes a timely election);

if such failure occurs after the election deadline, such shares will be deemed to have been converted into the right to receive the mixed consideration.
Thermon is required to give CECO prompt written notice of any demand for appraisal received and any withdrawal of such a demand. CECO will have a reasonable opportunity to participate in and direct all negotiations and proceedings with respect to any such demands, and Thermon may not, without CECO’s prior written consent, make any payment with respect to, or compromise or settle, any such demands.
Judicial Appraisal
If a petition for appraisal is duly filed and a copy is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days, to file with the Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those persons who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require persons who have demanded appraisal to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; failure to comply with such direction may result in dismissal of the proceedings as to that person.
After the Delaware Court of Chancery determines the persons entitled to appraisal and that such persons satisfy at least one of the ownership thresholds described above (i.e., the 1% or $1 million thresholds), the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.
Determination of Fair Value
Through such proceedings, the Delaware Court of Chancery will determine the fair value of the shares of Thermon common stock at the effective time of the first merger held by all stockholders and beneficial owners who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the first merger, together with interest, if any, to be paid upon the amount determined to be the fair value.
In determining fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that fair price “obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.
Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the first merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the first merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery’s entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash (a “voluntary cash payment”), in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. The surviving corporation is under no obligation to make any such voluntary cash payment before the entry of judgment.
The “fair value” of your shares of Thermon common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the value of the merger consideration that you would otherwise be entitled to receive under the terms of the merger agreement. CECO and the surviving corporation do not anticipate offering more than the merger consideration to any stockholder or beneficial owner exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Thermon common stock is less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.
Costs and Expenses
The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for its own attorneys’ and expert witnesses’ expenses, although, upon application of a person, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any person in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.
Request for Appraisal Data
Within 120 days after the effective time of the first merger, any person who has complied with Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of those shares. The surviving corporation must provide this statement within the later of 10 days of receipt of the request or 10 days after the expiration of the period for delivery of demands for appraisal.
Loss of Appraisal Rights; Withdrawal
If no petition for appraisal is filed within 120 days after the effective time of the first merger, all rights to appraisal will cease and all persons who previously demanded appraisal will instead be entitled only to the merger consideration, without interest. From and after the effective time of the first merger, no person who has demanded appraisal will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on the shares (except dividends or distributions payable to stockholders of record at a date prior to the effective time).
Any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the Mixed Consideration by delivering a written withdrawal to the surviving corporation within 60 days after the effective time of the first merger. Any attempt to withdraw after such 60-day period will require the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective time.

The foregoing summary is qualified in its entirety by reference to the full text of Section 262 of the DGCL, a copy of which is attached as Annex H to this joint proxy statement/prospectus and which may also be accessed without subscription or cost at https://delcode.delaware.gov/title8/c001/sc09/index.shtml#262. Any person wishing to exercise appraisal rights should review Section 262 of the DGCL carefully and consult with legal and financial advisors before attempting to exercise such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following general discussion addresses the material U.S. federal income tax consequences to U.S. holders (as defined below) of Thermon common stock that exchange their shares of Thermon common stock for the merger consideration in the mergers. This discussion is based on the Code, Treasury Regulations promulgated thereunder, administrative rulings, published positions of the IRS and judicial decisions, all as currently in effect and all of which are subject to change and to differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion applies only to U.S. holders that hold their shares of Thermon common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the mergers, nor does it describe any tax consequences of the mergers arising under the laws of any state, local or non-U.S. jurisdiction or under any U.S. federal laws other than those pertaining to the U.S. federal income tax consequences of the mergers.
Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances (including the impact of the Medicare contribution tax on certain net investment income) or to U.S. holders that are subject to special treatment under the U.S. federal income tax laws, such as:
•
banks or other financial institutions;

•
mutual funds;

•
tax-exempt organizations;

•
governmental agencies or instrumentalities;

•
insurance companies;

•
dealers in securities or non-U.S. currency;

•
traders in securities who elect to apply a mark-to-market method of accounting;

•
entities or arrangements treated as partnerships or other pass-through entities (including S corporations) for U.S. federal income tax purposes and investors in such partnerships or other pass-through entities (including S corporations);

•
holders that are not U.S. holders;

•
certain expatriates;

•
holders that exercise appraisal rights;

•
regulated investment companies and real estate investment trusts;

•
broker-dealers;

•
holders liable for the alternative minimum tax;

•
holders that have a functional currency other than the U.S. dollar;

•
holders who received their Thermon common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•
holders that hold (or that held, directly or constructively, at any time during the five-year period ending on the date of the disposition of such holder’s Thermon common stock pursuant to the mergers) 5% or more of Thermon common stock (by vote or value);

•
holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”; and

•
holders who hold Thermon common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

In addition, this discussion does not address any state, local or non-U.S. tax considerations of the mergers, nor does it address the impact of the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) or any U.S. federal laws other than those pertaining to the U.S. federal income tax.
Definition of U.S. Holder
For purposes of this discussion, a “U.S. holder” is a beneficial owner of Thermon common stock who is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate that is subject to U.S. federal income tax on its income regardless of its source; or

•
a trust that (A) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Thermon common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Accordingly, such partners and partnerships should consult their tax advisors regarding the particular tax considerations of the mergers to them.
Each holder of Thermon common stock should consult his, her or its tax advisor with respect to the particular tax considerations of the mergers to such holder. Holders of Thermon common stock that are not U.S. holders should consult their own tax advisors regarding the possibility that, in the event the applicable withholding agent is unable to determine whether any cash consideration paid to them in the mergers should be treated as a dividend for applicable U.S. federal income tax purposes, such withholding agent may withhold U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of any cash consideration payable to such non-U.S. holder in the mergers, and such non-U.S. holders should consult their own tax advisors as to the possible desirability and timing of selling any shares of Thermon common stock or CECO common stock that they own.
The Intended Tax Treatment
For U.S. federal income tax purposes, the first merger and the second merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”). The merger agreement has been adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and the parties have agreed to treat the mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant income tax purposes and to file all tax returns consistent with such tax treatment.
It is a condition to Thermon’s obligation to complete the mergers that Thermon receive an opinion from Sidley Austin LLP, counsel to Thermon (or if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to Thermon), dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “tax opinion”).
The tax opinion is or will be based on factual representations contained in officer’s certificates provided by CECO and Thermon, representations and covenants contained in the merger agreement, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the consummation of the mergers. If any of the representations, covenants or assumptions upon which the tax opinion is or will be based is inconsistent with the actual facts, the U.S. federal income tax consequences of the mergers could be materially different from those discussed below. The tax opinion is not binding on the IRS or any court, and neither CECO nor Thermon intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the mergers. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Accordingly, and on the basis that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the mergers to U.S. holders generally are as follows.
U.S. Federal Income Tax Consequences of the Mergers to U.S. Holders
The U.S. federal income tax consequences of the mergers to a U.S. holder will generally depend on whether the U.S. holder exchanges its shares of Thermon common stock for cash consideration, stock consideration, or a combination of CECO common stock and cash consideration.
Because of the proration mechanics described elsewhere in this joint proxy statement/prospectus, a U.S. holder who makes a cash election or a stock election may receive a mix of cash and stock that differs from the form of consideration elected. Accordingly, a U.S. holder who makes a cash election or a stock election will not know the exact U.S. federal income tax consequences of the mergers to such holder at the time such holder must make an election or vote on the merger agreement. U.S. holders who make a cash election or a stock election are urged to read each of the subsections below because, due to the operation of the proration mechanics, they may receive a combination of CECO common stock and cash in exchange for their shares of Thermon common stock.
Exchange Solely for CECO common stock
If, pursuant to the mergers, a U.S. holder exchanges all of its shares of Thermon common stock solely for shares of CECO common stock, that U.S. holder generally will not recognize any gain or loss on the exchange, except with respect to cash received in lieu of a fractional share of CECO common stock (as discussed below under “— Cash in Lieu of a Fractional Share”).
The aggregate adjusted tax basis of the shares of CECO common stock received in the mergers (including fractional shares deemed received and redeemed as described below under “— Cash in Lieu of a Fractional Share”) will be equal to the aggregate adjusted tax basis of the shares of Thermon common stock surrendered. The holding period of the shares of CECO common stock received in the mergers (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of Thermon common stock surrendered.
If a U.S. holder acquired different blocks of shares of Thermon common stock at different times or different prices, such U.S. holder should consult his, her, or its tax advisor as to the determination of the tax bases and holding periods of the CECO common stock received in the mergers.
U.S. holders electing to receive solely stock consideration in the mergers may be subject to proration (as described in the section titled “The Merger Agreement — Proration”), which may result in the receipt of a portion of the merger consideration in cash consideration, in addition to stock consideration. See “— Exchange for a Combination of CECO Common Stock and Cash” below for a general description of the U.S. federal income tax consequences to U.S. holders of the receipt of stock consideration and cash consideration.
Exchange Solely for Cash
The exchange of shares of Thermon common stock solely for cash generally will result in the recognition of gain or loss equal to the difference, if any, between the amount of cash received and the U.S. holder’s adjusted tax basis in the shares of Thermon common stock surrendered. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder’s holding period with respect to the Thermon common stock surrendered is more than one year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
If a U.S. holder acquired different blocks of shares of Thermon common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Thermon common stock.
In certain circumstances, if a U.S. holder actually or constructively owns CECO common stock after the mergers, the cash consideration received could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such U.S. holder may have dividend income up to the amount of the cash consideration received. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a U.S. holder, including the application of certain constructive ownership rules, U.S. holders that actually or constructively own CECO common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.
U.S. holders electing to receive solely cash consideration in the mergers may be subject to proration (as described in the section titled “The Merger Agreement — Proration”), which may result in the receipt of a portion of the merger consideration in stock consideration, in addition to cash consideration. See “— Exchange for a Combination of CECO Common Stock and Cash” below for a general description of the U.S. federal income tax consequences to U.S. holders of the receipt of stock consideration and cash consideration.
Exchange for a Combination of CECO Common Stock and Cash
A U.S. holder who receives a combination of CECO common stock and cash (other than cash in lieu of a fractional share of CECO common stock) pursuant to the mergers generally will recognize gain (but not loss) in an amount equal to the lesser of (1) the sum of the amount of the cash (other than cash in lieu of a fractional share of CECO common stock) and the fair market value of the CECO common stock received, minus that U.S. holder’s adjusted tax basis in its shares of Thermon common stock surrendered in exchange therefor, and (2) the amount of cash received.
If a U.S. holder acquired different blocks of shares of Thermon common stock at different times or different prices, any gain or loss may be determined separately for each block of shares and such U.S. holder’s basis and holding period in its shares of CECO common stock may be determined with reference to each block of shares of Thermon common stock. Any such U.S. holder should consult his, her or its tax advisor regarding the manner in which the cash consideration and stock consideration should be allocated among different blocks of shares of Thermon common stock surrendered, including the ability to specifically identify shares of Thermon common stock exchanged for the cash consideration, and the determination of the tax bases and holding periods of the CECO common stock received.
Any recognized gain will generally be long-term capital gain if the U.S. holder’s holding period with respect to the shares of Thermon common stock surrendered is more than one year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates.
In certain circumstances, if a U.S. holder actually or constructively owns CECO common stock other than CECO common stock received pursuant to the mergers, the recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends upon the particular circumstances of a U.S. holder, including the application of certain constructive ownership rules, U.S. holders should consult their tax advisors regarding the potential application of the foregoing rules to their particular circumstances.
The aggregate tax basis of the CECO common stock received (including fractional shares deemed received and redeemed as described below under “— Cash in Lieu of a Fractional Share”) will be equal to the aggregate adjusted tax basis of the shares of Thermon common stock surrendered, reduced by the amount of cash consideration received by the U.S. holder (excluding any cash in lieu of a fractional share) and increased by the amount of gain (regardless of whether such gain is classified as capital gain or dividend income, as discussed above, but excluding any gain recognized with respect to cash in lieu of a fractional share), if any, recognized by the U.S. holder on the exchange. The holding period of the CECO common stock received in the mergers (including fractional shares deemed received and redeemed as described below) will include the holding period of the shares of Thermon common stock surrendered.
Cash in Lieu of a Fractional Share
U.S. holders who receive cash in lieu of a fractional share of CECO common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the tax basis allocated to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the holding period for such shares is more than one year at the effective time of the first merger. Long-term capital gains of certain non-corporate holders, including individuals, generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to payments made in connection with the mergers. Backup withholding will not apply, however, if the recipient provides proof of an applicable exemption or furnishes its taxpayer identification number and otherwise complies with all applicable certification requirements. Backup withholding is not an additional tax. Any amounts withheld may be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.
HOLDERS OF THERMON COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGERS
The mergers will be accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with CECO treated as the accounting acquirer. Under the acquisition method, the purchase price paid by CECO in connection with the mergers will be allocated to the tangible and identifiable intangible assets acquired and the liabilities assumed from Thermon based upon their respective estimated fair values as of the date of the completion of the mergers. The excess, if any, of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill.
The purchase price allocation is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the purchase price allocation set forth in the unaudited pro forma condensed combined financial information included elsewhere in this joint proxy statement/prospectus is preliminary, has been made solely for the purpose of providing such pro forma financial information, and is subject to revision based on a final determination of fair value as of the date of the completion of the mergers. Differences between the preliminary estimates and the final acquisition accounting may have a material impact on the pro forma condensed combined financial information and the combined company’s future results of operations and financial position.
For additional information, see “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this joint proxy statement/prospectus.

REGULATORY APPROVALS REQUIRED FOR THE MERGERS
The mergers are subject to the requirements of the HSR Act, and the rules and regulations promulgated thereunder. Under the HSR Act, the mergers may not be completed until each of CECO and Thermon has filed the required notification and report forms with the FTC and the Antitrust Division of the DOJ and the applicable waiting period has expired or been earlier terminated.
Pursuant to the merger agreement, each of CECO and Thermon is required to make all filings under the HSR Act within 20 business days following the date of the merger agreement. CECO and Thermon each filed an HSR Act notification with the FTC and the DOJ on March 23, 2026, and the FTC granted early termination of the HSR Act waiting period on April 2, 2026.
At any time before or after the consummation of the mergers, notwithstanding the expiration or termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state attorney general could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the mergers, seeking the divestiture of substantial assets of CECO, Thermon or their respective subsidiaries, or imposing conditions on the combined company’s operations. Private parties may also seek to take legal action under antitrust laws under certain circumstances.
The closing of the mergers is also conditioned upon no temporary restraining order, preliminary or permanent injunction, or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition being in effect, and no law having been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity, that, in any such case, prohibits or makes illegal the consummation of the mergers.
In addition, CECO has filed a registration statement on Form S-4 with the SEC under the Securities Act, of which this joint proxy statement/prospectus forms a part, that must be declared effective by the SEC in order for the mergers to be completed.

LISTING OF CECO COMMON STOCK; DELISTING AND DEREGISTRATION OF THERMON COMMON STOCK
Shares of CECO common stock are currently listed on the Nasdaq under the symbol “CECO.” It is a condition to the closing of the mergers that the shares of CECO common stock to be issued in the first merger, and such other shares of CECO common stock to be reserved for issuance in connection with the first merger, be approved for listing on the Nasdaq, subject to official notice of issuance. CECO will use its reasonable best efforts to cause such shares to be approved for listing on the Nasdaq prior to the effective time. Although the merger agreement provides that such shares of CECO common stock will be listed on the Nasdaq, there can be no assurance that such shares of CECO common stock will continue to be listed in the future.
Shares of Thermon common stock are currently listed on the NYSE under the symbol “THR.” Following the completion of the mergers, Thermon common stock will be delisted from the NYSE and deregistered under the Exchange Act, and will cease to be publicly traded. As of and after the effective time of the first merger, holders of Thermon common stock will no longer have any rights as stockholders of Thermon (other than the right to receive the merger consideration and, with respect to holders who have properly demanded and perfected appraisal rights, the right to receive such consideration as may be determined to be due pursuant to Section 262 of the DGCL).

THE MERGER AGREEMENT
The following description sets forth the principal terms of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully and in its entirety, as well as this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus, before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the merger agreement. Neither CECO nor Thermon intends that the merger agreement be a source of business or operational information about CECO or Thermon. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the public filings of CECO and Thermon with the SEC, as described in “Where You Can Find More Information.”
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about CECO and Thermon contained in this joint proxy statement/prospectus or in the public reports of CECO and Thermon filed with the SEC may supplement, update or modify the factual disclosures about CECO and Thermon contained in the merger agreement. The representations, warranties, covenants and other agreements made in the merger agreement by CECO and Thermon were qualified and subject to important limitations agreed to by CECO and Thermon in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and to allocate risk between the parties, rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to SEC filings, and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Any inaccuracies in such representations and warranties are subject to waiver by the parties without notice or liability to any other person. In some instances, the representations and warranties in the merger agreement may represent an allocation among the parties of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, persons other than the parties may not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date.
Structure of the Merger
Under the terms of, and subject to the conditions set forth in, the merger agreement, (a) Merger Sub Inc. will merge with and into Thermon, with Thermon continuing as the surviving corporation and a wholly owned subsidiary of CECO, and (b) immediately following the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company.
At the second merger effective time, the certificate of formation and limited liability company agreement of Merger Sub LLC in effect immediately prior to the second merger effective time will be the certificate of formation and limited liability company agreement of the surviving company (except that the name of the surviving company will be amended to be Thermon Group Holdings, LLC).
From and after the effective time and the second merger effective time, the first merger and the second merger will have the effects set forth in the merger agreement and in the relevant provisions of the DGCL and the DLLCA, as applicable. At the effective time, all the property, rights, privileges, powers and franchises of each of Thermon and Merger Sub Inc. will vest in the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Thermon and Merger Sub Inc. will become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving corporation. At the second merger effective time, all the property, rights, privileges, powers and franchises of each of the surviving corporation and Merger Sub LLC will vest in the surviving company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the surviving corporation and Merger Sub LLC will become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving company.
Closing and Effectiveness of the Mergers
Unless CECO and Thermon otherwise agree in writing, the closing of the mergers will take place by exchange of documents by electronic means at 9:00 a.m., Central Time, on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions for closing of the mergers set forth in Article VI of the merger agreement (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions).
Upon the terms and subject to the provisions of the merger agreement, and in accordance with the DGCL, as soon as practicable on the closing date, the applicable parties will file a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL, to effect the first merger. The first merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the parties agree in writing and specify in the certificate of merger). The second merger will become effective one minute after the effective time or at such later time as the parties agree in writing and specify in the second certificate of merger.
CECO and Thermon are using reasonable best efforts to complete the mergers in the most expeditious manner practicable and prior to the outside date of August 24, 2026 (subject to extension in certain circumstances to November 23, 2026, pursuant to the terms of the merger agreement). It is possible that factors outside the control of both companies could result in the mergers being completed at a different time, or not at all. See “— Conditions to the Closing of the Mergers” and “— Termination of the Merger Agreement.”
Governance
Board of Directors
Pursuant to the merger agreement, prior to the effective time, CECO will take all necessary corporate action to increase the size of the CECO board from eight members to 10 members. Effective as of the effective time, CECO will cause the CECO board to appoint two individuals who are currently serving on the Thermon board to fill the two newly created vacancies on the CECO board: (a) one director designated by Thermon, in its sole discretion, and (b) one director designated by mutual agreement of the Chairman of the Thermon board and the Chairman of the CECO board, with such agreement and designation to be made prior to the time at which the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, becomes effective under the Securities Act (each, in such capacity, a “new board designee”). Each new board designee must satisfy the independence standards of the Nasdaq and the written corporate governance policies generally applicable to all members of the CECO board. The new board designees will be Marcus J. George and Victor L. Richey. CECO has confirmed they meet all such independence standards.
Directors and Officers of the Surviving Corporation and Surviving Company
The directors and officers of Merger Sub Inc. immediately prior to the effective time will become the directors and officers of the surviving corporation at the effective time until the second merger effective time. The officers of Merger Sub LLC immediately prior to the second merger effective time will become the officers of the surviving company until their respective successors are duly elected or appointed and qualified in accordance with applicable law.

Merger Consideration
At the effective time, each share of Thermon common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time (other than certain excluded shares and dissenting shares) will be converted into the right to receive, at the election of the holder, one of the following forms of merger consideration:
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Mixed Consideration.   0.6840 shares of CECO common stock and $10.00 in cash, without interest;

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Cash Consideration.   $63.89 in cash per share, without interest; or

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Stock Consideration.   0.8110 shares of CECO common stock per share.

The cash election and stock election are each subject to proration as described below. The mixed consideration is not subject to proration.
Shares of Thermon common stock for which no valid election is made, or for which an election form is not properly submitted, will be treated as having elected to receive the mixed consideration.
Each share of Thermon common stock held in the treasury of Thermon or owned, directly or indirectly, by CECO, Merger Sub Inc. or Merger Sub LLC immediately prior to the effective time and any dissenting shares will be automatically cancelled and will cease to exist, and no consideration will be issued for such shares.
In lieu of the issuance of any fractional share of CECO common stock, CECO will pay to each former holder of Thermon common stock who otherwise would be entitled to receive a fractional share of CECO common stock an amount in cash (without interest) determined by multiplying (a) the fraction of a share of CECO common stock which such holder would otherwise be entitled to receive (taking into account all shares of Thermon common stock held at the effective time by such holder and rounded to the nearest thousandth when expressed in decimal form) by (b) the average price per share of CECO common stock on the Nasdaq for the five trading days ending on the last trading day immediately prior to the date on which the effectiveness of the first merger occurs.
Adjustments to Prevent Dilution
The merger consideration will be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into Thermon common stock or CECO common stock, or any reorganization, recapitalization, reclassification or other like change with respect to Thermon common stock or CECO common stock, in each case having a record date occurring on or after the date of the merger agreement and prior to the effective time; provided, that neither Thermon nor CECO may take any action with respect to its securities or otherwise that is prohibited by the terms of the merger agreement.
Election Procedures
Prior to the effective time, an election form will be mailed to each holder of record of Thermon common stock. Each holder of Thermon common stock will have the right, subject to the proration and allocation provisions described in the merger agreement, to elect to receive the mixed consideration, the cash consideration, or the stock consideration, or to make no election, for each share of Thermon common stock held by such stockholder, by submitting a properly completed election form to the exchange agent. The deadline for submitting elections will be 5:00 p.m., Central Time, on the business day that is five business days prior to the closing date (the “election deadline”). Any holder of Thermon common stock who does not submit a properly completed election form prior to the election deadline, or who revokes his, her or its election prior to the election deadline, will be treated as having elected to receive the mixed consideration.
If a holder of Thermon common stock makes a valid cash election, stock election or mixed election with respect to any shares of Thermon common stock, such holder will not be able to sell or otherwise transfer those shares during the period between the submission of the election and the earlier of the closing of the mergers or the valid revocation of such election prior to the election deadline. After the election deadline, elections may no longer be revoked and shares of Thermon common stock subject to an election will not be available for trading. In addition, under the merger agreement, any transfer of shares of Thermon common stock prior to the election deadline following the submission of an election will automatically revoke the election with respect to the shares so transferred, and those shares will be treated as no election shares entitled to receive the mixed consideration unless the transferee makes a separate valid and timely election prior to the election deadline. Thermon stockholders who wish to retain the ability to trade their shares of Thermon common stock should carefully consider this restriction before submitting an election form.
Proration
The merger consideration structure is designed so that the aggregate cash payable by CECO (anticipated to be approximately $334 million based on the number of shares of Thermon common stock expected to be outstanding at closing) and the aggregate number of shares of CECO common stock issuable by CECO (anticipated to be approximately 22.9 million based on the number of shares of Thermon common stock expected to be outstanding at closing) are each fixed. The purpose of the proration mechanism is to ensure that the total payout in each form of consideration remains within these fixed pools regardless of the elections made by individual Thermon stockholders. The mixed consideration is not subject to proration.
If the aggregate cash consideration that would be payable to holders electing cash consideration exceeds the maximum aggregate cash amount (less the aggregate cash payable to holders receiving the mixed consideration), then: (a) holders electing the mixed consideration will receive the mixed consideration in full; (b) holders electing the cash consideration will receive a prorated amount of cash consideration and, in lieu of cash for such holder’s remaining entitlement, the stock consideration; and (c) holders electing the stock consideration will receive the stock consideration in full.
If the aggregate number of shares of CECO common stock that would be issuable to holders electing the stock consideration exceeds the maximum aggregate stock shares (less the aggregate stock payable to holders receiving the mixed consideration), then: (i) holders electing the mixed consideration will receive the mixed consideration in full; (ii) holders electing the stock consideration will receive a prorated amount of stock consideration and, in lieu of stock for such holder’s remaining entitlement, the cash consideration; and (iii) holders electing the cash consideration will receive the cash consideration in full.
Treatment of Thermon Equity-Based Awards
At the effective time, each outstanding equity award issued pursuant to Thermon’s 2011 Long Term Incentive Plan, 2020 Long Term Incentive Plan and any other equity award plan of Thermon will be treated as follows:
Company RSU Awards
Each outstanding Company RSU award will be automatically assumed by CECO and converted into a “converted RSU award” with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company RSU award immediately prior to the effective time and (b) the stock election share amount (0.8110). Each converted RSU award will otherwise be subject to the same terms and conditions (including any vesting and forfeiture provisions and, as applicable, dividend equivalent rights) as applied to the corresponding Company RSU award immediately prior to the effective time, except as otherwise required by applicable law.
Company PU Awards
Each outstanding Company PU award will be automatically assumed by CECO and converted into a converted RSU award with respect to a number of shares of CECO common stock (rounded down to the nearest whole share) equal to the product of (a) the number of shares of Thermon common stock subject to such Company PU award immediately prior to the effective time (determined in accordance with the following sentence) and (b) the stock election share amount (0.8110). The number of shares of Thermon common stock deemed subject to each Company PU award will be determined as follows: (a) for any completed performance period, based on actual achievement of the applicable performance-based vesting conditions; (b) for any performance period in which the effective time occurs (i.e., the performance period is not yet completed and performance goals have been established), based on the greater of target performance and actual performance as of the effective time (with performance goals and achievement thereof equitably adjusted as necessary to reflect a shortened performance period); and (c) for any performance period for which performance goals have not yet been established, based on target performance. Each such converted RSU award will be subject to the same time-based vesting conditions as applied to the corresponding Company PU award, except as otherwise required by applicable law, but will no longer be subject to performance-based vesting conditions.
Company Options
Each outstanding in-the-money Company option will be cancelled at the effective time and converted into the right to receive a cash payment (without interest, and less applicable tax withholdings) equal to the product of (a) the number of shares of Thermon common stock subject to such Company option immediately prior to the effective time, multiplied by (b) the excess of $63.89 over the exercise price per share of such Company option. Each outstanding out-of-the-money Company option will be cancelled at the effective time for no consideration.
Non-U.S. Cash-Out Right
The merger agreement provides that, with respect to any non-US award, CECO may, in its sole discretion, elect to cancel such non-U.S. award and pay the holder a cash amount equal to the product of (a) the number of shares of Thermon common stock subject to such non-U.S. award immediately prior to the effective time (determined, with respect to Company PU awards, as described above) and (b) $63.89 in lieu of converting such award into a CECO equity award, subject to applicable tax withholding.
Prior to the effective time, Thermon will take all action necessary to effectuate the treatment of the Company RSU awards, Company PU awards, Company options, and Non-U.S. Cash-Out rights described above and to ensure that, as of the effective time, no holder of any Company RSU award, Company PU award, Company option, or Non-U.S. Cash-Out right (or former holder thereof) will have any rights to acquire capital stock of Thermon, the surviving corporation or any of their subsidiaries.
Exchange and Payment
Exchange Agent
Prior to the effective time, CECO will deposit (or cause to be deposited) with an exchange agent designated by CECO and reasonably acceptable to Thermon, in trust for the benefit of holders of shares of Thermon common stock immediately prior to the effective time (other than holders of excluded shares or dissenting shares), (a) uncertificated shares of CECO common stock represented by book entry (or certificates if requested) representing the shares of CECO common stock issuable to former holders of shares of Thermon common stock, other than excluded shares and (b) an amount of cash sufficient to pay the aggregate cash consideration (including cash in lieu of fractional shares). In addition, CECO shall make available by depositing with the exchange agent, as necessary from time to time after the effective time, any dividends or distributions payable pursuant to the merger agreement.
Exchange Procedures
As soon as reasonably practicable after the effective time, the surviving company will cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time represented outstanding shares of Thermon common stock that were converted into the right to receive merger consideration, any dividends or distributions payable pursuant to the merger agreement, and any cash in lieu of fractional shares of CECO common stock payable pursuant to the merger agreement, (a) a letter of transmittal (which letter will be in customary form and contain such other provisions as CECO or the exchange agent may reasonably specify) and (b) instructions for use in effecting the surrender of such certificates in exchange for the applicable merger consideration, any dividends or other distributions payable pursuant to the merger agreement and any cash in lieu of fractional shares.

Upon surrender of a certificate to the exchange agent (or an affidavit of loss in lieu of the certificate), together with such letter of transmittal, duly completed and validly executed, the holder of such certificate will be entitled to receive in exchange for the shares of Thermon common stock formerly represented by such certificate (a) the applicable merger consideration (which shares of CECO common stock will be in uncertificated book-entry form unless a physical certificate is requested), (b) any dividends or other distributions payable pursuant to the merger agreement and (c) any cash in lieu of fractional shares, and the certificate so surrendered will be cancelled.
Promptly after the effective time, and in any event not later than the third business day after the effective time, the surviving company will cause the exchange agent to issue and send to each holder of uncertificated shares of Thermon common stock represented by book entry (“Thermon book-entry shares”), other than with respect to excluded shares and dissenting shares, (a) the applicable merger consideration (which shares of CECO common stock will be in book-entry form unless a physical certificate is requested), (b) any dividends or other distributions payable pursuant to the merger agreement and (c) any cash in lieu of fractional shares payable pursuant to the merger agreement, without such holder being required to deliver a certificate or an executed letter of transmittal to the exchange agent, and such Thermon book-entry shares will then be cancelled, subject to the provisions of the merger agreement.
No interest will be paid or accrued on any unpaid dividends and distributions or cash in lieu of fractional shares, if any, payable to holders of certificates or Thermon book-entry shares.
Termination of the Exchange Fund
Any portion of the exchange fund that remains undistributed to holders of certificates or Thermon book-entry shares six months after the effective time will be delivered to CECO (or its designee), upon demand, and any remaining former holders of Thermon common stock may thereafter look only to the surviving company, as general creditors thereof, for payment of the merger consideration, any unpaid dividends or distributions made pursuant to the merger agreement and any cash in lieu of fractional shares of Parent Common Stock (subject to abandoned property, escheat or other similar laws), without interest.
If any certificates or Thermon book-entry shares have not been exchanged prior to two years after the effective time (or immediately prior to such earlier date on which the related merger consideration would otherwise escheat to or become the property of any governmental entity), any such merger consideration (and any related dividends, distributions and cash in lieu of fractional shares) in respect thereof shall, to the extent permitted by applicable law, become the property of CECO, free and clear of all claims or interest of any person previously entitled thereto.
Lost, Stolen or Destroyed Share Certificates
If any certificate is lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to CECO, of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by CECO or the exchange agent, the posting by such person of a bond in such amount as CECO or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the surviving company with respect to such certificate, the exchange agent will deliver in exchange for such lost, stolen or destroyed certificate the merger consideration payable in respect thereof, any dividends or other distributions payable pursuant to the merger agreement and any cash in lieu of fractional shares pursuant to the merger agreement.
Dissenting Shares
Notwithstanding anything in the merger agreement to the contrary, shares of Thermon common stock issued and outstanding immediately prior to the effective time that are held by stockholders who have properly demanded and perfected appraisal rights under Section 262 of the DGCL will not be converted into the right to receive the merger consideration, but instead will be entitled to payment of the fair value of such shares in accordance with Section 262 of the DGCL, unless such stockholder fails to perfect, effectively withdraws or otherwise loses the right to appraisal. If any stockholder fails to perfect, effectively withdraws or loses such right to appraisal prior to the election deadline, such shares will be deemed no election shares (unless the holder thereafter makes a timely election); if such failure occurs after the election deadline, such shares will be deemed to have been converted into the right to receive the mixed consideration.
Withholding Rights
CECO, Merger Sub Inc., Merger Sub LLC, and the exchange agent will each be entitled to deduct and withhold from the consideration otherwise payable to any holder of shares of Thermon common stock or otherwise pursuant to the merger agreement such amounts as are required to be deducted and withheld under the Code, or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.
Representations and Warranties
The merger agreement contains representations and warranties made by each of Thermon (in Article III) and CECO (in Article IV) to the other party. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the party making such representation or warranty). In addition, certain of the representations and warranties are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge after reasonable inquiry.
Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to CECO by Thermon, in the case of representations and warranties made by Thermon, or to Thermon by CECO, in the case of representations and warranties made by CECO, as well as the reports of CECO and Thermon filed with or furnished to the SEC at least 24 hours prior to the date of the merger agreement (excluding any disclosures set forth in any risk factor section or in any section relating to forward-looking statements or any other statement or disclosure that is similarly predictive, cautionary or forward-looking in nature).
In the merger agreement, each of Thermon and CECO has made customary representations and warranties to the other party regarding, among other things: organization, standing and power; capital stock; subsidiaries; authority and power with respect to the execution, delivery and performance of the merger agreement; voting requirements; the absence of violations of, or conflicts with, organizational documents, certain contracts and applicable law; filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the mergers; proper filing of reports with the SEC and the accuracy of the information contained in those reports; the compliance with GAAP and SEC accounting rules and regulations with respect to financial statements; the absence of certain undisclosed liabilities; the information supplied in connection with this joint proxy statement/prospectus; the absence of any event that would be reasonably expected to have a material adverse effect; conduct of business in the ordinary course; the absence of certain litigation and governmental orders; compliance with certain laws and regulations and such party’s permits; employee benefits matters; labor matters; environmental matters; taxes; certain material contracts; insurance; real property; intellectual property; data privacy; products and product liability; inapplicability to the mergers of state takeover statutes; related party transactions; international trade laws; certain payments; customers and suppliers; and brokers.
In addition, CECO has made representations and warranties to Thermon regarding: the absence of activities or liabilities of Merger Sub Inc. and Merger Sub LLC; the availability of financing; and the solvency of the combined company following the mergers.
The representations and warranties of each party will expire at the effective time and do not survive the closing.
Definition of “Material Adverse Effect.”
The merger agreement defines “Material Adverse Effect” with respect to each of Thermon and CECO as any event, change, circumstance, occurrence, or effect that (a) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole, or (b) solely with respect to each party’s representations regarding the absence of violations of, or conflicts with, organizational documents, certain contracts and applicable law (and the corresponding closing condition), would reasonably be expected to prevent, materially delay or materially impair the ability of such party to consummate the transactions contemplated by the merger agreement, subject to customary carve-outs applicable to the first prong (including, among others, general industry, economic, political, financial credit, capital or securities market conditions (including without limitation, tariffs, commodity price changes or interest rate changes), failures to meet projections (excluding matters giving rise to or contributing to such failure), forecasts, estimates or predictions, execution and delivery of the merger agreement public announcement of consummation of the mergers changes in the trading price or volume of securities of either parties securities (excluding matters giving rise to or contributing to such changes), changes in applicable law or regulations, changes in GAAP, geopolitical conditions (including, without limitation, acts of war or terrorism), pandemics, actions taken or omitted at the written direction of the other party and compliance with obligations under the merger agreement, subject to certain exceptions as stated in the merger agreement.
Conduct of Business Pending the Mergers
The merger agreement contains covenants requiring each of Thermon (in Section 5.1(a)) and CECO (in Section 5.1(b)) to conduct their respective businesses in the ordinary course of business consistent with past practice in all material respects during the period between the date of the merger agreement and the earlier of the effective time and the termination of the merger agreement. In addition, each party has agreed to use commercially reasonable efforts to preserve intact in all material respects its business organization, preserve its assets, rights and properties in good repair and condition, keep available in all material respects the services of its current officers, employees and consultants, preserve its goodwill and maintain satisfactory relationships with material customers, material suppliers, material licensors, material licensees, material distributors and others having business dealings with it.
In addition to the general obligation to operate in the ordinary course, the merger agreement contains specific restrictions on actions that neither Thermon nor CECO may take without the prior written consent of the other party (which consent is not to be unreasonably withheld, conditioned or delayed), including, among others:
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declaring, setting aside or paying any dividends on, or making any other distributions in respect of, any of its capital stock, other than dividends by a wholly owned subsidiary to its Parent or any other direct or indirect wholly owned subsidiary of the Company;

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splitting, combining, reclassifying or otherwise changing any of its capital stock;

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issuing, delivering, selling, granting, pledging or otherwise encumbering or subjecting to any lien any shares of capital stock, equity interests or securities convertible into or exercisable for capital stock (subject to certain exceptions, including the issuance of shares upon the exercise or settlement of outstanding equity awards);

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amending its organizational documents;

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acquiring or agreeing to acquire any corporation, partnership, association or other business organization or division thereof, or any assets that are material (subject to certain exceptions, including acquisitions with aggregate consideration not exceeding $25,000,000);

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selling, leasing, licensing, mortgaging or otherwise encumbering or disposing of any material assets or properties (subject to certain exceptions, including transactions with aggregate consideration not exceeding $15,000,000);

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incurring additional indebtedness (subject to certain exceptions);

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making capital expenditures above specified thresholds or with respect to certain specified matters;

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entering into, modifying or terminating any material contracts;

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increasing or granting new employee compensation and benefits or accelerating the vesting, funding or payment of any such payment, or adopting, entering into, or amending any collective bargaining agreement (subject in each case to certain exceptions); and

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settling litigation or other proceedings above certain thresholds.

The merger agreement also contains a leverage covenant applicable to CECO, pursuant to which CECO has agreed that prior to closing it will not incur indebtedness that would cause its consolidated net leverage ratio to exceed 4.00x (after giving pro forma effect to the funding of the cash consideration and the Company indebtedness payoff amount).
No Solicitation of Acquisition Proposals
The merger agreement contains mutual provisions that restrict each of Thermon’s and CECO’s ability to solicit or engage with competing Acquisition Proposals. Each of Thermon and CECO has agreed that it will not, and will not permit or authorize any of its subsidiaries or any of its or their directors or officers to, and will use reasonable best efforts to cause its and its subsidiaries’ representatives not to, directly or indirectly:
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solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal;

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enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, any Acquisition Proposal; or

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approve, endorse, recommend or enter into any alternative acquisition agreement, subject to certain exceptions.

Each party has also agreed to immediately cease and cause to be terminated all existing discussions or negotiations with any persons conducted prior to the date of the merger agreement with respect to any Acquisition Proposal and to immediately terminate all physical and electronic data room access previously granted to any such person. In addition, each party has agreed to promptly request from each person that has executed a confidentiality agreement in connection with a potential Acquisition Proposal the prompt return or destruction of all confidential information previously furnished.
Fiduciary Exception
Notwithstanding the non-solicitation restrictions, if at any time after the date of the merger agreement and prior to obtaining the applicable stockholder approval, a party receives a written Acquisition Proposal that such party believes in good faith to be bona fide and that did not result from a material breach of the non-solicitation provisions, and the applicable board of directors determines in good faith (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a superior proposal, and that the failure to take certain actions would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, such party may (a) furnish non-public information to the person making such proposal (subject to an acceptable confidentiality agreement and the prompt provision of such information to the other party) and (b) participate in discussions or negotiations with such person and their respective representatives and financing sources regarding such proposal and otherwise assist and facilitate such discussions or negotiations.
Nothing in the non-solicitation provisions prohibits a party from solely seeking to clarify the terms and conditions of an offer, inquiry or proposal to determine whether such offer, inquiry or proposal constitutes or would be reasonably expected to lead to a superior proposal.
Definition of “Superior Proposal”
The merger agreement defines a “Company Superior Proposal” (with respect to Thermon) and a “Parent Superior Proposal” (with respect to CECO) as any bona fide written Acquisition Proposal that the applicable board of directors determines, in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and all other factors such party’s board of director’s determines are relevant, including financing terms and the identity of the person making the proposal, (a) the terms of which, if consummated are more favorable from a financial point of view to the applicable party’s stockholders than the transactions contemplated by the merger agreement (including any adjustment to the terms proposed by the other party in response to such proposal pursuant to the “match right” provisions of the merger agreement) and (b) is reasonably likely of being completed on the terms proposed on a timely basis. For purposes of this definition, references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”
Definition of “Acquisition Proposal”
The merger agreement defines an “Acquisition Proposal” with respect to each party as any proposal or offer from any person or group of persons (other than the other party and its affiliates) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (a) assets of such party and its subsidiaries equal to 20% or more of such party’s consolidated assets or to which 20% or more of such party’s revenues or earnings are attributable or (b) 20% or more of any class of equity or voting securities of such party, in each case other than the transactions contemplated by the merger agreement.
Each party is required to keep the other party informed (orally and in writing) in all material respects on a prompt basis of the material details of any Acquisition Proposal, including furnishing unredacted copies of any written proposals or offers or drafts of written agreements or term sheets or similar documents (to the extent containing material terms) exchanged between such party and its representatives, on the one hand, and the person or group making the offer, on the other hand, and the name(s) of the person or group of persons making such proposal (except to the extent disclosure of such person would result in the breach of a confidentiality agreement in the effect as of the date of the signing of the merger agreement, in which case such party will inform the general party of the general identity of such person in a manner compliant with such confidentiality agreement).
No Change of Recommendation
Except as otherwise permitted by the merger agreement, neither the Thermon board nor the CECO board, nor any committee thereof, may:
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withdraw (or modify or qualify in any manner adverse to the other party) the recommendation or declaration of advisability by such party’s board of directors of the merger agreement or the transactions contemplated thereby, or, in the case of CECO, the CECO stock issuance proposal;

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recommend or otherwise declare advisable the approval by such party’s stockholders of any Acquisition Proposal;

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publicly resolve, agree or propose to take any of the foregoing actions (any such action, an “adverse recommendation change”); or

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cause or permit such party or any of its subsidiaries to enter into any alternative acquisition agreement unless the merger agreement is terminated in accordance with its terms (other than an acceptable confidentiality agreement under the merger agreement, or in the circumstances described below in “The Merger Agreement — Matching Right.”).

Permitted Change of Recommendation.   At any time prior to obtaining the applicable stockholder approval, the board of directors of each of Thermon and CECO may, if such board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by the other party, make an adverse recommendation change in response to either (a) a superior proposal or (b) an intervening event (defined as a material event, fact, occurrence, change or circumstance, that was not known or reasonably foreseeable to such board as of the date of the merger agreement (or if known, the consequences or materiality of which were not known or reasonably foreseeable)).
Matching Right.   Before either Thermon or CECO may effect an adverse recommendation change, whether in response to a superior proposal or an intervening event, the applicable party must:

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provide written notice to the other party at least four business days before taking that action specifying, in certain reasonable detail, the basis for the proposed adverse recommendation change (and, in the case of a superior proposal, the material terms thereof and the identity of the person making such proposal, and contemporaneously furnish a copy of any proposed alternative acquisition agreement and certain other relevant transaction documents) (it being understood that any amendment to the financial or other material terms of such superior proposal (as such term is described in “The Merger Agreement Recognition of Superior Proposal”) requires a new written notice and a new notice period, provided such notice period will be shortened to three business days);

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negotiate in good faith with the other party (to the extent the other party wishes to negotiate) during such four-business-day period to enable the other party to propose modifications to the terms of the merger agreement; and

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at the end of such period, the applicable board may effect such adverse recommendation and may, upon termination of the merger agreement and payment of the applicable termination fee as further described below in “Merger Agreement — Termination of the Merger Agreement,” enter into a definitive alternative acquisition agreement with another person.

Existing Discussions
Each of Thermon and CECO is required to, and is required to not permit or authorize any of their subsidiaries and their directors and officers and to use reasonable best efforts to cause the representatives of such party and its subsidiaries to: immediately cease and cause to be terminated all existing discussions and negotiations with any person conducted prior to the parties’ execution of the merger agreement with respect to any Acquisition Proposal or potential Acquisition Proposal; promptly request the return or destruction of all confidential information previously furnished; and not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party; provided, that, prior to (but not after) obtaining the applicable stockholder approval, such party will be permitted to waive a standstill or similar provision (without the other party’s prior written consent) to the extent reasonably necessary to permit such third party to engage in discussions with such party, subject to the limitations set forth in the merger agreement, to evaluate or arrange financing for any Acquisition Proposal or to make or participate in any Acquisition Proposal, and to enforce the provisions of any such agreement (provided, that such party will be permitted to grant waivers of, and not enforce, any standstill agreement, but solely to the extent that such party’s board determines in good faith, after consultation with its outside counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law).
CECO and Thermon Stockholders Meetings
The merger agreement requires each of CECO and Thermon to duly call, give notice of, convene and hold a special meeting of its stockholders (or in the case of CECO, an annual meeting of stockholders) for the purpose of obtaining the applicable stockholder approval no later than 45 calendar days after the SEC declares the Form S-4 effective. CECO and Thermon will use commercially reasonable efforts to hold the CECO meeting and the Thermon meeting on the same date and at the same time.
Each of CECO and Thermon has agreed other than following the occurrence of an adverse recommendation change, to use its reasonable best efforts (except in the event of a permitted adverse recommendation change) to solicit proxies to obtain the applicable stockholder approval and to take all other action reasonably necessary or advisable to secure such approval. Each party’s obligations to prepare and file this joint proxy statement/prospectus and to set a preliminary record date for its stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication of any Acquisition Proposal or any adverse recommendation change other than in connection with a permitted termination of the merger agreement in connection with the entry into an alternate acquisition agreement.
Access to Information; Confidentiality
Subject to applicable law and certain other exceptions, each party is required to, and is required to cause each of its subsidiaries to, upon reasonable advance written notice by the other party, use reasonable best efforts to afford to the other party and its representatives reasonable access during normal business hours, during the period prior to the effective time or the termination of the merger agreement, to all their respective properties, assets, books, contracts, commitments, personnel and records, and to use reasonable best efforts to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request.
Regulatory Approvals; Consents
Upon the terms and subject to the conditions of the merger agreement, each of CECO, Thermon, Merger Sub Inc. and Merger Sub LLC has agreed to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including: (a) obtaining all required consents, approvals or waivers from third parties; (b) obtaining all necessary actions, waivers, consents, approvals, orders and authorizations from governmental entities, including filings under the HSR Act (which must be made within 20 business days following the date of the merger agreement); and (c) executing and delivering any additional instruments necessary to consummate the transactions.
The merger agreement provides that neither CECO nor Thermon will be required to (i) agree or proffer to divest or hold separate (in trust or otherwise), or take any other action with respect to any of the assets or businesses of CECO or Thermon, (ii) agree or proffer to limit in any manner or refrain from exercising any rights of ownership of any securities, or (iii) agree to any behavioral remedy or similar restriction, that, in each case, individually or in the aggregate, constitutes a “burdensome condition” (as defined in the merger agreement). Notwithstanding the foregoing, at the written request of either CECO or Thermon, the other party will agree to take remedial actions that would not, individually or in the aggregate, constitute a burdensome condition, so long as such action is conditioned upon the occurrence of the closing and does not become effective unless and until the closing occurs.
Notification of Certain Matters
Each of CECO and Thermon has agreed to give prompt notice to the other party of (a) any material written communication received by a party from a government entity that relates to and would reasonably be expected to prevent materially delay, materially interfere or materially impair the consummation of the Transactions, (b) any other notice or communication that is substantive and material from any government entity in connection with the Transactions, (c) any litigation or similar action that, to such party’s knowledge, threatens in writing to enjoin, restrain or otherwise prohibit the consummation of the Transactions, (d) any change or event resulting, or which would reasonably be expected to, result in a failure of the closing conditions as further summarized below in “The Merger Agreement — Closing Conditions”; provided, that the delivery of any notice will not cure any breach of, or non-compliance with, any other provision of the merger agreement.
Indemnification, Exculpation and Insurance
From and after the effective time, CECO and the surviving company have agreed to indemnify, and hold harmless, to the extent provided under the organizational documents of Thermon and its subsidiaries (or any indemnification agreements in existence as of the date of the merger agreement), each current and former director, officer, employee and agent of Thermon and its subsidiaries or who is or was serving at the request of Thermon or any of its subsidiaries as a director, officer, manager, member, trustee, fiduciary, employee or agent of another person (each, an “indemnified person”) against any costs and expenses (including attorneys’ fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to acts or omissions occurring or alleged to have occurred at or prior to the effective time.
For a period of six years following the effective time, the organizational documents of the surviving company and its subsidiaries will contain provisions with respect to indemnification, advancement of expenses and exculpation that are no less favorable than the provisions set forth in the organizational documents of Thermon and its subsidiaries as in effect immediately prior to the effective time, and such provisions will not be amended, repealed or otherwise modified during such six-year period in any manner that would adversely affect the rights thereunder of the Indemnified Persons, unless such modification is required by applicable law.
The merger agreement also provides that, for a period of six years after the effective time, CECO will cause to be maintained in effect Thermon’s current directors’ and officers’ liability insurance covering each person currently covered by such policies for acts or omissions occurring prior to the effective time. CECO may satisfy this obligation by substituting policies with material terms, including coverage and amount, that are no less favorable in any material respect than Thermon’s existing policies as of the date of the merger agreement, or CECO may request that Thermon obtain extended reporting period (i.e., “tail”) coverage under its existing insurance programs to be effective as of the effective time. However, in no event will CECO or the surviving company be required to pay annual premiums for such insurance in excess of 300% of the amount of the annual premiums paid by Thermon for fiscal year 2025. If the premium for such insurance coverage exceeds this 300% cap, CECO will be obligated to provide as much coverage as may be obtained for such 300% amount.
Stock Exchange Listing
CECO will use its reasonable best efforts to cause the shares of CECO common stock to be issued in the first merger, and such other shares of CECO common stock to be reserved for issuance in connection with the first merger, to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the effective time.
Stockholder Litigation
In the event any action by any governmental entity or other person (other than the parties) is commenced or, to the knowledge of Thermon or CECO, as applicable, threatened, that questions the validity or legality of the transactions contemplated by the merger agreement or seeks damages or an injunction in connection therewith, or would otherwise reasonably be expected to prevent, materially delay, materially interfere with or materially impair the consummation of the transactions, including stockholder litigation (“transaction litigation”), Thermon or CECO, as applicable, is required to promptly notify the other party of such transaction litigation and to keep the other party reasonably informed with respect to the status thereof. Each party is required to give the other party a reasonable opportunity to participate in the defense or settlement of any transaction litigation (at such other party’s cost) and is required to consider in good faith, acting reasonably, the other party’s advice with respect to such transaction litigation; provided, that the party that is subject to such transaction litigation is required to not offer or agree to settle any transaction litigation without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed).
Certain Tax Matters
Each of CECO and Thermon has agreed to use its reasonable best efforts to cause the mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, including by not taking any action, or failing to take any action, that would reasonably be expected to cause the mergers to fail to so qualify.
Public Announcements
Except as may be required by applicable law, court process, obligations pursuant to any listing agreement with, or rules of, the Nasdaq or the NYSE, as applicable, and subject to certain customary exceptions, neither CECO nor Thermon will, without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed), issue any press release or make any public statement with respect to the merger agreement, the mergers or the other transactions contemplated by the merger agreement.
Treatment of Indebtedness
Thermon’s existing credit facility, the Second Amended and Restated Credit Agreement dated as of July 24, 2025, with JPMorgan Chase Bank, N.A. as administrative agent (the “Thermon Credit Agreement”), is expected to be repaid at closing.

For the avoidance of doubt, neither Thermon nor any of its subsidiaries is obligated to make any payment in respect of the Thermon indebtedness payoff amount prior to the effective time, and Thermon is not obligated to terminate or discharge the Thermon Credit Agreement prior to the effective time.
Financing
In connection with the merger agreement, CECO has obtained a debt commitment letter, dated as of February 23, 2026, from Bank of America, N.A. and BofA Securities, Inc., pursuant to which Bank of America, N.A. has committed to provide a $200 million incremental term loan facility under CECO’s existing Fourth Amended and Restated Credit Agreement, dated as of January 30, 2026 (the “Parent Credit Agreement”). The proceeds of the incremental term loan facility, together with a combination of cash on hand and revolving credit borrowings, will be used to fund the cash consideration in the mergers, repay Thermon’s outstanding indebtedness, and pay related fees and expenses.
In addition, the commitment parties have agreed to use commercially reasonable efforts to arrange certain amendments to the Parent Credit Agreement to allow up to $365 million of revolving credit loans to be used to fund a portion of the cash purchase price and other related closing fees.
The merger agreement requires Thermon and its subsidiaries to use reasonable best efforts to provide customary cooperation and financial information reasonably requested by CECO in connection with the financing, including: (a) furnishing audited financial statements for the three most recently completed fiscal years and unaudited interim financial statements for subsequent fiscal quarters; (b) furnishing information reasonably requested in connection with the preparation of customary offering and marketing documents; (c) assisting with the preparation of customary materials for rating agency presentations, road show materials and offering documents; (d) causing Thermon’s independent accountants to provide customary assistance, including comfort letters; (e) cooperating with customary due diligence and marketing efforts, including causing senior officers to participate in a reasonable number of investor meetings, presentations, roadshows and sessions with rating agencies; (f) cooperating with CECO’s legal counsel in connection with any legal opinions; and (g) providing customary authorization letters and delivering required documentation and information at least three business days prior to closing. Notwithstanding the foregoing, neither Thermon nor any of its subsidiaries is required to, among other things, (i) incur any fees, expenses or other liabilities for which it is not previously or simultaneously reimbursed or indemnified, (ii) become an obligor with respect to any financing prior to the effective time, (iii) waive or amend any terms of the merger agreement, (iv) take any action that would cause any representation or warranty in the merger agreement to be breached or any closing condition to fail to be satisfied, or (v) take any action that would unreasonably interfere with the conduct of Thermon’s business.
The merger agreement requires CECO and the merger subsidiaries to use their reasonable best efforts to arrange and obtain the financing on the terms described in the debt commitment letter, and CECO may not, without Thermon’s prior written consent, agree to any amendments that would reduce the aggregate amount of the financing below the amount required to fund the transactions, impose certain new or additional conditions precedent or include certain other terms prohibited by the merger agreement. If any portion of the financing becomes unavailable, CECO and the merger subsidiaries are required to use their reasonable best efforts to arrange alternative financing from other sources on terms at least as favorable to Thermon in the aggregate. CECO has agreed to reimburse Thermon for all reasonable and documented out-of-pocket costs and expenses incurred in connection with Thermon’s financing cooperation obligations and to indemnify Thermon and its subsidiaries against any liabilities arising from such cooperation (other than liabilities resulting from gross negligence, bad faith or willful misconduct of Thermon or its subsidiaries or their representatives).
On March 30, 2026, CECO and BofA successfully concluded the 1st amendment to the Parent Credit Agreement which includes an upsized incremental term loan facility of $235 million and an upsized revolver credit facility of $740 million. Further, the amendment allows for up to $365 million in revolver credit funds to be used to fund a portion of the cash purchase price and other related closing fees.
Employee Matters
The merger agreement provides that for a period of one year following the effective time, CECO is required to, or cause its subsidiaries to, provide employees of Thermon or any of its subsidiaries as of the effective time who continue employment with CECO or one of its subsidiaries immediately following the effective time (including executive officers who remain employed following the effective time) (“continuing employees”) with: (a) base salaries or hourly wage rates and target annual cash bonus opportunities that are no less favorable than those in effect for such continuing employees immediately prior to the effective time; (b) long-term incentive compensation opportunities that are no less favorable in value than those provided to such continuing employees immediately prior to the effective time (except as otherwise required by applicable law); (c) severance benefits that are no less favorable than the severance benefits that would have been provided in accordance with Thermon’s severance plans or policies applicable to such continuing employees immediately prior to the effective time; and (d) employee benefits (other than long-term incentive compensation, equity and equity-based awards, retention or change in control bonuses, defined benefit pension benefits, non-qualified deferred compensation and retiree welfare benefits) that are no less favorable in the aggregate than either those offered to such continuing employees immediately prior to the effective time or those offered to similarly situated individuals employed by CECO and its subsidiaries, as determined in CECO’s sole discretion.
Without limiting the foregoing, CECO will, or will cause its subsidiaries to, provide each continuing employee who participates in Thermon’s annual cash incentive program for the 2026 fiscal year a payment (if unpaid prior to the effective time) in an amount which is no less than the amount that would have been payable to such continuing employee under such annual cash incentive program in accordance with the terms thereof determined based on actual achievement of performance goals for the 2026 fiscal year, subject to the employee’s continued employment through the applicable payment date or earlier termination without cause.
With respect to any CECO employee benefit plans in which continuing employees are eligible to participate following the effective time, CECO is required to, or cause its subsidiaries to, (a) recognize all service of continuing employees with CECO, Thermon or any of their respective subsidiaries or predecessor entities for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant (with limited exceptions), (b) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (c) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the effective time in the plan year in which the effective time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such employee benefit plans.
Conditions to the Closing of the Mergers
Conditions to Each Party’s Obligation to Effect the Mergers.   The obligation of each party to effect the mergers is subject to the satisfaction at or prior to the effective time of the following conditions:
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Stockholder Approvals.   The Thermon stockholder approval (adoption of the merger agreement) and the CECO stockholder approval (approval of the CECO stock issuance) have been obtained.

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Antitrust Approvals.   The expiration or termination of the waiting period (and any extension thereof) under the HSR Act, which the FTC terminated early on April 2, 2026, as well as any agreement not to close embodied in a “timing agreement” with any governmental entity, has expired or been terminated.

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No Injunctions or Legal Restraints.   No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction will be in effect, and no material law will have been enacted or promulgated, after the date of the merger agreement in any jurisdiction material to CECO and its subsidiaries taken as a whole or Thermon and its subsidiaries, taken as a whole, that prohibits or makes illegal the consummation of the mergers.

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Nasdaq Listing.   The shares of CECO common stock to be issued in the first merger have been approved for listing on the Nasdaq, subject to official notice of issuance.

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Form S-4.   The registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, has been declared effective by the SEC, and no stop order suspending the effectiveness of the Form S-4 has been issued and no proceedings by the SEC for that purpose have been initiated or threatened.

Additional Conditions to CECO’s Obligations.   The obligation of CECO to effect the mergers is also subject to the satisfaction or waiver of additional conditions, including:
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the accuracy of Thermon’s representations and warranties as follows: the representations and warranties of Thermon regarding organization, authority, no undisclosed broker obligations and anti-takeover provisions must have been true and correct in all material respects as of the date of the merger agreement and as of the closing date; the representations and warranties of Thermon regarding the absence of a material adverse effect must be true and correct in all respects; the representations and warranties regarding capital stock must be true and correct other than for de minimis inaccuracies; and each other representation and warranty of Thermon must be true and correct in all respects (without giving effect to any limitation as to materiality or material adverse effect), except where the failure of such representations and warranties to be so true and correct has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
performance by Thermon of its covenants and obligations in all material respects; and

•
receipt of an officer’s certificate from Thermon certifying as to the foregoing conditions.

Additional Conditions to Thermon’s Obligations.   The obligation of Thermon to effect the mergers is also subject to the satisfaction or waiver of additional conditions, including:
•
the accuracy of CECO’s representations and warranties (subject to specified materiality standards, generally parallel to the standards applicable to Thermon);

•
performance by CECO of its covenants and obligations in all material respects;

•
receipt of an officer’s certificate from CECO;

•
receipt of a tax opinion from Sidley Austin LLP (or, if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to Thermon), dated as of the closing date, to the effect that the mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
the appointment of the new board designees to the CECO board.

No party may rely on the failure of any condition to be satisfied if such failure was caused by such party’s breach of the merger agreement.
Termination of the Merger Agreement
Termination by Mutual Consent.   The merger agreement may be terminated and the mergers may be abandoned at any time prior to the effective time, whether before or after the Thermon stockholder approval or the CECO stockholder approval has been obtained, by mutual written consent of CECO and Thermon.
Termination by Either Party.   The merger agreement may be terminated by either CECO or Thermon:
•
if the mergers have not been consummated by August 24, 2026 (the initial “outside date”); provided, that if, as of the initial outside date, the conditions relating to antitrust approvals (including the expiration or termination of the waiting period under the HSR Act, which the FTC terminated early on April 2, 2026) have not been satisfied or waived but all other closing conditions have been satisfied or waived (or are capable of being satisfied), the outside date will be automatically extended to November 23, 2026; provided, further, that the right to terminate pursuant to this provision will not be available to any party whose failure to fulfill its obligations has been a principal cause, or principal factor that resulted in, of the failure of the mergers to be consummated by the outside date;

•
if a court of competent jurisdiction has issued a final, nonappealable order permanently prohibiting or making illegal the mergers, or any material law has been enacted after the date of the merger agreement in a jurisdiction material to Thermon and its subsidiaries taken as a whole, or CECO and its subsidiaries, taken as a whole, that prohibits or makes illegal the consummation of the mergers; provided, that the right to terminate pursuant to its provisions will not be available to any party whose failure to fulfill its obligations has been a principal cause, or principal factor that resulted in such judgement, order, decree, or law;
•
if the Thermon stockholder approval was not obtained at the Thermon special meeting (including any adjournment or postponement thereof); provided, that the right to terminate pursuant to this provision will not be available to any party whose failure to fulfill its obligations has been a principal factor that resulted in the failure to obtain the Thermon Stockholder approval; or

•
if the CECO stockholder approval was not obtained at the CECO annual meeting (including any adjournment or postponement thereof). provided, that the right to terminate pursuant to this provision will not be available to any party whose failure to fulfill its obligations has been a principal factor that resulted in the failure to obtain the CECO Stockholder approval;

Termination by CECO.   CECO may terminate the merger agreement prior to the effective time:
•
if Thermon has breached its representations, warranties, covenants or agreements such that the closing conditions in favor of CECO would not be satisfied and such breach is not curable (or, if curable, is not cured within a specified cure period); except that this right to terminate will not be available if CECO is then in material breach of any of its own covenants or agreements;

•
if a Thermon adverse recommendation change has occurred, or Thermon has failed to publicly recommend against a tender or exchange offer within 10 business days of such offer having been publicly commenced, or Thermon has failed to publicly reaffirm its board recommendation upon the written request of CECO within 10 business days after an acquisition proposal is made by a third party subject to certain customary exceptions;

•
at any time prior to the receipt of Thermon stockholder approval, if Thermon has committed a willful and material breach of its non-solicitation obligations subject to certain customary exceptions; or

•
at any time prior to the receipt of CECO stockholder approval, in order to enter into a definitive agreement to effect a Parent Superior Proposal (as such term is described in “The Merger Agreement — Definition of Superior Proposal”) subject to compliance (subject to concurrent payment of the Parent termination fee).

Termination by Thermon.   Thermon may terminate the merger agreement prior to the effective time:
•
if CECO has breached its representations, warranties, covenants or agreements such that the closing conditions in favor of Thermon would not be satisfied and such breach is not curable (or, if curable, is not cured within a specified cure period); except that this right to terminate will not be available if Thermon is then in material breach of any of its own covenants or agreements;

•
if a CECO adverse recommendation change has occurred, or CECO has failed to publicly recommend against a tender or exchange offer within 10 business days, or CECO has failed to publicly reaffirm its board recommendation upon the written request of Thermon within 10 business days after an acquisition proposal is publicly made by a third party subject to certain customary exceptions;

•
at any time prior to the receipt of CECO stockholder approval, if CECO has committed a willful and material breach of its non-solicitation obligations subject to certain customary exceptions; or

•
at any time prior to the receipt of Thermon stockholder approval, in order to enter into a definitive agreement to effect a Company Superior Proposal (as such term is described in “The Merger Agreement — Definition of Superior Proposal”) subject to compliance with applicable terms of the Merger Agreement (subject to concurrent payment of the Company termination fee).

Effect of Termination.   In the event of the valid termination of the merger agreement, the merger agreement will immediately become void and have no effect, without any liability or obligation on the part of the parties; provided, that (a) the confidentiality agreement and certain specified provisions of the merger agreement (including provisions regarding brokers, public announcements, termination, fees and expenses, notices, governing law, submission to jurisdiction, specific performance, severability and waiver of jury trial) will survive the termination; and (b) no such termination will relieve any party from any liability or damages arising out of a willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or fraud, in which case the non-breaching party will be entitled to all rights and remedies available at law or in equity.
Termination Fees and Expense Reimbursement
Parent Termination Fee
CECO will be required to pay to Thermon a termination fee of $105,000,000 (the “Parent termination fee”) if the merger agreement is terminated:
•
by Thermon following a termination of the merger agreement for either (a) willful and material breach by CECO of its non-solicitation obligations under the merger agreement or (b) a change of recommendation by CECO;

•
by CECO in order to enter into a definitive agreement to effect a Parent Superior Proposal;

•
by CECO pursuant to a CECO no vote termination (and, at the time of such termination, Thermon had the right to terminate the merger agreement as a result of a CECO adverse recommendation change); or

•
by CECO pursuant to an outside date termination (and the CECO annual meeting has not occurred prior to the outside date), by either party following a CECO no vote termination, or by Thermon following a CECO terminable breach, and, in each such case, (1) an Acquisition Proposal with respect to CECO has been publicly announced or otherwise publicly communicated to CECO stockholders or, solely in the case of an outside date or CECO terminable breach termination, otherwise communicated to CECO’s senior management or board of directors, and (2) within one year after such termination, CECO enters into or consummates an alternative acquisition transaction.

It is understood that in no event will CECO be required to pay the Parent termination fee on more than one occasion; provided, that the payment by CECO of the Parent termination fee will not relieve CECO from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or fraud.
Company Termination Fee
Thermon will be required to pay to CECO a termination fee of $74,700,000 (the “Company termination fee”) if the merger agreement is terminated:
•
by CECO following a termination of the merger agreement for either (a) willful and material breach by Thermon of its non-solicitation obligations under the merger agreement or (b) a change of recommendation by Thermon;

•
by Thermon in order to enter into a definitive agreement to effect a Company Superior Proposal;

•
by Thermon pursuant to a Thermon no vote termination (and, at the time of such termination, CECO had the right to terminate the merger agreement as a result of a Thermon adverse recommendation change); or

•
by Thermon pursuant to an outside date termination (and the Thermon special meeting has not occurred prior to the outside date), by either party following a Thermon no vote termination, or by CECO following a Thermon terminable breach, and, in each such case, (1) a bona fide Acquisition Proposal with respect to Thermon has been publicly announced or otherwise publicly communicated to Thermon stockholders, or, solely in the case of an outside date or Thermon terminable breach termination, otherwise communicated to Thermon’s senior management or board of directors, and (2) within one year after such termination, Thermon enters into or consummates an alternative acquisition transaction.

It is understood that in no event will Thermon be required to pay the Company termination fee on more than one occasion; provided, that the payment by Thermon of the Company termination fee will not relieve Thermon from any liability or damage resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or fraud.

Expenses
Except as otherwise expressly provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the mergers are consummated. The expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/prospectus and the registration statement on Form S-4, and all filing and other fees paid to the SEC in connection with the mergers (other than attorneys’ fees, accountants’ fees and related expenses), will be shared equally by CECO and Thermon.
Amendment or Supplement
At any time prior to the effective time, the merger agreement may be amended or supplemented by written agreement of the parties, by action taken or authorized by their respective boards of directors; provided, that after the Thermon stockholder approval or the CECO stockholder approval has been obtained, no amendment may be made that pursuant to applicable law requires further approval or adoption by the applicable stockholders without such further approval or adoption.
Extension of Time; Waiver
At any time prior to the effective time, the parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in the merger agreement or any document delivered pursuant thereto or (c) subject to applicable law, waive compliance with any of the agreements or conditions of the other parties contained therein; provided, that after the Thermon stockholder approval or the CECO stockholder approval has been obtained, no waiver may be made that pursuant to applicable law requires further approval or adoption by the applicable stockholders without such further approval or adoption. No failure or delay of any party in exercising any right or remedy will operate as a waiver thereof, nor will any single or partial exercise of any such right or power preclude any other or further exercise thereof.
Third-Party Beneficiaries
Except for certain specified provisions (including the indemnification, exculpation and insurance provisions, which are intended to benefit the indemnified persons), the merger agreement is not intended to, and does not, confer any rights or remedies upon any person other than the parties to the merger agreement.
Governing Law
The merger agreement and any claims or causes of action arising out of or relating to the merger agreement or the negotiation, execution or performance of the merger agreement or the transactions contemplated thereby will be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws rules or provisions that would result in the application of the laws of any jurisdiction other than the State of Delaware.
Specific Performance
The parties to the merger agreement have agreed that irreparable damage would occur if the provisions of the merger agreement were not performed in accordance with their terms or were otherwise breached and that monetary damages would not be an adequate remedy, even if available. Accordingly, prior to any termination of the merger agreement, each party will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in the Court of Chancery of the State of Delaware (or, if jurisdiction is not then available in such court, in any federal court located in the State of Delaware or any other Delaware state court), in addition to any other remedy to which such party may be entitled at law or in equity. Each party has waived any defense that a remedy at law would be adequate and any requirement to post any bond or other security as a prerequisite to obtaining equitable relief.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On February 23, 2026, CECO Environmental Corp. (“CECO”), a Delaware corporation, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of CECO (“Merger Sub LLC”), and Thermon Group Holdings, Inc. (“Thermon”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub Inc. will merge with and into Thermon (the “First Merger”), with Thermon surviving the First Merger as a wholly owned subsidiary of CECO. Immediately after the First Merger, Thermon will merge with and into Merger Sub LLC (the “Second Merger”), with Merger Sub LLC surviving the Second Merger as a wholly owned subsidiary of CECO. The First Merger and the Second Merger are collectively referred to as the “Mergers.” Concurrently, with the execution of the Merger Agreement, on February 23, 2026, CECO entered into the Financing (as defined and further described in Note 1).
The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) of CECO has been prepared in accordance with Article 11 of Regulation S-X and gives pro forma effect to the Mergers and the Financing, and includes adjustments intended to illustrate the estimated pro forma effects of the Mergers (the “Transaction Accounting Adjustments”) and the Financing (the “Financing Adjustments”).
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on December 31, 2025, and combines the consolidated balance sheet of CECO as of December 31, 2025, with the consolidated balance sheet of Thermon as of December 31, 2025.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on January 1, 2025, and combines the consolidated statement of income of CECO for the year ended December 31, 2025, and the consolidated statement of operations and comprehensive income of Thermon for the period from January 1, 2025, to December 31, 2025 (i.e., the twelve months ended December 31, 2025). Refer to Note 3 for further details of the alignment of Thermon’s fiscal year end to CECO’s fiscal year end.
The unaudited Pro Forma Financial Information should be read in conjunction with the following:
•
The accompanying notes to the unaudited Pro Forma Financial Information;

•
The audited consolidated financial statements of CECO as of and for the year ended December 31, 2025, and the related notes, as included in CECO’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 2, 2026;

•
The unaudited consolidated financial statements of Thermon as of and for the nine months ended December 31, 2025, and the related notes, as included in Thermon’s Quarterly Report on Form 10-Q as filed with the SEC on February 5, 2026; and

•
The audited consolidated financial statements of Thermon as of and for the year ended March 31, 2025, and the related notes, as included in Thermon’s Annual Report on Form 10-K as filed with the SEC on May 22, 2025.

The unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Mergers and the Financing been consummated on the dates indicated or that the combined company may achieve in future periods. The Transaction Accounting Adjustments and the Financing Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that management believes are reasonable and supportable. As the unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein. Further, the unaudited Pro Forma Financial Information does not reflect any operating synergies, dis-synergies, or cost savings that may result from the Mergers.

CECO ENVIRONMENTAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025
	CECO	Thermon	Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		CECO
(in thousands, except share data)	(Historical)	(Reclassified) (Note 3)					Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$33,144	$46,858	$(508,222)	5(a)	$556,824	6(a)	$128,604
Restricted cash	83	5,738	—		—		5,821
Accounts receivable, net of allowances	172,909	111,884	—		—		284,793
Costs and estimated earnings in excess of billings on uncompleted contracts	115,614	25,101	—		—		140,715
Inventories	53,996	116,987	26,124	5(b)	—		197,107
Prepaid expenses and other current assets	29,450	12,854	7,800	5(c)	—		50,104
Prepaid income taxes	4,986	1,195	—		—		6,181
Total current assets	410,182	320,617	(474,298)		556,824		813,325
Property, plant and equipment, net	47,808	79,489	39,888	5(d)	—		167,185
Right-of-use assets from operating leases	28,251	15,623	—		—		43,874
Goodwill	288,163	271,388	716,353	5(e)	—		1,275,904
Intangible assets – finite life, net	96,966	107,368	567,632	5(f)	—		771,966
Intangible assets – indefinite life	9,705	—	—		—		9,705
Deferred income tax assets	449	1,694	—		—		2,143
Deferred charges and other assets	12,245	20,522	—		5,267	6(b)	38,034
Total assets	$893,769	$816,701	$849,575		$562,091		$3,122,136
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,879	$7,031	$(7,031)	5(g)	$11,750	6(c)	$13,629
Accounts payable	117,848	38,887	—		—		156,735
Accrued expenses	57,639	39,092	—		—		96,731
Billings in excess of costs and estimated earnings on uncompleted contracts	123,726	19,243	—		—		142,969
Income taxes payable	4,738	6,351	—		—		11,089
Total current liabilities	305,830	110,604	(7,031)		11,750		421,153
Other liabilities	3,317	9,609	—		—		12,926
Debt, less current portion	210,559	135,523	(135,523)	5(g)	550,341	6(d)	760,900
Deferred income tax liability, net	27,920	9,292	164,748	5(h)	—		201,960
Operating lease liabilities	22,961	12,971	—		—		35,932
Total liabilities	$570,587	$277,999	$22,194		$562,091		$1,432,871
Commitments and contingencies
Shareholders’ equity:
Common stock	355	33	192	5(i)	—		580
Capital in excess of par value	269,453	248,080	1,144,027	5(i)	—		1,661,560
Treasury Stock	—	(36,162)	36,162	5(i)	—		—
Retained earnings	56,621	384,124	(410,373)	5(i)	—		30,372
Accumulated other comprehensive loss	(8,901)	(57,373)	57,373	5(i)	—		(8,901)
Total CECO shareholders’ equity	317,528	538,702	827,381		—		1,683,611
Noncontrolling interest	5,654	—	—		—		5,654
Total shareholders’ equity	323,182	538,702	827,381		—		1,689,265
Total liabilities and shareholders’ equity	$893,769	$816,701	$849,575		$562,091		$3,122,136
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

CECO ENVIRONMENTAL CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2025
	CECO	Thermon	Transaction Accounting Adjustments (Note 5)		Financing Adjustments (Note 6)		CECO
(in thousands, except share and per share data)	(Historical)	(Reclassified) (Note 3)					Pro Forma Combined
Net sales	$774,381	$522,011	$—		$—		$1,296,392
Cost of sales	505,155	284,808	26,124	5(j)	—		816,087
Gross profit	269,226	237,203	(26,124)		—		480,305
Selling and administrative expenses	200,728	140,216	5,956	5(k)	—		346,900
Amortization expenses	16,166	13,890	78,724	5(l)	—		108,780
Acquisition and integration expenses	9,555	—	25,666	5(m)	—		35,221
Gain on sale of Global Pump Solutions business	(63,701)	—	—		—		(63,701)
Other operating expense	619	5	—		—		624
Income from operations	105,859	83,092	(136,470)		—		52,481
Other expense (income)	2,101	(1,937)	—		—		164
Interest expense	20,913	8,297	—		40,113	6(e)	69,323
Income (loss) before income taxes	82,845	76,732	(136,470)		(40,113)		(17,006)
Income tax expense	29,738	17,935	(31,266)	5(n)	(10,429)	6(f)	5,978
Net income (loss)	$53,107	$58,797	$(105,204)		$(29,684)		$(22,984)
Noncontrolling interest	3,056						3,056
Net income (loss) attributable to CECO Environmental Corp.	$50,051						$(26,040)
Income (loss) per share – Note 7:
Basic	$1.42						$(0.45)
Diluted	$1.37						$(0.45)
Weighted average number of common shares outstanding – Note 7:
Basic	35,331,105						57,799,391
Diluted	36,603,956						57,799,391
The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

CECO ENVIRONMENTAL CORP.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands, except shares and per share amounts)
Note 1 — Description of Transactions
Mergers
On February 23, 2026, CECO entered into the Merger Agreement. The Merger Agreement, among other things, provides for the combination of CECO and Thermon in a stock-and-cash transaction. As part of the First Merger, Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as a wholly owned subsidiary of CECO. Immediately after the First Merger, Thermon will merge with and into Merger Sub LLC as part of the Second Merger, with Merger Sub LLC surviving as a wholly owned subsidiary of CECO.
Upon the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of Thermon’s common stock, par value $0.001 per share (“Thermon Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any excluded shares) will be converted into the right to receive, at the election of each holder, and subject, in the case of any cash election or stock election, to proration in accordance with the Merger Agreement, one of the following forms of consideration:
(i)
a combination of 0.6840 shares of CECO’s common stock, par value $0.01 per share (“CECO Common Stock,” and such number of shares, the “Mixed Election Share Amount”) and $10.00 in cash (the “Mixed Consideration”);

(ii)
$63.89 in cash (the “Cash Consideration”); or

(iii)
0.8110 shares of CECO Common Stock (the “Stock Consideration” and, together with the Mixed Consideration and the Cash Consideration, the “Merger Consideration”).

Shares of Thermon Common Stock for which no election has been made will be converted into the right to receive the Mixed Consideration. The stockholder election will be subject to a proration mechanism such that (i) the aggregate Cash Consideration does not exceed $10.00 per share of Thermon Common Stock outstanding and (ii) the aggregate Stock Consideration does not exceed 0.6840 shares of CECO Common Stock per share of Thermon Common Stock outstanding on the date of determination. The unaudited pro forma condensed combined financial information is prepared based on the expectation that the holders of Thermon Common Stock will receive the Mixed Consideration, which represents management’s estimate of the most likely outcome. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation.
Refer to Note 4 for additional information regarding the accounting treatment of the Mergers and preliminary purchase price allocation.
Treatment of Thermon Equity Awards
Pursuant to the Merger Agreement, at the Effective Time, the outstanding equity awards of Thermon will be treated as follows:
•
Restricted stock units — Each outstanding Thermon restricted stock unit (a “Thermon RSU”) will be assumed by CECO and converted into a restricted stock unit award of CECO based on the Stock Consideration exchange ratio and will remain subject to the same terms and conditions as were applicable to such Thermon RSU.

•
Performance units — Each outstanding Thermon performance unit (a “Thermon PU”) will be assumed by CECO and converted into a restricted stock unit award of CECO based on a number of shares of CECO Common Stock equal to the product of (x) the number of shares of Thermon Common Stock subject to such Thermon PU calculated based on target or actual performance

(depending on the status of the applicable performance period) and (y) the Stock Consideration exchange ratio. Each converted Thermon PU will remain subject to the same terms and conditions as were applicable to such Thermon PU, except that each converted Thermon PU will subsequently be subject only to time-based vesting.
•
Stock options — Each outstanding Thermon stock option with an exercise price less than the Cash Consideration will be cancelled and converted into the right to receive an amount in cash equal to the Cash Consideration less the applicable exercise price, while all other Thermon stock options will be automatically cancelled for no consideration.

•
Non-U.S. restricted stock units and performance units — For any outstanding Thermon RSU or Thermon PU held by an individual residing or providing services outside of the United States, CECO may, at its sole discretion and as permitted by law, elect for such Thermon RSU or Thermon PU to be cancelled and converted into the right to receive cash equal to the product of (i) the number of shares of Thermon Common Stock subject to the applicable award and (ii) the Cash Consideration as delineated in the Merger Agreement.

Financing
As of March 30, 2026, the Company amended the Parent Credit Agreement to include an incremental term loan facility in an aggregate principal amount of $235.0 million and amended the existing revolver credit agreement to $740 million. Further, the amendment allows for up to $365.0 million of revolving credit funds to be used to fund a portion of the cash purchase price and other related closing fees.
The Company currently intends to fund the Mergers and related fees, costs and expenses with a combination of cash on hand, borrowings under the Company’s existing revolving credit facility, and borrowings under the incremental term loan facility. The unaudited Pro Forma Financial Information assumes that the Company will borrow $235.0 million under the incremental term loan facility and $330.0 million under the Company’s existing revolving credit facility to complete the Mergers as further described in Note 5. Borrowings under the incremental term loan facility and the Company’s existing revolving credit facility will initially bear interest at a rate of the Secured Overnight Financing Rate (“SOFR”) plus 300 basis points, which is subject to change based on the Company’s leverage ratio.
The execution of the debt commitment letter and the Company’s borrowings under the incremental term loan facility and its existing revolving credit facility are referred to herein as the “Financing.”
Note 2 — Basis of Presentation
The unaudited Pro Forma Financial Information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, gives effect to the Mergers and the Financing as if they had been completed on January 1, 2025.
The historical consolidated financial statements of CECO and the historical consolidated financial statements of Thermon were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in U.S. dollars. The preparation of the unaudited Pro Forma Financial Information was based upon CECO’s fiscal year end, which ends on December 31. Thermon’s fiscal year ends on March 31. Given the difference between CECO’s fiscal year end and Thermon’s fiscal year end, the historical statement of operations and comprehensive income information of Thermon have been adjusted to align with the fiscal year end of CECO in order to prepare the unaudited pro forma condensed combined statement of operations.
For purposes of the unaudited pro forma condensed combined balance sheet as of December 31, 2025, the historical consolidated balance sheet of CECO as of December 31, 2025, has been combined with the historical consolidated balance sheet of Thermon as of December 31, 2025. For purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, the historical consolidated statement of income of CECO for the year ended December 31, 2025, has been combined with the historical consolidated statement of operations and comprehensive income of Thermon for the period from January 1, 2025, to December 31, 2025 (i.e., the twelve months ended December 31, 2025). Refer to Note 3 for further details of the fiscal year alignment.
Additionally, as discussed in Note 3, certain reclassifications were made to conform the historical presentation of Thermon’s consolidated financial statements to that of CECO’s financial statement presentation. The accounting policies used in the preparation of the unaudited Pro Forma Financial Information are those set out in CECO’s audited financial statements for the year ended December 31, 2025. Management conducted a preliminary evaluation of accounting policies used by Thermon compared to accounting policies used by CECO and did not identify any material differences in accounting policies. Accordingly, no adjustments to conform accounting policies have been reflected in the unaudited Pro Forma Financial Information. Following the completion of the Mergers, CECO will conduct a comprehensive review of Thermon’s accounting policies, and as a result of that review, CECO may identify differences, which may have a material impact on the unaudited Pro Forma Financial Information.
The unaudited Pro Forma Financial Information reflects the pro forma effect of the Mergers using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with CECO as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and is based on the historical financial statements of CECO and Thermon. Refer to Note 4 for additional information regarding the accounting treatment and preliminary purchase price allocation. Based on management’s estimate of the most likely outcome, the unaudited pro forma condensed combined financial information is prepared based on the expectation that the holders of Thermon Common Stock will receive the Mixed Consideration.
The unaudited Pro Forma Financial Information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Mergers and the Financing been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited Pro Forma Financial Information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Mergers, or any integration costs that may be incurred. The Transaction Accounting Adjustments and the Financing Adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that CECO believes are reasonable and supportable. As the unaudited Pro Forma Financial Information has been prepared based on these assumptions, the final amounts recorded may differ materially from the information presented herein.
Note 3 — Fiscal Year End Alignment and Financial Statement Line Item Reclassification Adjustments
Fiscal year end alignment and financial statement line item reclassification adjustments have been made to conform Thermon’s historical financial statement presentation to CECO’s financial statement presentation in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025
Reclassification Adjustments
The following table presents a summary of reclassification adjustments to conform Thermon’s historical consolidated balance sheet as of December 31, 2025, with CECO’s historical consolidated balance sheet presentation as of December 31, 2025 (in thousands):
CECO	Thermon	Thermon	Reclassification Adjustments		Thermon
Consolidated Balance Sheet Line Items (Historical)	Consolidated Balance Sheet Line Items (Historical)	December 31, 2025 (Historical)			December 31, 2025 (Reclassified)
ASSETS
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$46,858	$—		$46,858
Restricted cash		—	5,738	(a)	5,738
Accounts receivable, net of allowances	Accounts receivable, net	111,884	—		111,884
Costs and estimated earnings in excess of billings on uncompleted contracts	Contract assets	25,101	—		25,101
Inventories	Inventories, net	116,987	—		116,987
Prepaid expenses and other current assets	Prepaid expenses and other current assets	19,787	(6,933)	(a), (b)	12,854
Prepaid income taxes		—	1,195	(b)	1,195
Total current assets		$320,617	$—		$320,617
Property, plant and equipment, net	Property, plant and equipment, net	79,489	—		79,489
Right-of-use assets from operating leases	Operating lease right-of-use assets	15,623	—		15,623
Goodwill	Goodwill	271,388	—		271,388
	Intangible assets, net	107,368	(107,368)	(c)	—
Intangible assets – finite life, net		—	107,368	(c)	107,368
Intangible assets – indefinite life		—	—		—
Deferred income tax assets	Deferred income taxes	1,694	—		1,694
Deferred charges and other assets	Other non-current assets	20,522	—		20,522
Total assets		$816,701	$—		$816,701
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	Current portion of long term debt	$7,031	$—		$7,031
Accounts payable	Accounts payable	38,887	—		38,887
Accrued expenses	Accrued liabilities	34,435	4,657	(d)	39,092
Billings in excess of costs and estimated earnings on uncompleted contracts	Contract liabilities	19,243	—		19,243
	Lease liabilities	4,657	(4,657)	(d)	—
Notes payable		—	—		—
Income taxes payable	Income taxes payable	6,351	—		6,351
Total current liabilities		110,604	—		110,604
	Borrowings under revolving credit facility	19,700	(19,700)	(e)	—
Debt, less current portion	Long-term debt, net	115,823	19,700	(e)	135,523

CECO	Thermon	Thermon	Reclassification Adjustments	Thermon
Consolidated Balance Sheet Line Items (Historical)	Consolidated Balance Sheet Line Items (Historical)	December 31, 2025 (Historical)		December 31, 2025 (Reclassified)
Deferred income tax liability, net	Deferred income taxes	9,292	—	9,292
Operating lease liabilities	Non-current lease liabilities	12,971	—	12,971
Other liabilities	Other non-current liabilities	9,609	—	9,609
Total liabilities		$277,999	$—	$277,999
Shareholders’ equity
Common stock	Common stock	33	—	33
Capital in excess of par value	Additional paid-in capital	248,080	—	248,080
	Treasury stock	(36,162)	—	(36,162)
Retained earnings	Retained earnings	384,124	—	384,124
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(57,373)	—	(57,373)
Total CECO shareholders’ equity		538,702	—	538,702
Noncontrolling interest		—	—	—
Total shareholders’ equity	Total equity	$538,702	$—	$538,702
Total liabilities and shareholders’ equity	Total liabilities and equity	$816,701	$—	$816,701

(a)
On its historical consolidated balance sheet, Thermon presented $5.7 million of restricted cash within prepaid and other current expenses. This reclassification adjustment is to present this amount within restricted cash in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(b)
On its historical consolidated balance sheet, Thermon presented $1.2 million of prepaid income taxes within prepaid and other current expenses. This reclassification adjustment is to present this amount within prepaid income taxes in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(c)
On its historical consolidated balance sheet, Thermon presented its finite-lived intangible assets within intangible assets, net. This reclassification adjustment is to present this amount within intangible asserts — finite life, net in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(d)
On its historical consolidated balance sheet, Thermon presented current lease liabilities as a separate line item. This reclassification adjustment is to present this amount within accrued expenses in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

(e)
On its historical consolidated balance sheet, Thermon presented its borrowings under revolving credit facilities as a separate line item. This reclassification adjustment is to present this amount within debt, less current portion in the pro forma condensed combined balance sheet to conform with CECO’s presentation.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025
Fiscal Year End Alignment
The historical statement of operations and comprehensive income information of Thermon for the twelve months ended December 31, 2025, has been derived as follows:
(in thousands)	Year Ended March 31, 2025 (Historical)	Less: Nine Months Ended December 31, 2024 (Historical)	Plus: Nine Months Ended December 31, 2025 (Historical)	Twelve Months Ended December 31, 2025(1) (Historical Aligned)
Sales	$498,207	$364,127	$387,931	$522,011
Cost of sales	275,311	200,662	210,159	284,808
Gross profit	222,896	163,465	177,772	237,203
Operating expenses:
Selling, general and administrative expenses	129,307	96,470	105,988	138,825
Deferred compensation plan expense/(income)	452	415	1,354	1,391
Amortization of intangible assets	13,681	10,262	10,471	13,890
Restructuring and other charges/(income)	(301)	(306)	—	5
Income from operations	79,757	56,624	59,959	83,092
Other income/(expenses):
Interest expense, net	(10,325)	(8,172)	(6,144)	(8,297)
Other income/(expense)	687	580	1,830	1,937
Income before provision for income taxes	70,119	49,032	55,645	76,732
Income tax expense	16,604	12,488	13,819	17,935
Net income	$53,515	$36,544	$41,826	$58,797

(1)
The historical consolidated statement of operations and comprehensive income of Thermon for the twelve months ended December 31, 2025, was derived from: (i) Thermon’s consolidated statement of operations and comprehensive income for the year ended March 31, 2025, as presented in its Annual Report on Form 10-K for the year ended March 31, 2025, as filed with the SEC on May 22, 2025; less (ii) Thermon’s consolidated statement of operations and comprehensive loss for the nine months ended December 31, 2024, as presented in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026; plus (iii) Thermon’s consolidated statement of operations and comprehensive income for the nine months ended December 31, 2025, as presented in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026.

Reclassification Adjustments
The following table presents a summary of reclassification adjustments to conform Thermon’s historical consolidated statement of operations and comprehensive income information for the twelve months ended December 31, 2025, with CECO’s historical consolidated statement of income presentation for the year ended December 31, 2025 (in thousands):
CECO	Thermon	Thermon			Thermon
Consolidated Statement of Income Line Items (Historical)	Consolidated Statement of Operations and Comprehensive Income Line Items (Historical)	December 31, 2025 (Historical Aligned)	Reclassification Adjustments		December 31, 2025 (Reclassified)
Net sales	Sales	$522,011	$—		$522,011
Cost of sales	Cost of sales	284,808	—		284,808
Gross profit		237,203	—		237,203
Selling and administrative expenses	Selling, general and administrative expenses	138,825	1,391	(a)	140,216
	Deferred compensation plan expense/(income)	1,391	(1,391)	(a)	—
Amortization expenses	Amortization of intangible assets	13,890	—		13,890
Acquisition and integration expenses		—	—		—
Gain on sale of Global Pump Solutions business		—	—		—
	Restructuring and other charges/(income)	5	(5)	(b)	—
Other operating expense		—	5	(b)	5
Income from operations		83,092	—		83,092
Other expense (income)	Other income/(expense)	1,937	—		(1,937)
Interest expense	Interest expense, net	(8,297)	—		8,297
Income before income taxes	Income before provision for income taxes	76,732	—		76,732
Income tax expense	Income tax expense	17,935	—		17,935
Net income	Net income	$58,797	$—		$58,797

(a)
On its historical consolidated statement of operations and comprehensive income, Thermon presented deferred compensation plan expense/(income) as a separate line item. This reclassification adjustment is to present this amount within selling and administrative expenses in the pro forma condensed combined statement of operations to conform with CECO’s presentation.

(b)
On its historical consolidated statement of operations and comprehensive income, Thermon presented restructuring and other charges/(income) as a separate line item. This reclassification adjustment is to present this amount within other operating expense in the pro forma condensed combined statement of operations to conform with CECO’s presentation.

Note 4 — Accounting Treatment and Preliminary Purchase Price Allocation
Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their acquisition date fair values, and transaction costs associated with the business combination are expensed as incurred. The excess of merger consideration over the estimated fair value of identifiable assets acquired and liabilities assumed, if any, is allocated to goodwill.
The preliminary consideration transferred calculated in accordance with ASC 805 is based on the Merger Consideration as delineated in the Merger Agreement and the expectation that the holders of Thermon Common Stock will receive the Mixed Consideration. The final consideration transferred will be based in part on the actual number of CECO Common Stock issued multiplied by CECO’s share price as of the closing date of the Mergers.
In accordance with ASC 805, CECO will assign fair value to assets acquired and liabilities assumed using best estimates and assumptions as of the closing date of the Mergers. The determination of the estimated fair value of assets acquired requires significant judgment and often involves the use of various estimates and assumptions. The estimated fair value of the assets acquired and liabilities assumed are based upon available information and certain assumptions, which CECO believes are reasonable to illustrate the estimated effects of the Mergers.
The determination of the estimated fair value of assets acquired requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, royalty rates, customer attrition rates, asset lives, and market multiples, among other items. Fair values were determined by management using a variety of methodologies and resources, including external independent valuation experts. The valuation methods consisted of multi-period excess earnings, relief from royalty, current replacement cost, and other appropriate valuation techniques to determine the fair value of assets acquired and liabilities assumed.
The estimated fair values and purchase price allocation are preliminary. A final determination of the fair value of assets acquired, including any identifiable intangible assets, and liabilities assumed will be performed within one year of the Mergers’ closing date. Since the unaudited Pro Forma Financial Information has been prepared based on preliminary fair values, the final amounts may differ materially from the information presented herein.
Preliminary Merger Consideration
The following table presents the preliminary Merger Consideration:
(in thousands, except share and per share data)	Amount
Estimated shares of Thermon Common Stock(1)	32,848,372
Exchange ratio	0.684
Estimated shares of CECO Common Stock to be issued	22,468,286
CECO closing share price(2)	$61.50
Total preliminary Stock Consideration per Merger Agreement	$1,381,800
Estimated shares of Thermon Common Stock(1)	32,848,372
Cash Consideration per share	$10.00
Total preliminary Cash Consideration per Merger Agreement	328,484
Total preliminary Merger Consideration per Merger Agreement	$1,710,284
Pre-combination value of converted Thermon equity awards	10,532
Cash settlement of Thermon equity awards(3)	3,135
Repayment of Thermon indebtedness	142,554
Total preliminary purchase consideration per ASC 805	$1,866,505

(1)
The amount of the estimated shares of Thermon Common Stock is based on 32,848,372 shares of Thermon Common Stock issued and outstanding as of February 4, 2026, per Thermon’s Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, as filed with the SEC on February 5, 2026.

(2)
The value of the estimated shares of CECO Common Stock to be issued is based on the publicly quoted closing share price of CECO Common Stock as of April 1, 2026.

(3)
Reflects the cash settlement of in-the-money stock options held by Thermon employees and the cash settlement of Thermon RSUs and Thermon PUs held by employees located outside the U.S. as of the closing date of the Mergers.

The preliminary purchase consideration could significantly differ from the amounts presented due to movements in CECO’s share price up to the closing date of the Mergers. A hypothetical increase or decrease of 10.0% in the share price of CECO Common Stock as of March 24, 2026, would have the following impact on the value of the preliminary Stock Consideration:
(in thousands, except per share data)	Share Price	Impact on Preliminary Stock Consideration
Common stock:
10.0% increase	$67.65	$1,519,980
10.0% decrease	$55.35	$1,243,620
Preliminary Purchase Price Allocation
The following table presents the preliminary purchase price allocation as if the Mergers had been completed on December 31, 2025:
(in thousands)	Preliminary Fair Value
Total preliminary purchase consideration per ASC 805	$1,866,505
Assets
Cash and cash equivalents	46,858
Restricted cash	5,738
Accounts receivable	111,884
Costs and estimated earnings in excess of billings on uncompleted contracts	25,101
Inventories	143,111
Prepaid expenses and other current assets	12,854
Prepaid income taxes	1,195
Property, plant and equipment	119,377
Right-of-use assets from operating leases	15,623
Intangible assets – finite life	675,000
Deferred income tax assets	1,694
Deferred charges and other assets	20,522
Total assets	$1,178,957
Liabilities
Accounts payable	$38,887
Accrued liabilities	39,092
Billings in excess of costs and estimated earnings on uncompleted contracts	19,243
Income taxes payable	6,351
Deferred income tax liability	174,040
Operating lease liabilities	12,971
Other liabilities	9,609
Total liabilities	$300,193
Net assets	$878,764
Goodwill	$987,741

Note 5 — Transaction Accounting Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, reflects the following adjustments:
(a)
Reflects a decrease to cash and cash equivalents for the payment of the Cash Consideration, a decrease related to transaction costs (primarily banking, legal, and professional services fees) not reflected in the historical financial statements that CECO expects to incur related to the Mergers, and a decrease for a six-year, prepaid “tail” policy for D&O liability and fiduciary liability insurance policy required to be obtained by Thermon prior to the closing of the Mergers. The impact to cash and cash equivalents is summarized below:

(in thousands)	Amount
Payment of Cash Consideration per Merger Agreement	$328,484
Repayment of Thermon indebtedness(1)	143,137
Cash settlement of Thermon equity awards(2)	3,135
Estimated transaction costs	25,666
Prepaid D&O liability and fiduciary liability insurance policy	7,800
Total pro forma adjustment to cash and cash equivalents	$508,222

(1)
Reflects the cash settlement of Thermon indebtedness, which is exclusive of unamortized deferred financing costs of $0.6 million.

(2)
Reflects the cash settlement of in-the-money stock options held by Thermon employees and the cash settlement of Thermon RSUs and PUs held by employees located outside the U.S. as of the closing date of the Mergers.

(b)
Represents the preliminary fair value adjustment of $26.1 million to inventories, which considers net realizable value for work-in-process and finished goods.

(c)
Reflects an increase to prepaid expenses and other current assets of $7.8 million related to the six-year, prepaid “tail” policy for D&O liability insurance and fiduciary liability insurance further described in Note 5(a).

(d)
Represents the adjustment to property, plant and equipment, net of $39.9 million, which represents the preliminary fair value of assets acquired in connection with the Mergers of $119.4 million as discussed in Note 4 and the elimination of Thermon’s historical property, plant and equipment of $79.5 million. Refer to Note 5(k) for details of acquired property, plant and equipment.

(e)
Reflects the adjustment to goodwill of $716.3 million, which represents the preliminary goodwill as a result of the Mergers of $987.7 million as discussed in Note 4 and the elimination of Thermon’s historical goodwill of $271.4 million. The goodwill is not expected to be deductible for tax purposes.

(f)
Represents the adjustment to intangible assets — finite life, net of $567.6 million, which represents the preliminary fair value of identifiable intangible assets acquired in connection with the Mergers of $675.0 million as discussed in Note 4 and the elimination of Thermon’s historical intangible assets of $107.4 million. Refer to Note 5(l) for details of acquired identifiable intangible assets.

(g)
Reflects the estimated repayment of Thermon indebtedness of $143.1 million and the write off of Thermon’s unamortized debt issuance costs associated with the indebtedness of $0.6 million in connection with the Mergers.

(h)
Represents an increase to deferred income taxes of $164.7 million due to an increase in deferred tax liabilities related to the estimated impact of purchase price adjustments in connection with the Mergers utilizing a blended statutory tax rate of 26% based on jurisdictions where income is generated.

(i)
Represents the adjustments to stockholders’ equity, which are summarized in the table below:

(in thousands)	Common Stock	Capital in Excess of Par Value	Treasury Stock	Retained Earnings	Accumulated other comprehensive loss
Elimination of historical Thermon equity	$(33)	$(248,080)	$36,162	$(384,124)	$57,373
Issuance of CECO Common Stock in connection with the Mergers (Note 4)	225	1,381,575	—	—	—
Estimated transaction costs (Note 5(m))	—	—	—	(25,666)	—
Write-off of Thermon unamortized debt issuance costs	—	—	—	(583)	—
Pre-combination value of replaced Thermon equity awards	—	10,532	—	—	—
Total pro forma adjustments	$192	$1,144,027	$36,162	$(410,373)	$57,373
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, reflects the following adjustments:
(j)
Reflects an increase to cost of sales of $26.1 million for the year ended December 31, 2025, related to the amortization of the inventory fair value adjustment further described in Note 5(b). CECO will recognize the increased value of inventories in cost of sales as the inventory is sold. For purposes of the unaudited pro forma condensed combined statement of operations, it is assumed that the increased value of inventories will be recognized in cost of sales within the first year following the Mergers.

(k)
Reflects an increase to selling, general and administrative expenses of $6.0 million, which includes $0.5 million for incremental depreciation expense related to the fair value step-up in property, plant and equipment acquired further described in Note 5(d), an increase of $1.3 million related to amortization of the prepaid D&O liability and fiduciary liability insurance policy further described in Note 5(a), and an increase of $4.2 million related to post-combination share-based compensation expense for Thermon equity awards converted to CECO RSUs. The pro forma adjustment to depreciation expense is calculated as follows:

(in thousands)	Preliminary Fair Value(1)	Estimated Useful Life (Years)	Year Ended December 31, 2025
Land, building, and improvements	$70,033	15 – 39	$1,560
Machinery and equipment	46,927	3 – 7	7,779
Construction-in-progress	2,417	N/A	—
Total property, plant and equipment at pro forma fair value	$119,377		$9,339
Less: Thermon historical property, plant and equipment, net and depreciation expense	(79,489)		(8,862)
Total pro forma adjustment to depreciation expense	$39,888		$477

(1)
The preliminary fair value of the property, plant and equipment acquired, excluding land, was estimated primarily based on current replacement cost. The preliminary fair value of land and right-of-use assets acquired and the related lease liabilities assumed are expected to approximate book value.

(l)
Reflects the incremental amortization expense related to identifiable intangible assets further described in Note 5(f), which is calculated as follows:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)	Year Ended December 31, 2025
Technology(1)	$145,000	7	$20,714
Customer lists(2)	445,000	10	44,500
Tradenames(1)	64,000	10	6,400
Backlog(2)	21,000	1	21,000
Total intangible assets at pro forma fair value	$675,000		$92,614
Less: Thermon historical intangible assets, net and depreciation expense	(107,368)		(13,890)
Total pro forma adjustment to amortization expense	$567,632		$78,724

(1)
The preliminary fair values of technology and tradenames were estimated using the relief from royalty method, an income approach that considers the market-based royalty a company would pay to enjoy the benefits of the trade name or technology in lieu of actual ownership of the trade name or technology and discounts the hypothetical streams of royalty payments to present value.

(2)
The preliminary fair values of customer lists and backlog were estimated using the “multi-period excess earnings” method, an income approach that considers the net cash flows expected to be generated by the intangible asset by excluding any cash flows related to contributory assets.

(m)
Reflects increases to acquisition and integration expenses of $25.7 million related to non-recurring transaction costs (primarily banking, legal, and professional services fees) not reflected in the historical financial statements that CECO expects to incur related to the Mergers. The estimated transaction costs are not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing date of the Mergers.

(n)
Reflects a decrease in income tax expense of $31.3 million for the year ended December 31, 2025, resulting from the income tax impact of pro forma adjustments utilizing a blended statutory rate of 26.0% for the year ended December 31, 2025.

Note 6 — Financing Adjustments
Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025
The unaudited pro forma condensed combined balance sheet as of December 31, 2025, reflects the following adjustments:
(a)
Reflects the impact to cash and cash equivalents related to the new indebtedness and issuance costs incurred in connection with the Financing further described in Note 1, summarized below:

(in thousands)	Amount
Proceeds:
Incremental term loan facility	$235,000
Existing revolving credit facility	330,000
Total proceeds, gross	565,000
Payments:
Issuance costs – incremental term loan facility	2,909
Issuance costs – existing revolving credit facility	5,267
Total pro forma adjustment to cash and cash equivalents	$556,824

(b)
Reflects an increase to deferred charges and other assets of $5.3 million related to deferred financing costs expected to be incurred in connection with the existing revolving credit facility.

(c)
Reflects an increase to current portion of debt of $11.8 million for the portion of borrowings under the incremental term loan facility, which is expected to be due within twelve months.

(d)
Reflects an increase to debt, less current portion of $550.3 million for amounts borrowed in connection with the Financing, which is net of debt issuance costs of $2.9 million as described in Note 5(a).

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, reflects the following adjustments:
(e)
Reflects the increase to interest expense for incremental interest expense incurred in connection with the Financing and the amortization of deferred financing costs. The pro forma adjustment to interest expense is summarized below:

(in thousands)	Amount
Incremental annual interest expense – incremental term loan facility(1)	$15,574
Incremental annual interest expense – existing revolving credit facility(2)	21,945
Amortization of deferred financing costs – incremental term loan facility	639
Amortization of deferred financing costs – existing revolving credit facility	1,149
Unused capacity fee – existing revolving credit facility(3)	806
Total pro forma adjustment to interest expense	$40,113

(1)
For purposes of the unaudited Pro Forma Financial Information, the interest rate for the borrowings under the incremental term loan facility is approximately 6.661%, which represents the 1-month Term SOFR reference rate administered by CME Group Benchmark Administration Limited as of April 1, 2026, plus 3.000%.

(2)
For purposes of the unaudited Pro Forma Financial Information, the interest rate for the borrowings under the existing revolving credit facility is approximately 6.650%, which represents the Daily Simple SOFR reference rate published by the Federal Reserve Bank of New York as of April 1, 2026, plus 3.000%.

(3)
For purposes of the unaudited Pro Forma Financial Information, the unused capacity fee is calculated as 0.40% of the expected unused capacity of CECO’s existing revolving credit facility of $201.4 million.

A change in the interest rate of 0.125% would increase or decrease interest expense in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, by approximately $0.3 million and $0.4 million for the borrowings under the incremental term loan facility and the borrowings under the existing revolving credit facility, respectively.
(f)
Reflects a decrease to income tax expense of $10.4 million related to the income tax impact of the Financing Adjustments utilizing a blended statutory rate of 26.0% for the year ended December 31, 2025.

Note 7 — Pro Forma Loss Per Share
The following table presents the calculation of pro forma basic and diluted loss per share for the year ended December 31, 2025:
(in thousands, except share and per share data)	Year Ended December 31, 2025
Pro forma loss per share – basic and diluted:
Numerator:
Pro forma net loss attributable to CECO Environmental Corp. – basic and diluted	$(26,040)
Denominator:
Historical weighted average number of common shares outstanding – basic, as reported in CECO’s historical statement of income	35,331,105
Estimated shares of CECO Common Stock to be issued in connection with the Mergers (Note 4)	22,468,286
Pro forma weighted average number of common shares outstanding – basic and diluted(1)	57,799,391
Pro forma loss per share – basic and diluted	$(0.45)

(1)
The computation of diluted pro forma weighted average common shares outstanding excludes approximately 0.7 million CECO RSUs expected to be issued to holders of Thermon RSUs and Thermon PUs in connection with the Mergers and 1.3 million CECO stock options and CECO RSUs outstanding as of December 31, 2025, as the effect would have been anti-dilutive.

COMPARISON OF STOCKHOLDERS’ RIGHTS
Thermon stockholders who receive shares of CECO common stock in the first merger, whether through the stock consideration, the stock portion of the mixed consideration, or pursuant to the proration mechanisms described in this joint proxy statement/prospectus, will become stockholders of CECO. CECO and Thermon are both Delaware corporations subject to the DGCL. If the mergers are completed, the rights of Thermon stockholders who become CECO stockholders through the receipt of CECO common stock and the rights of existing CECO stockholders will be governed by the DGCL, the CECO certificate of incorporation (the “CECO certificate of incorporation”) and the CECO bylaws (the “CECO bylaws”).
The following summary compares the rights of Thermon stockholders to the rights of CECO stockholders. The following summary is not a complete statement of the rights of CECO stockholders or Thermon stockholders or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and CECO’s and Thermon’s governing corporate documents, which Thermon stockholders should carefully read, including the relevant provisions of the CECO certificate of incorporation, the CECO bylaws, the Thermon certificate of incorporation, the Thermon bylaws, and the DGCL. For information on how copies of these documents may be obtained, please see “Where You Can Find More Information.”
CECO	Thermon
Authorized Capital Stock
CECO’s certificate of incorporation authorizes CECO to issue 100,010,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 10,000 shares of preferred stock, par value $0.01 per share.	Thermon’s certificate of incorporation authorizes Thermon to issue 160,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
Preferred Stock
The CECO board is authorized, without further stockholder action, to issue shares of preferred stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof.	The Thermon board is authorized, without further stockholder action, to issue shares of preferred stock in one or more series and to fix the voting powers, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof.
Voting Rights
The DGCL provides that each stockholder must be entitled to one vote for each share of capital stock held by such stockholder, unless otherwise provided in a corporation’s certificate of incorporation.
Each share of CECO common stock entitles its holder to one vote for each share held of record on all matters submitted to a vote of the stockholders. CECO stockholders no longer have the right to cumulate their votes in the election of directors.	Each share of Thermon common stock entitles its holder to one vote for each share held of record. Thermon stockholders do not have the right to cumulate their votes in the election of directors.
Number Of Directors And Size Of Board
The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the company’s certificate of incorporation or bylaws.
CECO’s bylaws provide that the number of directors shall be at least three and no more than nine, as fixed from time to time by resolution of the Board of Directors. In connection with the closing of the mergers, the CECO bylaws will be amended to increase the maximum number of directors to twelve. The CECO board currently has eight members.	Thermon’s certificate of incorporation provides that the number of directors constituting the whole Board shall be not fewer than three and shall be fixed from time to time solely by resolution adopted by affirmative vote of a majority of directors then in office, and may not be fixed by any other person or persons, including stockholders. The Thermon board currently has seven members.

CECO	Thermon
Classified Board/Term Of Directors
The DGCL provides that directors of a Delaware corporation may, by the corporation’s certificate of incorporation or by the corporation’s bylaws, be divided into one, two or three classes.
CECO’s board is not classified. All directors are elected annually and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, or removal.	Thermon’s board is not classified. All directors are elected annually and hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification, or removal.
Election Of Directors
CECO’s bylaws provide that directors shall be elected by the affirmative vote of a majority of the shares represented at a duly convened meeting of stockholders.	Thermon’s bylaws provide that directors shall be elected by a plurality of the votes cast in the election of directors.
Removal Of Directors
Under Section 141(k) of the DGCL, each director will hold office until such director’s successor is elected and qualified or until such director resigns or is removed.
CECO’s bylaws expressly provide that one or more directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote, provided that, if done at a meeting, the notice of such meeting states the name of the director or directors to be removed.	Thermon’s certificate of incorporation and bylaws do not restrict this right, and accordingly Thermon directors may be removed with or without cause by a majority vote of stockholders entitled to vote in the election of directors.
Filling Vacancies on the Board
Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships may be filled by a majority vote of the directors then in office, even if the number of directors then in office is less than a quorum.
CECO’s bylaws provide that any vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.	Thermon’s certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, any newly created directorship resulting from an increase in the authorized number of directors or any vacancy on the Thermon board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director, and shall not be filled by any other person or persons, including stockholders.

CECO	Thermon
Quorum for Board Meetings
The DGCL provides that in no case will a quorum be less than one-third of the authorized number of directors.
CECO’s bylaws provide that a majority of the whole board of directors will constitute a quorum for the transaction of business at any meeting of the board of directors. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the CECO board.	Thermon’s bylaws provide that a majority of the whole board of directors will constitute a quorum for the transaction of business at any meeting of the board of directors. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Thermon board.
Annual Meetings of Stockholders
Under the DGCL, if a corporation does not hold an annual meeting to elect directors within the thirteen-month period following its last annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.
CECO’s bylaws provide the annual meeting of the stockholders will be held on such date and at such place, either within or without the State of Delaware, and time as may be fixed by resolution of the board and stated in the notice of the meeting or in any duly executed waiver of notice.	Thermon’s bylaws provide the annual meeting of the stockholders will be held on such date and at such place, and time as may be fixed by resolution of the board and stated in the notice of the meeting or in any duly executed waiver of notice.
Special Meetings of Stockholders
The DGCL provides that special meetings may be called by the board of directors or by such person as may be authorized by the certificate of incorporation or bylaws.
CECO’s bylaws provide that special meetings of the stockholders may be called only by the Board of Directors or by any officer instructed by the Board of Directors to call the meeting. CECO stockholders generally do not have the right to call a special meeting of stockholders.	Thermon’s certificate of incorporation provides that special meetings of the stockholders may be called at any time only by the Chairman of the Board, the Chief Executive Officer, or by a resolution adopted by a majority of the total number of directors then in office. Thermon stockholders do not have the right to call a special meeting of stockholders.
Notice of Annual and Special Meeting of Stockholders

Under the DGCL and CECO’s bylaws, notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. In the case of a merger or consolidation, notice shall be delivered not less than 20 days before the date of the meeting.
Under the DGCL and Thermon’s bylaws, notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting.
Quorum for Stockholder Meetings
CECO’s bylaws provide that the holders of a majority of the outstanding shares, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.	Thermon’s bylaws provide that the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.
Stockholder Action by Written Consent
The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation or bylaws, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

CECO	Thermon
CECO’s bylaws provide that, unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Therefore, consistent with Section 228 of the DGCL, CECO stockholders may act by written consent.	Thermon’s certificate of incorporation expressly prohibits stockholder action by written consent. Any action required or permitted to be taken by Thermon stockholders must be effected at a duly called annual or special meeting.
Advance Notice Requirements
CECO’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting. To be timely, a stockholder’s written notice must be delivered to or mailed and received by the Corporation at the Corporation’s executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Corporation held the preceding year’s annual meeting of stockholders ; provided, however, that if the date of the annual meeting is scheduled for a date more than 30 calendar days prior to or more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day following the day on which public disclosure of the date of such meeting is first made. In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.	Thermon’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting. To be timely, a stockholder’s written notice must be delivered or mailed to and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date on which Thermon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the immediately preceding year’s annual meeting. If no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the first anniversary of the immediately preceding year’s annual meeting date, notice must be received not earlier than the close of business on the 120th day before the date of such annual meeting and not later than the later of the close of business on the 90th day before the date of such annual meeting, as originally convened, or the close of business on the 10th day following the day on which the first public disclosure of the date of such annual meeting was made. In no event shall an adjournment, rescheduling, recess or postponement, or the public disclosure thereof, of an annual meeting commence a new time period (or extend any time period) for the giving of stockholder’s notice as described above.
Amendments to Certificate of Incorporation
Under the DGCL, an amendment to a corporation’s certificate of incorporation generally requires the approval of the board of directors and a majority of the combined voting power of the then-outstanding shares of voting stock, voting together as a single class.
The CECO certificate of incorporation follows the DGCL baseline and generally may be amended by	The Thermon certificate of incorporation follows the DGCL baseline and generally requires the

CECO	Thermon
the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote.	affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors.
Amendments to Bylaws
Under the DGCL, the power to make, alter or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to make, alter or repeal its bylaws.
The CECO certificate of incorporation provides that the CECO board is expressly authorized to make, alter, amend, or repeal the bylaws. The CECO stockholders also have the power to adopt, amend, or repeal the bylaws by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock entitled to vote.	The Thermon certificate of incorporation and bylaws provide that the Thermon board is expressly authorized to make, alter, amend, or repeal the bylaws by the majority vote of the whole Board of Directors. Thermon’s bylaws provide that the stockholders also have the power to make, alter, or repeal the bylaws by the affirmative vote of the holders of stock representing a majority of the votes which could be cast by the holders of all outstanding stock. However, the bylaws stipulate that a bylaw adopted by stockholders prescribing the required vote for the election of directors may not be altered by the Board of Directors.
Limitation of Liability of Directors and Officers
Delaware law allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission.
The CECO certificate of incorporation eliminates the personal liability of directors and officers for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL.	The Thermon certificate of incorporation eliminates the personal liability of directors and officers for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Section 102(b)(7) of the DGCL.
Indemnification
CECO’s bylaws require CECO to indemnify its directors and officers to the fullest extent permitted by Delaware law, including the advancement of expenses. CECO may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of CECO or is or was serving at the request of CECO as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not CECO would have the power to indemnify such person against such liability.	Thermon’s bylaws require Thermon to indemnify its directors and officers to the fullest extent permitted by Delaware law, including the advancement of expenses. Thermon may maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Thermon or is or was serving at the request of Thermon as a director, officer, employee or agent of another entity against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not Thermon would have the power to indemnify such person against such liability.

CECO	Thermon
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
Subject to the DGCL and the rights of any outstanding preferred stock, the CECO board may declare dividends upon the shares of its capital stock out of funds legally available therefor.	Subject to the DGCL and the rights of any outstanding preferred stock, the Thermon board may declare dividends out of funds legally available therefor.
Business Combinations / Anti-Takeover Provisions
Subject to limited exceptions, Section 203 of the DGCL prohibits “business combinations,” including certain mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless (a) the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction, (b) after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (i) shares held by officers and directors of the interested stockholder and (ii) shares held by specified employee benefit plans, or (c) at or subsequent to such time the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66 2∕3% of the outstanding voting stock, excluding shares held by the interested stockholder.
CECO has not opted out of Section 203 of the DGCL. Therefore, CECO is subject to the restrictions of Section 203 regarding business combinations with interested stockholders.	Thermon has formally opted out of Section 203 of the DGCL in its certificate of incorporation. However, Thermon’s certificate of incorporation contains a bespoke business combination restriction that is functionally similar to Section 203. The key features of Thermon’s alternative regime include: (a) the same three-year prohibition on business combinations with “interested stockholders” (defined as persons who own 15% or more of Thermon’s outstanding voting stock), subject to exceptions analogous to those in Section 203; (b) express carve-outs from the definition of “interested stockholder” for any “Existing Sponsor” (defined as CHS Capital LLC, Thompson Street Capital Partners, Crown Investment Fund, and Star Investment Series LLC-Series 1, and their respective controlled affiliates), any “Existing Sponsor Direct Transferee” (any person who acquires directly from an Existing Sponsor beneficial ownership of 15% or more of then-outstanding voting stock, other than in a registered public offering), and any “Existing Sponsor Indirect Transferee”; and (c) a presumption of “control” for any person who owns 20% or more of Thermon’s outstanding voting stock.
Exclusive Forum
CECO’s bylaws provide that, unless CECO consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject-matter jurisdiction, another state or federal court within the State of Delaware) will be the sole and exclusive	Thermon’s bylaws provide that, unless Thermon consents in writing to an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Thermon, (b) any action asserting a claim of breach

CECO	Thermon
forum for (a) any derivative action or proceeding brought on behalf of CECO, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of CECO to CECO or CECO’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the CECO certificate of incorporation or the CECO bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of CECO will be deemed to have notice of and consented to the provisions of the forum provisions in CECO’s bylaws.	of a fiduciary duty owed by any current or former director, officer, stockholder, employee, or agent of Thermon to Thermon or Thermon’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against Thermon or any current or former director, officer, stockholder, employee, or agent of Thermon arising out of or relating to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or the Thermon bylaws, (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL. In the event that the Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any stockholder filing an action within the scope of this provision in a foreign court shall be deemed to have consented to the personal jurisdiction of the Delaware courts and service of process through their counsel in the foreign action.

BENEFICIAL OWNERSHIP OF CECO
The following table sets forth information relating to the beneficial ownership of CECO Common Stock as of April 17, 2026, by:
•
each person, or group of affiliated persons, known by CECO to beneficially own more than 5% of its outstanding shares of CECO common stock;

•
each of CECO’s directors;

•
each of CECO’s named executive officers; and

•
all of CECO’s current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after April 17, 2026, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of CECO common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 35,873,031 shares of CECO common stock outstanding as of April 17, 2026. Shares of CECO common stock that a person has the right to acquire within 60 days after April 17, 2026, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o CECO Environmental Corp., 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
5% and Greater Stockholders:
Icarus Investment Corp.(2) 127 Davenport Road, Toronto, Ontario M5R 1H8	2,770,546	7.7%
BlackRock, Inc.(3) 50 Hudson Yards, New York, New York 10001	2,221,551	6.2%
FMR, LLC(4) 245 Summer Street, Boston, Massachusetts 02210	2,174,631.51	6.1%
American Century Investment Management, Inc.(5) 4500 Main Street 9th Floor, Kansas City, Missouri 64111	2,038,312	5.7%
Named Executive Officers and Directors:
Jason DeZwirek(6)	4,198,111	11.7%
Todd Gleason(7)	1,321,759	3.7%
Richard F. Wallman(8)	290,617	*%
Claudio A. Mannarino	93,072	*%
Valerie Gentile Sachs	77,295	*%
Munish Nanda	66,949	*%
Peter Johansson	59,228	*%
Robert E. Knowling, Jr.	24,873	*%
Laurie A. Siegel	13,618	*%
All current directors and executive officers as a group (9 persons)	6,145,522	17.1%

*
Indicates beneficial ownership of less than 1% of the total outstanding CECO Common Stock.

(1)
Percentages included in this column have been calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 based on the number of shares of our common stock outstanding on April 17, 2026.

(2)
This information was obtained from a Schedule 13D (Amendment No. 18) filed with the Securities and Exchange Commission on February 23, 2026, and is supplemented by a Form 4 filed with the SEC on August 1, 2025, by Jason DeZwirek. Jason DeZwirek is deemed to control Icarus and has sole voting and dispositive power over the shares of common stock owned by Icarus. Shares shown as beneficially owned by Mr. DeZwirek include the shares owned by Icarus.

(3)
Based on a Schedule 13G/A filed with the SEC on July 16, 2025, as of June 30, 2024, BlackRock, Inc. beneficially owned and has sole dispositive power over all of these shares and has sole voting power over 2,172,576 shares.

(4)
Based on a Schedule 13G/A filed with the SEC on August 6, 2025, as of June 30, 2025, all shares are beneficially owned by FMR LLC, a parent holding company, and on behalf of its wholly owned subsidiaries (i) FIAM LLC IA; (ii) Fidelity Management & Research Company LLC IA; (iii) Fidelity Management Trust Company BK; and (iv) Strategic Advisers LLC IA and by Abigail P. Johnson, who is a Director, the Chairman and the Chief Executive Officer of FMR LLC. FMR LLC has sole voting power over 2,165,188 shares and Abigail P. Johnson has sole dispositive power over all shares.

(5)
Based on a Schedule 13G filed with the SEC on February 13, 2026, as of December 31, 2025, American Century Investment Management, Inc. (“ACIM”), American Century Companies, Inc. (“ACC”), and Stowers Institute for Medical Research (“SIMR”), who report sole voting power over 1,493,539 of the shares and sole dispositive power over all the shares. ACIM is a wholly owned subsidiary of ACC, which is controlled by SIMR.

(6)
This information is based on a Schedule 13D (Amendment No. 18) filed with the Securities and Exchange Commission on February 26, 2026. Mr. DeZwirek is deemed to beneficially own shares of common stock owned directly by him and indirectly through entities that he controls, including Icarus Investment Corp. and 0to100 Inc., over which he has sole voting and dispositive power.

(7)
Mr. Gleason shares voting power with respect to 1,776 shares of common stock.

(8)
Mr. Wallman shares voting power with respect to 80,500 shares of common stock.

BENEFICIAL OWNERSHIP OF THERMON
The following table sets forth information relating to the beneficial ownership of Thermon common stock, par value $0.001 per share, as of April 20, 2026, by:
•
each person, or group of affiliated persons, known by Thermon to beneficially own more than 5% of its outstanding shares of Thermon common stock;

•
each of Thermon’s directors;

•
each of Thermon’s named executive officers; and

•
all of Thermon’s current directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after April 20, 2026, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Thermon common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of 32,869,538 shares of Thermon common stock outstanding as of April 20, 2026. Shares of Thermon common stock that a person has the right to acquire within 60 days after April 20, 2026, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Thermon Group Holdings, Inc., 7171 Southwest Parkway, Bld. 300, Suite 200, Austin, Texas 78735.
NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF CLASS
5% or Greater Stockholders
BlackRock, Inc.(1)	2,752,928	8.4%
FMR, LLC(2)	2,319,058	7.1%
Dimensional Fund Advisors LLP(3)	1,775,583	5.4%
Van Lanschot Kempen Investment Management N.V.(4)	1,713,802	5.2%
Directors and Named Executive Officers
Bruce Thames(5)	374,520	1.1%
Thomas Cerovski(6)	48,971	*%
Roberto Kuahara(7)	29,314	*%
Greg Lucas(8)	5,942	*%
Jan Schott(9)	6,320	*%
John Clarke	41,570	*%
Linda Dalgetty	34,584	*%
Roger Fix	35,375	*%
Marcus George(10)	52,689	*%
Victor Richey	8,052	*%
Angela Strzelecki	13,643	*%
All executive officers and directors as a group (14 persons)(11)	785,405	2.4%

*
Indicates beneficial ownership of less than 1% of the total outstanding Thermon Common Stock.

(1)
According to a Schedule 13G filed with the SEC on January 25, 2024, BlackRock, Inc. (“BlackRock”) reported beneficial ownership of an aggregate 2,752,928 shares, including sole voting power over 2,681,888 shares beneficially owned and sole dispositive power over all 2,752,928 shares beneficially owned. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.

(2)
According to a Form 13G filed with the SEC on February 12, 2025, FMR, LLC. (“FMR”) reported beneficial ownership of an aggregate 2,319,058 shares, including sole voting power over 2,316,239 shares beneficially owned and sole dispositive power over all 2,319,058 shares beneficially owned. FMR lists its address as 245 Summer Street, Boston, Massachusetts 02210 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(3)
According to a Form 13G filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP (“Dimensional”) reported beneficial ownership of an aggregate 1,775,583 shares, including sole voting power over 1,734,701 shares beneficially owned and sole dispositive power over all 1,775,583 shares beneficially owned. Dimensional lists its address as 6300 Bee Cave Road, Building One, Austin, Texas 78746 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(4)
According to a Form 13G filed with the SEC on May 13, 2025, Van Lanschot Kempen Investment Management N.V. (“Van Lanschot”) reported beneficial ownership of an aggregate 1,713,802 shares, including sole voting power over 1,385,426 shares beneficially owned and sole dispositive power over all 1,713,802 shares beneficially owned. Van Lanschot lists its address as Beethovenstraat 300, 1077WZ Amsterdam, The Netherlands, in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(5)
For Mr. Thames, includes 32,472 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of April 20, 2026 and 18,136 restricted stock units vesting within sixty (60) days of April 20, 2026, and excludes 40,101 performance-based restricted stock units vested March 31, 2026 pursuant to a performance-based restricted stock unit award granted during fiscal year 2024 (the “2024 PSU Award”), for which performance achievement has not yet been certified.

(6)
For Mr. Cerovski, includes 4,342 restricted stock units vesting within sixty (60) days of April 20, 2026, and excludes 7,708 performance-based restricted stock units vested March 31, 2026 pursuant to a 2024 PSU Award, for which performance achievement has not yet been certified.

(7)
For Mr. Kuahara, includes 3,668 restricted stock units vesting within sixty (60) days of April 20, 2026, and excludes 7,708 performance-based restricted stock units vested March 31, 2026 pursuant to a 2024 PSU Award, for which performance achievement has not yet been certified.

(8)
For Mr. Lucas, includes 2,519 restricted stock units vesting within sixty (60) days of April 20, 2026, and excludes 3,080 performance-based restricted stock units vested March 31, 2026 pursuant to a 2024 PSU Award, for which performance achievement has not yet been certified.

(9)
For Ms. Schott, includes 2,023 restricted stock units vesting within sixty (60) days of April 20, 2026.

(10)
Includes 50 shares owned by minor children sharing Mr. George’s household. Mr. George disclaims beneficial ownership of shares held by his minor children, except to the extent of a pecuniary interest therein.

(11)
For the other executive officers of the Company, includes 120,807 shares of common stock, 10,371 restricted stock units vesting within sixty (60) days of April 20, 2026, and 3,247 shares of our common stock issuable upon the exercise of stock options that are exercisable within sixty (60) days of April 20, 2026, and excludes 20,039 performance-based restricted stock units vested March 31, 2026 pursuant to 2024 PSU Awards, for which performance achievement has not yet been certified.

LEGAL MATTERS
The validity of the shares of CECO common stock to be issued in connection with the mergers will be passed upon for CECO by Gibson, Dunn & Crutcher LLP.
Certain U.S. federal income tax consequences relating to the mergers will be passed upon for Thermon by Sidley Austin LLP.
EXPERTS
CECO
The financial statements of CECO Environmental Corp. and subsidiaries (“CECO”) as of December 31, 2025, and for the year ended December 31, 2025, incorporated by reference in this joint proxy statement/prospectus, and the effectiveness of CECO’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified opinion on the financial statements and an adverse opinion on the effectiveness of CECO’s internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of CECO Environmental Corp. as of December 31, 2024, and for each of the two years in the period ended December 31, 2024 incorporated by reference in this joint proxy statement/prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Thermon
The consolidated financial statements of Thermon Group Holdings, Inc. as of March 31, 2025 and March 31, 2024, and for each of the years in the three-year period ended March 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

STOCKHOLDER PROPOSALS
CECO
Proposals for Inclusion in the 2027 Proxy Statement.   Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in CECO’s proxy statement and for consideration at the CECO 2027 annual meeting by submitting their proposals to CECO in a timely manner. In order to be included in CECO’s proxy statement for the CECO 2027 annual meeting, proposals from stockholders must be received by CECO no later than the close of business on December 28, 2026 and must otherwise comply with the requirements of Rule 14a-8. Stockholder proposals should be addressed to: CECO Environmental Corp., 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, Attention: Corporate Secretary.
Director Nominations or Proposals Not Submitted for Inclusion in the 2027 Proxy Statement.   CECO’s bylaws establish an advance notice procedure with regard to director nominations and stockholder proposals not submitted for inclusion in CECO’s proxy statement. For director nominations or stockholder proposals not submitted for inclusion in CECO’s proxy statement to be properly brought before the CECO 2027 annual meeting by a stockholder, the stockholder must be a stockholder of record on the date of the giving of the notice provided for in CECO’s bylaws and on the date of such annual meeting and must give timely notice of such business in writing to the Secretary of CECO. To be timely with respect to the CECO 2027 annual meeting, a stockholder’s notice must be delivered to or mailed and received at CECO’s principal executive offices not earlier than the close of business on January 27, 2027 and not later than the close of business on February 26, 2027, assuming the date of the CECO 2027 annual meeting is not changed by more than 30 days before or after the anniversary date of the 2026 annual meeting. A stockholder’s notice to the Secretary of CECO must contain certain information specified in CECO’s bylaws regarding the stockholder and the proposed nominee or stockholder proposal.
In addition to satisfying the foregoing requirements under CECO’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than CECO’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 30, 2027.
Stockholders are advised to review CECO’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to CECO Environmental Corp., 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001, Attention: Corporate Secretary. CECO’s bylaws are also on file with the SEC and are available through its website and at www.sec.gov.
Thermon
If the merger agreement is adopted and the mergers are completed, Thermon will become a wholly owned subsidiary of CECO, and, consequently, there will be no annual meeting of Thermon stockholders in 2026 or thereafter.
If the merger agreement is not adopted or the mergers are not completed for any reason, Thermon will hold an annual meeting of its stockholders in 2026 (the “Thermon 2026 annual meeting”).
Proposals for Inclusion in the Proxy Statement.   To be eligible for inclusion in Thermon’s proxy statement for the Thermon 2026 annual meeting, stockholder proposals must have been received at Thermon’s principal executive offices no later than February 18, 2026.
Proposals or Director Nominations Not Included in the Proxy Statement.   Any stockholder who wishes to bring a proposal or nominate a person for election to the Thermon board at the Thermon 2026 annual meeting must have provided written notice of the proposal or nomination to the attention of Thermon’s Secretary, at 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, on or after February 18, 2026 and no later than March 20, 2026.
In addition to satisfying the foregoing requirements under Thermon’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Thermon’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 19, 2026.
Stockholders are advised to review Thermon’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to Thermon Group Holdings, Inc., 7171 Southwest Parkway Bld. 300, Suite 200, Austin, Texas 78735, Attention: Corporate Secretary. Thermon’s bylaws are also on file with the SEC and are available through its website and at www.sec.gov.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.
As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified CECO or Thermon, as applicable, whose shares they hold, of their desire to receive multiple copies of this joint proxy statement/prospectus.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Two or more stockholders sharing an address can request delivery of a single copy of this joint proxy statement/prospectus and CECO’s or Thermon’s annual disclosure documents if they are receiving multiple copies by calling Broadridge Financial Solutions, Inc. at (866) 540-7095 or writing to them at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. In the same way, two or more stockholders sharing an address and receiving only a single copy of this joint proxy statement/prospectus and such annual disclosure documents can request to each receive a separate copy of the disclosure documents.
Requests for additional copies of this joint proxy statement/prospectus should also be directed to, as applicable:
For CECO stockholders:	For Thermon stockholders:
CECO Environmental Corp. Attn: Investor Relations 5080 Spectrum Drive, Suite 800E Addison, Texas 75001 (214) 272-5300	Thermon Group Holdings, Inc. Attn: Investor Relations 7171 Southwest Parkway Bld. 300, Suite 200 Austin, Texas 78735 (512) 690-0600
D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, NY 10005 Banks and brokers, please call: (212) 448-4476 All others, please call toll-free: (800) 515-4507 E-mail: CECO@dfking.com	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Banks and Brokerage Firms Call: (212) 750-5833 Stockholders Call Toll Free: (877) 717-3905
If you hold your shares in street name, please contact your bank, broker or other record holder to request information concerning householding.

WHERE YOU CAN FIND MORE INFORMATION
CECO and Thermon each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including CECO and Thermon, who file electronically with the SEC. The address of that site is www.sec.gov. Investors may also consult CECO’s or Thermon’s website for more information about CECO or Thermon, respectively. CECO’s website is www.cecoenviro.com. Thermon’s website is www.thermon.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.
CECO has filed with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part. The registration statement registers the issuance of shares of CECO common stock to be issued in the first merger. The registration statement, including the attached exhibits, contains additional relevant information about CECO and Thermon. The rules and regulations of the SEC allow CECO and Thermon to omit certain information included in the registration statement from this joint proxy statement/prospectus.
In addition, the SEC allows CECO and Thermon to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below. This joint proxy statement/prospectus also contains summaries of certain provisions contained in some of the CECO or Thermon documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Some documents or information, such as that called for by Item 2.02 and Item 7.01 of the Current Report on Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates by reference the documents listed below that CECO and Thermon have previously filed with the SEC. These documents contain important information about CECO and Thermon, their respective financial condition and other matters.
CECO SEC Filings (SEC File No. 000-07099; CIK No. 0000003197)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2025
Current Reports on Form 8-K	Filed on February 4, 2026, February 24, 2026 and April 2, 2026 (other than the portions of those documents not deemed to be filed)
The description of CECO common stock contained in its Registration Statement on Form 10, as that description may be updated from time to time	Filed on April 8, 2011

Thermon SEC Filings (SEC File No. 001-35159; CIK No. 0001489096)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended March 31, 2025
Quarterly Reports on Form 10-Q	Fiscal quarters ended June 30, 2025, September 30, 2025 and December 31, 2025
Current Reports on Form 8-K	Filed on July 1, 2025 (as amended by Amendment No. 1 to 8-K on July 15, 2025), July 29, 2025, July 30, 2025 and February 24, 2026 (other than the portions of those documents not deemed to be filed)
Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into Thermon’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025)	Filed on June 18, 2025
The description of Thermon common stock contained in its Registration Statement on Form 8-A, as that description may be updated from time to time	Filed on April 28, 2011, including any amendments or reports filed for the purpose of updating such description
In addition, CECO and Thermon incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (a) after the date of the initial filing and prior to the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part and (b) after the date of this joint proxy statement/prospectus and prior to the date of the CECO annual meeting and the Thermon special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above. You can also obtain any of these documents free of charge by making a request at the following addresses and telephone numbers:
For CECO stockholders:	For Thermon stockholders:
CECO Environmental Corp. Attn: Investor Relations 5080 Spectrum Drive, Suite 800E Addison, Texas 75001 (214) 272-5300	Thermon Group Holdings, Inc. Attn: Investor Relations 7171 Southwest Parkway Bld. 300, Suite 200 Austin, Texas 78735 (512) 690-0600
D.F. King & Co., Inc. 28 Liberty Street, 53rd Floor New York, NY 10005 Banks and brokers, please call: (212) 448-4476 All others, please call toll-free: (800) 515-4507 E-mail: CECO@dfking.com	Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Banks and Brokerage Firms Call: (212) 750-5833 Stockholders Call Toll Free: (877) 717-3905
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the applicable meeting. This means that CECO stockholders requesting documents must do so by May 19, 2026, and Thermon stockholders requesting documents must do so by May 19, 2026, to receive them before the applicable meeting.
In the event of conflicting information in this joint proxy statement/prospectus in comparison to any document incorporated by reference into this joint proxy statement/prospectus, or among documents incorporated by reference, the information in the latest filed document controls.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Neither CECO nor Thermon has authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated April 23, 2026, and you should assume that the information contained in this joint proxy statement/prospectus is accurate only as of such date. Further, you should also assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate only as of the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to CECO stockholders or Thermon stockholders nor the issuance by CECO of shares of CECO common stock in the first merger will create any implication to the contrary.

Annex A
AGREEMENT AND PLAN OF MERGER
among
CECO ENVIRONMENTAL CORP.,
LONGHORN MERGER SUB, INC.,
LONGHORN MERGER SUB LLC
and
THERMON GROUP HOLDINGS, INC.
Dated as of February 23, 2026

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS
Definition	Location
Acceptable Confidentiality Agreement	8.3(a)
Action	8.3(b)
Affiliate	8.3(c)
Agreement	Preamble
Alternative Acquisition Agreement	5.2(b)(ii)
Anti-Corruption Laws	3.24(a)
Antitrust Laws	8.3(d)
Available Cash Election Amount	2.3(a)(i)
Available Stock Election Shares	2.3(b)(i)
Book-Entry Shares	2.5(b)
Burdensome Condition	5.6(c)
Business Day	8.3(e)
Canadian Subsidiaries	8.3(f)
Capital Markets Issuance	8.3(g)
Cash Consideration	2.1(a)(iii)(B)
Cash Election	2.1(a)(iii)(B)
Cash Election Amount	2.3(a)(ii)
Cash Election Share	2.1(a)(iii)(B)
Cash Proration Fraction	2.3(a)(iii)(A)
Certificates	2.5(b)
Certificates of Merger	1.1(b)
Closing	1.2
Closing Date	1.2
COBRA	3.12(c)(viii)
Code	Recitals
Collective Bargaining Agreement	3.13(b)
Company	Preamble
Company 401(k) Plan	5.18(c)
Company Acquisition Proposal	5.2(j)(i)
Company Adverse Recommendation Change	5.2(b)(i)
Company Board	Recitals
Company Bylaws	3.1(c)
Company Charter	3.1(c)
Company Common Stock	2.1(a)(ii)
Company Controlled Group	3.12(b)
Company Credit Agreement	8.3(h)
Company Data Protection Requirements	8.3(i)
Company Disclosure Letter	Article III
Company Equity Plans	2.4(a)
Company Indebtedness Payoff Amount	5.17(a)
Company Indemnification Agreements	5.9(a)

A-iv

Definition	Location
Company International Plan	3.12(i)
Company Intervening Event	5.2(j)(iii)
Company IP	3.19(b)
Company Leased Real Property	3.18(b)
Company Material Adverse Effect	8.3(j)
Company Material Contract	3.16(a)
Company Material No-Shop Breach	7.1(c)(iii)
Company Officer’s Tax Certificate	5.12(c)
Company Options	8.3(k)
Company Organizational Documents	3.1(c)
Company Owned IP	8.3(l)
Company Owned Real Property	3.18(a)
Company Plan	3.12(a)
Company Preferred Stock	3.2(a)
Company PU Award	2.4(b)
Company Recommendation	Recitals
Company RSU Award	2.4(a)
Company SEC Documents	3.6(a)
Company Stock Awards	3.2(b)
Company Stockholder Approval	3.4(a)
Company Stockholders	Recitals
Company Stockholders Meeting	5.4(a)
Company Superior Proposal	5.2(j)(ii)
Company Termination Fee	7.3(b)
Confidentiality Agreement	5.5(a)
Continuing Employees	5.18(a)
Contract	8.3(m)
Control	8.3(n)
Converted RSU Award	2.4(a)
Data Protection Laws	8.3(o)
Debt Commitment Letter	4.28(a)
Debt Financing Source	8.3(p)
Definitive Debt Financing Agreements	5.17(b)
Delaware Secretary of State	1.1(a)
Derivative Transaction	8.3(q)
DGCL	1.1(a)
Dissenting Shares	2.6
DLLCA	1.1(b)
DOJ	5.6(a)
EDGAR	Article III
Effective Time	1.1(a)
Election Deadline	2.2(b)
Election Form	2.2(a)

A-v

Definition	Location
Election Period	2.2(b)
Environmental Law	3.14(b)
ERISA	3.12(a)
Exchange Act	3.5(b)
Exchange Agent	2.5(a)
Exchange Fund	2.5(a)
Excluded Shares	2.1(a)(ii)
FCPA	3.24(a)
Fee Letter	4.28(a)
Financing	4.28(a)
Financing Uses	4.28(b)
First Certificate of Merger	1.1(a)
First Merger	Recitals
Foreign Investment Law	8.3(r)
Form S-4	5.4(a)
Fraud	8.3(s)
FTC	5.6(a)
GAAP	3.6(b)
GDPR	8.3(o)
Governmental Entity	8.3(t)
Governmental Official	8.3(u)
Hazardous Substance	3.14(c)
HSR Act	3.5(b)
In the Money Company Option	8.3(x)
Indebtedness	8.3(v)
Indemnified Persons	5.9(a)
Initial Outside Date	7.1(b)(i)
Intellectual Property	8.3(w)
International Trade Laws	3.23(d)(i)
IRS	3.12(a)
IT Assets	8.3(y)
ITA	8.3(z)
Joint Proxy Statement	5.4(a)
knowledge	8.3(aa)
Law	8.3(bb)
Lenders	4.28(a)
Lien	8.3(cc)
Lookback Date	3.6(a)
Mailing Date	2.2(a)
Material Adverse Effect	8.3(dd)
Maximum Aggregate Cash Amount	2.3(a)(i)
Maximum Aggregate Stock Shares	2.3(b)(i)
Measurement Date	3.2(a)

A-vi

Definition	Location
Merger Consideration	2.1(a)(iii)
Merger Sub Inc.	Preamble
Merger Subs	Preamble
Mergers	Recitals
Mixed Consideration	2.1(a)(iii)(A)
Mixed Election	2.1(a)(iii)(A)
Mixed Election Cash Consideration	2.1(a)(iii)(A)
Mixed Election Share	2.1(a)(iii)(A)
Mixed Election Share Amount	2.1(a)(iii)(A)
Mixed Election Stock Consideration	2.1(a)(iii)(A)
Multiemployer Plan	3.12(b)
Nasdaq	2.5(f)
New Board Designee	1.7(a)
New Debt Commitment Letter	5.17(c)
New Fee Letter	5.17(c)
No Election Share	2.2(b)
Nonqualified Deferred Compensation Plan	3.12(f)
Non-U.S. Award	2.4(d)
Non-U.S. Award Cash Consideration	2.4(d)
NYSE	3.5(a)
Option Consideration	2.4(c)
Out of the Money Company Option	8.3(ee)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent 2025 10-K	4.6(b)
Parent 401(k) Plan	5.18(c)
Parent Acquisition Proposal	5.3(j)(i)
Parent Adverse Recommendation Change	5.3(b)(i)
Parent Board	Recitals
Parent Bylaws	4.1(c)
Parent Charter	4.1(c)
Parent Common Stock	Recitals
Parent Controlled Group	4.12(b)
Parent Credit Agreement	8.3(ff)
Parent Data Protection Requirements	8.3(gg)
Parent Disclosure Letter	Article IV
Parent Equity Plans	4.2(a)
Parent International Plan	4.12(i)
Parent Intervening Event	5.3(j)(iii)
Parent IP	4.19(b)
Parent Leased Real Property	4.18(b)
Parent Material Adverse Effect	8.3(hh)
Parent Material Contract	4.16

A-vii

Definition	Location
Parent Material No-Shop Breach	7.1(d)(iii)
Parent Officer’s Tax Certificate	5.12(c)
Parent Options	8.3(ii)
Parent Organizational Documents	4.1(c)
Parent Owned IP	8.3(jj)
Parent Owned Real Property	4.18(a)
Parent Parties	Article III
Parent Party	Article III
Parent Plan	4.12(a)
Parent Preferred Stock	4.2(a)
Parent PRSU Award	8.3(kk)
Parent Recommendation	Recitals
Parent RSU Award	8.3(ll)
Parent SEC Documents	4.6(a)
Parent Stock Awards	4.2(b)
Parent Stockholder Approval	4.4(a)
Parent Stockholders	Recitals
Parent Stockholders Meeting	5.4(a)
Parent Superior Proposal	5.3(j)(ii)
Parent Termination Fee	7.3(c)
Parties	Preamble
Party	Preamble
PBGC	3.12(c)(v)
Pension Plan	3.12(b)
Permits	3.11
Permitted Lien	8.3(mm)
Person	8.3(nn)
Personal Information	8.3(oo)
Process	8.3(pp)
Products	8.3(qq)
Prohibited Term	4.28(a)
Registered Company Owned IP	3.19(a)
Registered Parent Owned IP	4.19(a)
Related Party	8.3(rr)
Release	3.14(d)
Remedial Action	5.6(c)
Representatives	8.3(ss)
Sanctioned Jurisdictions	3.23(d)(ii)
Sanctioned Persons	3.23(d)(iii)
Sanctions	3.23(d)(iv)
Sanctions Authority	3.23(d)(v)
Sarbanes-Oxley Act	3.6(a)
SEC	3.6(a)

A-viii

Definition	Location
Second Certificate of Merger	1.1(b)
Second Merger	Recitals
Second Merger Effective Time	1.1(b)
Securities Act	3.5(b)
Security Incident	3.19(c)
Sole Stockholder Consent	Recitals
Solvent	4.32
Stock Consideration	2.1(a)(iii)(C)
Stock Election	2.1(a)(iii)(C)
Stock Election Amount	2.3(b)(ii))
Stock Election Share	2.1(a)(iii)(C)
Stock Election Share Amount	2.1(a)(iii)(C)
Stock Issuance	Recitals
Stock Proration Fraction	2.3(b)(iii)(A)
Subsidiary	8.3(tt)
Surviving Company	Recitals
Surviving Corporation	Recitals
Takeover Laws	3.25
Tax Return	8.3(uu)
Taxes	8.3(vv)
Trade Secrets	8.3(w)
Transaction Litigation	5.11
Transactions	Recitals
Treasury Regulations	8.3(ww)
Voting Agreement	Recitals
WARN Act	3.13(c)
Willful and Material Breach	8.3(xx)

A-ix

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 23, 2026, is by and among CECO ENVIRONMENTAL CORP., a Delaware corporation (“Parent”), Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (“Merger Sub LLC” and together with Merger Sub Inc., the “Merger Subs”), and THERMON GROUP HOLDINGS, INC., a Delaware corporation (the “Company”). Each of Parent, Merger Sub Inc., Merger Sub LLC and the Company are referred to herein individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, the Parties intend to effect (a) at the Effective Time, the merger (the “First Merger”) of Merger Sub Inc. with and into the Company, with the Company continuing as the surviving entity (the “Surviving Corporation”), on the terms and subject to the conditions set forth herein; and (b) immediately following the First Merger, the merger (the “Second Merger” and, together with the First Merger, the “Mergers”) of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Surviving Company”), on the terms and subject to the conditions set forth herein;
WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting duly called and held by unanimous vote, has (i) determined that the terms of this Agreement and the transactions contemplated by this Agreement, including the Mergers (collectively, the “Transactions”) are in the best interests of the stockholders of the Company (the “Company Stockholders”), (ii) approved and declared advisable this Agreement and the Transactions, including the Mergers, (iii) directed that this Agreement be submitted to the Company Stockholders for adoption and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement (the “Company Recommendation”);
WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held by unanimous vote, has (i) determined that the Mergers and the other Transactions are in the best interests of, and are advisable to, Parent and its stockholders (the “Parent Stockholders”), (ii) approved and declared advisable this Agreement and the Transactions, (iii) directed that the issuance of the shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) constituting the Stock Consideration to be issued in the First Merger and other shares of Parent Common Stock to be issued in the Mergers or reserved for issuance in connection with the Mergers, in each case, as provided for in Article II (the “Stock Issuance”) be submitted to the holders of Parent Common Stock for their approval and (iv) resolved to recommend that the Parent Stockholders approve the Stock Issuance at a duly held meeting of such stockholders for such purpose (the “Parent Recommendation”);
WHEREAS, the Board of Directors of Merger Sub Inc. has unanimously (i) determined that this Agreement, the First Merger and the other transactions contemplated by this Agreement are in the best interests of, and advisable to, Merger Sub Inc. and its sole stockholder, (ii) approved and declared advisable this Agreement, the First Merger and the other transactions contemplated by this Agreement and (iii) submitted this Agreement to Parent, as sole stockholder of Merger Sub Inc., for adoption thereby and recommended that Parent, as sole stockholder of Merger Sub Inc., adopt and approve this Agreement, the First Merger and the other transactions contemplated by this Agreement;
WHEREAS, Parent (a) as the sole stockholder of Merger Sub Inc. will approve and adopt this Agreement immediately following its execution (the “Sole Stockholder Consent”) and (b) as the sole member of Merger Sub LLC has approved, adopted and declared advisable this Agreement;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, certain stockholders of Parent have entered into an agreement with Parent and the Company substantially in the form attached as Exhibit A (the “Voting Agreement”), pursuant to which, subject to the terms and conditions therein, such Persons have agreed to vote all of their respective shares of Parent Common Stock in accordance with the terms of the Voting Agreement;

WHEREAS, for U.S. federal income tax purposes, (i) it is intended that the Mergers, taken together, constitute an integrated plan and qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) this Agreement is intended to constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers as specified herein;
AGREEMENT
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
Article I
THE MERGERS
Section 1.1   The Mergers.
(a)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub Inc. shall be merged with and into the Company. Following the First Merger, the separate corporate existence of Merger Sub Inc. shall cease, and the Company shall continue its existence under the Laws of the State of Delaware as the Surviving Corporation and a wholly-owned Subsidiary of Parent. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the applicable Parties shall file a certificate of merger, in customary form and substance (the “First Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), executed in accordance with the relevant provisions of the DGCL, in order to effect the First Merger. The First Merger shall become effective at such time on the Closing Date or at such later time as the Parties shall agree in writing and shall specify in the First Certificate of Merger (the time the First Merger becomes effective being the “Effective Time”).
(b)   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), as applicable, at the Second Merger Effective Time, the Surviving Corporation shall be merged with and into Merger Sub LLC. Following the Second Merger, the separate corporate existence of the Surviving Corporation shall cease, and Merger Sub LLC shall continue its existence under the Laws of the State of Delaware as the Surviving Company and a wholly-owned Subsidiary of Parent. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the applicable Parties shall file a certificate of merger, in customary form and substance (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Certificates of Merger”) with the Delaware Secretary of State, executed in accordance with the relevant provisions of the DGCL and the DLLCA, in order to effect the Second Merger. The Second Merger shall become effective one minute after the Effective Time or at such later time as the Parties shall agree in writing and shall specify in the Second Certificate of Merger (the time the Second Merger becomes effective being the “Second Merger Effective Time”), which shall be set forth in the Second Certificate of Merger.
Section 1.2   Closing.   The closing of the Mergers (the “Closing”) shall take place by the exchange of documents by “portable document format” or other electronic means at 9:00 a.m. Central time, on the third (3rd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
Section 1.3   Effects of the Mergers.   From and after the Effective Time and the Second Merger Effective Time, the Mergers shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and the DLLCA, as applicable. Without limiting the generality of the foregoing, and subject thereto, (a) at the Effective Time, all the property, rights, privileges, powers and franchises of each of the Company and Merger Sub Inc. shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub Inc. shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (b) at the Second Merger Effective Time, all the property, rights, privileges, powers and franchises of each of the Surviving Corporation and Merger Sub LLC shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and Merger Sub LLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.
Section 1.4   Organizational Documents of the Surviving Corporation and the Surviving Company.
(a)   At the Effective Time, (i) by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the Company Charter shall be amended so that it reads in its entirety the same as the certificate of incorporation of Merger Sub Inc. as in effect immediately prior to the Effective Time (except that (x) all references therein to Merger Sub Inc. shall be automatically amended to become references to the Surviving Corporation and (y) the provisions naming the initial director(s) or incorporator(s) of Merger Sub Inc. shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided by applicable Law; and (ii) by virtue of the First Merger and without any further action on the part of Parent, the Company, Merger Sub Inc. or any other Person, the Company Bylaws shall be amended so that they read in their entirety the same as the bylaws of Merger Sub Inc. as in effect immediately prior to the Effective Time (except that all references therein to Merger Sub Inc. shall be automatically amended to become references to the Surviving Corporation), and as so amended shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and as provided by applicable Law.
(b)   As of the Second Merger Effective Time, by virtue of the Second Merger and without any further action on the part of Parent, the Surviving Corporation, Merger Sub LLC or any other Person, the certificate of formation and limited liability company agreement of Merger Sub LLC in effect as of immediately prior to the Second Merger Effective Time shall be the certificate of formation and limited liability company agreement of the Surviving Company from and after the Second Merger Effective Time (except that the name of the Surviving Company shall be amended to be Thermon Group Holdings, LLC),until thereafter amended in accordance with the provisions thereof and applicable Law.
Section 1.5   Directors and Officers of the Surviving Corporation.   From and after the Effective Time, until the Second Merger Effective Time, the directors and officers of Merger Sub Inc. immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.
Section 1.6   Officers of the Surviving Company.   From and after the Second Merger Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law, the officers of Merger Sub LLC immediately prior to the Second Merger Effective Time shall be the officers of the Surviving Company.
Section 1.7   Parent Board Composition.
(a)   Prior to the Effective Time, Parent shall take all necessary corporate action so that, upon and after the Effective Time, the size of the Parent Board shall be increased by two (2) members (from eight (8) members to ten (10) members), and effective as of the Effective Time, Parent shall cause the Parent Board to appoint two (2) directors currently serving on the Company Board, one (1) of which shall be designated by the Company, in its sole discretion, and one (1) of which shall be designated by mutual agreement of the Chairman of the Company Board and the Chairman of the Parent Board, to fill such newly created vacancies on the Parent Board, such agreement and designation to be made prior to the time at which the Form S-4 becomes effective under the Securities Act (each, in such capacity, a “New Board Designee”); provided, that, in the event a New Board Designee is either unwilling or unable to serve as a member of the Parent Board at the Effective Time, then another member of the

Company Board, designated in the same manner as the New Board Designee being replaced, shall be appointed, effective as of the Effective Time, to fill such vacancy on the Parent Board in lieu of such New Board Designee.
(b)   Parent agrees that either, (i) subject to the other terms and conditions of this Agreement, the Parent Stockholders Meeting shall be the 2026 annual meeting of Parent Stockholders and shall include the additional proposals set forth on Section 1.7 of the Parent Disclosure Letter or (ii) if the Parent Stockholders Meeting is not the 2026 annual meeting of Parent Stockholders and the Closing occurs prior to the 2026 annual meeting of Parent Stockholders, then Parent shall nominate the New Board Designees for re-election to the Parent Board for the 2026 annual meeting of Parent Stockholders, in either case, subject to each New Board Designee satisfying the independence standards of the Nasdaq and the written corporate governance policies generally applicable to all members of the Parent Board; provided, that, in the event a New Board Designee no longer satisfies such criteria prior to the 2026 annual meeting of Parent Stockholders, the Chairman of Parent and the other New Board Designee shall mutually agree on a replacement designee from among the other individuals serving on the Company Board immediately prior to the Effective Time who satisfies such criteria prior to the 2026 annual meeting of Parent Stockholders.
Article II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES
Section 2.1   Conversion of Capital Stock.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the First Merger and without any action on the part of the Parties or the holders of any shares of capital stock of the Parties:
(i)   Each share of capital stock of Merger Sub Inc. issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time and all certificates representing the common stock of Merger Sub Inc. shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with this Section 2.1(a)(i).
(ii)   (x) Each share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub Inc., Merger Sub LLC or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time and (y) any Dissenting Shares (collectively, “Excluded Shares”) shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor (except, in the case of Dissenting Shares, for the right to receive the consideration set forth in Section 2.6).
(iii)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares), shall thereupon be automatically converted into the right to receive from Parent, at the election of the holder, one of the following forms of consideration (such consideration, collectively, the “Merger Consideration”) each of which shall be subject to any withholding of Taxes required by applicable Law in accordance with Section 2.7 and, in each case, subject to proration as set forth in Section 2.3 and the other provisions of this Article II:
(A)   Mixed Election Shares.   Each share of Company Common Stock with respect to which an election to receive mixed consideration (a “Mixed Election”) has been made and not revoked or deemed ineffective pursuant to Section 2.2 (each, a “Mixed Election Share”) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the “Mixed Consideration”) of (1) 0.6840 shares of Parent Common Stock

(“Mixed Election Stock Consideration” and such number of shares of Parent Common Stock, the “Mixed Election Share Amount”) and (2) $10.00 in cash (the “Mixed Election Cash Consideration”), without any interest thereon.
(B)   Cash Election Shares.   Each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been made and not revoked or deemed ineffective pursuant to Section 2.2 (each, a “Cash Election Share”) shall be converted into the right to receive $63.89 in cash (the “Cash Consideration”), without any interest thereon.
(C)   Stock Election Shares.   Each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) has been made and not revoked or deemed ineffective pursuant to Section 2.2 (each, a “Stock Election Share”) shall be converted into the right to receive 0.8110 shares of Parent Common Stock (the “Stock Consideration” and such number of shares of Parent Common Stock, the “Stock Election Share Amount”).
(D)   No Election Shares.   Each No Election Share shall be converted into the right to receive the Mixed Consideration.
From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable portion of Merger Consideration therefor upon the surrender of such shares of Company Common Stock in accordance with Section 2.5, including the right to receive, pursuant to Section 2.5(f), cash in lieu of fractional shares of Parent Common Stock, if any, into which such shares of Company Common Stock have been converted pursuant to this Section 2.1(a)(iii), together with the amounts, if any, payable pursuant to Section 2.5(f).
(iv)   The Merger Consideration (including the shares of Parent Common Stock and cash amounts comprising the Mixed Consideration, the Cash Consideration and the Stock Consideration) and any other amounts payable pursuant to this Agreement shall be adjusted to reflect fully the appropriate effect of any stock split, split-up, reverse stock split, stock dividend or distribution of securities convertible into shares of Company Common Stock or Parent Common Stock, or any reorganization, recapitalization, reclassification or other like change with respect to shares of Company Common Stock or Parent Common Stock, in each case having a record date occurring on or after the date of this Agreement and prior to the Effective Time; provided, that nothing in this Section 2.1(a)(iv) shall be construed to permit the Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.
(b)   At the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Parent, the Surviving Corporation, Merger Sub LLC or the holders of any shares of capital stock or other equity interests in any of the foregoing, each share of common stock of the Surviving Corporation issued pursuant to the First Merger and outstanding immediately prior to the Second Merger Effective Time shall automatically be cancelled and retired and cease to exist, and no consideration shall be delivered in exchange therefor, and the limited liability company interests of Merger Sub LLC shall be unaffected by the Second Merger and shall remain outstanding as limited liability company interests of the Surviving Company with no adjustment thereto or consideration paid in respect thereof.
Section 2.2   Election Procedures.
(a)   Not less than thirty (30) days prior to the anticipated Effective Time or on such other date as Parent and the Company mutually agree in writing (the “Mailing Date”), the Company shall cause to be mailed an election form and other appropriate and customary transmittal materials, in such form as the Company shall reasonably specify and as shall be reasonably acceptable to Parent (the “Election Form”), to each record holder of Company Common Stock (other than shares held in the treasury of the Company or owned by Parent, Merger Sub Inc., Merger Sub LLC or any other wholly-owned Subsidiary of Parent) as of a date that is five (5) Business Days prior to the Mailing Date or such other date as mutually agreed to in writing by Parent and the Company.
(b)   Each Election Form shall permit the holder (or the beneficial owner through customary documentation and instructions) of Company Common Stock to specify (i) the number of shares of Company Common Stock with respect to which such holder elects to receive the Mixed Consideration, (ii) the number of shares of Company Common Stock with respect to which such holder elects to receive the Stock Consideration, (iii) the number of shares of Company Common Stock with respect to which such holder elects to receive the Cash Consideration or (iv) that such holder makes no election with respect to such holder’s shares of Company Common Stock. Any shares of Company Common Stock with respect to which the Exchange Agent does not receive a properly completed Election Form during the period (the “Election Period”) from the Mailing Date to 5:00 p.m., Central Time, on the Business Day that is five (5) Business Days prior to the Closing Date or such other date as Parent and the Company shall, prior to the Closing, mutually agree in writing (the “Election Deadline”) shall be deemed to be No Election Shares. Parent and the Company shall publicly announce the anticipated Election Deadline at least five (5) Business Days prior to the Election Deadline. If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and Parent and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. For the purposes of this Agreement, “No Election Share” means each share of Company Common Stock for which no election to receive Mixed Consideration, Cash Consideration or Stock Consideration has been properly made in accordance with the terms of this Section 2.2 or for which such election has been properly revoked in accordance with the terms of this Section 2.2.
(c)   The Company shall make available one or more Election Forms as may reasonably be requested from time to time by all Persons who become holders or beneficial owners of Company Common Stock during the Election Period, and Parent shall provide the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.
(d)   Any election made pursuant to this Section 2.2 shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form during the Election Period. After a Cash Election, a Stock Election or a Mixed Election has been properly made with respect to any shares of Company Common Stock, any subsequent transfer of such shares of Company Common Stock prior to the Election Deadline shall automatically revoke such election with respect to the shares so transferred. Any Election Form may be revoked or changed by the Person submitting it, by written notice received by the Exchange Agent during the Election Period. In the event an Election Form is revoked during the Election Period, the shares of Company Common Stock represented by such Election Form shall be deemed to be No Election Shares, except to the extent a subsequent election is properly made with respect to the shares following such revocation and during the Election Period. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Parent, the Merger Subs, the Company or the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.
Section 2.3   Proration.
(a)   Notwithstanding any other provision contained in this Agreement, the Cash Election Shares and Stock Election Shares eligible to receive the Merger Consideration pursuant to Section 2.1(a) shall be subject to proration as described in this Section 2.3, as follows:
(i)   The aggregate cash payable in respect of Cash Election Shares in the First Merger shall not exceed an amount (the “Available Cash Election Amount”) equal to (A) the Maximum Aggregate Cash Amount, minus (B) the product of (1) the Mixed Election Cash Consideration and (2) the aggregate number of Mixed Election Shares and No Election Shares. For purposes hereof, the “Maximum Aggregate Cash Amount” means the product of (a) $10.00, multiplied by (b) the number of shares of Company Common Stock outstanding on the date of determination.
(ii)   If the product of (A) the number of Cash Election Shares and (B) the Cash Consideration (such product, the “Cash Election Amount”) is less than or equal to the Available Cash Election Amount, then each Cash Election Share shall be converted into the right to receive the Cash Consideration pursuant to Section 2.1(a)(iii)(B), and no proration shall apply to the Cash Election Shares.
(iii)   If the Cash Election Amount exceeds the Available Cash Election Amount, then each Cash Election Share shall be converted into the right to receive:
(A)   an amount in cash (without interest) equal to the product of (1) the Cash Consideration and (2) a fraction (the “Cash Proration Fraction”), the numerator of which is the Available Cash Election Amount and the denominator of which is the Cash Election Amount (with the resulting cash amount rounded down to the nearest cent); and
(B)   a number of shares of Parent Common Stock equal to the product of (1) the number of shares of Parent Common Stock comprising the Stock Consideration and (2) one minus the Cash Proration Fraction (with the resulting number of shares rounded down to the nearest whole share).
Each record holder of Cash Election Shares shall, to the extent reasonably practicable, receive the same proportion of Cash Consideration, and the same proportion of Stock Consideration, with respect to such holder’s aggregate Cash Election Shares as each other record holder of Cash Election Shares.
(b)   The Stock Election Shares eligible to receive Merger Consideration pursuant to Section 2.1(a) shall be subject to proration as described in this Section 2.3, as follows:
(i)   The aggregate number of shares of Parent Common Stock issuable in respect of Stock Election Shares in the First Merger shall not exceed a number of shares (the “Available Stock Election Shares”) equal to (A) the Maximum Aggregate Stock Shares, minus (B) the product of (1) the Mixed Election Share Amount and (2) the aggregate number of Mixed Election Shares and No Election Shares. For purposes hereof, the “Maximum Aggregate Stock Shares” means the number of shares of Parent Common Stock resulting from the product of (a) the Mixed Election Stock Consideration, multiplied by (b) the number of shares of Company Common Stock outstanding on the date of determination.
(ii)   If the product of (A) the number of Stock Election Shares and (B) the Stock Election Share Amount (such product, the “Stock Election Amount”) is less than or equal to the Available Stock Election Shares, then each Stock Election Share shall be converted into the right to receive the Stock Consideration pursuant to Section 2.1(a)(iii)(C), and no proration shall apply to the Stock Election Shares.
(iii)   If the Stock Election Amount exceeds the Available Stock Election Shares, then each Stock Election Share shall be converted into the right to receive:
(A)   a number of shares of Parent Common Stock equal to the product of (1) the number of shares of Parent Common Stock comprising the Stock Consideration and (2) a fraction (the “Stock Proration Fraction”), the numerator of which is the Available Stock Election Shares and the denominator of which is the Stock Election Amount (with the resulting number of shares rounded down to the nearest whole share); and
(B)   an amount in cash (without interest) equal to the product of (1) the Cash Consideration and (2) one minus the Stock Proration Fraction (with the resulting cash amount rounded down to the nearest cent).
Each record holder of Stock Election Shares shall, to the extent reasonably practicable, receive the same proportion of Stock Consideration, and the same proportion of Cash

Consideration, with respect to such holder’s aggregate Stock Election Shares as each other record holder of Stock Election Shares.
(c)   In no event shall any Mixed Election Shares or No Election Shares be subject to proration pursuant to this Section 2.3.
(d)   Promptly following the Election Deadline, the Exchange Agent shall determine the number of Cash Election Shares, Stock Election Shares, Mixed Election Shares and No Election Shares, calculate the Available Cash Election Amount and Available Stock Election Shares, and determine whether proration is required pursuant to this Section 2.3. The Exchange Agent shall notify Parent and the Company of such determinations prior to the Closing.
Section 2.4   Treatment of Equity-Based Awards and Company Options.
(a)   Company RSU Awards.   Each award of restricted stock units granted under the Company’s 2011 Long Term Incentive Plan, the Company’s 2020 Long Term Incentive Plan and any other equity award plan of the Company (collectively, the “Company Equity Plans”) (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time automatically and without any action on the part of the Parent Parties, the Company or the holder thereof, be assumed by Parent and remain subject to the same terms and conditions as were applicable to such Company RSU Award (including any vesting or forfeiture), but shall be converted into an award with respect to a number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Company Common Stock subject to such Company RSU Award and (y) the Stock Election Share Amount (a “Converted RSU Award”). Following the Effective Time, each Converted RSU Award shall otherwise continue to be governed by the same terms and conditions (including, as applicable, dividend equivalent rights) as were applicable to such Company RSU Award immediately prior to the Effective Time, except as otherwise required by applicable Law.
(b)   Company PU Awards.   Each award of performance units granted under the Company Equity Plans (each, a “Company PU Award”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically and without any action on the part of the Parent Parties, the Company or the holder thereof, be assumed by Parent and remain subject to the same terms and conditions as were applicable to such Company PU Award (including any vesting or forfeiture provisions), but shall be converted into a Converted RSU Award with respect to a number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Company Common Stock subject to such Company PU Award (calculated based on, (i) with respect to any tranches of such Company PU Award for which the applicable performance period has completed, actual performance (as determined by the Company Board or a committee thereof prior to the Effective Time), (ii) with respect to any tranches of such Company PU Award for which the Effective Time occurs during the applicable performance period and for which the performance goals have been established, the greater of (A) target performance and (B) actual performance as of the Effective Time (as determined by the Company Board or a committee thereof in consultation with Parent prior to the Effective Time, with the performance goals (and achievement thereof) equitably adjusted as necessary to reflect a shortened performance period), and (iii) with respect to any tranches of such Company PU Award for which the performance goals have not been established, target performance) and (y) the Stock Election Share Amount. Following the Effective Time, each Converted RSU Award issued in exchange for the applicable Company PU Award shall otherwise continue to be governed by the same terms and conditions (including, as applicable, dividend equivalent rights) as were applicable to such Company PU Award immediately prior to the Effective Time; provided, however, that the Converted RSU Award shall only be subject to time-based vesting through the applicable Restriction Period (as defined in the applicable award agreement governing the Company PU Award), except as otherwise required by applicable Law. The Company shall provide Parent with written notice (email being sufficient) of any determination made by the Company Board pursuant to this Section 2.4(b) reasonably promptly following such determination and include in such notice a description of the adjustment and rationale therefor.

(c)   Company Options.   Each In the Money Company Option granted under the Company Equity Plans that is outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically and without any action on the part of the Parent Parties, the Company or the holders thereof, be cancelled and converted into a right to receive an amount of cash equal to (i) the Cash Consideration less (ii) the exercise price per share of Company Common Stock subject to the In the Money Company Option as of immediately prior to the Effective Time (the “Option Consideration”). Each Out of the Money Company Option granted under the Company Equity Plans that is outstanding immediately prior to the Effective Time shall, at the Effective Time, automatically and without any action on the part of the Parent Parties, the Company or the holders thereof, be cancelled for no consideration. As promptly as reasonably practicable following the Effective Time, but in no event later than the earliest to occur of (A) the next regular payroll date of the Company that is at least five (5) Business Days following the Closing Date and (B) the date that is twenty (20) days following the Closing Date, Parent shall cause the Company or its applicable Subsidiary to pay the Option Consideration to the holders of the In the Money Company Options through the payroll system of the Company or its Subsidiary (without interest and after giving effect to any required Tax withholding).
(d)   Non-U.S. Cash-Out Right.   Notwithstanding Section 2.4(a) or Section 2.4(b), with respect to any Company RSU Award or Company PU Award held by an individual who is resident or providing services outside of the United States as of immediately prior to the Effective Time (each, a “Non-U.S. Award”), Parent may, in its sole discretion and in consultation with the Company (such consultation to occur no later than ten (10) Business Days prior to the anticipated Effective Time), and as permitted by applicable Law in the relevant jurisdictions, elect for the cancellation and conversion of such Non-U.S. Award at the Effective Time into a right to receive an amount of cash equal to the product of (i) the number of shares of Company Common Stock subject to such Non-U.S. Award (with the number of shares determined, in the case of a Company PU Award, in accordance with clause (x) of Section 2.4(b)) and (ii) the Cash Consideration (such payment, the “Non-U.S. Award Cash Consideration”))). As promptly as reasonably practicable following the Effective Time, but in no event later than the earliest to occur of (A) the next regular payroll date of the Company that is at least five (5) Business Days following the Closing Date and (B) the date that is twenty (20) days following the Closing Date, Parent shall cause the Company or its applicable Subsidiary to pay any Non-U.S. Award Cash Consideration to the holders of such Non-U.S. Award through the payroll system of the Company or its Subsidiary (without interest and after giving effect to any required Tax withholding). For the avoidance of doubt, any Non-U.S. Award that Parent elects to cancel pursuant to this Section 2.4(d) shall not be converted into a Converted RSU Award pursuant to Section 2.4(a) or Section 2.4(b), as applicable, and Parent’s election under this Section 2.4(d) may vary among individual holders of Non-U.S. Awards or among Non-U.S. Awards held by any individual.
(e)   Prior to the Effective Time, the Company shall take all action necessary for the adjustment of the Company RSU Awards and Company PU Awards and the cancellation of Company Options and, if applicable, Non-U.S. Awards under this Section 2.4. The Company shall ensure that, as of the Effective Time, no holder or former holder of a Company RSU Award, Company PU Award or Company Option or a participant in any Company Equity Plan shall have any rights thereunder to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their respective Subsidiaries, or any other equity interest therein (including “phantom” stock or stock appreciation rights).
(f)   Parent shall reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Converted RSU Awards as a result of the actions contemplated by this Section 2.4. On the Closing Date, Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of Parent Common Stock subject to such Converted RSU Awards and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Converted RSU Awards remain outstanding and are required to be registered.
Section 2.5   Exchange and Payment.
(a)   Prior to the Effective Time, Parent shall deposit (or cause to be deposited) with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange

Agent”), in trust for the benefit of holders of shares of Company Common Stock immediately prior to the Effective Time (other than holders to the extent they hold Excluded Shares), (i) the number of shares of Parent Common Stock issuable to former holders of shares of Company Common Stock (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time and (ii) sufficient cash to make delivery of the Mixed Election Cash Consideration and Cash Consideration, as applicable, to such holders, in each case pursuant to Section 2.1(a)(iii)(A) and Section 2.1(a)(iii)(B). In addition, Parent shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time, any dividends or distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f). All certificates representing shares of Parent Common Stock, dividends, distributions and cash deposited with the Exchange Agent are hereinafter referred to as the “Exchange Fund.”
(b)   As soon as reasonably practicable after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each holder of record of a certificate (“Certificates”) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock that were converted into the right to receive the Merger Consideration, any dividends or distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as Parent or the Exchange Agent may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration, any dividends or other distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f). Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange for the shares of Company Common Stock formerly represented by such Certificate (other than Excluded Shares) (A) the amount of cash that such holder has the right to receive, and that number of whole shares of Parent Common Stock (after taking into account all shares of Company Common Stock then held by such holder under all Certificates so surrendered) to which such holder of shares of Company Common Stock shall have become entitled, in each case pursuant to Section 2.1(a) (which shall be in uncertificated book-entry form unless a physical certificate is requested), (B) any dividends or other distributions payable pursuant to Section 2.5(d) and (C) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f), and the Certificate so surrendered shall forthwith be cancelled, subject to Section 2.6 in the case of Dissenting Shares. Promptly after the Effective Time and in any event not later than the third (3rd) Business Day thereafter (or such later date as may be required to complete the proration calculations pursuant to Section 2.3), the Surviving Company shall cause the Exchange Agent to issue and send to each holder of uncertificated shares of Company Common Stock represented by book entry (“Book-Entry Shares”), other than with respect to Excluded Shares, (1) the amount of cash that such holder has the right to receive, and that number of whole shares of Parent Common Stock to which such holder of Book-Entry Shares shall have become entitled, in each case pursuant to the provisions of Section 2.1(a) (which shall be in book-entry form unless a physical certificate is requested), (2) any dividends or other distributions payable pursuant to Section 2.5(d) and (3) any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent, and such Book-Entry Shares shall then be cancelled, subject to Section 2.6 in the case of Dissenting Shares. No interest will be paid or accrued on any unpaid dividends or other distributions or cash in lieu of fractional shares, if any, payable to holders of Certificates or Book-Entry Shares. Until surrendered as contemplated by this Section 2.5, each Certificate or Book-Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration payable in respect thereof, any dividends or other distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f). The Merger Consideration payable to each holder shall reflect any proration applicable to such holder’s shares pursuant to Section 2.3, as determined by the Exchange Agent.

(c)   If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share or shall have established to the satisfaction of Parent that no such tax is applicable.
(d)   No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.5(f), in each case until the holder thereof shall surrender such Certificate in accordance with this Article II. Following the surrender of a Certificate in accordance with this Article II (or submission of an affidavit of loss in lieu of the Certificate as provided in Section 2.5(j)), there shall be paid to the record holder thereof, without interest, (A) promptly after such surrender or submission, the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.5(f) and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender or submission and a payment date subsequent to such surrender or submission payable with respect to such whole shares of Parent Common Stock. Notwithstanding anything in the foregoing to the contrary, holders of Book-Entry Shares who are entitled to receive shares of Parent Common Stock under this Article II shall be paid (A) at the time of issuance of such Parent Common Stock by the Exchange Agent to any such holder under Section 2.5(b), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.5(f) and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such issuance by the Exchange Agent under Section 2.5(b) and a payment date subsequent to the time of such payment by the Exchange Agent under Section 2.5(b) payable with respect to such whole shares of Parent Common Stock.
(e)   The Merger Consideration, any dividends or other distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f) issued and paid upon the surrender for exchange of Certificates or Book-Entry Shares (or submission of an affidavit of loss in lieu of the Certificate as provided in Section 2.5(j)) in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock, formerly represented by such Certificates or Book-Entry Shares, except for any rights of holders of Dissenting Shares to receive the fair value of such shares pursuant to Section 262 of the DGCL. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this Article II.
(f)   Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, no dividends or other distributions with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Parent Common Stock an amount in cash (without interest) determined by multiplying (i) the fraction of a share of Parent Common Stock that such holder would otherwise be entitled to receive (taking into account all shares of Company Common Stock held at the Effective Time by such holder and rounded to the nearest thousandth when expressed in decimal form) pursuant to Section 2.1(a) by (ii) the average of the closing prices of one share of Parent Common Stock on the Nasdaq Stock Market LLC (“Nasdaq”) for the five (5) trading days ending on the last trading day immediately prior to the Closing, as reported by Bloomberg Financial Markets or such other source as Parent and the Company shall agree in writing.
(g)   Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares six months after the Effective Time shall be delivered to Parent (or its designee), upon demand, and any remaining holders of Certificates or Book-Entry Shares (except to the extent representing Excluded Shares) shall thereafter look only to the Surviving Company, as general creditors thereof, for payment of the Merger Consideration, any unpaid dividends or other distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f) (subject to abandoned property, escheat or other similar laws), without interest.
(h)   None of Parent, the Surviving Company, the Exchange Agent or any other Person shall be liable to any Person in respect of shares of Parent Common Stock, dividends or other distributions with respect thereto or cash in lieu of fractional shares of Parent Common Stock properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been exchanged prior to two years after the Effective Time (or immediately prior to such earlier date on which the related Merger Consideration (and all dividends or other distributions with respect to shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock pursuant to this Article II) would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration (and such dividends, distributions and cash) in respect thereof shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
(i)   The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent, for any reason, the amount in the Exchange Fund is below that required to make prompt payment of the aggregate cash payments contemplated by this Article II, Parent shall, subject to Section 2.5(h), promptly replace, restore or supplement the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payments of the aggregate cash payments contemplated by this Article II.
(j)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, any dividends or other distributions payable pursuant to Section 2.5(d) and any cash in lieu of fractional shares of Parent Common Stock payable pursuant to Section 2.5(f).
Section 2.6   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any Company Stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder’s right to appraisal under the DGCL, but shall, at the Effective Time, by virtue of the First Merger, no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the “fair value” of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder fails to perfect or withdraws or loses any such right to appraisal prior to the Election Deadline, each such share of Company Common Stock of such Company Stockholder shall be deemed to be a No Election Share (unless such holder shall thereafter make a timely election pursuant to

Section 2.2). If any holder of Dissenting Shares fails to perfect or withdraws or loses such holder’s right to appraisal after the Election Deadline, each of such holder’s shares of Company Common Stock shall be deemed to have been converted into the right to receive the Mixed Consideration. The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal under Section 262 of the DGCL received by the Company prior to the Effective Time; (B) any withdrawal or attempted withdrawal of any such demand for appraisal; and (C) any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) a reasonable opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or compromise or settle (or offer to do any of the foregoing), any such demands. Each holder of Dissenting Shares who becomes entitled under Section 262 of the DGCL to receive payment of the “fair value” of such holder’s Dissenting Shares shall, after the amount of such payment shall have been finally determined pursuant to the DGCL, receive such payment from Parent or the Surviving Corporation after giving effect to any withholdings or deductions required by applicable Law.
Section 2.7   Withholding Rights.   The Parent Parties, the Surviving Company and the Exchange Agent shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to any holder of shares of Company Common Stock or otherwise pursuant to this Agreement such amounts as the Parent Parties, the Surviving Company or the Exchange Agent determines it is required to deduct and withhold under the Code, or any provision of state, federal, provincial, local or foreign tax Law (and, for the avoidance of doubt, to the extent deduction and withholding is required in respect of the delivery of any Parent Common Stock pursuant to this Agreement, a portion of the Parent Common Stock otherwise deliverable hereunder may be withheld). To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and, if a portion of the Parent Common Stock otherwise deliverable to a Person is withheld hereunder, the relevant withholding party shall be treated as having delivered such Parent Common Stock to such Person, sold such Parent Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of the required withholding (which fair market value shall be deemed to be the closing price of shares of Parent Common Stock on Nasdaq on the Closing Date) and having paid such cash proceeds to the appropriate Governmental Entity.
Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents filed with or furnished to the SEC and publicly available on the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC (“EDGAR”) at least twenty four (24) hours prior to the date of this Agreement (excluding any disclosures set forth in any such Company SEC Document under the heading “Risk Factors” or in any section relating to forward-looking disclaimers or any other statement or disclosure that are generally cautionary, predictive or forward-looking in nature), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (b) the corresponding section or subsection of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), the Company represents and warrants to Parent, Merger Sub Inc. and Merger Sub LLC (collectively, the “Parent Parties” and each, a “Parent Party”) as follows:
Section 3.1   Organization, Standing and Power.
(a)   The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware, is in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified, registered or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company’s Subsidiaries is duly qualified, registered or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(c)   The Company has previously made available to Parent true and complete copies of the Company’s certificate of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws” and, together with the Company Charter, the “Company Organizational Documents”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is in material compliance with the terms of each of the Company Organizational Documents.
Section 3.2   Capital Stock.
(a)   The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of the close of business on February 19, 2026 (the “Measurement Date”), (i) 32,866,352 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (ii) 1,303,168 shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 255,242 shares of Company Common Stock subject to issuance pursuant to outstanding Company RSU Awards, (v) 435,024 shares of Company Common Stock subject to issuance pursuant to outstanding Company PU Awards (with such number of shares based on actual achievement of performance-based vesting conditions for completed performance periods and assuming maximum achievement of any applicable performance-based vesting conditions for any performance period that is not completed), and (vi) 35,719 shares of Company Common Stock issuable upon the exercise of outstanding Company Options. All outstanding shares of capital stock of the Company are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No shares of capital stock of the Company are owned by any Subsidiary of the Company. Except as set forth on Section 3.2(a) of the Company Disclosure Letter, the Company does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the Company Stockholders on any matter. Except as set forth above in this Section 3.2(a), as of the date hereof, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of the Company (other than shares issued pursuant to securities described in any of clauses (iv), (v) or (vi) above), (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or rights or interests described in the preceding clause (C), or (E) obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the holding, voting, registration, redemption or repurchase of any capital stock or other voting securities or equity interests of the Company, other than pursuant to Company Equity Plans.
(b)   Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding Company RSU Awards, Company PU Awards, Company Options and other similar rights to purchase or receive shares of Company Common Stock or similar rights granted under the Company Equity Plans or otherwise (collectively, “Company Stock Awards”), indicating as applicable, with respect to each Company Stock Award then outstanding, the type of award granted, the number of shares of Company Common Stock subject to such Company Stock Award (assuming maximum achievement of any applicable performance-based vesting conditions), the name of the Company Equity Plan under which such Company Stock Award was granted, the date of grant, exercise or purchase price (if any), vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. The Company has made available to Parent true and complete copies of all Company Equity Plans and the forms of all award agreements evidencing outstanding Company Stock Awards.
Section 3.3   Subsidiaries.   Section 3.3 of the Company Disclosure Letter sets forth a true and complete list of each Subsidiary of the Company, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person. All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. Except as set forth on Section 3.3 of the Company Disclosure Letter, all outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by the Company, free and clear of all Liens, other than Permitted Liens. Except as set forth on Section 3.3 of the Company Disclosure Letter, no Subsidiary of the Company has any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the Company Stockholders or the equityholders of any such Subsidiary on any matter. Except as set forth above in this Section 3.3, there are no outstanding (a) shares of capital stock or other voting securities or equity interests of any Subsidiary of the Company, (b) securities convertible into or exchangeable or exercisable for shares of capital stock of any Subsidiary of the Company or other voting securities or equity interests of any Subsidiary of the Company, (c) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of any Subsidiary of the Company or other equity equivalent or equity-based awards or rights, (d) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from any Subsidiary of the Company, or obligations of any Subsidiary of the Company to issue, any shares of capital stock of any Subsidiary of the Company, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of any Subsidiary of the Company or rights or interests described in the preceding clause (c), or (e) obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which any Subsidiary of the Company is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of the Company.
Section 3.4   Authority.
(a)   The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Mergers, to the adoption of this Agreement by the vote of the holders of a majority of the shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Parent Parties, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)   The Company Board, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement and the Transactions (including the Mergers) are in the best interests of the Company Stockholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Mergers, (iii) directing that this Agreement be submitted to the Company Stockholders for adoption and (iv) resolving to recommend that the Company Stockholders vote in favor of the adoption of this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.2.
(c)   The Company Stockholder Approval is the only vote of the holders of any class or series of the Company’s capital stock or other securities required in connection with the consummation of the Transactions, and no other vote of the holders of any class or series of the Company’s capital stock or other securities is required in connection with the consummation of the Transactions.
Section 3.5   No Conflict; Consents and Approvals.
(a)   The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Transactions and compliance by the Company with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Company Organizational Documents or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of the Company, (ii) any Company Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 3.5(b), any Law or any rule or regulation of the New York Stock Exchange (the “NYSE”) applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clauses (ii) and (iii), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (provided, that clauses (D), (E) and (K) of the definition of “Material Adverse Effect” shall be disregarded for purposes of this Section 3.5(a)).
(b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the Transactions or compliance with the provisions hereof, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or other Antitrust Laws or Foreign Investment Laws, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Certificates of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings and approvals required under the rules and regulations of the NYSE and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (provided, that clauses (D), (E) and (K) of the definition of “Material Adverse Effect” shall be disregarded for purposes of this Section 3.5(b)).
Section 3.6   SEC Reports; Financial Statements.
(a)   The Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”) on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by the Company since January 1, 2024 (such date, the “Lookback Date”) (all such documents, together with all exhibits and schedules to the foregoing documents and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Company SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the Company SEC Documents (i) have been prepared in a manner consistent with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. As of the date of this Agreement, the Company does not intend to correct in any material respect or restate, and, to the knowledge of the Company, there is not any basis to restate, any of the audited financial statements or unaudited interim financial statements (including, in each case, the notes, if any, thereto) of the Company filed in or furnished with the Company SEC Documents. Since the Lookback Date, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.
(c)   The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to the Company, including its consolidated Subsidiaries, required to be disclosed in the Company’s periodic and current reports under the Exchange Act, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of the Company have evaluated the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by applicable Law, have presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, his or her conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(d)   The Company and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Copies of any such disclosures made by management to the Company’s auditors and audit committee have been made available to Parent.
(e)   Since the Lookback Date, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company or any of its Subsidiaries.
(f)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(g)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company SEC Documents.
(h)   The Company is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the NYSE, in each case, that are applicable to the Company.
(i)   No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.
(j)   The Company and each of its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no (x) material breaches, violations, or collateral deficiencies or (y) requests for collateral or demands for payment, in each case, by any party thereunder.
Section 3.7   No Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2025, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2025, none of which result from claims of infringement, misappropriation or breach of contract, (c) liabilities and obligations under this Agreement or incurred in connection with the Transactions, (d) for liabilities and obligations that have been discharged or paid in full and (e) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.8   Certain Information.   None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement will not, at the date it is first mailed to the Company Stockholders, at the date of any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Assuming the accuracy of the first sentence of Section 4.8, the Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements included or incorporated by reference in the Form S-4 or the Joint Proxy Statement based on information supplied in writing by or on behalf of the Parent Parties specifically for inclusion or incorporation by reference therein.
Section 3.9   Absence of Certain Changes or Events.   Except as set forth on Section 3.9 of the Company Disclosure Letter, since June 30, 2025: (a) through the date hereof, the Company and its Subsidiaries have, in all material respects, conducted their businesses only in the ordinary course of business consistent with past practice; (b) there has not been any event, change, circumstance, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; and (c) neither the Company nor any of its Subsidiaries has suffered any material loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance.
Section 3.10   Litigation.   There is no Action (other than arising from or relating to the Transactions) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of the Company or any of its Subsidiaries in such individual’s capacity as such, other than any Action that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. There has not been since the Lookback Date nor are there currently any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any material financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
Section 3.11   Compliance with Laws.   The Company and each of its Subsidiaries are and, at all times since the Lookback Date have been, in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received, since the Lookback Date, a notice or other written communication alleging or relating to an actual or possible violation of any Law applicable to their businesses, operations, properties or assets, except for such violations that, individually or the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have in effect all material permits, licenses, variances, exemptions, approvals, authorizations, registrations, consents, operating certificates, franchises, orders and approvals (collectively, “Permits”) of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and since the Lookback Date there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the Transactions, except where the failure to have in effect such Permits or such violation or default or other event, individually or the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 3.12   Benefit Plans.
(a)   Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan. As used herein, “Company Plan” means each “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA), “multiemployer plan” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, consulting, change-in-control, fringe benefit, perquisite, retention, bonus, incentive, deferred compensation, pension, retirement, savings, supplemental unemployment benefit, profit sharing, supplemental retirement, health, welfare, medical, dental, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies, practices or other arrangements, whether formal or informal, funded or unfunded, insured or self-insured, written or oral, legally binding or not, under which any current or former employee, director, officer or consultant of the Company or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or that the Company or its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound, excluding any plan, program, policy or arrangement that is administered by any Governmental Entity and any Multiemployer Plan that is not maintained by the Company or its Subsidiaries. The Company has provided or made available to Parent a current, accurate and complete copy of each Company Plan, or if such Company Plan is not in written form, a written summary of all of the material terms of such Company Plan. With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy of, to the extent applicable: (i) any related trust agreement, insurance Contract or other funding instrument, (ii) the most recent determination or opinion letter of the Internal Revenue Service (the “IRS”), (iii) the current summary plan description or member booklet and any summaries of material modifications thereto, (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) asset statements, and (v) all material, non-routine correspondence with any Governmental Entity or other relevant Person within the past five years.
(b)   Neither the Company, its Subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) (collectively, the “Company Controlled Group”) has ever sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a “multiemployer plan”, within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”), (ii) an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. None of the Company or any of its Subsidiaries sponsors, has sponsored, contributes to, has contributed to, has or had an obligation to contribute to or has any liability (including contingent liability) with respect to a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA) or a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to the Company Plans:
(i)   each Company Plan complies in all material respects in form and in operation with its terms and the applicable provisions of ERISA and the Code and all other applicable Laws;
(ii)   all contributions, premiums, remittances, accruals or payments required to be made with respect to each Company Plan have, in all material respects, been made on or before their due dates, or to the extent not yet due, properly accrued for on the books and records of the Company and its Subsidiaries;

(iii)   each Company Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely upon a favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Company Plan;
(iv)   there have been no non-compliance tax or penalties imposed by a Governmental Entity in respect of any Company Plan, and there are no facts or circumstances that could reasonably be expected to give rise to any non-compliance tax or penalties, or that could reasonably be expected to adversely affect, as applicable, the registered status or the preferential tax treatment ordinarily accorded to any Company Plan;
(v)   there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation (the “PBGC”), the IRS or any other Governmental Entity or by any plan participant, beneficiary or other Person pending, or to the knowledge of the Company, threatened, relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits);
(vi)   the Company has not received any written or oral communication from the PBGC with respect to any Company Plan subject to Title IV of ERISA concerning the funded status of any such Company Plan;
(vii)   no member of the Company Controlled Group has incurred any direct or indirect liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any Company Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any such liability; and
(viii)   none of the Company nor any of its Subsidiaries, under any Company Plan or otherwise, is obligated to provide any current or former employee, director, officer or other service provider (or any dependent thereof) any life, health or other welfare insurance upon retirement or following their termination of employment or service, except as may be required by Section 601, et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar law regarding health care coverage continuation (collectively “COBRA”) or to the minimum extent required by applicable Canadian employment standards Law;
(d)   The execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with any other event, result in (A) any payment becoming due, or any increase in compensation or benefits otherwise payable to any current or former employee, director, officer or other service provider of the Company or any of its Subsidiaries; (B) the acceleration of time of payment, funding or vesting of, any compensation or benefits due to any employee, director, officer or other service provider of the Company or any of its Subsidiaries; (C) the forgiveness of any loan of indebtedness owed to the Company or any of its Subsidiaries by any current or former employee, director, officer or other service provider of the Company or any of its Subsidiaries; or (D) the limitation or restriction of the rights of the Company or any of its Subsidiaries to merge, amend or terminate any Company Plan.
(e)   Except as disclosed in Section 3.12(e) of the Company Disclosure Letter, neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Company Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the Transactions (either alone or in combination with any other events), in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. There is no agreement, plan or other arrangement to which any of the Company or any Subsidiary is a party or by which any of them is otherwise bound to gross-up or compensate any person in respect of taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.
(f)   Each Company Plan that constitutes in any part a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated and maintained in compliance with

Section 409A of the Code and the regulations and other administrative guidance promulgated thereunder. No current or former employee, director or other service provider is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto.
(g)   Except as disclosed in Section 3.12(g) of the Company Disclosure Letter, neither the Company nor any Subsidiary has ever sponsored, administered, contributed to or been obligated to contribute to a “registered pension plan”, a “retirement compensation arrangement”, an “employee life and health trust”, a “deferred profit sharing plan”, a “registered retirement savings plan”, an “employee trust”, an “employees profit sharing plan” or a “tax free savings account” as each such term is defined in the ITA. No Company Plan is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” as such term is defined in subsection 248(1) of the ITA.
(h)   Except as set forth on Section 3.12(h) of the Company Disclosure Letter, no Company Plan is self-insured, and neither the Company nor any of its Subsidiaries currently maintains or sponsors, or within the last six (6) years maintained or sponsored, any self-insured plan that provides benefits to any current or former employee, director, officer, or consultant of the Company or its Subsidiaries (or any of their dependents). All insured Company Plans and all insurance policies pursuant to which such benefits are provided are in full force and effect and the Company and its Subsidiaries have complied with all obligations upon which such coverage is conditioned, including but not limited to payment and remittance in full of all premiums due and owing.
(i)   With respect to each Company Plan maintained primarily for employees and former employees located outside the United States (each, a “Company International Plan”): (i) if intended to qualify for special Tax treatment, each Company International Plan is so qualified, (ii) if required to be registered with a Governmental Entity, is so registered, and (iii) the fair market value of the assets of each Company International Plan, the liability of each insurer for any Company International Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. Except as set forth on Section 3.12(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item. The Company and each Subsidiaries’ sole funding obligation with respect to any Company International Plan required to be contributed to pursuant to a Collective Bargaining Agreement is to pay premiums or make contributions in accordance with the terms of such Collective Bargaining Agreement, and neither the Company nor any Subsidiary has any obligation to fund any deficit, solvency deficiency, or withdrawal liability in respect of any such Company International Plan.
Section 3.13   Labor Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Lookback Date, the Company and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, occupational health and safety, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. During the preceding three years, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of the Company, threatened, any labor dispute, work stoppage, labor strike or lockout against the Company or any of its Subsidiaries by employees.
(b)   Section 3.13(b) of the Company Disclosure Letter sets forth a true and complete list of all labor, collective bargaining or other Contract with a labor union, labor organization, employee association or works council (a “Collective Bargaining Agreement”) that pertains to employees of the

Company and its Subsidiaries. No labor union, labor organization, employee association, or works council holds bargaining rights with respect to any of the employees of the Company and its Subsidiaries by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Company, threatened to apply to be certified as the bargaining agent of any employees of the Company and its Subsidiaries. To the knowledge of the Company, there has not been any activity since the Lookback Date on behalf of any labor union, labor organization or similar employee group to organize any employees of the Company or any of its Subsidiaries. There are no (i) unfair labor practice charges or complaints against the Company or any of its Subsidiaries (including any common or related employer applications pursuant to applicable Law) pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of the Company no such charges or complaints are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority, including any common or related employer applications pursuant to applicable Law or (iii) grievances or pending arbitration proceedings against the Company or any of its Subsidiaries that arose out of or under any collective bargaining agreement, in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(c)   During the preceding three years, (i) neither the Company nor any of its Subsidiaries has effectuated a “plant closing” (as defined in the Worker Adjustment Retraining and Notification Act of 1988, as amended (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with the Company or any of its Subsidiaries affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither the Company nor any of its Subsidiaries has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or which require notification or consultation with any Governmental Entity, trade union, works or supervisory council, staff association or body representing any of their employees. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (x) each person employed by the Company or any of its Subsidiaries was or is properly classified as exempt or non-exempt in accordance with applicable overtime laws, and (y) no person treated as an independent contractor or consultant by the Company or any Subsidiary thereof should have been properly classified as an employee under applicable Law.
(d)   Except as set forth on Section 3.13(d) of the Company Disclosure Letter, with respect to any current or former employee, officer, consultant or other service provider of the Company, there are no actions against the Company or any of its Subsidiaries pending, or to the Company’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of the Company, including any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in the Company incurring a material liability.
(e)   Except as set forth on Section 3.13(e) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the Transactions will not require notification or consultation with any labor union, labor organization or works council that represents any employees of the Company or any of its Subsidiaries or group of employees.
(f)   To the knowledge of the Company, since the Lookback Date, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective current or former directors, officers or senior level management employees, (ii) to the knowledge of the Company, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) neither the Company nor any of its Subsidiaries have entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their respective current or former directors, officers or senior level management employees.

(g)   Except as set forth on Section 3.13(g) of the Company Disclosure Letter, no employee of the Company or any of its Subsidiaries in the United States has any agreement as to length of notice or severance payment required to terminate his or her employment.
Section 3.14   Environmental Matters.
(a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Environmental Laws; (ii) the Company and its Subsidiaries have obtained and are in compliance with all Permits that are required under any Environmental Law for the operation of their respective businesses as now conducted; (iii) there has been no Release of any Hazardous Substance by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of the Company or any of its Subsidiaries under applicable Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person asserting that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, the subject of which remains unresolved; (v) neither the Company nor any of its Subsidiaries has disposed of, arranged for the disposal of, Released or transported any Hazardous Substances in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by the Company or any of its Subsidiaries during their respective periods of ownership or operation or, to the knowledge of the Company, as a result of any operations or activities of the Company or any of its Subsidiaries at any location and, to the knowledge of the Company, Hazardous Substances are not otherwise present in a material quantity at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to the Company or any of its Subsidiaries under any Environmental Law; (vi) there is no Action pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries asserting any violation of or liability under any Environmental Laws; (vii) neither the Company nor any of its Subsidiaries is operating any of their respective properties or facilities under any compliance or consent order, decree or agreement issued by or entered into with any Governmental Entity under any Environmental Law; and (viii) neither the Company nor any of its Subsidiaries has expressly assumed or provided indemnity against any liability of any other Person under Environmental Laws, including in any acquisition or divestiture of any property or business.
(b)   As used herein, “Environmental Law” means any Law relating to (i) pollution, protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface and subsurface soils and strata, wetlands, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release, discharge of, or disposal of Hazardous Substances.
(c)   As used herein, “Hazardous Substance” means any substance, material or waste listed, defined, designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law, including but not limited to asbestos, asbestos-containing materials, radioactive materials or wastes, polychlorinated biphenyls, per- and polyfluoroalkyl substances, petroleum and petroleum products.
(d)   As used herein, “Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, emptying, escaping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Substances into or through the environment (including indoor or ambient air, surface water, groundwater and surface or subsurface strata).
Section 3.15   Taxes.
(a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect:
(i)   (A) all Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been prepared and timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), (B) any and all Taxes due and payable by the Company and its Subsidiaries have been paid in full, (C) the Company and its Subsidiaries have withheld, collected and paid all Taxes required to have been withheld, collected and paid and (D) as of the time of filing, all such Tax Returns were true and complete (other than, in the case of clause (A), (B) or (C) hereof, with respect to any Taxes or Tax Returns (or positions taken therein) which are being contested, or for which any position has been taken, in good faith and for which adequate reserves are reflected on the most recent balance sheet of the Company included in the Company SEC Documents, as adjusted for operations in the ordinary course of business consistent with past practice since the date of such balance sheet);
(ii)   there are no Liens for Taxes on any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent or being contested in good faith (and for which adequate accruals or reserves have been established on the most recent balance sheet of the Company included in the Company SEC Documents);
(iii)   there are no Actions pending or threatened in writing against or with respect to the Company or any of its Subsidiaries (including a notice of deficiency or proposed judgment) with respect to any Tax;
(iv)   neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the limitation period with respect to the assessment or collection of any Tax;
(v)   no claim which has resulted or could reasonably be expected to result in an obligation to pay Taxes has been made in the last three years by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that such Person is or may be subject to such taxation by that jurisdiction;
(vi)   neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than Taxes of the Company or its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), (B) as a transferee or successor or (C) by Contract (other than pursuant to any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements));
(vii)   neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement;
(viii)   neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, a (A) “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), (B) “reportable transaction” as defined in Subsection 237.3(1) of the ITA, or (C) “notifiable transaction” as defined in Subsection 237.4(1) of the ITA; and
(ix)   neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement, in each case other than pursuant to any such agreement or arrangement solely between or among any of the Company and its Subsidiaries or any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).
(b)   The Company has not taken or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance, that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c)   There are no circumstances or situations existing, or that have existed, which have resulted, or which could result in the application of any of sections 15, 17, 78, 80 to 80.04 or subsections 90(6) to 90(12) of the ITA or any equivalent provision of any applicable Law to the Canadian Subsidiaries.
Section 3.16   Contracts.
(a)   Except for (x) this Agreement, (y) the Company Plans and agreements filed as exhibits to the Company SEC Documents and (z) purchase and sales orders entered into in the ordinary course of business, Section 3.16 of the Company Disclosure Letter lists each Contract of the following types to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:
(i)   any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;
(ii)   any Contract that limits the ability of the Company or any of its Subsidiaries in a manner that is material to the Company and its Subsidiaries, taken as a whole (or, following the consummation of the Transactions, would limit the ability of Parent or any of its Subsidiaries in a manner that would be material to the Parent and its Subsidiaries, taken as a whole) to compete in any line of business or with any Person or in any geographic area (including pursuant to a non-compete or similar type of restriction), or that restricts the right of the Company and its Subsidiaries in a manner that is material to the Company and its Subsidiaries, taken as a whole (or, following the consummation of the Transactions, would limit the ability of Parent or any of its Subsidiaries in a manner that is material to the Parent and its Subsidiaries, taken as a whole) to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status with respect to any obligation that is material to the Company and its Subsidiaries, taken as a whole;
(iii)   any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement with a third party, in each case, that is material to the Company and its Subsidiaries, taken as a whole (other than such Contracts or other agreements between the Company and its wholly-owned Subsidiaries or solely among wholly-owned Subsidiaries of the Company);
(iv)   any Contract relating to Indebtedness and having an outstanding principal amount in excess of $15,000,000, other than agreements solely between or among the Company and its Subsidiaries;
(v)   any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $15,000,000 or more with any outstanding obligations of the Company or one of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole (including any continuing guarantee, “earn-out” or other contingent payment obligations, in each case, that could result in payments in excess of $15,000,000);
(vi)   any Contract that by its terms calls for aggregate receipt by the Company and its Subsidiaries under such Contract of more than $5,000,000 over the remaining term of such Contract;
(vii)   any Contract (other than any intercompany agreement solely among the Company and/or any of its Subsidiaries) that is with any manufacturer, vendor or other supplier with respect to which manufacturer, vendor or other supplier the aggregate annual spend for the year ended December 31, 2025 exceeded $5,000,000 for the Company and its Subsidiaries, taken as a whole, or which manufacturer, vendor or other supplier imposes a minimum purchase order that is expected to involve payments in excess of $5,000,000 for the Company or its Subsidiaries in the 12 months ending December 31, 2026;

(viii)   any Contract of which the primary purpose is to indemnify another Person (it being understood, for the avoidance of doubt, that customary indemnities for representations and warranties shall not be included in this clause (viii));
(ix)   any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement or similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party and licenses in intellectual property owned by a third party or licenses out intellectual property owned by the Company or its Subsidiaries or agrees not to assert or enforce intellectual property owned by the Company or such Subsidiary, other than (A) license agreements for software that is generally commercially available or (B) non-exclusive licenses granted to customers of the Company or any of its Subsidiaries in the ordinary course of business;
(x)   any Contract that provides for any standstill or similar restrictions, pursuant to which the Company or its Subsidiaries has agreed not to acquire securities of another Person or to refrain from engaging in or proposing to engage in business combination transactions with another Person;
(xi)   any Contract that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $15,000,000;
(xii)   any Contract between the Company or any of its Subsidiaries, on the one hand, and any Person beneficially owning five percent (5%) or more of the outstanding Company Common Stock;
(xiii)   any Contract with any Governmental Entity that is material to the operations of the Company and its Subsidiaries, taken as a whole;
(xiv)   each Contract for any Derivative Transaction with a notional value in excess of $15,000,000;
(xv)   any Contract that contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement;
(xvi)   each Contract for lease of personal property or real property involving payments in excess of $5,000,000 in any calendar year or aggregate payments in excess of $15,000,000 that is not terminable without penalty or other liability to the Company (other than any ongoing obligation pursuant to such contract that is not caused by any such termination) within ninety (90) days; or
(xvii)   any Contract relating to the settlement of any material Action that has remaining performance obligations by, or restrictions on, the Company or any of its Subsidiaries that are material to the Company and its Subsidiaries, taken as a whole.
Each Contract of the type described in clauses (i) through (xvii) is referred to herein as a “Company Material Contract.”
(b)   (i) Each Company Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (ii) each of the Company, its Subsidiaries, and, to the knowledge of the Company, each other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and (iii) there is no default under any Company Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto under any such Company Material Contract, nor has the Company or any of its Subsidiaries received any notice of any such default, event or condition, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of all Company Material Contracts, including all amendments, supplements or modifications thereto.
Section 3.17   Insurance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of the Company or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which the Company operates. Section 3.17 of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material insurance policies (other than any insurance policy held in connection with a Company Plan) issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, nor has taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of the Company, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the entry into this Agreement, no notice of cancellation or termination has been received with respect to any such policy.
Section 3.18   Properties.
(a)   Section 3.18(a) of the Company Disclosure Letter sets forth a true and complete list of all real property owned by Company or any of its Subsidiaries (the “Company Owned Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company or one of its Subsidiaries has good and marketable title in fee simple to the Company Owned Real Property, free and clear of all Liens other than Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no parcel of Company Owned Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed. There are no contractual or legal restrictions that preclude or restrict the ability of Company or any of its Subsidiaries to use any Company Owned Real Property for its current use, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(b)   Section 3.18(b) of the Company Disclosure Letter sets forth a true and complete list of all material real property leased by the Company or any of its Subsidiaries (the “Company Leased Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company or one of its Subsidiaries has a valid leasehold interest in the Company Leased Real Property, free and clear of all Liens other than Permitted Liens. Each of Company and its Subsidiaries has complied with the terms of all leases to which it is a party with respect to Company Leased Real Property, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company or one of its Subsidiaries has good and valid title to all of its material tangible assets (other than real property), free and clear of all Liens other than Permitted Liens. The tangible personal property currently used in the operation of the business of Company and its Subsidiaries is in good working order (reasonable wear and tear excepted), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.19   Intellectual Property; Data Privacy.
(a)   Section 3.19(a) of the Company Disclosure Letter sets forth a true and complete list of all issued, registered or applied-for Company Owned IP (collectively, the “Registered Company Owned IP”), including, for each item, the record owner (other than with respect to domain names), jurisdiction and issuance, registration and application number, as applicable. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Registered Company Owned IP is valid, subsisting, and to the knowledge of the Company, enforceable; (ii) either the Company or a Subsidiary of the Company is the sole and exclusive record owner of each item of Registered Company Owned IP; (iii) neither the Company nor any Subsidiary of the Company has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Registered Company Owned IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like); and (iv) no Registered Company Owned IP has been abandoned, cancelled or adjudicated invalid, or is subject to any outstanding order, writ, injunction, judgment, stipulation or decree restricting their use or adversely affecting the rights of the Company or a Subsidiary of the Company thereto.
(b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company exclusively owns, free and clear of all Liens other than Permitted Liens, the Company Owned IP, and is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all other Intellectual Property used in or necessary for their respective businesses (such other Intellectual Property, together with the Company Owned IP, collectively, the “Company IP”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no pending or, to the knowledge of the Company, threatened claims by any Person alleging infringement, misappropriation, dilution or other violation by the Company or any of its Subsidiaries of any Intellectual Property of any Person; (b) the conduct of the businesses of the Company and its Subsidiaries has not infringed, misappropriated, diluted or otherwise violated, and does not infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any Person; (c) neither the Company nor any of its Subsidiaries has made any claim of infringement, misappropriation, dilution or other violation by others of its rights to or in connection with the Company IP; (d) to the knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned IP; (e) the Company and its Subsidiaries have used commercially reasonable efforts to protect the secrecy, confidentiality and value of the Trade Secrets included in the Company IP; and (f) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate or modify in any material respect any agreement under which the Company or any of its Subsidiaries grants to any Person, or any Person grants to the Company or any of its Subsidiaries, a license or right under or with respect to any Company IP.
(c)   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) the Company and its Subsidiaries have (i) used commercially reasonable efforts, consistent with industry standards, to protect the confidentiality, integrity, availability and security of their IT Assets (and all information and transactions stored or contained therein or transmitted thereby), and to prevent any unlawful, accidental or unauthorized access thereto or use, disclosure, acquisition, exfiltration, theft, loss, alteration, corruption, destruction, or unavailability thereof; and (ii) implemented commercially reasonable technical, physical, administrative and organizational measures and policies, including data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices, (B) since the Lookback Date, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the IT Assets of the Company or its Subsidiaries in which any Personal Information that is or was Processed by or on behalf of the Company or any of its Subsidiaries, or any information technology systems owned or otherwise controlled by the Company and its Subsidiaries, was or may have been accessed, used, disclosed, acquired, exfiltrated, stolen, lost, altered, corrupted, destroyed or rendered unavailable unlawfully, accidentally or without authorization (a “Security Incident”), (C) neither the Company nor any of its Subsidiaries has notified or been required by any Company Data Protection

Requirement to notify any Person (including any Governmental Entity) of a Security Incident and (D) since the Lookback Date, the Company and its Subsidiaries have routinely monitored and assessed security risks and timely remediated all material threats, deficiencies and vulnerabilities identified in each such assessment.
(d)   The Company and its Subsidiaries are and have at all times been in compliance in all material respects with all applicable Company Data Protection Requirements. Neither the Company nor any of its Subsidiaries has, since the Lookback Date, received any written or, to the knowledge of the Company, oral notice, or is currently or has ever been subject to any audit or investigation, in each case regarding the Processing of Personal Information or alleging a violation of any Company Data Protection Requirements.
Section 3.20   Products and Product Liability.
(a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Product manufactured, sold, distributed, or delivered by the Company or any Company Subsidiary since the Lookback Date has been in conformity in all material respects with all applicable contractual commitments, express and implied warranties, product specifications, and applicable Laws.
(b)   Section 3.20(b) of the Company Disclosure Letter sets forth a true and complete list of all pending product warranty or product liability claims against the Company or any Company Subsidiary as of the date of this Agreement that, with respect to a particular Product (and not in combination with any other Product), individually or in the aggregate with all other such claims with respect to such Product, would reasonably be expected to result in liability to the Company or any Company Subsidiary in excess of $5,000,000 for such Product. Except as set forth in Section 3.20(b) of the Company Disclosure Letter, since the Lookback Date, neither the Company nor any Company Subsidiary has received written notice of any claim, demand, suit, or proceeding alleging that any Product is defective or fails to meet any applicable product warranty, product specification, or safety standard that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(c)   Except as set forth in Section 3.20(c) of the Company Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, there are no Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary arising out of any injury to any Person or damage to any property as a result of the design, manufacture, sale, distribution, installation, or use of any Product (including any claim for strict liability, negligence, breach of warranty, failure to warn, or similar cause of action).
(d)   Except as set forth in Section 3.20(d) of the Company Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) since the Lookback Date, there has not been, nor is there currently pending or, to the knowledge of the Company, threatened, any recall, withdrawal, field corrective action, or post-sale warning conducted by or on behalf of the Company or any Company Subsidiary concerning any Product; (ii) neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity requiring, or threatening to require, the recall, withdrawal, suspension, seizure, or discontinuance of manufacturing or sale of any Product; and (iii) neither the Company nor any Company Subsidiary has received written notice from any third party that would require, or provide grounds for, any recall, withdrawal, field corrective action, or post-sale warning concerning any Product.
(e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect: (i) all Products are and have been designed, manufactured, tested, packaged, labeled, stored, handled, and distributed in compliance with all applicable Laws (including, as applicable, product safety Laws, labeling requirements, and certification requirements); (ii) all Products that require registration, listing, certification, approval, or clearance by any Governmental Entity have received all such required registrations, listings, certifications, approvals, or clearances and are being manufactured, marketed, sold, and distributed in compliance therewith; and (iii) neither the Company nor any Company Subsidiary has received written notice of any Action or investigation by any Governmental Entity alleging that any Product violates any applicable Law or is defective or unsafe.

Section 3.21   Suppliers.   Section 3.21 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 10 suppliers by the aggregate amounts paid by the Company and its Subsidiaries during the 12 months ended December 31, 2025. Since January 1, 2025, (a) there has been no termination of the business relationship of the Company or its Subsidiaries with any such supplier, and (b) no such supplier has notified the Company or any of its Subsidiaries that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Company or its Subsidiaries.
Section 3.22   Customers.   Section 3.22 of the Company Disclosure Letter sets forth a true, correct and complete list of the top 10 customers of the Company and its Subsidiaries, as measured for the 12-month period ended December 31, 2025. Since January 1, 2025, no such customer has cancelled or otherwise terminated or, to the knowledge of the Company, threatened to cancel, terminate or otherwise materially and adversely alter the terms of its business with the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is involved in any material dispute with any such customer of the Company or has been notified by or has notified any such customer, in writing, of any breach or violation of any contract or agreement with any such customer.
Section 3.23   International Trade Laws.
(a)   The Company and its Subsidiaries have been since April 24, 2019, and continue to be, in compliance in all material respects with International Trade Laws and have not taken any action that violates, evades or avoids, or attempts to violate, evade or avoid International Trade Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, executives, or employees, nor, to the knowledge of the Company, any representative or agent acting on behalf of the Company or its Subsidiaries, currently or since April 24, 2019: (i) is or has been a Sanctioned Person or has acted, directly or indirectly, on behalf of a Sanctioned Person; (ii) is unlawfully conducting or has unlawfully conducted any business with or unlawfully engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; or (iii) is unlawfully dealing in or has unlawfully dealt in, or otherwise unlawfully engaged in, any transaction relating to, any property or interests in property of any Sanctioned Person, except, in each case of the foregoing clauses (i) – (iii), as would not, individually or in the aggregate, reasonably be expected to be material and adverse to the Company and its Subsidiaries, taken as a whole.
(b)   Since April 24, 2019, the Company and its Subsidiaries have not received and, after due care and inquiry, are not aware of any current or threatened investigation, inquiry, complaint, lawsuit, voluntary or involuntary disclosure, warning letter, penalty notice, or other regulatory or enforcement action, whether internal, by a government regulator or agency, or by a private party, alleging any material violation of International Trade Laws, nor has the Company or any of its Subsidiaries, nor any of their respective directors, executives, or employees, nor, to the knowledge of the Company, any representatives or agents, been convicted of violating in any material respect any International Trade Laws.
(c)   The Company and its Subsidiaries have adopted and implemented policies and procedures reasonably designed to prevent, detect and deter violations of applicable International Trade Laws.
(d)   For purposes of this Agreement, the following terms shall have the meanings assigned below:
(i)   ”International Trade Laws” means all applicable U.S., Canadian and other foreign laws, statutes, rules, regulations, judgments, orders (including executive orders), decrees or restrictive measures relating to Sanctions, export and import control, or anti-boycott measures administered, enacted, or enforced by a relevant Governmental Entity or Sanctions Authority, as well as applicable customs laws.
(ii)   ”Sanctioned Jurisdiction” means a country or territory, which is, or since April 24, 2019 has been, the subject or target of comprehensive, country-wide or territory-wide Sanctions, which as of the date of this Agreement comprise Cuba, Iran, North Korea, Syria (until July 1, 2025), Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Kherson oblast and the Zaporizhzhia oblast regions of Ukraine.

(iii)   ”Sanctioned Person” means a Person (i) identified on the United States’ Specially Designated Nationals and Blocked Persons List, the United States’ Denied Persons List, Entity List or Debarred Parties List, the Consolidated Canadian Autonomous Sanctions List, the United Nations Security Council Sanctions List, the European Union’s List of Persons, Groups and Entities Subject to Financial Sanctions, the United Kingdom’s Sanctions List, or any other similar list maintained by any Sanctions Authority having jurisdiction over the parties to this Agreement; (ii) located, organized or ordinarily resident in a Sanctioned Jurisdiction; (iii) otherwise the target of any Sanctions; or (iv) owned, 50% or more, directly or indirectly, individually or in the aggregate by, controlled by, under effective control of, or acting on behalf of a Person described in clauses (i)-(iii) above.
(iv)   ”Sanctions” means the economic, financial, or trade sanctions Laws, embargoes, or restrictive measures administered, enacted, or enforced by any Sanctions Authority.
(v)   ”Sanctions Authority” means the United States government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, including the Directorate of Defense Trade Controls, the Bureau of Industry and Security of the U.S. Department of Commerce, the U.S. Nuclear Regulatory Commission, and U.S. Customs and Border Protection), the Canadian government (including Global Affairs Canada and Public Safety Canada), the United Nations Security Council, the European Union, any Member State of the European Union and the competent national authorities thereof, the United Kingdom (including the Office of Financial Sanctions Implementation of His Majesty’s Treasury, the Export Control Joint Unit of the UK Department of International Trade), and any other relevant governmental, intergovernmental or supranational body, agency or authority with jurisdiction over the parties to this Agreement.
Section 3.24   Certain Payments.
(a)   Except as would not reasonably be expected to, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (nor, to the knowledge of the Company, any of their respective directors, executives, representatives, agents or employees) has, directly or indirectly, taken any action that would reasonably be expected to cause the Company to be in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any applicable Laws of similar effect (collectively, the “Anti-Corruption Laws”).
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries, taken as a whole, neither the Company nor its Subsidiaries, nor, to the knowledge of the Company, any of its or their respective officers, directors, employees, or agents have directly or indirectly paid, offered, or authorized or promised to pay, any money or other items of value to any Government Official in order to (i) improperly influence any act or decision of the Government Official, or (ii) induce the Government Official to use their influence to affect any act or decision of a governmental entity in order to assist the Company and its Subsidiaries to obtain or retain business for, or direct business to, the Company and its Subsidiaries, or otherwise benefit the business of the Company and its Subsidiaries in contravention of the Anti-Corruption Laws.
(c)   Except as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries, taken as a whole, (i) no audit, inquiry, review, allegations, inspection, survey, examination, charge, proceeding or investigation with respect to a possible or actual violation of the Anti-Corruption Laws, nor any criminal or civil claims, nor factual allegations of non-compliance, with respect to the Anti-Corruption Laws, have been asserted or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, and (ii) neither the Company nor its Subsidiaries has made any voluntary, mandatory or other disclosure with respect to a possible violation of the Anti-Corruption Laws.
(d)   Except as would not, individually or in the aggregate, be material and adverse to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, and, to the knowledge of the

Company, all entities acting on behalf of the Company and its Subsidiaries, have developed and implemented an anti-corruption compliance program that includes internal controls, policies, and procedures designed to ensure, and effective in ensuring, compliance with the Anti-Corruption Laws.
Section 3.25   State Takeover Statutes.   As of the date hereof and at all times on or prior to the Effective Time, the Company Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the timely consummation of the Transactions and will not restrict, impair or delay the ability of Parent, after the Effective Time, to vote or otherwise exercise all rights as sole stockholder of the Surviving Corporation or as the Surviving Company. No other “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) or any similar anti-takeover provision in the Company Organizational Documents is, or at the Effective Time will be, applicable to this Agreement or any of the Transactions.
Section 3.26   No Rights Plan.   As of the date hereof, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.
Section 3.27   Related Party Transactions.   No Related Party of the Company or any of its Subsidiaries is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last year, in each case, that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.
Section 3.28   Brokers.   No broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co. LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates.
Section 3.29   Opinion of Financial Advisor.   The Company has received the opinion of Morgan Stanley & Co. LLC, dated the date of this Agreement, to the effect that, based upon and subject to the limitations, qualifications, assumptions and other matters set forth therein, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock (other than the holders of Excluded Shares), a signed copy of which will be made available to Parent for informational purposes only on a non-reliance basis promptly following the date of this Agreement.
Section 3.30   No Other Representations or Warranties.
(a)   Except for the representations and warranties made in this Article III, as qualified by the Company Disclosure Letter, or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article III, as qualified by the Company Disclosure Letter, or as set forth in the Company’s officer certificate delivered pursuant to Section 6.2(c), neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business; or (ii) any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions. Neither the Company, its Subsidiaries, nor any other Person will have or be subject to any liability to any Parent Party or to any other Person resulting from the distribution to any Parent Party, or any Parent Party’s use of, such information, including any information, documents, projections, forecasts or other material made available to the Parent Parties in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, in each case, unless such material or information is otherwise the subject of any representation or warranty herein or as set forth in the Company’s officer’s certificate to be delivered to Parent pursuant to Section 6.2(c). Notwithstanding the foregoing, nothing in this Section 3.30 shall limit any Parent Party’s remedies with respect to claims of Fraud.
(b)   The Company acknowledges and agrees that the representations and warranties by the Parent Parties set forth in this Agreement constitute the sole and exclusive representations and warranties of such Parties in connection with the Transactions, and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Parent Parties.
Article IV
REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES
Except as disclosed in (a) the Parent SEC Documents filed with or furnished to the SEC and publicly available on EDGAR at least twenty four (24) hours prior to the date of this Agreement (excluding any disclosures set forth in any such Parent SEC Document under the heading “Risk Factors” or in any section relating to forward-looking disclaimers or any other statement or disclosure that are generally cautionary, predictive or forward-looking in nature), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (b) the corresponding section or subsection of the disclosure letter delivered by Parent to the Company immediately prior to the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that the disclosure of any information in a particular section or subsection of the Parent Disclosure Letter shall be deemed disclosure of such information with respect to any other section or subsection of this Agreement to which the relevance of such information is readily apparent on its face), the Parent Parties represent and warrant to the Company as follows:
Section 4.1   Organization, Standing and Power.
(a)   Parent is a corporation duly organized and validly existing under the Laws of the State of Delaware, is in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is duly qualified, registered or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   Each of Parent’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent’s Subsidiaries is duly qualified, registered or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(c)   Parent has previously made available to the Company true and complete copies of Parent’s certificate of incorporation (the “Parent Charter”) and bylaws (the “Parent Bylaws” and, together with the Parent Charter, the “Parent Organizational Documents”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Parent is in material compliance with the terms of each of the Parent Organizational Documents, and each of Merger Sub Inc. and Merger Sub LLC are in material compliance with the terms of each of their respective organizational documents.
Section 4.2   Capital Stock.
(a)   The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock”).

As of the Measurement Date, (i) 35,665,813 shares of Parent Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Parent Common Stock were held by Parent in its treasury, (iii) 1,007,899 shares of Parent Common Stock were issuable upon the exercise of outstanding Parent Options, (iv) no shares of Parent Preferred Stock were issued and outstanding, (v) 563,266 shares of Parent Common Stock were subject to issuance pursuant to outstanding Parent RSU Awards (assuming maximum achievement of any applicable performance-based vesting conditions), (vi) 1,300,906 shares of Parent Common Stock were subject to issuance pursuant to outstanding Parent PRSU Awards (assuming maximum achievement of any applicable performance-based vesting conditions), and (vii) 1,491,844 shares of Parent Common Stock were reserved for issuance pursuant to Parent’s 2017 Equity and Incentive Compensation Plan, 2021 Equity and Incentive Compensation Plan, the 2020 Employee Stock Purchase Plan and any other equity award plan of Parent (the “Parent Equity Plans”). All outstanding shares of capital stock of Parent are, and all shares reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. The Parent Common Stock to be issued pursuant to this Agreement, when issued, will be validly issued, fully paid and nonassessable and not subject to preemptive rights. No shares of capital stock of Parent are owned by any Subsidiary of Parent. Except as set forth on Section 4.2(a) of the Parent Disclosure Letter, Parent does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the Parent Stockholders on any matter. Except as set forth above in this Section 4.2(a), as of the date hereof, there are no outstanding (A) shares of capital stock or other voting securities or equity interests of Parent (other than shares issued pursuant to securities described in any of clauses (iii), (v) or (vi) above), (B) securities of Parent convertible into or exchangeable or exercisable for shares of capital stock of Parent or other voting securities or equity interests of Parent, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Parent or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from Parent, or obligations of Parent to issue, any shares of capital stock of Parent, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of Parent or rights or interests described in the preceding clause (C) or (E) obligations of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. Except for the Voting Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party with respect to the holding, voting, registration, redemption or repurchase of any capital stock or other voting securities or equity interests of Parent, other than pursuant to Parent Equity Plans.
(b)   Section 4.2(b) of the Parent Disclosure Letter sets forth a true and complete list of all holders, as of the close of business on the Measurement Date, of outstanding rights to purchase or receive shares of Parent Common Stock or similar rights granted under the Parent Equity Plans or otherwise (collectively, “Parent Stock Awards”), indicating as applicable, with respect to each Parent Stock Award then outstanding, the type of award granted, the number of shares of Parent Common Stock subject to such Parent Stock Award (assuming maximum achievement of any applicable performance-based vesting conditions), the name of the plan under which such Parent Stock Award was granted, the date of grant, exercise or purchase price (if any), vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. Parent has made available to the Company true and complete copies of all Parent Equity Plans and the forms of all award agreements evidencing outstanding Parent Stock Awards.
(c)   The authorized capital stock of Merger Sub Inc. consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding, all of which shares are directly owned by Parent.
(d)   All of the issued and outstanding limited liability company interests of Merger Sub LLC are directly owned by Parent.
Section 4.3   Subsidiaries.   Section 4.3 of the Parent Disclosure Letter sets forth a true and complete list of each Subsidiary of Parent, including its jurisdiction of incorporation or formation. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, Parent does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person. All outstanding shares of capital stock and other voting securities or equity interests of each Subsidiary of Parent have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All outstanding shares of capital stock and other voting securities or equity interests of each such Subsidiary are owned, directly or indirectly, by Parent, free and clear of all Liens, other than Permitted Liens. Except as set forth on Section 4.3 of the Parent Disclosure Letter, no Subsidiary of Parent has any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the Parent Stockholders or the equityholders of any such Subsidiary on any matter. Except as set forth above in this Section 4.3, there are no outstanding (a) shares of capital stock or other voting securities or equity interests of any Subsidiary of Parent, (b) securities convertible into or exchangeable or exercisable for shares of capital stock of any Subsidiary of Parent or other voting securities or equity interests of any Subsidiary of Parent, (c) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of any Subsidiary of Parent or other equity equivalent or equity-based awards or rights, (d) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from any Subsidiary of Parent, or obligations of any Subsidiary of Parent to issue, any shares of capital stock of any Subsidiary of Parent, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of any Subsidiary of Parent or rights or interests described in the preceding clause (c), or (e) obligations of any Subsidiary of Parent to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which any Subsidiary of Parent is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restrict the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of Parent.
Section 4.4   Authority.
(a)   Each Parent Party has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to receipt of the Parent Stockholder Approval and the Sole Stockholder Consent, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Parent Parties and the consummation by the Parent Parties of the Transactions have been duly authorized by all necessary corporate action on the part of the Parent Parties and no other corporate proceedings on the part of the Parent Parties are necessary to approve this Agreement or to consummate the Transactions, subject to approval of the Stock Issuance by the affirmative vote of a majority of the shares of Parent Common Stock entitled to vote thereon and present in person or represented by proxy at the Parent Stockholders Meeting, in accordance with the rules and regulations of the Nasdaq and the Parent Organizational Documents (collectively, the “Parent Stockholder Approval”). This Agreement has been duly executed and delivered by the Parent Parties and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each Parent Party, enforceable against each Parent Party in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)   The Parent Board, at a meeting duly called and held at which all directors of Parent were present, duly and unanimously adopted resolutions (i) determining that the terms of this Agreement, the Voting Agreements and the Transactions (including the Mergers) are in the best interests of the Parent Stockholders, (ii) approving, adopting and declaring advisable this Agreement, the Voting Agreements and the Transactions, including the Mergers, (iii) directing that the Stock Issuance be submitted to the Parent Stockholders for their approval and (iv) resolving to recommend that the Parent Stockholders vote in favor of the Stock Issuance, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 5.3.

(c)   The Parent Stockholder Approval is the only vote of the holders of any class or series of Parent’s capital stock or other securities required in connection with the consummation of the Transactions, and no other vote of the holders of any class or series of Parent’s capital stock or other securities is required in connection with the consummation of the Transactions. The Sole Stockholder Consent is the only approval necessary on behalf of Merger Sub Inc. to approve the adoption of this Agreement and will be obtained promptly following the execution of this Agreement.
Section 4.5   No Conflict; Consents and Approvals.
(a)   The execution, delivery and performance of this Agreement by each of the Parent Parties does not, and the consummation of the Transactions and compliance by each of the Parent Parties with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of the Parent Parties or any of their respective Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Parent Organizational Documents or the certificate of incorporation or bylaws (or similar organizational documents) of any Subsidiary of Parent, (ii) any Parent Material Contract to which the Parent Parties or any of their respective Subsidiaries is a party or by which the Parent Parties or any of their respective Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any Law or any rule or regulation of the Nasdaq applicable to the Parent Parties or any of their respective Subsidiaries or by which the Parent Parties or any of their respective Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clauses (ii) and (iii), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (provided, that clauses (D), (E) and (K) of the definition of “Material Adverse Effect” shall be disregarded for purposes of this Section 4.5(a)).
(b)   No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to the Parent Parties or any of their respective Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Parent Parties or the consummation by the Parent Parties of the Transactions or compliance with the provisions hereof, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” laws, (iii) the filing of the Certificates of Merger with the Delaware Secretary of State as required by the DGCL, (iv) any filings and approvals required under the rules and regulations of the Nasdaq and (v) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (provided, that clauses (D), (E) and (K) of the definition of “Material Adverse Effect” shall be disregarded for purposes of this Section 4.5(b)).
Section 4.6   SEC Reports; Financial Statements.
(a)   Parent has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by Parent since the Lookback Date (all such documents, together with all exhibits and schedules to the foregoing documents and all information incorporated therein by reference, the “Parent SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the Parent SEC Documents contained, when filed (or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended), any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)   Prior to the execution of this Agreement, Parent has provided the Company with the substantially final form of Parent’s annual report on Form 10-K for the year ended December 31, 2025 (the “Parent 2025 10-K”). As of the date hereof, Parent expects to file the Parent 2025 10-K without any material amendments, additions, deletions, modifications or changes, except that the Parent 2025 10-K will be updated to include the audit report of Deloitte & Touche LLP (“Parent Auditor”). To the knowledge of Parent, Parent Auditor will deliver to Parent for inclusion in the Parent 2025 10-K (i) an unqualified audit opinion of Parent Auditor that the financial statements included in the Parent 2025 10-K present fairly, in all material respects, the financial position of Parent and its Subsidiaries as of December 31, 2025 and December 31, 2024, and their results of operations and their cash flows for each of the years in the three-year period ended December 31, 2025, in conformity with GAAP and (ii) the audit opinion of Parent Auditor with respect to Parent’s and its Subsidiaries’ internal control over financial reporting as of December 31, 2025, based on criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, which audit opinion described in this clause (ii) will only be qualified by reference to the material weaknesses described in Item 9A of the Parent 2025 10-K. As of the date of this Agreement, Parent Auditor has not informed Parent that either of the opinions described in clause (i) or clause (ii) will include any statement or indication that the material weaknesses described in Item 9A of the Parent 2025 10-K had any effect on the consolidated financial statements of Parent and its Subsidiaries (the “Parent Audit Report”). The Parent 2025 10-K complies in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, including, in each case, the rules and regulations promulgated thereunder, and the Parent 2025 10-K does not contain, as of the execution of this Agreement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)   The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in (x) the Parent SEC Documents and (y) the Parent 2025 10-K (i) have been prepared in a manner consistent with the books and records of Parent and its Subsidiaries, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. As of the date of this Agreement, Parent does not intend to correct in any material respect or restate, and, to the knowledge of Parent, there is not any basis to restate, any of the audited financial statements or unaudited interim financial statements (including, in each case, the notes, if any, thereto) of Parent filed in or furnished with the Parent SEC Documents or included in the Parent 2025 10-K. Since the Lookback Date, Parent has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.
(d)   Parent has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information relating to Parent, including its consolidated Subsidiaries, required to be disclosed in Parent’s periodic and current reports under the Exchange Act, is made known to Parent’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding required disclosures as required under the Exchange Act. The chief executive officer and chief financial officer of Parent have evaluated the effectiveness of Parent’s disclosure controls and procedures and, to the extent required by applicable Law, have presented in (i) any applicable Parent SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto and (ii) the Parent 2025 10-K his or her conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.
(e)   Parent and its Subsidiaries have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s financial statements for external purposes in accordance with GAAP. Parent has disclosed, based on its most recent evaluation of Parent’s internal control over financial reporting prior to the date hereof, to Parent’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of Parent’s internal control over financial reporting which are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Copies of any such disclosures made by management to Parent’s auditors and audit committee have been made available to the Company, including with respect to the Parent 2025 10-K.
(f)   The statements set forth on Section 4.6(f) of the Parent Disclosure Letter are true and correct as of the date of this Agreement.
(g)   Since the Lookback Date, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to Parent Board or any committee thereof or to any director or officer of Parent or any of its Subsidiaries.
(h)   As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Parent SEC Documents. To the knowledge of Parent, none of the Parent SEC Documents is subject to ongoing review or outstanding SEC comment or investigation.
(i)   Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in Parent’s or such Subsidiary’s published financial statements or other Parent SEC Documents.
(j)   Parent is in compliance in all material respects with (i) the provisions of the Sarbanes-Oxley Act and (ii) the rules and regulations of the Nasdaq, in each case, that are applicable to Parent.
(k)   No Subsidiary of Parent is required to file any form, report, schedule, statement or other document with the SEC.
(l)   Parent and each of its Subsidiaries have duly performed in all material respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no (x) material breaches, violations, or collateral deficiencies or (y) requests for collateral or demands for payment, in each case, by any party thereunder.

Section 4.7   No Undisclosed Liabilities.   Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, except (a) to the extent accrued or reserved against in the consolidated balance sheet of Parent and its Subsidiaries as at June 30, 2025, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2025, none of which result from claims of infringement, misappropriation or breach of contract, (c) liabilities and obligations under this Agreement or incurred in connection with the Transactions, (d) for liabilities and obligations that have been discharged or paid in full and (e) liabilities that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 4.8   Certain Information.   None of the information supplied or to be supplied by or on behalf of the Parent Parties specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at the time of any amendment or supplement thereto and at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement will not, at the date it is first mailed to the Parent Stockholders, at the date of any amendments or supplements thereto and at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Assuming the accuracy of the first sentence of Section 3.8, the Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act. Notwithstanding the foregoing, no Parent Party makes any representation or warranty with respect to statements included or incorporated by reference in the Form S-4 or the Joint Proxy Statement based on information supplied in writing by or on behalf of the Company specifically for inclusion or incorporation by reference therein.
Section 4.9   Absence of Certain Changes or Events.   Except as set forth on Section 4.9 of the Parent Disclosure Letter, since June 30, 2025: (a) through the date hereof, Parent and its Subsidiaries have, in all material respects, conducted their businesses only in the ordinary course of business consistent with past practice; (b) there has not been any event, change, circumstance, occurrence or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; and (c) neither Parent nor any of its Subsidiaries has suffered any material loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance.
Section 4.10   Litigation.   There is no Action (other than arising from or relating to the Transactions) pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any of their respective properties or assets, or any present or former officer, director or employee of Parent or any of its Subsidiaries in such individual’s capacity as such, other than any Action that, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. There has not been since the Lookback Date nor are there currently any internal investigations or inquiries being conducted by Parent, the Parent Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any material financial, accounting, tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.
Section 4.11   Compliance with Laws.   Parent and each of its Subsidiaries are and, at all times since the Lookback Date have been, in compliance with all Laws applicable to their businesses, operations, properties or assets, except where any non-compliance, individually or the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received, since the Lookback Date, a notice or other written communication alleging or relating to an actual or possible violation of any Law applicable to their businesses, operations, properties or assets, except for such violations that, individually or the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent and each of its Subsidiaries have in effect all material Permits of all Governmental Entities necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted, and since the Lookback Date there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, nor would any such revocation, non-renewal, adverse modification or cancellation result from the consummation of the Transactions, except where the failure to have in effect such Permits or such violation or default or other event, individually or the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 4.12   Benefit Plans.
(a)   Section 4.12(a) of the Parent Disclosure Letter contains a true and complete list of each material Parent Plan. As used herein, “Parent Plan” means each “employee benefit plan” (within the meaning of section 3(3) of ERISA, whether or not subject to ERISA), “multiemployer plans” (within the meaning of ERISA section 3(37)), and all stock purchase, stock option, phantom stock or other equity-based plan, severance, employment, consulting, change-in-control, fringe benefit, perquisite, retention, bonus, incentive, deferred compensation, pension, retirement, savings, supplemental unemployment benefit, profit sharing, supplemental retirement, health, welfare, medical, dental, life, or disability insurance, dependent care and all other employee benefit and compensation plans, agreements, programs, policies, practices or other arrangements, whether formal or informal, funded or unfunded, insured or self-insured, written or oral, legally binding or not, under which any current or former employee, director, officer or consultant of Parent or its Subsidiaries (or any of their dependents) has any present or future right to compensation or benefits or that Parent or its Subsidiaries sponsors or maintains, is making contributions to or has any present or future liability or obligation (contingent or otherwise) or with respect to which it is otherwise bound, excluding any plan, program, policy or arrangement that is administered by any Governmental Entity and any Multiemployer Plan that is not maintained by Parent or its Subsidiaries. Parent has provided or made available to the Company a current, accurate and complete copy of each Parent Plan, or if such Parent Plan is not in written form, a written summary of all of the material terms of such Parent Plan. With respect to each Parent Plan, Parent has furnished or made available to the Company a current, accurate and complete copy of, to the extent applicable (i) any related trust agreement, insurance Contract or other funding instrument, (ii) the most recent determination or opinion letter of the IRS, (iii) the current summary plan description or member booklet and any summaries of material modifications thereto, (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports, and (D) asset statements, and (v) all material, non-routine correspondence with any Governmental Entity or other relevant Person within the past five years.
(b)   Except as set forth on Section 4.12(b) of the Parent Disclosure Letter, none of Parent, its Subsidiaries or any member of their Controlled Group (defined as any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m) or (o)) (collectively, the “Parent Controlled Group”) has ever sponsored, maintained, contributed to or been required to contribute to or incurred any liability (contingent or otherwise) with respect to: (i) a Multiemployer Plan, (ii) a Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, (iii) a Pension Plan which is a “multiple employer plan” as defined in Section 413 of the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. None of the Parent or any of its Subsidiaries sponsors, has sponsored, contributes to, has contributed to, has or had an obligation to contribute to or has any liability (including contingent liability) with respect to a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA) or a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code.
(c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, with respect to the Parent Plans:
(i)   each Parent Plan complies in all material respects in form and in operation with its terms and the applicable provisions of ERISA and the Code and all other applicable Laws;
(ii)   all contributions, premiums, remittances, accruals or payments required to be made with respect to each Parent Plan have, in all material respects, been made on or before their due dates, or to the extent not yet due, properly accrued for on the books and records of Parent and its Subsidiaries;

(iii)   each Parent Plan intended to be qualified under Section 401(a) of the Code has received or is entitled to rely upon a favorable determination, advisory or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred that would reasonably be expected to result in the loss of the qualified status of such Parent Plan;
(iv)   there have been no non-compliance tax or penalties imposed by a Governmental Entity in respect of any Parent Plan, and there are no facts or circumstances that could reasonably be expected to give rise to any non-compliance tax or penalties, or that could reasonably be expected to adversely affect, as applicable, the registered status or the preferential tax treatment ordinarily accorded to any Parent Plan;
(v)   there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the PBGC, the IRS or any other Governmental Entity or by any plan participant, beneficiary or other Person pending, or to the knowledge of Parent, threatened, relating to the Parent Plans, any fiduciaries thereof with respect to their duties to the Parent Plans or the assets of any of the trusts under any of the Parent Plans (other than routine claims for benefits);
(vi)   Parent has not received any written or oral communication from the PBGC with respect to any Parent Plan subject to Title IV of ERISA concerning the funded status of any such Parent Plan;
(vii)   no member of the Parent Controlled Group has incurred any direct or indirect liability under ERISA, the Code or other applicable Laws in connection with the termination of, withdrawal from or failure to fund, any Parent Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any such liability; and
(viii)   none of Parent nor any of its Subsidiaries, under any Parent Plan or otherwise, is obligated to provide any current or former employee, director, officer or other service provider (or any dependent thereof) any life, health or other welfare insurance upon retirement or following their termination of employment or service, except as may be required by Section 601, et seq. of ERISA and Section 4980B(b) of the Code or other applicable similar law regarding health care coverage continuation COBRA.
(d)   The execution and delivery of this Agreement and the consummation of the Transactions will not, either alone or in combination with any other event, result in (A) any payment becoming due, or any increase in compensation or benefits otherwise payable to any current or former employee, director, officer or other service provider of Parent or any of its Subsidiaries; (B) the acceleration of time of payment, funding or vesting of, any compensation or benefits due to any employee, director, officer or other service provider of Parent or any of its Subsidiaries; (C) the forgiveness of any loan of indebtedness owed to Parent or any of its Subsidiaries by any current or former employee, director, officer or other service provider of Parent or any of its Subsidiaries; or (D) the limitation or restriction of the rights of Parent or any of its Subsidiaries to merge, amend or terminate any Parent Plan.
(e)   Neither Parent nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including any Parent Plan) that may reasonably be expected to result, separately or in the aggregate, in connection with the Transactions (either alone or in combination with any other events), in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. There is no agreement, plan or other arrangement to which any of Parent or any Subsidiary is a party or by which any of them is otherwise bound to gross-up or compensate any person in respect of taxes or other liabilities incurred with respect to Section 409A or 4999 of the Code.
(f)   Each Parent Plan that constitutes in any part a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code has been operated and maintained in compliance with Section 409A of the Code and the regulations and other administrative guidance promulgated thereunder. No current or former employee, director or other service provider is entitled to any gross-up, make-whole or other additional payment from Parent or any of its Subsidiaries in respect of any Tax (including Federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Section 409A of the Code)) or interest or penalty related thereto.

(g)   Section 4.12(g) of the Parent Disclosure Letter contains a list of each Multiemployer Plan to which a member of the Parent Controlled Group contributes (or has an obligation to contribute to). No member of the Parent Controlled Group has incurred or received notice of any claim of a “complete withdrawal” or a “partial withdrawal” (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Plan. With respect to each Multiemployer Plan, except as would not, individually or in the aggregate, reasonably be expected to result in a material liability (including contingent liability) to any member of the Parent Controlled Group, (A) all contributions have been made as required by the terms of such plan, the terms of any applicable collective bargaining agreement and applicable Law, (B) no member of the Parent Controlled Group has any contingent liability under Sections 4204 or 4212(c) of ERISA, (C) no member of the Parent Controlled Group has received any notification that any such plan is in reorganization (within the meaning of Section 4241 of ERISA), has been terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 437 of the Code or Section 305 of ERISA), (D) no such plan is reasonably expected to be in reorganization, terminated, insolvent or in endangered or critical status, and (E) no member of the Parent Controlled Group has experienced a reduction in contribution base units in the three (3) consecutive years prior to the date of this Agreement that would, if continued, reasonably be expected to result in a partial withdrawal assessment, whether such liability is contingent or otherwise. All non-routine and material communications during the five-year period prior to the date of this Agreement between any member of the Parent Controlled Group and any Multiemployer Plan have been provided to the Company. None of the Multiemployer Plans has notified any member of the Parent Controlled Group of any failure to satisfy minimum funding standards.
(h)   Except as set forth on Section 4.12(h) of the Parent Disclosure Letter, no Parent Plan is self-insured, and neither Parent nor any of its Subsidiaries currently maintains or sponsors, or within the last six (6) years maintained or sponsored, any self-insured plan that provides benefits to any current or former employee, director, officer, or consultant of Parent or its Subsidiaries (or any of their dependents). All insured Parent Plans and all insurance policies pursuant to which such benefits are provided are in full force and effect and Parent and its Subsidiaries have complied with all obligations upon which such coverage is conditioned, including but not limited to payment and remittance in full of all premiums due and owing.
(i)   With respect to each Parent Plan maintained primarily for employees and former employees located outside the United States (each, a “Parent International Plan”): (i) if intended to qualify for special Tax treatment, each Parent International Plan is so qualified, (ii) if required to be registered with a Governmental Entity, is so registered, and (iii) the fair market value of the assets of each Parent International Plan, the liability of each insurer for any Parent International Plan funded through insurance, or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such plan. Except as set forth on Section 4.12(i) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries has been a party to, a sponsoring employer of, or otherwise is under any liability with respect to any defined benefit pension scheme, any final salary scheme or any death, disability or retirement benefit calculated by reference to age, salary or length of service or any other item.
Section 4.13   Labor Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, since the Lookback Date, Parent and its Subsidiaries are and have been in compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, workers compensation, occupational health and safety, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. During the preceding three years, there has not been, and as of the date of this Agreement there is not pending or, to the knowledge of Parent, threatened, any labor dispute, work stoppage, labor strike or lockout against Parent or any of its Subsidiaries by employees.

(b)   Section 4.13(b) of the Parent Disclosure Letter sets forth a true and complete list of all Collective Bargaining Agreements that pertains to employees of Parent and its Subsidiaries. No labor union, labor organization, employee association, or works council holds bargaining rights with respect to any of the employees of Parent and its Subsidiaries by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of Parent, threatened to apply to be certified as the bargaining agent of any employees of Parent and its Subsidiaries. To the knowledge of Parent, there has not been any activity since the Lookback Date on behalf of any labor union, labor organization or similar employee group to organize any employees of Parent or any of its Subsidiaries. There are no (i) unfair labor practice charges or complaints against Parent or any of its Subsidiaries (including any common or related employer applications pursuant to applicable Law) pending before the National Labor Relations Board or any other labor relations tribunal or authority and to the knowledge of Parent no such charges or complaints are threatened, (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority, including any common or related employer applications pursuant to applicable Law or (iii) grievances or pending arbitration proceedings against Parent or any of its Subsidiaries that arose out of or under any collective bargaining agreement, in each case, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(c)   During the preceding three years, (i) neither Parent nor any of its Subsidiaries has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) in connection with Parent or any of its Subsidiaries affecting any site of employment or one or more facilities or operating units within any site of employment or facility and (iii) neither Parent nor any of its Subsidiaries has engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or which require notification or consultation with any Governmental Entity, trade union, works or supervisory council, staff association or body representing any of their employees. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (x) each person employed by Parent or any of its Subsidiaries was or is properly classified as exempt or non-exempt in accordance with applicable overtime laws, and (y) no person treated as an independent contractor or consultant by Parent or any Subsidiary thereof should have been properly classified as an employee under applicable Law.
(d)   Except as set forth on Section 4.13(d) of the Parent Disclosure Letter, with respect to any current or former employee, officer, consultant or other service provider of Parent, there are no actions against Parent or any of its Subsidiaries pending, or to Parent’s knowledge, threatened to be brought or filed, in connection with the employment or engagement of any current or former employee, officer, consultant or other service provider of Parent, including any claim relating to employment discrimination, harassment, retaliation, equal pay, employment classification or any other employment related matter arising under applicable Laws, except where such action would not, individually or in the aggregate, result in Parent incurring a material liability.
(e)   Except as set forth on Section 4.13(e) of the Parent Disclosure Letter, the execution of this Agreement and the consummation of the Transactions will not require notification or consultation with any labor union, labor organization or works council that represents any employees of Parent or any of its Subsidiaries or group of employees.
(f)   To the knowledge of Parent, since the Lookback Date, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the knowledge of Parent, threatened against Parent, any of its Subsidiaries or any of their respective current or former directors, officers or senior level management employees, (ii) to the knowledge of Parent, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) neither Parent nor any of its Subsidiaries have entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their respective current or former directors, officers or senior level management employees.
(g)   Except as set forth on Section 4.13(g) of the Parent Disclosure Letter, no employee of Parent or any of its Subsidiaries in the United States has any agreement as to length of notice or severance payment required to terminate his or her employment.

(h)   In the three years prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has been a party to a relevant transfer for the purposes of the Transfer of Undertakings (Protection of Employment) Regulations 2006 or Acquired Rights Directive (Directive 2001/23) or similar or equivalent applicable Law affecting any current or former employee.
Section 4.14   Environmental Matters.   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries are, and for the past three (3) years have been, in compliance with all applicable Environmental Laws; (ii) Parent and its Subsidiaries have obtained and are in compliance with all Permits that are required under any Environmental Law for the operation of their respective businesses as now conducted; (iii) there has been no Release of any Hazardous Substance by Parent or any of its Subsidiaries or, to the knowledge of Parent, any other Person in any manner that has given or would reasonably be expected to give rise to any remedial or investigative obligation, corrective action requirement or liability of Parent or any of its Subsidiaries under applicable Environmental Laws; (iv) neither Parent nor any of its Subsidiaries has received any written claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person asserting that Parent or any of its Subsidiaries is in violation of, or liable under, any Environmental Law, the subject of which remains unresolved; (v) neither Parent nor any of its Subsidiaries has disposed of, arranged for the disposal of, Released or transported any Hazardous Substances in violation of any applicable Environmental Law, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any liability under any Environmental Law, in each case, on, at, under or from any current or former properties or facilities owned or operated by Parent or any of its Subsidiaries during their respective periods of ownership or operation or, to the knowledge of Parent, as a result of any operations or activities of Parent or any of its Subsidiaries at any location and, to the knowledge of Parent, Hazardous Substances are not otherwise present in a material quantity at or about any such properties or facilities in amount or condition that has resulted in or would reasonably be expected to result in liability to Parent or any of its Subsidiaries under any Environmental Law; (vi) there is no Action pending, or to the knowledge of Parent, threatened against Parent or any of its Subsidiaries asserting any violation of or liability under any Environmental Laws; (vii) neither Parent nor any of its Subsidiaries is operating any of their respective properties or facilities under any compliance or consent order, decree or agreement issued by or entered into with any Governmental Entity under any Environmental Law; and (viii) neither Parent nor any of its Subsidiaries has expressly assumed or provided indemnity against any liability of any other Person under Environmental Laws, including in any acquisition or divestiture of any property or business.
Section 4.15   Taxes.
(a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect:
(i)   (A) all Tax Returns required by applicable Law to be filed by or on behalf of Parent or any of its Subsidiaries have been prepared and timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), (B) any and all Taxes due and payable by Parent and its Subsidiaries have been paid in full, (C) Parent and its Subsidiaries have withheld, collected and paid all Taxes required to have been withheld, collected and paid and (D) as of the time of filing, all such Tax Returns were true and complete (other than, in the case of clause (A), (B) or (C) hereof, with respect to any Taxes or Tax Returns (or positions taken therein) which are being contested, or for which any position has been taken, in good faith and for which adequate reserves are reflected on the most recent balance sheet of Parent included in the Parent SEC Documents, as adjusted for operations in the ordinary course of business consistent with past practice since the date of such balance sheet);
(ii)   there are no Liens for Taxes on any assets or properties of Parent or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent or being contested in good faith (and for which adequate accruals or reserves have been established on the most recent balance sheet of Parent included in the Parent SEC Documents);

(iii)   there are no Actions pending or threatened in writing against or with respect to Parent or any of its Subsidiaries (including a notice of deficiency or proposed judgment) with respect to any Tax;
(iv)   neither Parent nor any of its Subsidiaries has granted any currently effective extension or waiver of the limitation period with respect to the assessment or collection of any Tax;
(v)   no claim which has resulted or could reasonably be expected to result in an obligation to pay Taxes has been made in the last three years by any Governmental Entity in a jurisdiction where Parent or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that such Person is or may be subject to such taxation by that jurisdiction;
(vi)   neither Parent nor any of its Subsidiaries has any liability for the Taxes of any Person (other than Taxes of Parent or its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), (B) as a transferee or successor or (C) by Contract (other than pursuant to any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements));
(vii)   neither Parent nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement;
(viii)   neither Parent nor any of its Subsidiaries has participated in, or is currently participating in, a (A) “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), (B) “reportable transaction” as defined in Subsection 237.2(1) of the ITA, or (C) “notifiable transaction” as defined in Subsection 237.4(1) of the ITA; and
(ix)   neither Parent nor any of its Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement, in each case other than pursuant to any such agreement or arrangement solely between or among any of Parent and its Subsidiaries or any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).
(b)   Parent has not taken or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance, that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.16   Contracts.
(a)   Except for (x) this Agreement, (y) the Parent Plans and agreements filed as exhibits to the Parent SEC Documents and (z) purchase and sales orders entered into in the ordinary course of business, Section 4.16 of the Parent Disclosure Letter lists each Contract of the following types to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:
(i)   any Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Parent on a Current Report on Form 8-K;
(ii)   any Contract that limits the ability of Parent or any of its Subsidiaries in a manner that is material to Parent and its Subsidiaries, taken as a whole (or, following the consummation of the Transactions, would limit the ability of Parent or any of its Subsidiaries in a manner that would be material to the Parent and its Subsidiaries, taken as a whole) to compete in any line of business or with any Person or in any geographic area (including pursuant to a non-compete or similar type of restriction), or that restricts the right of Parent and its Subsidiaries in a manner that is material to Parent and its Subsidiaries, taken as a whole (or, following the consummation of the Transactions, would limit the ability of Parent or any of its Subsidiaries in a manner that is material to the Parent and its Subsidiaries, taken as a whole) to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third Person “most favored nation” status with respect to any obligation that is material to Parent and its Subsidiaries, taken as a whole;
(iii)   any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement with a third party, in each case, that is material to Parent and its Subsidiaries, taken as a whole (other than such Contracts or other agreements between Parent and its wholly-owned Subsidiaries or solely among wholly-owned Subsidiaries of Parent);
(iv)   any Contract relating to Indebtedness and having an outstanding principal amount in excess of $15,000,000, other than agreements solely between or among Parent and its Subsidiaries;
(v)   any Contract involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration (in one or a series of transactions) under such Contract of $15,000,000 or more with any outstanding obligations of Parent or one of its Subsidiaries that are material to Parent and its Subsidiaries, taken as a whole (including any continuing guarantee, “earn-out” or other contingent payment obligations, in each case, that could result in payments in excess of $15,000,000);
(vi)   any Contract that by its terms calls for aggregate receipt by Parent and its Subsidiaries under such Contract of more than $25,000,000 over the remaining term of such Contract;
(vii)   any Contract (other than any intercompany agreement solely among Parent and/or any of its Subsidiaries) that is with any manufacturer, vendor or other supplier with respect to which manufacturer, vendor or other supplier the aggregate annual spend for the year ended December 31, 2025 exceeded $5,000,000 for Parent and its Subsidiaries, taken as a whole, or which manufacturer, vendor or other supplier imposes a minimum purchase order that is expected to involve payments in excess of $5,000,000 for Parent or its Subsidiaries in the 12 months ending December 31, 2026;
(viii)   any Contract of which the primary purpose is to indemnify another Person (it being understood, for the avoidance of doubt, that customary indemnities for representations and warranties shall not be included in this clause (viii));
(ix)   any Contract that is a license agreement, covenant not to sue agreement or co-existence agreement or similar agreement that is material to the business of Parent and its Subsidiaries, taken as a whole, to which Parent or any of its Subsidiaries is a party and licenses in intellectual property owned by a third party or licenses out intellectual property owned by Parent or its Subsidiaries or agrees not to assert or enforce intellectual property owned by Parent or such Subsidiary, other than (A) license agreements for software that is generally commercially available or (B) non-exclusive licenses granted to customers of Parent or any of its Subsidiaries in the ordinary course of business;
(x)   any Contract that provides for any standstill or similar restrictions, pursuant to which Parent or its Subsidiaries has agreed not to acquire securities of another Person or to refrain from engaging in or proposing to engage in business combination transactions with another Person;
(xi)   any Contract that obligates Parent or any of its Subsidiaries to make any capital commitment, loan or expenditure in an amount in excess of $15,000,000;
(xii)   any Contract between Parent or any of its Subsidiaries, on the one hand, and any Person beneficially owning five percent (5%) or more of the outstanding Parent Common Stock;
(xiii)   any Contract with any Governmental Entity that is material to the operations of Parent and its Subsidiaries, taken as a whole;
(xiv)   each Contract for any Derivative Transaction with a notional value in excess of $15,000,000;
(xv)   any Contract that contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement;

(xvi)   each Contract for lease of personal property or real property involving payments in excess of $5,000,000 in any calendar year or aggregate payments in excess of $15,000,000 that is not terminable without penalty or other liability to Parent (other than any ongoing obligation pursuant to such contract that is not caused by any such termination) within ninety (90) days; or
(xvii)   any Contract relating to the settlement of any material Action that has remaining performance obligations by, or restrictions on, Parent or any of its Subsidiaries that are material to Parent and its Subsidiaries, taken as a whole.
Each Contract of the type described in clauses (i) through (xvii) is referred to herein as a “Parent Material Contract.”
(b)   (i) Each Parent Material Contract is valid and binding on Parent and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and to the knowledge of Parent, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; (ii) each of Parent, its Subsidiaries, and, to the knowledge of Parent, each other party thereto, has performed all obligations required to be performed by it under each Parent Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; and (iii) there is no default under any Parent Material Contract by Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Parent or any of its Subsidiaries or, to the knowledge of Parent, any other party thereto under any such Parent Material Contract, nor has Parent or any of its Subsidiaries received any notice of any such default, event or condition, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of all Parent Material Contracts, including all amendments, supplements or modifications thereto.
Section 4.17   Insurance.   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries is covered by valid and currently effective insurance policies issued in favor of Parent or one or more of its Subsidiaries that are customary and adequate for companies of similar size in the industries and locations in which Parent operates. Section 4.17 of the Parent Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material insurance policies (other than any insurance policy held in connection with a Parent Plan) issued in favor of Parent or any of its Subsidiaries, or pursuant to which Parent or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to each such insurance policy, (a) such policy is in full force and effect and all premiums due thereon have been paid, (b) neither Parent nor any of its Subsidiaries is in breach or default, nor has taken any action or failed to take any action which (with or without notice or lapse of time, or both) would constitute such a breach or default, or would permit termination or modification of, any such policy and (c) to the knowledge of Parent, no insurer issuing any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, as of the entry into this Agreement, no notice of cancellation or termination has been received with respect to any such policy.
Section 4.18   Properties.
(a)   Section 4.18(a) of the Parent Disclosure Letter sets forth a true and complete list of all real property owned by Parent or any of its Subsidiaries (the “Parent Owned Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or one of its Subsidiaries has good and marketable title in fee simple to the Parent Owned Real Property, free and clear of all Liens other than Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no parcel of Parent Owned Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Parent, has any such condemnation, expropriation or taking been proposed. There are no contractual or legal restrictions that preclude or restrict the ability of Parent or any of its Subsidiaries to use any Parent Owned Real Property for its current use, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   Section 4.18(b) of the Parent Disclosure Letter sets forth a true and complete list of all material real property leased by Parent or any of its Subsidiaries (the “Parent Leased Real Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or one of its Subsidiaries has a valid leasehold interest in the Parent Leased Real Property, free and clear of all Liens other than Permitted Liens. Each of Parent and its Subsidiaries has complied with the terms of all leases to which it is a party with respect to Parent Leased Real Property, and all such leases are in full force and effect, except for any such noncompliance or failure to be in full force and effect that, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(c)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or one of its Subsidiaries has good and valid title to all of its material tangible assets (other than real property), free and clear of all Liens other than Permitted Liens. The tangible personal property currently used in the operation of the business of Parent and its Subsidiaries is in good working order (reasonable wear and tear excepted), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.19   Intellectual Property; Data Privacy.
(a)   Section 4.19(a) of the Parent Disclosure Letter sets forth a true and complete list of all issued, registered or applied-for Parent Owned IP (collectively, the “Registered Parent Owned IP”), including, for each item, the record owner (other than with respect to domain names), jurisdiction and issuance, registration and application number, as applicable. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) the Registered Parent Owned IP is valid, subsisting, and to the knowledge of the Parent, enforceable; (ii) either the Parent or a Subsidiary of the Parent is the sole and exclusive record owner of each item of Registered Parent Owned IP; (iii) neither Parent nor any Subsidiary of the Parent has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any Registered Parent Owned IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like); and (iv) no Registered Parent Owned IP has been abandoned, cancelled or adjudicated invalid, or is subject to any outstanding order, writ, injunction, judgment, stipulation or decree restricting their use or adversely affecting the rights of the Parent or a Subsidiary of the Parent thereto.
(b)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent exclusively owns, free and clear of all Liens other than Permitted Liens, the Parent Owned IP, and is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all other Intellectual Property used in or necessary for their respective businesses (such other Intellectual Property, together with the Parent Owned IP, collectively, the “Parent IP”). Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, (a) there are no pending or, to the knowledge of Parent, threatened claims by any Person alleging infringement, misappropriation, dilution or other violation by Parent or any of its Subsidiaries of any Intellectual Property of any Person; (b) the conduct of the businesses of Parent and its Subsidiaries has not infringed, misappropriated, diluted or otherwise violated, and does not infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any Person; (c) neither Parent nor any of its Subsidiaries has made any claim of infringement, misappropriation, dilution or other violation by others of its rights to or in connection with the Parent IP; (d) to the knowledge of Parent, no Person is infringing, misappropriating, diluting or otherwise violating any Parent Owned IP; (e) Parent and its

Subsidiaries have used commercially reasonable efforts to protect the secrecy, confidentiality and value of the Trade Secrets included in the Parent IP; and (f) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate or modify in any material respect any agreement under which Parent or any of its Subsidiaries grants to any Person, or any Person grants to Parent or any of its Subsidiaries, a license or right under or with respect to any Parent IP.
(c)   Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (A) Parent and its Subsidiaries have (i) used commercially reasonable efforts, consistent with industry standards, to protect the confidentiality, integrity, availability and security of their IT Assets (and all information and transactions stored or contained therein or transmitted thereby), and to prevent any unlawful, accidental or unauthorized access thereto or use, disclosure, acquisition, exfiltration, theft, loss, alteration, corruption, destruction, or unavailability thereof; and (ii) implemented commercially reasonable technical, physical, administrative and organizational measures and policies, including data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices, (B) since the Lookback Date, there has been no Security Incident, (C) neither Parent nor any of its Subsidiaries has notified or been required by any Parent Data Protection Requirement to notify any Person (including any Governmental Entity) of a Security Incident and (D) since the Lookback Date, Parent and its Subsidiaries have routinely monitored and assessed security risks and timely remediated all material threats, deficiencies and vulnerabilities identified in each such assessment.
(d)   Parent and its Subsidiaries are and have at all times been in compliance in all material respects with all applicable Parent Data Protection Requirements. Neither Parent nor any of its Subsidiaries has, since the Lookback Date, received any written or, to the knowledge of Parent, oral notice, or is currently or has ever been subject to any audit or investigation, in each case regarding the Processing of Personal Information or alleging a violation of any Parent Data Protection Requirements.
Section 4.20   Products and Product Liability.
(a)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, each Product manufactured, sold, distributed, or delivered by Parent or any Parent Subsidiary since the Lookback Date has been in conformity in all material respects with all applicable contractual commitments, express and implied warranties, product specifications, and applicable Laws.
(b)   Section 4.20(b) of the Parent Disclosure Letter sets forth a true and complete list of all pending product warranty or product liability claims against Parent or any Parent Subsidiary as of the date of this Agreement that, with respect to a particular Product (and not in combination with any other Product), individually or in the aggregate with all other such claims with respect to such Product, would reasonably be expected to result in liability to Parent or any Parent Subsidiary in excess of $5,000,000 for such Product. Except as set forth in Section 4.20(b) of the Parent Disclosure Letter, since the Lookback Date, neither Parent nor any Parent Subsidiary has received written notice of any claim, demand, suit, or proceeding alleging that any Product is defective or fails to meet any applicable product warranty, product specification, or safety standard that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
(c)   Except as set forth in Section 4.20(c) of the Parent Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, there are no Actions pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary arising out of any injury to any Person or damage to any property as a result of the design, manufacture, sale, distribution, installation, or use of any Product (including any claim for strict liability, negligence, breach of warranty, failure to warn, or similar cause of action).
(d)   Except as set forth in Section 4.20(d) of the Parent Disclosure Letter or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect: (i) since the Lookback Date, there has not been, nor is there currently pending or, to the knowledge of Parent, threatened, any recall, withdrawal, field corrective action, or post-sale warning conducted by or on behalf of Parent or any Parent Subsidiary concerning any Product; (ii) neither Parent nor any Parent Subsidiary has received written notice from any Governmental Entity requiring, or threatening to require, the recall, withdrawal, suspension, seizure, or discontinuance of manufacturing or sale of any Product; and (iii) neither Parent nor any Parent Subsidiary has received written notice from any third party that would require, or provide grounds for, any recall, withdrawal, field corrective action, or post-sale warning concerning any Product.
(e)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect: (i) all Products are and have been designed, manufactured, tested, packaged, labeled, stored, handled, and distributed in compliance with all applicable Laws (including, as applicable, product safety Laws, labeling requirements, and certification requirements); (ii) all Products that require registration, listing, certification, approval, or clearance by any Governmental Entity have received all such required registrations, listings, certifications, approvals, or clearances and are being manufactured, marketed, sold, and distributed in compliance therewith; and (iii) neither Parent nor any Parent Subsidiary has received written notice of any Action or investigation by any Governmental Entity alleging that any Product violates any applicable Law or is defective or unsafe.
Section 4.21   Suppliers.   Section 4.21 of the Parent Disclosure Letter sets forth a true, correct and complete list of the top 10 suppliers by the aggregate amounts paid by Parent and its Subsidiaries during the 12 months ended December 31, 2025. Since January 1, 2025, (a) there has been no termination of the business relationship of Parent or its Subsidiaries with any such supplier, and (b) no such supplier has notified Parent or any of its Subsidiaries that it intends to terminate or change the pricing or other terms of its business in any material respect adverse to the Parent or its Subsidiaries.
Section 4.22   Customers.   Section 4.22 of the Parent Disclosure Letter sets forth a true, correct and complete list of the top 10 customers of Parent and its Subsidiaries, as measured for the 12-month period ended December 31, 2025. Since January 1, 2025, no such customer has cancelled or otherwise terminated or, to the knowledge of Parent, threatened to cancel, terminate or otherwise materially and adversely alter the terms of its business with Parent or its Subsidiaries. Neither Parent nor any of its Subsidiaries is involved in any material dispute with any such customer of Parent or has been notified by or has notified any such customer, in writing, of any breach or violation of any contract or agreement with any such customer.
Section 4.23   International Trade Laws.
(a)   Parent and its Subsidiaries have been since April 24, 2019, and continue to be, in compliance in all material respects with International Trade Laws and have not taken any action that violates, evades or avoids, or attempts to violate, evade or avoid International Trade Laws, except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole. Neither Parent nor any of its Subsidiaries, nor any of their respective directors, executives, or employees, nor, to the knowledge of Parent, any representative or agent acting on behalf of Parent or its Subsidiaries, currently or since April 24, 2019: (i) is or has been a Sanctioned Person or has acted, directly or indirectly, on behalf of a Sanctioned Person; (ii) is unlawfully conducting or has unlawfully conducted any business with or unlawfully engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; or (iii) is unlawfully dealing in or has unlawfully dealt in, or otherwise unlawfully engaged in, any transaction relating to, any property or interests in property of any Sanctioned Person, except, in each case of the foregoing clauses (i) – (iii), as would not, individually or in the aggregate, reasonably be expected to be material and adverse to Parent and its Subsidiaries, taken as a whole.
(b)   Since April 24, 2019, Parent and its Subsidiaries have not received and, after due care and inquiry, are not aware of any current or threatened investigation, inquiry, complaint, lawsuit, voluntary or involuntary disclosure, warning letter, penalty notice, or other regulatory or enforcement action, whether internal, by a government regulator or agency, or by a private party, alleging any material violation of International Trade Laws, nor has Parent or any of its Subsidiaries, nor any of their respective directors, executives, or employees, nor, to the knowledge of Parent, any representatives or agents, been convicted of violating in any material respect any International Trade Laws.

(c)   Parent and its Subsidiaries have adopted and implemented policies and procedures reasonably designed to prevent, detect and deter violations of applicable International Trade Laws.
Section 4.24   Certain Payments.
(a)   Except as would not reasonably be expected to, individually or in the aggregate, be material and adverse to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries (nor, to the knowledge of Parent, any of their respective directors, executives, representatives, agents or employees) has, directly or indirectly, taken any action that would reasonably be expected to cause Parent to be in violation of the Anti-Corruption Laws.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, be material and adverse to Parent and its Subsidiaries, taken as a whole, neither Parent nor its Subsidiaries, nor, to the knowledge of Parent, any of its or their respective officers, directors, employees, or agents have directly or indirectly paid, offered, or authorized or promised to pay, any money or other items of value to any Government Official in order to (i) improperly influence any act or decision of the Government Official, or (ii) induce the Government Official to use their influence to affect any act or decision of a governmental entity in order to assist the Company and its Subsidiaries to obtain or retain business for, or direct business to, Parent and its Subsidiaries, or otherwise benefit the business of Parent and its Subsidiaries in contravention of the Anti-Corruption Laws.
(c)   Except as would not reasonably be expected to, individually or in the aggregate, be material and adverse to Parent and its Subsidiaries, taken as a whole, (i) no audit, inquiry, review, allegations, inspection, survey, examination, charge, proceeding or investigation with respect to a possible or actual violation of the Anti-Corruption Laws, nor any criminal or civil claims, nor factual allegations of non-compliance, with respect to the Anti-Corruption Laws, have been asserted or, to the knowledge of Parent, threatened against Parent or its Subsidiaries, and (ii) neither Parent nor its Subsidiaries has made any voluntary, mandatory or other disclosure with respect to a possible violation of the Anti-Corruption Laws.
(d)   Except as would not, individually or in the aggregate, be material and adverse to Parent and its Subsidiaries, taken as a whole, Parent and its Subsidiaries, and, to the knowledge of Parent, all entities acting on behalf of Parent and its Subsidiaries, have developed and implemented an anti-corruption compliance program that includes internal controls, policies, and procedures designed to ensure, and effective in ensuring, compliance with the Anti-Corruption Laws.
Section 4.25   State Takeover Statutes.   As of the date hereof and at all times on or prior to the Effective Time, the Parent Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Voting Agreements and the timely consummation of the Transactions. No other Takeover Law or any similar anti-takeover provision in the Parent Organizational Documents is, or at the Effective Time will be, applicable to this Agreement, the Voting Agreements or any of the Transactions.
Section 4.26   No Rights Plan.   As of the date hereof, there is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Parent is a party or is otherwise bound.
Section 4.27   Related Party Transactions.   No Related Party of Parent or any of its Subsidiaries is a party to any Contract with or binding upon Parent or any of its Subsidiaries or any of their respective properties or assets or has any interest in any property owned by Parent or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last year, in each case, that is of a type that would be required to be disclosed in the Parent SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.
Section 4.28   Financing.
(a)   As of the date hereof, Parent has delivered to the Company true and complete copies of the executed commitment letter (together with any term sheets and any other annexes, exhibits, schedules and other attachments thereto), dated as of the date hereof (the “Debt Commitment Letter”), pursuant to which the financial institutions and other lenders party thereto (the “Lenders”) have committed, subject only to the terms and conditions thereof, to lend the amounts set forth therein for purposes of funding a portion of the Financing Uses at the Closing pursuant to Section 1.2 (the “Financing”). Parent has also delivered to the Company true and complete copies of any fee letters (with only the fee amounts, pricing caps, market flex and other economic terms redacted (none of which individually or in the aggregate would (i) reduce or affect the amount of the Financing or adversely affect the availability of the Financing, (ii) impose any conditions on the receipt of the Financing, (iii) delay or prevent the Closing or make the funding of the Financing less likely to occur, or (iv) adversely impact the ability of any of Parent or either of the Merger Subs to enforce its rights against the other parties to the Debt Commitment Letter or the Definitive Debt Financing Agreements (the terms in any of clause (i) – (iv), each a “Prohibited Term”))) relating to the Debt Commitment Letter (any such fee letter, a “Fee Letter”). Neither Parent’s nor the Merger Subs’ obligations under this Agreement are contingent upon or otherwise subject to (A) any conditions regarding Parent, the Merger Subs or any of their Affiliates’ or any other Person’s ability to obtain financing or (B) any such Person’s consummation of any financing arrangements.
(b)   Assuming the satisfaction (or waiver) of the conditions set forth in Section 6.1 and Section 6.2 hereof at or prior to the Closing, and that the Financing is funded in accordance with the Debt Commitment Letter, the aggregate net proceeds from the Financing when funded in accordance with the Debt Commitment Letter are sufficient, together with cash on hand, to fund all of the cash amounts required to be provided by Parent or Merger Subs for the consummation of the Transactions and are sufficient for the satisfaction when due of all of the cash obligations of Parent and Merger Subs under this Agreement, including the payment of the Cash Consideration and the Company Indebtedness Payoff Amount and the payment of all costs and expenses of the Transactions required in connection therewith or contemplated by the Debt Commitment Letter or this Agreement (collectively, the “Financing Uses”).
(c)   The Debt Commitment Letter is in full force and effect and has not been withdrawn, reduced, terminated or rescinded (or contemplated to be withdrawn, reduced, terminated or rescinded) or, except as permitted by Section 5.17 after the date hereof, otherwise amended, supplemented or modified (or contemplated to be amended, supplemented or modified) in any respect. The Debt Commitment Letter, in the form delivered to the Company, is a legal, valid and binding obligation of Parent and Merger Subs and, to the knowledge of Parent, the other parties thereto, enforceable against such parties in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). There are no side letters or other Contracts (except for any Fee Letters and any other agreements with respect to the Financing, each of which have been delivered to the Company in accordance with the provisions of Section 4.28(a) or, if not required to be delivered, does not contain a Prohibited Term) relating to the Debt Commitment Letter. As of the date hereof, assuming the satisfaction of the conditions set forth in Article VI, to Parent’s knowledge no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Subs under any term, or a failure of any condition, of the Debt Commitment Letter. As of the date hereof, assuming the satisfaction of the conditions set forth in Article VI, Parent has no reason to believe that the full amount under the Debt Commitment Letter will not be available to Parent on the Closing Date.
Section 4.29   Brokers.   No broker, investment banker, financial advisor or other Person, other than Citigroup Global Markets Inc. and TD Securities (USA) LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of any Parent Party or any of their Affiliates.
Section 4.30   Opinion of Financial Advisor.   Parent has received the oral opinion of Citigroup Global Markets Inc., to be confirmed in writing, to the effect that, as of such date of such opinion, the Merger Consideration to be paid by Parent is fair, from a financial point of view, to Parent, a signed copy of which will be made available to the Company for informational purposes only on a non-reliance basis promptly following the date of this Agreement.

Section 4.31   Merger Subs.
(a)   Merger Sub Inc. is a direct, wholly-owned subsidiary of Parent that was formed solely for the purpose of engaging in the First Merger. Since the date of its incorporation and prior to the Effective Time, Merger Sub Inc. has not engaged in any activities other than the execution of this Agreement, the performance of its obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the First Merger.
(b)   Merger Sub LLC is a direct, wholly-owned subsidiary of Parent that was formed solely for the purpose of engaging in the Second Merger. Since the date of its formation and prior to the Second Merger Effective Time, Merger Sub LLC has not engaged in any activities other than the execution of this Agreement, the performance of its obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Second Merger.
Section 4.32   Solvency.   Parent is not entering into this Agreement or the Transactions with the actual intent to hinder, delay or defraud either present or future creditors. Assuming that the representations and warranties of the Company contained in Article III of this Agreement are true and correct in all material respects and the conditions set forth in Article VI are satisfied, and after giving effect to the Transactions, immediately after the Closing, Parent and its Subsidiaries, taken as a whole will be Solvent. As used herein, “Solvent” means, with respect to Parent and its Subsidiaries, taken as a whole, immediately following the Closing, that (i) the fair value of the property of Parent and its Subsidiaries, taken as a whole, immediately following the Closing is greater than the total amount of liabilities, including, contingent liabilities, of Parent and its Subsidiaries, taken as a whole, immediately following the Closing; (ii) the present fair salable value of the assets of Parent and its Subsidiaries, taken as a whole, immediately following the Closing is not less than the amount that will be required to pay the probable liability of Parent and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) immediately following the Closing, Parent and its Subsidiaries, taken as a whole, do not have outstanding debts or liabilities beyond their ability to pay such debts and liabilities as they mature; and (iv) immediately following the Closing, Parent and its Subsidiaries, taken as a whole, are not engaged in a business or a transaction, and are not proposing to engage in a business or a transaction, for which Parent’s and its Subsidiaries’ property, taken as a whole, would constitute an unreasonably small amount of capital. The amount of contingent liabilities at any time shall be computed under this Section 4.32 as the amount that, in the light of all the facts and circumstances existing immediately following the Closing, is probable to become an actual or matured liability.
Section 4.33   No Other Representations or Warranties.
(a)   Except for the representations and warranties made in this Article IV, as qualified by the Parent Disclosure Letter, or any certificate delivered pursuant to this Agreement, neither the Parent Parties nor any other Person makes any express or implied representation or warranty with respect to the Parent Parties or their respective Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and the Parent Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except as expressly provided in this Article IV, as qualified by the Parent Disclosure Letter, or as set forth in the Parent officer certificate delivered pursuant to Section 6.3(c), neither the Parent Parties nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Parent Party or any of their respective Subsidiaries or their respective business; or (ii) any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of the Parent Parties, the negotiation of this Agreement or in the course of the Transactions. Neither Parent, its Subsidiaries, nor any other Person will have or be subject to any liability to Company or to any other Person resulting from the distribution to the Company, or the Company’s use of, such information, including any information, documents, projections, forecasts or other material made available to the Company in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Transactions, in each case, unless such material or information is otherwise the subject of any representation or warranty herein or as set forth in the Parent’s officer’s certificate to be delivered to the Company pursuant to Section 6.3(c). Notwithstanding the foregoing, nothing in this Section 4.33 shall limit the Company’s remedies with respect to claims of Fraud.
(b)   The Parent Parties acknowledge and agree that the representations and warranties by the Company set forth in this Agreement constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions, and the Parent Parties understand, acknowledge and agree that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.
Article V
COVENANTS
Section 5.1   Conduct of Business.
(a)   Conduct of Business by the Company.   During the period from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.1, except (x) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as required by applicable Law or (z) as expressly required or permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (A) use reasonable best efforts to carry on its business in the ordinary course of business consistent with past practice in all material respects and (B) to the extent consistent therewith, use commercially reasonable efforts to preserve intact in all material respects its business organization, preserve its assets, rights and properties in good repair and condition, keep available in all material respects the services of its current officers, employees and consultants, preserve its goodwill and maintain satisfactory relationships with material customers, material suppliers, material licensors, material licensees, material distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (1) as set forth in Section 5.1(a) of the Company Disclosure Letter, (2) as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as required by applicable Law, or (4) as expressly required or permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of the Company to the Company or any other direct or indirect wholly owned Subsidiary of the Company, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;
(ii)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of shares of Company Common Stock, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares (x) by its direct or indirect wholly-owned Subsidiary to it or another of its direct or indirect wholly-owned Subsidiaries, (y) of Company Common Stock in respect of Company Stock Awards outstanding as of the date of this Agreement, or (z) of Company Common Stock granted in accordance with Section 5.1(a)(xv) in each of clauses (y) and (z), in accordance with their terms and, as applicable, the plan documents as in effect on the date of this Agreement);

(iii)   amend or otherwise change, or authorize or propose to amend or otherwise change, the Company Organizational Documents;
(iv)   directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to the Company and its Subsidiaries, in each case other than (1) transactions solely between the Company and its wholly-owned Subsidiaries or solely among wholly-owned Subsidiaries of the Company, (2) acquisitions as to which the aggregate amount of the consideration paid or transferred by the Company and its Subsidiaries in connection with any such acquisition would not exceed $25,000,000 or (3) in the case of clause (B), the acquisition of supplies or materials from vendors in the ordinary course of business consistent with past practice;
(v)   directly or indirectly (including by merger or consolidation with any Person) sell, lease, swap, exchange, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, in each case other than (A) sales, leases, exchanges, swaps or dispositions for which the consideration is less than $15,000,000 in the aggregate, or (B) the sale, assignment, transfer, lease, license or other disposition of assets or equipment that is surplus, obsolete or replaced in the ordinary course of business consistent with past practice;
(vi)   adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than transactions among wholly-owned Subsidiaries of the Company;
(vii)   (A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, or amend, modify or refinance any such indebtedness (other than (1) indebtedness incurred by the Company that is owed to any wholly-owned Subsidiary of the Company or by any Subsidiary of the Company that is owed to the Company or any wholly-owned Subsidiary of the Company, (2) guarantees by the Company of indebtedness for borrowed money of any wholly-owned Subsidiary of the Company and guarantees by any Subsidiary of the Company of indebtedness for borrowed money of the Company or any other wholly-owned Subsidiary of the Company or (3) indebtedness incurred or repaid or prepaid under the Company Credit Agreement in the ordinary course of business, including scheduled principal and interest payments required thereunder) or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than (1) the Company or any direct or indirect wholly-owned Subsidiary of the Company or (2) employee advances for reimbursable business expenses in the ordinary course of business consistent with past practice);
(viii)   other than as contemplated by the capital expenditures budget made available to Parent prior to the date hereof, incur or commit to incur any capital expenditures for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $2,000,000 or in the aggregate in excess of $3,000,000 (other than (A) maintenance capital expenditures reasonably necessary to maintain, repair or replace existing assets in the ordinary course of business consistent with past practice, (B) capital expenditures to repair damage resulting from insured casualty events or (C) capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment (provided, that the Company shall notify Parent in writing of any such emergency expenditure as soon as reasonably practicable)); provided, however, that any capital expenditures in respect of the matters set forth on Section 5.1(a)(viii)(1) of the Company Disclosure Letter shall require the prior written consent of Parent;
(ix)   (A) cancel any Indebtedness owed to the Company or any of its Subsidiaries or (B) waive or release any material right held by the Company or any of its Subsidiaries;
(x)   other than in the ordinary course of business consistent with past practice with respect to customer or supplier Contracts (provided, that any such Contract does not contain a “take-or-pay” clause or any similar material prepayment or forward sale arrangement), (A) affirmatively waive, release, or assign any material rights or material claims under any Company Material Contract, (B) modify, amend, terminate (other than expiration in accordance with its terms) or cancel or affirmatively renew or affirmatively extend any Company Material Contract (other than intercompany transactions, agreements or arrangements or hedging contracts and other than any modification, termination or renewal that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole) or (C) other than with respect to any purchase orders, amendments or similar agreements in the ordinary course of business consistent with past practice, enter into any Contract (other than Contracts entered into or in connection with any action taken in compliance with or permitted under this Section 5.1(a) that, if in effect on the date hereof, would be a Company Material Contract);
(xi)   initiate, compromise, settle or agree to settle any Action (other than (A) compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages (to the extent not covered by insurance) not in excess of $3,000,000 individually or $5,000,000 in the aggregate, in any case as would not result in any restriction on future activity or conduct of, or the admission of wrongdoing by, the Company or any of its Subsidiaries or (B) compromises, settlements or agreements permitted by Section 5.11);
(xii)   change its material financial or tax accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable Law or SEC rules and regulations, or revalue any of its material assets;
(xiii)   settle or compromise any material liability for Taxes; file any material amended Tax Return or claim for a material Tax refund; make, revoke or modify any material Tax election; enter into any voluntary disclosure program with any Tax authority or initiate any similar procedure; except to the extent otherwise required by applicable Law, file any material Tax Return other than on a basis consistent with past practice; consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes; grant any power of attorney with respect to Taxes other than on a basis consistent with past practice; enter into any material Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, Tax holiday or any closing or other similar agreement; or change any material method of accounting for Tax purposes;
(xiv)   change its fiscal year;
(xv)   except as required by the terms of any Company Plan as in effect on the date of this Agreement, as expressly permitted under this Agreement or as required by applicable Law, (A) grant any current or former employee, director, officer or other individual service provider any new compensation, bonus or other benefits, or any increase in existing compensation, bonus or other benefits, other than annual increases in annual base salary and target annual bonus in the ordinary course of business consistent with past practice with respect to employees with an annual base compensation of less than $250,000, (B) grant to any current or former employee, director, officer or other individual service provider any severance, change in control or termination pay, or make any modifications or increases thereto, (C) grant or amend any Company Stock Award, (D) adopt, enter into or amend any Collective Bargaining Agreement, (E) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company Plan or other Contract or (F) adopt any new material employee benefit or compensation plan or arrangement or amend, modify or terminate any existing material Company Plan;
(xvi)   hire or engage any employees or other individual service providers earning more than $250,000 in annual base compensation, other than to replace any such employee or individual service provider whose employment has terminated prior to the date hereof or as otherwise permitted hereunder;
(xvii)   terminate any employee or other individual service provider with more than $250,000 in annual base compensation or otherwise cause any such individual to resign, in each case other than for cause or poor performance (documented in accordance with the Company’s past practices);

(xviii)   fail to use reasonable best efforts to keep in force in all material respects all material insurance policies or replacement or revised policies regarding material insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as currently in effect, to the extent commercially reasonable in the Company’s business judgment in light of prevailing conditions in the insurance market;
(xix)   renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of the Company and its Subsidiaries, taken as a whole;
(xx)   enter into any new line of business in any material respect (other than in connection with an acquisition of a business or assets otherwise not restricted by this Section 5.1(a));
(xxi)   enter into any lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $1,000,000;
(xxii)   sell, assign or transfer all or any portion of the Company Owned IP that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole; grant any licenses of Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, except for non-exclusive licenses of Company Owned IP granted in the ordinary course of business consistent with past practice; abandon or cease to prosecute or maintain any of the Registered Company Owned IP or any other Intellectual Property that is material to the conduct of the businesses of the Company and its Subsidiaries, taken as a whole; or
(xxiii)   enter into any legally binding commitment with respect to the foregoing actions.
(b)   Conduct of Business by Parent.   During the period from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Section 7.1, except (x) as consented to in writing in advance by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as required by applicable Law or (z) as expressly required or permitted by this Agreement, Parent shall, and shall cause each of its Subsidiaries to, (A) use reasonable best efforts to carry on its business in the ordinary course of business consistent with past practice in all material respects and (B) to the extent consistent therewith, use commercially reasonable efforts to preserve intact in all material respects its business organization, preserve its assets, rights and properties in good repair and condition, keep available in all material respects the services of its current officers, employees and consultants, preserve its goodwill and maintain satisfactory relationships with material customers, material suppliers, material licensors, material licensees, material distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (1) as set forth in Section 5.1(b) of the Parent Disclosure Letter, (2) as consented to in writing in advance by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as required by applicable Law, or (4) as expressly required or permitted by this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to:
(i)   (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly-owned Subsidiary of Parent to Parent or any other direct or indirect wholly owned Subsidiary of Parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of Parent or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;
(ii)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for or exercisable for any such shares or other equity interests, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of Parent on a deferred basis or other rights linked to the value of shares of Parent Common Stock, including pursuant to Contracts as in effect on the date hereof (other than the issuance of shares (x) by its direct or indirect wholly-owned Subsidiary to it or another of its direct or indirect wholly-owned Subsidiaries, (y) in respect of equity-based awards outstanding as of the date of this Agreement, or (z) granted in accordance with Section 5.1(b)(xv) in each of clauses (y) and (z), in accordance with their terms and, as applicable, the plan documents as in effect on the date of this Agreement);
(iii)   amend or otherwise change, or authorize or propose to amend or otherwise change the Parent Organizational Documents;
(iv)   directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to Parent and its Subsidiaries, in each case other than (1) transactions solely between Parent and its wholly-owned Subsidiaries or solely among wholly-owned Subsidiaries of Parent, (2) acquisitions as to which the aggregate amount of the consideration paid or transferred by Parent and its Subsidiaries in connection with any such acquisition would not exceed $25,000,000 or (3) in the case of clause (B), the acquisition of supplies or materials from vendors in the ordinary course of business consistent with past practice;
(v)   directly or indirectly (including by merger or consolidation with any Person) sell, lease, swap, exchange, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, in each case other than (A) sales, leases, exchanges, swaps or dispositions for which the consideration is less than $15,000,000 in the aggregate or (B) the sale, assignment, transfer, lease, license or other disposition of assets or equipment that is surplus, obsolete or replaced in the ordinary course of business consistent with past practice;
(vi)   adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than transactions among wholly-owned Subsidiaries of Parent;
(vii)   (A) incur, create, assume or otherwise become liable for, or repay or prepay, any indebtedness for borrowed money, or amend, modify or refinance any such indebtedness (other than (1) indebtedness incurred by Parent that is owed to any wholly-owned Subsidiary of Parent or by any Subsidiary of Parent that is owed to Parent or any wholly-owned Subsidiary of Parent, (2) guarantees by Parent of indebtedness for borrowed money of any wholly-owned Subsidiary of Parent and guarantees by any Subsidiary of Parent of indebtedness for borrowed money of Parent or any other wholly-owned Subsidiary of Parent, (3) indebtedness incurred or repaid or prepaid under the Parent Credit Agreement either (x) in the ordinary course of business, including scheduled principal and interest payments required thereunder, or (y) where the proceeds are used to fund all or a portion of the cash payments required to be made by Parent under this Agreement, (4) the Financing for the Financing Uses or (5) a Capital Markets Issuance for the Financing Uses) or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than (1) Parent or any direct or indirect wholly-owned Subsidiary of Parent, or (2) employee advances for reimbursable business expenses in the ordinary course of business consistent with past practice);
(viii)   other than as contemplated by the capital expenditures budget made available to the Company prior to the date hereof, incur or commit to incur any capital expenditures for which the aggregate cash consideration paid or payable in any individual transaction is in excess of $2,000,000 or in the aggregate in excess of $3,000,000 (other than (A) maintenance capital expenditures reasonably necessary to maintain, repair or replace existing assets in the ordinary course of business consistent with past practice, (B) capital expenditures to repair damage resulting from insured casualty events, or (C) capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment (provided, that Parent shall notify the Company in writing of any such emergency expenditure as soon as reasonably practicable));
(ix)   (A) cancel any Indebtedness owed to Parent or any of its Subsidiaries or (B) waive or release any material right held by Parent or any of its Subsidiaries;
(x)   other than in the ordinary course of business consistent with past practice with respect to customer or supplier Contracts (provided, that any such Contract does not contain a “take-or-pay” clause or any similar material prepayment or forward sale arrangement), (A) affirmatively waive, release, or assign any material rights or material claims under any Parent Material Contract, (B) modify, amend, terminate (other than expiration in accordance with its terms) or cancel or affirmatively renew or affirmatively extend any Parent Material Contract (other than intercompany transactions, agreements or arrangements or hedging Contracts and other than any modification, termination or renewal that would not reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole) or (C) other than with respect to any purchase orders, amendments or similar agreements in the ordinary course of business consistent with past practice, enter into any Contract (other than Contracts entered into or in connection with any action taken in compliance with or permitted under this Section 5.1(b) that, if in effect on the date hereof, would be a Parent Material Contract);
(xi)   initiate, compromise, settle or agree to settle any Action (other than (A) compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages (to the extent not covered by insurance) not in excess of $3,000,000 individually or $5,000,000 in the aggregate, in any case as would not result in any restriction on future activity or conduct of, or the admission of wrongdoing by, Parent or any of its Subsidiaries or (B) compromises, settlements or agreements permitted by Section 5.11);
(xii)   change its material financial or tax accounting methods, principles or practices, except insofar as may be required by a change in GAAP or applicable Law or SEC rules and regulations, or revalue any of its material assets;
(xiii)   settle or compromise any material liability for Taxes; file any material amended Tax Return or claim for a material Tax refund; make, revoke or modify any material Tax election; enter into any voluntary disclosure program with any Tax authority or initiate any similar procedure; except to the extent otherwise required by applicable Law, file any material Tax Return other than on a basis consistent with past practice; consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes; grant any power of attorney with respect to Taxes other than on a basis consistent with past practice; enter into any material Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, Tax holiday or any closing or other similar agreement; or change any material method of accounting for Tax purposes;
(xiv)   change its fiscal year;
(xv)   except as required by the terms of any Parent Plan as in effect on the date of this Agreement, as expressly permitted under this Agreement or as required by applicable Law, (A) grant any current or former employee, director, officer or other individual service provider any new compensation, bonus or other benefits, or any increase in existing compensation, bonus or other benefits, other than annual increases in annual base salary and target annual bonus in the ordinary course of business consistent with past practice with respect to employees with an annual base compensation of less than $250,000, (B) grant to any current or former employee, director, officer or other individual service provider any severance, change in control or termination pay, or make any modifications or increases thereto, (C) grant or amend any Parent Stock Award, (D) adopt, enter into or amend any Collective Bargaining Agreement, (E) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Parent Plan or other Contract or (F) adopt any new material employee benefit or compensation plan or arrangement or amend, modify or terminate any existing material Parent Plan;

(xvi)   hire or engage any employees or other individual service providers earning more than $250,000 in annual base compensation, other than to replace any such employee or individual service provider whose employment has terminated prior to the date hereof or as otherwise permitted hereunder;
(xvii)   terminate any employee or other individual service provider with more than $250,000 in annual base compensation or otherwise cause any such individual to resign, in each case other than for cause or poor performance (documented in accordance with Parent’s past practices);
(xviii)   fail to use reasonable best efforts to keep in force in all material respects all material insurance policies or replacement or revised policies regarding material insurance coverage with respect to the assets, operations and activities of Parent and its Subsidiaries as currently in effect, to the extent commercially reasonable in Parent’s business judgment in light of prevailing conditions in the insurance market;
(xix)   renew or enter into any non-compete, exclusivity, non-solicitation or similar agreement that would restrict or limit, in any material respect, the operations of Parent and its Subsidiaries, taken as a whole;
(xx)   enter into any new line of business in any material respect (other than in connection with an acquisition of a business or assets otherwise not restricted by this Section 5.1(b));
(xxi)   enter into any lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $1,000,000;
(xxii)   sell, assign or transfer all or any portion of the Parent Owned IP that is material to the conduct of the business of Parent and its Subsidiaries, taken as a whole; grant any licenses of Intellectual Property that is material to the conduct of the business of Parent and its Subsidiaries, taken as a whole, except for non-exclusive licenses of Parent Owned IP granted in the ordinary course of business consistent with past practice; abandon or cease to prosecute or maintain any of the Registered Parent Owned IP or any other Intellectual Property that is material to the conduct of the businesses of the Parent and its Subsidiaries, taken as a whole; or
(xxiii)   enter into any legally binding commitment with respect to the foregoing actions.
Section 5.2   No Solicitation by Company.
(a)   Except as permitted by this Section 5.2, the Company shall not, and shall not permit or authorize any of its Subsidiaries or its or their respective directors and officers to, and shall use reasonable best efforts to cause any other Representatives of the Company or any of its Subsidiaries not to, directly or indirectly: (i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer regarding, or the making or submission of any proposal or offer that constitutes, a Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person (other than Representatives of the Company or any of its Subsidiaries) regarding, or furnish to any Person (other than Representatives of the Company or any of its Subsidiaries) any information or data with respect to, any Company Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. Except as permitted by this Section 5.2, the Company shall, and shall cause each of its Subsidiaries and its or their directors and officers and shall use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to: (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal made by such Person and immediately terminate all physical and electronic data room access previously granted to any such Person and (B) promptly (and in any event within two (2) Business Days) after the execution of this Agreement, request from each Person that has executed a confidentiality agreement in connection with a Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal that remains in effect the prompt return or destruction of all confidential information previously furnished with respect to such confidentiality agreement. The Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party; provided, however, that prior to, but not after, obtaining the Company Stockholder Approval, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision or any provision restricting the number or type of representatives, joint bidding or financing, the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, the Company shall be permitted to waive, without Parent’s prior written consent, such “standstill” or other provision to the extent reasonably necessary to permit such third party to engage in discussions with the Company (subject to the limitations set forth in this Section 5.2), to evaluate or arrange financing for any Company Acquisition Proposal or to make or participate in a Company Acquisition Proposal. Notwithstanding the foregoing or anything else in this Agreement to the contrary, if at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (1) the Company or any of its Representatives receives a written Company Acquisition Proposal that the Company Board (or any committee thereof) believes in good faith to be bona fide, (2) such Company Acquisition Proposal did not result from a material breach of this Section 5.2(a), (3) the Company Board (or any committee thereof) determines in good faith (after consultation with outside counsel and its financial advisor) that such Company Acquisition Proposal constitutes or would reasonably be expected to lead to a Company Superior Proposal and (4) the Company Board (or any committee thereof) determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clauses (x) or (y) below would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal or any of its Representatives; provided, that any non-public information shall be shared subject to an Acceptable Confidentiality Agreement with such Person, and (y) participate in discussions or negotiations with the Person or group of Persons and its or their representatives and financing sources making such Company Acquisition Proposal and otherwise assist or facilitate any such discussions or negotiations. The Company agrees that any non-public diligence information provided to any such Person or group of Persons shall have been previously provided to Parent or shall be provided to Parent within twenty four (24) hours of providing to any such Person. Notwithstanding anything to the contrary in this Section 5.2(a), if at any time after the date of this Agreement and prior to the Company Stockholder Approval, the Company receives a Company Acquisition Proposal from any Person or group of Persons that did not result from a material breach of this Section 5.2(a), the Company or the Company Board (or any committee thereof), directly or indirectly, including through any of the Company’s directors, officers or other Representatives, may contact such Person or group of Persons in writing: (I) solely to clarify the terms and conditions of such offer, inquiry or proposal to determine whether such offer, inquiry or proposal constitutes or would be reasonably expected to lead to a Company Superior Proposal, (II) requesting that any Company Acquisition Proposal made orally be made in writing or (III) notifying any Person or group of Persons or its or their Representatives of the provisions of this Section 5.2.
(b)   Subject to the permitted actions contemplated by Section 5.2(c), neither the Company Board nor any committee thereof shall:
(i)   (A) withdraw (or modify or qualify in any manner adverse to Parent or the Merger Subs) the recommendation or declaration of advisability by the Company Board or any such committee of this Agreement or the Transactions, (B) recommend or otherwise declare advisable the approval by the Company Stockholders of any Company Acquisition Proposal, or (C) publicly resolve, agree or propose to take any such actions (each such action set forth in this Section 5.2(b)(i), except as expressly contemplated by Section 5.2(i), being referred to herein as a “Company Adverse Recommendation Change”); or
(ii)   cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract, except for an Acceptable Confidentiality Agreement (each, an “Alternative Acquisition Agreement”), in each case, to effect any Company Acquisition Proposal, or resolve, agree or propose to take any such actions.

(c)   Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board (or any committee thereof) may, if the Company Board (or any committee thereof) determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 5.2(c): (i) make a Company Adverse Recommendation Change in response to a Company Intervening Event or (ii) make a Company Adverse Recommendation Change in response to a Company Acquisition Proposal that the Company Board (or any committee thereof) has determined in good faith (after consultation with outside counsel and its financial advisor) constitutes a Company Superior Proposal and/or approve and cause the Company to enter into a definitive agreement to effect such Company Acquisition Proposal and terminate this Agreement pursuant to Section 7.1(d)(iv); provided, however, that neither the Company Board nor any committee thereof may take the actions contemplated by the foregoing clause (ii) unless:
(A)   the Company notifies Parent in writing at least four (4) Business Days before taking that action of the intention of the Company Board (or any committee thereof) to do so, and specifies the terms and conditions of, and the identity of the Person making, such Company Superior Proposal (including the consideration offered therein), and contemporaneously furnishes an unredacted copy (if any) of the proposed definitive Alternative Acquisition Agreement, the proposed financing commitment letters (subject to customary redaction) and any other agreements that such definitive Alternative Acquisition Agreement contemplates that the Company will enter into with such Person in connection with such Alternative Acquisition Agreement substantially simultaneously with the execution of such definitive agreement to effect such Company Superior Proposal (it being understood and agreed that any amendment to the financial or other material terms of such Company Superior Proposal shall require a new written notice by the Company and a new notice period; provided, that such notice period shall be shortened to three (3) Business Days); and
(B)   if Parent makes a proposal during such four (4) or three (3) Business Day period, as applicable, to adjust the terms and conditions of this Agreement, the Company Board (or any committee thereof), after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Company Superior Proposal continues to be a Company Superior Proposal and that the failure to make a Company Adverse Recommendation Change or take such other actions as contemplated by clause (ii) of Section 5.2(c) above would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;
provided, further, that neither the Company Board nor any committee thereof may make a Company Adverse Recommendation Change in response to a Company Intervening Event unless:
(1)   the Company notifies Parent in writing at least four (4) Business Days before the Company Board (or any committee thereof) makes a Company Adverse Recommendation Change with respect to such Company Intervening Event of the intention of the Company Board (or any committee thereof) to do so and specifies the reasons therefor; and
(2)   if Parent makes a proposal during such four (4) Business Day period to adjust the terms and conditions of this Agreement, the Company Board (or any committee thereof), after taking into consideration the adjusted terms and conditions of this Agreement as proposed by Parent, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that the failure to make such Company Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(d)   During the four (4) or three (3) Business Day period, as applicable, prior to its effecting a Company Adverse Recommendation Change as referred to above, the Company shall, and shall direct its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the Transactions proposed by Parent. Notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement is being terminated in accordance with its terms (including the payment of any Parent Termination Fee required to be paid pursuant to Section 7.3). It is understood and agreed that none of the public disclosure of receipt of a Company Acquisition Proposal or the delivery of a notice pursuant to Section 5.2(c) (nor the public disclosure that such a notice has been delivered) shall in and of itself constitute a Company Adverse Recommendation Change.
(e)   In addition to the obligations of the Company set forth in Section 5.2(a), Section 5.2(b), Section 5.2(c) and Section 5.2(d), the Company promptly (and in any event within twenty four (24) hours of receipt) shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives a Company Acquisition Proposal or any proposal or offer that is or would reasonably be expected to lead to a Company Acquisition Proposal, in each case, together with a description of the material terms and conditions of any such Company Acquisition Proposal or proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person, except that the Company shall not be required to provide the identity of such Person if doing so would violate the express terms of any confidentiality agreement to which the Company is a party as of the date hereof (provided, that the Company shall inform Parent as to the general identity of such Person in a manner that would not result in a breach of such confidentiality agreement, including whether such Person is a strategic acquiror or financial sponsor). The Company shall keep Parent informed (orally and in writing) in all material respects on a timely basis of the status of any negotiations with any Person making a Company Acquisition Proposal and terms (including informing Parent within twenty four (24) hours after the occurrence of any material amendment or modification, it being understood and agreed that any change to the consideration payable to the Company Stockholders is material) of any such Company Acquisition Proposal, proposal or offer, including furnishing copies of any written proposals or offers, or drafts of written agreements to effect such Company Acquisition Proposal or term sheets or similar documents if they contain any material terms with respect to such Company Acquisition Proposal, for any such agreement, proposal or offer, in each case, exchanged between the Company and its Representatives and, on the one hand, and the Person or group making such Company Acquisition Proposal, proposal or offer, on the other hand.
(f)   The Company agrees that any violation of the restrictions set forth in this Section 5.2 by any Representative (to the extent acting in its authorized capacity at the direction of the Company) of the Company or any of its Subsidiaries shall be deemed to be a breach of this Agreement by the Company.
(g)   The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 5.2 and represents that neither it nor any of its Subsidiaries is a party to any such agreement.
(h)   The Company shall not take any action to exempt any Person (other than the Parent Parties and their respective Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing.
(i)   Nothing contained in Section 5.2(a) shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any other disclosure related to a Company Acquisition Proposal, including to the Company Stockholders, required by Law or that the Company Board determines in good faith (after consultation with the Company’s outside legal counsel) that the failure to so disclose would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that (A) unless such disclosure is a Company Adverse Recommendation Change, such disclosure shall state that the Company Board has not changed the Company Recommendation and (B) none of the Company or the Company Board (or any committee thereof) shall make a Company Adverse Recommendation Change without complying with Section 5.2(c).
(j)   For purposes of this Agreement:

(i)   ”Company Acquisition Proposal” means any proposal or offer from a third party with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (A) assets or businesses of the Company and its Subsidiaries that generate 20% or more of the net revenues or net income on a consolidated basis (for the one-year period ending on the last day of the Company’s most recently completed fiscal quarter) (based on the most recent audited consolidated balance sheet of the Company) or that represent 20% or more of the total assets (based on the most recent audited consolidated balance sheet of the Company) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 20% or more of Company Common Stock or voting securities of the Company or any resulting parent company, in each case other than the Transactions;
(ii)   ”Company Superior Proposal” means any bona fide written Company Acquisition Proposal that the Company Board determines, in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including financing terms), the identity of the Person making the proposal and all other factors the Company Board determines are relevant, that (A) the terms of which, if consummated, are more favorable from a financial point of view to the Company Stockholders than the Transactions (including any adjustment to the terms and conditions proposed by Parent in response to such proposal pursuant to Section 5.2(c)) and (B) is reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Company Superior Proposal,” references in the term “Company Acquisition Proposal” to “20%” shall be deemed to be references to “50%”; and
(iii)   ”Company Intervening Event” means a material event, fact, occurrence, change or circumstance that was not known or reasonably foreseeable to the Company Board prior to the execution of this Agreement (or if known, the consequences or materiality of which were not known or reasonably foreseeable), which event, fact, occurrence, change or circumstance, or any material consequence or materiality thereof, becomes known to the Company Board prior to the receipt of the Company Stockholder Approval that does not relate to (A) a Company Acquisition Proposal or (B) any changes in the price of Parent Common Stock or Company Common Stock (provided, however, that the underlying reasons for such changes may constitute a Company Intervening Event unless excluded by any other exclusion in this definition).
Section 5.3   No Solicitation by Parent.
(a)   Except as permitted by this Section 5.3, Parent shall not, and shall not permit or authorize any of its Subsidiaries or its or their respective directors and officers to, and shall use reasonable best efforts to cause any other Representatives of Parent or any of its Subsidiaries not to, directly or indirectly: (i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate any inquiry, proposal or offer regarding, or the making or submission of any proposal or offer that constitutes, a Parent Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to any Parent Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person (other than Representatives of Parent or any of its Subsidiaries) regarding, or furnish to any Person (other than Representatives of Parent or any of its Subsidiaries) any information or data with respect to, any Parent Acquisition Proposal or (iii) resolve, agree or propose to do any of the foregoing. Except as permitted by this Section 5.3, Parent shall, and shall cause each of its Subsidiaries and its or their directors and officers and shall use reasonable best efforts to cause the other Representatives of Parent and its Subsidiaries to: (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Parent Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal made by such Person and immediately terminate all physical and electronic data room access previously granted to any such Person and (B) promptly (and in any event within two (2) Business Days) after the execution of this Agreement, request from each Person that has executed a confidentiality agreement in connection with a Parent Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal that remains in effect the prompt return or destruction of all confidential information previously furnished with respect to such confidentiality agreement. Parent shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party; provided, however, that prior to, but not after, obtaining the Parent Stockholder Approval, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision or any provision restricting the number or type of representatives, joint bidding or financing, the Parent Board determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, Parent shall be permitted to waive, without the Company’s prior written consent, such “standstill” or other provision to the extent reasonably necessary to permit such third party to engage in discussions with Parent (subject to the limitations set forth in this Section 5.3), to evaluate or arrange financing for any Parent Acquisition Proposal or to make or participate in a Parent Acquisition Proposal. Notwithstanding the foregoing or anything else in this Agreement to the contrary, if at any time following the date of this Agreement and prior to obtaining the Parent Stockholder Approval, (1) Parent or any of its Representatives receives a written Parent Acquisition Proposal that the Parent Board (or any committee thereof) believes in good faith to be bona fide, (2) such Parent Acquisition Proposal did not result from a material breach of this Section 5.3(a), (3) the Parent Board (or any committee thereof) determines in good faith (after consultation with outside counsel and its financial advisor) that such Parent Acquisition Proposal constitutes or would reasonably be expected to lead to a Parent Superior Proposal, and (4) the Parent Board (or any committee thereof) determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clauses (x) or (y) below would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, then Parent may (x) furnish information with respect to Parent and its Subsidiaries to the Person making such Parent Acquisition Proposal or any of its Representatives; provided, that any non-public information shall be shared subject to an Acceptable Confidentiality Agreement with such Person, and (y) participate in discussions or negotiations with the Person or group of Persons and its or their representatives and financing sources making such Parent Acquisition Proposal and otherwise assist or facilitate any such discussions or negotiations. Parent agrees that any non-public diligence information provided to any such Person or group of Persons shall have been previously provided to the Company or shall be provided to the Company within twenty four (24) hours of providing to any such Person. Notwithstanding anything to the contrary in this Section 5.3, if at any time after the date of this Agreement and prior to the Parent Stockholder Approval, Parent receives a Parent Acquisition Proposal from any Person or group of Persons that did not result from a material breach of this Section 5.3(a), Parent or the Parent Board (or any committee thereof), directly or indirectly, including through any of Parent’s directors, officers or other Representatives, may contact such Person or group of Persons in writing: (I) solely to clarify the terms and conditions of such offer, inquiry or proposal to determine whether such offer, inquiry or proposal constitutes or would be reasonably expected to lead to a Parent Superior Proposal, (II) requesting that any Parent Acquisition Proposal made orally be made in writing or (III) notifying any Person or group of Persons or its or their Representatives of the provisions of this Section 5.3.
(b)   Subject to the permitted actions contemplated by Section 5.3(c), neither the Parent Board nor any committee thereof shall:
(i)   (A) withdraw (or modify or qualify in any manner adverse to the Company) the recommendation or declaration of advisability by the Parent Board or any such committee of this Agreement or the Transactions, (B) recommend or otherwise declare advisable the approval by the Parent Stockholders of any Parent Acquisition Proposal, or (C) publicly resolve, agree or propose to take any such actions (each such action set forth in this Section 5.3(b)(i), except as expressly contemplated by Section 5.3(i), being referred to herein as a “Parent Adverse Recommendation Change”); or
(ii)   cause or permit Parent or any of its Subsidiaries to enter into any Alternative Acquisition Agreement, in each case, to effect any Parent Acquisition Proposal, or resolve, agree or propose to take any such actions.
(c)   Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Parent Stockholder Approval, the Parent Board (or any committee thereof) may,

if the Parent Board (or any committee thereof) determines in good faith (after consultation with outside counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by the Company pursuant to this Section 5.3(c): (i) make a Parent Adverse Recommendation Change in response to a Parent Intervening Event or (ii) make a Parent Adverse Recommendation Change in response to a Parent Acquisition Proposal that the Parent Board (or any committee thereof) has determined in good faith (after consultation with outside counsel and its financial advisor) constitutes a Parent Superior Proposal and/or approve and cause Parent to enter into a definitive agreement to effect such Parent Acquisition Proposal and terminate this Agreement pursuant to Section 7.1(c)(iv); provided, however, that neither the Parent Board nor any committee thereof may take the actions contemplated by the foregoing clause (ii) unless:
(A)   Parent notifies the Company in writing at least four (4) Business Days before taking that action of the intention of the Parent Board (or any committee thereof) to do so, and specifies the terms and conditions of, and the identity of the Person making, such Parent Superior Proposal (including the consideration offered therein), and contemporaneously furnishes an unredacted copy (if any) of the proposed definitive Alternative Acquisition Agreement, the proposed financing commitment letters (subject to customary redaction) and any other agreements that such definitive Alternative Acquisition Agreement contemplates that Parent will enter into with such Person in connection with such Alternative Acquisition Agreement substantially simultaneously with the execution of such definitive agreement to effect such Parent Superior Proposal (it being understood and agreed that any amendment to the financial or other material terms of such Parent Superior Proposal shall require a new written notice by Parent and a new notice period; provided, that such notice period shall be shortened to three (3) Business Days); and
(B)   if the Company makes a proposal during such four (4) or three (3) Business Day period to adjust the terms and conditions of this Agreement, the Parent Board (or any committee thereof), after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that such Parent Superior Proposal continues to be a Parent Superior Proposal and that the failure to make a Parent Adverse Recommendation Change or take such other actions as contemplated by clause (ii) of Section 5.3(c) above would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law;
provided, further, that neither the Parent Board nor any committee thereof may make a Parent Adverse Recommendation Change in response to a Parent Intervening Event unless:
(1)   Parent notifies the Company in writing at least four (4) Business Days before the Parent Board (or any committee thereof) makes a Parent Adverse Recommendation Change with respect to such Parent Intervening Event of the intention of the Parent Board (or any committee thereof) to do so and specifies the reasons therefor; and
(2)   if the Company makes a proposal during such four (4) Business Day period to adjust the terms and conditions of this Agreement, the Parent Board (or any committee thereof), after taking into consideration the adjusted terms and conditions of this Agreement as proposed by the Company, continues to determine in good faith (after consultation with outside counsel and its financial advisor) that the failure to make such Parent Adverse Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law.
(d)   During the four (4) or three (3) Business Day period, as applicable, prior to its effecting a Parent Adverse Recommendation Change as referred to above, Parent shall, and shall direct its financial and legal advisors to, negotiate with the Company in good faith (to the extent the Company seeks to negotiate) regarding any revisions to the terms of the Transactions proposed by Company. Notwithstanding anything to the contrary contained herein, neither Parent nor any of its Subsidiaries shall enter into any Alternative Acquisition Agreement unless this Agreement is being terminated in accordance with its terms (including the payment of any Company Termination Fee required to be paid pursuant to Section 7.3). It is understood and agreed that none of the public disclosure of receipt of a Parent Acquisition Proposal or the delivery of a notice pursuant to Section 5.3(c) (nor the public disclosure that such a notice has been delivered) shall in and of itself constitute a Parent Adverse Recommendation Change.
(e)   In addition to the obligations of Parent set forth in Section 5.3(a), Section 5.3(b), Section 5.3(c) and Section 5.3(d), Parent promptly (and in any event within twenty four (24) hours of receipt) shall advise the Company in writing in the event Parent or any of its Subsidiaries or Representatives receives a Parent Acquisition Proposal or any proposal or offer that is or would reasonably be expected to lead to a Parent Acquisition Proposal, in each case together with a description of the material terms and conditions of any such Parent Acquisition Proposal or proposal or offer, the identity of the Person making any such indication, inquiry, request, proposal or offer, and a copy of any written proposal, offer or draft agreement provided by such Person, except that Parent shall not be required to provide the identity of such Person if doing so would violate the express terms of any confidentiality agreement to which Parent is a party as of the date hereof (provided, that Parent shall inform the Company as to the general identity of such Person in a manner that would not result in a breach of such confidentiality agreement, including whether such Person is a strategic acquiror or financial sponsor). Parent shall keep the Company informed (orally and in writing) in all material respects on a timely basis of the status of any negotiations with any Person making a Parent Acquisition Proposal and terms (including informing the Company within twenty four (24) hours after the occurrence of any material amendment or modification, it being understood and agreed that any change to the consideration payable to the Parent Stockholders is material) of any such Parent Acquisition Proposal, proposal or offer, including furnishing copies of any written proposals or offers, or drafts of written agreements to effect such Parent Acquisition Proposal or term sheets or similar documents if they contain any material terms with respect to such Parent Acquisition Proposal, for any such agreement, proposal or offer, in each case, exchanged between Parent and its Representatives and, on the one hand, and the Person or group making such Parent Acquisition Proposal, proposal or offer, on the other hand.
(f)   Parent agrees that any violation of the restrictions set forth in this Section 5.3 by any Representative (to the extent acting in its authorized capacity at the direction of Parent) of Parent or any of its Subsidiaries shall be deemed to be a breach of this Agreement by Parent.
(g)   Parent shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict Parent’s ability to comply with any of the terms of this Section 5.3 and represents that neither it nor any of its Subsidiaries is a party to any such agreement.
(h)   Parent shall not take any action to exempt any Person (other than the Company and its Affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provision of any other Takeover Law) or otherwise cause such restrictions not to apply, or agree to do any of the foregoing.
(i)   Nothing contained in Section 5.3(a) shall prohibit Parent from (i) taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any other disclosure related to a Parent Acquisition Proposal, including to the Parent Stockholders, required by Law or that the Parent Board determines in good faith (after consultation with the Parent’s outside legal counsel) that the failure to so disclose would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, that (A) unless such disclosure is a Parent Adverse Recommendation Change, such disclosure shall state that the Parent Board has not changed the Parent Recommendation and (B) none of Parent or the Parent Board (or any committee thereof) shall make a Parent Adverse Recommendation Change without complying with Section 5.3(c).
(j)   For purposes of this Agreement:
(i)   ”Parent Acquisition Proposal” means any proposal or offer from a third party with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (A) assets or businesses of Parent and its Subsidiaries that generate 20% or more of the net revenues or net income on a consolidated basis (for the one-year period ending on the last day of Parent’s most recently completed fiscal quarter) (based on the most recent audited consolidated balance sheet of Parent) or that represent 20% or more of the total assets (based on the most recent audited consolidated balance sheet of Parent) of Parent and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) 20% or more of Parent Common Stock or voting securities of Parent or any resulting parent company, in each case other than the Transactions;
(ii)   ”Parent Superior Proposal” means any bona fide written Parent Acquisition Proposal that the Parent Board determines, in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal (including financing terms), the identity of the Person making the proposal and all other factors the Parent Board determines are relevant, that (A) the terms of which, if consummated, are more favorable from a financial point of view to the Parent Stockholders than the Transactions (including any adjustment to the terms and conditions proposed by the Company in response to such proposal pursuant to Section 5.3(c)) and (B) is reasonably likely of being completed on the terms proposed on a timely basis; provided, that, for purposes of this definition of “Parent Superior Proposal,” references in the term “Parent Acquisition Proposal” to “20%” shall be deemed to be references to “50%”; and
(iii)   ”Parent Intervening Event” means a material event, fact, occurrence, change or circumstance that was not known or reasonably foreseeable to the Parent Board prior to the execution of this Agreement (or if known, the consequences or materiality of which were not known or reasonably foreseeable), which event, fact, occurrence, change or circumstance, or any material consequence or materiality thereof, becomes known to the Parent Board prior to the receipt of the Parent Stockholder Approval that does not relate to (A) a Parent Acquisition Proposal or (B) any changes in the price of Parent Common Stock or Company Common Stock (provided, however, that the underlying reasons for such changes may constitute a Parent Intervening Event unless excluded by any other exclusion in this definition).
Section 5.4   Preparation of Form S-4 and Joint Proxy Statement; Stockholders’ Meetings.
(a)   As promptly as practicable after the date of this Agreement, the Company and Parent shall, in cooperation, (i) prepare a mutually acceptable joint proxy statement (as amended or supplemented from time to time, the “Joint Proxy Statement”) to be sent to the Company Stockholders and the Parent Stockholders relating to (x) the special meeting of the Company Stockholders (the “Company Stockholders Meeting”) to be held to consider the adoption of this Agreement and (y) the special or annual meeting of the Parent Stockholders (the “Parent Stockholders Meeting”) to be held to consider the Stock Issuance and (ii) set a preliminary record date for the Company Stockholders Meeting and the Parent Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith. As promptly as practicable following the date of this Agreement, Parent shall prepare (with the Company’s reasonable cooperation) and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in which the Joint Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Parent Common Stock to be issued in the First Merger. The Company and Parent shall use reasonable best efforts to cause such filing to be made no later than forty five (45) days after the date of this Agreement, to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Parent Common Stock in the First Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. The Company and Parent shall (A) file with the SEC the Joint Proxy Statement and (B) use reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company Stockholders and the Parent Stockholders, in each case, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Other than periodic reports on Form 10-K or Form 10-Q or Current Reports on Form 8-K that are incorporated by reference into the Form S-4 or Joint Proxy Statement to the extent not related to this Agreement or the Transactions, no filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by Parent or the Company, as applicable, without providing the other a reasonable opportunity to review and comment thereon and without the other’s prior approval (which shall not be unreasonably withheld); provided, however, that the Company, in connection with any Company Acquisition Proposal or Company Adverse Recommendation Change, and Parent, in connection with any Parent Acquisition Proposal or Parent Adverse Recommendation Change, may amend or supplement the Joint Proxy Statement (including by incorporation by reference) and make other filings with the SEC without providing such opportunity to review and without such approval. Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice thereof, of the time when the Form S-4 has become effective or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the First Merger for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not contain any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and an appropriate amendment or supplement describing such information shall promptly be filed with the SEC and, to the extent required under applicable Law, disseminated to Company Stockholders and Parent Stockholders; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party hereunder or otherwise affect the remedies available hereunder to any Party.
(b)   As promptly as practicable after the Form S-4 is declared effective under the Securities Act, unless this Agreement has been terminated in accordance with its terms, (x) the Company shall duly call, give notice of, convene and hold the Company Stockholders Meeting solely for the purpose of obtaining the Company Stockholder Approval and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith and (y) Parent shall duly call, give notice of, convene and hold the Parent Stockholders Meeting solely for the purpose of obtaining the Parent Stockholder Approval (and, if the Parent Stockholders Meeting is the 2026 annual meeting of Parent Stockholders, the other matters described in Section 1.7 of the Parent Disclosure Letter) and, in each case, the Company Stockholders Meeting and the Parent Stockholders Meeting shall in any event be no later than forty five (45) calendar days after the SEC declares the Form S-4 effective. The Company and Parent shall use commercially reasonable efforts to hold the Company Stockholders Meeting and the Parent Stockholders Meeting on the same date and at the same time.
(c)   Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Stockholders Meeting solely (i) with the written consent of Parent; (ii) (A) due to the absence of a quorum or (B) if the Company has not received proxies representing a sufficient number of shares for the Company Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; (iii) to the extent required by Law after consultation with Parent; or (iv) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders Meeting; provided, that the Company may not postpone or adjourn the Company Stockholders Meeting more than a total of two times pursuant to clause (ii) of this Section 5.4(c). Notwithstanding the foregoing, the Company shall, at the written request of Parent, to the extent permitted by Law, adjourn the Company Stockholders Meeting to a date specified in writing by Parent due to the absence of a quorum or if the Company has not received proxies representing a sufficient number of shares for the Company Stockholder Approval; provided, that the Company shall not be required to adjourn the Company Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days. Except in the case of a Company Adverse Recommendation Change specifically permitted by Section 5.2(c) or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Company Stockholders Meeting, the Company, through the Company Board, shall (A) recommend to its stockholders that they adopt this Agreement and the Transactions and (B) include such recommendation in the Joint Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that (1) except in the event of a Company Adverse Recommendation Change made in accordance with Section 5.2 or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Company Stockholders Meeting, the Company shall use its reasonable best efforts to solicit proxies to obtain the Company Stockholder Approval and (2) except as provided in the first sentence of this Section 5.4(c), or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Company Stockholders Meeting, its obligations pursuant to Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Company Acquisition Proposal or the occurrence of any Company Adverse Recommendation Change.
(d)   Notwithstanding anything in this Agreement to the contrary, Parent may postpone or adjourn the Parent Stockholders Meeting solely (i) with the written consent of the Company; (ii) (A) due to the absence of a quorum or (B) if Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval, whether or not a quorum is present, to solicit additional proxies; (iii) to the extent required by Law after consultation with the Company; or (iv) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Parent Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent Stockholders prior to the Parent Stockholders Meeting; provided, that Parent may not postpone or adjourn the Parent Stockholders Meeting more than a total of two times pursuant to clause (ii) of this Section 5.4(d). Notwithstanding the foregoing, Parent shall, at the written request of the Company, to the extent permitted by Law, adjourn the Parent Stockholders Meeting to a date specified in writing by the Company due to the absence of a quorum or if Parent has not received proxies representing a sufficient number of shares for the Parent Stockholder Approval; provided, that Parent shall not be required to adjourn the Parent Stockholders Meeting more than one time pursuant to this sentence, and no such adjournment pursuant to this sentence shall be required to be for a period exceeding ten (10) Business Days. Except in the case of a Parent Adverse Recommendation Change specifically permitted by Section 5.3(c) or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Parent Stockholders Meeting, Parent, through the Parent Board, shall (A) recommend to its stockholders that they approve the Stock Issuance and (B) include such recommendation in the Joint Proxy Statement. Without limiting the generality of the foregoing, Parent agrees that (1) except in the event of a Parent Adverse Recommendation Change made in accordance with Section 5.3 or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Parent Stockholders Meeting, Parent shall use its reasonable best efforts to solicit proxies to obtain the Parent Stockholder Approval and (2) except as provided in the first sentence of this Section 5.4(d), or unless this Agreement has been terminated in accordance with Section 7.1 prior to the Parent Stockholders Meeting, its obligations pursuant to Section 5.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Parent or any other Person of any Parent Acquisition Proposal or the occurrence of any Parent Adverse Recommendation Change.
Section 5.5   Access to Information; Confidentiality.
(a)   Subject to applicable Law, each Party shall, and shall cause each of their respective Subsidiaries to, upon reasonable advance written notice by the other Parties, use reasonable best efforts to afford to the other Parties and their respective Representatives reasonable access during normal business hours, during the period commencing on the date hereof and ending as of the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records; provided that such access shall be at the requesting Party’s sole expense, in accordance with applicable Laws, under the supervision of the non-requesting Party or its personnel and in such a manner as to maintain confidentiality and not to unreasonably interfere with the normal operations of the non-requesting party, and, during such period, such Party shall, and shall cause each of its Subsidiaries to, upon the reasonable request of the other Party, use commercially reasonable efforts to furnish promptly to the other Parties, at the requesting Party’s sole expense, (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws and (b) all other information concerning its business, properties and personnel as such other Parties may reasonably request (including Tax Returns filed and those in preparation and the work papers of its auditors); provided, however, that the foregoing shall not require any Party to disclose any information to the extent such disclosure would, in the reasonable judgment of the non-requesting Party, (i) contravene applicable Law, (ii) unreasonably interfere with such Party’s or its Subsidiaries’ business operations, (iii) violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement, (iv) waive the protection of any attorney-client or other legal privilege, or (v) result in the disclosure of any personal information that would expose such Party to the risk of liability; provided, further, that the Company or Parent, as applicable, shall inform the other Party as to the general nature of what is being withheld and the Company and Parent shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments. Each of the Company and Parent, as it reasonably deems advisable and necessary, may reasonably designate competitively sensitive material provided to the other as “Outside Counsel Only Material” or with similar restrictions. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient, or otherwise as the restriction indicates, and be subject to any additional confidentiality or joint defense agreement between the Parties. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement between Parent and the Company dated as of September 25, 2025 (the “Confidentiality Agreement”). No investigation pursuant to this Section 5.5 or information provided, made available or delivered to any Party pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder. Notwithstanding anything to the contrary herein, neither the Company nor Parent, nor any of their respective Subsidiaries or Representatives, directly or indirectly, shall be permitted to conduct any invasive testing, sampling or analysis at any property or facility (commonly known as a Phase II) without the other Party’s prior written consent. Nothing in this Section 5.5 shall require any Party to provide any information to the other Party (or any of its Representatives) relating to any Company Acquisition Proposal, Company Intervening Event, Parent Acquisition Proposal or Parent Intervening Event (which matters are addressed in Section 5.2 and Section 5.3).
(b)   Nothing in this Section 5.5 will be construed to require any Party, its Subsidiaries or any of its or their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information that is not typically prepared in the past practices of such Person.
Section 5.6   Regulatory Approvals; Consents.
(a)   Subject to the terms and conditions set forth in this Agreement (including Section 5.2 and Section 5.3), prior to the Effective Time, each of the Parties agrees to use reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using reasonable best efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Company Material Contract or Parent Material Contract, as applicable, (ii) obtain applicable actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities as are or may become necessary for the consummation of the Transactions, make all necessary registrations, declarations and filings and use reasonable best efforts to obtain an approval or waiver from, or to avoid any Action by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) (provided, that the Company and Parent shall make all filings under the HSR Act within twenty (20) Business Days following the date of this Agreement), and (iii) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement. In furtherance of the foregoing, the Parties shall cooperate in connection with any filing under applicable Law and in connection with resolving any investigation or other inquiry concerning the Mergers commenced by any Governmental Entity with respect to such applicable Laws. Any filing fees payable in connection with any filings with any Governmental Entity with respect to Antitrust Laws shall be paid by Parent.
(b)   Notwithstanding anything to the contrary in this Agreement, the Parties shall consult with each other, take into consideration the views of the other Party in good faith and jointly direct all antitrust strategy in connection with review of the Transactions by any Governmental Entity, or any litigation by, or negotiations with, any Governmental Entity or other Person relating to the Transactions under Antitrust Laws and in all meetings, discussions, and communications with any Governmental Entity relating to obtaining approval under Antitrust Laws for the Transactions. Each of the Parties shall furnish to each other Party such necessary information and reasonable assistance as such other Party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Parent and the Company shall each have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity or third party with respect to the Transactions, and, to the extent practicable under the circumstances, shall provide the other Party and its counsel with the opportunity to participate in any substantive meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection therewith.
(c)   Notwithstanding anything to the contrary in this Section 5.6, in no event shall either Parent or the Company, or any of their respective Affiliates, be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of Parent, the Company or any of their respective Affiliates or, assuming the consummation of the Mergers, the Surviving Company or any of its Affiliates, (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities or (iii) enter into any agreement that in any way limits the ownership or operation of any business of Parent, the Company, the Surviving Company or any of their respective Affiliates, in each case, to resolve objections, if any, as may be asserted with respect to the Transactions under any Antitrust Law (any action described in any of the foregoing clauses (i) through (iii), a “Remedial Action”), in each case, to the extent that such Remedial Action would reasonably be expected to, either individually or in the aggregate with all other Remedial Actions, have a material adverse effect on the business, financial condition or results of operations of Parent, the Company and their respective Subsidiaries, taken as a whole; provided, however, that for this purpose, Parent, the Company and their respective Subsidiaries, taken as a whole, shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is the same size as the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement (any such Remedial Actions having such effect, a “Burdensome Condition”). Notwithstanding the foregoing, at the written request of either Parent or the Company, the other Party shall, and shall cause its Subsidiaries to, agree to take Remedial Actions that would not, individually or in the aggregate with all other Remedial Actions, constitute a Burdensome Condition so long as such action is conditioned upon the occurrence of the Closing and does not become effective unless and until the Closing occurs. Neither Parent nor the Company shall commit to or agree with any Governmental Entity to take or refrain from taking any action that may have the effect of delaying the expiration of the waiting period under the HSR Act or the consummation of the Transactions without first consulting with the other Party in good faith and the other Party consenting in writing to such action, which consent shall not unreasonably be withheld or delayed. Each of Parent and the Company shall not, and shall cause its respective Subsidiaries and Affiliates not to, agree to or consummate any transaction that would reasonably be expected to prevent, materially delay, materially interfere with or materially impair the Closing or the removal of any impediments to the Closing under Antitrust Law.
Section 5.7   Takeover Laws.   The Company and the Company Board shall (a) take no action to cause any Takeover Law to become applicable to this Agreement or the Transactions and (b) if any Takeover Law is or becomes applicable to this Agreement or the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement and the Transactions.
Section 5.8   Notification of Certain Matters.   The Company and Parent shall reasonably promptly notify each other of (a) any material written communication received by such Party from any Governmental Entity that relates to and would reasonably be expected to prevent, materially delay, materially interfere with or materially impair the consummation of the Transactions, (b) any other notice or communication that is substantive and material from any Governmental Entity in connection with the Transactions, (c) any Action commenced or, to such Party’s knowledge, threatened in writing that seeks to enjoin, restrain or otherwise prohibit the consummation of the Transactions or (d) that results or would reasonably be expected to result in any failure of any condition set forth in Article VI to be satisfied hereunder; provided, however, that (i) no such notification shall limit, affect or be deemed to modify any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the Parties hereunder and (ii) the failure to deliver any such notice shall not affect any of the conditions set forth in Article VI or give rise to any right to terminate under Article VII, and no such notice shall cure any breach of, or non-compliance with, any of the other representations, warranties, covenants or agreements of the Parties under this Agreement.
Section 5.9   Indemnification, Exculpation and Insurance.
(a)   From and after the Effective Time, Parent shall indemnify and hold harmless each individual who is a current or former director or officer of the Company or any of its Subsidiaries or who is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, manager, member, trustee, fiduciary, employee or agent of another Person (collectively, the “Indemnified Persons”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that an Indemnified Person is or was a director or officer of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, manager, member, trustee, fiduciary, employee or agent of another Person at or prior to the Effective Time, in each case, for acts or omissions occurring prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company and its Subsidiaries (as applicable) would have been permitted to indemnify such Person (including promptly advancing expenses incurred) under the Company Organizational Documents or the organizational documents of any Subsidiary of the Company, as applicable, and any indemnification agreement between such Indemnified Person, on the one hand, and the Company or its applicable Subsidiary on the other hand, in each case, in effect as of the date hereof (collectively, the “Company Indemnification Agreements”). Without limiting the foregoing, Parent shall (i) maintain, or cause to be maintained, for a period of six (6) years from the Effective Time, provisions in the Parent Organizational Documents or the organizational documents of the Surviving Company (as applicable with respect to the Indemnified Persons) concerning the indemnification and exculpation or exoneration (including provisions relating to expense advancement) of the Indemnified Persons that are no less favorable to those Indemnified Persons than the provisions of the Company Indemnification Agreements, as applicable, and any Company Indemnification Agreements to which such Indemnified Person is a party, in each case, as of the date hereof, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Without limiting the generality of the foregoing, the Parent Parties agree that all rights to indemnification existing in favor of the Indemnified Persons as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Company and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such Indemnified Persons arising out of such acts or omissions, except as otherwise required by applicable Law.

(b)   For a period of six years after the Effective Time, to the extent permitted by applicable Law, Parent shall cause to be maintained in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, that Parent may (i) substitute therefor policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); and provided, further, that in no event shall Parent or the Surviving Company be required to pay annual premiums for insurance under this Section 5.9(b) in excess of 300% of the amount of the annual premiums paid by the Company for fiscal year 2025 for such purpose (which fiscal year 2025 premiums are hereby represented and warranted by the Company to be as set forth in Section 5.9(b) of the Company Disclosure Letter), it being understood that Parent shall nevertheless be obligated to provide as much coverage as may be obtained for such 300% amount.
(c)   In the event that the Parent or the Surviving Company, or any of their respective successors or assigns, (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Company, as the case may be, shall use commercially reasonable efforts to cause proper provision to be made so that the successor and assignee of Parent or the Surviving Company, as the case may be, assumes its obligations set forth in this Section 5.9.
(d)   The provisions of this Section 5.9 shall survive consummation of the Mergers and are intended to be for the benefit of, and will be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives. The provisions in this Section 5.9 are intended to be in addition to the rights otherwise available to any Indemnified Person by Law, charter, statute, bylaw or Contract.
Section 5.10   Stock Exchange Listing.   Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the First Merger, and such other shares of Parent Common Stock to be reserved for issuance in connection with the First Merger, to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Effective Time.
Section 5.11   Stockholder Litigation.   In the event any Action (but excluding any Action under or related to Antitrust Laws, for which Section 5.6 shall control) by any Governmental Entity or other Person (other than the Parties) is commenced or, to the knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Transactions or seeks damages or an injunction in connection therewith, or would otherwise reasonably be expected to prevent, materially delay, materially interfere with or materially impair the consummation of the Transactions, including stockholder litigation (any such Action, “Transaction Litigation”), the Company or Parent, as applicable, shall reasonably promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. Each Party shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation (at such other Party’s cost) and shall consider in good faith, acting reasonably, the other Party’s advice with respect to such Transaction Litigation. Notwithstanding the foregoing, the Party that is subject to such Transaction Litigation or otherwise controlling such Transaction Litigation shall not settle or compromise, or offer to settle or compromise, any Transaction Litigation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).
Section 5.12   Certain Tax Matters.
(a)   Each of Parent and the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to cause the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent and the Company will notify the other Party promptly after becoming aware of any reason to believe that the Mergers, taken together, may not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)   This Agreement is intended to constitute, and the Parties hereto adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The relevant Parties shall treat the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant income Tax purposes, shall file all their Tax Returns consistent with such tax treatment and, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code, take no Tax position inconsistent with such Tax treatment.
(c)   Each of Parent and the Company shall reasonably cooperate and use its reasonable best efforts in order to obtain the opinion of counsel referred to in Section 5.12(d) and any opinions of counsel in respect of Tax matters required to be filed with the SEC in connection with the preparation, filing, and delivery of the Form S-4 or the Joint Proxy Statement. In connection therewith, (i) the Company shall use reasonable best efforts to deliver to each applicable counsel that is rendering an opinion a duly authorized and executed officer’s certificate, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Form S-4 or the Joint Proxy Statement), containing such customary representations as shall be reasonably necessary or appropriate to enable such counsel to render each such required opinion (the “Company Officer’s Tax Certificate”), and (ii) Parent shall use reasonable best efforts to deliver to such counsel a duly authorized and executed officer’s certificate, dated as of the Closing Date (and, if requested, dated as of such additional dates as may be necessary in connection with the preparation, filing and delivery of the Form S-4 or the Joint Proxy Statement), containing such customary representations as shall be reasonably necessary or appropriate to enable such counsel to render each such required opinion (the “Parent Officer’s Tax Certificate”), and Parent and the Company shall provide such other information as reasonably requested by counsel for purposes of rendering the opinion described in Section 5.12(d) (or any opinions to be filed in connection with the Form S-4 or the Joint Proxy Statement).
(d)   Without limiting the foregoing, Parent and the Company shall use reasonable best efforts to permit the Company to receive an opinion from Sidley Austin LLP, counsel to the Company (or if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to the Company), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 5.12(d), such counsel shall have received and may rely upon the Parent Officer’s Tax Certificate and the Company Officer’s Tax Certificate and such other information reasonably requested by and provided to it by Parent or the Company for purposes of rendering such opinion.
Section 5.13   Public Announcements.   Each of the Parent Parties, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Mergers and the other Transactions and shall not issue any such press release or make any public announcement prior to such consultation and review; provided, that each of the Parent Parties, on the one hand, and the Company, on the other hand, (a) may issue any such press release or public statement as may be required by applicable Law, court process or any listing agreement with any national securities exchange or national securities quotation system and (b) may issue public announcements or make other public disclosures regarding this Agreement or the Transactions that are consistent with those previously disclosed in press releases or public statements previously approved by either Party or made by either Party in compliance with this Section 5.13; provided, that the foregoing shall not apply to (i) any disclosure of information concerning this Agreement in connection with any dispute between the Parties regarding this Agreement or (ii) internal announcements to employees that are not made public. The initial press release of the Parties announcing the execution of this Agreement shall be a joint press release of Parent and the Company in a form that is mutually agreed. Notwithstanding anything in this Section 5.13 to the contrary, no Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Company Acquisition Proposal or Parent Acquisition

Proposal, as applicable, and matters related thereto, or a Company Adverse Recommendation Change or Parent Adverse Recommendation Change other than as set forth in Section 5.2 or Section 5.3, as applicable. Prior to making any written communications to any employees of Parent, the Company or their respective Affiliates, pertaining to the treatment of compensation or benefits in connection with the Transactions or employment following the Effective Time, each of the Company and Parent shall provide the other Party with a copy of the intended communication, the receiving Party shall have a reasonable period of time to review and comment on such communication and the providing Party shall give reasonable and good faith consideration to any comments made by the receiving Party with respect thereto.
Section 5.14   Section 16 Matters.   Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be reasonably necessary or appropriate to cause the Transactions, including any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 5.15   Parent Consent.   Immediately following the execution of this Agreement, Parent will, in accordance with applicable Law and the Parent Organizational Documents, in its capacity as the sole stockholder of Merger Sub Inc., deliver to the Company the Sole Stockholder Consent.
Section 5.16   Obligations of Parent.   Parent shall take all action necessary to cause the Merger Subs to perform their respective obligations under this Agreement.
Section 5.17   Treatment of Indebtedness; Debt Financing; Financing Cooperation.
(a)   Prior to the Closing Date, the Company shall, as requested by Parent in writing delivered at least five (5) Business Days prior to any minimum required notice deadline in the applicable agreement, use reasonable best efforts to (i) deliver (or cause to be delivered) notices of the payoff, prepayment, discharge and termination of any outstanding Indebtedness or obligations of the Company and each applicable Subsidiary of the Company as required under the Company Credit Agreement (the amounts outstanding under the Company Credit Agreement, the “Company Indebtedness Payoff Amount”); provided, that any such notices will be required only if expressly conditioned upon the Closing, (ii) facilitate (but not cause) the repayment of the Company Indebtedness Payoff Amount, including the termination of the commitments under the Company Credit Agreement and the release of all guarantees and Liens, in each case, substantially concurrently with the Effective Time, (iii) obtain customary payoff or termination letters or other similar evidence with respect to the Company Credit Agreement in customary form, prior to the Closing Date (which payoff letters may be subject to customary conditions and exclusions regarding customary “surviving obligations”) and (iv) assist with (but shall not be obligated to cause) the replacement, backstopping or rollover of any letter of credit, bankers’ acceptance or similar instrument. Parent shall (A) irrevocably pay off, or cause to be paid off, immediately after the Effective Time, the Company Indebtedness Payoff Amount (if any), (B) at Parent’s sole cost and expense, provide or cause to be provided (1) cash collateral in such amounts as required by the lenders under the Company Credit Agreement in respect of the outstanding letters of credit or (2) backstop letters of credit or replacement letters of credit for any outstanding letters of credit under the Company Credit Agreement, in each case, substantially concurrently with the Effective Time, and (C) take all actions within its control to provide all customary cooperation as may be reasonably requested by the Company to assist the Company in connection with its obligations under this Section 5.17. For the avoidance of doubt, (I) the Company and its Subsidiaries shall have no obligation to make any payment in respect of the Company Indebtedness Payoff Amount, in respect of the amounts contemplated by clause (B) of the immediately preceding sentence or in respect of any notice delivered under clause (i) of this Section 5.17, and Parent shall not make (or cause to be made) any payment in respect of the Company Indebtedness Payoff Amount, prior to the Effective Time and (II) the Company shall not be obligated to terminate or discharge (or make or cause to become effective any such action) the Company Credit Agreement prior to the Effective Time.

(b)   Parent and the Merger Subs shall use their reasonable best efforts to do all things necessary or advisable to arrange and obtain the Financing as promptly as practicable after the date hereof, on the terms and subject only to the conditions (including, to the extent applicable, the “flex” provisions) described in the Debt Commitment Letter (for purposes of this Section 5.17, the Debt Commitment Letter shall include any Fee Letter), including using reasonable best efforts to (i) enter into definitive agreements as contemplated by the Debt Commitment Letter, consistent in all material respects with the terms and conditions (as such terms may be modified or adjusted in accordance with the flex provisions contained in any Fee Letter or is otherwise acceptable to Parent and not constituting a Prohibited Term) contemplated therein (the “Definitive Debt Financing Agreements”), (ii) satisfy (or obtain a waiver of) on a timely basis all terms, conditions and covenants, including with respect to the payment of any commitment, engagement or placement fees, applicable to Parent or the Merger Subs in the Debt Commitment Letter and the Definitive Debt Financing Agreements that are within Parent’s control, (iii) consummate and cause the Lenders to consummate the Financing at or prior to the Closing and (iv) enforce their rights under the Debt Commitment Letter and the Definitive Debt Financing Agreements. Parent and the Merger Subs shall not agree to any amendments, supplements, replacements or modifications to, or grant any waivers of, any condition or other provision under the Debt Commitment Letter or the definitive agreements relating to the Financing without the prior written consent of the Company that (A) reduces the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount of the Financing or similar fees) to an amount that is less than the amount required by Section 4.28(b), or (B)(1) imposes new or additional conditions precedent of the Financing, or (2) otherwise adversely expands, amends or modifies any of the conditions precedent to the Financing, or would otherwise constitute or include a Prohibited Term (provided, that without the consent of the Company, Parent and the Merger Subs may amend the Debt Commitment Letter to (x) add additional lenders, arrangers, bookrunners and agents in accordance with the terms thereof (as in effect on the date thereof) or (y) implement or exercise any of the “market flex” provisions (including pricing terms) contained in the fee letter executed in connection with the Debt Commitment Letter). Parent shall reasonably promptly deliver to the Company copies of any such amendment, modification, supplement, waiver or replacement. Parent and the Merger Subs shall use their reasonable best efforts to maintain in effect the Debt Commitment Letter (including any Definitive Debt Financing Agreements) until the Transactions are consummated. Neither Parent nor the Merger Subs shall release or consent to the termination of the obligations of the Lenders under the Debt Commitment Letter or the Definitive Debt Financing Agreements, except as expressly contemplated by the Debt Commitment Letter (including but not limited to (x) the joinder of Additional Commitment Parties and the corresponding reduction of the commitments of Bank of America, N.A. in connection therewith, (y) the automatic termination of the Backstop Facility Commitment (as defined therein) upon the approval of the Required Amendments (as defined therein) by the Required Lenders under the Parent Credit Agreement, and (z) the expiration of commitments in accordance with the terms of the Debt Commitment Letter).
(c)   If any portion of the Financing becomes unavailable on the terms and conditions (including any “flex” provisions) contemplated in the Debt Commitment Letter, Parent and the Merger Subs shall use their reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain from alternative sources of financing an amount sufficient to satisfy the Financing Uses, on terms and conditions (including any “flex” provisions) that are at least as favorable to the Company in the aggregate as those contained in the Debt Commitment Letter, which shall not provide for or constitute a Prohibited Term. The new debt commitment letter and fee letter entered into in connection with such alternative financing are referred to, respectively, as a “New Debt Commitment Letter” and a “New Fee Letter”. In the event Parent or the Merger Subs enter into any such New Debt Commitment Letter, (i) Parent and the Merger Subs shall promptly provide the Company with true, correct and complete copies thereof, (provided, that the New Fee Letter may be redacted in the manner set forth in Section 4.28(a)), (ii) any reference in this Agreement to the “Financing” shall mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to clause (iii) below, and (iii) any reference in this Agreement to the “Debt Commitment Letter” (and any definition incorporating the term “Debt Commitment Letter”, including the definition of Definitive Debt Financing Agreements) shall be deemed to include the Debt Commitment Letter and any Fee Letter to the extent not superseded by a New Debt Commitment Letter or New Fee Letter, as the case may be, at the time in question and any New Debt Commitment Letter or New Fee Letter to the extent then in effect.
(d)   Parent and the Merger Subs shall, and shall cause their Representatives to, upon the Company’s reasonable written request, keep the Company informed on a timely basis and in reasonable detail of the status of their efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent shall (i) furnish to the Company complete, correct and executed copies of any amendments, waivers, supplements or other modifications to the Debt Commitment Letter reasonably promptly upon the execution thereof and (ii) give the Company prompt written notice (and in any event within three (3) Business Days) (A) of any default or breach (or any event that, with or without notice, lapse of time or both, would (or could reasonably be expected to) give rise to any default or breach) by any party under the Debt Commitment Letter or the definitive agreements relating to the Financing of which Parent or the Merger Subs become aware that would reasonably be expected to delay or prevent Closing, (B) of any termination of the Debt Commitment Letter, (C) of the receipt of any written notice or other written communication from any person with respect to any (1) actual or alleged default, breach, termination or repudiation of the Debt Commitment Letter, any definitive agreement relating to the Financing or any provision of the Debt Commitment Letter or the definitive agreements relating to the Financing, in each case by any party thereto, or (2) material dispute or disagreement between or among any parties to any Debt Commitment Letter or the definitive agreements relating to the Financing (other than disputes occurring as a part of the ordinary course of negotiating the Definitive Debt Financing Agreements), and (D) if for any reason Parent or the Merger Subs believe in good faith that they will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letter or the definitive agreements relating to the Financing, as the case may be.
(e)   Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their Representatives to, in each case, use their reasonable best efforts to provide all customary cooperation and all customary financial information, in each case, that is reasonably requested by Parent in connection with (i) the Financing and (ii) a Capital Markets Issuance, including using reasonable best efforts to:
(i)   furnish to Parent (A) audited consolidated balance sheets and related consolidated statements of operations, comprehensive income, stockholders’ equity (deficit) and cash flows for the Company and its Subsidiaries for each of the three (3) most recently completed fiscal years of the Company ended at least sixty (60) days prior to the Closing Date prepared in accordance with GAAP applied on a basis consistent with that of the most recent fiscal year and (B) unaudited condensed consolidated balance sheets and related condensed consolidated statements of operations, comprehensive income and cash flows (in each case, subject to normal year-end adjustments and absence of footnotes) of the Company for each subsequent fiscal quarter ended on a date that is at least forty (40) days before the Closing Date (other than with respect to the fiscal quarter that is the last fiscal quarter of the fiscal year); provided, that the public filing of any such financial statements shall constitute delivery thereof;
(ii)   furnish to Parent such information regarding the Company and its Subsidiaries as is reasonably requested in writing by Parent (A) in connection with the preparation of customary offering and marketing documents (and any supplements thereto) relating to (i) the Financing or (ii) any Capital Markets Issuance, including identifying whether any information provided to Parent regarding the Company and its Subsidiaries constitutes material non-public information or (B) reasonably necessary to permit Parent to prepare pro forma financial statements customarily included in marketing and offering documents for an offering of securities of Parent on a registration statement filed with the SEC;
(iii)   assist with the preparation of customary materials relating to the Company and its Subsidiaries for rating agency presentations, road show materials, prospectuses, offering documents, private placement memoranda and similar documents (which may incorporate by reference periodic and current reports filed by the Company with the SEC), in each case, customarily required and reasonably requested in connection with (i) the Financing or (ii) any Capital Markets Issuance, in each case, solely with respect to customary information relating to the Company and its Subsidiaries;
(iv)   cause the Company’s independent accountants to provide customary assistance and cooperation reasonably requested by Parent with (i) the Financing or (ii) any Capital Markets Issuance, including participating in customary due diligence sessions and providing any customary “comfort” letters (including customary “negative assurance” comfort for any applicable Capital Markets Issuance);
(v)   reasonably cooperate with any customary due diligence process as reasonably requested by Parent, including participating in a reasonable number of due diligence sessions, and cooperating with the customary marketing efforts of Parent, including using reasonable best efforts to cause senior officers of the Company to participate in a reasonable number of investor meetings, investor presentations, roadshows and sessions with rating agencies, in each case, in connection with (i) the Financing or (ii) any Capital Markets Issuance (at reasonable times and locations and with reasonable advance notice);
(vi)   reasonably cooperate with Parent’s legal counsel in connection with any legal opinions that such legal counsel may be required to deliver in connection with (i) the Financing or (ii) any Capital Markets Issuance; and
(vii)   assist Parent, to the extent reasonably necessary, (x) by providing customary authorization letters, (y) by providing, at least three (3) Business Days prior to the Closing, all documentation and other information as is reasonably requested by the Financing Sources at least ten (10) Business Days prior to the Closing Date with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and beneficial ownership regulations (including beneficial ownership certifications as under 31 C.F.R. § 1010.230) and (z) in connection with the preparation of the disclosure schedules with respect to the Company and its Subsidiaries for any credit agreement, pledge, security and other financing documents as may be reasonably requested by Parent in connection with the Financing, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests to the extent such actions are required to be taken as a condition to funding under the Debt Commitment Letter.
(f)   Notwithstanding anything to the contrary in this Section 5.17, neither the Company nor any of its Subsidiaries shall pursuant to this Section 5.17:
(i)   be required to (A) incur any commitment or similar fees, expenses or other liabilities, or make any payments (other than for reasonable out-of-pocket costs or expenses that are reimbursed by Parent as provided below in Section 5.17(j)) prior to the Effective Time for which it is not previously or simultaneously reimbursed and indemnified or (B) become an issuer or an obligor with respect to any Capital Markets Issuance prior to the Effective Time;
(ii)   be required to cause any Representative of the Company or any of its Subsidiaries to take any action that would reasonably be expected to result in such Person incurring any personal liability;
(iii)   be required to waive or amend any terms of this Agreement;
(iv)   be required to provide any information that is prohibited or restricted from being provided by applicable Law or any material Contract existing as of the date hereof or is legally privileged (provided, however, that the Company shall use its commercially reasonable efforts to provide an alternative means of disclosing or providing such information to the maximum extent permitted by Law or such contractual obligation or to the maximum extent that does not result in a loss of such legal privilege, as applicable), and in the event that the Company or any of its Subsidiaries does not provide access or information in reliance on this Section 5.17(f)(iv), the Company shall provide notice to Parent that information is being withheld;
(v)   be required to, nor shall any of their Representatives be required to, adopt resolutions or consents to approve or authorize the execution of the agreements, documents and instruments pursuant to which (A) the Financing or (B) any Capital Markets Issuance is obtained or to execute, deliver or enter into, or perform any agreement, document or instrument (other than customary authorization letters), including any credit or other agreements, guarantees, pledge or security documents or certificates in connection with (1) the Financing or (2) any Capital Markets Issuance, in each case, that would be effective prior to the Effective Time and any such action, authorization, consent, approval, execution, delivery or performance will only be required of the respective directors, employees, officers, members, partners or managers of the Company and its Subsidiaries who retain their respective positions as of, and immediately after, the Effective Time (except in each case with respect to customary authorization letters);
(vi)   be required to (or be required to cause their Representatives to) enter into or approve any agreement or other documentation, or agree to any change or modification of any existing agreement or other documentation that would be effective prior to the Effective Time (other than customary authorization letters);
(vii)   be required to (or be required to cause their Representatives to) provide any indemnity prior to the Effective Time for which it has not received prior reimbursement or is not otherwise concurrently indemnified by or on behalf of Parent;
(viii)   be required to (or be required to cause their Representatives to) take any action that would conflict with or violate any charter or other organizational documents of the Company or any of its Subsidiaries as in effect on the date hereof;
(ix)   be required to (or be required to cause their Representatives to) take any actions that would cause any representation or warranty in this Agreement to be breached by the Company or any of its Subsidiaries or that would cause any condition set forth in Article VI to fail to be satisfied (in each case unless Parent waives such breach or failure prior to the Company or any of its Subsidiaries taking such action);
(x)   be required to (or be required to cause their Representatives to) take any actions that would unreasonably interfere with the Company’s or its Subsidiaries’ business or operations, taken as a whole;
(xi)   be required to (or be required to cause their Representatives to) prepare or furnish (x) pro forma financial statements (it being understood that Parent shall be responsible for the preparation of any pro forma calculations, any post-Closing or other pro forma cost savings, capitalization, ownership or other pro forma adjustments that may be included therein), (y) any other financial statements (other than as set forth in Section 5.17(e)(i) above) that are not readily available or prepared in the ordinary course of its financial reporting practice or (z) projections; or
(xii)   be required to (or be required to cause their Representatives to) provide opinions of internal or external counsel.
(g)   All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or the Merger Subs or their respective Representatives pursuant to this Section 5.17 from or on behalf of the Company shall be kept confidential in accordance with the Confidentiality Agreement; provided, that, notwithstanding anything to the contrary herein or in the Confidentiality Agreement, such information may be disclosed (i) to prospective lenders, underwriters, initial purchasers, dealer managers and agents during syndication and marketing of (i) the Financing or (ii) any Capital Markets Issuance and (ii) on a confidential basis to rating agencies.
(h)   Use of Logos.   The Company hereby consents to the reasonable use of the Company’s and its Subsidiaries’ logos solely in connection with the marketing of (i) the Financing or (ii) any Capital Markets Issuance for the Transactions; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.
(i)   Reimbursement.   Promptly upon written request by the Company, Parent will reimburse the Company for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) actually incurred by the Company, its Subsidiaries and their respective Representatives in connection with the cooperation contemplated by this Section 5.17.
(j)   Indemnification.   The Company, its Subsidiaries and their Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including reasonable attorney’s fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging (i) the Financing or (ii) any Capital Markets Issuance pursuant to this Agreement, the provision of information utilized in connection therewith (other than written information provided by or on behalf of the Company) and the cooperation contemplated by this Section 5.17, other than to the extent any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments or penalties are the result of the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or their Representatives. This indemnification shall survive the termination of this Agreement.
(k)   No Financing Condition.   Each of Parent and the Merger Subs hereby acknowledge and agree that completing (i) the Financing or (ii) a Capital Markets Issuance or any other debt, equity or other financing is not a condition to the Transactions, and that if none of the foregoing is obtained, Parent and the Merger Subs will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VI and the other terms hereof, to consummate the Transactions. It is understood and agreed that the Company shall be deemed to have complied with Section 5.17(e), unless the proceeds of (i) the Financing or (ii) a Capital Markets Issuance have not been obtained primarily as a result of the Company’s Willful and Material Breach of its obligations under Section 5.17(e).
Section 5.18   Employee Matters.
(a)   For a period of one year following the Effective Time, Parent shall or shall cause its Subsidiaries to provide each individual who is an employee of the Company or any of its Subsidiaries as of the Effective Time and who continues in employment with Parent or one of its Subsidiaries immediately following the Effective Time (“Continuing Employees”) with (i) base salaries or hourly wage rates and target annual cash bonus opportunities that are no less favorable than those in effect for such Continuing Employees immediately prior to the Effective Time, (ii) long-term incentive compensation opportunities that are no less favorable in value than those provided to such Continuing Employees immediately prior to the Effective Time (except as otherwise required by applicable Law), (iii) severance benefits that are no less favorable than the severance benefits that would have been provided in accordance with the Company’s severance plans or policies applicable to such Continuing Employee immediately prior to the Effective Time, and (iv) employee benefits (other than long-term incentive compensation, equity and equity-based awards, retention or change in control bonuses, defined benefit pension benefits, non-qualified deferred compensation, and retiree welfare benefits) that are no less favorable in the aggregate than either, as determined in Parent’s sole discretion, (A) those offered to such Continuing Employees immediately prior to the Effective Time (including any benefits required by the applicable Collective Bargaining Agreement) or (B) those offered to similarly situated individuals employed by Parent and its Subsidiaries. Without limiting the generality of the foregoing, Parent shall, or shall cause its Subsidiaries to, provide each Continuing Employee who participates in the Company’s annual cash incentive program for the 2026 fiscal year a payment (if unpaid prior to the Effective Time) in an amount no less than that due with respect to such Continuing Employee’s annual bonus under such program in accordance with the terms thereof determined based on actual achievement of performance goals for the 2026 fiscal year (as determined by the Company Board or a committee thereof prior to the Effective Time), with such payment to be made at the same time such bonuses would normally be paid based on the historical practice of the Company, subject to such Continuing Employee’s continued employment through such payment date (provided, that if such Continuing Employee’s employment is terminated involuntarily without “cause” (as such term is defined in the Company’s Amended and Restated Short-Term Incentive Plan) prior to the payment date, such Continuing Employee would remain eligible to receive such payment).
(b)   With respect to any employee benefit plans maintained by Parent or its Subsidiaries in which Continuing Employees are eligible to participate following the Effective Time, Parent shall or shall cause its Subsidiaries to (i) recognize all service of Continuing Employees with Parent, the Company or any of their respective Subsidiaries or predecessor entities, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant (other than benefit accruals under a defined benefit pension plan, deferred compensation plan or retiree welfare benefits) to the extent such service is recognized under the corresponding Company Plan or Parent Plan, as applicable; provided, however, that no such prior service shall be taken into account to the extent it would result in the duplication of benefits to any Continuing Employee, (ii) use commercially reasonable efforts to seek to waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements and (iii) use commercially reasonable efforts to provide credit for any co-payments and deductibles incurred prior to the Effective Time in the plan year in which the Effective Time occurs for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such employee benefit plans that may apply as of or following the Effective Time.
(c)   Effective as of the day prior to the Closing Date but contingent upon the Closing, the Company shall cause to be approved board resolutions, in a form reasonably satisfactory to Parent, terminating the Thermon Inc. 401(k) Plan (the “Company 401(k) Plan”) unless Parent provides written notice to the Company that the Company 401(k) Plan shall not be terminated at least five (5) Business Days prior to the Closing Date. Effective as of, or as soon as administratively practicable following, the Closing, each Continuing Employee who participated in the Company 401(k) Plan shall be eligible to participate in a tax-qualified defined contribution plan established or designated by Parent (the “Parent 401(k) Plan”), subject to the terms and conditions of the Parent 401(k) Plan. As soon as practicable after the Closing and to the extent not prohibited under applicable Law, Parent shall take all action necessary to provide that each Continuing Employee who participated in the Company 401(k) Plan may elect to rollover his or her full account balance (including cash, notes (in the case of loans) or a combination thereof) in the Company 401(k) Plan to the Parent 401(k) Plan.
(d)   Through the Closing Date, Parent and the Company shall, and shall cause their respective Subsidiaries to, reasonably cooperate with each other in connection with any applicable information or consultation process with any labor union, labor organization or works council as required or appropriate to consummate the Transactions, including as provided for in the Collective Bargaining Agreements, including the Company and Parent each (i) providing any required information, or to any measures envisaged, as reasonably requested by the other Party in respect of, or for the purpose of, such consultation process, (ii) keeping the other Party informed of the status of such consultation and any material developments, including, to the extent that any written documents, presentations or other materials are to be provided to any labor union, labor organization or works council, and (iii) providing such materials to the other Party in advance and permit the other Party a reasonable opportunity to review and comment on such materials before they are presented or provided to the labor union, labor organization or works council.
(e)   Without limiting the generality of the foregoing, nothing in this Section 5.18, express or implied (i) is intended to confer any rights, benefits or remedies under this Agreement upon any person (including any Continuing Employees) to continued employment, service or any severance or other benefits from Parent or the Company or any of their respective Subsidiaries, (ii) is intended to require any Party (or any Affiliate thereof) to maintain any specific level of benefits for any Continuing Employee for any specific period of time, (iii) shall be construed as an amendment to any Collective Bargaining Agreement, Company Plan, Parent Plan, or other employee benefit plan or similar arrangement or (iv) shall constitute a limitation on the Parties’ rights to amend, modify or terminate, either before or after the Closing, any employee benefit plan or similar arrangement.
Section 5.19   Financing Maintenance.
(a)   Neither Parent nor any of its Subsidiaries shall incur any Indebtedness (as defined in the Parent Credit Agreement) for borrowed money or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, or assume, guarantee, endorse or otherwise become liable or responsible for such type of indebtedness or other similar obligations of another Person that at the time of such incurrence or issuance, when given pro forma effect and after giving pro forma effect to the funding of the Cash Consideration and the Company Indebtedness Payoff

Amount pursuant to the Parent Credit Agreement, would cause the Consolidated Net Leverage Ratio (as defined in the Parent Credit Agreement) to exceed 4.00x.
(b)   Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company, amend, restate, supplement, waive or otherwise modify the Parent Credit Agreement in any manner that would (i) add or modify any condition to funding that would reasonably be expected to prevent or materially delay the consummation of the Transactions or (ii) otherwise adversely affect Parent’s ability to pay the Cash Consideration and the Company Indebtedness Payoff Amount at the Closing.
Article VI
CONDITIONS PRECEDENT
Section 6.1   Conditions to Each Party’s Obligation to Effect the Mergers.   The obligation of each Party to effect the Mergers is subject to the satisfaction at or prior to the Effective Time of the following conditions:
(a)   Stockholder Approvals.   The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.
(b)   Antitrust Laws.   The waiting period (and any extension thereof) under the HSR Act, as well as any agreement not to close embodied in a “timing agreement” with respect thereto between the Parties and the FTC and the DOJ with respect to the HSR Act, shall have expired or been terminated.
(c)   No Injunctions or Legal Restraints; Illegality.   No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction shall be in effect, and no material Law shall have been enacted or promulgated after the date hereof in any jurisdiction material to the Company and its Subsidiaries, taken as a whole, or to Parent and its Subsidiaries, taken as a whole, that, in each case, prohibits or makes illegal the consummation of the Mergers.
(d)   Nasdaq Listing.   The shares of Parent Common Stock to be issued in the First Merger as provided for in Article II shall have been approved for listing on the Nasdaq, subject to official notice of issuance.
(e)   Form S-4.   The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings by the SEC for that purpose shall have been initiated or threatened.
Section 6.2   Conditions to the Obligations of the Parent Parties.   The obligation of the Parent Parties to effect the Mergers is also subject to the satisfaction, or written waiver by Parent, at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company set forth in Section 3.1(a) (other than the last sentence of Section 3.1(a)), Section 3.4, Section 3.25, Section 3.26 and Section 3.28 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (ii) the representations and warranties of the Company set forth in Section 3.9(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (iii) the representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date other than de minimis inaccuracies (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iv) each of the representations and warranties of the Company set forth in this Agreement (other than those referred to in the preceding clauses (i) through (iii)) shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual such representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual such representation or warranty) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c)   Officers’ Certificate.   Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).
Section 6.3   Conditions to the Obligations of the Company.   The obligation of the Company to effect the Mergers is also subject to the satisfaction, or written waiver by the Company, at or prior to the Effective Time of the following conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Parent Parties set forth in Section 4.1(a) (other than the last sentence of Section 4.1(a)), Section 4.4, Section 4.25, Section 4.26, Section 4.29 and Section 4.31 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (ii) the representations and warranties of the Parent Parties set forth in Section 4.9(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (iii) the representations and warranties of the Parent Parties set forth in Section 4.2(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date other than de minimis inaccuracies (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iv) each of the representations and warranties of the Parent Parties set forth in this Agreement (other than those referred to in the preceding clauses (i) through (iii)) shall be true and correct in all respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual such representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual such representation or warranty) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Performance of Obligations of the Parent Parties.   The Parent Parties shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.
(c)   Officers’ Certificate.   The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).
(d)   Tax Opinions.   The Company shall have received an opinion from Sidley Austin LLP, counsel to the Company (or if Sidley Austin LLP is unable to deliver such opinion, Gibson, Dunn & Crutcher LLP or another nationally recognized law firm reasonably satisfactory to the Company), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.3(d), such counsel shall have received and may rely upon the Parent Officer’s Tax Certificate and the Company Officer’s Tax Certificate and such other information reasonably requested by and provided to it by the Parent Parties or the Company for purposes of rendering such opinion.
(e)   Board Appointment.   Parent shall have duly adopted resolutions of the Parent Board such that, effective as of the Effective Time and without any further action by any Person, (i) the number of directors that constitute the full Parent Board shall be increased from eight (8) to ten (10) and (ii) the New Board Designees shall be appointed to the Parent Board.
Section 6.4   Frustration of Closing Conditions.   No Party may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such Party’s breach of this Agreement.
Article VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.   This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained (except as provided below) (with any termination by Parent also being an effective termination by Merger Sub Inc. and Merger Sub LLC):
(a)   by mutual written consent of Parent and the Company;
(b)   by either Parent or the Company:
(i)   if the Mergers shall not have been consummated on or before August 24, 2026 (such date, the “Initial Outside Date”, and the Initial Outside Date, as it may be extended pursuant to this Section 7.1(b)(i), the “Outside Date”); provided, however, that if, as of the Initial Outside Date, the conditions set forth in Section 6.1(b) and Section 6.1(c) (in each case, to the extent relating to any Antitrust Laws, including the expiration or termination of the waiting period under the HSR Act (including any extension thereof)) shall not have been satisfied or waived, but all of the other conditions set forth in Article VI have been satisfied or waived (or are then capable of being satisfied if the Closing were to take place on such date in the case of those conditions to be satisfied at the Closing), then the Initial Outside Date shall automatically be extended to November 23, 2026; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any Party whose failure to fulfill in any material respect any of its obligations under this Agreement has been a principal cause of, or a principal factor that resulted in, the failure of the Mergers to be consummated by the Outside Date;
(ii)   if any court of competent jurisdiction shall have issued a judgment, order, injunction or decree permanently prohibiting or making illegal the consummation of the Mergers, and such judgment, order, injunction or decree shall have become final and nonappealable or any material Law shall have been enacted or promulgated after the date hereof in any jurisdiction material to the Company and its Subsidiaries, taken as a whole, or to Parent and its Subsidiaries, taken as a whole, that, in any such case, prohibits or makes illegal the consummation of the Mergers and such Law shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any Party whose failure to fulfill in any material respect any of its obligations under this Agreement has been a principal cause of, or a principal factor that resulted in, such judgment, order, injunction, decree or Law;
(iii)   if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to the Company if the Company’s failure to fulfill in any material respect any of its obligations under this Agreement has been a principal cause of, or a principal factor that resulted in, the failure to obtain the Company Stockholder Approval; or

(iv)   if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the Stock Issuance was taken; provided, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iv) shall not be available to Parent if Parent’s failure to fulfill in any material respect any of its obligations under this Agreement has been a principal cause of, or a principal factor that resulted in, the failure to obtain the Parent Stockholder Approval;
(c)   by Parent:
(i)   if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a Company Material No-Shop Breach, as to which Section 7.1(c)(iii) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to the Company of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if any Parent Party is then in material breach of any of its covenants or agreements set forth in this Agreement such that Section 6.3(a) or Section 6.3(b) would not be satisfied;
(ii)   if (A) a Company Adverse Recommendation Change shall have occurred, (B) the Company shall, within ten (10) Business Days of a tender or exchange offer relating to securities of the Company having been commenced, fail to publicly recommend against such tender or exchange offer (it being understood and agreed that, if accurate, the Company shall be permitted to solely disclose in such announcement a factual statement that the Company continues to negotiate with the Person that made such tender offer or exchange offer (provided, that such announcement does not otherwise include any other statement that would reasonably be expected to be viewed as an endorsement of, or encouragement with respect to, such tender or exchange offer) and such factual statement shall not in and of itself give Parent a right to terminate this Agreement under this Section 7.1(c)(ii) or be considered a Company Adverse Recommendation Change) or (C) the Company shall have failed to publicly reaffirm the Company Recommendation within ten (10) Business Days after the date any Company Acquisition Proposal or any material modification thereto is first commenced, publicly announced, broadly distributed or disseminated to the Company Stockholders upon a written request to do so by Parent (it being understood and agreed that, if accurate, the Company shall be permitted to state in such announcement that the Company continues to negotiate with the Person that made such Company Acquisition Proposal (provided, that such announcement does not otherwise include any other statement that would reasonably be expected to be viewed as an endorsement of, or encouragement with respect to, such Company Acquisition Proposal) and such statement shall not in and of itself give Parent a right to terminate this Agreement under this Section 7.1(c)(ii) or be considered a Company Adverse Recommendation Change); provided, that Parent shall only be permitted to make one such request with respect to each such commencement, announcement, distribution or dissemination in respect of each such Company Acquisition Proposal; provided, further, that Parent shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Company Acquisition Proposal;
(iii)   at any time prior to the receipt of the Company Stockholder Approval, if the Company commits a Willful and Material Breach of Section 5.2(a) (it being understood and agreed that the Company shall not be deemed to have committed a Willful and Material Breach of its obligation to use reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to take or not take the actions contemplated by Section 5.2(a) unless an officer or director of the Company (A) knowingly encouraged, facilitated or otherwise participated in a material breach of Section 5.2(a) by the applicable Representative or (B) (x) was aware that such Representative was materially breaching or intended to materially breach, Section 5.2(a) and (y) after becoming aware of such material breach or intention to materially breach, did not reasonably promptly take reasonable actions to attempt to stop such Representative from materially breaching or continuing to materially breach Section 5.2(a)) (a “Company Material No-Shop Breach”); or

(iv)   at any time prior to the receipt of the Parent Stockholder Approval, in order to enter into a definitive Alternative Acquisition Agreement to effect a Parent Superior Proposal in compliance with Section 5.3(c); provided, that substantially concurrently with (but in no event prior to) such termination, Parent pays the Company the Parent Termination Fee pursuant to Section 7.3;
(d)   by the Company:
(i)   if any Parent Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than a Parent Material No-Shop Breach, as to which Section 7.1(d)(iii) will apply), or if any representation or warranty of the Parent Parties shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) thirty (30) days after the giving of written notice to Parent of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if the Company is then in material breach of any of its covenants or agreements set forth in this Agreement such that Section 6.2(a) or Section 6.2(b) would not be satisfied;
(ii)   if (A) a Parent Adverse Recommendation Change shall have occurred, (B) Parent shall, within ten (10) Business Days of a tender or exchange offer relating to securities of Parent having been commenced, fail to publicly recommend against such tender or exchange offer (it being understood and agreed that, if accurate, Parent shall be permitted to solely disclose in such announcement a factual statement that Parent continues to negotiate with the Person that made such tender offer or exchange offer (provided, that such announcement does not otherwise include any other statement that would reasonably be expected to be viewed as an endorsement of, or encouragement with respect to, such tender or exchange offer) and such statement shall not in and of itself give the Company a right to terminate this Agreement under this Section 7.1(d)(ii) or be considered a Parent Adverse Recommendation Change) or (C) Parent shall have failed to publicly reaffirm the Parent Recommendation within ten (10) Business Days after the date any Parent Acquisition Proposal or any material modification thereto is first commenced, publicly announced, broadly distributed or disseminated to the Parent Stockholders upon a written request to do so by the Company (it being understood and agreed that, if accurate, Parent shall be permitted to state in such announcement that Parent continues to negotiate with the Person that made such Parent Acquisition Proposal (provided, that such announcement does not otherwise include any other statement that would reasonably be expected to be viewed as an endorsement of, or encouragement with respect to, such Parent Acquisition Proposal) and such statement shall not in and of itself give the Company a right to terminate this Agreement under this Section 7.1(d)(ii) or be considered a Parent Adverse Recommendation Change); provided, that the Company shall only be permitted to make one such request with respect to each such commencement, announcement, distribution or dissemination in respect of each such Parent Acquisition Proposal; provided, further, that the Company shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Parent Acquisition Proposal;
(iii)   at any time prior to the receipt of the Parent Stockholder Approval, if Parent commits a Willful and Material Breach of Section 5.3(a) (it being understood and agreed that Parent shall not be deemed to have committed a Willful and Material Breach of its obligation to use reasonable best efforts to cause the Representatives of Parent and its Subsidiaries to take or not take the actions contemplated by Section 5.3(a) unless an officer or director of Parent (A) knowingly encouraged, facilitated or otherwise participated in a material breach of Section 5.3(a) by the applicable Representative or (B) (x) was aware that such Representative was materially breaching or intended to materially breach, Section 5.3(a) and (y) after becoming aware of such material breach or intention to materially breach, did not reasonably promptly take reasonable actions to attempt to stop such Representative from materially breaching or continuing to materially breach Section 5.3(a)) (a “Parent Material No-Shop Breach”); or

(iv)   at any time prior to the receipt of the Company Stockholder Approval in order to enter into a definitive Alternative Acquisition Agreement to effect a Company Superior Proposal in compliance with Section 5.2(c); provided, that substantially concurrently with (but in no event prior to) such termination, the Company pays Parent the Company Termination Fee pursuant to Section 7.3.
The Party desiring to terminate this Agreement pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall give notice of such termination to the other Party.
Section 7.2   Effect of Termination.   In the event of the valid termination of this Agreement, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of the Parties; provided, that:
(a)   the Confidentiality Agreement and the provisions of Section 3.28 and Section 4.29 (Brokers), Section 5.13 (Public Announcements), Section 5.17(i) (Reimbursement), Section 5.17(j) (Indemnification), this Section 7.2, Section 7.3 (Fees and Expenses), Section 8.2 (Notices), Section 8.5 (Entire Agreement), Section 8.6 (No Third Party Beneficiaries), Section 8.7 (Governing Law), Section 8.8 (Submission to Jurisdiction), Section 8.9 (Assignment; Successors), Section 8.10 (Specific Performance), Section 8.12 (Severability), Section 8.13 (Waiver of Jury Trial) and Section 8.16 (No Presumption Against Drafting Party) shall survive the termination hereof; and
(b)   no such termination shall relieve any Party from any liability or damages arising out of a Willful and Material Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or Fraud, in which case the non-breaching Party shall be entitled to all rights and remedies available at law or in equity.
Section 7.3   Fees and Expenses.
(a)   Except as otherwise expressly provided in Section 5.6(a), Section 5.9(b), Section 5.17(a) and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Mergers (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Parent and the Company.
(b)   In the event that:
(i)   (A) prior to the Company Stockholders Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), a Company Acquisition Proposal (whether or not conditional) or an intention to make a Company Acquisition Proposal if this Agreement is terminated, is made by a Person or group of Persons after the date hereof directly to the Company Stockholders or is otherwise publicly disclosed or (solely in the case of a termination described in clause (B)(1) or (B)(3) below) otherwise communicated to senior management of the Company or the Company Board and, in each case, not withdrawn at least four (4) Business Days prior to the Company Stockholders Meeting, in the case of a termination described in clause (B)(2), or the termination date, in the case of a termination described in clause (B)(1) or (B)(3), (B) this Agreement is terminated (1) by the Company pursuant to Section 7.1(b)(i) (Outside Date) and the Company Stockholders Meeting has not occurred prior to the Outside Date, (2) by Parent or the Company pursuant to Section 7.1(b)(iii) (Company Stockholder Approval Not Obtained) or (3) by Parent pursuant to Section 7.1(c)(i) (Company Terminable Breach), and (C) concurrently with or within one year after the date of such termination, (I) the Company enters into a definitive Alternative Acquisition Agreement with any Person or group of Persons to effect a Company Acquisition Proposal, or submits a Company Acquisition Proposal to its stockholders for adoption (or recommends to its stockholders a tender offer or exchange offer that constitutes a Company Acquisition Proposal) and such Company Acquisition Proposal described in clause (I) is subsequently consummated or (II) any Company Acquisition Proposal is consummated, which, in each case, need not be the same Company Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this Section 7.3(b)(i), each reference to “20%” in the definition of “Company Acquisition Proposal” shall be deemed to be a reference to “50%”);
(ii)   this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii);
(iii)   this Agreement is terminated by the Company pursuant to Section 7.1(b)(iii) and, at the time of such termination pursuant to Section 7.1(b)(iii), Parent had the right to terminate this Agreement pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii); or
(iv)   this Agreement is terminated by the Company pursuant to Section 7.1(d)(iv);
then, in any such event, the Company shall pay to Parent a fee of $74,700,000 (the “Company Termination Fee”), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Notwithstanding anything to the contrary herein, the payment by the Company of the Company Termination Fee pursuant to this Section 7.3 shall not relieve the Company from any liability or damage resulting from a Willful and Material Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or Fraud.
(c)   In the event that:
(i)   (A) prior to the Parent Stockholders Meeting (with respect to clause (B)(2)) or the date of termination (with respect to clause (B)(1) or (B)(3)), a Parent Acquisition Proposal (whether or not conditional) or an intention to make a Parent Acquisition Proposal if this Agreement is terminated, is made by a Person or group of Persons after the date hereof directly to the Parent Stockholders or is otherwise publicly disclosed or (solely in the case of a termination described in clause (B)(1) or (B)(3) below) otherwise communicated to senior management of Parent or the Parent Board and, in each case, not withdrawn at least four (4) Business Days prior to the Parent Stockholders Meeting, in the case of a termination described in clause (B)(2), or the termination date, in the case of a termination described in clause (B)(1) or (B)(3), (B) this Agreement is terminated (1) by Parent pursuant to Section 7.1(b)(i) (Outside Date) and the Parent Stockholders Meeting has not occurred prior to the Outside Date, (2) by Parent or the Company pursuant to Section 7.1(b)(iv) (Parent Stockholder Approval Not Obtained) or (3) by the Company pursuant to Section 7.1(d)(i) (Parent Terminable Breach), and (C) concurrently with or within one year after the date of such termination, (I) Parent enters into a definitive Alternative Acquisition Agreement with any Person or group of Persons to effect a Parent Acquisition Proposal, or submits a Parent Acquisition Proposal to its stockholders for adoption (or recommends to its stockholders a tender offer or exchange offer that constitutes a Parent Acquisition Proposal) and such Parent Acquisition Proposal described in clause (I) is subsequently consummated or (II) any Parent Acquisition Proposal is consummated, which, in each case, need not be the same Parent Acquisition Proposal that was made, disclosed or communicated prior to termination hereof (provided, that for purposes of this Section 7.3(c)(i), each reference to “20%” in the definition of “Parent Acquisition Proposal” shall be deemed to be a reference to “50%”);
(ii)   this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii);
(iii)   this Agreement is terminated by Parent pursuant to Section 7.1(b)(iv) and, at the time of such termination pursuant to Section 7.1(b)(iv), the Company had the right to terminate this Agreement pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii); or
(iv)   this Agreement is terminated by Parent pursuant to Section 7.1(c)(iv);
then, in any such event, Parent shall pay to the Company a fee of $105,000,000 (the “Parent Termination Fee”), it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Notwithstanding anything to the contrary herein, the payment by Parent of the Parent Termination Fee pursuant to this Section 7.3 shall not relieve Parent from any liability or damage resulting from a Willful and Material Breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or Fraud.

(d)   Payment of the Company Termination Fee shall be made by wire transfer of immediately available funds to the accounts designated by Parent (i) upon the consummation of any transaction contemplated by a Company Acquisition Proposal, as applicable, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(ii) or Section 7.3(b)(iii) or (iii) substantially concurrently with the termination of this Agreement, in the case of a Company Termination Fee payable pursuant to Section 7.3(b)(iv).
(e)   Payment of the Parent Termination Fee shall be made by wire transfer of immediately available funds to the accounts designated by the Company (i) upon the consummation of any transaction contemplated by a Parent Acquisition Proposal, as applicable, in the case of a Parent Termination Fee payable pursuant to Section 7.3(c)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Parent Termination Fee payable pursuant to Section 7.3(c)(ii) or Section 7.3(c)(iii) or (iii) substantially concurrently with the termination of this Agreement, in the case of a Parent Termination Fee payable pursuant to Section 7.3(c)(iv).
(f)   Each Party acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the other Parties would not enter into this Agreement. Accordingly, if Parent or the Company, as applicable, fails promptly to pay any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company or Parent, as applicable, for the amounts set forth in this Section 7.3, the paying Party shall pay to the other Party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.
Section 7.4   Amendment or Supplement.   This Agreement may be amended, modified or supplemented by the Parties by action taken or authorized by the Parent Board and the Company Board at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Company Stockholders or the Parent Stockholders without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.
Section 7.5   Extension of Time; Waiver.   At any time prior to the Effective Time, the Parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other Parties contained herein; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the Company Stockholders or the Parent Stockholders, as applicable, without such further approval or adoption. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Article VIII
GENERAL PROVISIONS
Section 8.1   Nonsurvival of Representations and Warranties.   None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.
Section 8.2   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email; provided, that, with respect to notice by email, no “bounce back” or similar message of nondelivery is received with respect thereto, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:
(i)   if to any Parent Party, the Surviving Corporation or the Surviving Company to:
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Attention: Alyson Richter, General Counsel and Corporate Secretary
E-mail:
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
Attention: Jonathan Whalen; Jeffrey A. Chapman
E-mail:
(ii)   if to the Company, to:
Thermon Group Holdings, Inc.
7171 Southwest Parkway
Bld. 300, Suite 200
Austin, Texas 78735
Attention: General Counsel
E-mail:
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Scott Williams; Matthew Stoker
E-mail:
Section 8.3   Certain Definitions.   For purposes of this Agreement:
(a)   ”Acceptable Confidentiality Agreement” means (i) a customary confidentiality agreement entered from and after the date of this Agreement containing terms substantially similar to, and no less favorable to the other Party than, those set forth in the Confidentiality Agreement that does not prohibit compliance by the applicable Party with such Party’s obligations set forth in the applicable provisions of Section 5.2 or Section 5.3, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to Company Acquisition Proposals or Parent Acquisition Proposals, as applicable, or (ii) any confidentiality agreement entered into prior to the date of this Agreement.

(b)   ”Action” means any action, suit, claim, arbitration, audit, investigation, inquiry, grievance or other proceeding.
(c)   ”Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
(d)   ”Antitrust Laws” means (i) any applicable antitrust, competition or trade regulation designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act and (ii) any Foreign Investment Law.
(e)   ”Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York or Texas are authorized or required by applicable Law to be closed;
(f)   ”Canadian Subsidiaries” means Thermon Canada Inc. and Thermon Canada Services, Inc.
(g)   ”Capital Markets Issuance” means one or more issuances of Parent’s and/or its Subsidiaries’ non-convertible debt securities registered under the Securities Act or in a private placement pursuant to an exemption from the registration requirements of the Securities Act, in each case where the use of net proceeds is for the satisfaction of Parent’s cash payment obligations under this Agreement, the refinancing of amounts borrowed for such purposes under the Parent Credit Agreement or the repayment of borrowings under the Company Credit Agreement; provided, that “Capital Markets Issuance” shall not, without the prior written consent of the Company, include any offering or issuance of equity securities or securities convertible into or exercisable or exchangeable for equity securities of Parent or any of its Subsidiaries.
(h)   ”Company Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of July 24, 2025, among the Company, certain of its subsidiaries as co-borrowers, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A. as administrative agent, as may be amended or otherwise modified from time to time in accordance with its terms.
(i)   ”Company Data Protection Requirements” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information, (i) all Data Protection Laws applicable to the Company or its Subsidiaries; (ii) all contractual obligations binding upon the Company or its Subsidiaries; and (iii) the Company’s and its Subsidiaries’ own policies and procedures, and any written statements or representations made by the Company or its Subsidiaries.
(j)   ”Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.
(k)   ”Company Option(s)” means all options to purchase shares of Company Common Stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time under a Company Plan.
(l)   ”Company Owned IP” means Intellectual Property owned or purported by the Company or any Subsidiary of the Company to be owned, in whole or in part, by the Company or any Subsidiary of the Company.
(m)   ”Contract” means any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (including all amendments thereto).
(n)   ”control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(o)   ”Data Protection Laws” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information, (i) all Laws and guidelines from Governmental Entities, including the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) or any implementing or equivalent national Laws (collectively, the “GDPR”), the UK Data Protection Act 2018 and the GDPR as incorporated into UK law pursuant to the European Union (Withdrawal) Act 2018, Section 5 of the Federal Trade Commission Act, the Fair Credit Reporting Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Telephone Consumer Protection Act, the California Online Privacy Protection Act of 2003 (CalOPPA), the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Colorado Privacy Act, the Connecticut Data Privacy Act, the Delaware Personal Data Privacy Act, the Iowa Consumer Data Protection Act, the Montana Consumer Data Privacy Act, the Nebraska Data Privacy Act, the New Hampshire Privacy Act, the Oregon Consumer Privacy Act, the Texas Data Privacy and Security Act, the Utah Consumer Privacy Act, the Virginia Consumer Data Protection Act, the New York SHIELD Act, the Illinois Biometric Information Privacy Act, Texas’s Capture or Use of Biometric Identifier Act, the Washington Biometric Privacy Protection Act, Washington’s My Health My Data Act, the Utah Artificial Intelligence Policy Act, New York City’s Local Law 144, and U.S. state consumer protection and data breach notification Laws and (ii) reputable industry practice, standards, self-governing rules and policies, including the Payment Card Industry Data Security Standard.
(p)   ”Debt Financing Source” means the Lenders (together with their respective former, current and future affiliates and each former, current and future officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and other Representative of each such lender, other person or affiliate, and together with the heirs, executors, successors and assigns of any of the foregoing) that have committed or subsequently commit to provide or arrange or otherwise have entered into agreements in connection with all or any part of the Financing in connection with the Transactions, including the arrangers, agents, lenders and/or purchasers party to the Debt Commitment Letter on the date hereof and including any such entity that joins a Debt Commitment Letter or the Definitive Debt Financing Agreements after the date hereof to provide all or any portion of the commitments thereunder.
(q)   ”Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any put, call, or other option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(r)   ”Foreign Investment Law” means any applicable Law that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional applicable Law that is designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in or control over domestic equities, securities, entities, assets, land or interests.
(s)   ”Fraud” means actual and intentional common law fraud under Delaware law of the Company or any of the Parent Parties, as applicable, in the making of the representations and warranties set forth in Article III (in the case of the Company) or Article IV (in the case of the Parent Parties) or any certificate delivered by a Party pursuant to Section 6.2(c) or Section 6.3(c), as applicable; provided, that Fraud shall exclude constructive fraud, equitable fraud or negligent misrepresentation or negligent omission.
(t)   ”Governmental Entity” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

(u)   ”Government Official” means any of the following: (i) persons serving with, employed by or an agent of a government agency or entity, political party or political campaign organization; (ii) members of royal families; (iii) political candidates; (iv) political parties; (v) employees of government-owned or government-controlled commercial enterprises (such as government-controlled energy companies, hospitals or medical centers, and financial institutions), or employees of a public international organization; or (vi) family members of any such persons identified in (i), (iii) or (v), above.
(v)   ”Indebtedness” means, with respect to any Person, (i) all obligations of such Person for borrowed money, or with respect to unearned advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all capitalized lease obligations of such Person, (iv) all obligations of such Person under installment sale contracts, and (v) all guarantees and arrangements having the economic effect of a guarantee by such Person of any Indebtedness of any other Person.
(w)   ”Intellectual Property” means all intellectual property rights of every kind and description throughout the world, including all U.S. and non-U.S.: (i) trademarks, service marks, trade dress, trade names, brand names, corporate names, certification marks, collective marks, d/b/a’s, logos, symbols, design rights, assumed names, fictitious names and other indicia of origin or source, all registrations and applications for all of the foregoing, including all extensions, modifications and renewals thereof, and all goodwill associated with all of the foregoing; (ii) patents, patent applications and invention disclosures, including amendments, certificates of correction, counterparts, continuations, continuations-in-part, divisionals, extensions, non-provisionals, provisionals, reexaminations, reissues, renewals, reviews and substitutions thereof; (iii) trade secrets, know-how, proprietary information, inventions, discoveries and ideas, including financial, business, scientific, technical, economic and engineering information, patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, codes, schematics, databases, drawings, models, methodologies, and customer lists, whether tangible or intangible and whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, copyrights therein and thereto, software (including source code, object code, development documentation, programming tools, drawings, specifications and data), and all registrations and applications for all of the foregoing, including all renewals, extensions, restorations and reversions thereof; (v) internet domain names and accounts with social media companies (e.g., LinkedIn, Facebook) and the handles and identifiers and designations found thereon and related thereto; (vi) data, whether in printed or electronic form and whether contained in a database or otherwise; (vii) rights of publicity, moral rights and rights of attribution and integrity; and (viii) all other intellectual property or proprietary rights, remedies and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.
(x)   ”In the Money Company Option” means each Company Option that has an exercise price per share of Company Common Stock that is less than the Cash Consideration.
(y)   ”IT Assets” means computer hardware, servers, networks, platforms, firmware, applications, databases, peripherals, data communication lines, and other information technology equipment and related systems, including any outsourced systems and processes and internet websites and related content.
(z)   ”ITA” means the Income Tax Act, R.S.C, 1985, c.1 (5th Supp.) and all regulations promulgated thereunder from time to time, as amended.
(aa)   ”knowledge” means (i) with respect to the Company or any of its Subsidiaries, the actual knowledge of the Persons listed on Section 8.3(aa) of the Company Disclosure Letter and (ii) with respect to Parent or any of its Subsidiaries, the actual knowledge of the Persons listed on Section 8.3(aa) of the Parent Disclosure Letter, in each case, after reasonable inquiry.
(bb)   ”Law” means any federal, state, provincial, local or foreign law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement.

(cc)   ”Liens” means, collectively, pledges, hypothecation, easements, charge, mortgages, deeds of trust, title or survey defects, leases, rights of way, restrictions, claims, liens, licenses, covenants, options, rights of first refusal, intangible property right, infringement, preemptive right, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
(dd)   ”Material Adverse Effect” means, with respect to any Person, any event, change, circumstance, occurrence or effect that (i) has, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (ii) solely with respect to the representations and warranties in Section 3.5 and the corresponding condition in clause (iv) of Section 6.2(a) with respect to such representation and warranty (in the case of the Company) and the representations and warranties in Section 4.5 and the corresponding condition in clause (iv) of Section 6.3(a) with respect to such representation and warranty (in the case of the Parent Parties), would reasonably be expected to prevent, materially delay or materially impair the ability of such Person to consummate the Transactions; provided, however, in the case of clause (i) only, no event, change, circumstance, occurrence or effect to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would occur: (A) changes in conditions or developments generally applicable to the industry in which such Person or its Subsidiaries operates, or changes in Law or regulation (or authoritative interpretation thereof) affecting such industry; (B) general economic or political conditions or securities, credit, financial or other capital markets conditions (or changes in such conditions), including changes generally in supply, demand, price levels, interest rates, tariffs, changes in the price of any commodity or general market prices and changes in exchange rates, in each case in the United States or any foreign jurisdiction; (C) any failure, in and of itself, by such Person to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings, production or other financial or operating metrics for any period (it being understood that the events, changes, circumstances, occurrences or effects giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has occurred or would occur, a Material Adverse Effect); (D) the execution and delivery of this Agreement; (E) the public announcement of the Transactions or the consummation of the Mergers, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners; (F) any change, in and of itself, in the market price or trading volume of such Person’s securities (it being understood that the events, changes, circumstances, occurrences or effects giving rise to or contributing to such change may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); (G) any change in applicable Law or GAAP (or authoritative interpretation thereof) following the date of this Agreement; (H) geopolitical conditions (or changes in such conditions), the outbreak or escalation of hostilities, any acts of war, sabotage, terrorism or cyber attack, or any escalation or worsening of any such acts of war, sabotage, terrorism or cyber attack; (I) any epidemic, pandemic, disease outbreak or other public health crisis or public health event, or the worsening of any of the foregoing; (J) any actions taken or omitted to be taken by a Party at the written direction of the other Parties (for the avoidance of doubt, any action by, or omission of, a Party for which such Party sought or requested, and the other Parties; provided, that consent shall not be deemed to be “at the written direction of” such Party); or (K) compliance with the terms of, performance of or the taking of any action expressly required by, this Agreement (except for any obligation under this Agreement to operate in the ordinary course of business (or similar obligation) pursuant to Section 5.1), except to the extent any such event, change, circumstance, occurrence or effect directly or indirectly resulting from, arising out of, attributable to or related to any of the matters described in clauses (A), (B), (G), (H) and (I), has a disproportionate effect on such Person and its Subsidiaries, taken as a whole, relative to other similarly situated Persons in the industry and geographic areas in which such Person and any of its Subsidiaries operate (in which case, such event, change, circumstance, occurrence or effect (if any) shall be taken into account when determining whether a “Material Adverse Effect” has occurred or would occur solely to the extent it is disproportionate). None of clauses (A) through (K) shall apply with respect to any matters relating to (1) any Capital Markets Issuance or other financing by Parent or any of its Subsidiaries or (2) any failure by Parent to repay the Company Indebtedness Payoff Amount, in each case, in determining whether any Parent Material Adverse Effect has occurred.

(ee)   ”Out of the Money Company Option” means each Company Option that has an exercise price per share of Company Common Stock that is greater than the Cash Consideration.
(ff)   ”Parent Credit Agreement” means the Fourth Amended and Restated Credit Agreement, dated as of January 30, 2026 among Parent, certain of its Subsidiaries, the several lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, swingline lender and a letter of credit issuer, as may be amended or otherwise modified from time to time in accordance with its terms.
(gg)   ”Parent Data Protection Requirements” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information, (i) all Data Protection Laws applicable to the Parent or its Subsidiaries; (ii) all contractual obligations binding upon the Parent or its Subsidiaries; and (iii) the Parent’s and its Subsidiaries’ own policies and procedures, and any written statements or representations made by the Parent or its Subsidiaries.
(hh)   ”Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.
(ii)   ”Parent Option(s)” means all options to purchase shares of Parent Common Stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time under a Parent Plan.
(jj)   ”Parent Owned IP” means Intellectual Property owned or purported by the Parent or any Subsidiary of the Parent to be owned, in whole or in part, by the Parent or any Subsidiary of the Parent.
(kk)   ”Parent PRSU Award” means an award of performance-based restricted stock units granted under the Parent Equity Plans.
(ll)   ”Parent RSU Award” means an award of restricted stock units granted under the Parent Equity Plans.
(mm)   ”Permitted Lien” means (i) to the extent not applicable to the Transactions or otherwise waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts; (ii) contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments or other governmental charges that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP by the applicable party; and (iii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements and similar agreements; provided, however, that, in each case, such Lien (A) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (B) would not have and would not reasonably be expected to have a Material Adverse Effect; (iv) such Liens as Parent (in the case of Liens with respect to properties or assets of the Company or its Subsidiaries) or the Company (in the case of Liens with respect to properties or assets of Parent or its Subsidiaries), as applicable, may have expressly waived in writing; (v) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or Parent, as applicable, or any of their respective Subsidiaries, that do not materially impair the value or materially interfere with the operation or use of the property or asset affected; (vi) any Liens arising under the Company Credit Agreement and any other Lien discharged at or prior to the Effective Time, including Liens securing any Indebtedness that will be paid off in connection with the Closing; (vii) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions that are not, individually or in the aggregate, violated in any material respect with the continued occupancy, ownership, use or operations of the real property by the Company or Parent, as applicable, or any of their respective Subsidiaries; (viii) non-exclusive licenses of Intellectual Property granted in the ordinary course of business; (ix) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights-of-way, covenants, restrictions and other similar matters that are not, individually or in the aggregate, violated in any material respect with the continued occupancy, ownership, use or operations of the real property by the Company or Parent, as applicable, or any of their respective Subsidiaries; and (x) any other Lien that does not, individually or in the aggregate, have a Material Adverse Effect.
(nn)   ”Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.
(oo)   ”Personal Information” means any information that identifies, relates to, describes, is linked to, is reasonably capable of being associated with, or could reasonably be linked to, directly or indirectly, any identified or identifiable individual or household, and any information covered by definitions of “personal data,” “personally identifiable information,” “personal information,” or any substantial equivalent of these terms under any Laws.
(pp)   ”Process”, “Processed”, or “Processing” means any operation or set of operations performed, whether by manual or automated means, on data (including Personal Information) or on sets of data (including Personal Information), including the collection, use, sale, storage, transfer, disclosure, analysis, deletion, or modification thereof.
(qq)   ”Products” means the products or services offered, performed, licensed, sold, distributed or otherwise made commercially available by the Company or any of the Company Subsidiaries, or Parent or any of the Parent Subsidiaries, as applicable.
(rr)   ”Related Party” of any Person means, with respect to such Person, any present or former director, executive officer, stockholder, partner, member, employee or Affiliate of such Person, or any of such Person’s Affiliates or immediate family members.
(ss)   ”Representatives” means, with respect to any Person, its directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives acting at the direction of such Person (including, for the avoidance of doubt, the Debt Financing Sources as to Parent).
(tt)   ”Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.
(uu)   ”Tax Return” means any return, declaration, report, certificate, bill, election, claim for refund, information return, statement or other written information and any other document filed or supplied or required to be filed or supplied to any Governmental Entity with respect to Taxes, including any schedule, attachment or supplement thereto, and including any amendment thereof.
(vv)   ”Taxes” means (i) all federal, state, provincial, local, foreign and other net income, gross income, gross receipts, sales, use, stock, ad valorem, transfer, transaction, franchise, profits, gains, registration, license, wages, lease, service, service use, employee and other withholding, social security, unemployment, welfare, goods and services, disability, payroll, employment, excise, severance, stamp, environmental, occupation, workers’ compensation, premium, real property, personal property, escheat or unclaimed property, windfall profits, net worth, capital, value-added, alternative or add-on minimum, customs duties, estimated and other taxes, fees, assessments, charges or levies of any kind whatsoever (whether imposed directly or through withholding and including taxes of any third party in respect of which a Person may have a duty to collect or withhold and remit and any amounts resulting from the failure to file any Tax Return), whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

(ww)   ”Treasury Regulations” means the proposed, temporary, and final regulations promulgated under the Code, as amended from time to time (including, with respect to any reference herein to a particular provision of the Treasury Regulations, where appropriate, the corresponding successor provision).
(xx)   ”Willful and Material Breach” means, with respect to any representation, warranty, covenant or agreement of a party in this Agreement, an action or omission by such party that such party intended to take or not take that is in material breach of such representation, warranty, covenant or agreement that the breaching party takes (or fails to take) (whether or not the intention of such party was to materially breach this Agreement) (i) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, covenant or agreement or (ii) which such breaching party should have known would result in a material breach of such representation, warranty, covenant or agreement. For the avoidance of doubt, any failure of a Party to consummate the Mergers, including depositing the funds in the Exchange Fund as contemplated by Article II, at the time required by this Agreement shall constitute a Willful and Material Breach (it being understood that the Parent Parties shall be deemed a single party for purposes of this sentence).
Section 8.4   Interpretation.   When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. With respect to information provided by a Party to another Party, the term “made available,” “delivered” or such term with similar import used in this Agreement means that the information referred to is included in the Company SEC Documents or Parent SEC Documents, as applicable, or has been made available to the other Party at least twenty four (24) hours prior to the date of this Agreement in the “data room” established by the applicable Party or its Representatives or delivered at least one (1) Business Day prior to the date of this Agreement in person or electronically by the applicable Party or its Representatives to the other Party or its Representatives. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the date on which the period commences and including the date on which the period ends and by extending the period to the first succeeding Business Day if the last day of the period is not a Business Day. References to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. The Company shall not have any responsibilities with respect to any Capital Markets Issuance or financing for the Transactions except as expressly provided in Section 5.17, and the Company makes no representations or warranties in this Agreement related to any Capital Markets Issuance or financing for the Transactions (and the term “Transactions” shall not be deemed to include any Capital Markets Issuance or financing for the Transactions for purposes of Article III).
Section 8.5   Entire Agreement.   This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the Parties with respect to the subject matter hereof and thereof.
Section 8.6   No Third Party Beneficiaries.
(a)   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (including any Company Stockholder) other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, except (i) as provided in Section 5.9, Section 5.17(j) and Section 8.17, which shall be for the benefit of the Persons set forth therein, (ii) the right of the former Company Stockholders to receive the Merger Consideration as provided in Article II but only from and after, and subject to the occurrence of, the Effective Time, (iii) as provided in Section 1.7, which shall be for the benefit of the New Board Designees (provided, however, that none of such persons shall be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform the actions contemplated by Section 1.7), and (iv) the right of the Company, on its own behalf and as representative of its stockholders, to pursue and recover damages available at law or in equity (including claims for damages based on the loss of economic benefits of the First Merger, including the loss of premium, suffered by the Company Stockholders) and other relief (including equitable relief) for the benefit of the Company and the Company Stockholders in the event of Parent’s or any Merger Subs’ failure to effect the First Merger as required by this Agreement or as a result of a Willful and Material Breach by a Parent Party. The third-party beneficiary rights referenced in clause (iii) of the preceding sentence may be exercised only by the Company (on behalf of its stockholders as their agent) through actions expressly approved by the Company Board, and no stockholder of the Company whether purporting to act in its capacity as a stockholder or purporting to assert any right (derivatively or otherwise) on behalf of the Company, shall have any right or ability to exercise or cause the exercise of any such right.
(b)   The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 7.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.7   Governing Law.   This Agreement and any claims or causes of action arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the Transactions (whether in contract, in tort, under statute or otherwise) shall be governed by, and interpreted, construed and enforced in accordance with, the internal Laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.
Section 8.8   Submission to Jurisdiction.   Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party or its Affiliates against any other Party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the Transactions. Each of the Parties agrees not to commence any Action relating thereto except in the courts described herein in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Transactions, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
Section 8.9   Assignment; Successors.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that (a) any Parent Party (other than Parent) may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to a direct or indirect Subsidiary of Parent without the prior written consent of the Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns and (b) any Parent Party may assign its rights under this Agreement to its lenders as collateral security for its obligations under any of its secured financing arrangements, including, without limitation, the Parent Credit Agreement, used to finance the transactions contemplated hereby.
Section 8.10   Specific Performance.   The Parties agree that irreparable damage would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, each Party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.
Section 8.11   Currency.   All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
Section 8.12   Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect. Upon such determination that any provision or portion of any provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.
Section 8.13   Waiver of Jury Trial.   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.
Section 8.14   Counterparts.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
Section 8.15   Electronic Signatures.   This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes.

Section 8.16   No Presumption Against Drafting Party.   Each of the Parties acknowledges that each Party to this Agreement has been represented by outside legal counsel in connection with this Agreement and the Transactions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
Section 8.17   Certain Provisions Related to Debt Financing Sources.
(a)   Notwithstanding anything to the contrary contained herein, the Company and its Subsidiaries (on behalf of itself and its affiliates and each officer, director, employee, member, manager, partner, controlling person, stockholder, advisor, attorney, agent and other Representative thereof) hereby (i) waives any claims or rights against any Debt Financing Source relating to or arising out of this Agreement, the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise (in each case, other than with respect to the definitive debt documentation to the extent such person is a party thereto following the Closing Date), (ii) agrees not to bring or support any Action against any Debt Financing Source in connection with this Agreement, the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise (in each case, other than with respect to the definitive debt documentation to the extent such person is a party thereto following the Closing Date), and (iii) agrees to cause any Action asserted against any Debt Financing Source by or on behalf of the Company and its Subsidiaries (on behalf of itself and its affiliates and each officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative thereof) in connection with this Agreement, the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated (in each case, other than with respect to the definitive debt documentation to the extent such person is a party thereto following the Closing Date). In furtherance and not in limitation of the foregoing waivers and agreements, it is acknowledged and agreed that no Debt Financing Source shall have any liability for any claims or damages to the Company or its Subsidiaries (or any of their respective affiliates or any of their respective officers, directors, employees, members, managers, partners, controlling persons, stockholders, advisors, attorneys, agents or other Representatives) in connection with this Agreement, the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby.
(b)   Notwithstanding anything to the contrary contained herein, any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, and any Action, whether at law or in equity and whether in tort, contract or otherwise, arising out of or relating to the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, including in any Action or counterclaim against any Debt Financing Source, shall be governed by and construed in accordance with the Law of the State of New York.
(c)   Notwithstanding anything to the contrary contained herein, each party hereto (on behalf of itself and its affiliates and each officer, director, employee, member, manager, partner, controlling person, stockholder, advisors, attorney, agent and other Representative thereof) hereby submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York and any appellate courts thereof with respect to any Action, whether at law or in equity and whether in tort, contract or otherwise, arising out of or relating to the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, including in any Action or counterclaim against any Debt Financing Source, and hereby agrees that it will not bring or support any such Action in any other forum.
(d)   Notwithstanding anything to the contrary contained herein, each of the parties hereto (on behalf of itself and its affiliates and each officer, director, employee, member, manager, partner, controlling person, stockholder, advisors, attorney, agent and other Representative thereof) hereby agrees that (i) the waiver of rights to trial by jury set forth in Section 8.13 applies to any Action, whether at law or in equity and whether in tort, contract or otherwise, arising out of or relating to the Financing, the Debt Commitment Letter and the transactions contemplated hereby and thereby, including in any Action or counterclaim against any Debt Financing Source, and (ii) no amendment or waiver of Section 8.9, this

Section 8.17 or the component terms used herein (or any other provision of this Agreement to the extent that a modification thereof would affect the substance of any of the foregoing) that is adverse to the Debt Financing Sources shall be effective without the prior written consent of the Lenders.
(e)   The Debt Financing Sources are intended third party beneficiaries of this Section 8.17. This Section 8.17 shall, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary.
(f)   The provisions of this Section 8.17 will survive any termination of this Agreement.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CECO ENVIRONMENTAL CORP.
By:
/s/ Todd Gleason

Name:
Todd Gleason

Title:
Chief Executive Officer

LONGHORN MERGER SUB INC.
By:
/s/ Todd Gleason

Name:
Todd Gleason

Title:
President and Chief Executive Officer

LONGHORN MERGER SUB LLC
By:
/s/ Todd Gleason

Name:
Todd Gleason

Title:
President and Chief Executive Officer

THERMON GROUP HOLDINGS, INC.
By:
/s/ Bruce Thames

Name:
Bruce Thames

Title:
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B
Supplementary Reconciliation of Non-GAAP Financial Measures:
(dollars in millions)	Annual 2023	Annual 2024	Annual 2025
Net income as reported in accordance with GAAP	$12.9	$13.0	$50.1
Amortization expenses	7.4	8.8	16.1
Acquisition and integration expenses	2.5	4.2	9.5
Gain on sale of Global Pump Solutions business	—	—	(63.7)
Other operating expenses	3.6	1.0	0.6
Foreign currency remeasurement	(1.0)	4.3	2.3
Tax expense (benefit) of adjustments	1.2	(4.6)	17.7
Non-GAAP net income	$26.6	$26.7	$32.6
Depreciation	5.1	5.8	8.7
Non-cash stock compensation	4.5	7.5	13.1
Other expense (income)	0.8	0.4	(0.1)
Interest expense	13.4	13.0	20.9
Income tax expense	5.7	7.9	12.0
Noncontrolling interest	1.6	1.5	3.1
Adjusted EBITDA	$57.7	$62.8	$90.3
Adjusted EBITDA margin	10.6%	11.3%	11.7%
(dollars in millions)	Annual 2023	Annual 2024	Annual 2025
Net cash provided by operating activities	$44.6	$24.8	$5.9
Acquisitions of property and equipment	(8.4)	(17.4)	(11.3)
Tax payments for the sale of the Global Pump Solutions business	—	—	15.0
Free Cash Flow	$36.2	$7.4	$9.6

B-1

Annex C
Relative TSR Peer Group Entities (n=134)
Acuren Corporation
AdvanSix Inc.
Air Transport Services Group,
Inc.
Allegiant Travel Company
Ameresco, Inc.
American Superconductor Corporation
American Woodmark Corporation
Apogee Enterprises, Inc.
Argan, Inc.
Array Technologies, Inc.
Aspen Aerogels, Inc.
Astec Industries, Inc.
Astronics Corporation
Barrett Business Services, Inc.
Blue Bird Corporation
BlueLinx Holdings Inc.
BrightView Holdings, Inc.
Brookfield Business Corporation
Cadre Holdings, Inc.
Centuri Holdings, Inc.
Century Aluminum Company
Columbus McKinnon Corporation
Conduent Incorporated
Covenant Logistics Group, Inc.
CRA International, Inc.
CSG Systems International, Inc.
Custom Truck One Source, Inc.
CVR Partners, LP
Deluxe Corporation
Distribution Solutions Group, Inc.
DNOW Inc.
Douglas Dynamics, Inc.
Ducommun Incorporated
DXP Enterprises, Inc.
Ecovyst Inc.
Energy Recovery, Inc.
Ennis, Inc.
Enviri Corporation
Fluence Energy, Inc.
Forward Air Corporation
Frontier Group Holdings, Inc.
FTAI Infrastructure Inc.
Genco Shipping & Trading
Limited
Gibraltar Industries, Inc.
Global Industrial Company
Great Lakes Dredge & Dock Corporation
H&E Equipment Services, Inc.
Healthcare Services Group, Inc.
Heartland Express, Inc.
Heidrick & Struggles International, Inc.
Helios Technologies, Inc.
Hertz Global Holdings, Inc.
Hillman Solutions Corp.
Huron Consulting Group Inc.
Hyster-Yale, Inc.
Ingevity Corporation
Innodata Inc.
Interface, Inc.
Intuitive Machines, Inc.
Janus International Group, Inc.
JELD-WEN Holding, Inc.
Kaiser Aluminum Corporation
Karat Packaging Inc.
Kennametal Inc.
Kforce Inc.
Koppers Holdings Inc.
Kronos Worldwide, Inc.
LegalZoom.com, Inc.
Limbach Holdings, Inc.
Lindsay Corporation
Liquidity Services, Inc.
LSB Industries, Inc.
LSI Industries Inc.
Magnera Corporation
Marten Transport, Ltd.
MasterBrand, Inc.
Materion Corporation
Mativ Holdings, Inc.
Matthews International Corporation
Metallus Inc.
Microvast Holdings, Inc.
Miller Industries, Inc.
MillerKnoll, Inc.
Montrose Environmental Group, Inc.
MRC Global Inc.
National Presto Industries, Inc.
NV5 Global, Inc.
O-I Glass, Inc.
Perimeter Solutions, Inc.
Pitney Bowes Inc.
Planet Labs PBC
Plug Power Inc.
Power Solutions International, Inc.
Preformed Line Products Company
Proto Labs, Inc.
Pursuit Attractions and Hospitality, Inc.
Quanex Building Products Corporation
Ramaco Resources, Inc.
Ranpak Holdings Corp.
Rayonier Advanced Materials Inc.
Redwire Corporation
REV Group, Inc.
Ryerson Holding Corporation
Shoals Technologies Group, Inc.
Steel Partners Holdings L.P.
Steelcase Inc.
Stepan Company
Stratasys Ltd.
Sun Country Airlines Holdings, Inc.
SunCoke Energy, Inc.
Sunrun Inc.
TaskUs, Inc.
Tennant Company
The Gorman-Rupp Company
The Greenbrier Companies, Inc.
Thermon Group Holdings, Inc.
Transcat, Inc.
TriMas Corporation
Triumph Group, Inc.
Tronox Holdings plc
Tutor Perini Corporation
Universal Logistics Holdings, Inc.
V2X, Inc.
Valhi, Inc.
Vestis Corporation
VSE Corporation
Wabash National Corporation
Westlake Chemical Partners LP
Wheels Up Experience Inc.
Willdan Group, Inc.
Willis Lease Finance Corporation
Worthington Enterprises, Inc.
Worthington Steel, Inc.
Xometry, Inc.

C-1

ANNEX D
CECO ENVIRONMENTAL CORP.
2026 EQUITY AND INCENTIVE COMPENSATION PLAN
1.   Purpose.   The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.   Definitions.   As used in this Plan:
(a)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)   “Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)   “Committee” means the Compensation Committee of the Board (or its successor), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.
(h)   “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)   “Company” means CECO Environmental Corp., a Delaware corporation, and its successors.
(j)   “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)   “Director” means a member of the Board.
(l)   “Effective Date” means the date this Plan is approved by the Stockholders.
(m)   “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(n)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(o)   “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
(p)   “Management Objectives” means the performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. The Management Objectives applicable to an award under this Plan (if any) shall be determined by the Committee, and may be based on one or more, or a combination, of metrics under the following categories or such other metrics as may be determined by the Committee (including relative or growth achievement regarding such metrics):
(i)
Profits (e.g., gross profit, gross profit growth, operating income, earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, net income (before or after taxes), consolidated net income, net earnings, net sales, cost of sales, basic or diluted earnings per share (before or after taxes), residual or economic earnings, net operating profit (before or after taxes), or economic profit);

(ii)
Cash Flow (e.g., actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, operating cash flow, total cash flow, cash flow in excess of cost of capital or residual cash flow, or cash flow return on investment);

(iii)
Returns (e.g., profits or cash flow returns on: assets, investment, capital, invested capital, net capital employed, equity, or sales);

(iv)
Working Capital (e.g., working capital targets, working capital divided by sales, days’ sales outstanding, days’ sales inventory, or days’ sales in payables);

(v)
Profit Margins (e.g., profits divided by revenues or gross margins and material margins divided by revenues);

(vi)
Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, or total debt ratio);

(vii)
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenue, net revenue, revenue growth, net revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to stockholders, sales and administrative costs divided by sales, or sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, market share, geographic business expansion goals, expense targets or cost reduction goals, general and administrative expense savings, selling, general and administrative expenses, objective measures of client/customer satisfaction, employee satisfaction, employee retention, management of employment practices and employee benefits, supervision of litigation and information technology, productivity ratios, economic value added (or another measure of profitability that considers the cost of capital employed), product quality, sales of new products, or goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(q)   “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the NASDAQ Stock Market or, if the shares of Common Stock are not then listed on the NASDAQ Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is in compliance with the fair market value pricing rules set forth in Section 409A of the Code to the extent applicable.
(r)   “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(s)   “Option Price” means the purchase price payable on exercise of an Option Right.
(t)   “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
(u)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”), or (iii) a non-employee Director.
(v)   “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(w)   “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
(x)   “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(y)   “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(z)   “Plan” means this CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(aa)   “Predecessor Plans” means the CECO Environmental Corp. 2017 Equity and Incentive Compensation Plan and the CECO Environmental Corp. 2021 Equity and Incentive Compensation Plan, in each case including as amended or amended and restated from time to time.
(bb)   “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.
(cc)   “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.
(dd)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ee)   “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(ff)   “Stockholder” means an individual or entity that owns one or more shares of Common Stock.
(gg)   “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.
(hh)   “Ten Percent Stockholder” means an employee of the Company or an affiliate, or an individual engaged to become such an employee, who, as of the date an Incentive Stock Option is granted to such individual, owns more than 10% of the total combined voting power of all classes of shares then issued by the Company or a Subsidiary corporation.
(ii)   “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.
3.   Shares Available Under this Plan and Certain Limits.
(a)
Maximum Shares Available Under this Plan.

(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate (x) 3,350,000 shares of Common Stock, plus (y) the total number of shares of Common Stock remaining available for future grant under the CECO Environmental Corp. 2021 Equity and Incentive Compensation Plan as of the Effective Date, plus (z) the shares of Common Stock that are subject to awards granted under this Plan or the Predecessor Plans that are added (or added back, as applicable) to the aggregate number of shares of Common Stock available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)   Share Counting Rules.
(i)
Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash or is unearned (or it is determined that such award will be unearned), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, again be available under Section 3(a)(i) above.

(ii)
If, on or after the Effective Date, any shares of Common Stock subject to an award granted under the Predecessor Plans are forfeited, or an award granted under the Predecessor Plans (in whole or in part) is cancelled or forfeited, expires, is settled for cash or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement or unearned amount, be available for awards under this Plan.

(iii)
Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy a tax withholding obligation will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.
(iv)
If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)   Limit on Incentive Stock Options.   Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,350,000 shares of Common Stock.
(d)   Non-Employee Director Compensation Limit.   Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes), in excess of $750,000 (or $1,000,000, in the case of a non-employee Director who serves as Chair of the Board or as a Lead Director).
(e)   Prohibition on Dividends and Dividend Equivalents.   In no event may dividends or dividend equivalents be awarded or paid with respect to awards of Option Rights, Appreciation Rights, or any other award that is not a Full-Value Award (as defined below). A “Full-Value Award” shall mean any award under this Plan other than an award of Option Rights, Appreciation Rights or other similar award the value of which is based on appreciation in the value of the Common Stock above a threshold. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards for all equity award types. Any dividends or dividend equivalents credited with respect to any award shall be subject to the same risk of forfeiture as the underlying award and shall not be paid until the underlying award vests.
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)   Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant, provided that an Incentive Stock Option granted to a Ten Percent Stockholder must have an Option Price per share at least equal to 110% of the Market Value per Share on the Date of Grant.
(c)   Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of

Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.
(e)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)   Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)   Option Rights granted under this Plan may be (i) options, including Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)   No Option Right will be exercisable more than 10 years from the Date of Grant, provided that an Incentive Stock Option granted to a Ten Percent Stockholder must terminate no later than five years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)   Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)   Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
(k)   If an Option Right that is intended to be an Incentive Stock Option fails to meet the requirements applicable to Incentive Stock Options, the Option Right shall automatically be treated as a nonqualified stock option to the extent of such failure.
5.   Appreciation Rights.
(a)   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)
Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)
Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)
Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)   Also, regarding Appreciation Rights:
(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.   Restricted Stock.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)   Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)   Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)   Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)   Shares of Restricted Stock will be credited with dividends and other distributions to the extent dividends or other distributions are paid on such shares. However, if cash dividends or other cash distributions are paid with respect to shares of Restricted Stock while such shares are unvested, then such dividends or other distributions will either, at the discretion of the Committee, be (i) automatically reinvested as additional shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. Any dividends or other distributions paid in the form of shares shall be subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock. For clarity, in no event will dividends or other distributions be paid to a Participant with respect to Restricted Stock unless, until and to the same extent as the underlying Restricted Stock vests.

(h)   Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.   Restricted Stock Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units. Any such dividend equivalents will either, at the discretion of the Committee, be (i) accumulated and paid, in cash or shares of Common Stock in the Committee’s discretion, at the same time and to the same extent that the Restricted Stock Units with respect to which such dividend equivalents were credited vest or are earned and paid or (ii) deemed converted into additional Restricted Stock Units that are subject to the same terms and conditions (including vesting and forfeiture) as the Restricted Stock Units with respect to which such dividend equivalents were credited. For clarity, in no event will a Participant receive payment with respect to a dividend equivalent unless, until and to the same extent as, the original Restricted Stock Units with respect to which such dividend equivalents were credited vest and are paid.
(e)   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.
(f)   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.   Cash Incentive Awards, Performance Shares and Performance Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)   The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, and the Evidence of Award will specify the time and terms of delivery, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)   Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned.
(e)   The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof. Any such dividend equivalents will either, at the discretion of the Committee, be (i) accumulated and paid, in cash or shares of Common Stock in the Committee’s discretion, at the same time and to the same extent that the Performance Shares or Performance Units with respect to which such dividend equivalents were credited vest or are earned and paid or (ii) deemed converted into additional Performance Shares or Performance Units, as applicable, that are subject to the same terms and conditions (including vesting and forfeiture) as the Performance Shares or Performance Units with respect to which such dividend equivalents were credited. For clarity, in no event will a Participant receive payment with respect to a dividend equivalent unless, until and to the same extent as, the original Performance Shares or Performance Units with respect to which such dividend equivalents were credited vest and are paid.
(f)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.   Other Awards.
(a)   Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.
(b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)   The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)   The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 will be deferred until, and paid contingent upon, the earning, vesting and payment of such awards.
(e)   Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
(f)   Awards under this Section 9 may provide for the earning or vesting of, or earlier termination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
10.   Administration of this Plan.
(a)   This Plan will be administered by the Committee; provided, however, that notwithstanding anything in this Plan to the contrary, the Board may grant awards under this Plan to non-employee Directors and administer this Plan with respect to any awards. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)   To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
11.   Adjustments.   The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment or notice to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.   Change in Control.   For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:
(a)   any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;
(b)   individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of at least three-fourths (3/4) of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)   consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)   approval by the Stockholders of a complete liquidation or dissolution of the Company.
13.   Detrimental Activity and Recapture Provisions.   Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded. Notwithstanding anything to the contrary in this Plan or any Evidence of Award, all awards granted under this Plan are subject to the CECO Environmental Corp. Compensation Recovery Policy to the extent applicable thereto.
14.   Non-U.S. Participants.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.
15.   Transferability.
(a)   Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision. Any purported transfer in violation of this Plan shall be null and void.

(b)   The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
16.   Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the amount required to be withheld to satisfy the Participant’s tax withholding obligation using the maximum statutory tax rates for federal, state, local and foreign tax purposes, including payroll taxes. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.
17.   Compliance with Section 409A of the Code.
(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)   Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.
(c)   If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)   Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
18.   Amendments; No Repricing.
(a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.
(b)   Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.
(c)   If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such

Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)   Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent, but the Company need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an award as follows: (1) to the extent the Committee deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Common Stock is then traded; (2) to the extent the Committee deems necessary to preserve favorable accounting or tax treatment of any award for the Company; or (3) to the extent the Committee determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the award. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
19.   Governing Law.   This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
20.   Effective Date/Termination.   This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plans, provided that outstanding awards granted under the Predecessor Plans will continue following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plans, as applicable (except for purposes of providing for shares of Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.   Miscellaneous Provisions.
(a)   The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)   Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)   No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)   Absence or leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)   No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)   Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)   Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other person with an interest in an award that (1) any award intended to be exempt from Code Section 409A shall be so exempt, (2) any award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (3) any award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.
(j)   If a Participant shall dispose of shares of Common Stock acquired through exercise of an Incentive Stock Option within either (1) two years after the date the Option Right is granted or (2) one year after the date the Option Right is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the award vests, such Participant shall notify the Company within seven days of the date the Participant makes such an election.
(k)   Notwithstanding any other provision of this Plan to the contrary, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change in Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 21(k), then the Total Payments shall be delivered either (1) in full or (2) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (1) or (2) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).
(l)   If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.   Stock-Based Awards in Substitution for Awards Granted by Another Company.   Notwithstanding anything in this Plan to the contrary:
(a)   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)   Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Annex E
February 23, 2026
The Board of Directors
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to CECO Environmental Corp. (“CECO”) of the Consideration (as defined below) to be paid by CECO pursuant to a Merger Agreement (the “Merger Agreement”) proposed to be entered into among CECO, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of CECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of CECO (“Merger Sub LLC”), and Thermon Group Holdings, Inc. (“Thermon”). As more fully described in the Merger Agreement, Merger Sub Inc. will be merged with and into Thermon (the “First Merger”) and following the First Merger, Thermon, as the surviving corporation, will be merged with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company and a wholly-owned subsidiary of CECO (the “Second Merger” and together with the First Merger, the “Mergers”) and each outstanding share of the Common Stock, par value $0.001 per share (the “Thermon Common Stock”), of Thermon (other than Excluded Shares as defined in the Merger Agreement) will be converted in the First Merger into the right to receive, at the election of the holder thereof, subject to proration and election procedures set forth in the Merger Agreement as to which we express no view or opinion, (i) 0.6840 shares of the Common Stock, par value $0.01 per share (the “CECO Common Stock”) of CECO (the “Mixed Election Stock Consideration”) plus $10.00 in cash, without interest (the “Mixed Election Cash Consideration” and together with the Mixed Election Stock Consideration, the “Mixed Election Consideration”), (ii) $63.89 in cash, without interest (the “Cash Election Consideration”) or (iii) 0.8110 shares of CECO Common Stock (the “Stock Election Consideration” and together with the Mixed Election Consideration and the Cash Election Consideration, collectively, the “Consideration”). The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.
In arriving at our opinion, we reviewed a draft, dated February 23, 2026, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of CECO and certain senior officers and other representatives and advisors of Thermon concerning the businesses, operations and prospects of Thermon and CECO. We reviewed certain publicly available and other business and financial information relating to Thermon and CECO, as well as certain financial forecasts and other information and data relating to Thermon and CECO which were prepared and provided to or discussed with us by the management of CECO, including certain information and data relating to the potential strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by the management of CECO to result from the Mergers (the “Potential Synergies”). We reviewed the financial terms of the Mergers as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Thermon Common Stock and the CECO Common Stock; the historical and projected earnings and other operating data of Thermon and CECO; and the capitalization and financial condition of Thermon and CECO. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Thermon and CECO. We also evaluated certain potential pro forma financial effects of the Mergers on CECO. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.
In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of CECO that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data, relating to Thermon and CECO, including the Potential Synergies, provided to or otherwise reviewed by or discussed with us, we have been advised by the management of CECO, and we have assumed, with your consent, that such forecasts and other information and data, including the Potential Synergies, were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of CECO as to, and are a reasonable basis upon which to evaluate, the future financial performance of Thermon and CECO and the other matters covered thereby, and we have assumed, with your consent, that the financial results reflected in such forecasts and other information and data, including the Potential Synergies, will be realized in the amounts and at the times projected. In addition, we have relied, at your direction, upon the assessments of the management of CECO, as to, among other things, (i) the potential impact on CECO and Thermon of certain market, competitive, cyclical and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the industries in which they operate, including assumptions of the management of CECO reflected in the financial forecasts and other information and data utilized in our analysis or otherwise relevant for purposes of our opinion, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses and opinion, (ii) existing and future relationships, agreements and arrangements with, and the ability to attract, retain and/or replace, key employees, customers, suppliers and other commercial relationships of CECO and Thermon, and (iii) the ability of CECO to integrate the businesses and operations of CECO and Thermon and to realize the Potential Synergies. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on CECO and Thermon or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We express no view or opinion as to any financial and other information or data, including the Potential Synergies, (or any underlying assumptions on which any such financial and other information or data, including the Potential Synergies, are based) provided to or otherwise reviewed by or discussed with us.
We have assumed, with your consent, that the Mergers will be consummated in accordance with the terms, conditions and agreements set forth in the Merger Agreement, and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents and releases for the Mergers, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on Thermon, CECO, or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. Representatives of CECO have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We are not expressing any opinion or view with respect to accounting, tax, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of CECO as to such matters.
Our opinion does not address any terms (other than the Consideration to be paid by CECO pursuant to the Merger Agreement, to the extent expressly specified herein), aspects or implications of the Mergers, including, without limitation, the form or structure of the Mergers, any prorations or election procedures relating to the Consideration, or other agreement, arrangement or understanding to be entered into in connection with, related to or contemplated by the Mergers or otherwise. Our opinion, as set forth herein, relates to the relative values of Thermon and CECO. We are not expressing any opinion as to what the value of the CECO Common Stock actually will be when issued pursuant to the Mergers or the prices at which the Thermon Common Stock or CECO Common Stock will trade at any time, or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the

Mergers. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid by CECO pursuant to the Merger Agreement. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Thermon or CECO, nor have we made any physical inspection of the properties or assets of Thermon or CECO. We have not evaluated the solvency or fair value of Thermon, CECO, or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view as to, and our opinion does not address, the underlying business decision of CECO to effect or enter into the Mergers, the relative merits of the Mergers as compared to any alternative business strategies that might exist for CECO or the effect of any other transaction in which CECO might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Mergers, or any class of such persons, relative to the Consideration to be paid by CECO pursuant to the Merger Agreement, or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion.
Citigroup Global Markets Inc. has acted as financial advisor to CECO in connection with the proposed Mergers and will receive a fee for such services, a portion of which is payable in connection with the delivery of this opinion and a significant portion of which is contingent upon the consummation of the Mergers. In addition, Parent has agreed to reimburse certain expenses and to indemnify us against certain liabilities arising from our engagement.
As you are aware, we and our affiliates in the past have provided, currently are providing and/or in the future may provide, certain investment banking, commercial banking and other similar financial services to Thermon and/or its affiliates unrelated to the proposed Mergers, for which services we and such affiliates have received and/or expect to receive compensation, including, during the past two years, having acted as lender with respect to certain credit facilities and terms loans of Thermon. We and our affiliates in the past have provided, currently are providing and/or in the future may provide, certain investment banking, commercial banking and other similar services to CECO and/or affiliates, unrelated to the proposed Mergers, for which services we and our affiliates have received and/or expect to receive compensation, including, without limitation, during the two year period prior to the date hereof, having acted as co-syndication agent with respect to certain credit facilities and terms loans of CECO. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of Thermon, CECO and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Thermon, CECO, and their respective affiliates.
Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of CECO (solely in its capacity as such) in its evaluation of the proposed Mergers, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Mergers.
Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid by CECO pursuant to the Merger Agreement is fair, from a financial point of view, to CECO.
Very truly yours,
CITIGROUP GLOBAL MARKETS INC.

Annex F
February 23, 2026
Board of Directors
Thermon Group Holdings, Inc.
7171 Southwest Parkway, Building 300, Suite 200
Austin, Texas 78735
Members of the Board:
We understand that Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), CECO Environmental Corp., a Delaware corporation (the “Parent”) and Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Parent (the “Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Parent (the “Merger Sub LLC” and together with Merger Sub Inc., the “Merger Subs”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 23, 2026 (the “Merger Agreement”), which provides, among other things, (i) for the merger (the “First Merger”) of Merger Sub Inc. with and into the Company with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent and (ii) immediately thereafter, the subsequent merger (the “Second Merger” and together with the First Merger, the “Transaction”) of the Company with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving company and wholly-owned subsidiary of Parent. Pursuant to the First Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than any shares of Company Common Stock (i) held in the treasury of the Company by the Company as treasury stock, (ii) owned, directly or indirectly by Parent, Merger Sub Inc., Merger Sub LLC or any other wholly-owned subsidiary of Parent immediately prior to the Effective Time or (iii) held by any holder of Company Common Stock who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to Section 262 of the General Corporation Law of the State of Delaware (clauses (i), (ii) and (iii), collectively, the “Excluded Shares”), will be automatically converted into the right to receive from Parent, at the election of the holder thereof, subject to the election procedures set forth in the Merger Agreement (as to which we express no opinion) one of the following: (x) the combination (which combination shall hereinafter be referred to as the “Mixed Consideration”) of (1) 0.6840 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) and (2) $10.00 in cash, without any interest thereon, (y) $63.89 in cash (the “Cash Consideration”), without any interest thereon or (z) 0.8110 shares of Parent Common Stock (the “Stock Consideration” and each of the Mixed Consideration, Cash Consideration and Stock Consideration, the “Merger Consideration”) subject to adjustment in certain circumstances, together with cash in lieu of fractional shares of the Parent Common Stock, if any, into which such shares of the Company Common Stock would have been converted in accordance with the Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company and the Parent, respectively;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Parent, respectively;

3)
Reviewed certain financial projections for the Company prepared by the management of the Company and certain financial projections for the Parent both as prepared by the management of the Parent and as modified by the management of the Company and, in each case of the foregoing, approved for our use by management of the Company (collectively, the “Projections”);

4)
Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of the Parent and approved for our use by management of the Company (the “Synergies”);

5)
Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Company;

6)
Discussed the past and current operations and financial condition and the prospects of the Parent, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Parent;

7)
Reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

8)
Compared the financial performance of the Company and the Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other publicly-traded companies comparable with the Company and the Parent, respectively, and their securities;

9)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

10)
Participated in certain discussions and negotiations among representatives of the Company and the Parent and certain parties and their financial and legal advisors;

11)
Reviewed the Merger Agreement, the draft commitment letters from certain debt financing sources substantially in the form of the drafts dated February 23, 2026 (the “Commitment Letter”) and certain related documents; and

12)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Parent, respectively, and formed a substantial basis for this opinion. With respect to the Projections and the Synergies we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Parent of the future financial performance of the Company and the Parent, respectively, and of the strategic, financial and operational benefits anticipated to result from the Transaction. We express no view as to the Projections or the Synergies or the assumptions on which they were based. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things that the Transaction will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended, Buyer will obtain financing in accordance with the terms set forth in the Commitment Letter and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the contemplated benefits expected to be derived in the proposed Transaction in any respect material to our analysis. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Parent and the Company and their respective legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, whether relative to the Merger Consideration to be received by the holders of shares of the Company Common Stock in the Transaction or otherwise. This opinion does not address the relative merits of the Transaction or any other transaction contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger

Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Parent, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for our services, a portion of which became payable upon delivery of this opinion and a substantial portion of which is contingent upon the closing of the First Merger. In the two years prior to the date hereof, we and our affiliates have not provided financial advisory or financing services for the Parent or the Company for which we have received any fees. Morgan Stanley may seek to provide financial advisory and/or financing services to the Company, the Parent and/or their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Parent, the Company, and their respective affiliates or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law or regulation. In addition, this opinion does not in any manner address the prices at which the Parent Common Stock will trade following consummation of the Transaction or at which the Company Common Stock, the Parent Common Stock or any other securities will trade at any time. Morgan Stanley expresses no opinion or recommendation as to the form or relative fairness of the Merger Consideration to be elected by the holders of shares of the Company Common Stock or how the shareholders of Parent and the Company should vote at the shareholders’ meetings to be held, or act on any matter, in connection with the Transaction.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than holders of Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders of shares of the Company Common Stock.
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Morgan Stanley & Co. LLC

Annex G
Execution Version
VOTING AGREEMENT
THIS VOTING AGREEMENT, dated as of February 23, 2026 (the “Agreement”), is by and among CECO Environmental Corp., a Delaware corporation (“Parent”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).
W I T N E S S E T H:
WHEREAS, Parent, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub LLC”), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”) providing for, among other things, (i) the merger of Merger Sub Inc. with and into the Company (the “First Merger”), with the Company continuing as the surviving entity, and (ii) immediately following the First Merger, the merger of the Company with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”), in each case, on the terms and subject to the conditions of the Merger Agreement;
WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and
WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
Definitions.   This Agreement is one of the “Voting Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.
“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that Transfer shall not include, where the Holder is an entity, any direct or indirect transfer of equity or other interests in the

Holder by such Holder’s equityholders; provided, further, that an assignment by the Holder in compliance with Section 6.16 shall not be deemed a Transfer hereunder.
ARTICLE II
AGREEMENT TO RETAIN SECURITIES
Transfer and Encumbrance of Securities.
(a)   From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities (other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent and the Company.
(b)   Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities to one or more affiliates if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to the Company and Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent and the Company prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent and the Company or (iii) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement.
Additional Purchases; Adjustments.   The Holder agrees that any additional equity securities (or any right or interest therein) of Parent that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity securities of Parent affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.
Unpermitted Transfers; Involuntary Transfers.   Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs Parent to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
VOTING
Agreement to Vote.   Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the approval of the Stock Issuance and any other proposal considered and voted upon by the Parent Stockholders at any Parent Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers; (b) against any Parent Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Parent Parties under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Mergers. Notwithstanding anything herein to the contrary in this Agreement,

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this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.
Irrevocable Proxy.   Subject to the final sentence of Section 3.1, prior to the Termination Date, solely in the event of a failure by the Holder to act in accordance with the Holder’s obligations as to voting pursuant to Section 3.1 no later than the third Business Day prior to any meeting at which the stockholders of Parent will consider and vote on any of the matters described in Section 3.1, the Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Holder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of the Holder, to vote the Securities, or grant a consent or approval in respect of the Securities, in a manner consistent with this Agreement. The Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement. The Holder hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Holder under this Agreement. The Holder will take such further action or execute such other instruments as may be reasonably necessary (in the Company’s reasonable discretion) to effect the intent of this proxy. The Holder intends this proxy to be irrevocable during the term of this Agreement prior to the Termination Date and coupled with an interest. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Holder, upon the Termination Date and the Company may further terminate this proxy at any time at its sole discretion by written notice to the Holder.
ARTICLE IV
ADDITIONAL AGREEMENTS
Further Assurances.   The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall not, and shall cause the Holder’s controlled affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement.
Fiduciary Duties.   The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of Parent or a Subsidiary of Parent. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of Parent or a Subsidiary of Parent (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDER
Representations and Warranties.   The Holder hereby represents and warrants to Parent and the Company as follows:
(a)   Ownership; Voting Power.   As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Parent Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Parent Organizational Documents, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities and (C) the Holder has sole voting power, sole power of disposition, sole power to Transfer, sole power to issue instructions with respect to the matters set forth herein and sole

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power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.
(b)   Organization; Authority.   If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.
(c)   No Violation.   The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.
(d)   Consents and Approvals.   The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).
(e)   Absence of Litigation.   To the knowledge of the Holder, as of the date hereof, there is no proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.
(f)   Absence of Other Voting Agreements.   As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.
ARTICLE VI
MISCELLANEOUS
No Solicitation.   Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3(a) of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of Parent or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, to the extent Parent complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding a Parent Acquisition Proposal, the Holder and/or any of the Holder’s controlled affiliates and/or the Holder’s and his Representatives may engage in discussions or negotiations with such person to the extent that Parent can act under Section 5.3 of the Merger Agreement.
6.2   Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement

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may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Parent Parties or the Company under the Merger Agreement. Parent and the Company acknowledge that neither the Holder nor any Holder Related Party has made, and neither Parent nor the Company has relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.
No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except pursuant to Section 3.2 and as otherwise expressly provided herein.
Disclosure.   The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4, including the Joint Proxy Statement, as applicable, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.
Termination.   This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is terminated in accordance with its terms, (b) the Effective Time, (c) the date the Parent Stockholder Approval is obtained, (d) the occurrence of a Parent Adverse Recommendation Change, or (e) the date on which the Merger Agreement is amended in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside Date or otherwise adversely affects such Holder of Parent (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “Termination Date”). Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve any party hereto from any liability of such party for Willful and Material Breach prior to such termination. For purposes hereof, “Willful and Material Breach” shall mean, with respect to any representation, warranty, covenant or agreement of a party in this Agreement, an action or omission by such party that such party intended to take or not take that is in material breach of such representation, warranty, covenant or agreement that the breaching party takes (or fails to take) (whether or not the intention of such party was to materially breach this Agreement) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, covenant or agreement.
Amendments; Waivers.   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent, the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.6 to the contrary, to the extent that, after the date hereof, the Company or Parent agrees to waive any provision contained in any other Voting Agreement, such party shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.

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6.7   Reliance.   The Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.
Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Mergers are consummated.
Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email; provided, that, with respect to notice by email, no “bounce back” or similar message of nondelivery is received with respect thereto, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:
if to the Holder, to the Holder’s address set forth on Schedule A
and
if to Parent, to:
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Attention: Alyson Richter, General Counsel and Corporate Secretary
E-mail: ogc@onececo.com
With a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
Attention: Jonathan Whalen; Jeffrey A. Chapman
E-mail: JWhalen@gibsondunn.com; JChapman@gibsondunn.com
if to the Company to:
Thermon Group Holdings, Inc.
7171 Southwest Parkway
Bld. 300, Suite 200
Austin, Texas 78735
Attention: General Counsel
E-mail: Ryan.Tarkington@thermon.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Scott Williams; Matthew Stoker
E-mail: swilliams@sidley.com; mstoker@sidley.com
Interpretation.   When a reference is made in this Agreement to a Section or an Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall

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refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.
Counterparts; Effectiveness.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes.
No Partnership, Agency or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Entire Agreement.   This Agreement (including the schedules hereto) constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.
Governing Law; Venue; Waiver of Jury Trial.
(A)   THIS AGREEMENT AND ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN CONTRACT, IN TORT, UNDER STATUTE OR OTHERWISE) SHALL BE GOVERNED BY, AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE

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STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
(b)   EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO OR ITS AFFILIATES AGAINST ANY OTHER PARTY HERETO OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, PROVIDED THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THEN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN THE COURTS DESCRIBED HEREIN IN DELAWARE, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES HERETO FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES HERETO FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN DELAWARE AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) OR (III) THAT (A) THE SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.
(c)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, in each case in accordance with this Section 6.17, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other

G-8

remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.
Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect.
6.19   Non-Survival of Representations and Warranties.   None of the representations and warranties in this Agreement shall survive the Effective Time.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
CECO ENVIRONMENTAL CORP.
By:
/s/ Todd Gleason

Name:
Todd Gleason

Title:
Chief Executive Officer

THERMON GROUP HOLDINGS, INC.
By:

Name:
Title:
[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
CECO ENVIRONMENTAL CORP.
By:

Name:
Title:
THERMON GROUP HOLDINGS, INC.
By:
/s/ Bruce Thames

Name:
Bruce Thames

Title:
Chief Executive Officer

[Signature Page to the Voting Agreement]

HOLDER:
By:
/s/ Jason DeZwirek

Name:
Jason DeZwirek

ICARUS INVESTMENT CORP.
By:
/s/ Jason DeZwirek

Name:
Jason DeZwirek

Title:
Authorized Signatory

[Signature Page to the Voting Agreement]

0TOl 00, INC.
By:
/s/ Jason DeZwirek

Name:
Jason DeZwirek

Title:
President

[Signature Page to the Voting Agreement]

Schedule A
Name of Holder	Address and Notice Information	Shares of Parent Common Stock
Jason DeZwirek	CECO Environmental Corp. 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001 Attention: Jason DeZwirek ogc@OneCECO.com	4,198,111(1)(2)

(1)
Includes 2,770,546 shares of Parent Common Stock held by Icarus Investment Corp. (“Icarus”), which are beneficially owned by Mr. DeZwirek. Mr. DeZwirek is deemed to control Icarus and has sole voting and dispositive power over the shares of Parent Common Stock owned by Icarus.

(2)
Includes 200,000 shares of Parent Common Stock held by 0to100 Inc. (“0to100”), which are beneficially owned by Mr. DeZwirek. Mr. DeZwirek is deemed to control 0to100 and has sole voting and dispositive power over the shares of Parent Common Stock owned by 0to100.

Schedule A

Execution Version
VOTING AGREEMENT
THIS VOTING AGREEMENT, dated as of February 23, 2026 (the “Agreement”), is by and among CECO Environmental Corp., a Delaware corporation (“Parent”), Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), and the holder of the Securities (as defined below) set forth on Schedule A hereto (the “Holder”).
W I T N E S S E T H:
WHEREAS, Parent, Longhorn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub LLC”), and the Company are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented in accordance with its terms from time to time, the “Merger Agreement”) providing for, among other things, (i) the merger of Merger Sub Inc. with and into the Company (the “First Merger”), with the Company continuing as the surviving entity, and (ii) immediately following the First Merger, the merger of the Company with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”), in each case, on the terms and subject to the conditions of the Merger Agreement;
WHEREAS, the Holder is the Beneficial Owner (as defined below) of the number of shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) set forth opposite the Holder’s name on Schedule A hereto (collectively, the “Securities”);
WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and the Company entering into the Merger Agreement, the Holder is entering into this Agreement with respect to the Securities; and
WHEREAS, Parent and the Company desire that the Holder agree, and the Holder is willing to agree, among other things, subject to the limitations herein, not to Transfer (as defined below) any of such Holder’s Securities, and to vote such Holder’s Securities in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
GENERAL
Definitions.   This Agreement is one of the “Voting Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.
“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.
“Beneficial Owners” shall mean persons who Beneficially Own the referenced securities.
“Transfer” means any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other similar transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any direct or indirect sale, lease, assignment, exchange, encumbrance, loan, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of or in any Securities Beneficially Owned by Holder; provided that Transfer shall not include, where the Holder is an entity, any direct or indirect transfer of equity or other interests in the Holder by such Holder’s equityholders; provided, further, that an assignment by the Holder in compliance with Section 6.16 shall not be deemed a Transfer hereunder.

ARTICLE II
AGREEMENT TO RETAIN SECURITIES
Transfer and Encumbrance of Securities.
(a)   From the date hereof until the Termination Date (as defined below), the Holder shall not, with respect to any Securities Beneficially Owned by the Holder, (i) Transfer any such Securities, or (ii) deposit any such Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securities (other than this Agreement) or grant any proxy or power of attorney with respect thereto, in each case except as expressly permitted herein, in any duly authorized amendment hereto or pursuant to an agreement entered into with, and for the benefit of, Parent and the Company.
(b)   Notwithstanding Section 2.1(a), the Holder may (i) Transfer Securities to one or more affiliates if, as a condition to such Transfer, the recipient agrees in writing, in form and substance reasonably satisfactory to the Company and Parent, to be bound by this Agreement and delivers a copy of such executed written agreement to Parent and the Company prior to the consummation of such Transfer, (ii) Transfer Securities with the prior written consent of Parent and the Company or (iii) enter into any swap, forward, loan or any other agreement, transaction or series of transactions with respect to any Securities, so long as such arrangements do not impede, interfere with or delay the performance by the Holder of such Holder’s obligations under this Agreement.
Additional Purchases; Adjustments.   The Holder agrees that any additional equity securities (or any right or interest therein) of Parent that the Holder purchases or otherwise acquires or with respect to which the Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Securities as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the equity securities of Parent affecting the Securities, the terms of this Agreement shall apply to the resulting equity securities.
Unpermitted Transfers; Involuntary Transfers.   Any Transfer or attempted Transfer of any Securities in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio and of no force and effect. In furtherance of the foregoing, the Holder hereby authorizes and instructs Parent to instruct its transfer agent to enter a stop transfer order to prevent any Transfer of any of the Securities in violation of this Agreement. If any involuntary Transfer of any of the Holder’s Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.
ARTICLE III
VOTING
Agreement to Vote.   Prior to the Termination Date, the Holder irrevocably and unconditionally agrees that the Holder shall, at any meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Securities to be counted as present thereat for the purpose of establishing a quorum and vote, or cause to be voted at such meeting, in each case, to the fullest extent that Holder’s Securities are entitled to vote thereon, all Securities (a) in favor of the approval of the Stock Issuance and any other proposal considered and voted upon by the Parent Stockholders at any Parent Stockholders Meeting necessary for consummation of the transactions contemplated by the Merger Agreement, including the Mergers; (b) against any Parent Acquisition Proposal; (c) against any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any of its Subsidiaries; and (d) against any action, proposal or agreement that would reasonably be expected to (i) result in a breach of any covenant, representation or warranty of the Parent Parties under the Merger Agreement, in each case, in any material respect, or (ii) prevent or materially delay or adversely affect the consummation of the Mergers. Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require the Holder to be present (in person or by proxy) or vote (or cause to be voted) any of the Securities to amend, modify or waive any provision of the Merger Agreement in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside

Date or otherwise adversely affects the Holder (solely in its capacity as such) in any material respect. Notwithstanding anything to the contrary in this Agreement, the Holder shall remain free to vote (or execute consents or proxies with respect to) the Securities with respect to any matter other than as set forth in this Section 3.1 in any manner the Holder deems appropriate.
Irrevocable Proxy.   Subject to the final sentence of Section 3.1, prior to the Termination Date, solely in the event of a failure by the Holder to act in accordance with the Holder’s obligations as to voting pursuant to Section 3.1 no later than the third Business Day prior to any meeting at which the stockholders of Parent will consider and vote on any of the matters described in Section 3.1, the Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as the Holder’s proxy and attorney-in-fact (with full power of substitution and including for purposes of Section 212 of the DGCL), for and in the name, place and stead of the Holder, to vote the Securities, or grant a consent or approval in respect of the Securities, in a manner consistent with this Agreement. The Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement. The Holder hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Holder under this Agreement. The Holder will take such further action or execute such other instruments as may be reasonably necessary (in the Company’s reasonable discretion) to effect the intent of this proxy. The Holder intends this proxy to be irrevocable during the term of this Agreement prior to the Termination Date and coupled with an interest. Notwithstanding the foregoing, the proxy and appointment granted hereby shall be automatically revoked, without any action by the Holder, upon the Termination Date and the Company may further terminate this proxy at any time at its sole discretion by written notice to the Holder.
ARTICLE IV
ADDITIONAL AGREEMENTS
Further Assurances.   The Holder agrees that from and after the date hereof and until the Termination Date, the Holder shall not, and shall cause the Holder’s controlled affiliates not to, take any action that would reasonably be expected to materially adversely affect or materially delay the ability to perform the Holder’s covenants and agreements under this Agreement.
Fiduciary Duties.   The Holder is entering into this Agreement solely in the Holder’s capacity as the record or Beneficial Owner of the Securities and nothing herein is intended to or shall limit or affect any actions taken by the Holder or any of the Holder’s designees serving in his or her capacity as a director or officer of Parent or a Subsidiary of Parent. The taking of any actions (or failures to act) by the Holder or any of Holder’s designees serving as a director or officer of Parent or a Subsidiary of Parent (in such capacity as a director or officer) shall not be deemed to constitute a breach of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDER
Representations and Warranties.   The Holder hereby represents and warrants to Parent and the Company as follows:
(a)   Ownership; Voting Power.   As of the date of this Agreement, (i) the Holder has, with respect to the Securities, Beneficial Ownership of and good and valid title to such Securities, (ii) the Securities constitute all of the shares of Parent Common Stock Beneficially Owned by the Holder as of the date hereof, (iii) other than this Agreement or arising under or pursuant to the Parent Organizational Documents, (A) there are no agreements or arrangements of any kind, contingent or otherwise, to which the Holder is a party obligating the Holder to Transfer or cause to be Transferred to any person any of the Securities, (B) no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Securities and (C) the Holder has sole voting power, sole power of disposition, sole power to Transfer, sole power to issue instructions with respect to the matters set forth herein and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Securities, except for applicable state and federal securities Laws.

(b)   Organization; Authority.   If the Holder is an entity, the Holder is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. The Holder has full power, authority, and if an individual, full legal capacity, and is duly authorized to, make, enter into and carry out the terms of this Agreement and to perform the Holder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by the Holder and (assuming due authorization, execution and delivery by the Company and Parent) constitutes a valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and no other action is necessary to authorize the execution and delivery by the Holder or the performance of the Holder’s obligations hereunder.
(c)   No Violation.   The execution, delivery and performance by the Holder of this Agreement will not (i) violate any provision of any Law applicable to the Holder, including any order, judgment or decree applicable to the Holder; or (ii) conflict with, or result in a breach or default under, any agreement or instrument to which the Holder is a party or any term or, where the Holder is an entity, condition of the Holder’s certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, trust agreement, or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Holder’s ability to satisfy the Holder’s obligations hereunder.
(d)   Consents and Approvals.   The execution and delivery by the Holder of this Agreement, and the performance of the Holder’s obligations hereunder, does not require the Holder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Entity, except such filings and authorizations as may be required under applicable Law (including the Exchange Act).
(e)   Absence of Litigation.   To the knowledge of the Holder, as of the date hereof, there is no proceeding pending against, or threatened in writing against the Holder that would reasonably be expected to prevent the performance by the Holder of the Holder’s obligations under this Agreement.
(f)   Absence of Other Voting Agreements.   As of the date hereof, except as set forth herein, none of the Securities is subject to any (i) voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with or would result in a violation or breach of this Agreement or (ii) pledge agreement pursuant to which the Holder does not retain sole and exclusive voting rights with respect to the Securities subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.
ARTICLE VI
MISCELLANEOUS
No Solicitation.   Subject in all cases to Section 4.2, until the earlier of the Effective Time and the date the Merger Agreement is terminated in accordance with its terms, the Holder agrees that the Holder will not, and will cause the Holder’s controlled affiliates not to, and will use reasonable best efforts to cause the Holder’s Representatives acting on the Holder’s behalf not to, directly or indirectly, take any action that would be a breach of Section 5.3(a) of the Merger Agreement (without giving effect to any amendment or modification thereto after the date hereof) to the extent that any of Parent or its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.3 of the Merger Agreement. Notwithstanding the foregoing, to the extent Parent complies with its obligations under Section 5.3 of the Merger Agreement and participates in discussions or negotiations with a person regarding a Parent Acquisition Proposal, the Holder and/or any of the Holder’s controlled affiliates and/or the Holder’s and his Representatives may engage in discussions or negotiations with such person to the extent that Parent can act under Section 5.3 of the Merger Agreement.
6.2   Non-Recourse.   This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individuals or entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to each party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, affiliate, agent, attorney, advisor, consultant or Representative or affiliate of any of the foregoing (each, a “Holder Related Party”) shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement or in respect of any oral representations made or alleged to have been made in connection herewith (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement; provided, however, that for the avoidance of doubt, nothing contained in this Section 6.2 shall be deemed to limit or otherwise modify the liability of any of the Parent Parties or the Company under the Merger Agreement. Parent and the Company acknowledge that neither the Holder nor any Holder Related Party has made, and neither Parent nor the Company has relied upon, any representation related to the matters contemplated by this Agreement, except as set forth in Article V.
No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Holder, and neither Parent nor the Company shall have any authority to exercise any power or authority to direct the Holder in the voting or disposition of any Securities, except pursuant to Section 3.2 and as otherwise expressly provided herein.
Disclosure.   The Holder consents to and authorizes the publication and disclosure by the Company and Parent of the Holder’s identity and holding of Securities and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Form S-4, including the Joint Proxy Statement, as applicable, and any other disclosure document required by applicable Law to be filed with the SEC or other Governmental Entity in connection with the Merger Agreement, the Mergers and the transactions contemplated by the Merger Agreement.
Termination.   This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is terminated in accordance with its terms, (b) the Effective Time, (c) the date the Parent Stockholder Approval is obtained, (d) the occurrence of a Parent Adverse Recommendation Change, or (e) the date on which the Merger Agreement is amended in a manner that increases the amount or changes the form of the Merger Consideration payable, extends the Outside Date or otherwise adversely affects such Holder of Parent (solely in its capacity as such) in any material respect, in each case, without the written consent of the Holder (which consent may be denied by the Holder in his sole discretion) (such date, the “Termination Date”). Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve any party hereto from any liability of such party for Willful and Material Breach prior to such termination. For purposes hereof, “Willful and Material Breach” shall mean, with respect to any representation, warranty, covenant or agreement of a party in this Agreement, an action or omission by such party that such party intended to take or not take that is in material breach of such representation, warranty, covenant or agreement that the breaching party takes (or fails to take) (whether or not the intention of such party was to materially breach this Agreement) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such representation, warranty, covenant or agreement.
Amendments; Waivers.   At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of Parent, the Company and the Holder or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding anything in this Section 6.6 to the contrary, to the extent that, after the date hereof, the Company or Parent agrees to waive any provision contained in any other Voting Agreement, such party shall be deemed to have granted, and Holder shall receive the benefit of, such waiver in respect of this Agreement without any requirement of further action by any party hereto.
6.7   Reliance.   The Holder understands and acknowledges that Parent and the Company are entering into the Merger Agreement in reliance upon the Holder’s execution and delivery of this Agreement.

Expenses.   All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, whether or not the Mergers are consummated.
Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally or by email; provided, that, with respect to notice by email, no “bounce back” or similar message of nondelivery is received with respect thereto, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party hereto to receive such notice:
if to the Holder, to the Holder’s address set forth on Schedule A
and
if to Parent, to:
CECO Environmental Corp.
5080 Spectrum Drive, Suite 800E
Addison, Texas 75001
Attention: Alyson Richter, General Counsel and Corporate Secretary
E-mail: ogc@onececo.com.
With a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
Attention: Jonathan Whalen; Jeffrey A. Chapman
E-mail: JWhalen@gibsondunn.com; JChapman@gibsondunn.com
if to the Company to:
Thermon Group Holdings, Inc.
7171 Southwest Parkway
Bld. 300, Suite 200
Austin, Texas 78735
Attention: General Counsel
E-mail: Ryan.Tarkington@thermon.com
With a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Scott Williams; Matthew Stoker
E-mail: swilliams@sidley.com; mstoker@sidley.com
Interpretation.   When a reference is made in this Agreement to a Section or an Article such reference shall be to a Section or Article of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any certificate or other document made or delivered pursuant to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. Any agreement or instrument defined or referred to herein or any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, in each case, to the extent permitted by this Agreement. Any statute or regulation referred to herein means such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, includes any rules and regulations promulgated under such statute), and references to any section of any statute or regulation include any successor to such section. References to any person include such person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York are authorized by Law or executive order to remain closed, (b) the term “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors or assigns of such person, (c) “equity securities” means, with respect to a corporation or other entity, any shares of capital stock or other equity interests of such corporation or other entity, and any options, warrants, convertible notes, or other rights, agreements, or instruments that are directly or indirectly convertible into, or exercisable or exchangeable for, any such shares or other interests, (d) an “affiliate” means as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither Parent nor any of its Subsidiaries shall be deemed to be an affiliate of the Holder.
Counterparts; Effectiveness.   This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Agreement may be executed by electronic signature (including .pdf, DocuSign, or similar electronic signature technology), and any such electronic signature shall constitute an original for all purposes.
No Partnership, Agency or Joint Venture.   This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.
No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Entire Agreement.   This Agreement (including the schedules hereto) constitutes the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings, among the parties hereto with respect to the subject matter hereof and thereof.
Governing Law; Venue; Waiver of Jury Trial.
(A)   THIS AGREEMENT AND ANY CLAIMS OR CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (WHETHER IN CONTRACT, IN TORT, UNDER STATUTE OR OTHERWISE) SHALL BE GOVERNED BY, AND INTERPRETED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)   EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT BY ANY PARTY HERETO OR ITS AFFILIATES AGAINST ANY OTHER PARTY HERETO OR ITS AFFILIATES SHALL BE BROUGHT AND DETERMINED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, PROVIDED THAT IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THEN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID COURTS FOR ITSELF AND WITH RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING THERETO EXCEPT IN THE COURTS DESCRIBED HEREIN IN DELAWARE, OTHER THAN ACTIONS IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE ANY JUDGMENT, DECREE OR AWARD RENDERED BY ANY SUCH COURT IN DELAWARE AS DESCRIBED HEREIN. EACH OF THE PARTIES HERETO FURTHER AGREES THAT NOTICE AS PROVIDED HEREIN SHALL CONSTITUTE SUFFICIENT SERVICE OF PROCESS AND THE PARTIES HERETO FURTHER WAIVE ANY ARGUMENT THAT SUCH SERVICE IS INSUFFICIENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION OR AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (I) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS IN DELAWARE AS DESCRIBED HEREIN FOR ANY REASON, (II) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) OR (III) THAT (A) THE SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.
(c)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Assignment; Binding Effect.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, prior to the termination of this Agreement pursuant to Section 6.5, each party hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware, in each case in accordance with this Section 6.17, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party hereto is entitled at Law or in equity. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post any bond or other security as a prerequisite to obtaining equitable relief.

Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement and all other conditions and provisions herein shall remain in full force and effect.
6.19   Non-Survival of Representations and Warranties.   None of the representations and warranties in this Agreement shall survive the Effective Time.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
CECO ENVIRONMENTAL CORP.
By:
/s/ Todd Gleason

Name:
Todd Gleason

Title:
Chief Executive Officer

THERMON GROUP HOLDINGS, INC.
By:

Name:
Title:
[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.
CECO ENVIRONMENTAL CORP.
By:

Name:
Title:
THERMON GROUP HOLDINGS, INC.
By:
/s/ Bruce Thames

Name:
Bruce Thames

Title:
Chief Executive Officer

[Signature Page to the Voting Agreement]

HOLDER:
By:
/s/ Todd Gleason

Name:
Todd Gleason

[Signature Page to the Voting Agreement]

Schedule A
Name of Holder	Address and Notice Information	Shares of Parent Common Stock
Todd Gleason	CECO Environmental Corp. 5080 Spectrum Drive, Suite 800E, Addison, Texas 75001 Attention: Todd Gleason, Chief Executive Officer ogc@OneCECO.com	1,229,359(1)

(1)
Excludes 1,776 shares held by his children.

Schedule A

Annex H
§ 262. Appraisal rights [For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82 Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.
8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c. 265, §§ 8-11; 81 Del. Laws, c. 354, §§ 9, 10, 17; 82 Del. Laws, c. 45, § 15; 82 Del. Laws, c. 256, § 15; 83 Del. Laws, c. 377, § 9; 84 Del. Laws, c. 98, § 9;

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV94782-TBD1. To adopt the Agreement and Plan of Merger, dated as of February 23, 2026, by and among CECO Environmental Corp., aDelaware corporation (“CECO”), Longhorn Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary ofCECO (“Merger Sub Inc.”), Longhorn Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary ofCECO (“Merger Sub LLC”), and Thermon Group Holdings, Inc. (“Thermon”) (as that agreement may be amended from time to time,the “merger agreement”), pursuant to which (a) Merger Sub Inc. will merge with and into Thermon, with Thermon surviving as awholly owned subsidiary of CECO (the “first merger” and the surviving entity, the “surviving corporation”), and (b) immediatelyfollowing the first merger, the surviving corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing asthe surviving entity (together with the first merger, the “mergers”).2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Thermon’s named executiveofficers in connection with the mergers.3. To approve the adjournment of the Thermon special meeting, if necessary or appropriate, to solicit additional proxies if there are notsufficient votes to adopt the merger agreement at the time of the Thermon special meeting.NOTE: Such other business as may properly come before the meeting or any adjournment thereof.For Against Abstain! ! !! ! !! ! !THERMON GROUP HOLDINGS, INC.THERMON GROUP HOLDINGS, INC.C/O BROADRIDGE CORPORATE ISSUER SERVICES INC.P.O. BOX 1342BRENTWOOD, NY 11717Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on May 26, 2026. Have your proxy card in handwhen you access the web site and follow the instructions to obtain your records andto create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/THR2026SMYou may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on May 26, 2026. Have your proxy card in hand when you call andthen follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.comV94783-TBDTHERMON GROUP HOLDINGS, INC.7171 Southwest ParkwayBuilding 300, Suite 200Austin, Texas 78735THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned hereby appoints Bruce Thames and Jan Schott as proxies, each with full power of substitution, to represent and vote as directed and permitted on the reverse side, all the shares of Common Stock of Thermon Group Holdings, Inc.held of record by the undersigned on April 20, 2026, at the Special Meeting of Stockholders to be held virtually atwww.virtualshareholdermeeting.com/THR2026SM, on May 27, 2026 at 8:00 A.M. Central Time, or any adjournment or postponement thereof, upon the matters set forth in the Joint Proxy Statement/Prospectus for the Special Meeting of Stockholders and, in their judgment and discretion, upon such other business as may properly come before the Special Meeting of Stockholders. Any and all proxies heretofore given are hereby revoked.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE PROVIDED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE THERMON BOARD AND, THEREFORE, “FOR” THE THERMON MERGER PROPOSAL, “FOR” THETHERMON COMPENSATION PROPOSAL AND “FOR” THE THERMON ADJOURNMENT PROPOSAL.Continued and to be signed on reverse side